FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-255934-03

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED SEPTEMBER 14, 2022, IS SUBJECT TO COMPLETION

AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$627,847,000 (Approximate)

BMO 2022-C3 MORTGAGE TRUST
(Central Index Key number 0001942599)
Issuing Entity

BMO Commercial Mortgage Securities LLC
(Central Index Key number 0001861132)
Depositor

Bank of Montreal

(Central Index Key number 0000927971)

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

3650 Real Estate Investment Trust 2 LLC

(Central Index Key number 0001840727)

LMF Commercial, LLC

(Central Index Key number 0001592182)

UBS AG

(Central Index Key number 0001685185)

Sabal Capital II, LLC

(Central Index Key number 0001942310)

ReadyCap Commercial, LLC

(Central Index Key number 0001527590)

Sutherland Asset I, LLC

(Central Index Key number 0001527590)

Starwood Mortgage Capital LLC

(Central Index Key number 0001548405)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2022-C3

The BMO 2022-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-C3, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series and the Uncertificated VRR Interest) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties, which will generally be the sole source of payment on the certificates and the Uncertificated VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in November 2022. The rated final distribution date for the offered certificates is September 2054.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1		$7,733,000%	(5)
Class A-2		$98,048,000%	(5)
Class A-3		$13,327,000%	(5)
Class A-4	(6)%		(5)
Class A-5	(6)%		(5)
Class A-SB		$11,207,000%	(5)
Class X-A		$498,009,000 (7)%	Variable IO(8)
Class X-B		$129,838,000 (7)%	Variable IO(8)
Class A-S		$65,808,000%	(5)
Class B		$32,905,000%	(5)
Class C		$31,125,000%	(5)

(Footnotes to table begin on page 3)

You should carefully consider the summary of risk factors and risk factors beginning on page 65 and page 67, respectively, of this prospectus.

Neither the Series 2022-C3 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2022-C3 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by BMO Capital Markets Corp., Citigroup Global Markets Inc., UBS Securities LLC, Regions Securities LLC, Bancroft Capital, LLC and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from BMO Commercial Mortgage Securities LLC and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. BMO Capital Markets Corp., Citigroup Global Markets Inc. and UBS Securities LLC are acting as co-lead managers. BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 85.7% of each class of offered certificates, and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 14.3% of each class of offered certificates. Regions Securities LLC, Bancroft Capital, LLC and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about October 7, 2022. BMO Commercial Mortgage Securities LLC expects to receive from this offering approximately [__]% of the aggregate principal balance of the offered certificates, plus accrued interest from October 1, 2022, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

BMO Capital Markets	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Regions Securities LLC Co-Manager	Bancroft Capital, LLC Co-Manager	Drexel Hamilton Co-Manager
September , 2022

BMO 2022-C3

Commercial Mortgage Pass-Through Certificates, Series 2022-C3

WA N/A
MT N/A
ND N/A
MN 0.4%
OR N/A
ID N/A
SD N/A
WI N/A
MI 7.9%
NY 16.2%
VT N/A
ME N/A
NH N/A
MA N/A
RI N/A
CT N/A
WY N/A
IA 0.5%
NE 0.2%
PA 4.2%
NJ 10.9%
DE 4.8%
MD 2.4%
NV N/A
UT N/A
CO N/A
IL 6.3%
IN 5.1%
OH N/A
WV N/A
VA 3.5%
CA 5.5%
KS N/A
MO N/A
KY 0.8%
NC 1.2%
TN 2.7%
AZ 7.5%
NM 0.8%
OK N/A
AR 0.1%
SC N/A
GA N/A
AL 2.5%
MS N/A
TX 6.1%
LA 1.1%
FL 9.1%
AK N/A
HI N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< 0.5% of Total Loan Amount
States without Properties

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2022-C3 certificates, including the non-offered Uncertificated VRR Interest discussed in footnote (12) below.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Initial Pass- Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$ 7,733,000	30.000%	%	(5)	2.31	11/22-11/26
Class A-2	$ 98,048,000	30.000%	%	(5)	4.65	11/26-8/27
Class A-3	$ 13,327,000	30.000%	%	(5)	7.84	3/30-11/30
Class A-4	(6)	30.000%	%	(5)	(6)	(6)
Class A-5	(6)	30.000%	%	(5)	(6)	(6)
Class A-SB	$ 11,207,000	30.000%	%	(5)	6.86	8/27-6/31
Class X-A	$ 498,009,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class X-B	$ 129,838,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class A-S	$ 65,808,000	20.750%	%	(5)	9.94	9/32-9/32
Class B	$ 32,905,000	16.125%	%	(5)	9.94	9/32-9/32
Class C	$ 31,125,000	11.750%	%	(5)	9.94	9/32-9/32
Non-Offered Certificates(9)
Class X-D	$ 19,565,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class X-E	$ 15,118,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class D	$ 19,565,000	9.000%	%	(5)	9.94	9/32-9/32
Class E	$ 15,118,000	6.875%	%	(5)	9.96	9/32-10/32
Class F-RR(10)	$ 8,893,000	5.625%	%	(5)	10.02	10/32-10/32
Class G-RR(10)	$ 7,114,000	4.625%	%	(5)	10.02	10/32-10/32
Class J-RR(10)	$ 7,115,000	3.625%	%	(5)	10.02	10/32-10/32
Class K-RR(10)	$ 25,790,184	0.000%	%	(5)	10.02	10/32-10/32
Class R(11)	N/A	N/A	N/A	N/A	N/A	N/A
Non-Offered Vertical Risk Retention Interest(9)
Combined VRR Interest(12)	$ 15,260,762 (13)	N/A(14)	%(15)	(15)	8.92	11/22-10/32

(1)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates (the “Class X certificates”) may vary depending upon the final pricing of the classes of non-vertically retained principal balance certificates (as defined in footnote (5) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of non-vertically retained principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of non-vertically retained principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.

(2)	“Approximate Initial Credit Support” means, with respect to any class of non-vertically retained principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates, if any, junior to the subject class of non-vertically retained principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest (as defined in footnote (12) below).

(3)	Approximate per annum rate as of the closing date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations”.

(5)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “non-vertically retained principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “non-vertically retained certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $367,694,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	$0 - $165,000,000	N/A - 9.47	N/A - 6/31-8/32
Class A-5	$202,694,000 - $367,694,000	9.89 - 9.71	8/32-9/32 - 6/31-9/32

(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the non-vertically retained principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D
Class X-E	Class E

(8)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.

(9)	The classes of certificates and uncertificated interests set forth below “Non-Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the table are not offered by this prospectus.

(10)	In partial satisfaction of the risk retention obligations of Bank of Montreal (as “retaining sponsor” with respect to this securitization transaction), all of the Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 2.9286% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates) and the Uncertificated VRR Interest) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by KKR CMBS II Aggregator Type 1 L.P., a Delaware limited partnership, or its affiliate, in accordance with the credit risk retention rules applicable to this securitization transaction. “Retaining sponsor”, “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of three separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(12)	In satisfaction of Bank of Montreal’s remaining risk retention obligations as retaining sponsor for this securitization transaction, Bank of Montreal is expected to acquire from the depositor, on the closing date for this transaction, an “eligible vertical interest” in the form of a “single vertical security” with an initial principal balance of approximately $15,260,762 (the “Combined VRR Interest”), which is expected to represent approximately 2.1000% of the aggregate principal balance of all the “ABS interests” (i.e., the sum of the aggregate initial certificate balance of all of the certificates (other than the Class R certificates) and the initial principal balance of the Uncertificated VRR Interest) issued by the issuing entity on the closing date for this transaction, subject to any variance in the initial principal balance of the Combined VRR Interest following calculation of the actual fair value of the HRR certificates, all of the other classes of certificates (other than the Class R certificates) and the Uncertificated VRR Interest, as described under “Credit Risk Retention”. The Combined VRR Interest will consist of the “Uncertificated VRR Interest” (as defined under “Credit Risk Retention”). The Combined VRR Interest will be retained by the retaining sponsor in accordance with the credit risk retention rules applicable to this securitization transaction. “Eligible vertical interest” and “single vertical security” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”. The Combined VRR Interest is not offered hereby.

(13)	Constitutes the Combined VRR Interest Balance, which consists of the principal balance of the Uncertificated VRR Interest.

(14)	Although the approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest, losses incurred on the mortgage loans will be allocated between the Combined VRR Interest, on the one hand, and the non-vertically retained principal balance certificates, on the other hand, pro rata in accordance with the principal balance of the Combined VRR Interest and the aggregate outstanding certificate balance of the non-vertically retained principal balance certificates. See “Credit Risk Retention” and “Description of the Certificates”. The non-vertically retained principal balance certificates are also collectively referred to in this prospectus as the “principal balance certificates”, and the non-vertically retained certificates are collectively referred to in this prospectus as the “certificates”.

(15)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Combined VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates and the Combined VRR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the Combined VRR Interest is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Certificate Summary	3
Summary of Terms	21
Summary of Risk Factors	65
Special Risks	65
Risks Relating to the Mortgage Loans	65
Risks Relating to Conflicts of Interest	66
Other Risks Relating to the Certificates	66
Risk Factors	67
Special Risks	67
The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans	67
Risks Relating to the Mortgage Loans	70
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	70
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	71
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	77
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	77
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	80
The Types of Properties That Secure the Mortgage Loans Present Special Risks	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	105
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	106
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	107
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	107
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	108
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	109
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	109
Risks Related to Zoning Non-Compliance and Use Restrictions	110
Risks Relating to Inspections of Properties	110
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	111
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	111
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	112
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	113
Terrorism Insurance May Not Be Available for All Mortgaged Properties	113
Risks Associated with Blanket Insurance Policies or Self-Insurance	114
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	114
Limited Information Causes Uncertainty	115
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	115
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	116
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	116
Static Pool Data Would Not Be Indicative of the Performance of This Pool	117
Appraisals May Not Reflect Current or Future Market Value of Each Property	117
Seasoned Mortgage Loans Present Additional Risk of Repayment	118
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	119
The Borrower’s Form of Entity May Cause Special Risks	119

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	122
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	123
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	123
Tenancies-in-Common May Hinder Recovery	124
Risks Relating to Enforceability of Cross-Collateralization Arrangements	124
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	125
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	127
Various Other Laws Could Affect the Exercise of Lender’s Rights	127
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	128
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	128
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	129
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	131
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	131
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	131
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	131
Risks Relating to Tax Credits	132
Risks Relating to Conflicts of Interest	132
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	132
The Servicing of Each of the Servicing Shift Whole Loans Will Shift to Other Servicers	134
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	135
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	136
Potential Conflicts of Interest of the Operating Advisor	138
Potential Conflicts of Interest of the Asset Representations Reviewer	139
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	140
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	141
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan	142
Other Potential Conflicts of Interest May Affect Your Investment	142
Other Risks Relating to the Certificates	142
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	142
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	143
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	144
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	146
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	146
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	147
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	147
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates	152
Payments Allocated to the Combined VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the Combined VRR Interest	152

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	152
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	153
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment	154
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	154
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	155
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	155
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	155
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	156
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	156
Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	156
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	157
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	157
Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	159
Changes in Pool Composition Will Change the Nature of Your Investment	160
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	160
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	160
State, Local and Other Tax Considerations	163
General Risk Factors	163
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	163
The Offered Certificates May Not Be a Suitable Investment for You	163
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	163
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	164
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	165
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	168
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	168
Description of the Mortgage Pool	170
General	170
Certain Calculations and Definitions	172
Statistical Characteristics of the Mortgage Loans	181
Overview	181
Property Types	183
Specialty Use Concentrations	188
Mortgage Loan Concentrations	189
Geographic Concentrations	190
Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	191
Tenancies-in-Common	191
Condominium Interests and Other Shared Interests	192
Leasehold Interests	192
Condemnations	193
Delinquency Information	193
COVID-19 Considerations	193
Environmental Considerations	193
Litigation and Other Legal Considerations	197
Redevelopment, Expansion and Renovation	198
Default History, Bankruptcy Issues and Other Proceedings	199
Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	199

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	200
Tenant Issues	201
Tenant Concentrations	201
Lease Expirations and Terminations	202
Unilateral Lease Termination Rights	204
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	205
Rights to Cease Operations (Go Dark) at the Leased Property	206
Termination Rights of Government Sponsored Tenants	206
Other Tenant Termination Issues	206
Rights to Sublease	207
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	207
Charitable Institutions / Not-For-Profit Tenants	208
Purchase Options, Rights of First Offer and Rights of First Refusal	208
Affiliated Leases and Master Leases	209
Other Tenant Issues	210
Insurance Considerations	210
Zoning and Use Restrictions	211
Non-Recourse Carveout Limitations	212
Real Estate and Other Tax Considerations	213
Certain Terms of the Mortgage Loans	214
Due Dates; Mortgage Rates; Calculations of Interest	214
ARD Loans	215
Single-Purpose Entity Covenants	216
Prepayment Provisions	216
Defeasance; Collateral Substitution	219
Partial Releases	221
Escrows	223
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	224
Mortgaged Property Accounts	225
Additional Indebtedness	225
Existing Additional Secured Debt	226
Existing Mezzanine Debt	226
Permitted Mezzanine Debt	227
Preferred Equity and Preferred Return Arrangements	228
Permitted Unsecured Debt and Other Debt	229
The Whole Loans	230
General	230
The Serviced Pari Passu Whole Loans	233
The Outside Serviced Pari Passu Whole Loans	236
The Park West Village Pari Passu-AB Whole Loan	239
Additional Mortgage Loan Information	265
Transaction Parties	267
The Sponsors and the Mortgage Loan Sellers	267
Bank of Montreal	267
3650 REIT	282
LMF Commercial, LLC	288
UBS AG	294
Sabal Capital II, LLC	300
ReadyCap Commercial, LLC and Sutherland Asset I, LLC	307
Starwood Mortgage Capital LLC	315
Compensation of the Sponsors	320
The Depositor	321
The Issuing Entity	322
The Trustee and the Certificate Administrator	322
Servicers	325
General	325
The Master Servicer and the Special Servicer	325
Significant Primary Servicer	329
The Outside Servicers and the Outside Special Servicers	336
The Operating Advisor and the Asset Representations Reviewer	338
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	340
Transaction Party and Related Party Affiliations	340
Warehouse Financing Arrangements	340
Interim Servicing Arrangements	341
Interim and Other Custodial Arrangements	341
Whole Loans and Mezzanine Loan Arrangements	341
Other Arrangements	342
Credit Risk Retention	343
General	343
Qualifying CRE Loans; Required Credit Risk Retention Percentage	344
The Combined VRR Interest	344
Material Terms of the Combined VRR Interest	344
Method, Timing and Amount of Distributions on the Combined VRR Interest	345
Risk Retention Consultation Party	347
Limitation on Liability of the Risk Retention Consultation Party	348
HRR Certificates	348
The Retaining Third Party Purchaser	348
Material Terms of the HRR Certificates	349
Determination of Amount of Required Horizontal Credit Risk Retention	350
Hedging, Transfer and Financing Restrictions	358
Operating Advisor	358
Representations and Warranties	359
Description of the Certificates	364
General	364
Distributions	365
Method, Timing and Amount	365
Available Funds	366

Priority of Distributions	368
Pass-Through Rates	371
Interest Distribution Amount	373
Principal Distribution Amount	373
Certain Calculations with Respect to Individual Mortgage Loans	374
Application Priority of Mortgage Loan Collections or Whole Loan Collections	375
Allocation of Yield Maintenance Charges and Prepayment Premiums	378
Assumed Final Distribution Date; Rated Final Distribution Date	379
Prepayment Interest Shortfalls	380
Subordination; Allocation of Realized Losses	381
Reports to Certificateholders; Certain Available Information	383
Certificate Administrator Reports	383
Information Available Electronically	387
Voting Rights	392
Delivery, Form, Transfer and Denomination	393
Book-Entry Registration	393
Definitive Certificates	395
Certificateholder Communication	396
Access to Certificateholders’ Names and Addresses	396
Requests to Communicate	396
The Mortgage Loan Purchase Agreements	397
Sale of Mortgage Loans; Mortgage File Delivery	397
Representations and Warranties	402
Cures, Repurchases and Substitutions	402
Dispute Resolution Provisions	406
Asset Review Obligations	406
The Pooling and Servicing Agreement	407
General	407
Certain Considerations Regarding the Outside Serviced Whole Loans	410
Assignment of the Mortgage Loans	411
Servicing of the Mortgage Loans	412
Subservicing	417
Advances	418
Accounts	422
Withdrawals from the Collection Account	424
Application of Loss of Value Payments	426
Servicing and Other Compensation and Payment of Expenses	427
Master Servicing Compensation	427
Special Servicing Compensation	429
Trustee / Certificate Administrator Compensation	433
Operating Advisor Compensation	434
CREFC® Intellectual Property Royalty License Fee	434
Asset Representations Reviewer Compensation	435
Fees and Expenses	436
Application of Penalty Charges and Modification Fees	442
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	443
Due-On-Sale	443
Due-On-Encumbrance	444
Appraisal Reduction Amounts	445
Inspections	450
Evidence as to Compliance	450
Limitation on Liability; Indemnification	452
Servicer Termination Events	455
Rights Upon Servicer Termination Event	457
Waivers of Servicer Termination Events	458
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	459
General	459
Excluded Special Servicer Mortgage Loans	459
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	460
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	461
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	461
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	462
Amendment	464
Realization Upon Mortgage Loans	465
Specially Serviced Loans; Appraisals	465
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	466
Sale of Defaulted Mortgage Loans and REO Properties	468
Modifications, Waivers and Amendments	470
Directing Holder	472
General	472
Limitation on Liability of the Directing Holder	478
Consulting Parties	478
Operating Advisor	479
General Obligations	479
Review Materials	480
Consultation Rights	482
Reviewing Certain Calculations	482
Annual Report	482
Replacement of the Special Servicer	483
Operating Advisor Termination Events	484
Rights Upon Operating Advisor Termination Event	484
Eligibility of Operating Advisor	485
Termination of the Operating Advisor Without Cause	485
Asset Status Reports	486
The Asset Representations Reviewer	487
Asset Review	487
Eligibility of Asset Representations Reviewer	491

Other Obligations of Asset Representations Reviewer	492
Delegation of Asset Representations Reviewer’s Duties	492
Asset Representations Reviewer Termination Events	492
Rights Upon Asset Representations Reviewer Termination Event	493
Termination of the Asset Representations Reviewer Without Cause	493
Resignation of Asset Representations Reviewer	494
Asset Representations Reviewer Compensation	494
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	494
Repurchase Request Delivered by a Certificateholder	494
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	494
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	495
Dispute Resolution Provisions	495
Resolution of a Repurchase Request	495
Mediation and Arbitration Provisions	498
Rating Agency Confirmations	499
Termination; Retirement of Certificates	500
Optional Termination; Optional Mortgage Loan Purchase	501
Servicing of the Outside Serviced Mortgage Loans	501
General	501
Specified Servicing Matters	502
Servicing Shift Mortgage Loans	506
Related Provisions of the Pooling and Servicing Agreement	506
Use of Proceeds	507
Yield, Prepayment and Maturity Considerations	507
Yield	507
Yield on the Class X-A and Class X-B Certificates	511
Weighted Average Life of the Offered Certificates	511
Price/Yield Tables	517
Material Federal Income Tax Consequences	522
General	522
Qualification as a REMIC	522
Status of Offered Certificates	524
Taxation of the Regular Interests	524
General	524
Original Issue Discount	524
Acquisition Premium	526
Market Discount	526
Premium	527
Election to Treat All Interest Under the Constant Yield Method	527
Treatment of Losses	528
Prepayment Premiums and Yield Maintenance Charges	528
Sale or Exchange of Regular Interests	529
Taxes That May Be Imposed on a REMIC	529
Prohibited Transactions	529
Contributions to a REMIC After the Startup Day	530
Net Income from Foreclosure Property	530
Bipartisan Budget Act of 2015	530
Taxation of Certain Foreign Investors	531
FATCA	532
Backup Withholding	532
Information Reporting	532
3.8% Medicare Tax on “Net Investment Income”	532
Reporting Requirements	532
Tax Return Disclosure and Investor List Requirements	533
Certain State, Local and Other Tax Considerations	533
ERISA Considerations	533
General	533
Plan Asset Regulations	535
Prohibited Transaction Exemptions	536
Underwriter Exemption	536
Exempt Plans	539
Insurance Company General Accounts	539
Ineligible Purchasers	540
Further Warnings	540
Consultation with Counsel	540
Tax Exempt Investors	541
Legal Investment	541
Certain Legal Aspects of the Mortgage Loans	542
General	543
Types of Mortgage Instruments	543
Installment Contracts	544
Leases and Rents	544
Personalty	545
Foreclosure	545
General	545
Foreclosure Procedures Vary From State to State.	545
Judicial Foreclosure	545
Equitable and Other Limitations on Enforceability of Particular Provisions	546
Nonjudicial Foreclosure/Power of Sale	546
Public Sale	547
Rights of Redemption	548
One Action and Security First Rules	548
Anti-Deficiency Legislation	548
Leasehold Considerations	549
Cooperative Shares	549
Bankruptcy Issues	550
Automatic Stay	550
Modification of Lender’s Rights	550
Leases and Rents	551
Lease Assumption or Rejection by Tenant	552

Lease Rejection by Lessor – Tenant’s Right	552
Ground Lessee or Ground Lessor	552
Single-Purpose Entity Covenants and Substantive Consolidation	553
Sales Free and Clear of Liens	554
Post-Petition Credit	554
Avoidance Actions	555
Management Agreements	555
Certain of the Borrowers May Be Partnerships	556
Environmental Considerations	556
General	556
Environmental Assessments	557
Superlien Laws	557
CERCLA	557
Other Federal and State Laws	558
Additional Considerations	558
Due-On-Sale and Due-On-Encumbrance Provisions	559
Junior Liens; Rights of Holders of Senior Liens	559
ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-1A-1
Annex E-1B – Exceptions to MORTGAGE LOAN Representations and Warranties	E-1B-1
ANNEX F – CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1
Subordinate Financing	560
Default Interest and Limitations on Prepayments	560
Applicability of Usury Laws	560
Americans with Disabilities Act	561
Servicemembers Civil Relief Act	561
Anti-Money Laundering, Economic Sanctions and Bribery	561
Potential Forfeiture of Assets	562
Ratings	562
Plan of Distribution (Underwriter Conflicts of Interest)	565
Incorporation of Certain Information by Reference	566
Where You Can Find More Information	567
Financial Information	567
Legal Matters	567
Index of Certain Defined Terms	568

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15C2-11 UNDER THE EXCHANGE ACT TO THE PUBLICATION OR SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■	This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and

●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

■	In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to BMO Commercial Mortgage Securities LLC.

●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS SUCH RULES AND REGULATIONS MAY BE AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR.

ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)     IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●       THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND

●       THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)     IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)     IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY

AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND

●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE ORIGINATORS, THE MORTGAGE LOAN SELLERS, THE ISSUING ENTITY OR THEIR RESPECTIVE AFFILIATES WILL RETAIN A MATERIAL NET ECONOMIC INTEREST IN THIS SECURITIZATION TRANSACTION, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) THE EU SECURITIZATION REGULATION, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “U.S. CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENABLING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF

JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	BMO 2022-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-C3.

Relevant Parties

Depositor	BMO Commercial Mortgage Securities LLC, a Delaware limited liability company and a wholly-owned subsidiary of BMO Financial Corp. As depositor, BMO Commercial Mortgage Securities LLC will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 151 West 42nd Street, New York, New York 10036. See “Transaction Parties—The Depositor”.

Issuing Entity	BMO 2022-C3 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of October 1, 2022, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	Bank of Montreal, a Canadian chartered bank (13 mortgage loans (30.8%));

●	Citi Real Estate Funding Inc., a New York corporation (4 mortgage loans (14.3%));

●	3650 Real Estate Investment Trust 2 LLC, a Delaware limited liability company (6 mortgage loans (11.5%));

●	LMF Commercial, LLC, a Delaware limited liability company (4 mortgage loans (10.7%));

●	UBS AG, an Office of the Comptroller of the Currency regulated branch of a foreign bank (2 mortgage loans (9.2%));

●	Sabal Capital II, LLC, a Delaware limited liability company (8 mortgage loans (6.6%));

●	ReadyCap Commercial, LLC, a Delaware limited liability company and Sutherland Asset I, LLC, a Delaware limited liability company (affiliated entities that are sometimes referred to collectively as “ReadyCap” or the “ReadyCap mortgage loan sellers”) (collectively, 8 mortgage loans (6.5%));

●	Starwood Mortgage Capital LLC, a Delaware limited liability company (2 mortgage loans (5.2%)); and

●	Bank of Montreal and Starwood Mortgage Capital LLC (1 mortgage loan (5.2%)).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans		Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of Montreal	Bank of Montreal	13		$223,911,085	30.8%
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	4		103,800,000	14.3
3650 Real Estate Investment Trust 2 LLC	3650 Real Estate Investment Trust 2 LLC	6		83,898,574	11.5
LMF Commercial, LLC	LMF Commercial, LLC	4		77,666,340	10.7
UBS AG	UBS AG	2		67,000,000	9.2
Sabal Capital II, LLC	Sabal Capital II, LLC	8		47,970,000	6.6
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	2		37,985,415	5.2
Bank of Montreal/ Starwood Mortgage Capital LLC	Bank of Montreal/ Starwood Mortgage Capital LLC	1	(1)	37,500,000	5.2
ReadyCap Commercial, LLC	ReadyCap Commercial, LLC / Sutherland Asset I, LLC	5	(2)	25,846,532	3.6
Greystone Servicing Company LLC	ReadyCap Commercial, LLC	2	(3)	15,675,000	2.2
CIBC Inc	Sutherland Asset I, LLC	1	(4)	5,450,000	0.7
	Total	48		$726,702,946	100.0%

(1)	The Park West Village mortgage loan (5.2%) is part of a whole loan as to which separate notes are being sold by Bank of Montreal and Starwood Mortgage Capital LLC. The Park West Village whole loan was co-originated by Bank of Montreal, Starwood Mortgage Capital LLC, Citi Real Estate Funding Inc. and Park West Village Grand Avenue Partners, LLC. The Park West Village mortgage loan is evidenced by three (3) promissory notes: (i) note A-4, with an outstanding principal balance of $5,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller, and (ii) notes A-9 and A-10, with an aggregate outstanding principal balance of $32,500,000 as of the cut-off date, as to which Starwood Mortgage Capital LLC is acting as mortgage loan seller.

(2)	Sutherland Asset I, LLC has acquired or will acquire the Greenhaven Townhouses Mortgage Loan that was originated or co-originated by ReadyCap Commercial, LLC on or prior to the Closing Date.

(3)	ReadyCap Commercial, LLC has acquired or will acquire the mortgage loans or portions thereof that were originated or co-originated by Greystone Servicing Company LLC on or prior to the closing date.

(4)	Sutherland Asset I, LLC has acquired or will acquire the mortgage loan or portions thereof that was originated or co-originated by CIBC Inc. on or prior to the closing date.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced whole loans and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (800) 327-8083. See “Transaction Parties—Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Whole Loans” below for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced whole loans,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

The 469 7th Avenue mortgage loan, the Wells Fargo Center Tampa mortgage loan, the La Habra Marketplace mortgage loan, the Central States Industrial Portfolio mortgage loan, the Lakeshore Marketplace mortgage loan and the Art Ovation Hotel mortgage loan are each part of a separate whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, in the case of each of those mortgage loans, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of the related whole loan will shift to the servicing agreement (which will then become an outside servicing agreement) governing that future securitization transaction. Accordingly, in the case of each of those mortgage loans, the subject mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and an outside serviced whole loan, respectively, after the related shift in servicing occurs. Each such mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively.

See the chart entitled “Whole Loan Summary” under “The Mortgage Pool—The Whole Loans” below in this summary and the chart entitled “Servicing of the Whole Loans” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced whole loans, outside serviced whole loans and servicing shift whole loans.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the initial special servicer with respect to the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal special servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—Servicers—The Master Servicer and the Special Servicer”.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed as the initial special servicer for all serviced loans by KKR CMBS II Aggregator Type 1 L.P., which is expected on the closing date to: (a) purchase the Class F-RR, G-RR, J-RR and Class K-RR Certificates, and (b) appoint KKR Real Estate Credit Opportunity Partners II L.P. or its affiliate as the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. In addition, an affiliate of KKR CMBS II Aggregator Type 1 L.P. is expected to purchase the Class X-E and Class E Certificates. See “—Directing Holder” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced whole loan.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Significant Primary Servicers	SCP Servicing, LLC, a Delaware limited liability company, is an affiliate of Sabal Capital II, LLC, an originator and a mortgage loan seller, and will act as primary servicer with respect to the serviced mortgage loans (6.6%) to be sold to the depositor by Sabal Capital II, LLC. See “Transaction Parties—Servicers—Significant Primary Servicer—SCP Servicing, LLC”.

KeyBank National Association, a national banking association, will act as primary servicer with respect to seven (7) the serviced mortgage loans (6.0%) to be sold to the depositor by each of Ready Capital Commercial, LLC and Sutherland Asset I, LLC. As indicated in the table under “—Outside Serviced Mortgage Loans Summary” below, KeyBank National

Association acts as outside servicer and outside special servicer with respect to certain of the outside serviced mortgage loans.

The master servicer (or related outside servicer, in the case of an outside serviced mortgage loan) will be responsible to pay the fees of SCP Servicing, LLC and each other primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction or the related outside servicing agreement, as applicable.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans; except that, with respect to each servicing shift whole loan, the trustee will not become the mortgagee of record unless the related servicing shift does not occur within 180 days after the closing date or the whole loan becomes specially serviced prior to the related servicing shift. Upon the occurrence of the related servicing shift with respect to any servicing shift whole loan, the trustee of the securitization of the related controlling pari passu companion loan will become the mortgagee of record. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will also initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	under the circumstances described in this prospectus, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;

●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the Uncertificated VRR Interest owners (as a collective whole); and

●	after the occurrence and during the continuance of an operating advisor consultation trigger event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “operating advisor consultation trigger event” will occur with respect to any serviced loan, when the aggregate outstanding certificate balance of the HRR certificates (as notionally reduced by any cumulative appraisal reduction amount then allocable to the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR certificates; provided that an operating advisor consultation trigger event will at all times be deemed to exist with respect to excluded mortgage loans.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and

“The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special
Servicers, Outside Trustees
and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related whole loans will or are expected to constitute the “outside serviced whole loans”), and such mortgage loans and whole loans will be (or, in the case of a servicing shift whole loan, following the inclusion of the applicable pari passu companion loan in a future commercial mortgage securitization transaction, will be) serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling pari passu companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
Park West Village	BMO, SMC	BBCMS 2022-C17 PSA	5.2%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Park West Village Grand Avenue Partners, LLC
Yorkshire & Lexington Towers	BMO	CGCMT 2022-GC48 PSA	5.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	FS CREIT Investments HRR, LLC
469 7th Avenue	UBS AG	(4)	4.1%	(4)	(4)	(4)	(4)	(4)	(5)
Wells Fargo Center Tampa	CREFI	(4)	4.1%	(4)	(4)	(4)	(4)	(4)	(5)
La Habra Marketplace	3650 REIT	(4)	2.8%	(4)	(4)	(4)	(4)	(4)	(5)
Central States Industrial Portfolio	3650 REIT	(4)	2.8%	(4)	(4)	(4)	(4)	(4)	(5)
Icon One Daytona	3650 REIT	3650R 2021 – PF1	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
Lakeshore Marketplace	3650 REIT	(4)	1.6%	(4)	(4)	(4)	(4)	(4)	(5)
Bell Works	BMO	Benchmark 2022-B35 PSA	1.4%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub VII, LLC
111 River Street	BMO	BMO 2022-C1 PSA	1.4%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	PIMCO Flexible Credit Income Fund
Art Ovation Hotel	3650 REIT	(4)	1.4%	(4)	(4)	(4)	(4)	(4)	(5)
3455 Veterans Hwy	BMO	BBCMS 2022-C17 PSA	1.4%	KeyBank National Association	Argentic Services Company LP	Wilmington Trust, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
A&R Hospitality Portfolio	BMO	BBCMS 2022-C17 PSA	1.0%	KeyBank National Association	Argentic Services Company LP	Wilmington Trust, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC

(1)	Includes servicing shift mortgage loans which, in each case, will become outside serviced mortgage loans after the related shift in servicing occurs. However, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.

(2)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.

(3)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.

(4)	The 469 7th Avenue mortgage loan, the Wells Fargo Center Tampa mortgage loan, the La Habra Marketplace mortgage loan, the Central States Industrial Portfolio mortgage loan, the Lakeshore Marketplace mortgage loan and the Art Ovation Hotel mortgage loan and are servicing shift mortgage loans that (i) will initially be serviced and administered by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this securitization transaction, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be an outside serviced mortgage loan, and will be serviced and administered by an outside servicer and an outside special servicer pursuant to an outside servicing agreement governing that future commercial mortgage securitization transaction. The parties to the related outside servicing agreement for the securitization of the related controlling pari passu companion loan giving rise to a servicing shift have not been definitively identified.

(5)	With respect to the 469 7th Avenue mortgage loan, the Wells Fargo Center Tampa mortgage loan, the La Habra Marketplace mortgage loan, the Central States Industrial Portfolio mortgage loan, the Lakeshore Marketplace mortgage loan and the Art Ovation Hotel mortgage loan, there will be no initial outside controlling class representative until the securitization of the controlling pari passu companion loan in a future commercial mortgage securitization transaction. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the related whole loan.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced whole loan, the related outside servicer will have primary servicing responsibilities with respect to the entire whole loan, the related outside special servicer will serve as special servicer of the entire whole loan, the related outside trustee generally serves as mortgagee of record with respect to the entire whole loan, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related whole loan (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

There are no serviced AB whole loans or serviced pari passu-AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced whole loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be:

●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled whole loan”), and (iii) during any period that a control termination event has occurred and is continuing, the controlling class representative; and

●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”);

provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, and/or (3) the related serviced whole loan is a serviced outside controlled whole loan; and (B) with respect to any serviced outside controlled whole loan, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative or an outside controlling note holder, as applicable, is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced whole loan.

An “excluded mortgage loan” is, if the controlling class representative is the directing holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or whole loan or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or whole loan, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

With respect to the serviced mortgage loans and serviced whole loans, in general:

●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, whole loans; and

●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to all serviced mortgage loans (or, in the case of a serviced outside controlled loan, solely the applicable whole loan).

If, with respect to any serviced outside controlled whole loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled whole loan is not included in a separate securitization trust, the related outside controlling note holder or its representative may not lose such rights under the related co-lender agreement.

Any serviced whole loan with a subordinate companion loan that (i) is held outside the Issuing Entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled whole loan. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control or consultation rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a whole loan.

For so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, a servicing shift whole loan will be a serviced outside controlled whole loan and, after the related shift in servicing occurs, such whole loan will be an outside serviced whole loan.

With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced whole loan, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.

The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or whole loan(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or whole loan(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors— Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.

Controlling Class
Representatives	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class F-RR will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero

(without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class K-RR. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class F-RR, G-RR, J-RR and Class K-RR certificates.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

A “control termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts). With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.

A “consultation termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts). With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.

KKR CMBS II Aggregator Type 1 L.P., a Delaware limited partnership, is expected on the closing date, (i) to purchase the Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, and (ii) to appoint KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate as the initial controlling class representative.

Risk Retention
Consultation Party	The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be the party selected by Bank of Montreal. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Bank of Montreal is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party, or the person entitled to appoint the risk retention consultation party, is a borrower party.

Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be, each of:

(i)	except with respect to a serviced outside controlled whole loan, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, and (b) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;

(ii)	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (b) solely prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;

(iii)	with respect to any serviced whole loan that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;

(iv)	solely after the occurrence and during the continuance of an operating advisor consultation trigger event, the operating advisor; and

(v)	except with respect to any excluded RRCP mortgage loan, (a) for so long as no consultation termination event is continuing, with respect to any specially serviced loan, and (b) during the continuance of a consultation termination event, with respect to any mortgage loan, the risk retention consultation party;

provided, that with respect to any serviced whole loan, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt, with respect to the serviced mortgage loans and serviced whole loans, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, and/or (3) with respect to any serviced outside controlled whole loan, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (B) the operating advisor will not be a consulting party if and for so long as no operating advisor consultation trigger event has occurred and is continuing, (C) the risk retention consultation party will not be a consulting party with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party, or with respect to any mortgage loans other than as described in clause (v) of the immediately preceding paragraph, and (D) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced whole loan will be subject to the terms of the related co-lender agreement.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, the operating advisor, the risk retention consultation party, or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced whole loan.

Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations
and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

●	serve in multiple capacities with respect to this securitization transaction;

●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan; or

●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;

●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);

●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);

●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, its respective due date in October 2022 (or, in the case of any mortgage loan that has its first due date subsequent to October 2022, the date that would have been its due date in October 2022 under the terms thereof if a monthly payment were scheduled to be due in that month).

Closing Date	On or about October 7, 2022.

Distribution Date	The 4th business day following the related determination date of each month, beginning in November 2022.

Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in November 2022.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in November 2022, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	November 2026
	Class A-2	August 2027
	Class A-3	November 2030
	Class A-4	N/A - August 2032 (1)
	Class A-5	September 2032
	Class A-SB	June 2031
	Class X-A	September 2032
	Class X-B	September 2032
	Class A-S	September 2032
	Class B	September 2032
	Class C	September 2032

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $165,000,000.

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in September 2054.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates and the Uncertificated VRR Interest, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales or other transfers by the depositor of the Uncertificated VRR Interest or any of the certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2022-C3:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2022-C3 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: the Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R. In addition, the Uncertificated VRR Interest is not being offered by this prospectus.

The offered certificates, together with the Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates, are collectively referred to in this prospectus as the “certificates”. The certificates are also collectively referred to in this prospectus as the “non-vertically retained certificates”. The non-vertically retained certificates (exclusive of the Class R certificates) are collectively referred to in this prospectus as the “non-vertically retained regular certificates”. The non-vertically retained regular certificates (exclusive of the Class X-A, Class X-B, Class X-D and Class X-E certificates) are collectively referred to in this prospectus as the “non-vertically retained principal balance certificates”. The non-vertically retained principal balance certificates are also collectively referred to in this prospectus as the “principal balance certificates”. The Class X-A, Class X-B, Class X-D and Class X-E certificates are collectively referred to in this prospectus as the “Class X certificates”.

B. Certificate Balances or
Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table.

The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate with respect to each class of offered certificates (other than the Class X-A and Class X-B certificates) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage, but no less than 0.000%, as described in this prospectus.

The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-S, Class B and Class C certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of non-vertically retained certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and
Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00250% to 0.12125% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced whole loan) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced whole loan), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each of the outside serviced mortgage loans and (after the related shift in servicing occurs) the servicing shift mortgage loans set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below (or in the case of a servicing shift mortgage loan, set forth in the related outside servicing agreement). In addition, each party to the outside servicing agreement governing the servicing of an outside serviced whole loan will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced whole loan and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. With respect to each servicing shift mortgage loan, any related outside special servicing fees, outside workout fees and outside liquidation fees (or limitations thereon), if and to the extent set forth in the table below, are generally based on provisions contained in the related co-lender agreement, given that the applicable outside servicing agreement has not yet been entered into. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Outside (Primary) Servicer Fee Rate (per annum)(2)	Outside Special Servicer Fee Rate (per annum)(3)		Outside Workout Fee Rate(3)		Outside Liquidation Fee Rate(3)
Park West Village	BBCMS 2022-C17	0.00125%	0.25%		1.00%		1.00%
Yorkshire & Lexington Towers	CGCMT 2022-GC48	0.00125%	0.25%		1.00%		1.00%
469 7th Avenue	Servicing Shift	0.00125%	0.25	%(4)	1.00	%(4)	1.00	%(4)
Wells Fargo Center Tampa	Servicing Shift	0.00125%	(5)		(5)		(5)
La Habra Marketplace	Servicing Shift	0.00125%	0.25	%(4)	1.00	%(4)	1.00	%(4)
Central States Industrial Portfolio	Servicing Shift	0.00125%	0.25	%(4)	1.00	%(4)	1.00	%(4)
Icon One Daytona	3650R 2021 – PF1	0.00125%	0.25%		1.00%		1.00%
Lakeshore Marketplace	Servicing Shift	0.00125%	0.25	%(4)	1.00	%(4)	1.00	%(4)
Bell Works	Benchmark 2022-B35	0.00125%	0.25%		1.00%		1.00%
111 River Street	BMO 2022-C1	0.00125%	0.25%		1.00%		1.00%
Art Ovation Hotel	Servicing Shift	0.00125%	0.25	%(4)	1.00	%(4)	1.00	%(4)
3455 Veterans Hwy	BBCMS 2022-C17	0.00125%	0.25%		1.00%		1.00%
A&R Hospitality Portfolio	BBCMS 2022-C17	0.00125%	0.25%		1.00%		1.00%

(1)	Includes the servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.

(2)	Includes any applicable sub-servicing fee rate.

(3)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).

(4)	The fees set forth are those specified in the related co-lender agreement as being permitted under the related future outside servicing agreement following the occurrence of the related shift in servicing. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the pooling and servicing agreement for this securitization.

(5)	Upon the securitization of the related controlling pari passu companion loan, the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the outside servicing agreement governing the future securitization transaction to which the related controlling pari passu companion loan is contributed. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the pooling and servicing agreement for this securitization.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00206% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00034%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the Uncertificated VRR Interest owners.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders and the Uncertificated VRR Interest owners.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the total outstanding principal balance of the pool of mortgage loans in the issuing entity at the combined trustee/certificate administrator fee rate of 0.01060% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and

Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders or the Uncertificated VRR Interest owners of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Allocation Between Combined
VRR Interest and Non-Vertically
Retained Certificates	The aggregate amount available for distribution to holders of the non-vertically retained certificates and the Combined VRR Interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the Combined VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-vertically retained certificates (other than the Class R certificates), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the Combined VRR Interest will be the product of such aggregate available funds multiplied by the vertically retained percentage; and (b) the non-vertically retained certificates (other than the Class R certificates) will at all times be the product of such aggregate available funds multiplied by the non-vertically retained percentage. With respect to each of the Combined VRR Interest and the non-vertically retained certificates, the applicable percentage referred to in the preceding sentence is referred to in this prospectus as its/their “percentage allocation entitlement”.

The “vertically retained percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of all classes of principal balance certificates and (y) the initial principal balance of the Uncertificated VRR Interest.

The “non-vertically retained percentage” is the difference between 100% and the vertically retained percentage.

The term “percentage allocation entitlement” means: (a) with respect to the Combined VRR Interest, the vertically retained percentage; and (b) with respect to the non-vertically retained certificates, the non-vertically retained percentage.

B. Amount and Order of
Distributions	On each distribution date, funds available for distribution to the holders of the non-vertically retained certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“non-vertically retained available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: to the extent of non-vertically retained available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-SB certificates until their certificate balance has been reduced to the Class A-SB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;

(F)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above; and

(G)	to principal on the Class A-SB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, non-vertically retained available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered non-vertically retained certificates (other than the Class X-D and Class X-E certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

C. Interest and Principal
Entitlements	A description of the interest entitlement of each class of non-vertically retained regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of non-vertically retained principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

D. Yield Maintenance Charges and
Prepayment Premiums	The non-vertically retained percentage of yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated among the respective classes of the non-vertically retained regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

E. Subordination, Allocation of
Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of non-vertically retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-vertically retained certificates.

On any distribution date, the non-vertically retained available funds will be allocated among the various classes of non-vertically retained regular certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, the non-vertically retained percentage of any mortgage loan losses will be allocated among the various classes of non-

vertically retained principal balance certificates in ascending order (beginning with certain non-vertically retained principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D and Class X-E certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.

**	Other than the Class X-D and Class X-E certificates.

The non-vertically retained percentage of principal losses on the mortgage loans allocated to a class of non-vertically retained principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or the Class R certificates, although mortgage loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate non-vertically retained principal balance certificates that will be subordinate to certain classes of senior non-vertically retained certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the non-vertically retained certificates and/or the allocation of losses to the non-vertically retained certificates.

F. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the non-vertically retained certificates will reduce distributions to the classes of non-vertically retained certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, the non-vertically retained percentage of prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the respective classes of non-vertically retained regular certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a whole loan, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually (and solely with respect to the master servicer, subject to a floor rate of 2.0% per annum). If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced whole loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced whole loan and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 48 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $726,702,946. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 23 states. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan or whole loan by name refer to such mortgage loan or whole loan, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

Fee Simple / Leasehold	Eighty-eight (88) mortgaged properties (98.6%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

One (1) mortgaged property (1.4%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Whole Loans	Sixteen (16) mortgage loans (48.2%) are each part of a split loan structure (referred to as a “whole loan”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity. The subject mortgage loan, and its related companion loan(s) comprising any particular whole loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related whole loan would constitute a “pari passu whole loan”.

●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a

“subordinate companion loan” and the related whole loan would constitute an “AB whole loan”.

●	If a whole loan includes both a pari passu companion loan and a subordinate companion loan, then such whole loan would constitute a “pari passu-AB whole loan” and the discussions in this prospectus regarding both pari passu whole loans and AB whole loans will apply to such whole loan.

The identity of, and certain other information regarding, the whole loans related to this securitization transaction are set forth in the following table:

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan	Controlling Note Included in Issuing Entity (Y/N)
Park West Village	BMO, SMC	$37,500,000	5.2%	$150,000,000	$177,500,000	$365,000,000	Outside Serviced	Pari Passu-AB	N
Kingston Square Apartments	BMO	$37,000,000	5.1%	$14,000,000	N/A	$51,000,000	Serviced	Pari Passu	Y
Yorkshire & Lexington Towers	BMO	$37,000,000	5.1%	$281,000,000	$221,500,000	$539,500,000	Outside Serviced	Pari Passu-AB	N
Phoenix Industrial Portfolio IX	UBS AG	$37,000,000	5.1%	$38,000,000	N/A	$75,000,000	Serviced	Pari Passu	Y
469 7th Avenue	UBS AG	$30,000,000	4.1%	$68,000,000	N/A	$98,000,000	Servicing Shift	Pari Passu	N
Wells Fargo Center Tampa	CREFI	$30,000,000	4.1%	$43,000,000	N/A	$73,000,000	Servicing Shift	Pari Passu	N
Saks Fulfillment Center	BMO	$27,500,000	3.8%	$32,500,000	N/A	$60,000,000	Serviced	Pari Passu	Y
La Habra Marketplace	3650 REIT	$20,000,000	2.8%	$75,000,000	N/A	$95,000,000	Servicing Shift	Pari Passu	N
Central States Industrial Portfolio	3650 REIT	$20,000,000	2.8%	$39,900,000	N/A	$59,900,000	Servicing Shift	Pari Passu	N
Icon One Daytona	3650 REIT	$15,000,000	2.1%	$35,000,000	N/A	$50,000,000	Servicing Shift	Pari Passu	N
Lakeshore Marketplace	3650 REIT	$11,848,574	1.6%	$9,656,588	N/A	$21,505,162	Servicing Shift	Pari Passu	N
Bell Works	BMO	$10,000,000	1.4%	$200,000,000	N/A	$210,000,000	Outside Serviced	Pari Passu	N
111 River Street	BMO	$10,000,000	1.4%	$67,500,000	$76,250,000	$153,750,000	Outside Serviced	Pari Passu-AB	N
Art Ovation Hotel	3650 REIT	$10,000,000	1.4%	$47,500,000	N/A	$57,500,000	Servicing Shift	Pari Passu	N
3455 Veterans Hwy	BMO	$10,000,000	1.4%	$20,000,000	N/A	$30,000,000	Outside Serviced	Pari Passu	N
A&R Hospitality Portfolio	BMO	$7,250,000	1.0%	$55,750,000	N/A	$63,000,000	Outside Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.

(2)	For a discussion of the terms “serviced”, “outside serviced” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General” below.

The identity of, and certain other items of information regarding, the mortgage loans that will be (or, with respect to the servicing shift mortgage loans, are expected to become) outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.

With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

In the case of any whole loan, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related whole loan with or without cause. In addition, that co-lender agreement will designate whether servicing of the related whole loan is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the whole loan(s), see “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment”.

There are no serviced AB whole loans or serviced pari passu-AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

Additional Characteristics
of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$726,702,946
Number of Mortgage Loans	48
Number of Mortgaged Properties	89
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,700,000 to $37,500,000
Average Cut-off Date Balance	$15,139,645
Range of Mortgage Rates	3.04000% to 6.60000%
Weighted Average Mortgage Rate	5.35217%
Range of original terms to Maturity Date/ARD	60 months to 120 months
Weighted average original term to Maturity Date/ARD	112 months
Range of Cut-off Date remaining terms to Maturity Date/ARD	49 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD	108 months
Range of original amortization terms(2)	240 months to 360 months
Weighted average original amortization term(2)	353 months
Range of remaining amortization terms(2)	240 months to 360 months
Weighted average remaining amortization term(2)	352 months
Range of Cut-off Date LTV Ratios(3)(4)	31.3% to 68.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	53.7%
Range of Maturity Date/ARD LTV Ratios(3)(4)	22.7% to 68.6%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)	51.7%
Range of UW NCF DSCR(3)(5)	1.21x to 5.08x
Weighted average UW NCF DSCR(3)(5)	1.88x
Range of Debt Yield on Underwritten NOI(3)(6)	7.8% to 16.9%
Weighted average Debt Yield on Underwritten NOI(3)(6)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	73.2%
Amortizing Balloon	13.8%
Interest Only, then Amortizing Balloon	12.9%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	14.4%
Mortgage Loans with subordinate debt only	6.5%
Mortgage Loans with mezzanine debt and subordinate debt	5.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

(3)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(4)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 54.2% and 52.3%, respectively.

(5)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(6)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;

●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on
Projections of Future Income	Eleven (1) of the mortgaged properties (7.1%) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Twelve (12) of the mortgaged properties (7.4%) were acquired 12 months or less prior to the cut-off date and, therefore, has no or limited prior operating history and/or lack historical financial figures and information.

Six (6) of the mortgaged properties (2.0%) are subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other mortgaged properties have less than 3 years of historical financial information presented on Annex A.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from
Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain Mortgage Loans with Material
Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans
from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the Combined VRR Interest and (B) an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the closing date, to partially satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in this prospectus.

None of the sponsors, the depositor, the issuing entity or any other party to this securitization transaction intends to retain a material net economic interest in this securitization transaction in accordance with any risk retention or due diligence or other requirements of the EU securitization regulation or the UK securitization regulation or to take any other action which may be required by EEA- or UK-regulated investors for the purposes of their compliance with any risk retention or due diligence requirements of the EU securitization regulation or the UK securitization regulation or similar requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to
Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans, the certificates and the Uncertificated VRR Interest may also be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC and DealView Technologies Ltd.;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO loans) remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates and the Uncertificated VRR Interest.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class R certificates), and the Uncertificated VRR Interest for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates and the owners of the Uncertificated VRR Interest voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of
Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder or any Uncertificated VRR Interest owner in the mortgage loan or the related mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

With respect to the Park West Village mortgage loan, which is comprised of promissory notes contributed to this securitization transaction by Bank of Montreal and Starwood Mortgage Capital LLC, each such mortgage loan seller will be obligated to take the above described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage
Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu whole loan) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu whole loan’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu whole loan or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders, the Uncertificated VRR Interest owners and any related affected companion loan holder(s) (as a collective whole as if such certificateholders, such Uncertificated VRR Interest owners and such companion loan holder(s) constituted a single lender, and with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) (and, subject to the related co-lender agreement, any related subordinate companion loan(s)), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced whole loan may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced whole loan with a subordinate companion loan, the related subordinate companion loan(s)) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a whole loan that constitutes a defaulted loan under the related outside servicing agreement.

Pursuant to the co-lender agreement with respect to any AB whole loan or pari passu-AB whole loan (except for any such whole loan as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan, except as otherwise provided in the related co-lender agreement, has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Other Investment Considerations

Material Federal Income
Tax Consequences	Three (3) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (or under a related REMIC declaration as described below) are set forth below:

●	The “Lower-Tier REMIC”, which will hold the mortgage loans (or, in the case of the Icon One Daytona mortgage loan, regular interests in a loan REMIC, which is described below) and certain other assets of the issuing entity (excluding any post-anticipated repayment date excess interest) and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.

●	The “Upper-Tier REMIC”, which will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates and a REMIC regular interest that corresponds to the Combined VRR Interest excluding the right to receive excess interest as classes of regular interests in the upper-tier REMIC.

●	The “Icon One Daytona REMIC”, created pursuant to a REMIC declaration effective as of August 17, 2022, holds the Icon One Daytona mortgage loan and other related assets and has issued a class of uncertificated regular interests which will be held by the Lower-Tier REMIC, and a single residual interest, which will be represented by the Class R Certificates.

The Icon One Daytona REMIC will be designated the “Loan REMIC” and together with the Upper-Tier REMIC and the Lower-Tier REMIC, the “Trust REMICs”).

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class , Class , Class and Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount, and that the Class certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may significantly affect the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic or may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.

●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, manufactured housing community, parking and self storage) may present additional risks.

●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.

●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders (or their respective representatives) have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, resulting in a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act in March 2020, which declaration was continued in effect beyond March 1, 2021 by the president of the United States. A significant number of countries and the majority of state governments in the United States also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. Although many states have been loosening restrictions with the increased availability of vaccines, there can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in fully resuming economic activity. Additionally, there can be no assurance that vaccines, containment or other measures will be successful in limiting the spread of the virus (particularly in light of the loosening of stay-at-home orders and social distancing guidelines) or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments, including the federal government and state governments in the United States.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, as well as the global economy. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has contracted as a result, and it is unclear when full economic expansion will be attained.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in greater economic distress than in other less-

impacted regions. As infection rates of the virus have fluctuated, state and local governments have issued and lifted stay-at-home orders and other countermeasures. There can be no assurance as to when any existing governmental countermeasures impacting the mortgaged properties will be lifted or, if lifted, whether they will be reimposed.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties and casino properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally, and current or future closures, whether government mandated or voluntary;

●	retail properties, due to store closures, either government-mandated or voluntary, declining interest in visiting large, shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains) refusing to pay rent;

●	office properties, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations, due to an increase in remote and flexible working arrangements, which may continue for a significant period of time beyond the COVID-19 pandemic;

●	self storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self storage tenant leases;

●	multifamily properties and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants; and

●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities may implement (and in some cases may already have implemented) measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. For example, recent legislation in New York, Oregon and Los Angeles County, among other jurisdictions, imposes temporary moratorium on foreclosures and other lender remedies. Any such measures relating to commercial real estate may lead to shortfalls and losses on the certificates.

In addition, leases for certain of the tenants at the Mortgaged Properties, including single tenants or major tenants, may include provisions which allow the tenants to abate or delay rent payments or, in certain circumstances, to terminate the lease, if the tenant is required to suspend its business operations, or its business operations are otherwise disrupted, as a result of the COVID-19 pandemic or any other pandemic or epidemic. Such lease provisions have become increasingly common following the COVID-19 pandemic.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to facilitate flexible and/or telecommuting working arrangements. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

The loss models used by the rating agencies to rate certain of the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the offered certificates after the closing date.

Commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, commercial and residential tenants at certain of the mortgaged properties have either sought, or are expected to seek, rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a continued surge in (as well as any future prolonged waves of) COVID-19 cases could have on economic conditions.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserve or that such reserves will be sufficient to pay all required insurance premiums.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Certain Calculations and Definitions”, Annex A, Annex B and Annex C), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred since the early 20th century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that any advances of payments made in respect of such mortgage loans would not be recoverable or the master servicer may determine that it is unable to make such advances given the severity of delinquencies (in this transaction or other transactions in which it has similar advancing obligations), which would result in shortfalls and likely losses on the offered certificates.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. See “Description of the Mortgage Pool—COVID-19 Considerations”. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments rather than for the specific purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should be prepared for the possibility that a significant number of borrowers may not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the offered certificates.

In addition, servicers have reported an increase in borrower requests for relief as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communications may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—COVID-19 Considerations”, as of the dates set forth in that section. We cannot assure you that such information is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents.

Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The mortgage loan sellers will agree to make certain representations and warranties with respect to the mortgage loans as set forth on Annex E-1A to this prospectus; however, absent a material breach of any such representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by its parent) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks; Risks Related to Master Leases

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower (or following such acquisition) or by a prior owner of such property, including the Saks Fulfillment Center mortgaged property (3.8%), the Central States Industrial Portfolio - Evergreen mortgaged property (0.6%) and the Central States Industrial Portfolio - Lone Oak mortgaged property (0.4%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is a former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant involved in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces or co-working spaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. In addition, office tenants that operate shared workspaces or co-working spaces may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to the COVID-19 pandemic, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to the COVID-19 pandemic;

●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. In New York City, landlords must register each rent stabilized apartment with the State of New York Division of Housing and Community Renewal (the “DHCR”).

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. The restrictions on the ability of the borrowers to increase rents under the rent stabilization laws or regulations may discourage the borrowers from renovating the related mortgaged properties or otherwise investing in the mortgaged properties, which in turn may adversely affect the ability of the borrowers to relet vacant units to new tenants. If rents are reduced or rents cannot be increased in proportion to increases in operating expenses and/or vacant units are not relet, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses. Moreover, legislative, judicial and administrative actions and proceedings, as well as rules, regulations and statutes concerning the regulatory status and/or legal rents of rent-stabilized multifamily units may adversely affect the ability of the property owner to combine, redevelop or reconfigure units and/or charge rents at a higher rental rate for such combined, redeveloped or reconfigured units. Any violation or alleged violation of rent control regulation or rent stabilization regulation by the borrowers could result in a loss of the tax benefits that are currently available to the borrowers and/or payments of overcharges and penalties and fines. In addition, the borrowers and their affiliates would be more susceptible to potential lawsuits filed by tenants or a tenants association alleging a violation of rent control regulation or rent stabilization regulation by the borrowers or their affiliates.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	the quality of hospitality property management;

●	ability to convert to alternative uses which may not be readily made;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—Multifamily Rental Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Chain Restaurants May Be Operated Under Franchise Agreements

Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator or commercial tenant (which tenant may utilize the property solely to park vehicles utilized in conducting its business), the sole source of income will be the lease to such operator or tenant. Accordingly, such properties will be subject to business risks associated with such operator or tenant. If the lease with the sole operator or tenant is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Senior Housing Properties

The Independent Living Industry is a Highly Competitive Industry, and the Revenues, Profits or Market Share of Senior Housing Properties Could be Harmed if They Are Unable to Compete Effectively

The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties. Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff. Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are multifamily, office, industrial, retail and hospitality. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, New Jersey, Florida, Michigan, Arizona, Illinois, Texas, California and Indiana. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. There have been concerns that climate change has led to, and may increasingly lead to, an increase in the frequency of natural disasters and extreme weather conditions, such as extreme heat, drought, changes in precipitation and temperature, rise in sea and other water levels and water access, as well as acute events like wildfires, hurricanes and flooding, with certain states bearing a greater risk of the adverse effects of climate change. If material, such events may result in physical damage to or destruction of certain mortgaged properties. Further, the borrowers financial condition or results of operations at affected mortgaged properties may be adversely affected. Should the impact of climate change be perceived as chronic, there may be a decrease in demand for mortgaged properties located in the affected areas, which could adversely affect real estate values, as well as an increase in insurance costs and a reduction in coverage availability.

In addition, changes in federal and state legislation and regulation on climate change could result in increased required capital expenditures to improve the energy efficiency of the borrowers’ existing mortgaged properties or to protect them from the consequence of climate change. Such changes include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. There can be no assurance that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

The foregoing effects of climate change could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in the affected states. In addition, we cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the land owner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the office and retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the Uncertificated VRR Interest owners.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Five (5) of the mortgaged properties (7.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 16%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2022. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-1A to this prospectus and any related exceptions on Annex E-1B to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Further, as described under “—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” above, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures,

Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Bank of Montreal—BMO’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—UBS AG—UBS AG, New York Branch’s Underwriting Standards”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” “—LMF Commercial, LLC—LMF’s Underwriting Standard and Loan Analysis”, “—ReadyCap Commercial LLC and Sutherland Asset I, LLC—ReadyCap Group’s Underwriting Standards”, “—3650 REIT—3650 REIT’s Underwriting Guidelines and Processes” and “—Sabal Capital II, LLC —Sabal’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Bank of Montreal—Review of BMO Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—UBS AG—Review of UBS AG, New York Branch Mortgage Loans”, “—Starwood Mortgage Capital LLC—Review of SMC Mortgage Loans”, “—LMF Commercial, LLC— Review of Mortgage Loans for Which LMF is the Sponsor”, “—ReadyCap Commercial, LLC and Sutherland Asset I, LLC—Review of the Ready Capital Mortgage Loans”, “—3650 REIT—Review of 3650 REIT Mortgage Loans” and “—Sabal Capital II, LLC —Review of Sabal Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Additionally, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Eleven (11) of the mortgage loans (12.9%) are seasoned mortgage loans that were originated nine (9) months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination;

●	origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in

Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury; or

●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Bank of Montreal, one of the sponsors, an originator, the initial risk retention consultation party and the expected holder of the Uncertificated VRR Interest, and (ii) BMO Capital Markets Corp., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related whole loan. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Whole Loans” for more information regarding the rights of any companion loan holder.

In addition, Bank of Montreal, as the retaining sponsor, is expected to hold the Combined VRR Interest as described in “Credit Risk Retention”; and Bank of Montreal is expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the offered certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or any party that can appoint the risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is the risk retention consultation party or the person entitled to appoint the risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to the risk retention consultation party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent the risk retention consultation party or a holder of a portion of the Combined VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of a portion of the Combined VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which a holder of a portion of the Combined VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), the risk retention consultation party or any holder of a portion of the Combined VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of the risk retention consultation party or such holder of a portion of the Combined VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that any of Bank of Montreal (as the party with the right to appoint the risk retention consultation party) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, a sponsor or an affiliate thereof may be a tenant with respect to a mortgaged property securing a mortgage loan. In such situations, there can be no assurance that any related borrower did not receive more favorable loan terms than it would have received if a sponsor or sponsor affiliate was not a tenant, nor can there be any assurance that that any such sponsor or sponsor affiliate did not receive more favorable lease terms than any other tenant would receive. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information regarding any such circumstances.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Each of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of the 469 7th Avenue whole loan, the Wells Fargo Center Tampa whole loan, the La Habra Marketplace whole loan, the Central States Industrial Portfolio whole loan, the Lakeshore Marketplace whole loan and the Art Ovation Hotel whole loan will, in each such case, initially be governed by the pooling and servicing agreement for this securitization transaction but is expected to be governed by such pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, with respect to each servicing shift whole loan, the servicing and administration of such servicing shift whole loan will shift to the outside servicer and outside special servicer under that other future securitization and will be governed exclusively by the servicing agreement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of any such future securitization nor the identity of the outside servicer or outside special servicer for any such future securitization has been definitively determined. In addition, the provisions of the related outside servicing agreement that will be in effect upon securitization of the related controlling pari passu companion loan have not yet been definitively determined, although such agreement will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”. Prospective investors should be aware that they will not have any control over the identity of any outside servicer or outside special servicer, nor will they have any assurance as to the particular terms of any such outside servicing agreement except to the extent of compliance with the requirements of the related co-lender agreement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. In connection therewith, Bank of Montreal (as the retaining sponsor, the expected owner of the Uncertificated VRR Interest and the expected initial risk retention consultation party) is an Underwriter Entity that is expected to be an owner of the Uncertificated VRR Interest or hold certificates as of the closing date of this securitization transaction. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) or in its capacity as an owner of the Uncertificated VRR Interest will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced whole loan is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced whole loan, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●	as it relates to servicing and administration of any outside serviced whole loan under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced whole loan;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer (or any of their respective sub-servicers) services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer (or any of their respective sub-servicers) and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer (or any of their respective sub-servicers), as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, an Uncertificated VRR Interest owner, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee or any of their respective affiliates may be acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an operating advisor consultation trigger event, (iv) has no consultation rights in connection with a serviced outside controlled whole loan unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced whole loans, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of the State of New York, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders and the Uncertificated VRR Interest owners (as a collective whole) and will have no fiduciary duty to any party. In addition, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) or (ii) directly or indirectly have any financial interest in this securitization transaction other than in fees from its role as the operating advisor or any fees to which it is entitled as asset representations reviewer. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of the State of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. In addition, in the case of each servicing shift whole loan, for so long as it is serviced under the pooling and servicing agreement for this securitization, the holder of the related controlling pari passu companion loan will be the initial directing holder. See “Description of the Mortgage Pool—The Whole Loans”. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will not have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced whole loan, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take or recommend actions with respect to the related serviced mortgage loan or serviced whole loan that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Although a directing holder or controlling class certificateholder that, in each case, is a borrower related party with respect to a mortgage loan or whole loan will generally not be entitled to have access to certain excluded information regarding such mortgage loan or whole loan and the related mortgaged property (including asset status reports, final asset status reports or any summaries related thereto (and any other excluded information identified in the pooling and servicing agreement)), and certificateholders of the same controlling class that are not borrower related parties will be required to certify that they will not share such excluded information with such borrower related parties, we cannot assure you that any such excluded entities will not access, obtain, review and/or use, or that any non-excluded entity will not share with such excluded entity such excluded information in a manner that adversely impacts your offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the control eligible certificates (collectively, the “B-Piece Buyer”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the control eligible certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan

With respect to each whole loan, the applicable directing holder or an outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such whole loan and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such whole loan (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, asset backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c) (3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of non-vertically retained certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,

●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the trust.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that are part of AB whole loans or pari passu-AB whole loans under “Description of the Mortgage Pool—The Whole Loans”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of non-vertically retained principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of non-vertically retained principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If the non-vertically retained percentage of losses on the mortgage loans allocated to the non-vertically retained principal balance certificates exceed the aggregate certificate balance of the classes of non-vertically retained principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if the non-vertically retained percentage of losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the non-vertically retained principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans) and the Combined VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-vertically retained principal balance certificates and the Combined VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-vertically retained principal balance certificates, first the Class K-RR certificates, then the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance(s) thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders and the Uncertificated VRR Interest owners, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders and the Uncertificated VRR Interest owners may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

Payments Allocated to the Combined VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the Combined VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-vertically retained certificates and the Combined VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-vertically retained certificates will not be available to satisfy any amounts due and payable to the Combined VRR Interest. Likewise, amounts received and allocated to the Combined VRR Interest will not be available to satisfy any amounts due and payable to the non-vertically retained certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-vertically retained certificates (collectively) and the Combined VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) at any time, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders and the Uncertificated VRR Interest owners (as a collective whole)). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced whole loan will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced whole loan as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced whole loan, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced whole loan. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, whole loan under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, whole loan serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, whole loan(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or any owner of the Uncertificated VRR Interest or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or any Uncertificated VRR Interest owner or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment

With respect to each outside serviced whole loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.

●	With respect to any outside serviced whole loan, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced whole loan that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;

●	may act solely in its own interests (or the interests of the person or persons that appointed it), without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of offered certificates;

●	may take actions that favor its interests (or the interests of the person or persons that appointed it) over the interests of the holders of one or more classes of offered certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced whole loan (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or whole loan that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of Montreal, in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

In addition, with respect to the Park West Village mortgage loan, which is comprised of promissory notes contributed to this securitization transaction by BMO and SMC, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by any such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, with respect to any such mortgage loan, any related mortgage loan seller may not repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement including, without limitation, special servicing fees, liquidation fees and workout fees. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

BMO is funding its Mortgage Loans through its Chicago branch. BMO’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If BMO were to become subject to a receivership, the proceeding involving assets of BMO’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Illinois Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary.

The Superintendent of Financial Institutions (the “Superintendent”) has broad powers under the Bank Act (Canada) to take control of BMO or its assets if it believes that BMO does not have sufficient assets to adequately protect BMO’s depositors and creditors or that such depositors and creditors may otherwise be materially prejudiced, or if BMO fails or is expected to fail to pay its liabilities as they become due and payable. Once control has been taken, the Superintendent has broad statutory authority to do all things necessary or expedient to protect the rights and interests of the depositors and creditors of BMO, including that it may apply for the winding-up of BMO under the Winding-up and Restructuring Act (Canada).

A restructuring of BMO’s assets and liabilities may also be attempted under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), where appropriate, after the Superintendent reports that (i) BMO is not viable (or about to be not viable) and the Bank Act (Canada) powers outlined above cannot assist, or (ii) the Superintendent can take control under the Bank Act (Canada) and grounds exist for a winding-up order. The CDIC Act restructuring orders are as follows: (A) the shares and subordinated debt of BMO may be vested in the Canada Deposit Insurance Corporation (the “CDIC”), (B) the CDIC may be appointed as a receiver in respect of BMO, or (C) a solvent federal bridge institution may be established to assume BMO’s liabilities. The CDIC Act has been amended to allow an additional restructuring order that permits the CDIC to convert or cause BMO to convert certain of its shares and liabilities into common shares of BMO or any of its affiliates. Final regulations to implement the bank recapitalization regime became effective on September 23, 2018.

There is considerable uncertainty about the scope of the powers afforded to the Superintendent under the Bank Act (Canada) and the CDIC under the CDIC Act and how these authorities may choose to exercise such powers. If an instrument or order were to be made under the provisions of the Bank Act (Canada) or CDIC Act in respect of BMO, such instrument or order may (amongst other things) affect the ability of BMO to satisfy its ongoing obligations under the related Mortgage Loan Purchase Agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent. As a result, the making of an instrument or order in respect of BMO as described above may affect the ability of the Issuing Entity to meet its obligations in respect of the Certificates.

Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted whole loan (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu whole loan, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced whole loan, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled whole loan, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such whole loan by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such whole loan). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled whole loan will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled whole loan.

In connection with the servicing of a serviced pari passu whole loan, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB whole loan, pursuant to the terms of the pooling and servicing agreement, if such serviced AB whole loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Whole Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced whole loan, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of offered certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC, the Lower-Tier REMIC and the Loan REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of the offered certificates. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC or the Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the Uncertificated VRR Interest owners and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Tax Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, between March 27, 2020 and December 31, 2020, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. The IRS subsequently issued Revenue Procedure 2021-12 which extended the December 31, 2020 expiration date for the safe harbors under Revenue Procedure 2020-26 until September 30, 2021. Under these revenue procedures, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), (c) do not result in a deemed reissuance of related REMIC regular interests and (d) do not manifest a power to vary the investment of an investment trust under Treasury Regulations Section 301.7701-4(c). The time period covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12) has lapsed and it is unclear whether the IRS will further extend the application of Revenue Procedure 2020-26 or issue new guidance for forbearances granted after September 30, 2021. Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the tax rules governing REMICs.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your offered certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations, private banks, and the Russian central bank, which sanctions aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased involvement by the North Atlantic Treaty Organization (NATO) in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.

●	EU legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and related regulatory technical standards and implementing technical standards imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

●	UK legislation comprising Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (as amended, the “UK Securitization Regulation”) and certain related technical standards imposes certain requirements (the “UK Due Diligence Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Section 417(1) of the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) occupational pension schemes as defined in section 1(1) of the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, are authorized for the purposes of section 31 of the FSMA; (c) alternative investment fund managers as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in Section 236A of the FSMA, which are authorized open ended investment companies as defined in Section 237(3) of the FSMA, and management companies as defined in 237(2) of the FSMA; and (e) CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Due Diligence Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Institutional Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation.

●	In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations”; (b) the EU Due Diligence Requirements and the UK Due Diligence Requirements are referred to together as the “SR Due Diligence Requirements”; (c) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional

Investors”; and (d) a reference to the “applicable” Securitization Regulation or SR Due Diligence Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation or the SR Due Diligence Requirements to which such SR Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

●	In the case of a securitization in respect of which (as in the case of this securitization transaction) each of the originator, the original lender, the sponsor and the securitization special purpose entity (as each such term is defined in the applicable Securitization Regulation) is established in a third country, an SR Institutional Investor is permitted by the applicable SR Due Diligence Requirements to invest in such securitization only if (amongst other things): (i) in each case, it has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest in the relevant securitization which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the applicable Securitization Regulation, and discloses the risk retention to investors; (ii) in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation, in accordance with the frequency and modalities provided for in such Article 7; (iii) in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (iv) in each case, it has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

●	Failure to comply with the applicable SR Due Diligence Requirements may result in various penalties including, in the case of an SR Institutional Investor subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant SR Institutional Investor.

●	Certain aspects of the SR Due Diligence Requirements and what is or will be required to demonstrate compliance to regulators remain unclear. Prospective investors should make themselves aware of the SR Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the Certificates.

●	Prospective investors should be aware that none of the depositor, the underwriters, the originators, the sponsors, the issuing entity or their respective affiliates will retain a material net economic interest in this securitization transaction, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such party will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any SR Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the SR Due Diligence Requirements.

●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be subject to any SR Due Diligence Requirements. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party or parties for any such securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates and the Uncertificated Interests will be BMO 2022-C3 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 48 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $726,702,946 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in October 2022 (or, in the case of any Mortgage Loan that has its first due date subsequent to October 2022, the date that would have been its due date in October 2022 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Sixteen (16) Mortgage Loans (collectively 48.2%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Whole Loan”). A Whole Loan consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity.

If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Whole Loan may be referred to in this prospectus as a “Pari Passu Whole Loan”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Whole Loan may be referred to in this prospectus as an “AB Whole Loan”.

If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan.

The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Whole Loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Whole Loans” below for more information regarding the identity of, and certain other information regarding, the Whole Loans, as well as rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of Montreal (“BMO”)	13 (the “BMO Mortgage Loans”)(1)(2)	$223,911,085	30.8%
Citi Real Estate Funding Inc. (“CREFI”).	4 (the “CREFI Mortgage Loans”)	$103,800,000	14.3
3650 Real Estate Investment Trust 2 LLC (“3650 REIT”)	6 (the “3650 REIT Mortgage Loans”)	$83,898,574	11.5
LMF Commercial, LLC (“LMF”)	4 (the “LMF Mortgage Loans”)	$77,666,340	10.7
UBS AG (“UBS”)	2 (the “UBS Mortgage Loans”)	$67,000,000	9.2
Sabal Capital II, LLC (“Sabal”)	8 (the “Sabal Mortgage Loans”)	$47,970,000	6.6
ReadyCap Commercial, LLC (“ReadyCap Commercial”) / Sutherland Asset I, LLC (“Sutherland Asset I”) (collectively, “ReadyCap” and, each a “ReadyCap Mortgage Loan Seller”)(3)	8 (the “Ready Capital Mortgage Loans”)	$46,971,532	6.5
Starwood Mortgage Capital LLC (“SMC”)	2 (the “SMC Mortgage Loans”)(1)(2)	$37,985,415	5.2
Bank of Montreal/Starwood Mortgage Capital LLC	1(2)	$37,500,000	5.2
Total	48	$726,702,946	100.0%

(1)	Except as otherwise indicated, references to: (i) “BMO Mortgage Loan(s)” also include the BMO Park West Village Note(s) (as defined below); and (ii) “SMC Mortgage Loan(s)” also include the SMC Park West Village Note(s) (as defined below).

(2)	The Park West Village Mortgage Loan (5.2%) is part of a Whole Loan as to which separate notes are being sold by BMO and SMC. The Park West Village Mortgage Loan is evidenced by three (3) senior promissory notes: (i) note A-4, with a Cut-off Date Balance of $5,000,000, as to which BMO is acting as Mortgage Loan Seller (the “BMO Park West Village Note(s)”) and (ii) note(s) A-9 and A-10, with an aggregate Cut-off Date Balance of $32,500,000, as to which SMC is acting as Mortgage Loan Seller (the “SMC Park West Village Note(s)”).

(3)	ReadyCap Commercial, LLC and Sutherland Asset I, LLC are affiliated entities, with the ultimate parent company of both entities being Ready Capital Corporation.

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of Montreal(1)(2)(3)	Bank of Montreal	13	$223,911,085	30.8%
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	4	103,800,000	14.3
3650 Real Estate Investment Trust 2 LLC	3650 Real Estate Investment Trust 2 LLC	6	83,898,574	11.5
LMF Commercial, LLC	LMF Commercial, LLC	4	77,666,340	10.7
UBS AG(4)	UBS AG	2	67,000,000	9.2
Sabal Capital II, LLC	Sabal Capital II, LLC	8	47,970,000	6.6
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	2	37,985,415	5.2
Bank of Montreal/Starwood Mortgage Capital, LLC/Citi Real Estate Funding Inc.(5).	Bank of Montreal/Starwood Mortgage Capital LLC	1	37,500,000	5.2
ReadyCap Commercial, LLC	ReadyCap Commercial, LLC / Sutherland Asset I, LLC(6)	5	25,846,532	3.6
Greystone Servicing Company LLC	ReadyCap Commercial, LLC(7)	2	15,675,000	2.2
CIBC Inc	Sutherland Asset I, LLC(8)	1	5,450,000	0.7
	Total	48	$726,702,946	100.0%

(1)	The Yorkshire & Lexington Towers Mortgage Loan (5.1%) is part of a Whole Loan that was co-originated by BMO, CREFI and SMC.

(2)	The Bell Works Mortgage Loan (1.4%) is part of a Whole Loan that was co-originated by CREFI, BMO and Barclays Capital Real Estate Inc.

(3)	The A&R Hospitality Portfolio Mortgage Loan (1.0%) is part of a Whole Loan that was co-originated by Société Générale Financial Corporation, BMO and Goldman Sachs Bank USA.

(4)	The 469 7th Avenue Mortgage Loan (4.1%) is part of a Whole Loan that was co-originated by UBS AG and CREFI.

(5)	The Park West Village Mortgage Loan (5.2%) is comprised of the BMO Park West Village Notes and the SMC Park West Village Notes. The Park West Village Whole Loan was co-originated by BMO, SMC and CREFI.

(6)	Sutherland Asset I, LLC has acquired or will acquire the Greenhaven Townhouses Mortgage Loan that was originated or co-originated by ReadyCap Commercial, LLC on or prior to the Closing Date.

(7)	ReadyCap Commercial, LLC has acquired or will acquire the Mortgage Loans or portions thereof that were originated or co-originated by Greystone Servicing Company LLC on or prior to the Closing Date.

(8)	Sutherland Asset I, LLC has acquired or will acquire the Mortgage Loan or portions thereof that was originated or co-originated by CIBC Inc. on or prior to the Closing Date.

Bank of Montreal, UBS AG, Starwood Mortgage Capital LLC, Citi Real Estate Funding Inc., LMF Commercial, LLC, ReadyCap Commercial, LLC, 3650 Real Estate Investment Trust 2 LLC, Sabal Capital II, LLC, Greystone Servicing Company LLC and CIBC Inc. are referred to in this prospectus as originators.

BMO Commercial Mortgage Securities LLC (the “Depositor”) will acquire the Mortgage Loans from each of BMO, UBS AG, SMC, LMF, ReadyCap Commercial, Sutherland Asset I, 3650 REIT and Sabal (collectively, the “Sponsors”) on or about October 7, 2022 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Yorkshire & Lexington Towers Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Yorkshire & Lexington Towers Mortgage Loan or the Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Yorkshire & Lexington Towers Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Yorkshire & Lexington Towers) is combined with any Whole Loan-related defined term (for example, Yorkshire & Lexington Towers Companion Loan Holder), reference is being made to such combined term (for example, Yorkshire & Lexington Towers Companion Loan Holder) as it relates to that particular Split Mortgage Loan or the related Whole Loan as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Certain appraisals were prepared prior to the COVID-19 outbreak and do not account for the effects of the pandemic on the related Mortgaged Properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of October 2022 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to October 2022, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of October 2022); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than seven (7) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions:

●	With respect to the Central States Industrial Portfolio Mortgage Loan (2.8%), the Appraised Value of $88,000,000 reflects a premium attributed to the value of the Mortgaged Properties as a whole. The sum of the as-is appraised values of each of the related Mortgaged Properties is $86,970,000.

●	With respect to the Lakeshore Marketplace Mortgage Loan (1.6%), the Appraised Value of $32,560,000 is the “as-is” value as of October 23, 2021 assuming a capital reserve account in the amount of $500,000. The “as-is” value as of October 23, 2021 without the assumption of a capital reserve account is $32,060,000.

●	With respect to the Hampton Inn Richmond Mortgage Loan (1.4%), the Appraised Value of the Mortgaged Property represents the sum of the “as-is” appraised value of $12,500,000 (determined by the appraiser as of June 1, 2022) and the borrower’s budgeted cost of $2,227,224 to complete a franchisor-mandated property improvement plan at the Mortgaged Property. At origination, the borrower deposited $2,784,030 with the lender, representing 125% of the estimated cost to complete such property improvement plan.

●	With respect to the Hayes Mechanical Industrial Portfolio Mortgage Loan (1.2%), the Appraised Values for three of the five Mortgaged Properties reflect a “Prospective Leased Fee” values; the Appraised Value for one of the five Mortgaged Properties reflects the “Prospective Market Value”; and the Appraised Value for one of the five Mortgaged Properties reflects the “As Is” value. These values assume as a condition that the borrower entered into a lease with the single tenant of these Mortgaged Properties concurrently with the origination of the related Mortgage Loan, which condition was satisfied at origination. The Appraised Value of the 5959 South Harlem Avenue Building Mortgaged Property is a “Prospective Leased Fee” value of $11,150,000 as of May 26, 2022. The “as-is” appraised value of the 5959 South Harlem Avenue Building Mortgaged Property as of April 5, 2022, was $11,045,000. The Appraised Value of the 11825 Olive Street Mortgaged Property is a “Prospective Leased Fee”

value of $1,930,000 as of May 20, 2022. The “as-is” appraised value of the 11825 Olive Street Mortgaged Property as of April 14, 2022, was $2,750,000. The Appraised Value of the 318 N 25th St Mortgaged Property is a “Prospective Market Value” of $840,000 as of May 15, 2022. The “as-is” appraised value of the 318 N 25th St Mortgaged Property as of April 5, 2022, was $830,000. The Appraised Value of the 1201 Pontiac Court Mortgaged Property is a “Prospective Leased Fee” value of $710,000 as of May 15, 2022. The “as-is” appraised value of the 1201 Pontiac Court Mortgaged Property as of April 6, 2022, was $800,000. The appraiser’s “as-is” value for the entire portfolio is higher than the aggregate values described in this paragraph as the “as-is” value for the entire portfolio does not take into account that the borrower entered into a lease with a single tenant at origination.

●	With respect to the Central Texas Self Storage Mortgage Loan (1.0%), the Appraised Value of $12,400,000 reflects a premium attributed to the value of the Mortgaged Properties as a whole. The sum of the as-is appraised values of each of the related Mortgaged Properties is $11,950,000.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group (which includes 2 or more Mortgage Loans) of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Whole Loan), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A to this prospectus:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
Bayou City Portfolio	4.4%	55.2%	$2,500,000	50.9%
Art Ovation Hotel	1.4%	64.2%	$12,000,000	50.8%

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Central States Industrial Portfolio	2.8%	68.1%	$88,000,000	68.9%	$86,970,000
Lakeshore Marketplace	1.6%	66.0%	$32,560,000	67.1%	$32,060,000
Hampton Inn Richmond	1.4%	67.2%	$14,727,224	79.1%	$12,500,000
Hayes Mechanical Industrial Portfolio	1.2%	54.8%	$16,480,000	52.3%	$17,275,000
Central Texas Self Storage	1.0%	56.9%	$12,400,000	59.0%	$11,950,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s); and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Cash Flow was calculated based on the related Underwritten Net Cash Flow divided by the related Cut-off Date Balance less a related earnout or holdback reserve:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NCF	Earnout or Holdback Amount	Debt Yield on Underwritten NCF
Phoenix Industrial Portfolio IX	5.1%	9.2%	$5,000,000	9.8%
Bayou City Portfolio	4.4%	8.7%	$2,500,000	9.5%
South Michigan Avenue	3.1%	8.4%	$920,000	8.7%
Art Ovation Hotel	1.4%	10.3%	$12,000,000	13.0%

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s); and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Operating Income was calculated based on the related Underwritten Net Operating Income divided by the related Cut-off Date Balance less a related earnout or holdback reserve:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NOI	Earnout or Holdback Amount	Debt Yield on Underwritten NOI
Phoenix Industrial Portfolio IX	5.1%	9.8%	$5,000,000	10.6%
Bayou City Portfolio	4.4%	9.2%	$2,500,000	10.0%
South Michigan Avenue	3.1%	8.7%	$920,000	9.1%
Art Ovation Hotel	1.4%	11.6%	$12,000,000	14.7%

 “DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise; and

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated based on the related Maturity Date Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A to this prospectus:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Maturity Date/ARD LTV Ratio	Earnout or Holdback Amount	Maturity Date/ARD LTV Ratio
Bayou City Portfolio	4.4%	46.9%	$2,500,000	42.7%
Art Ovation Hotel	1.4%	56.8%	$12,000,000	43.4%

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Central States Industrial Portfolio	2.8%	68.1%	$88,000,000	68.9%	$86,970,000
Lakeshore Marketplace	1.6%	60.8%	$32,560,000	61.7%	$32,060,000
Hampton Inn Richmond	1.4%	57.9%	$14,727,224	68.2%	$12,500,000
Hayes Mechanical Industrial Portfolio	1.2%	54.8%	$16,480,000	52.3%	$17,275,000
Central Texas Self Storage	1.0%	56.9%	$12,400,000	59.0%	$11,950,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, self storage, industrial and mixed use (to the extent the related Mortgaged Property includes office, retail, self storage or industrial space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged

Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include “straight line” rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows. In the case of the Park West Village Whole Loan (5.2%), the Underwritten Net Cash Flow includes supplemental income reserve disbursements from a supplemental income reserve of $4,920,000. In the case of the Yorkshire & Lexington Towers Whole Loan (5.1%), the Underwritten Net Cash Flow includes supplemental income reserve disbursements from a supplemental income reserve of $5,226,004.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows. In the case of the Park West Village Whole Loan (5.2%), the Underwritten Net Operating Income includes supplemental income reserve disbursements from a supplemental income reserve of $4,920,000. In the case of the Yorkshire & Lexington Towers Whole Loan (5.1%), the Underwritten Net Operating Income includes supplemental income reserve disbursements from a supplemental income reserve of $5,226,004.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. See “—Tenant Issues” below.

“Units”, “Rooms” or “Pads” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, or (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics(1)
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$726,702,946
Number of Mortgage Loans	48
Number of Mortgaged Properties	89
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,700,000 to $37,500,000
Average Cut-off Date Balance	$15,139,645
Range of Mortgage Rates	3.04000% to 6.60000%
Weighted Average Mortgage Rate	5.35217%
Range of original terms to Maturity Date/ARD	60 months to 120 months
Weighted average original term to Maturity Date/ARD	112 months
Range of Cut-off Date remaining terms to Maturity Date/ARD	49 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD	108 months
Range of original amortization terms(2)	240 months to 360 months
Weighted average original amortization term(2)	353 months
Range of remaining amortization terms(2)	240 months to 360 months
Weighted average remaining amortization term(2)	352 months
Range of Cut-off Date LTV Ratios(3)(4)	31.3% to 68.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	53.7%
Range of Maturity Date/ARD LTV Ratios(3)(4)	22.7% to 68.6%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)	51.7%
Range of UW NCF DSCR(3)(5)	1.21x to 5.08x
Weighted average UW NCF DSCR(3)(5)	1.88x
Range of Debt Yield on Underwritten NOI(3)(6)	7.8% to 16.9%
Weighted average Debt Yield on Underwritten NOI(3)(6)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	73.2%
Amortizing Balloon	13.8%
Interest Only, then Amortizing Balloon	12.9%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	14.4%
Mortgage Loans with subordinate debt only	6.5%
Mortgage Loans with mezzanine debt and subordinate debt	5.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include any Mortgage Loan that pays interest-only until its maturity date or anticipated repayment date.

(3)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a whole loan, based on both that Mortgage Loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(4)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized”, “as portfolio” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 54.2% and 52.3%, respectively.

(5)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the annual debt service that would be in effect for such Mortgage Loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(6)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such Mortgage Loan, and the Debt Yield on Underwritten NCF for each Mortgage Loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such Mortgage Loan; provided, that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Whole Loan(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes thirty-two (32) Mortgage Loans (73.2%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, nine (9) Mortgage Loans (12.9%) that pay interest-only for a portion of their respective terms (and then pay principal and interest for their remaining terms), and seven (7) Mortgage Loans (13.8%) that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	20	$194,992,827	26.8%
Garden	14	110,147,594	15.2
High Rise	3	74,500,000	10.3
Age Restricted	1	5,450,000	0.7
Townhomes	1	3,251,125	0.4
Mid Rise	1	1,644,107	0.2
Office	8	$161,400,000	22.2%
CBD	3	70,000,000	9.6
Suburban	4	64,400,000	8.9
Medical	1	27,000,000	3.7
Industrial	24	$130,559,900	18.0%
Warehouse / Distribution	14	42,333,161	5.8
Flex	3	28,831,653	4.0
Warehouse	1	27,500,000	3.8
Manufacturing	4	26,041,998	3.6
Cold Storage	1	4,570,952	0.6
Manufacturing / Warehouse / Distribution	1	1,282,137	0.2
Retail	9	$127,570,014	17.6%
Anchored	5	89,749,914	12.4
Single Tenant	3	31,320,100	4.3
Unanchored	1	6,500,000	0.9
Hospitality	13	$49,441,085	6.8%
Limited Service	8	23,583,319	3.2
Extended Stay	4	15,857,766	2.2
Full Service	1	10,000,000	1.4
Mixed Use	3	$28,720,000	4.0%
Multifamily / Retail	3	28,720,000	4.0
Self Storage	7	$28,225,000	3.9%
Manufactured Housing	5	$5,794,120	0.8%
Total	89	$726,702,946	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

With respect to all of the property types listed above, the borrowers with respect to the Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers with respect to the Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Multifamily Properties

Twenty (20) multifamily properties (26.8%) secure, in whole or in part, thirteen (13) (26.8%) of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the Park West Village Mortgage Loan (5.2%), based on the underwritten rent roll dated as of July 22, 2022, 418 of the 850 units at the Mortgaged Property are rent stabilized, and the remaining 432 units at the Mortgaged Property are rented at fair market value. With respect to the Yorkshire & Lexington Towers Mortgage Loan (5.1%), as of March 1, 2022, 305 of the 808 units at the Mortgaged Properties are rent stabilized, and the remaining 503 units at the Mortgaged Properties are rented at fair market value. Rent stabilized leases at each such Mortgaged Property can be one or two years in length at the option of the tenant.

The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the New York City Rent Guidelines Board. The New York City Rent Guidelines Board in New York

City sets maximum rates for rent increases once a year which are effective for one or two year leases beginning on or after October 1 each year. Tenants in rent stabilized apartments are entitled to required essential services and lease renewals on the same terms and conditions as the original lease and may not be evicted except on grounds allowed by law. The related borrowers are required to comply with the HSTP Act, which among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. Under the HSTP Act, for certain types of building-wide major capital improvements (“MCIs”) that benefit all of the tenants in a building (such as the replacement of a boiler or plumbing) the landlord may apply to the State of New York Division of Housing and Community Renewal (“DHCR”) to increase the rent of their rent stabilized tenants. The amount that a landlord can raise tenants’ rents due to MCIs is capped at 2% of their current rent per year, and there is no retroactive amount. This cap applies to MCI increases not collected yet that were approved after June 16, 2012. Additionally, MCI increases are now temporary and will be removed from tenants’ rents after 30 years. MCI increases cannot be added to the tenant’s rent if there are any “hazardous” or “immediately hazardous” violations at the building. The landlord must fix these violations before any MCI can be authorized by state regulators. MCI increases are not permitted if fewer than 35% of the apartments in the building are rent regulated. The HSTP Act also restricts landlords’ ability to increase rents for improvements made to individual apartments (“IAIs”) (for example, new flooring, new fixtures or other improvements). The amount by which the landlord can increase the rent is determined by how much the improvements cost. In buildings that contain more than 35 apartments (such as the Mortgaged Properties), the landlord can collect a permanent rent increase equal to 1/180th of the cost of the improvement (maximum $83.33 per month). Before a landlord can collect a rent increase due to an IAI, they must first fix any “hazardous” or “immediately hazardous” violations in the apartment. A landlord can only claim up to three IAIs in a 15-year period, and total costs eligible for a rent increase calculation cannot exceed $15,000 in a 15-year period. Additionally, IAI increases are now temporary and will be removed from tenants’ rents 30 years from the date the increase became effective. A landlord also may increase the rent because of hardship or increased labor costs. These restrictions on the ability of the borrowers to increase rents for MCIs and IAIs under the HSTP Act may discourage the related borrowers from renovating the Mortgaged Properties or otherwise investing in the Mortgaged Properties, which in turn may adversely affect the ability of the Mortgaged Properties to relet vacant units to new tenants.

With respect to the Block Multifamily Portfolio Loan (0.7%), 21 of the 35 total units (representing approximately 61.8% of all units by number) are subject to monthly rental subsidies.

With respect to the Greenhaven Townhomes Loan (0.4%), 36 of the multifamily units are, as of the Cut-off Date, occupied by tenants receiving assistance under the Section 8 program or another low-income housing tax credit program.

With respect to the Valley Paradise Loan (0.4%), the related Mortgaged Property is subject to California Assembly Bill 1482 (the Tenant Protection Act of 2019), which includes, with certain exceptions, requirements that tenancy terminations may only be performed for “just cause” reasons and annual rent increases cannot exceed 5% (plus local inflation rates) or 10%, whichever is lower. The Mortgaged Property is also subject to the Los Angeles Rent Stabilization Ordinance, which affects apartments built prior to October 31, 1978. The city of Los Angeles issues a release every year that indicates the permitted percentage rent increase. This amount is typically tied to the Consumer Price Index; however, landlords can petition for larger increases based on greater operating expense and capital improvements. The restrictions are subject to a vacancy decontrol provision, pursuant to which the owner can raise rents to a market level upon the vacating of a unit by the tenant. As of the Cut-off Date, all of the multifamily units at the Mortgaged Property are subject to the Tenant Protection Act of 2019. The Mortgaged Property is also subject to the Costa-Hawkins Rental Housing Act, which allows vacant units in otherwise rent-controlled buildings to be rented at market rate.

With respect to the Denton Multifamily Loan (0.7%), approximately 82.1% of the units are leased to university students on 12 month leases.

With respect to the LaGrange Point Mortgage Loan (0.7%), the Mortgaged Property consists of multifamily housing restricted to tenants aged 62 and older.

Office Properties

Eight (8) office properties (22.2%) secure, in whole or in part, eight (8) (22.2%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks

Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Certain of the Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property.

With respect to the 111 River Street Mortgage Loan (1.4%), a borrower affiliate has an ownership stake in two nearby buildings which compete with the related Mortgaged Properties.

Industrial Properties

Twenty-four (24) industrial properties (18.0%) secure, in whole or in part, seven (7) (18.4%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

Retail Properties

Nine (9) retail properties (17.6%) secure, in whole or in part, nine (9) (20.5%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

With respect to the La Habra Marketplace Mortgage Loan (2.8%), Cineworld Group plc, the parent company of the largest tenant at the Mortgaged Property, Regal Entertainment Group, reportedly filed for Chapter 11 bankruptcy on September 7, 2022 in the United States Bankruptcy Court for the Southern District of Texas. There can be no assurance that Regal Entertainment Group will remain in occupancy at the Mortgaged Property or that such bankruptcy filing will not have an adverse impact on the Mortgaged Property. See “Risk Factors—Description of the Mortgage Pool—Certain Terms of the Mortgage Loan—Partial Releases—Property Release; Partial Prepayments”.

Hospitality Properties

Thirteen (13) hospitality properties (6.8%) secure, in whole or in part, four (4) (6.8%) of the Mortgage Loans. Twelve (12) of the hospitality properties (6.6%) are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. With respect to the A&R Hospitality Portfolio Mortgage Loan (1.0%), the Beachside Gulf Shores Mortgaged Property is operated as an independent, boutique hotel and is not subject to a “flag.” A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Home2 Suites & Holiday Inn Express Phoenix Portfolio - Home2 Suites by Hilton Phoenix Airport North	$13,000,000	1.8%	1/31/2038	9/6/2032
Art Ovation Hotel	$10,000,000	1.4%	4/30/2043	8/5/2032
Hampton Inn Richmond	$9,891,085	1.4%	6/30/2037	9/5/2032
Home2 Suites & Holiday Inn Express Phoenix Portfolio - Holiday Inn Express & Suites Phoenix Airport North	$9,300,000	1.3%	12/11/2039	9/6/2032
A&R Hospitality Portfolio - Fairfield Inn Orange Beach	$1,454,028	0.2%	2/12/2035	9/1/2032
A&R Hospitality Portfolio - Home2Suites Mobile	$1,038,476	0.1%	2/28/2037	9/1/2032
A&R Hospitality Portfolio - Home2Suites Daphne	$933,984	0.1%	3/31/2040	9/1/2032
A&R Hospitality Portfolio - Staybridge Suites Gulf Shores	$885,306	0.1%	5/14/2038	9/1/2032
A&R Hospitality Portfolio - Gulf Shores Motel 6	$513,369	0.1%	4/26/2033	9/1/2032
A&R Hospitality Portfolio - Red Roof Pensacola	$460,893	0.1%	5/15/2038	9/1/2032
A&R Hospitality Portfolio - Quality Inn Gulf Shores	$352,833	0.0%	3/8/2037	9/1/2032
A&R Hospitality Portfolio - Red Roof Gulf Shores	$320,266	0.0%	3/14/2037	9/1/2032

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent.

Hospitality properties may be particularly affected by seasonality. The A&R Hospitality Portfolio Mortgage Loan (1.0%) requires a seasonality reserve that was established in connection with the origination of each such Mortgage Loan and/or that is required on an ongoing basis.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. With respect to the following Mortgaged Properties, food and beverage revenue comprises greater than 20% of Underwritten Revenues, as indicated in the table below. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks— General—Hospitality Properties”.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Food and Beverage Revenue as % of Underwritten Revenues
Art Ovation Hotel	1.4%	26.4%

Mixed Use Properties

Three (3) mixed use properties (4.0%) secure, in whole or in part, three (3) (4.0%) of the Mortgage Loans.

Each of the mixed use properties has one or more retail and/or multifamily components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—General—Retail Properties” and “—General—Multifamily Rental Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

Seven (7) self storage properties (3.9%) secure four (4) (3.9%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

Manufactured Housing Community Properties

Five (5) manufactured housing community property (0.8%) secures, in whole or in part, one (1) (0.8%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	1	3.1%
R&D facility and/or data center(2)	1	5.0%
Grocery(3)	3	8.4%
Entertainment Venue(4)	1	3.1%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(5)	1	3.7%
Bank branch(6)	1	4.1%
Gym, fitness center, spa, salon, pool or health club(7)	1	3.1%

(1)	Includes the following Mortgaged Properties: South Michigan Avenue (Crab Bucket No1, LLC).

(2)	Includes the following Mortgaged Properties:

(3)	Includes the following Mortgaged Properties: Center Pointe Plaza I (Sai Farmer’s Market), ACME Mahwah (ACME Supermarkets) and PHX Industrial & LA Retail Portfolio - Winn Dixie Prairieville (Winn-Dixie).

(4)	Includes the following Mortgaged Properties: South Michigan Avenue (Once Upon A Playhouse, LLC).

(5)	Includes the following Mortgaged Properties: Lakes Medical Center (Shores III, L.L.C.).

(6)	Includes the following Mortgaged Properties: Wells Fargo Center Tampa (Wells Fargo Bank).

(7)	Includes the following Mortgaged Properties: South Michigan Avenue (Issues Barber & Beauty Salon).

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Scotland Court Industrial Mortgaged Property (0.6%), two tenants operate an automobile repair shop on site.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$37,500,000	5.2%
Five (5) Largest Mortgage Loans	$185,000,000	25.5%
Ten (10) Largest Mortgage Loans	$339,657,635	46.7%
Largest Related-Borrower Concentration(1)	$74,500,000	10.3%
Next Largest Related-Borrower Concentration(1)	$25,000,000	3.4%

(1)	Excludes single-borrower Mortgage Loans and Crossed Groups that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.7% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Yorkshire & Lexington Towers	$37,000,000	5.1%
Phoenix Industrial Portfolio IX	37,000,000	5.1
Bayou City Portfolio	32,191,295	4.4
PHX Industrial & LA Retail Portfolio	24,500,000	3.4
Home2 Suites & Holiday Inn Express Phoenix Portfolio	22,300,000	3.1
Central States Industrial Portfolio	20,000,000	2.8
Hayes Mechanical Industrial Portfolio	9,030,000	1.2
A&R Hospitality Portfolio	7,250,000	1.0
Central Texas Self Storage	7,050,000	1.0
Sunset Apartment Portfolio	6,350,000	0.9
Knoxville MHC Portfolio	5,794,120	0.8
Block Multifamily Portfolio	5,115,000	0.7
Grand Total	$213,580,415	29.4%

Four (4) groups of Mortgage Loans (16.7%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 10.3% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Park West Village	$37,500,000	5.2%
Yorkshire & Lexington Towers	37,000,000	5.1
Total for Group 1:	$74,500,000	10.3%

Group 2
Icon One Daytona	$15,000,000	2.1%
Art Ovation Hotel	10,000,000	1.4
Total for Group 2:	$25,000,000	3.4%

Group 3
Centerbrooke Self Storage	$9,500,000	1.3%
Warwick Self Storage	6,175,000	0.8
Total for Group 3:	$15,675,000	2.2%

Group 4
561 Clinton Street	$3,500,000	0.5%
2015 Walnut Street	2,700,000	0.4
Total for Group 4:	$6,200,000	0.9%

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
New York	6	$118,000,000	16.2%
New Jersey	4	79,500,000	10.9
Florida	6	66,061,299	9.1
Michigan	13	57,659,144	7.9
Arizona	5	54,579,900	7.5
Illinois	8	45,745,483	6.3
Texas	8	44,031,295	6.1
California	4	39,895,000	5.5
Indiana	1	37,000,000	5.1
Total	55	$542,472,121	74.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Texas, North Carolina, Florida and Arizona, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, Louisiana, North Carolina and Alabama, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Five (5) Mortgaged Properties (7.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Eleven (11) of the Mortgaged Properties (7.1%), namely, the Phoenix Industrial Portfolio IX - Memphis, TN Mortgaged Property, the Phoenix Industrial Portfolio IX - Wetumpka, AL Mortgaged Property, the Phoenix Industrial Portfolio IX - Iowa City Mortgaged Property, the Phoenix Industrial Portfolio IX - Versailles, KY Mortgaged Property, the Scotland Court Industrial Mortgaged Property, the 561 Clinton Street Mortgaged Property, the 2015 Walnut Street Mortgaged Property, Mortgaged Properties comprising the Block Multifamily Portfolio and the Denton Multifamily Mortgaged Property were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Twelve (12) of the Mortgaged Properties (7.4%), namely, the Phoenix Industrial Portfolio IX - Rockford, IL Mortgaged Property, the Mortgaged Properties comprising the Central States Industrial Portfolio and the Saks Fulfillment Center Mortgaged Property, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Six (6) of the Mortgaged Properties (2.0%), namely, the Mortgaged Properties comprising the Hayes Mechanical Industrial Portfolio and the Albertsons Clovis Mortgaged Property, are subject to a triple-net lease with the related tenants and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other Mortgaged Properties have less than 3 years of historical financial information presented on Annex A.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of each of the Park West Village Mortgage Loan (5.2%), the Yorkshire & Lexington Towers Mortgage Loan (5.1%), the Wells Fargo Center Tampa Mortgage Loan (4.1%), the ACME Mahwah Mortgage Loan (3.2%), the Central States Industrial Portfolio Mortgage Loan (2.8%), and the 111 River Street Mortgage Loan (1.4%), the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Three (3) Mortgage Loans (5.8%), namely, the 469 7th Avenue Mortgage Loan (4.1%), the A&R Hospitality Portfolio Mortgage Loan (1.0%) and the Block Multifamily Portfolio Mortgage Loan (0.7%), are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

●	With respect to the A&R Hospitality Portfolio Mortgage Loan (1.0%), the Staybridge Suites Gulf Shores Mortgaged Property is subject to a three-unit mixed use land condominium regime comprised of the Mortgaged Property and two non-collateral retail parcels. The borrower holds a 49.7% ownership interest in the related condominium association and does not control the related condominium board. However, certain major decisions require the consent of the borrower, including any amendment to the related condominium declaration. In addition, any material amendments to the related condominium documents require the consent of the lender. The Mortgage Loan documents provide full recourse to the borrowers and guarantor for the payment of the allocated loan amount applicable to the Staybridge Suites Gulf Shores Mortgaged Property, together with any applicable yield maintenance, if (i) the condominium documents are amended or (ii) the related condominium regime is terminated, in either instance without the lender’s prior written consent in any manner that materially adversely affects the borrowers’ rights. Notwithstanding the foregoing, there can be no assurance that the related borrowers or the non-recourse carveout guarantor will perform its related recourse obligations if required to do so under the Mortgage Loan documents.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Bell Works Mortgaged Property (1.4%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time other than the 60 days prior to a securitization of the Mortgage Loan, the borrower may record condominium documents whereby it shall impose a condominium regime on its fee interest in the Mortgaged Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Mortgaged Property which are not included in the Upper Unit after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property, namely 111 River Street (1.4%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

In general, except as described above or as noted on Annex E-1B to this prospectus, unless the related fee interest is also encumbered by the related Mortgage and except as disclosed in the following paragraph, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Mortgage Loan representations and warranties no. (34) (Ground Leases) on Annex E-1A to this prospectus and any related exceptions on Annex E-1B to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

Except as set forth below, none of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated with the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

See “Risk Factors—Risks Related to the Mortgage Loans—Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates” above, and “—Default History, Bankruptcy Issues and Other Proceedings—Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” below.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

COVID-19 Considerations

The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates. See “Significant Loan Summaries” in Annex B for discussions of the impact of the COVID-19 pandemic on operations of certain tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 32 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will

Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), the related ESA identified residual contamination as a CREC at the Versailles, KY Mortgaged Property. From 1961 through 2019 the Versailles, KY Mortgaged Property was used to manufacture glass lamps and bulbs with resultant lead dust impacts. Remedial actions involved excavation and removal of impacted soil and the Kentucky Department of Environmental Protection (“KDEP”) approved a “Clean Closure Certification” for the soil contamination under the KDEP Brownfields Program in 1985. In September 1999, KDEP issued the results of a Resource Conservation and Recovery Act Facility Assessment which identified three areas of concern that required further action. In addition, the previously excavated area was reevaluated in 2000 under a Clean Closure Equivalency Demonstration (“CCED”). Additional excavation of lead-impacted soil was completed in December 2000. Groundwater monitoring was conducted during 2001 and 2002. The wells were abandoned in May 2003 in accordance with a plan approved by the KDEP. The KDEP approved the findings of the CCED in 2003. In 2001, lead-impacted soils were excavated to bedrock, backfilled and paved. A soil cover was placed on surrounding unpaved areas to control exposure risk from residual lead in soil. An environmental covenant was recorded in 2008, prohibiting a 4.4-acre portion of the Versailles, KY Mortgaged Property from residential use. Given the current regulatory status, implemented remediation and controls, the conditions associated with the historical lead impacts are considered a CREC.

With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), the related ESA identified a CREC at the Iowa City, IA Mortgaged Property relating to impact to groundwater by volatile organic compound (“VOC”) with ongoing groundwater monitoring and natural attenuation under regulatory oversight. From 1967 through February 2021, the Iowa City, IA Mortgaged Property was used to manufacture padded foam and injection molded interior parts for the automotive industry. Underground storage tanks (“USTs”) and above-ground storage tanks (“SATs”) were removed in 1988. Multiple subsurface investigations during the 1990’s and 2000’s identified elevated levels of multiple VOCs in soil and groundwater on and off site. In July 1997, a multi-phase extraction system (“MPES”) was installed in the shallow zone to remove VOCs, including both upper shallow zone wells and lower shallow zone wells to remove VOCs from unsaturated soils in the upper water bearing unit. The MPES operated until April 1999. At that time, monthly monitoring indicated that the MPES had reached its maximum effectiveness and removal rates. Thus, the operation of the MPES ceased. The lower portion of the MPES was restarted in September 1999, was decommissioned and replaced with a new recovery well system in August 2011. An off-site monitoring network installed in 1999 continues to operate and discharges to the plant sewer system, which currently complies with the Iowa City pretreatment discharge requirements. Raytheon Technologies Corporation (“Raytheon”) has been identified as the party responsible for abating contamination under applicable law. Raytheon continues to operate the shallow groundwater recovery system and conducts groundwater monitoring annually. The implemented remedial activities coupled with the approved and ongoing controls - groundwater monitoring and natural attenuation under regulatory oversight - are considered a CREC.

With respect to the La Habra Marketplace Mortgage Loan (2.8%), the related ESA identified certain RECs at the related Mortgaged Property in connection with potential vapor intrusion risks from concentrations of tetrachloroethylene (PCE) in soil vapor related to the prior operation of dry cleaners at the Mortgaged Property. The Mortgage Loan documents require the borrower to, among other things, (i) complete certain vapor intrusion investigations recommended by the related environmental consultant, (ii) complete any remedial actions recommended by the environmental consultant as a result of such investigations including, without limitation, sealing any vapor intrusion pathways and installing sub-slab depressurization systems (collectively, the “La Habra Remedial Work”) and (iii) for the entirety of the term of the Mortgage Loan, comply with and perform any post-mitigation sampling, monitoring or other actions recommended by the environmental consultant. At origination, the borrower deposited approximately $550,000 with the lender in a vapor intrusion reserve in connection with the La Habra Remedial Work. Two rounds of indoor air sampling were completed at the Mortgaged Property in January 2022 and June 2022 in the spaces formerly occupied by dry cleaners, as well as certain adjacent spaces, to evaluate if PCE and its breakdown products were present in indoor air at concentrations exceeding applicable regulatory criteria. According to the related environmental consultant’s report, dated July 7, 2022, no such exceedances were detected and the environmental consultant therefore concluded that volatile organic compounds in soil vapor were not migrating to indoor air. Although the environmental consultant did not recommend any additional indoor air sampling or assessment in the applicable portions of the Mortgaged Property, it did recommend (i) that if future tenant improvements penetrate or alter the building slab, the slab be sealed to prevent vapor intrusion and (ii) if the building conditions at the applicable tenant spaces are significantly altered, further assessment of the potential for vapor intrusion be evaluated.

With respect to the Central States Industrial Portfolio Mortgage Loan (2.8%), the related ESA identified certain CRECs in connection with residual soil, groundwater and/or soil vapor impacts including, among other things, (i) metal concentrations at the Evergreen Mortgaged Property in the area of former rail spurs in excess of established residential land use standards (but below applicable commercial action levels) for which existing engineering controls include fencing and padlocked gates with no trespassing signs to prevent direct contact and for which a Baseline Environmental Assessment (“BEA”) and due care plan have been prepared in accordance with applicable Michigan regulations, (ii) polynuclear aromatics (“PNA”) and metal contamination at the Schoolcraft Mortgaged Property in an area of fill in excess of residential and non-residential standards for which existing engineering controls include the maintenance of an asphalt cover over the area of known contamination and for which a BEA and due care plan have been prepared in accordance with applicable Michigan regulations, (iii) trichloroethene and other contaminants of concern (“COC”) at the Mound Mortgaged Property in excess of residential and non-residential standards for which existing controls include the concrete floor in the related improvements and for which a BEA and due care plan have been prepared in accordance with applicable Michigan regulations, and (iv) arsenic concentrations at the Rochester Mortgaged Property in excess of residential direct contact standards (but below applicable commercial direct contact standards) that, according to the related ESA, may be attributable to naturally occurring background conditions, for which according to the ESA care should be taken to minimize exposure in the event of any future redevelopment or excavation of the Mortgaged Property.

With respect to the Union and Chapin Industrial Loan (1.5%), two ESAs were obtained identifying RECs for which follow up actions were recommended and In lieu of the recommended Phase II investigation, a $10,000,000.00 environmental insurance policy, effective as of October 30, 2020 to October 30, 2033, was obtained from Great American E & S Insurance Company. For the property located at 1051 Union Street, the ESA identifies the current and former industrial land use as a REC for the Mortgaged Property. The site operations include drum reconditioning of RCRA-empty drums. Therefore, based on the long-term industrial land use (approximately 66 years), potential releases to the subsurface may have occurred. The property located at 1051 Union Street also has a 3-chambered clarifier on site. Clarifier systems are used to treat waste water streams, and there is a potential that contaminants such as oils or solvents present in the waste stream could impact the soil beneath the property if the clarifier or associated drain system becomes compromised. Therefore, the ESA identifies the presence of a separator system as a REC. Lastly, the ESA identifies the long term spray painting activities (at least 37 years) and the paint booth operations at the property as a REC. For the property located at 1729 Chapin Road, the ESA identifies the subject property’s location within a larger historical landfill with reported soil gas impacts as a REC. The southern half of the property is located within the northern boundary of the larger closed Chapin landfill site. A pilot test study was conducted in 2011, and it recommended the installation and operation of a soil vapor extraction (“SVE”) system along Chapin Road. However, review of the California Department of Substance Control online files indicated that the recommended SVE system has not been installed. The property located at 1729 Chapin Road was occupied by a trucking terminal and/or repair shop from 1960 to 1995. There were six USTs at the property, and two were removed. The ESA notes that the subject property was utilized as a trucking/terminal repair shop when regulatory oversight was not in place with respect to hazardous substance/petroleum product storage and waste disposal. Based on the nature of those operations it is likely that various quantities of solvents and/or petroleum products would have been utilized. A REC was identified based on the lack of identified closure for the four UST listings, compliance violations related to hazardous waste storage listed in the regulatory database for Industrial Container Services, LLC (the sole tenant), duration of occupancy, the nature and time period of occupancy, the former terminal and repair shop operations, and the subsequent storage of large quantities of drums onsite.

With respect to the Bell Works Mortgage Loan (1.4%), the ESA identifies as a REC for the Mortgaged Property elevated levels of perfluorooctanoic acid (“PFOA”) and perfluoro octane sulfonate (“PFOAS”) identified in site groundwater and associated with historic operations. These impacts, along with numerous other Areas of Concern (“AOCs”) were identified during environmental investigations conducted at the Mortgaged Property between 1994 and 2015 pursuant to the requirements of the New Jersey Property Transfer Act. By November 2021, all AOCs, with the exception of the PFOA and PFOAS impacts to groundwater, had been issued limited restricted use closure under a Response Action Outcome (“RAO”). According to the ESA, these RAOs establish Deed Notices (“DN”), which restrict use of the AOCs to, for example, commercial/industrial uses, and/or establish Classification Exception Areas (“CEAs”), which serve as an institutional control identifying groundwater impacts in a local area and restrict certain groundwater related activities such as the installation and use of wells. The PFOA and PFOAS impacts to groundwater are still undergoing remedial investigation under the oversight of an environmental consultant licensed by New Jersey to oversee environmental investigation and cleanups. The ESA identifies the party responsible for such groundwater impacts as Nokia of America Corp. Given the identification of a responsible party unrelated to the borrower, and the oversight of ongoing remedial investigations by a New Jersey licensed environmental professional, the ESA consultant determined that no further investigations were warranted, but recommended continued monitoring of the ongoing investigation and following and maintaining the DN and CEA related requirements.

With respect to the Albertsons Clovis Mortgage Loan (0.8%), which is secured by a retail property, the ESA identified a REC at the Mortgaged Property related to elevated concentrations of total petroleum hydrocarbons found in the groundwater at the Mortgaged Property in connection with a release reported at a filling station located approximately 730 feet north of the Mortgaged Property following the removal of three 8,000-gallon gasoline USTs in 2011. Based on reported depth to groundwater, the environmental consultant determined it is unlikely that a soil vapor intrusion concern exists at the Mortgaged Property. Investigation and remediation are being conducted by the New Mexico Environmental Department (“NMED”), and a dual-phase extraction system was installed in southwestern portion of the Mortgaged Property. The New Mexico Corrective Action Fund will ultimately pay the costs of system operation, groundwater sampling and reporting. The related borrower has entered into an access agreement with the NMED to provide entry to the Mortgaged Property. The environmental consultant recommended periodic review of regulatory files at NMED in order to monitor the progress of response actions associated with the nearby release case and results of operation of the dual phase extraction system at the Mortgaged Property, until such time that site closure is granted by NMED. The Mortgage Loan documents require the related borrower to comply with the access agreement and provide notice to the lender of any material change in known pollution at the Mortgaged Property that increases risk of liability to the borrower or impacts to site occupants. In addition, the borrower is required to (a) provide notice to the lender when regulatory closure is obtained and (2) upon completion of remediation, enforce its rights under the access agreement to have the NMED restore the Mortgaged Property to pre-entry conditions, with all wells properly plugged and abandoned in accordance with applicable law, rules and regulations.

Litigation and Other Legal Considerations

There may be material pending or threatened litigation or other legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances or other material legal proceedings experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, a Mortgaged Property may be subject to litigation proceedings. For example:

●	With respect to each of the Park West Village Mortgage Loan (5.2%) and the Yorkshire & Lexington Towers Mortgage Loan (5.1%) that have the same borrower sponsors, one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. Such borrower sponsor reported that the related loan was the subject of maturity extensions following damage to the property caused by a hurricane in September 2017. The lender declared a default under the terms of the loan and filed a lawsuit against such borrower sponsor, seeking compensatory damages in the amount of $41,793,695 plus interest, together with default interest of approximately $20,000,000, and certain fees and costs. Such borrower sponsor reported that it filed a counterclaim alleging the plaintiff’s suit is an abuse of legal process, and the litigation is currently in discovery. In addition, in the case of the Yorkshire & Lexington Towers Mortgage Loan, certain of the borrowers reported that they are subject to a pending lawsuit in connection with an alleged overcharge claim related to the Lexington Towers Mortgaged Property. The plaintiff alleges that the related apartment unit was not properly deregulated in 2006 and is still subject to rent stabilization laws. The plaintiff is seeking approximately $370,878 in damages for the alleged overcharge.

●	With respect to the PHX Industrial & LA Retail Portfolio Mortgage Loan (3.4%), one of the borrower sponsors and nonrecourse carve-out guarantors, Kenneth Levy, was a defendant in certain shareholder derivative suits filed in state and federal courts between 2006 and 2009, each of which was related to an investigation of KLA-Tencor by the SEC and other federal agencies of alleged illegal backdated stock option grants and materially misleading financial reporting between 1997 and 2005. Mr. Levy served as CEO of KLA-Tencor and was chairman of the board of directors, a compensation committee member and company director until October 2006 when Mr. Levy left his role at KLA-Tencor and became chairman emeritus of the company. Each of the shareholder derivative suits have been settled or dismissed.

●	With respect to the Central States Industrial Portfolio Mortgage Loan (2.8%), the related borrower sponsor, Gavriel Alexander, previously sponsored a property securing a loan in the original principal amount of $42,650,000 that went into default and was subject to a foreclosure proceeding that resulted in the related lender (i) obtaining a foreclosure judgement in the amount of $35,937,291.39, plus certain interest and fees, and (ii) taking title to the related property in connection with a foreclosure sale in 2021.  In connection with such loan, Mr. Alexander (as one of three guarantors under the prior loan) and certain of his affiliates, are defendants to certain actions filed by the related lender alleging, among other things, that (i) a post foreclosure deficiency amount remains due under the prior loan and (ii) the guarantors violated certain “bad-boy” covenants under guarantees otherwise collectively capped at 25% of the original principal balance of the prior loan due to (x) certain unpermitted transfers in ownership interests in the borrower under such prior loan by certain passive members of such borrower and (ii) a failure to deposit certain rents into the related lockbox.  Accordingly, the related lender has filed claims for, among other things, (i) a to-be-determined post foreclosure deficiency amount against the borrower and guarantors (based on the alleged “bad-boy” covenant-beaches) under the prior loan and (ii) an amount equal to $7,662,550 against the guarantors as the amount otherwise allegedly remaining due under the guarantees.  Certain of the related claims remain in discovery through November 2022.  We cannot assure you that the foregoing actions will not have an adverse impact on the related borrower or the related guarantor under the Mortgage Loan.

●	With respect to the Hampton Inn Richmond Mortgage Loan (1.4%), the borrower sponsor and non-recourse carveout guarantor (the “Hampton Inn Borrower Sponsor”) was one of multiple defendants in a lawsuit filed by Presidential Bank (“Presidential”) on December 2010. The complaint alleged that Ved Hotels (“Ved”), an entity affiliated with the Hampton Inn Borrower Sponsor defaulted on a commercial mortgage loan secured by a hotel property located in Brevard County, Florida, and the plaintiff sought foreclosure of the mortgaged property securing the loan. The Hampton Inn Borrower Sponsor was a co-guarantor on the loan and, according to the Hampton Inn Borrower Sponsor, a 30% partner on the venture. In December 2009 and August 2010, Ved and Presidential entered into certain forbearance agreements with respect to the loan, modifying the amount of interest payable for a period of time commencing on October 1, 2009 and ending on September 30, 2010 in exchange for Ved providing certain operating statements and budgets during this time period and paying a fee equal to $5,500. Summary judgment was entered against the defendants in December 2011, pursuant to which the court found that the defendants failed to pay the August, 2010 loan payment and all subsequent, required payments. The court ruled that Presidential was entitled to a total amount of $4,703,171.10, comprising the loan balance and all overdue interest and fees, including attorney’s fees. The parties entered into a settlement agreement in February 2012, pursuant to which the defendants agreed to transfer the mortgaged property to Presidential along with Ved’s corporate bank accounts, and the Hampton Inn Borrower Sponsor and his co-guarantor each agreed to pay $5,000 to Presidential. This was in full settlement of all claims by Presidential. According to the Hampton Inn Borrower Sponsor, all of this stemmed from the recession continuing in 2010 and was not due to any independent operational issues.

●	With respect to the Valley Paradise Mortgage Loan (0.4%), the borrower sponsor previously sold a property that subsequently was foreclosed upon. During the related document review, a discrepancy was discovered in certain tax returns which resulted in the borrower sponsor pleading guilty to felony bank fraud in 1994.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Park West Village Mortgage Loan (5.2%), the related Mortgaged Properties are currently subject to an estimated $7.9 million renovation plan, which consists of (i) major renovation units intended to combine multiple vacant units into entirely new units and (ii) light renovations such as new appliances, countertops, removal of carpeting and lighting upgrades, among others. The related borrowers have executed the major renovation strategy on 12 units to date with 55 major renovation units remaining, which will be combined into 27 total units. For the light renovations, the related borrowers have completed 17 units to date with 270 light renovation units remaining. There can be no assurance that these renovations will be completed as expected and/or that there will be any corresponding increase in rent following such renovations.

With respect to the Yorkshire & Lexington Towers Mortgage Loan (5.1%), the related Mortgaged Properties are currently subject to an estimated $6.5 million renovation plan, which consists of (i) major renovation units intended to combine multiple vacant units into entirely new units and (ii) light renovations such as new appliances, countertops, removal of carpeting and lighting upgrades, among others. As of March 1, 2022, the related borrowers have executed the major renovation strategy on 41 units to date with 28 major renovation units remaining, which will be combined into 13 total units. For the light renovations, the related borrowers have completed 16 units to date with 283 light renovation units remaining. There can be no assurance that these renovations will be completed as expected and/or that there will be any corresponding increase in rent following such renovations.

With respect to the Hampton Inn Richmond Mortgage Loan (1.4%), the borrower is currently performing a franchisor-mandated PIP (generally including upgrades to guest rooms, common areas, exteriors, landscaping and technology) at the Hampton Inn Richmond Mortgaged Property, and the estimated cost of such renovations is $2,227,224. On the origination date, the borrower deposited $2,784,030 (representing approximately 125% of the estimated cost of such PIP) into a lender-controlled reserve account in connection with such renovations.

With respect to the La Habra Marketplace Mortgage Loan (2.8%), under its related lease, the largest tenant, Regal Entertainment Group, is required to perform a renovation of its space estimated to cost at least $5,500,000 and to include, among other things, upgrades to certain of the related auditoriums, the concession facilities and the lobby, hallways and auditorium entrances. Pursuant to the lease, the renovations are required to be at Regal Entertainment Group’s sole cost and expense, provided that the borrower is required to contribute $1,000,000 upon, among other conditions, the completion of such renovation. The renovation is required to be completed by December 31, 2024, provided that the deadline for completion will be extended to June 30, 2025 in the event Regal Entertainment Group is making good faith efforts to complete such renovation. Cineworld Group plc, the parent company of Regal Entertainment Group, reportedly filed for Chapter 11 bankruptcy on September 7, 2022 in the United States Bankruptcy Court for the Southern District of Texas. See “Risk Factors—Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Retail Properties”.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 15 years and of which we are aware:

●	With respect to each of the Park West Village Mortgage Loan (5.2%) and the Yorkshire & Lexington Towers Mortgage Loan (5.1%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. See “—Litigation and Other Legal Considerations” above. In addition, one of the borrower sponsors reported that it sponsored a loan in 2019 secured by a hospitality property that was transferred to special servicing in August 2020 due to disruptions caused by the Covid-19 pandemic and was later granted forbearance. The loan matured in December 2021 and the borrower sponsor is reportedly pursuing a refinance. In addition, one of the borrower sponsors reported that it sponsored a loan secured by a hospitality property that was transferred to special servicing in August 2021 due to disruptions caused by the Covid-19 pandemic. The borrower sponsor reported it is working with the special servicer to finalize a loan modification.

Additionally, one of the borrower sponsors of the Park West Village Mortgage Loan (5.2%) and the Yorkshire & Lexington Towers Mortgage Loan (5.1%) reported that (i) it sponsored a loan secured by twelve residential buildings that went into special servicing in 2008 and foreclosed in 2010; (ii) it sponsored a loan secured by three residential buildings that went into default in 2010 and foreclosed in 2011; (iii) it sponsored a loan secured by two residential buildings that went into default in 2009 and which the related borrower was forced into involuntary bankruptcy; (iv) it sponsored a loan secured by a residential building that went into default in 2010; and (v) it sponsored a loan secured by a residential building that resulted in a deed-in-lieu of foreclosure after the borrower was unable to obtain replacement financing during the 2008 recession.

●	With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), the guarantor entities (a) took control of borrowing entities that were subject to foreclosure in 2012 and 2013 in order to acquire distressed real estate notes, which foreclosures were not the cause of the guarantor entities’ sponsorship (i.e., no default-related transfer of control required under loan or organizational documents), but rather a step in such note acquisition, and (b) are also sponsors of borrowing entities of a 1998 mortgage loan collectively secured by five properties (unrelated to the collateral) all leased to a single tenant that filed for bankruptcy in 2019 and, although there was no related loan modification, the borrower sponsors subsequently sold the properties for more than the outstanding principal balance of the loan, which was repaid in full with the lender receiving all yield maintenance, late fees, and interest owed.

●	With respect to the 50 Tice Corporate Center Mortgage Loan (5.0%), the nonrecourse carveout guarantors reported that (i) an $8,000,000 loan secured by an office property in Roseland, New Jersey, in which they had a 50% joint venture ownership interest, which loan was included in a securitization, went into default and the related foreclosure was completed in January 2020 and (ii) a $14,000,000 loan secured by an office property in Hasbrouck Heights, New Jersey, in which they had a 50% joint venture ownership interest, went into default resulting in a deed-in-lieu of foreclosure in December 2021.

●	With respect to the Saks Fulfillment Center Mortgage Loan (3.8%), certain limited partners that own non-controlling interests in the borrower were the borrower sponsors for a $120 million commercial mortgage loan backed by a single tenant office property located in Woodland Hills, California. The borrower sponsors for the Saks Fulfillment Center Mortgage Loan owned non-controlling interests in the borrower of such commercial mortgage loan, which was securitized in a 2007 conduit transaction. The single tenant vacated the property when its lease expired in December 2019, and the loan was transferred to special servicing in November 2019 and defaulted at maturity. In September 2020, the special servicer sold the defaulted loan to a controlling class certificateholder for the securitization trust in an auction.

●	With respect to the Home2 Suites & Holiday Inn Express Phoenix Portfolio Mortgage Loan (3.1%), one of the borrower sponsors and nonrecourse guarantors, Shawn Doyle, was a member of an ownership group relating to the Sierra Suites Hotel located in Sierra Vista, Arizona which served as collateral for a commercial mortgage loan. The borrower ultimately defaulted in payment of debt service. The ownership group continued to operate the hotel until November 2014 when a receiver was appointed and a foreclosure sale was affected in April 2016.

●	With respect to the La Habra Marketplace Mortgage Loan (2.8%), the related borrower sponsor previously sponsored an office property securing a loan securitized in the MLCFC 2007-7 transaction, which went into default and was subject to a foreclosure proceeding filed in 2010 and a foreclosure sale consummated in 2011.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, self storage, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Twenty (20) of the Mortgaged Properties, securing, in whole or in part, eight (8) Mortgage Loans (18.0%), are each leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 3.8% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that secure separate Mortgage Loans and that (with respect to each identified tenant) collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate Approx. % of Initial Pool Balance of Related Mortgage Loans
Ross Dress for Less	2	7.6%
TJ Maxx	2	6.4%
Hobby Lobby	2	4.4%
Dollar Tree	2	3.2%

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, industrial, retail, self storage and mixed use and leased fee Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, industrial, retail, self storage and mixed use and leased fee Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Phoenix Industrial Portfolio IX – Wetumpka, AL	1.6%	Bella + Canvas, LLC	50.6%	2/28/2029	10/6/2032
Phoenix Industrial Portfolio IX – Iowa City, IA	0.5%	HNI Corporation	93.0%	6/30/2025	10/6/2032
PHX Industrial & LA Retail Portfolio – Winn Dixie Prairieville	0.4%	Winn-Dixie	100%	8/31/2028	9/6/2032
Central States Industrial Portfolio – Evergreen	0.6%	Sherwood Foods	100%	3/31/2029	8/5/2032
Central States Industrial Portfolio – Empire A&B	0.6%	Radienz Living	67.5%	3/31/2024	8/5/2032
Central States Industrial Portfolio – Mound	0.2%	Wright Tool	100%	11/30/2029	8/5/2032
Central States Industrial Portfolio – Rochester	0.2%	TA Systems	100%	10/31/2024	8/5/2032
Central States Industrial Portfolio – Schoolcraft	0.2%	MacLean Master	100%	9/30/2031	8/5/2032
Central States Industrial Portfolio – Wayne	0.1%	Munch’s Supply	100%	3/31/2025	8/5/2032
Central States Industrial Portfolio – Jeffries	0.1%	Williams Distrib	100%	10/31/2027	8/5/2032
Central States Industrial Portfolio – Eckels	0.1%	Great Lakes Glass	100%	12/31/2029	8/5/2032
Central States Industrial Portfolio – Martel	0.1%	Joshen Paper	100%	5/31/2027	8/5/2032
Albertsons Clovis	0.8%	United Supermarkets, LLC (d/b/a Albertsons Market)	100%	10/31/2030	8/6/2032
2015 Walnut Street	0.4%	Revolution Taco	100%(2)	3/31/2025	8/6/2032

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

(2)	Revolution Taco leases 100% of the commercial net rentable square footage at the 2015 Walnut Street Mortgaged Property.

●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
Rising Sun Towne Centre	2.4%	56.5%	2028	10/6/2032

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii)	if the borrower fails to provide a designated number of parking spaces,

(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi)	if a tenant’s use is not permitted by zoning or applicable law,

(vii)	if the tenant is unable to exercise an expansion right,

(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, including due to lack of access or interruption of utilities,

(xiii)	if the borrower defaults on any other obligations under the lease, or

(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), the largest tenant at the Versailles, KY Mortgaged Property, Ledvance, LLC, representing approximately 47.6% of the net rentable square footage at the Versailles, KY Mortgaged Property, has the right to terminate its lease for one or both of (x) 97,062 square feet (representing approximately 25.79% of its leased space) and (y) 91,492 square feet (representing approximately 24.31% of its leased space) at any time on or after November 1, 2022 with at least 60 days’ prior written notice to the landlord, which notice identifies the space to be terminated, and Ledvance, LLC not being in default under the lease it seeks to terminate on the termination date specified in its termination notice.

●	With respect to the 50 Tice Corporate Center Mortgage Loan (5.0%), the largest tenant at the Mortgaged Property, Eagle Pharmaceuticals, has the right to terminate its lease after March 31, 2024, by providing 270 days’ notice to be delivered no earlier than July 1, 2023. In addition, the second largest tenant, HDR, has the right to terminate its lease at any time on or after February 28, 2029 with the payment of a termination fee equal to the unamortized cost of (i) all of the landlord’s work, (ii) all broker’s fees, (iii) any abated or free rent, all of which will be amortized with a 6.0% interest rate per annum. Additionally, the fifth largest tenant, Price Meese Shulman, has the right to terminate its lease at any time on or prior to December 31, 2023.

●	With respect to the 469 7th Avenue Mortgage Loan (4.1%), the largest tenant at the Mortgaged Property, The City of New York, has the right to terminate its lease for either its entire premises, the sixth floor or the fourth and sixth floors any time after October 15, 2024 upon at least 12 months’ notice and payment of a termination fee in an amount equal to the sum of (i) the tenant work costs based on a straight-line amortization over the first 15 years of the lease term and (ii) the tenant broker fee based on a straight-line amortization over the first 15 years of the lease term. Additionally, the second largest tenant at the Mortgaged Property, In Touch Group LLC, has a one-time termination right effective September 30, 2028 by delivering notice on or before June 30, 2027.

●	With respect to the Wells Fargo Center Tampa Mortgage Loan (4.1%), the largest tenant at the Mortgaged Property, Wells Fargo Bank, representing approximately 11.4% of the net rentable square footage, has the right to terminate its lease as to either 20,367 rentable square feet located on the 9th floor of the Mortgaged Property or 20,147 square feet located on the 10th floor of the Mortgaged Property, effective July 31, 2025 upon notice to the related landlord delivered on or prior to August 31, 2023 and payment of a contraction fee. The second largest tenant at the Mortgaged Property, Phelps Dunbar, LLP, representing approximately 7.8% of the net rentable square footage, has the right to terminate its lease as to all or a portion of its leased premises effective as of October 31, 2024 upon notice to the related landlord delivered by October 31, 2023 and payment of a termination fee.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate their spaces during the terms of their leases. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark or is otherwise not required to continuously operate its spaces:

●	With respect to the 469 7th Avenue Mortgage Loan (4.1%), none of the 5 largest tenants (based on net rentable square footage) at the 469 7th Avenue Mortgaged Property are required to continuously operate their respective spaces.

●	With respect to the ACME Mahwah Mortgage Loan (3.2%), the sole tenant, ACME Supermarkets, is not required to continuously operate any business at the Mortgaged Property.

●	With respect to the Central States Industrial Portfolio Mortgage Loan (2.8%), none of the related tenants at the Mortgaged Properties leased to single tenants are required to continuously operate under their related leases.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
469 7th Avenue	4.1%	The City of New York(1)	24.9%	26.2%

(1)	See “Description of the Mortgage Pool—Tenant Issues—Unilateral Lease Termination Rights”.

Other Tenant Termination Issues

With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), the second largest tenant at the Memphis, TN Mortgaged Property, Fedex, representing approximately 17.1% of the net rentable square footage at the Memphis, TN Mortgaged Property, has the right to terminate its lease for its entire premises any time after the employees of another tenant at the Memphis, TN Mortgaged Property become subject to a collective bargaining unit with at least 30 days’’ prior written notice to the landlord.

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the Lakes Medical Center Mortgage Loan (3.7%), the largest tenant at the Mortgaged Property, Shores III, L.L.C., which represents approximately 22.9% of the net rentable square footage at the Mortgaged Property, subleases all of its demised premises as follows: (i) 20,739 square feet to West Bloomfield Surgery Center, LLC for a term which expires June 30, 2030, (ii) 5,388 square feet to Trinity Health-Michigan, for a term which expires February 28, 2024, and (iii) 4,835 square feet to Michigan Institute of Urology, P.C. for a term which expires July 31, 2026. West Bloomfield Surgery Center, LLC has the one-time right to terminate its sublease effective June 30, 2027 upon written notice delivered to Shores III, L.L.C. on or before January 1, 2025. Trinity Health-Michigan has the right to terminate its sublease at any time upon 180 days advance written notice to Shores III, L.L.C. The fourth largest tenant at the Mortgaged Property, MKBY, which represents approximately 5.2% of the net rentable square footage at the Mortgaged Property, subleases its entire premises to Lakes Internal Medicine for a term that is coterminous with the MKBY lease. The fifth largest tenant at the Mortgaged Property, Encompass Holdings, which represents approximately 4.8% of the net rentable square footage at the Mortgaged Property, subleases its entire premises to Infection Care Specialists of Michigan-Lakes d/b/a The Lakes Center for Infection Infusion and Wound Care for a term that is coterminous with the Encompass Holdings lease.

●	With respect to the ACME Mahwah Mortgage Loan (3.2%), the sole tenant at the Mortgaged Property, ACME Supermarkets, leases the entire Mortgaged Property (110,249 net rentable square feet), but currently only occupies 54,598 square feet (representing approximately 49.5% of the net rentable square footage) under a lease with a scheduled expiration date of February 28, 2034. The sole tenant subleases 47,154 square feet (representing approximately 42.8% of the net rentable square footage) to 20 unaffiliated subtenants under the related subleases while the remaining 8,497 square feet (representing approximately 7.7% of the net rentable square footage) remains vacant.

●	With respect to the Central States Industrial Portfolio Mortgage Loan (2.8%), the sole tenant at the Lone Oak Mortgaged Property (0.4%), Scantron, is currently marketing all or a portion of its space for sublease.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), the sole tenant at the Iowa City, IA Mortgaged Property, HNI Corporation, representing approximately 93% of the net rentable square footage at the Iowa City, IA Mortgaged Property, has not taken occupancy of approximately 13,081 square feet of its 317,518 square feet of leased space.

●	With respect to the 50 Tice Corporate Center Mortgage Loan (5.0%), the second largest tenant, HDR (“HDR”) (representing approximately 10.2% of the net rentable square footage and 11.3% of the underwritten base rent), signed a lease to occupy 26,804 square feet and is not yet in occupancy. The borrower is in the process of completing the buildout of HDR’s space at the Mortgaged Property.

According to the nonrecourse carveout guarantor, HDR is expected to take occupancy on October 1, 2022. HDR will have five months of free rent (commencing on the earlier of the date the borrower completes the buildout work or HDR takes occupancy). The tenant is required to commence paying rent in March 2023, assuming an October 2022 delivery. At origination, the borrower reserved $970,000 for outstanding tenant improvements and $288,011 for five months of rent concessions.

●	With respect to the 469 7th Avenue Mortgage Loan (4.1%), the second largest tenant at the mortgaged property, In Touch Group, LLC, representing approximately 18.9% of the net rentable square footage at the 469 7th Avenue Mortgaged Property, is not fully utilizing its seventh-floor space totaling 17,000 square feet but has been paying rent on this space. Additionally, the fifth largest tenant at the Mortgaged Property, Severud Assoc, representing approximately 6.3% of the net rentable square footage at the 469 7th Avenue Mortgaged Property, has its monthly rent abated by $5,281.59 for the entirety of its lease. Such space was underwritten based on the abated rent.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties securing the 15 largest Mortgage Loans:

●	With respect to the PHX Industrial & LA Retail Portfolio Mortgaged Property (3.4%), the lease for the largest tenant at the Chandler Tech Center Mortgaged Property, Comtech EF, representing approximately 62.9% of the net rentable square footage, provides such tenant with a right of first offer to purchase Mortgaged Property (or a portion of the Mortgaged Property which includes the premises that is the subject of such tenant’s lease) upon the borrower’s desire to market the Mortgaged Property (or such portion of the Mortgaged Property which includes the premises that is the subject of such tenant’s lease) for sale to an unaffiliated third party. Pursuant to a subordination and non-disturbance agreement, such tenant agreed that such right of first offer is expressly inapplicable: (i) in the event of a foreclosure, conveyance in lieu of foreclosure or the exercise of any other right asserted under or in respect of the mortgage by the holder thereof (or by any affiliate or nominee of such holder) and (ii) in connection with the immediately succeeding sale of the Mortgaged Property by the holder of the mortgage (or such affiliate or nominee of such holder) following a foreclosure or conveyance in lieu thereof.

●	With respect to the ACME Mahwah Mortgaged Property (3.2%), if the related borrower receives an offer from an unaffiliated third party to (i) purchase the Mortgaged Property or (ii) a greater than 50% interest in the borrower and in the profits and losses of the borrower, ACME Supermarkets, the sole tenant, has a right of first refusal to purchase the Mortgaged Property or such interest. The sole tenant’s right of first refusal will not apply to a transfer of the Mortgaged Property or interest in the borrower to (a) to an affiliate of the borrower, to any lender or designee of the lender (or an affiliate of lender) or to the purchaser at a foreclosure or deed-in-lieu of foreclosure, (b) the first to occur of (x) the first transfer of the Mortgaged Property by the borrower to an unaffiliated third party or (y) the first transfer of more than 50% interest in the borrower to an unaffiliated third party, or (c) the first to occur of (x) the first transfer by a purchaser or transferee described in clause (a) above of the Mortgaged Property to an unaffiliated third party or (y) the first transfer of 50% or greater interest in such purchaser or transferee of the Mortgaged Property to an unaffiliated third party.

Additionally, ACME Supermarkets has the option to purchase the Mortgaged Property in the event certain casualty events occur to the Mortgaged Property. The borrower has the right to reject or accept the tenant’s exercise of such purchase option, and pursuant to a subordination, non-disturbance and attornment agreement entered into in connection with the origination of the mortgage loan, any rejection or acceptance of the tenant’s exercise of the purchase option will require the lender’s consent. If the borrower and the lender reject ACME Supermarket’s exercise of the purchase option with the consent of the lender, the tenant will have the right to terminate the lease without payment of any termination fee or penalty.

●	With respect to the Center Pointe Plaza I Mortgaged Property (4.8%), Home Depot U.S.A., Inc., the largest tenant at the Mortgaged Property, has a right of first offer to purchase its leased premises if the borrower intends to sell the entire Mortgaged Property or the Home Depot leased premises to an unaffiliated third party.

In addition, with respect to the Albertsons Clovis Mortgaged Property (0.8%), the Evergreen Mortgaged Property (0.6%) and the Schoolcraft Mortgaged Property (0.2%), certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Properties. The related right generally does not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents, although such rights may apply to subsequent purchasers following any such foreclosure, deed-in-lieu-of-foreclosure or other exercise of remedies.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the Lakes Medical Center Mortgage Loan (3.7%), the Mortgaged Property is leased to 22 medical tenants, 20 of which are affiliated with the related borrower sponsor.

●	With respect to the Bell Works Mortgage Loan (1.4%), in connection with the borrower’s rehabilitation and conversion of the Mortgaged Property to its current office and retail use, the Mortgaged Property benefits from historic tax credits (“HTCs”) incurred in connection with such rehabilitation. In connection with the HTC program, the borrower leased the entire Mortgaged Property to Bell Works Master Tenant, LLC, a New Jersey limited liability company (the “Master Lessee”) pursuant to the terms of a Master Lease Agreement dated December 14, 2017, as amended (the “Master Lease”) under which the Master Lessee operates the Bell Works Property and pays rent to the borrower. The borrower elected to pass the HTCs through to the Master Lessee. An affiliate of the borrower (the “Managing Member of the Master Lessee”) retains a 1% controlling interest in the Master Lessee.

Pursuant to a subordination, non-disturbance and attornment agreement among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (“HTC Investor”): (1) the master lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the master lease until the next business day following the 5th anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Mortgaged Property is first placed in service, but in no event later than April 1, 2026 (the “HTC Recapture Period Expiration Date”), (2) the lender must provide HTC Investor prior written notice of its intention to commence any enforcement action under the Mortgage Loan documents, (3) the HTC Investor is entitled to receive notices of defaults under the Bell Works Loan documents, and (4) the HTC Investor has a period of not less than 10 days to cure such defaults. In addition, the HTC Investor has certain rights to remove the Bell Works borrower’s general partner and/or the Master Lessee’s managing member, subject to certain terms and conditions set forth in the subordination, non-disturbance and attornment agreement.

The lender has also agreed that, prior to the Historic Tax Credit Recapture Date, and notwithstanding whether any trigger period or event of default is continuing, each month it will disburse to Master Lessee any revenues from the Mortgaged Property that exceed the sum of (i) the base rent under the Master Lease, (ii) 1/12th of the estimated annual additional rent under the Master Lease, a portion of which may be subject to deferral due to the unavailable of net operating income, as more particularly described in the Master Lease, (iii) the monthly replacement reserve deposit amount, (iv) the monthly TI/LC reserve deposit amount (if any), (v) during a trigger period, the monthly operating expense amount pursuant to the approved annual budget, and (vi) 1/12th of the projected annual distribution to the Managing Member of Master Lessee.

●	Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

Other Tenant Issues

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

Insurance Considerations

In the case of fifty-four (54) Mortgaged Properties, which secure, in whole or in part, 26 Mortgage Loans (68.7%), the related borrowers (or in the case of the ACME Mahwah Mortgage Loan (3.2%), the master tenant) maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the ACME Mahwah Mortgage Loan (3.2%), the Mortgage Loan documents permit the borrower to rely on insurance maintained by ACME Supermarkets, the sole tenant, provided that (i) the sole tenant’s lease is in full force and effect and has not expired or terminated, (ii) the sole tenant is maintaining the insurance required to be maintained under its lease, (iii) the insurance required to be maintained in the lease satisfies the applicable insurance coverages required under the Mortgage Loan documents and (iv) the lender receives evidence that such insurance is being maintained.

●	With respect to the Central States Industrial Portfolio Mortgage Loan (2.8%), the Mortgage Loan documents permit the borrower to rely on the insurance maintained by the tenants at each of the related Mortgaged Properties for certain of the insurance coverages required under the Mortgage Loan documents, provided that, among other conditions, (i) the related lease (or an approved replacement lease) is in full force and effect, (ii) the related tenant is maintaining the insurance required to be maintained in the applicable lease and (iii) the insurance required to be maintained in the applicable lease satisfies the applicable insurance coverages required under the Mortgage Loan documents.

●	With respect to the Union and Chapin Industrial Mortgage Loan (1.5%), the Mortgage Loan documents permit the borrower to rely on the insurance provide by the single tenant at the Mortgaged Property (Industrial Container Services, LLC, a Delaware limited liability company (the “ICS Single Tenant”)) provided that (i) the ICS Single Tenant lease expressly obligates the ICS Single Tenant to maintain liability and property insurance coverage with respect to the improvements on the property and to pay all applicable insurance premiums, (ii) insurance coverage is being maintained as required and related insurance premiums are being paid currently, as required by the Mortgage Loan documents, and the lender has been provided with proof of timely payment, (iii) the ICS Single Tenant lease is in full force and effect, and (iv) no event of default under the Mortgage Loan exists.

●	With respect to the 3455 Veterans Hwy Mortgage Loan (1.4%), the Mortgage Loan documents permit the borrower to rely on the insurance or self-insurance provided by the sole tenant at the property, The County of Suffolk, a municipal corporation, so long as the sole tenant satisfies all insurance requirements under the loan agreement.

●	With respect to the Albertsons Clovis Mortgage Loan (0.8%), the Mortgage Loan documents permit the borrower to rely on insurance maintained by provided by United Supermarkets, LLC d/b/a Albertsons Market - Store #916, the sole tenant, provided that (i) the sole tenant’s lease is in full force and effect, (ii) the sole tenant satisfies all insurance requirements under its lease and the loan agreement and (iii) the borrower furnishes the lender with evidence showing payment of such insurance is being maintained prior to the expiration of such insurance coverages. Notwithstanding the foregoing, the borrower is required to purchase and maintain primary business income or loss of rents or loss of business income insurance coverage during the last two years of the sole tenant’s lease term and any additional optional lease term in which the sole tenant has the right to terminate its lease.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the Bell Works Mortgage Loan (1.4%), the Mortgaged Property is subject to that certain Redevelopment Agreement, dated as of June 10, 2014, by and between Holmdel Township and Somerset Holmdel Development I, LP, as amended by that certain First Amendment to Development Agreement, dated as of December 6, 2019, by and between Holmdel Township and the borrower, which required the Mortgaged Property to be rehabilitated in accordance with certain approved site plans, schedules and use restrictions, which with respect to existing buildings at the Mortgaged Property, restricts (i) the number of health care services or ambulatory surgery center beds to eight beds; (ii) the number of independent living units to 100 units; and (iii) retail and personal service establishment uses to 50,000 square feet. Additionally, the redevelopment agreement requires the existing building façade to be maintained to the greatest extent possible and prohibits expansions to existing buildings.

●	With respect to the 2015 Walnut Street Mortgage Loan (0.4%), the Mortgaged Property was built in 1840 and is included on the Philadelphia Register of Historic Places. As such, the building is subject to approval from the Philadelphia Historical Commission in connection with certain alterations. In connection with certain improvements to the exterior of the building related to the operation of a take-out restaurant, the prior owner of the Mortgaged Property and the take-out restaurant tenant requested and obtained approval for the exterior signage/awning. In addition, the zoning code requires a special exception for the operation of a take-out restaurant, which the prior owner and tenant requested and obtained for the Mortgaged Property.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”) or are in the process of obtaining either a TCO or a permanent certificate of occupancy (“PCO”). In such cases, the related Mortgage Loan documents require the related borrower and/or sponsor to use commercially reasonable efforts to obtain or maintain the TCO, and to cause the TCO to be continuously renewed at all times until a PCO is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Mortgage Loan representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-1A and any related exceptions on Annex E-1B, to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A to this prospectus).

In addition, certain Mortgaged Properties may be subject to use restrictions imposed in connection with addressing environmental concerns. See “—Environmental Considerations”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1A to this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to the 3455 Veterans Memorial Highway Mortgage Loan (1.4%), the guarantor, EmPRO Insurance Company, a New York stock insurance company (fka Red Cab Mutual Casualty Company and Empire Insurance Company), that provided the related non-recourse carve out guaranty and the borrower are sister companies that are 100% owned and controlled by the borrower sponsor,

Physicians’ Reciprocal Insurers, a New York reciprocal insurer. According to the borrower, the borrower sponsor may have been insolvent at the time when the 3455 Veterans Memorial Highway Mortgage Loan was originated. The borrower sponsor is currently subject to certain insurance actions alleging that the borrower sponsor and other defendants failed to settle medical malpractice claims and a commercial lawsuit alleging that PRI and two other defendants knew of litigation that concerned the plaintiff and failed to inform the plaintiff of such litigation. The guarantor is also subject to certain legal actions filed against the guarantor in the ordinary course of business of the non-recourse carveout guarantor. The non-recourse carve out guaranty delivered by the guarantor could be voided as a fraudulent transfer and rendered unenforceable in a bankruptcy proceeding of the guarantor, among other things, if the guaranty was given for less than reasonably equivalent value and the guaranty was given while the guarantor was insolvent or caused the guarantor to become insolvent or left the guarantor with insufficient assets or capital for the continued operation of the guarantor’s business. The potential insolvency of the borrower sponsor could result in a bankruptcy of the borrower sponsor. A bankruptcy of the borrower sponsor constitutes an event of default under the mortgage loan agreement.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Bell Works Mortgage Loan (1.4%), the Mortgaged Property is subject to a 30 year PILOT agreement, dated June 17, 2014, between the borrower and Holmdel Township. The borrower is obligated to make PILOT payments in exchange for certain exemptions from property taxes on real and personal property. The PILOT payment is based on a formula that factors in the percentage of the gross annual rent generated at the Mortgaged Property. For the first five years of the term the percentage is 10.25%, and thereafter the percentage increases 0.25% through year 25 with a cap set at an amount equal to 80% of what conventional taxes would be otherwise. Taxes were underwritten at $3,707,005 based on 10.5% of underwritten effective gross income per the terms of the PILOT agreement. Additionally, in connection with the rehabilitation and conversion of the Mortgaged Property to its current use, the Mortgaged Property qualifies for a historic rehabilitation tax credit (the “HTC”) allowed for qualified rehabilitation expenditures incurred in connection with the certified rehabilitation of a certified historic structure and the HTCs are not collateral for the Bell Works Mortgage Loan. The borrower leases the Mortgaged Property to Bell Works Master Tenant, LLC (the “Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended. The borrower elected to pass-through the HTC to the Master

Lessee. Pursuant to a subordination, non-disturbance and attornment agreement among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (“HTC Investor”), the master lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the master lease until the next business day following the 5th anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Mortgaged Property is first placed in service, but in no event later than April 1, 2026. Pursuant to the subordination, non-disturbance and attornment agreement, the lender must provide HTC Investor prior written notice of its intention to commence any enforcement action under the Mortgage Loan documents, the HTC Investor is entitled to receive notices of defaults under the Bell Works Loan documents, and the HTC Investor has a period of not less than 10 days to cure such defaults. In addition, the HTC Investor has certain rights to remove the Bell Works borrower’s general partner and/or the Master Lessee’s managing member, subject to certain terms and conditions set forth in the subordination, non-disturbance and attornment agreement.

With respect to the 111 River Street Mortgage Loan (1.4%), the related Mortgaged Property benefits from a payment-in-lieu of taxes (“PILOT”) program with the City of Hoboken, New Jersey (the “City”) and the Port Authority of New York and New Jersey (the “Port Authority”) designed to promote the redevelopment of Hoboken. The PILOT program provides for a 100% abatement of local and municipal taxes during the term of the lease between the borrower, as tenant, and the City and the Port Authority, collectively as landlord, provided that, among other conditions, the borrower is required to make an annual payment in lieu of taxes as follows: (i) for the first 20-years of the lease term, the product obtained by multiplying the “Applicable PILOT Rate” (beginning at $2.00 subject to yearly escalations of 2.75% compounded annually for a period of 20 years) by 468,000 development square feet and (ii) following said 20-year period, the Annual PILOT Rental will increase annually; (ii) the Applicable PILOT Rate for any year commencing on the first day following the 20 year period will be the Applicable PILOT Rate for the year immediately preceding the then-current year increased by the greater of (a) 2% and (b) the percentage increase (calculated to 4 decimal places) in the tax rate for the then-current year over the tax rate for the year immediately preceding the then-current year; and (iii) the Annual PILOT Rental for the then-current year will be the product of the Applicable PILOT Rate for such year (as so increased) multiplied by 468,000 development square feet.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Mortgage Loan representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus and Mortgage Loan representations and any related exceptions on Annex E-1B to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annex E-1A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	1	1.0%
1	7	1	0.7
1	9	2	0.9
1	10	3	2.7
5	0	7	12.9
6	0	34	81.8
Total		48	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Thirty-two (32) of the Mortgage Loans (73.2%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining sixteen (16) Mortgage Loans (26.8%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those sixteen (16) Mortgage Loans, together with the thirty-two (32) Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Seven (7) of these sixteen (16) Mortgage Loans (13.8%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term. The remaining nine (9) of these sixteen (16) Mortgage Loans (12.9%) provide for monthly payments of interest-only for a period of 24 months to 60 months following either (a) the related origination date and then provide for amortizing debt service payments for the remainder of their loan term or (b) following an initial period of amortizing debt service payments that occurred immediately after the related origination date.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Whole Loan documents, all escrows and all other amounts then due and payable under the related Whole Loan documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest and the owners of the Combined VRR Interest.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to “ARD Loans,” “Anticipated Repayment Dates,” “Excess Interest” and “Excess Interest Distribution Account” should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

With respect to the Lakes Medical Center Mortgaged Loan (3.7%) and the Home2 Suites & Holiday Inn Express Phoenix Portfolio Mortgage Loan (3.1%), the related borrowers are not required to have an independent director.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	32	82.5%
L, YM1%, O	12	12.9
L, DorYM1%, O	2	2.4
L, YM2%, O	2	2.2
Total	48	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 115 months;

●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 21 months; and

●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 90 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	4	5.8%
4	35	64.7
5	6	16.2
6	3	13.3
Total	48	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), if the related borrowers fail to obtain the release of the Phoenix Industrial Portfolio IX Earn-out Reserve (as defined below) funds prior to May 6, 2032, the Phoenix Industrial Portfolio IX borrowers are required to partially prepay the Phoenix Industrial Portfolio IX Whole Loan as described under “—Defeasance; Collateral Substitution” below

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of thirty-two (32) of the Mortgage Loans (82.5%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of the Icon One Daytona Mortgage Loan, after a lockout period ending August 30, 2024 (which is later than the second anniversary of the “startup date” of the Icon One Daytona REMIC)) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below. With respect to the LaGrange Pointe Mortgage Loan (which is one (1) of the 32 Mortgage Loans referenced in the first sentence of this paragraph), although the related loan documents provide for a “defeasance period” that commences prior to two years following the Closing Date, the borrower cannot effect a defeasance unless it provides an opinion of counsel (satisfactory to lender in its sole discretion) stating (among other things) that the defeasance will not cause the Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company

Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance in connection with property releases, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

With respect to the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), an upfront earn-out reserve (the “Phoenix Industrial Portfolio IX Earn-out Reserve”) of $5,000,000 was reserved at origination of the Phoenix Industrial Portfolio IX Mortgage Loan. If the Phoenix Industrial Portfolio IX borrowers fail to obtain the release of the Phoenix Industrial Portfolio IX Earn-out Reserve funds prior to the third anniversary of the closing date of the securitization containing the most recently securitized Phoenix Industrial Portfolio IX Whole Loan note, the Phoenix Industrial Portfolio IX borrowers are required to partially defease the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the Phoenix Industrial Portfolio IX Earn-out Reserve account (such partial defeasance, the “Phoenix Industrial Portfolio IX Earn-out Reserve Partial Defeasance”), plus (x) all interest that would have accrued on the amount of the Phoenix Industrial Portfolio IX Whole Loan to be prepaid through and including the last day of the interest period related to the monthly payment date following the Phoenix Industrial Portfolio IX Earn-out Reserve Partial Defeasance, (y) all reasonable out-of-pocket, third party costs and expenses actually incurred by the lender in connection with such Phoenix Industrial Portfolio IX Earn-out Reserve Partial Defeasance and (z) all other sums due and payable under the Phoenix Industrial Portfolio IX Whole Loan documents. If the Phoenix Industrial Portfolio IX borrowers fail to obtain the release of the Phoenix Industrial Portfolio IX Earn-out Reserve funds prior to May 6, 2032, the Phoenix Industrial Portfolio IX borrowers are required to partially prepay the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the Earn-out Reserve account on May 6, 2032 without a prepayment premium.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the La Habra Marketplace Mortgage Loan (2.8%), at any time after the later to occur of (i) December 3, 2024 and (ii) the second anniversary of the closing date of the securitization that includes the last note, that is a part of the related Whole Loan, to be securitized, the Mortgage Loan documents permit the borrower to obtain the release of the portion of the Mortgaged Property occupied by Regal Entertainment Group (the “Regal Entertainment Release Parcel”), provided that, among other conditions, (i) certain events have occurred in relation to Regal Entertainment Group such as, among things, (x) the lender providing its written consent to the surrender, cancellation or termination of the Regal Entertainment Group lease (which consent is subject to the lender’s reasonable discretion, not to be unreasonably withheld, conditioned or delayed), (y) Regal Entertainment Group discontinuing its business or vacating its space (or giving notice of an intent to do so) or (z) the Regal Entertainment Group lease being rejected in connection with an insolvency or bankruptcy action, (ii) the borrower prepays the Mortgage Loan in an amount equal to the greater of (x) an amount that, after giving effect to such release, would result in the debt yield for the remaining Mortgaged Property being no less than the greater of (1) the debt yield immediately preceding such release and (2) 8.2% and (y) an amount that, after giving effect to such release, would result in the loan-to-value ratio for the remaining Mortgaged Property being no more than the lesser of (1) the loan-to-value ratio immediately preceding such release (inclusive of the Regal Entertainment Release Parcel) and (2) 65% (the “Regal Entertainment Release Amount”), in each instance together with any applicable yield maintenance premium, and (ii) the borrower satisfies customary REMIC requirements. Notwithstanding anything to the contrary in the foregoing, the Mortgage Loan documents permit the special servicer of the securitization in which the lead note is included to waive the requirement for the payment of any yield maintenance premium in connection with the release of the Regal Entertainment Release Parcel. In the event of such a waiver, the Regal Entertainment Release Amount may be no less than $5,000,000 or greater than $9,000,000. Cineworld Group plc, the parent company of Regal Entertainment Group, reportedly filed for Chapter 11 bankruptcy on September 7, 2022 in the United States Bankruptcy Court for the Southern District of Texas. See “Risk Factors—Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Retail Properties”.

Property Releases; Partial Defeasance

●	With respect to the PHX Industrial & LA Retail Portfolio Mortgage Loan (3.4%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the date that is two years after the Closing Date, the borrowers may deliver defeasance collateral and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions, (i) the defeasance collateral is in an amount equal to the greater of (a) 110% of the allocated loan amount for the individual Mortgaged Property, and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio as of the date of origination of the PHX Industrial & LA Retail Portfolio Mortgage Loan, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) the loan-to-value ratio as of the date of origination of the PHX Industrial & LA Retail Portfolio Mortgage Loan and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt yield as of the date of origination of the PHX Industrial & LA Retail Portfolio Mortgage Loan, and (b) the debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable.

●	With respect to the Rising Sun Town Centre Mortgage Loan (2.4%), at any time after the related lockout period, the borrower may deliver defeasance collateral and obtain release of a portion of the Mortgaged Property as described in the related loan agreement (the “Release Parcel”), provided that, among other things, (i) the borrower has provided no less than 30 days and no more than 90 days prior written notice to the lender specifying the date on which the borrower requests such release to occur, (ii) no event of default is continuing, (iii) the borrower defeases the Mortgage Loan in an amount equal to the Adjusted Release Amount and executes all necessary documents to amend and restate the existing note to create two substitute notes, one note having a principal balance equal to the Adjusted Release Amount with respect to the Release Parcel (the “Defeased Note”) and one note having a principal balance equal to the remaining principal balance outstanding on the original note as of the defeasance date, after subtracting the principal balance of the Defeased Note (the “Undefeased Note”), (iii) the borrower delivers a REMIC opinion, (iv) the borrower delivers (if requested by the lender) a rating agency confirmation, (v) the borrower delivers evidence satisfactory to the lender that (a) the Release Parcel is legally subdivided from the remaining Mortgaged Property and complies with all subdivision laws, ordinances and regulations and (b) after giving effect to such release, the Release Parcel and the remaining Mortgaged Property conform to and are in compliance with all applicable legal requirements and constitute separate tax parcels and (vi) the borrower remains in compliance with single purpose entity covenants contained in the Mortgage Loan documents. “Adjusted Release Amount” means the greatest of (i) 80% of the net sales proceeds of the Release Parcel, (ii) 115% of the allocated loan amount, (iii) an amount such that, after giving effect to such release, (a) the debt service coverage ratio for the Undefeased Note based on income from the remaining Mortgaged Property is not less than 1.50x, and (b) the loan-to-value ratio for the remaining Mortgaged Property does not exceed 65.0%, and (iv) any amount required by REMIC Trust rules. The allocated loan amount for the Release Parcel is $1,000,000.

Property Releases; Partial Defeasance and Partial Prepayments

●	With respect to the Home2 Suites & Holiday Inn Express Phoenix Portfolio Mortgage Loan (3.1%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the date that is two years after the Closing Date, the borrower may either deliver defeasance collateral or partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property, and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.75x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 55.0% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 14.0%, and (b) the debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable.

●	With respect to the A&R Hospitality Portfolio Mortgage Loan (1.0%), the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property (other than the Home2Suites Daphne Mortgaged Property and the Home2Suites Mobile Mortgaged Property) on any monthly payment date after the later to occur of (a) September 1, 2024 and (b) the date that is two years after the closing date of the securitization that includes the last note, that is a part of the related Whole Loan, to be securitized, provided that, among other conditions, (i) the borrowers either (x) defease the Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Mortgaged Property to be released (the “A& R Hospitality Portfolio Release Price”) or (y) prepay the Mortgage Loan in an amount equal to the A&R Hospitality Portfolio Release Price, together with any applicable yield maintenance premium, (ii) after giving effect to such release, (x) the loan-to-value ratio (as calculated under the Mortgage Loan documents) is no greater than 46.9% and (y) the debt yield (as calculated under the Mortgage Loan documents) is not less than 16.4%, and (iii) the borrowers satisfy customary REMIC conditions.

Property Releases; Free Releases

●	Certain of the Mortgage Loans, including the Phoenix Industrial Portfolio IX Mortgage Loan (5.1%), permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. There can be no assurance that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

●	With respect to the Bell Works Mortgage Loan (1.4%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time other than the 60 days prior to a securitization of the Mortgage Loan, the borrower may record condominium documents whereby it shall impose a condominium regime on its fee interest in the Mortgaged Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Mortgaged Property which are not included in the Upper Unit, after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

Escrows

Forty-two (42) Mortgage Loans (86.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-two (42) Mortgage Loans (89.5%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Nineteen (19) Mortgage Loans (75.3%) secured by office, industrial, retail, and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, industrial, retail and mixed use properties.

Thirty-two (32) Mortgage Loans (58.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the Uncertificated VRR Interest Owners);

however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	16	$304,141,085	41.9%
Springing	23	259,790,329	35.7
Soft (Residential) / Hard (Commercial)	3	97,020,000	13.4
Soft Springing	2	37,750,000	5.2
None	1	15,000,000	2.1
Soft	3	13,001,532	1.8
Total:	48	$726,702,946	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Whole Loans” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Mortgage Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NOI(2)	Cut-off Date Total Debt Yield on Underwritten NOI(1)
Yorkshire & Lexington Towers	$37,000,000	$174,500,000	$281,000,000	$221,500,000	$714,000,000	4.07289%	33.3%	74.8%	3.61x	1.20x	11.1%	5.0%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.

(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

The mezzanine loan related to the Yorkshire & Lexington Towers Mortgage Loan (5.1%), identified in the table above, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and each such mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan, other than (i) payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the separate equity collateral, (ii) proceeds from the disposition of the separate equity collateral related solely to the mezzanine loan resulting from the mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that, in many cases, such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by the Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Phoenix Industrial Portfolio IX	$37,000,000	41.2%	1.47x	9.8%	Y
50 Tice Corporate Center	$36,500,000	56.8%	1.68x	N/A	Y
561 Clinton Street	$3,500,000	70.0%	1.23x	N/A	Y
2015 Walnut Street	$2,700,000	65.9%	1.48x	N/A	Y

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Saks Fulfillment Center Mortgage Loan (3.8%), an affiliate of Hudson’s Bay Company, which is also an affiliate of the single tenant at the Mortgaged Property, sold the Mortgaged Property to the borrower, who then leased the property back to such tenant in a sale-lease back transaction. The seller, in its capacity as a preferred equity investor, made a $5,000,000 preferred equity investment into a direct member of the borrower at loan closing, which investment has a required outside redemption date that is 15 years after the loan closing. The preferred equity investor or the tenant is not under control (or common control) with the borrower sponsor, and does not own any common equity in the Mortgaged Property. All returns and/or repayments of the preferred equity investment will be made solely to the extent of available excess cash flow after payment of all of the obligations of the borrower then due and payable under the Saks Fulfillment Center Mortgage Loan documents. For the first 95 months of the preferred equity investment term, the preferred equity investor will be entitled to a priority return at a current pay rate of 3.0%, and, starting in month 96 and for the remainder of the preferred equity investment term, the preferred equity investment will also be amortized down using all available excess cash flow. The preferred equity investment is not evidenced by any promissory note or secured by any assets of the borrower. The preferred equity investor has no contractual remedies under the limited liability company agreement of the borrower (including, without limitation, any forced change in control of the borrower) as a result of its failure to receive any preferred return or repayment of the preferred equity investment during the term of the Saks Fulfillment Center Mortgage Loan.

With respect to the Bell Works Mortgage Loan (1.4%), the Mortgaged Property benefits from historic tax credits (“HTCs”) incurred in connection with the borrower’s rehabilitation and conversion of the Mortgaged Property to its current office. In connection therewith, the borrower leased the entire Mortgaged Property to a master lessee pursuant to the terms of a master lease under which the master lessee operates the Bell Works Mortgaged Property and pays rent to the borrower, and pursuant to which master lease the HTCs have been passed through to the master lessee. Pursuant to the operating agreement of the master lessee, the 99% equity interest owner of the master lessee (“HTC Investor”) is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to 2% of its paid-in capital contributions to the master lessee. Pursuant to a certain purchase agreement between the managing member of the master lessee and the HTC Investor, the HTC Investor has a put option to cause the managing member of the master lessee to purchase all of the HTC Investor’s interests in the master lessee during the 3-month period following the occurrence of the HTC Recapture Period Expiration Date (as defined above) (the “Put Option”). The purchase price payable by managing member of the master lessee under the Put Option agreement is equal to the sum of (i) $1,971,124.75 (i.e. 5% of the HTC Investor’s paid-in capital contributions of $39,422,395) plus (ii) any accrued unpaid amounts due under the HTC Investor under the Master Lessee’s operating agreement (including any unpaid priority return). See “Description of the Mortgage Pool—Affiliated Leases and Master Leases”.

With respect to the 111 River Street Mortgage Loan (1.4%), an investor (“Preferred Equity Holder”) holds a preferred equity interest in each borrower in the aggregate amount of $30,000,000 in accordance with certain joint venture limited liability company agreements with the sole member of each borrower (the “JV Agreements”). The Preferred Equity Holder is entitled to a preferred rate of return on its investment in an amount equal to 11.00% per annum, of which (i) 7.00% is payable monthly on a current basis from excess cash flow after the payment of debt service, operating expenses and other amounts due under the 116 River Street Mortgage Loan documents and (ii) 4.00% will accrue and compound until the maturity date of the 111 River Street Mortgage Loan. In the event of default under the JV Agreements, the Preferred Equity Holder will have the right to (i) exercise the powers granted to it under the JV Agreements, including forcing the sale of the related Mortgaged Property, and (ii) remove the manager of 111 River Street and take control of the related borrowers. The 111 River Street Mortgage Loan documents contain transfer provisions that allow the Preferred Equity Holder to (i) exercise the powers granted to it under the joint venture limited liability agreements and (ii) compel the borrowers to transfer the related Mortgaged Property to a single-purpose entity controlled by the guarantor of the 111 River Street Mortgage Loan.

With respect to the Central Texas Self Storage Mortgage Loan (1.0%), a preferred equity investor, NREF MGFVI LLC, holds a preferred equity interest in My Garage Fund VI, LLC, the sole member of borrower, in connection with an original $4,000,000.00 capital contribution in the borrower (via My Garage Fund VI, LLC). The preferred equity investor is entitled to a preferred rate of return on its investment in an amount equal to (i) 4% per annum through June 9, 2023 and (ii) 5% per annum thereafter. In the event of a default under the operating agreement of My Garage Fund VI, LLC, including if the preferred equity investor has not received the required return by the 10th day of the subsequent month (subject to notice and cure rights of the related borrower sponsor, which run for another 10 days), the preferred equity investor will have the right to, among other things, (i) force the sale of the Mortgaged Property or (ii) assume control of the borrower, provided, however, that the preferred equity investor may not (x) force a sale of the Mortgaged Property other than in the event such a sale would fully satisfy the requirements of the Mortgage Loan documents (and subject to the provisions of the Mortgage Loan documents with respect to defeasance and prepayment) or (y) assume control of the borrower unless certain approved replacement sponsor and replacement guarantor conditions set forth in the Mortgage Loan documents are satisfied including, among other things, (1) that the lender receives, at the borrower’s cost and expense, both a credit check and bankruptcy, litigation, judgment lien and other such comparable searches on NexPoint Real Estate Finance Operating Partnership, L.P. (“NREF OP”), the ultimate parent of the preferred equity investor, as replacement sponsor, the results of which are required to be acceptable to the lender in its reasonable discretion, (2) NREF OP enters into a replacement guaranty and replacement environmental indemnity, in connection with which an opinion of counsel in form and substance reasonably satisfactory to the lender is delivered regarding, among other things, the due authorization and execution by and enforceability against NREF OP of such replacement guaranty and replacement environmental indemnity, and (3) NREP OP, as replacement guarantor, maintains a minimum net worth and liquidity of $10,000,000 and $2,000,000, respectively.

Permitted Unsecured Debt and Other Debt

With respect to the Saks Fulfillment Center Mortgage Loan (3.8%), an indirect member of the borrower is the obligor on (i) an unsecured intercompany loan with outstanding principal balance of $7,275,569 in favor of another affiliate of the borrower (“Affiliate A Lender”) that is scheduled to mature on January 1, 2033 (the “Affiliate A Loan”), and (ii) 43 separate unsecured intercompany loans with an aggregate outstanding principal balance of $60,403,899 in favor of various indirect equity owners of the borrower (collectively, the “Affiliate B Lender”, and together with the Affiliate A Lender, the “Affiliate Loan Lender”) that are scheduled to mature on January 1, 2051 (the “Affiliate B Loan”) and are junior in priority to the Affiliate A Loan. Each Affiliate Loan Lender has agreed with the lender pursuant to a subordination and standstill agreement that, for so long as the Saks Fulfillment Center Mortgage Loan is outstanding, among other things, (i) it will not exercise remedies or commence any legal, equitable, or other proceedings against the affiliate loan borrower in connection with the related affiliate loans, (ii) it will not amend or modify any of the documents governing the affiliate loans without the lender’s consent, and (iii) subject to the following sentence, its rights are subject and subordinate in all respects to the lender’s rights under the Saks Fulfillment Center Mortgage Loan documents. Pursuant to each such subordination and standstill agreement, (a) the Affiliate Loan Lenders are permitted to receive from the affiliate loan borrower standard monthly interest payments and a principal paydown of the related affiliate loan in a maximum amount of the then-available excess cash from the Saks Fulfillment Center Mortgaged Property (after payment of all monthly mortgage loan debt service, reserves, and property-related expenses then due under the Saks Fulfillment Center Mortgage Loan documents), (b) the Affiliate Loan Lenders are permitted to allow certain limited transfers of the related affiliate loans in connection with the estate planning and/or death of an Affiliate Loan Lender subject to, among other things, the mortgage loan equity sponsors (or certain permitted family members thereof, the “Permitted Controlling Family Members”) continuing to own equity in and control the borrower, and (c) the Affiliate B Lenders are permitted to convert all or any portion of the related affiliate loans to a corresponding equity interest in the affiliate loan borrower at any point subject to, among other things, the Permitted Controlling Family Members continuing to own equity in and control the borrower, the borrower delivering an updated organizational chart confirming that the previous Affiliate Loan Lenders continue to be direct and indirect owners of the borrower following such conversion, and the borrower delivering evidence to the lender that such conversion will not result in any transfer tax payable by the borrower pursuant to applicable law. The guarantor of the Saks Fulfillment Center Mortgaged Loan has agreed to indemnify the lender for any losses incurred by it in connection with transfer taxes payable as a result of such conversion of the Affiliate B Loan into equity.

With respect to the Bell Works Mortgage Loan (1.4%), in connection with the borrower’s redevelopment of the Mortgaged Property, the borrower leased a portion of the Mortgaged Property to the Township of Holmdel, New Jersey (the “Township”), for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to the Township through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of the Township. Such promissory note does not bear interest and is freely prepayable at any time. In addition, the borrower was required to escrow funds with the Township to pay for the Township’s costs incurred in connection with the redevelopment. As of the origination of the Bell Works Mortgage Loan, approximately $96,181 remained in the escrow.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Whole Loans

General

Each of the Split Mortgage Loans is part of a Whole Loan comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
Park West Village	BMO, SMC	$37,500,000	5.2%	$150,000,000	$177,500,000	$365,000,000	32.6%	63.5%	2.60x	1.34x	12.3%	6.3%	N
Kingston Square Apartments	BMO	$37,000,000	5.1%	$14,000,000	N/A	$51,000,000	59.5%	59.5%	1.53x	1.53x	9.2%	9.2%	Y
Yorkshire & Lexington Towers	BMO	$37,000,000	5.1%	$281,000,000	$221,500,000	$539,500,000	33.3%	56.6%	3.61x	2.13x	11.1%	6.6%	N
Phoenix Industrial Portfolio IX	UBS AG	$37,000,000	5.1%	$38,000,000	N/A	$75,000,000	41.2%	41.2%	1.48x	1.48x	10.6%(4)	10.6%(4)	Y
469 7th Avenue	UBS AG	$30,000,000	4.1%	$68,000,000	N/A	$98,000,000	52.4%	52.4%	1.41x	1.41x	9.4%	9.4%	N
Wells Fargo Center Tampa	CREFI	$30,000,000	4.1%	$43,000,000	N/A	$73,000,000	59.4%	59.4%	1.60x	1.60x	10.2%	10.2%	N
Saks Fulfillment Center	BMO	$27,500,000	3.8%	$32,500,000	N/A	$60,000,000	53.1%	53.1%	1.71x	1.71x	10.7%	10.7%	Y
La Habra Marketplace	3650 REIT	$20,000,000	2.8%	$75,000,000	N/A	$95,000,000	62.1%	62.1%	2.34x	2.34x	8.9%	8.9%	N
Central States Industrial Portfolio	3650 REIT	$20,000,000	2.8%	$39,900,000	N/A	$59,900,000	68.1%	68.1%	1.59x	1.59x	9.4%	9.4%	N
Icon One Daytona	3650 REIT	$15,000,000	2.1%	$35,000,000	N/A	$50,000,000	68.6%	68.6%	2.04x	2.04x	7.9%	7.9%	N
Lakeshore Marketplace	3650 REIT	$11,848,574	1.6%	$9,656,588	N/A	$21,505,162	66.0%	66.0%	1.93x	1.93x	12.8%	12.8%	N
Bell Works	BMO	$10,000,000	1.4%	$200,000,000	N/A	$210,000,000	62.6%	62.6%	1.68x	1.68x	9.4%	9.4%	N
111 River Street	BMO	$10,000,000	1.4%	$67,500,000	$76,250,000	$153,750,000	31.8%	63.0%	5.08x	2.56x	16.9%	8.5%	N
Art Ovation Hotel	3650 REIT	$10,000,000	1.4%	$47,500,000	N/A	$57,500,000	50.8%(5)	50.8%(5)	1.45x	1.45x	14.7%(5)	14.7%(5)	N
3455 Veterans Hwy	BMO	$10,000,000	1.4%	$20,000,000	N/A	$30,000,000	60.6%	60.6%	1.60x	1.60x	9.2%	9.2%	N
A&R Hospitality Portfolio	BMO	$7,250,000	1.0%	$55,750,000	N/A	$63,000,000	46.9%	46.9%	2.06x	2.06x	16.4%	16.4%	N

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

(4)	The Mortgage Loan Debt Yield on Underwritten NOI and Whole Loan Debt Yield on Underwritten NOI presented above is calculated net of a $5,000,000 earn-out reserve. The Mortgage Loan Debt Yield on Underwritten NOI and Whole Loan Debt Yield on Underwritten NOI based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting a $5,000,000 earn-out reserve) is 9.8%.

(5)	The Mortgage Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date LTV Ratio, Mortgage Loan Debt Yield on Underwritten NOI and Whole Loan Debt Yield on Underwritten NOI presented above is calculated net of a $12,000,000 earn-out reserve. The Mortgage Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date LTV Ratio, Mortgage Loan Debt Yield on Underwritten NOI and Whole Loan Debt Yield on Underwritten NOI based on the full outstanding principal balance of the Art Ovation Hotel Whole Loan (without netting a $12,000,000 earn-out reserve) are 64.2%, 64.2% 11.6% and 11.6%, respectively.

With respect to each Whole Loan, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause, and

II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Whole Loan, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Whole Loan will be a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Whole Loan, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Whole Loan Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
Park West Village	Outside Serviced	Note A-1	Non-Control(4)	—	BBCMS 2022-C17	$17,500,000
		Note A-2	Non-Control	BMO	Not identified	$32,500,000
		Note A-3	Non-Control	BMO	Not identified	$7,500,000
		Note A-4	Non-Control	—	BMO 2022-C3	$5,000,000
		Note A-5	Non-Control	CREFI	Not identified	$17,500,000
		Note A-6	Non-Control	CREFI	Not identified	$15,000,000
		Note A-7	Non-Control	CREFI	Not identified	$15,000,000
		Note A-8	Non-Control	CREFI	Not identified	$15,000,000
		Note A-9	Non-Control	—	BMO 2022-C3	$17,500,000
		Note A-10	Non-Control	—	BMO 2022-C3	$15,000,000
		Note A-11	Non-Control	—	BBCMS 2022-C17	$15,000,000
		Note A-12	Non-Control	—	BBCMS 2022-C17	$15,000,000
		Note B-A	Non-Control(4)	—	BBCMS 2022-C17	$66,500,000
		Note B-B	Control(4)	—	Park West Village Grand Avenue Partners, LLC	$111,000,000

Kingston Square Apartments	Serviced	Note A-1	Control	—	BMO 2022-C3	$30,000,000
		Note A-2	Non-Control	BMO	Not identified	$10,000,000
		Note A-3	Non-Control	—	BMO 2022-C3	$7,000,000
		Note A-4	Non-Control	BMO	Not identified	$4,000,000

Yorkshire & Lexington Towers	Outside Serviced	Note A-1	Non-Control	—	BMO 2022-C3	$25,000,000
		Note A-2	Non-Control	—	BBCMS 2022-C16	$25,000,000
		Note A-3	Non-Control	—	Benchmark 2022-B36	$25,000,000
		Note A-4	Non-Control(4)	—	CGCMT 2022-GC48	$20,000,000
		Note A-5	Non-Control	—	BBCMS 2022-C16	$20,000,000

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
		Note A-6	Non-Control	—	BMO 2022-C2	$20,000,000
		Note A-7	Non-Control	—	BMO 2022-C2	$20,000,000
		Note A-8	Non-Control	—	BBCMS 2022-C16	$20,000,000
		Note A-9	Non-Control	—	CGCMT 2022-GC48	$20,000,000
		Note A-10	Non-Control	—	BBCMS 2022-C17	$20,000,000
		Note A-11	Non-Control	—	CGCMT 2022-GC48	$20,000,000
		Note A-12	Non-Control	—	Benchmark 2022-B36	$20,000,000
		Note A-13	Non-Control	—	BMO 2022-C2	$10,000,000
		Note A-14	Non-Control	—	BMO 2022-C2	$10,000,000
		Note A-15	Non-Control	—	Benchmark 2022-B36	$10,000,000
		Note A-16	Non-Control	—	BMO 2022-C3	$12,000,000
		Note A-17	Non-Control	—	BMO 2022-C2	$10,000,000
		Note A-18	Non-Control	—	Benchmark 2022-B36	$11,000,000
		Note B-1	Control(4)	—	CGCMT 2022-GC48	$147,666,667
		Note B-2	Control(4)	—	CGCMT 2022-GC48	$73,833,333

Phoenix Industrial Portfolio IX	Serviced	Note A-1	Control	—	BMO 2022-C3	$37,000,000
		Note A-2	Non-Control	UBS	Not identified	$20,000,000
		Note A-3	Non-Control	UBS	Not identified	$10,000,000
		Note A-4	Non-Control	UBS	Not identified	$4,000,000
		Note A-5	Non-Control	UBS	Not identified	$2,000,000
		Note A-6	Non-Control	UBS	Not identified	$2,000,000

469 7th Avenue	Servicing Shift	Note A-1	Control	CREFI	Not identified	$20,000,000
		Note A-2	Non-Control	—	BMO 2022-C3	$30,000,000
		Note A-3	Non-Control	CREFI	Not identified	$20,000,000
		Note A-4	Non-Control	UBS	Not identified	$14,000,000
		Note A-5	Non-Control	CREFI	Not identified	$9,000,000
		Note A-6	Non-Control	UBS	Not identified	$5,000,000

Wells Fargo Center Tampa	Servicing Shift	Note A-1	Control	CREFI	Not identified	$43,000,000
		Note A-2	Non-Control	—	BMO 2022-C3	$30,000,000

Saks Fulfillment Center	Serviced	Note A-1	Control	—	BMO 2022-C3	$20,000,000
		Note A-2	Non-Control	—	BBCMS 2022-C17	$17,500,000
		Note A-3	Non-Control	BMO	Not Identified	$10,000,000
		Note A-4	Non-Control	—	BMO 2022-C3	$7,500,000
		Note A-5	Control	—	BBCMS 2022-C17	$5,000,000

La Habra Marketplace	Servicing Shift	Note A-1-A	Non-Control	—	BMO 2022-C3	$10,000,000
		Note A-1-B	Control	3650	Not identified	$20,000,000
		Note A-2-A	Non-Control	3650	Not identified	$7,650,000
		Note A-2-B	Non-Control	—	BMO 2022-C3	$10,000,000
		Note A-2-C	Non-Control	3650	Not identified	$15,000,000
		Note A-3-A	Non-Control	3650	Not identified	$5,000,000
		Note A-3-B	Non-Control	3650	Not identified	$12,350,000
		Note A-3-C	Non-Control	3650	Not identified	$15,000,000

Central States Industrial Portfolio	Servicing Shift	Note A-1	Non-Control	—	BMO 2022-C3	$20,000,000
		Note A-2	Control	3650	Not identified	$19,900,000
		Note A-3	Non-Control	3650	Not identified	$10,000,000
		Note A-4	Non-Control	3650	Not identified	$10,000,000

Icon One Daytona	Outside Serviced	Note A-1	Control	3650	3650R 2021-PF1	$25,000,000
		Note A-2	Non-Control	—	BMO 2022-C3	$7,500,000
		Note A-3	Non-Control	—	BMO 2022-C3	$7,500,000
		Note A-4	Non-Control	3650	Not identified	$10,000,000

Lakeshore Marketplace	Servicing Shift	Note A-1	Non-Control	—	BMO 2022-C3	$11,848,574
		Note A-2	Control	3650	Not identified	$9,656,588

Bell Works	Outside Serviced	Note A-1	Control	—	Benchmark 2022-B35	$50,000,000
		Note A-2-1	Non-Control	—	CGCMT 2022-GC48	$20,000,000
		Note A-2-2	Non-Control	CREFI	Not identified	$5,000,000
		Note A-3-1	Non-Control	—	BMO 2022-C2	$15,000,000
		Note A-3-2	Non-Control	CREFI	Not identified	$10,000,000
		Note A-4	Non-Control	—	CGCMT 2022-GC48	$20,000,000
		Note A-5	Non-Control	—	BMO 2022-C2	$15,000,000
		Note A-6	Non-Control	—	BBCMS 2022-C17	$15,000,000
		Note A-7	Non-Control	—	BBCMS 2022-C17	$10,000,000
		Note A-8	Non-Control	—	BMO 2022-C3	$10,000,000
		Note A-9	Non-Control	—	BBCMS 2022-C16	$25,000,000
		Note A-10	Non-Control	—	BBCMS 2022-C16	$10,000,000
		Note A-11	Non-Control	—	BBCMS 2022-C16	$5,000,000

111 River Street	Outside Serviced	Note A-1	Non-Control(4)	—	BMO 2022-C1	$37,500,000
		Note A-2	Non-Control	—	BMO 2022-C2	$20,000,000
		Note A-3	Non-Control	—	BMO 2022-C3	$10,000,000
		Note A-4	Non-Control	—	CGCMT 2022-GC48	$8,000,000
		Note A-5	Non-Control	—	BMO 2022-C2	$2,000,000
		Note B	Control(4)	—	BMO 2022-C1	$76,250,000

Art Ovation Hotel	Servicing Shift	Note A-1	Non-Control		BMO 2022-C3	$10,000,000
		Note A-2	Non-Control	3650	Not identified	$7,500,000
		Note A-3	Control	3650	Not identified	$20,000,000
		Note A-4	Non-Control	3650	Not identified	$20,000,000

3455 Veterans Hwy	Outside Serviced	Note A-1	Control	—	BBCMS 2022-C17	$20,000,000
		Note A-2	Non-Control	—	BMO 2022-C3	$10,000,000

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance

A&R Hospitality Portfolio	Outside Serviced	Note A-1	Control	—	BBCMS 2022-C17	$31,500,000
		Note A-2	Non-Control	GS Bank	Not identified	$15,750,000
		Note A-3(A)	Non-Control	—	BBCMS 2022-C17	$8,500,000
		Note A-3(B)	Non-Control	—	BMO 2022-C3	$7,250,000

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	Entity names have been abbreviated for presentation as indicated below.

“3650” means 3650 Real Estate Investment Trust 2 LLC..

“BMO” means Bank of Montreal.

“CREFI” means Citi Real Estate Funding Inc.

“GS Bank” means Goldman Sachs Bank USA.

“UBS” means UBS AG.

(4)	The subject Whole Loan is an AB Whole Loan or a Pari Passu-AB Whole Loan, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Whole Loans—The Park West Village Pari Passu-AB Whole Loan”, “—The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan” and “—The 111 River Street Pari Passu-AB Whole Loan” in this prospectus for more information regarding the manner in which control shifts under each such Whole Loan.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Whole Loan, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).In connection with each Whole Loan, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Whole Loan and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Whole Loan will be allocated first, to any related Subordinate Companion Loan(s) (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Whole Loans” section.

Set forth below are certain terms and provisions of each Whole Loan and the related Co-Lender Agreement. Certain of the Whole Loans are Outside Serviced Whole Loans and Servicing Shift Whole Loans. For more information regarding the servicing of each of the Whole Loans that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Serviced Outside Controlled Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Whole Loan, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Whole Loans

Each Outside Serviced Pari Passu Whole Loan will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Whole Loan in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Outside Serviced Pari Passu Whole Loans” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Outside Serviced Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Whole Loan, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Outside Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Whole Loan, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”), will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Whole Loan, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Whole Loan, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Whole Loan are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Whole Loan, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Whole Loan (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Whole Loan becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Whole Loan without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The Park West Village Pari Passu-AB Whole Loan

General

The Park West Village Mortgage Loan (5.2%) is part of a split loan structure comprised of fourteen notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Park West Village Whole Loan (as defined below), in the initial aggregate principal balance of $365,000,000, is evidenced by:

●	three (3) senior pari passu promissory notes designated as Note A-4, Note A-9 and Note A-10, having an aggregate Cut-off Date Balance of $37,500,000 (the “Park West Village Mortgage Loan”) collectively, evidencing the Park West Village Mortgage Loan, and which will be included in the Trust;

●	nine (9) senior pari passu notes designated as Note A-1, Note A-2, Note A-3, Note A-5, Note A-6, Note A-7, Note A-8, Note A-11 and Note A-12, having an aggregate Cut-off Date balance of $150,000,000 (collectively, the “Park West Village Pari Passu Companion Loans” and, together with the Park West Village Mortgage Loan, the “Park West Village Senior Notes” or the “Park West Village A Notes”, and the holders of such Park West Village Senior Notes, the “Park West Village Note A Holders” and each holder, a “Park West Village Note A Holder”);

●	one promissory Note B-A with a principal balance as of the Cut-off Date of $66,500,000 (the “Park West Village Note B-A”) that evidences a subordinate Companion Loan (the “Park West Village Note B-A Subordinate Companion Loan”, and the holder of such Park West Village Note B-A, the “Park West Village Note B-A Subordinate Companion Loan Holder”), which is subordinate to the Park West Village Senior Notes, and which will not be included in the Trust; and

●	one promissory Note B-B with a principal balance as of the Cut-off Date of $111,000,000 (the “Park West Village Note B-B”) that evidences a subordinate Companion Loan (the “Park West Village Note B-B Subordinate Companion Loan”, and together with the Park West Village Note B-A Subordinate Companion Loan, the “Park West Village Subordinate Companion Loans”, and the holder of such Park West Village Note B-B, the “Park West Village Note B-B Subordinate Companion Loan Holder”, and together with the Park West Village Note B-A Subordinate Companion Loan Holder, the “Park West Village Subordinate Companion Loan Holders”), which is subordinate to the Park West Village Senior Notes and the Park West Village Note B-A.

The Park West Village Pari Passu Companion Loans, the Park West Village Note B-A Subordinate Companion Loan and the Park West Village Note B-B Subordinate Companion Loan will not be included in the Trust. The Park West Village Senior Notes, the Park West Village Note B-A Subordinate Companion Loan and the Park West Village Note B-B Subordinate Companion Loan are collectively referred to as the “Park West Village Notes” or the “Park West Village Whole Loan”.

The rights of the holders of the Park West Village Notes (the “Park West Village Noteholders”) are subject to an Agreement Between Noteholders, dated as of August 3, 2022, among the initial lenders (the “Park West Village Co-Lender Agreement”). The following summaries describe certain provisions of the Park West Village Co-Lender Agreement. The Park West Village Co-Lender Agreement provides that, to the extent that there is a conflict between the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (as defined below), the terms of the Park West Village Co-Lender Agreement will govern.

Servicing

The Park West Village Whole Loan is serviced and administered pursuant to the pooling and servicing agreement dated September 1, 2022 (the “BBCMS 2022-C17 PSA”), between Barclays Commercial Mortgage Securities LLC, as depositor, KeyBank National Association, as servicer (the “Park West Village Servicer”), Argentic Services Company LP, as special servicer, KeyBank National Association, as special servicer for the Park West Village Whole Loan (the “Park West Village Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (the “Park West Village Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “Park West Village Trustee”), and Pentalpha Surveillance LLC, as operating advisor (the “Park West Village Operating Advisor”) and as asset representations reviewer (the “Park West Village Asset Representations Reviewer”), and the Park West Village Co-Lender Agreement.

The Park West Village Servicer or the Park West Village Trustee, as applicable, under the BBCMS 2022-C17 PSA will be responsible for making any required servicing advances with respect to the Park West Village Whole Loan, in each case unless the Park West Village Servicer or the Park West Village Trustee, as applicable, or the Park West Village Special Servicer under the BBCMS 2022-C17 PSA determines that such an advance would not be recoverable from collections on the Park West Village Whole Loan.

Application of Payments

The Park West Village Co-Lender Agreement sets forth the respective rights of the holders of the Park West Village Senior Notes and the Park West Village Subordinate Companion Loans with respect to distributions of funds received in respect of the Park West Village Whole Loan, and provides, in general, that all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Park West Village Whole Loan or the Park West Village Mortgaged Property or amounts realized as proceeds thereof (including the amount of any cash or proceeds of the letter of credit constituting Threshold Event Collateral after the Final Recovery Determination and any Park West Village Excess Collections released from the Park West Village Excess Collections Reserve Account pursuant to the terms of the Park West Village Co-Lender Agreement), excluding (x) all amounts for required reserves or escrows required by the Park West Village Whole Loan documents (to the extent, in accordance with the terms of the Park West Village Whole Loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Park West Village Servicer or the Park West Village Trustee under the BBCMS 2022-C17 PSA, and (y) all amounts that are then due, payable or reimbursable to the Park West Village Servicer, the Park West Village Special Servicer, the Park West Village Trustee, the Park West Village Certificate Administrator, the Park West Village Operating Advisor or the Park West Village Asset Representations Reviewer with respect to the Park West Village Whole Loan pursuant to the BBCMS 2022-C17 PSA, in each case solely to the extent payments and other collections received with respect to the Park West Village Whole Loan and/or the Park West Village Mortgaged Property are allocated to such amounts pursuant to the BBCMS 2022-C17 PSA (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees, asset representations reviewer fees, and principal and interest advances, all of which will be payable to such party from collections allocable to the respective Park West Village Noteholders in respect of which such fees accrued or such advances were made, in each case out of distributions made in respect of each such Park West Village Note, respectively, and excluding interest on principal and interest advances which are reimbursable to the servicer in accordance with the Park West Village Co-Lender Agreement), will generally be applied in the following order:

first, to each Park West Village Note A Holder, pro rata (based on their respective entitlements) in an amount equal to the accrued and unpaid interest on their respective principal balances of the Park West Village A Notes, at the applicable Park West Village Note Rate (net of the primary servicing fee rate);

second, to the Park West Village Note B-A Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Park West Village Note B-A, at the applicable Park West Village Note Rate (net of the primary servicing fee rate);

third, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Park West Village Note B-B, at the applicable Park West Village Note Rate (net of the primary servicing fee rate); provided that if (x) an event of default occurs and is continuing with respect to an obligation to pay money due under the Park West Village Whole Loan or (y) the Park West Village Whole Loan is a “Specially Serviced Loan” under the BBCMS 2022-C17 PSA (other than due to an imminent default), any amount payable to the Park West Village Note B-B Subordinate Companion Loan Holder under this clause third will be paid to the Park West Village Note B-B Subordinate Companion Loan Holder after all amounts due and payable to the Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder pursuant to clause fourth through clause seventh are paid in full but before any principal payment is made in respect to the Park West Village Note B-B pursuant to clause eighth below;

fourth, to each Park West Village Note A Holder, pro rata, based on the respective principal balances of the Park West Village A Notes in an aggregate amount equal to the principal payments received (or other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if

any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for each Park West Village A Note has been reduced to zero;

fifth, to each Park West Village Note A Holder, pro rata, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Park West Village Note A Holder in accordance with the terms of Park West Village Co-Lender Agreement, plus interest thereon at the applicable Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to each Park West Village A Note, such amount to be allocated to such Park West Village Note A Holder, pro rata, based on the amount of realized losses previously allocated to each such Park West Village Note A Holder;

sixth, to the Park West Village Note B-A Subordinate Companion Loan Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for the Park West Village Note B-A has been reduced to zero;

seventh, to the Park West Village Note B-A Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Park West Village Note B-A Subordinate Companion Loan Holder in accordance with the Park West Village Co-Lender Agreement, plus interest thereon at the applicable Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to the Park West Village Note B-A;

eighth, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for the Park West Village Note B-B has been reduced to zero;

ninth, to the Park West Village Note B-B Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Park West Village Note B-B Subordinate Companion Loan Holder in accordance with the terms of the Park West Village Co-Lender Agreement, plus interest thereon at the Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to the Park West Village Note B-B;

tenth, to the extent any Park West Village Subordinate Noteholder has made any cure payments or advances to cure defaults pursuant to the Park West Village Co-Lender Agreement, to reimburse such Park West Village Subordinate Noteholder for all such amounts, on a pro rata basis based on the amount of such cure payments reimbursable to such Park West Village Subordinate Noteholder;

eleventh, to the Holder of any Park West Village Note A that is not in a securitization trust, the aggregate amount of Park West Village Excess Collections attributable to such Park West Village Note A and released following the Final Recovery Determination pursuant to the terms of the Park West Village Co-Lender Agreement, as described under “—Park West Village Excess Collections Reserve Account” section below;

twelfth, any default interest (i) actually paid by the borrower and (ii) in excess of interest accrued on principal balance of the Park West Village Whole Loan at the Park West Village Note Rate, (x) first, to each Park West Village Note A Holder (subject to the allocation of such amount pursuant to the terms of the BBCMS 2022-C17 PSA), pro rata, in an amount calculated on the principal balance of the Park West Village A Notes on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village A Notes over (B) the Park West Village Note Rate on the Park West Village A Notes, (y) second, to the Park West Village Note B-A Subordinate Companion Loan Holder, (subject to the allocation of such amount pursuant to the terms of the BBCMS 2022-C17 PSA) in an amount calculated on the principal balance of the Park West Village Note B-A on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village Note B-A over (B) the Park West Village Note Rate on the Park West Village Note B-A and (z) third, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an amount calculated on the principal balance of the Park West Village Note B-B on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village Note B-B over (B) the Park West Village Note Rate on the Park West Village Note B-B;

thirteenth, to each Park West Village Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Park West Village Note A in accordance with the related mortgage loan agreement;

fourteenth, to the Park West Village Note B-A Subordinate Companion Loan Holder up to an amount equal to all yield maintenance premiums allocated to the Park West Village Note B-A in accordance with the related mortgage loan agreement;

fifteenth, to the Park West Village Note B-B Subordinate Companion Loan Holder up to an amount equal to all yield maintenance premiums allocated to the Park West Village Note B-B in accordance with the related mortgage loan agreement;

sixteenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BBCMS 2022-C17 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Park West Village Servicer or Park West Village Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Park West Village Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the Park West Village Note A Holders (pro rata, based on their respective percentage interests in the Park West Village A Notes), the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, on a pro rata basis, based on the principal balance of each Park West Village Note; and

seventeenth, if any excess amount is available to be distributed in respect of the Park West Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount will be paid (a) first, to the extent that such excess amount available pursuant to this clause seventeenth constitutes the Park West Village Excess Liquidation Proceeds, to the Park West Village Note B-B Subordinate Companion Loan Holder; (b) second, to the extent that such excess amount available pursuant to this clause seventeenth constitutes any remaining Park West Village Excess Collections released from the Park West Village Excess Collections Reserve Account following the Final Recovery Determination pursuant to the terms of the Park West Village Co-Lender Agreement as described under “—Park West Village Excess Collections Reserve Account” below, to the Park West Village Note B-B Subordinate Companion Loan Holder; (c) third, to the extent that such excess amount available pursuant to this clause seventeenth constitutes any cash or proceeds of the letter of credit constituting Threshold Event Collateral, to the Park West Village Subordinate Noteholders who delivered such Threshold Event Collateral pursuant to the Park West Village Co-Lender Agreement, pro rata based on their respective entitlements; and (d) fourth, to each Park West Village Noteholder, pro rata in accordance with their respective initial percentage interests in the Park West Village Whole Loan.

“Park West Village Excess Collections” means any funds received from the borrower and deposited into the Park West Village Excess Collections Reserve Account pursuant to the Park West Village Co-Lender Agreement.

“Park West Village Excess Liquidation Proceeds” means, if any, the cash settlement amount equal to the excess of (i) the net sales proceeds realized in connection with a sale of the Park West Village Mortgaged Property that is an REO property by the securitization trust created pursuant to the BBCMS 2022-C17 PSA to a third-party purchaser over (ii) the Park West Village Excess Liquidation Reference Amount; provided that such sale of the Park West Village Mortgaged Property was consummated in accordance with the terms of the BBCMS 2022-C17 PSA and 100% of the purchase price for the Park West Village Mortgaged Property is paid in cash on the settlement date.

“Park West Village Excess Liquidation Reference Amount” means without duplication, the sum of (i) the unpaid principal balance of the Park West Village Whole Loan, (ii) accrued and unpaid interest on each note at the Park West Village Note Rate (in each case, exclusive of the default rate) to and including the last day of the loan interest accrual period in which the purchase is to occur, (iii) any unreimbursed advances made with respect to the Park West Village Whole Loan and interest on such advances at the applicable advance interest rate, (iv) any unpaid additional expenses of any securitization trust with respect to the Park West Village Whole Loan and (v) any other unpaid expenses or fees reasonably incurred or expected to be incurred by each party to the BBCMS 2022-C17 PSA or any non-lead securitization pooling and servicing agreement arising out of the sale of the Park West Village Mortgaged Property, including liquidation fees.

“Park West Village Note Rate” means 4.65000%.

“Park West Village Subordinate Noteholders” means the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, individually or collectively, as the context may require.

“Threshold Event Collateral” means either (a) cash collateral held by and acceptable to, the Park West Village Servicer or the Park West Village Special Servicer, as applicable, or (b) an unconditional and irrevocable standby letter of credit with the Park West Village Servicer or the Park West Village Special Servicer, as applicable, on behalf of the Park West Village Noteholders as the beneficiary, issued by a bank or other financial institutions (the “Threshold Collateral Issuer”) the long term unsecured debt obligations of which are rated at least “A” by S&P, “A” by DBRS Morningstar, “A” by Fitch and “A2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “R-1(middle)” by DBRS Morningstar, “F-1” by Fitch and “P-1” by Moody’s, in either case in an amount which when added to the appraised value of the Park West Village Mortgaged Property as determined pursuant to the BBCMS 2022-C17 PSA, would cause the Park West Village Note B-B Control Appraisal Period or the Park West Village Note B-A Control Appraisal Period (as applicable) not to occur, or, with respect to the BBCMS 2022-C17 PSA, to prevent the Class PWV-RR Certificates issued pursuant to the BBCMS 2022-C17 PSA from becoming an “Appraised-Out Class” under the BBCMS 2022-C17 PSA.

Consultation and Control

Pursuant to the Park West Village Co-Lender Agreement, the controlling holder with respect to the Park West Village Whole Loan (the “Park West Village Controlling Noteholder” and the Park West Village Note held by such Park West Village Controlling Noteholder, the “Park West Village Controlling Note”), as of any date of determination, will be (i) the Park West Village Note B-B Subordinate Companion Loan Holder, if no Park West Village Note B-B Control Appraisal Period (as defined below) has occurred and is continuing, (ii) the Park West Village Note B-A Subordinate Companion Loan Holder if a Park West Village Note B-B Control Appraisal Period has occurred and is continuing and no Park West Village Note B-A Control Appraisal Period (as defined below) has occurred and is continuing and (iii) the Park West Village Lead Securitization Noteholder, if both a Park West Village Note B-A Control Appraisal Period and a Park West Village Note B-B Control Appraisal Period have occurred and are continuing, provided that if any such controlling note is included in the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the rights of the Park West Village Controlling Noteholder may be exercised by a majority of the holders of one or more controlling classes backed by such controlling note or the related controlling noteholder representative in accordance with the terms of the BBCMS 2022-C17 PSA. The Park West Village Note B-B Subordinate Companion Loan Holder is currently the Park West Village Controlling Noteholder.

Pursuant to the terms of the Park West Village Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Park West Village Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Park West Village Major Decision (as defined below) has been requested or proposed, the Park West Village Servicer or the Park West Village Special Servicer will be required to provide the Park West Village Controlling Noteholder (or its representative) a notice of such Park West Village Major Decision at least 10 business days (or in the case of a determination of any acceptable insurance default, 20 days) prior notice requesting consent to such Park West Village Major Decision in accordance with the terms of the BBCMS 2022-C17 PSA; provided that if the Park West Village Servicer or the Park West Village Special Servicer, as applicable, has not received a response from the Park West Village Controlling Noteholder (or its representative) with respect to such Park West Village Major Decision within 10 business days (or, in the case of a determination of such acceptable insurance default, 20 days) after delivery of the notice of a Park West Village Major Decision, the Park West Village Special Servicer will be required to deliver an additional copy of the notice of a Park West Village Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Park West Village Controlling Noteholder (or its representative) fails to respond to the Park West Village Special Servicer with respect to any such proposed action within five business days after receipt of such second notice, the Park West Village Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to the specific action set forth in such notice. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard, the Park West Village Servicer may take actions with respect to the Park West Village Mortgaged Property before obtaining the consent of the Park West Village Controlling Noteholder (or its representative) if the Park West Village Servicer reasonably determines in accordance with the servicing standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Park West Village Noteholders as a collective whole, and the Park West Village Servicer has made a reasonable effort to contact the Park West Village Controlling Noteholder. The foregoing will not relieve the Park West Village Servicer or Park West Village Special Servicer, as applicable, of its duties to comply with the servicing standard.

Notwithstanding the foregoing, the Park West Village Servicer or Park West Village Special Servicer, as the case may be, may not follow any advice or consultation provided by the Park West Village Controlling Noteholder (or its representative) or any other Park West Village Noteholder that would require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard, require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate provisions of the Park West Village Co-Lender Agreement or the BBCMS 2022-C17 PSA, require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate the terms of the Park West Village Whole Loan, or materially expand the scope of the Park West Village Servicer’s or the Park West Village Special Servicer’s responsibilities under the Park West Village Co-Lender Agreement or the BBCMS 2022-C17 PSA.

The Park West Village Special Servicer will be required to provide to (x) each Park West Village Note A Holder that is a Park West Village Non-Controlling Note Holder (as defined below), (y) if a Park West Village Note B-A Control Appraisal Period has occurred and is continuing but a Park West Village Note B-A Consultation Termination Event has not occurred, the Park West Village Note B-A Subordinate Companion Loan Holder and (z) if a Park West Village Note B-B Control Appraisal Period has occurred and is continuing but a Park West Village Note B-B Consultation Termination Event has not occurred, the Park West Village Note B-B Subordinate Companion Loan Holder, copies of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the Park West Village Controlling Noteholder pursuant to the BBCMS 2022-C17 PSA with respect to any of the Park West Village Major Decisions or the implementation of any recommended actions outlined in an asset status report within the same time frame for such notice, information and report is (or, if applicable, would be) required to be provided to the Park West Village Controlling Noteholder or its representative, and the Park West Village Special Servicer will be required to consult with each such Park West Village Non-Controlling Note Holder or its representative on a strictly non-binding basis, if after having received such notices, information and reports, any such Park West Village Non-Controlling Note Holder requests consultation with respect to any such Park West Village Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Park West Village Non-Controlling Note Holder or its representative; provided that after the expiration of a period of 10 business days from delivery to any Park West Village Non-Controlling Note Holder by the Park West Village Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Park West Village Special Servicer will no longer be obligated to consult with any such Park West Village Non-Controlling Note Holder, whether or not such Park West Village Non-Controlling Note Holder has responded within such 10 business day period. Notwithstanding the consultation rights of any Park West Village Non-Controlling Note Holder set forth in the immediately preceding sentence, the Park West Village Special Servicer may make any Park West Village Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the Park West Village Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Park West Village Noteholders. In no event will the Park West Village Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Park West Village Non-Controlling Note Holder.

The Park West Village Note B-A or Park West Village Note B-B will become a “Park West Village Appraised-Out Note” if the principal balance of any Park West Village Note B-A or Park West Village Note B-B is notionally reduced to less than 25% of the initial principal balance of such Park West Village Note as a result of an allocation of a Park West Village Cumulative Appraisal Reduction Amount (other than any deemed Park West Village Cumulative Appraisal Reduction Amount).

The Park West Village Whole Loan will be treated as a single loan for purposes of calculating the Park West Village Cumulative Appraisal Reduction Amount. Park West Village Cumulative Appraisal Reduction Amounts with respect to the Mortgage Loan will be allocated, first, to Note B-B up to its outstanding Principal Balance, second, to Note B-A up to its outstanding Principal Balance, and then to the A Notes on a pro rata and pari passu basis (based on their respective outstanding Principal Balances).

“Park West Village Borrower Restricted Party” means the “Borrower Party” as defined in the BBCMS 2022-C17 PSA or such other analogous term used in the BBCMS 2022-C17 PSA.

“Park West Village Control Appraisal Period” means, with respect to the Park West Village Note B-A, a Park West Village Note B-A Control Appraisal Period, or, with respect to the Park West Village Note B-B, a Park West Village Note B-B Control Appraisal Period.

“Park West Village Control Retention Period” means with respect to any Park West Village Note B-A or Park West Village Note B-B that has become a Park West Village Appraised-Out Note:

●	a period of 10 days following receipt by the applicable Park West Village Controlling Noteholder of notice of the Park West Village Cumulative Appraisal Reduction Amount, if such Park West Village Controlling Noteholder elects not to give a notice challenging the determination of such Park West Village Cumulative Appraisal Reduction Amount to the Park West Village Special Servicer within such 10-day period; or

●	a period commencing on the date on which a notice of a Park West Village Cumulative Appraisal Reduction Amount is received by such Park West Village Controlling Noteholder ending on the earliest of (x) the date that is 90 days following the related Park West Village Appraisal Reduction Event, unless such Park West Village Controlling Noteholder provides an additional appraisal within such 90-day period in accordance with the terms of the Park West Village Co-Lender Agreement, (y) the date on which the Park West Village Special Servicer determines that a recalculation of the Park West Village Cumulative Appraisal Reduction Amount is not warranted or that such recalculation does not result in the cessation of such Park West Village Control Appraisal Period and (z) the date on which a Park West Village Subordinate Note Consultation Termination Event occurs with respect to such Park West Village Note B-A or Park West Village Note B-B.

“Park West Village Major Decision” means:

a)	any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO loan) of the ownership of the property or properties securing the Park West Village Whole Loan if it comes into and continues in default;

b)	any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Park West Village Whole Loan documents or any extension of the maturity date of the Park West Village Whole Loan;

c)	following a default or an event of default with respect to the Park West Village Whole Loan, any exercise of remedies, including the acceleration of the Park West Village Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Park West Village Whole Loan documents or any acquisition of the Park West Village Mortgaged Property or any interest therein by foreclosure, deed-in-lieu of foreclosure, settlement or otherwise;

d)	any sale of the Park West Village Whole Loan (when it is a defaulted mortgage loan) or the Park West Village Mortgaged Property (when it is held as foreclosure property) for less than the outstanding principal balance of the Park West Village Whole Loan, all accrued and unpaid interest (other than accrued interest) at the Park West Village Note Rate and all additional servicing expenses;

e)	any determination to bring the Park West Village Mortgaged Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the BBCMS 2022-C17 PSA) located at the Park West Village Mortgaged Property or an REO Mortgage Loan;

f)	any release of material collateral or any acceptance of substitute or additional collateral for the Park West Village Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Park West Village Whole Loan documents and for which there is no lender discretion;

g)	any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Park West Village Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Park West Village Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

h)	any transfer of the Park West Village Mortgaged Property or any portion of the Park West Village Mortgaged Property, or any transfer of any direct or indirect ownership interest in the borrower to the extent the lender’s consent under the Park West Village Whole Loan documents is required, except a permitted transfer or as expressly permitted by the Park West Village Whole Loan documents and for which there is no mortgage lender discretion or in connection with a pending or threatened condemnation;

i)	any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Park West Village Whole Loan documents);

j)	any adoption or implementation of the annual budget for which mortgage lender consent is required under the Park West Village Whole Loan documents;

k)	any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Park West Village Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

l)	any property management company changes or modifications, waivers or amendments to any management agreement, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Park West Village Whole Loan documents);

m)	releases of (i) any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves or (ii) any other letters of credit held as additional collateral for the Park West Village Whole Loan, in each case, other than those required pursuant to the specific terms of the related Park West Village Whole Loan documents and for which there is no lender discretion;

n)	any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Park West Village Whole Loan other than pursuant to the specific terms of the Park West Village Whole Loan and for which there is no lender discretion;

o)	any determination of an acceptable insurance default;

p)	any proposed modification or waiver of any provision of the Park West Village Whole Loan documents with respect to the Park West Village Whole Loan governing the types, nature or amount of insurance coverage required to be obtained and maintained;

q)	approval of material casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the debt evidenced by the Park West Village Whole Loan rather than to the restoration of the Park West Village Mortgaged Property, other than, in each case, to the extent the lender has no approval right pursuant to the specific terms of the Park West Village Whole Loan;

r)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower or the Park West Village Mortgaged Property;

s)	any determination by the Park West Village Servicer to transfer the Park West Village Whole Loan to the special servicer under the circumstances where the master servicer determines, in its reasonable business judgment, exercised in accordance with the servicing standard, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Park West Village Mortgaged Property or such other analogous event described in the definition of servicing transfer event; and

t)	any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Park West Village Mortgaged Property if it would be a major lease (as defined in the related mortgage loan agreement).

“Park West Village Note B-A Consultation Termination Event” will occur if:

●	(a) the initial principal balance the Park West Village Note B-A minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Park West Village Note B-A after the date of creation of Park West Village Note B-A and (y) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to Park West Village Note B-A, is less than (b) 25% of the remainder of the initial Park West Village Note B-A principal balance; or

●	a majority of the principal balance of the Park West Village Note B-A is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Park West Village Note B-A Subordinate Companion Loan Holder.

“Park West Village Note B-B Consultation Termination Event” means:

●	(a) the initial principal balance the Park West Village Note B-B minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Park West Village Note B-B after the date of creation of Park West Village Note B-B and (y) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to Park West Village Note B-B, is less than (b) 25% of the remainder of the initial Park West Village Note B-B principal balance; or

●	a majority of the principal balance of the Park West Village Note B-B is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Park West Village Note B-B Subordinate Companion Loan Holder.

“Park West Village Note B-A Control Appraisal Period” means any period with respect to the Park West Village Whole Loan, if and for so long as:

●	(1) the initial principal balance of the Park West Village Note B-A together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Park West Village Appraisal Reduction Amount), minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Note B-A after the date of creation of the Park West Village Note B-A, (y) any Park West Village Cumulative Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Note B-A and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Note B-A, is less than

●	25% of the remainder of (i) the initial principal balance of the Park West Village Note B-A less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Note B-A Subordinate Companion Loan Holder on the Park West Village Note B-A, after the date of creation of such Park West Village Note B-A;

provided that if the Park West Village Note B-A Control Appraisal Period occurs as a result of the Park West Village Note B-A becoming a Park West Village Appraised-Out Note, the Park West Village Note B-A Control Appraisal Period will not be deemed to have occurred until the Park West Village Control Retention Period with respect to the Park West Village Note B-A has ended and the Park West Village Note B-A will continue to be the Park West Village Controlling Note until such Park West Village Control Retention Period has ended, and after the expiration of such Park West Village Control Retention Period, the Park West Village Note B-A Control Appraisal Period will be deemed to have occurred and the Park West Village Note B-A will no longer be the Park West Village Controlling Note; and

provided further that if a majority of the principal balance of the Park West Village Note B-A is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the rights of the Park West Village Controlling Noteholder (or its representative), a Park West Village Note B-A Control Appraisal Period will be deemed to have automatically occurred.

“Park West Village Note B-B Control Appraisal Period” means any period with respect to the Park West Village Whole Loan, if and for so long as:

●	(1) the initial principal balance of the Park West Village Note B-B together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Park West Village Appraisal Reduction Amount), minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Note B-B after the date of creation of the Park West Village Note B-B, (y) any Park West Village Cumulative Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Note B-B and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Note B-B, is less than

●	25% of the remainder of (i) the initial principal balance of the Park West Village Note B-B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Note B-B Subordinate Companion Loan Holder on the Park West Village Note B-B, after the date of creation of such Park West Village Note B-B, provided that if the Park West Village Note B-B Control Appraisal Period occurs as a result of the Park West Village Note B-B becoming a Park West Village Appraised-Out Note, the Park West Village Note B-B Control Appraisal Period will not be deemed to have occurred until the Park West Village Control Retention Period with respect to the Park West Village Note B-B has ended and the Park West Village Note B-B will continue to be the Park West Village Controlling Note until the Park West Village Control Retention Period with respect to the Park West Village Note B-B has ended, and after the expiration of the Park West Village Control Retention Period with respect to the Park West Village Note B-B, the Park West Village Note B-B Control Appraisal Period will be deemed to have occurred and the Park West Village Note B-B will no longer be the Park West Village Controlling Note; and

provided further that if a majority of the principal balance of the Park West Village Note B-B is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the rights of the Park West Village Controlling Noteholder (or its representative), a Park West Village Note B-B Control Appraisal Period will be deemed to have automatically occurred.

Prior to calculating any amount of interest or principal due to the Park West Village Note B-A Subordinate Companion Loan Holder or the Park West Village Note B-B Subordinate Companion Loan Holder under the Park West Village Co-Lender Agreement, the Park West Village Servicer or Park West Village Special Servicer will be required to reduce (1) first, the principal balance of the Park West Village Note B-B (not below zero) by any realized loss with respect to the Park West Village Whole Loan, (2) second, after the principal balance the Park West Village Note B-B has been reduced to zero, the principal balance of the Park West Village Note B-A (not below zero) by any realized loss with respect to the Park West Village Whole Loan, and (3) after the principal balance of the Park West Village Note B-A has been reduced to zero, the principal balance of the Park West Village A Notes, pro rata (based on the respective outstanding principal balance of each Park West Village A Note) (in each case, not below zero) by any realized loss with respect to the Park West Village Whole Loan.

“Park West Village Noteholder” means any of the Park West Village Note A Holders, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, as applicable.

“Park West Village Non-Controlling Note” means a Park West Village Note other than a Park West Village Controlling Note.

“Park West Village Non-Controlling Note Holder” means each Park West Village Non-Controlling Note Holder other than the Park West Village Controlling Noteholder; provided if at any time a Park West Village Non-Controlling Note is held by (or, at any time a Park West Village Non-Controlling Note Holder’s Park West Village Non-Controlling Note is included in a securitization, the related Park West Village Non-Controlling Note Subordinate Class Representative is) a Park West Village Borrower Restricted Party, no person will be entitled to exercise the rights of such Park West Village Non-Controlling Note Holder with respect to such Park West Village Non-Controlling Note.

“Park West Village Lead Securitization Noteholder” means the holder of Note A-1, or if Note A-1 is not securitized in a securitization by September 30, 2022, such other Park West Village A Note that is designated as the “Lead Securitization Note” by BMO.

“Park West Village Non-Controlling Note Subordinate Class Representative” means the holders of the majority of the class of securities pursuant to the securitization of such Park West Village Non-Controlling Note designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative.

“Park West Village Subordinate Note Consultation Termination Event” means the Park West Village Note B-A Consultation Termination Event or the Park West Village Note B-B Consultation Termination Event.

Rights of the Park West Village Subordinate Noteholders to Challenge the Park West Village Special Servicer’s Determination of Park West Village Cumulative Appraisal Reduction Amount and Post Threshold Event Collateral

If either the Park West Village Note B-A or Park West Village Note B-B becomes a Park West Village Appraised-Out Note following the occurrence of a Park West Village Appraisal Reduction Event, the applicable Park West Village Controlling Noteholder with respect to such Park West Village Note B-A or Park West Village Note B-B, as applicable, will have the right to challenge the Park West Village Special Servicer’s Park West Village Cumulative Appraisal Reduction Amount determination and may, at its sole expense, obtain a new appraisal of the Park West Village Mortgaged Property. The applicable Park West Village Controlling Noteholder will be required to provide the Park West Village Special Servicer with notice of their intent to challenge or not challenge the Park West Village Special Servicer’s Park West Village Cumulative Appraisal Reduction Amount determination within 10 days of such Park West Village Controlling Noteholder’s receipt of written notice of the Park West Village Cumulative Appraisal Reduction Amount. The holder of a Park West Village Appraised-Out Note will be entitled to continue to exercise the rights of the Controlling Note during the Park West Village Control Retention Period. Such Park West Village Controlling Noteholder that elects to obtain a new appraisal at its sole expense will be required to cause such appraisal to be prepared on an “as is” basis in accordance with the requirements set forth in the BBCMS 2022-C17 PSA, and such new appraisal must be reasonably acceptable to the Park West Village Special Servicer in accordance with the servicing standard. In addition, the applicable Park West Village Controlling Noteholder will have the right, at their sole expense, to require the Park West Village Special Servicer to order an additional appraisal of the Park West Village Mortgaged Property from time to time after a Park West Village Appraisal Reduction Event has occurred, and the Park West Village Special Servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared in accordance with the requirements set forth in the BBCMS 2022-C17 PSA. Notwithstanding the rights of the Park West Village Controlling Noteholder to obtain (or cause to be obtained) a new appraisal under the Park West Village Co-Lender Agreement, the Park West Village Special Servicer will not be required to obtain such appraisal if it determines in accordance with the servicing standard that no events at or with regard to the Park West Village Mortgaged Property have occurred that would have a material effect on the appraised value of the Park West Village Mortgaged Property. Upon receipt of an appraisal provided by, or requested by, holders of a Park West Village Appraised-Out Note as described above and any other information reasonably requested by the Park West Village Special Servicer from the Park West Village Servicer reasonably required to calculate or recalculate the Park West Village Cumulative Appraisal Reduction Amount, the Park West Village Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such additional appraisal, any recalculation of the Park West Village Cumulative Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Park West Village Cumulative Appraisal Reduction Amount based on such additional appraisal. If required by any such recalculation, the Park West Village Appraised-Out Note will be reinstated as the Controlling Note. The Park West Village Special Servicer will be required to promptly notify the other Park West Village Noteholders of any such determination and recalculation in its monthly reporting.

The applicable Park West Village Controlling Noteholder may avoid a Park West Village Control Appraisal Period caused by application of a Park West Village Cumulative Appraisal Reduction Amount if such Park West Village Controlling Noteholder deliver Threshold Event Collateral as a supplement to the appraised value of the Park West Village Mortgaged Property to the Park West Village Servicer, together with documentation acceptable to the Park West Village Servicer in accordance with the servicing standard to create and perfect a first priority security interest in favor of the Park West Village Servicer on behalf of the securitization trust created pursuant to the BBCMS 2022-C17 PSA in such collateral (which must be completed within 30 days of the Park West Village Special Servicer’s receipt of a third party appraisal that indicates such Park West Village Control Appraisal Period has occurred, during which such thirty (30) day period such Park West Village Controlling Noteholder’s rights under the Park West Village Co-Lender Agreement will continue) (a “Threshold Event Cure”) and, additionally, pays all costs and expenses incurred by any party to under the Park West Village Co-Lender Agreement associated with the delivery and/or pledge of such Threshold Event Collateral, including the costs and expenses of any opinion of counsel. If a Threshold Event Cure occurs, the Park West Village Note B-A Control Appraisal Period or the Park West Village Note B-B Control Appraisal Period, as applicable, caused by application of a Park West Village Cumulative Appraisal Reduction Amount will not be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the letter of credit must have an initial term no shorter than 6 months and contain an evergreen clause providing for automatic renewal for additional periods not less than 6 months. The applicable Park West Village Controlling Noteholder must provide notice of each renewal at least 30 days prior to the expiration date of such letter of credit. If the Park West Village Servicer does not receive notice of such renewal at least 30 days prior to the expiration date of the letter of credit or if the Park West Village Servicer receives notice that the letter of credit will not be renewed, then the Park West Village Servicer will promptly draw upon such letter of credit and hold such proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, such Park West Village Controlling Noteholder will be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the Threshold Collateral Issuer are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Park West Village Servicer will draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure will continue until (i) the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent the applicable Park West Village Control Appraisal Period from occurring (and should the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral be insufficient, the applicable Park West Village Controlling Noteholder will have 30 days from the new third party appraisal to deliver new Threshold Event Collateral as supplement to the newly appraised value), or (ii) a determination is made by the Park West Village Special Servicer in accordance with the Park West Village Co-Lender Agreement that all proceeds in respect of the Park West Village Mortgage Loan or the Park West Village Mortgaged Property have been received (a “Final Recovery Determination”). If the appraised value of the Park West Village Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Park West Village Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Park West Village Controlling Noteholder, any or such portion of Threshold Event Collateral held by the Park West Village Servicer will promptly be returned to such Park West Village Controlling Noteholder (at its sole expense).

In the event the Park West Village Controlling Noteholder with respect to the Park West Village Note B-A or the Park West Village Note B-B, as applicable, delivers Threshold Event Collateral in the form of cash collateral, the Park West Village Servicer will be required to establish and maintain on behalf of the securitization trust created pursuant to the BBCMS 2022-C17 PSA and for the benefit of the Park West Village Noteholders a segregated non-interest bearing trust account (the “Threshold Event Cash Collateral Account”) and deposit the Threshold Event Collateral into such account. To the extent that the Park West Village Servicer has received notice from the applicable Park West Village Controlling Noteholder of their intent to provide cash collateral, the Park West Village Servicer will be required notify the Park West Village Certificate Administrator and each non-lead noteholder in writing of the amount of cash collateral and the date on which the Threshold Event Collateral is expected to be delivered.

Upon the Park West Village Special Servicer’s determination of a Final Recovery Determination with respect to the Park West Village Whole Loan, any cash or proceeds of such Threshold Event Collateral will be available to reimburse each Park West Village Noteholder for any realized losses with respect to the Park West Village Whole Loan after application of the net proceeds of liquidation plus accrued and unpaid interest thereon at the applicable interest rate and all other expenses reimbursable under the Park West Village Co-Lender Agreement, under the BBCMS 2022-C17 PSA and the non-lead securitization pooling and servicing agreement with respect to the Park West Village Whole Loan or related REO property in accordance with the priority of payments described above.

Any proceeds from a letter of credit delivered as Threshold Event Collateral will also be required to be deposited into the Threshold Event Collateral account, and the Park West Village Servicer will be required to promptly notify the Park West Village Certificate Administrator and each non-lead noteholder in writing of the amount of the proceeds from such letter of credit and the date on which such letter of credit proceeds are expected to be delivered.

The Park West Village Special Servicer will be required to cooperate with the Park West Village Servicer and provide any information reasonably requested by the Park West Village Servicer relating to the Threshold Event Cure that is in the Park West Village Special Servicer’s possession. Upon the Park West Village Special Servicer’s determination of a Final Recovery Determination, the Park West Village Special Servicer will be required to notify the Park West Village Servicer, the Park West Village Certificate Administrator (who will post such notification on the Park West Village Certificate Administrator’s website under the “special notices” tab) and each non-lead noteholder and the Park West Village Servicer will be required to deposit any amounts in the Threshold Event Cash Collateral Account directly into the collection account maintained by the Park West Village Servicer pursuant to the BBCMS 2022-C17 PSA.

Any Threshold Event Collateral will be treated as an “outside reserve fund” for purposes of the REMIC Provisions of the Code and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) will be beneficially owned by the posting Park West Village Noteholder who will be taxed on all income with respect thereto.

“Park West Village Appraisal Reduction Amount” means an “Appraisal Reduction Amount” under the BBCMS 2022-C17 PSA.

“Park West Village Appraisal Reduction Event” means an “Appraisal Reduction Event” under the BBCMS 2022-C17 PSA.

“Park West Village Cumulative Appraisal Reduction Amount” means a “Cumulative Appraisal Reduction Amount” under the BBCMS 2022-C17 PSA.

Cure Rights

For so long as the Park West Village Note B-A is an asset of the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the provisions of the Park West Village Co-Lender Agreement described below under this subheading “Cure Rights” will not have any force or effect, insofar as they set forth any right of the Park West Village Note B-A Subordinate Companion Loan Holder to exercise cure rights.

In the event that the related borrower fails to make any payment of principal or interest on the Park West Village Whole Loan by the end of the applicable grace period or any other event of default under the related Park West Village Whole Loan documents occurs and is continuing, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, respectively, will have the right to cure such event of default subject to certain limitations set forth in the Park West Village Co-Lender Agreement. Unless the securitization trust created pursuant to the BBCMS 2022-C17 PSA consents to additional cure periods, and in the case of any additional cure period requested by the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Note B-A Subordinate Companion Loan Holder’s consent will also be required, the Park West Village Note B-A Subordinate Companion Loan Holder’s and Park West Village Note B-B Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the Park West Village Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the Park West Village Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the Park West Village Whole Loan (including for purposes of (i) accelerating the Park West Village Whole Loan, modifying, amending or waiving any provisions of the Park West Village Whole Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Park West Village Mortgaged Property; or (ii)

treating the Park West Village Whole Loan as a “Specially Serviced Loan” under the BBCMS 2022-C17 PSA); provided that such limitation will not prevent the Park West Village Lead Securitization Noteholder from collecting default interest or late charges from the borrower to be applied in accordance with the Park West Village Co-Lender Agreement. Any amounts paid by the Park West Village Note B-A Subordinate Companion Loan Holder or the Park West Village Note B-B Subordinate Companion Loan Holder, as applicable, on behalf of the borrower to cure a default under the Park West Village Co-Lender Agreement will be reimbursable to such holder pursuant to the priority of payments set forth in the Park West Village Co-Lender Agreement (as described in the “Application of Payments” section above).

Purchase Option

For so long as the Park West Village Note B-A is an asset of the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the provisions described below under this subheading “Purchase Option” will have no force or effect, insofar as they describe any rights of the Park West Village Note B-A Subordinate Companion Loan Holder to exercise purchase rights.

After the occurrence and delivery of a notice of an event of default with respect to the Park West Village Whole Loan or a servicing transfer event, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder will have the right, by written notice to each Park West Village Note A Holder and, if the purchasing noteholder is the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Note B-A Subordinate Companion Loan Holder (a “Park West Village Purchase Notice”), to purchase in immediately available funds, (i) if the purchasing noteholder is the Park West Village Note B-A Subordinate Companion Loan Holder, the Park West Village Senior Notes, or, if the purchasing noteholder is the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Senior Notes and the Park West Village Note B-A (each such Park West Village Note specified in the Park West Village Purchase Notice, a “Park West Village Purchased Note”), in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding yield maintenance premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower), subject to certain adjustments pursuant to the terms of the Park West Village Co-Lender Agreement. Upon delivery of the Park West Village Purchase Notice to the selling noteholder(s), the selling noteholder(s) will be required to sell (and the Park West Village Note B-B Subordinate Companion Loan Holder or Park West Village Note B-A Subordinate Companion Loan Holder, respectively, will be required to purchase) the Purchased Note(s) at the defaulted mortgage loan purchase price, on a date (the “Park West Village Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the Park West Village Purchase Notice. The failure of the requesting purchaser to purchase the Purchased Note(s) on the Park West Village Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under Park West Village Whole Loan or servicing transfer event that gave rise to such right. The right of the Park West Village Note B-A Subordinate Companion Loan Holder and Park West Village Note B-B Subordinate Companion Loan Holder to purchase one or more Park West Village Notes as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Park West Village Mortgaged Property. Notwithstanding the foregoing sentence, the Park West Village Lead Securitization Noteholder is required to give the Park West Village Subordinate Companion Loan Holders 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the Park West Village Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Park West Village Mortgaged Property is transferred to the Park West Village Lead Securitization Noteholder (or its designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Park West Village Lead Securitization Noteholder of a foreclosure sale or sale by power of sale, less than 10 business days after the acceleration of the Park West Village Whole Loan, the Park West Village Lead Securitization Noteholder will be required to notify the Park West Village Subordinate Companion Loan Holders of such transfer and the Park West Village Note B-A Subordinate Companion Loan Holder and Park West Village Note B-B Subordinate Companion Loan Holder will have a 30-day period from the date of such notice from the Park West Village Lead Securitization Noteholder to deliver the Park West Village Purchase Notice to the Park West Village Lead Securitization Noteholder (and, if the Park West Village Note B-B Subordinate Companion Loan Holder is delivering such Park West Village Purchase Notice, to the Park West Village Note B-A Subordinate Companion Loan Holder), in which case such Park West Village Subordinate Companion Loan Holder will be obligated to purchase the Park West Village Mortgaged Property, in immediately available funds, within such 30-day period at the applicable purchase price.

Sale of Defaulted Park West Village Whole Loan

Pursuant to the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA, if the Park West Village Whole Loan becomes a defaulted loan, and if the Park West Village Special Servicer determines to sell the Park West Village Mortgage Loan in accordance with, and to the extent provided in, the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement, then the Park West Village Special Servicer may elect to sell the Park West Village Whole Loan subject to the consent (or deemed consent) of the Park West Village Subordinate Companion Loan Holders under the Park West Village Co-Lender Agreement described below.

Notwithstanding anything to the contrary stated in the Park West Village Co-Lender Agreement, (i) none of the Park West Village Lead Securitization Noteholder (or the Park West Village Special Servicer on its behalf), any Park West Village Note A Holder or the Park West Village Note B-B Subordinate Companion Loan Holder will be permitted to sell the Park West Village Note B-A at any time without the written consent of the Park West Village Note B-A Subordinate Companion Loan Holder (so long as a Park West Village Note B-A Control Appraisal Period is not continuing) and (ii) none of the Park West Village Lead Securitization Noteholder (or the Park West Village Special Servicer on its behalf), any Park West Village Note A Holder or the Park West Village Note B-A Subordinate Companion Loan Holder will be permitted to sell the Park West Village Note B-B at any time without the written consent of the Park West Village Note B-B Subordinate Companion Loan Holder (so long as a Park West Village Note B-B Control Appraisal Period is not continuing).

Notwithstanding anything to the contrary in the Park West Village Co-Lender Agreement, any Park West Village Non-Controlling Note Subordinate Class Representative or the lead securitization pooled subordinate class representative for a Park West Village A Note (or the requisite percentage of the holders of the certificates backed by the related Park West Village A Note and issued by the related securitization as set forth the BBCMS 2022-C17 PSA or non-lead securitization pooling and servicing agreement, as applicable) will have the right to direct and cause the Park West Village Special Servicer to sell such Park West Village Note A in the related securitization trust separately and individually without the consent of any other Park West Village Noteholder or any other person in accordance with the terms of the BBCMS 2022-C17 PSA so long as such sale is permitted under the REMIC provisions under the BBCMS 2022-C17 PSA or non-lead securitization pooling and servicing agreement.

Park West Village Excess Collections Reserve Account

In the event that as a result of any workout of the Park West Village Whole Loan in accordance with the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (including the servicing standard), the borrower is required to pay any additional amounts (other than customary fees and expenses payable to the Park West Village Servicer or the Park West Village Special Servicer and other than any amounts earmarked for reserves to be replenished or created in connection with such workout) in excess of the amount of interest, principal and other amounts that were payable on such date under the original terms of the related mortgage loan agreement (without giving effect to such workout), the Park West Village Servicer will be required to deposit such additional amounts collected from the borrower into a reserve account that is an eligible account (the “Park West Village Excess Collections Reserve Account”) in accordance with the BBCMS 2022-C17 PSA. Except as otherwise provided in below, the Park West Village Servicer is required to withdraw funds in the Park West Village Excess Collections Reserve Account and apply such funds pursuant to the priority of payments set forth in the Park West Village Co-Lender Agreement (as described in the “Application of Payments” section above) only upon receipt of a notice of the Park West Village Special Servicer’s determination of a Final Recovery Determination.

Any workout of the Park West Village Mortgage Loan that results in the establishment of a Park West Village Excess Collections Reserve Account must (i) require the delivery of an opinion of counsel (at the expense of the Park West Village Note B-B Subordinate Companion Loan Holder) to the effect that the establishment of, deposit of funds into and withdrawal and application of funds from, the Park West Village Excess Collections Reserve Account, in the manner contemplated by under this section will not cause any securitization trust to fail to qualify as a REMIC or any grantor trust holding any interest in the Park West Village Mortgage Loan to fail to qualify as a “grantor trust” for federal income tax purposes, (ii) increase the interest rate on each Park West Village Note by the same amount (unless the Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder agree to a different rate increase) and (iii) be entered into in accordance with the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (including, without limitation, the servicing standard set forth therein). In the event that any Park West Village Note A or Park West Village Note B-A is in a securitization trust, the consent rights of any related Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder under clause (ii) of the preceding sentence will be exercised by the Park West Village Special Servicer with the consent of the applicable directing certificateholder or controlling class representative appointed under the BBCMS 2022-C17 PSA (in the case of Park West Village Note A-1 or the Park West Village Note B-A) or the related special servicer for the non-lead securitization trust with the consent of the applicable non-lead securitization subordinate class representative appointed under the non-lead securitization pooling and servicing agreement (in the case of any other Park West Village Note A).

On any distribution date, the Park West Village Servicer is required to withdraw funds in the Park West Village Excess Collections Reserve Account and apply such funds to pay any unanticipated expenses of the Park West Village Servicer reimbursable to the Park West Village Servicer under the BBCMS 2022-C17 PSA and pay any monthly interest payment on the Park West Village Senior Notes, the Park West Village Note B-A and the Park West Village Note B-B that is due and payable pursuant to the priority of distributions set forth in clauses (i) through (iii) of “—Application of Payments” above, if collections from the Park West Village Whole Loan for such distribution date are insufficient to pay such amounts in full.

The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan

General

The Yorkshire & Lexington Towers Mortgage Loan (5.1%) is part of a split loan structure comprised of 20 mortgage notes (the “Yorkshire & Lexington Towers Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Yorkshire & Lexington Towers Whole Loan (as defined below), in the initial aggregate principal balance of $539,500,000, is evidenced by:

(i) two senior promissory notes designated as Note A-1 and Note A-16, having an aggregate a Cut-off Date Balance of $37,000,000 (the “Yorkshire & Lexington Towers Mortgage Loan”), collectively, evidencing the Yorkshire & Lexington Towers Mortgage Loan, that will be deposited into the Issuing Entity;

(ii) 16 senior promissory notes designated as Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-17 and Note A-18, having an aggregate Cut-off Date Balance of $281,000,000 (collectively, the “Yorkshire & Lexington Towers Pari Passu Companion Loans” and, together with the Yorkshire & Lexington Towers Mortgage Loan, the “Yorkshire & Lexington Towers Senior Notes” or the “Yorkshire & Lexington Towers A Notes”, and the holders of such Yorkshire & Lexington Towers Senior Notes, the “Yorkshire & Lexington Towers Note A Holders” and, each holder, a “Yorkshire & Lexington Towers Note A Holder”), and

(iii) two promissory notes designated as Note B-1 and Note B-2, having an aggregate Cut-off Date Balance of $221,500,000 (each, a “Yorkshire & Lexington Towers B Note”, and, together, the “Yorkshire & Lexington Towers Subordinate Companion Loan”.

The holders of the Yorkshire & Lexington Towers Pari Passu Companion Loans are referred to as the “Yorkshire & Lexington Towers Pari Passu Companion Loan Holders”, and the holder of the Yorkshire & Lexington Towers Subordinate Companion Loan is referred to as the “Yorkshire & Lexington Towers Note B Holder”.

The Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loan are collectively referred to in this prospectus as the Yorkshire & Lexington Towers Whole Loan (the “Yorkshire & Lexington Towers Whole Loan”).

The rights of the issuing entity as the holder of the Yorkshire & Lexington Towers Mortgage Loan, the rights of the Yorkshire & Lexington Towers Pari Passu Companion Loan Holders and the rights of the Yorkshire & Lexington Towers Subordinate Companion Loan Holders are subject to a Co-Lender Agreement (the “Yorkshire & Lexington Towers Co-Lender Agreement”) among such holders. The following sections under this “—The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan” section contain summary descriptions of certain provisions of the Yorkshire & Lexington Towers Co-Lender Agreement. The Yorkshire & Lexington Towers Co-Lender Agreement provides that to the extent that there is a conflict between the Yorkshire & Lexington Towers Co-Lender Agreement and the CGCMT 2022-GC48 PSA (as defined below), the terms of the Yorkshire & Lexington Towers Co-Lender Agreement will govern.

Servicing

The Yorkshire & Lexington Yorkshire & Lexington Towers Whole Loan is serviced and administered pursuant to the pooling and servicing agreement governing the securitization of the Yorkshire & Lexington Towers Lead Securitization Note, which is the pooling and servicing agreement (the “CGCMT 2022-GC48 PSA”) dated June 1, 2022 between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as servicer (the “Yorkshire & Lexington Towers Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Yorkshire & Lexington Towers Special Servicer”, Computershare Trust Company, National Association, as certificate administrator and custodian, and Wilmington Trust, National Association, as trustee.

Amounts payable to the issuing entity as holder of the Yorkshire & Lexington Towers Mortgage Loan pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement will be included in the Aggregate Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Yorkshire & Lexington Towers Co-Lender Agreement sets forth the respective rights of the holders of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Subordinate Companion Loan with respect to distributions of funds received in respect of the Yorkshire & Lexington Towers Whole Loan, and provides, in general, that after payment of (1) amounts for reserves or escrows required by the Mortgage Loan documents, (2) certain extraordinary trust fund expenses that are then due or payable to any party to the CGCMT 2022-GC48 PSA with respect to the Yorkshire & Lexington Towers Whole Loan (to the extent collections are allocated to payment of such expenses pursuant to the CGCMT 2022-GC48 PSA) and (3) default interest to be applied pursuant to the CGCMT 2022-GC48 PSA, payments and proceeds received with respect to the Yorkshire & Lexington Towers Whole Loan will generally be applied in the following order:

first, to each Yorkshire & Lexington Towers Note A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the applicable primary servicing fee rate);

second, to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the applicable primary servicing fee rate);

third, to each Yorkshire & Lexington Towers Note A Holder, pro rata, based on the respective principal balances of the Yorkshire & Lexington Towers A Notes (i) if no Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received with respect to the Yorkshire & Lexington Towers Whole Loan, if any, until the principal balance for each A Note has been reduced to zero, and (ii) at any time that a Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each A Note has been reduced to zero;

fourth, to each Yorkshire & Lexington Trust Companion Loan Holder, pro rata, based on the respective principal balances of the B Notes (i) if no Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received with respect to the Yorkshire & Lexington Towers Whole Loan, if any, until the principal balance for each B Note has been reduced to zero, and (ii) at any time that a Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each B Note has been reduced to zero;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout of the Yorkshire & Lexington Towers Whole Loan (a “Yorkshire & Lexington Towers Workout”), the aggregate principal balance of the Yorkshire & Lexington Towers Senior Notes has been reduced, such excess amount will be paid to each Yorkshire & Lexington Towers Note A Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Yorkshire & Lexington Towers Workout, plus interest on such amount at the related note interest rate (net of the applicable primary servicing fee rate);

sixth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a Yorkshire & Lexington Towers Workout the principal balance of the Yorkshire & Lexington Subordinate Companion Loan has been reduced, such excess amount will be paid to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Yorkshire & Lexington Towers Workout, plus interest on such amount at the related note interest rate (net of the applicable primary servicing fee rate);

seventh, to each Yorkshire & Lexington Towers Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Yorkshire & Lexington Towers A Note in accordance with the Yorkshire & Lexington Towers Whole Loan;

eighth, to each Yorkshire & Lexington Towers Subordinate Companion Loan Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Yorkshire & Lexington Towers B Note in accordance with the Yorkshire & Lexington Towers Whole Loan;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the CGCMT 2022-GC48 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Yorkshire & Lexington Towers Servicer or Yorkshire & Lexington Towers Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Yorkshire & Lexington Towers Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Yorkshire & Lexington Towers Note A Holders, pro rata and the Yorkshire & Lexington Towers Subordinate Companion Loan Holders, pro rata in accordance with the Yorkshire & Lexington Towers Note A Percentage Interest and the Yorkshire & Lexington Towers Note B Percentage Interest, respectively, with the amount distributed to the Yorkshire & Lexington Towers Note A Holders to be allocated among each Yorkshire & Lexington Towers Note A Holder pro rata based on their respective principal balances, and with the amount distributed to the Yorkshire & Lexington Towers Note B Holders to be allocated among each Yorkshire & Lexington Towers Note B Holder pro rata based on their respective principal balances; and

tenth, if any excess amount is available to be distributed in respect of the Yorkshire & Lexington Towers Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the Yorkshire & Lexington Towers Note A Holders and the Yorkshire & Lexington Towers Subordinate Companion Loan Holders in accordance with the initial Yorkshire & Lexington Towers Note A Percentage Interest and the initial Yorkshire & Lexington Towers Note B Percentage Interest, respectively, with the amount distributed to the Yorkshire & Lexington Towers Note A Holders to be allocated among each Yorkshire & Lexington Towers Note A Holder pro rata based on their respective principal balances and with the amount distributed to the Yorkshire & Lexington Towers Note B Holders to be allocated among each Yorkshire & Lexington Towers Note B Holder pro rata based on their respective principal balances.

“Yorkshire & Lexington Towers Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Yorkshire & Lexington Towers Senior Note, and the denominator of which is the sum of the principal balances of all the Yorkshire & Lexington Towers Senior Notes.

“Yorkshire & Lexington Towers Note A Rate” means 3.04000%.

“Yorkshire & Lexington Towers Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Yorkshire & Lexington Towers Subordinate Companion Loan, and the denominator of which is the sum of the principal balances of all the Yorkshire & Lexington Towers Subordinate Companion Loan.

“Yorkshire & Lexington Towers Note B Rate” means 3.04000%.

“Yorkshire & Lexington Towers Note B-1 Holder” means the holder of Yorkshire & Lexington Towers Note B-1.

“Yorkshire & Lexington Towers Note B-2 Holder” means the holder of Yorkshire & Lexington Towers Note B-2.

“Yorkshire & Lexington Towers Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the Yorkshire & Lexington Towers Whole Loan or (ii) any non-monetary event of default as a result of which the Yorkshire & Lexington Towers Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

All expenses and losses relating to the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Mortgaged Property, including without limitation losses of principal and interest, property advances, advance interest amounts, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the Yorkshire & Lexington Towers Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the Yorkshire & Lexington Towers Whole Loan.

Consultation and Control

Pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement, the “Yorkshire & Lexington Towers Controlling Note”, as of any date of determination, will be Yorkshire & Lexington Towers Note B-1, unless a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing or if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing, Yorkshire & Lexington Towers Note A-4; provided, that if Yorkshire & Lexington Towers Note B-1 would be the Yorkshire & Lexington Towers Controlling Note pursuant to the terms of the Yorkshire & Lexington Towers Co-Lender Agreement, but any interest in Yorkshire & Lexington Towers Note B-1 is held by a Yorkshire & Lexington Towers Borrower Party, or Yorkshire & Lexington Towers Borrower Party would otherwise be entitled to exercise the rights of the holder of the Yorkshire & Lexington Towers Controlling Note in respect of Note B-1, then, during such period, Yorkshire & Lexington Towers Note B-2 will be the Yorkshire & Lexington Towers Controlling Note; and provided, further, that if Yorkshire & Lexington Towers Note B-2 would be the Yorkshire & Lexington Towers Controlling Note pursuant to the preceding proviso, but any interest in Yorkshire & Lexington Towers Note B-2 is held by a Yorkshire & Lexington Towers Borrower Party, or a Yorkshire & Lexington Towers Borrower Party would otherwise be entitled to exercise the rights of the holder of the Yorkshire & Lexington Towers Controlling Note in respect of Yorkshire & Lexington Towers Note B-2, then a Yorkshire & Lexington Towers Control Appraisal Period will be deemed to have occurred. The holder of the Yorkshire & Lexington Towers Controlling Note is referred to as the “Yorkshire & Lexington Towers Controlling Noteholder”.

Any time the Yorkshire & Lexington Towers Note B-1 and Yorkshire & Lexington Towers Note B-2 are included in the Issuing Entity, the related Loan-Specific Controlling Representative will be entitled to exercise the rights of the Yorkshire & Lexington Towers Controlling Note under the Yorkshire & Lexington Towers Co-Lender Agreement, as and to the extent provided in the CGCMT 2022-GC48 PSA and the Yorkshire & Lexington Towers Co-Lender Agreement; provided further that, at any time the Yorkshire & Lexington Towers Note A-4 is included in the Issuing Entity, if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing, the Controlling Class Representative will be entitled to exercise the rights of the Yorkshire & Lexington Towers Controlling Note under the Yorkshire & Lexington Towers Co-Lender Agreement, as and to the extent provided in the CGCMT 2022-GC48 PSA and the Yorkshire & Lexington Towers Co-Lender Agreement.

A “Yorkshire & Lexington Towers Control Appraisal Period” will exist with respect to the Yorkshire & Lexington Towers Whole Loan, if and for so long as (a)(1) the initial principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Yorkshire & Lexington Towers Subordinate Companion Loan, (y) any appraisal reductions for the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Yorkshire & Lexington Towers Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the Yorkshire & Lexington Towers Subordinate Companion Loan.

“Yorkshire & Lexington Towers Borrower Party” means, individually or collectively, as the context may require, (i) any Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of any Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or any of their respective managers, servicers, agents or affiliates, (ii) a Yorkshire &

Lexington Towers Restricted Holder, (iii) any person controlling or controlled by or under common control with the Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of the Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or a Yorkshire & Lexington Towers Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in the Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of any Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or a Yorkshire & Lexington Towers Restricted Holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Yorkshire & Lexington Towers Restricted Holder” means with respect to the Yorkshire & Lexington Towers Whole Loan, any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

Pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Yorkshire & Lexington Towers Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Yorkshire & Lexington Towers Major Decision, the Yorkshire & Lexington Towers Servicer or the Yorkshire & Lexington Towers Special Servicer, as applicable, will be required to provide the Yorkshire & Lexington Controlling Noteholder (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested Yorkshire & Lexington Towers Major Decision. The Yorkshire & Lexington Towers Servicer or the Yorkshire & Lexington Towers Special Servicer, as applicable, is not permitted to take any action with respect to such Yorkshire & Lexington Towers Major Decision (or make a determination not to take action with respect to such Yorkshire & Lexington Towers Major Decision), unless and until the Yorkshire & Lexington Towers Servicer or the Yorkshire & Lexington Towers Special Servicer, as applicable, receives the written consent of the Yorkshire & Lexington Controlling Noteholder (or its representative) before implementing a decision with respect to such Yorkshire & Lexington Towers Major Decision.

Notwithstanding the foregoing, the holder of the Yorkshire & Lexington Towers Lead Securitization Note (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the Yorkshire & Lexington Controlling Certificateholder (or its representative) that would require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC Regulations, be inconsistent with the servicing standard, require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate provisions of the Yorkshire & Lexington Towers Co-Lender Agreement or the CGCMT 2022-GC48 PSA, require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate the terms of the Yorkshire & Lexington Towers Whole Loan, or materially expand the scope of the Yorkshire & Lexington Towers Lead Securitization Note holder’s (or any servicer acting on its behalf) responsibilities under the Yorkshire & Lexington Towers Co-Lender Agreement or the CGCMT 2022-GC48 PSA.

The Yorkshire & Lexington Towers Special Servicer will be required to (A) provide copies to any Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative of any notice, information and report that is required to be provided to the Yorkshire & Lexington Controlling Noteholder or its representative pursuant to the CGCMT 2022-GC48 PSA with respect to any Yorkshire & Lexington Towers Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame for such notice, information and report is required to be provided to the Yorkshire & Lexington Controlling Noteholder or its representative, and (B) consult with each Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative on a strictly non-binding basis, if having received such notices, information and reports, any Yorkshire & Lexington Towers Non-Controlling Noteholders request consultation with respect to any such Yorkshire

& Lexington Towers Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative; provided that after the expiration of a period of 10 business days from the delivery to any Yorkshire & Lexington Towers Non-Controlling Noteholder by the Yorkshire & Lexington Towers Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Yorkshire & Lexington Towers Special Servicer will no longer be obligated to consult with such Yorkshire & Lexington Towers Non-Controlling Noteholder, whether or not such Yorkshire & Lexington Towers Non-Controlling Noteholder has responded within such 10 Business Day period; provided that the provisions of the CGCMT 2022-GC48 PSA will govern the consent and consultation rights of the Yorkshire & Lexington Towers Co-Lender Agreement.

“Yorkshire & Lexington Towers Non-Controlling Noteholder” means any holder of a Yorkshire & Lexington Towers Non-Controlling Note; provided that, if at any time a Yorkshire & Lexington Towers Non-Controlling Note is held by (or, at any time a Yorkshire & Lexington Towers Non-Controlling Note is included in a non-lead securitization, the related Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative for such non-lead securitization is) a Yorkshire & Lexington Towers Borrower Party, no person shall be entitled to exercise the rights of such Yorkshire & Lexington Towers Non-Controlling Noteholder with respect to such non-controlling note if the Yorkshire & Lexington Towers Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event shall the Yorkshire & Lexington Towers Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Yorkshire & Lexington Towers Non-Controlling Noteholder.

“Yorkshire & Lexington Towers Non-Controlling Note” means any Yorkshire & Lexington Towers Note other than the Yorkshire & Lexington Towers Controlling Note.

“Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative” means the holders of the majority of the class of securities issued in a non-lead securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any non-lead securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a Yorkshire & Lexington Towers Borrower Party, no person will be entitled to exercise the rights of the related Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative.

The Yorkshire & Lexington Towers Whole Loan holders acknowledged that the CGCMT 2022-GC48 PSA may contain certain provisions that give the operating advisor under the CGCMT 2022-GC48 PSA certain non-binding consultation rights with respect to Yorkshire & Lexington Towers Major Decisions related to compliance with the risk retention rules applicable to this transaction.

“Yorkshire & Lexington Towers Major Decision” means a “major decision” under the CGCMT 2022-GC48 PSA or any one or more analogous terms in the CGCMT 2022-GC48 PSA.

Under the Yorkshire & Lexington Towers Co-Lender Agreement, the holder of each Yorkshire & Lexington Towers Note that is not the Yorkshire & Lexington Towers Lead Note (a “Yorkshire & Lexington Towers Non-Lead Note”) acknowledged the right and obligation of the Yorkshire & Lexington Towers Lead Noteholder to sell each Yorkshire & Lexington Towers Non-Lead Note together with the Yorkshire & Lexington Towers Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the Pooling and Servicing without the consent of any holder of such Yorkshire & Lexington Towers Non-Lead Note (subject to the obligation of the Yorkshire & Lexington Towers Special Servicer to provide notice and information to such holder in accordance with the terms of the Yorkshire & Lexington Towers Co-Lender Agreement, which are substantially similar to those provisions of the CGCMT 2022-GC48 PSA relating to the sale of a Serviced Whole Loan by the Yorkshire & Lexington Towers Special Servicer). In connection with any sale of the Yorkshire & Lexington Towers Whole Loan that has become a defaulted loan, the Yorkshire & Lexington Towers Special Servicer will be required to sell each Yorkshire & Lexington Towers Non-Lead Note together with the Yorkshire & Lexington Towers Lead Securitization Note in the manner set forth in the CGCMT 2022-GC48 PSA.

Subject to the terms of the CGCMT 2022-GC48 PSA, each of the Yorkshire & Lexington Towers Controlling Noteholder, the Controlling Class Representative, any Loan-Specific Controlling Class Representative, any other Yorkshire & Lexington Towers Noteholder (or any controlling class representative or directing holder on its behalf under the pooling and servicing agreement for the securitization of a Yorkshire & Lexington Towers Non-Lead Note) will be permitted to bid at any sale of the Yorkshire & Lexington Towers Non-Lead Securitization Note unless such person is an agent or affiliate of the borrower.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Yorkshire & Lexington Towers Co-Lender Agreement and the CGCMT 2022-GC48 PSA, if the Yorkshire & Lexington Towers Whole Loan becomes a defaulted loan, and if the Yorkshire & Lexington Towers Special Servicer determines to sell the Yorkshire & Lexington Towers Mortgage Loan in accordance with the CGCMT 2022-GC48 PSA, then the Yorkshire & Lexington Towers Special Servicer may elect to sell the Yorkshire & Lexington Towers Whole Loan subject to the rights of the applicable holders of the Yorkshire & Lexington Towers Notes under the CGCMT 2022-GC48 PSA and the Yorkshire & Lexington Towers Co-Lender Agreement, as described above under “—Consultation and Control”.

The 111 River Street Pari Passu-AB Whole Loan

The 111 River Street Mortgage Loan (1.4%) is part of a split loan structure comprised of six mortgage notes (the “111 River Street Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 111 River Street Whole Loan (as defined below), in the initial aggregate principal balance of $153,750,000, is evidenced by:

(i) one senior promissory notes designated as Note A-3, having a Cut-off Date Balance of $10,000,000 (the “111 River Street Mortgage Loan”), evidencing the 111 River Street Mortgage Loan, that will be deposited into the Issuing Entity;

(ii) four senior promissory notes designated as Note A-1, having a Cut-off Date Balance of $37,500,000 (the “111 River Street Note A-1” or the “111 River Street Lead Securitization Note”), Note A-2, having a Cut-off Date Balance of $20,000,000 (the “111 River Street Note A-2”), Note A-4, having a Cut-off Date balance of $8,000,000 (the “111 River Street Note A-4”), Note A-5, having a Cut-off Date Balance of $2,000,000 (the “111 River Street Note A-5” and, together with the 111 River Street Note A-1, the 111 River Street Note A-2 and the 111 River Street Note A-4, the “111 River Street Pari Passu Companion Loans” and, collectively with the 111 River Street Mortgage Loan the “111 River Street Senior Notes” or the “111 River Street A Notes”, and the holders of such 111 River Street Senior Notes, the “111 River Street Note A Holders” and each holder, a “111 River Street Note A Holder”), and

(iii) one promissory Note B with a principal balance as of the Cut-off Date of $76,250,000 (the “111 River Street Note B” or, the “111 River Street Subordinate Companion Loan”, and the holder of such 111 River Street Note B (the “111 River Street Note B Holder” or as the context may require, the “111 River Street Subordinate Companion Loan Holder”).

The 111 River Street Mortgage Loan, the 111 River Street Pari Passu Companion Loan and the 111 River Street Subordinate Companion Loan are collectively referred to in this prospectus as the 111 River Street Whole Loan (the “111 River Street Whole Loan”).

The rights of the issuing entity as the holder of the 111 River Street Mortgage Loan, the 111 River Street Pari Passu Companion Loan and the rights of the holder of the 111 River Street Subordinate Companion Loan are subject to a Co-Lender Agreement (the “111 River Street Co-Lender Agreement”). The following summaries describe certain provisions of the 111 River Street Co-Lender Agreement. The 111 River Street Co-Lender Agreement provides that to the extent that there is a conflict between the 111 River Street Co-Lender Agreement and the related servicing agreement (the “BMO 2022-C1 PSA”), the terms of the 111 River Street Co-Lender Agreement will govern.

The 111 River Street Lead Securitization Note and 111 River Street Note B were securitized in the pooled securitization and the loan-specific securitization, respectively, relating to BMO 2022-C1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-C1 (such securitizations or series, collectively,

“BMO 2022-C1”). The 111 River Street Whole Loan is currently serviced pursuant to the terms of the BMO 2022-C1 PSA by KeyBank National Association, as servicer, and if necessary, as special servicer, in a manner described under “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and the 111 River Street Co-Lender Agreement.

Distributions

The 111 River Street Co-Lender Agreement provides, in general, that (i) each 111 River Street Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other 111 River Street Senior Note and (ii) the 111 River Street Subordinate Companion Loan and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the 111 River Street Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments

The 111 River Street Co-Lender Agreement sets forth the respective rights of the holders of The 111 River Street Mortgage Loan, the 111 River Street Par Passu Companion Loans and the 111 River Street Subordinate Companion Loan with respect to distributions of funds received in respect of the 111 River Street Whole Loan, and provides, in general, that after payment of (1) amounts for reserves or escrows required by the 111 River Street Whole Loan documents and (2) certain extraordinary trust fund expenses that are then due or payable to any party to the BMO 2022-C1 PSA with respect to the 111 River Street Whole Loan, payments and proceeds received with respect to the 111 River Street Whole Loan will generally be applied in the following order:

first, to each 111 River Street Note A Holder pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 111 River Street Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on its respective principal balance, at the applicable note interest rate (net of the servicing fee rate);

third, to each 111 River Street Note A Holder, pro rata, based on the respective principal balances of the A Notes (i) if no 111 River Street Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for each A Note has been reduced to zero, and (ii) at any time that a 111 River Street Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each A Note has been reduced to zero;

fourth, to the 111 River Street Trust Companion Loan Holder (i) if no 111 River Street Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for the B Note has been reduced to zero, and (ii) at any time that a 111 River Street Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for the B Note has been reduced to zero;

fifth, if the proceeds of any foreclosure sale or any liquidation of the 111 River Street Whole Loan or the 111 River Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout of the 111 River Street Whole Loan (a “111 River Street Workout”), the aggregate principal balance of the 111 River Street Senior Notes has been reduced, such excess amount will be paid to each 111 River Street Note A Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 111 River Street Workout, plus interest on such amount at the related note interest rate;

sixth, if the proceeds of any foreclosure sale or any liquidation of the 111 River Street Whole Loan or the 111 River Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a 111 River Street Workout the aggregate principal balance of the 111 River Street Subordinate Companion Loan has been reduced, such excess amount will be paid to the 111 River Street Subordinate Companion Loan Holder, in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 111 River Street Workout, plus interest on such amount at the related note interest rate;

seventh, to each 111 River Street Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all prepayment fees allocated to the related 111 River Street Note A in accordance with the 111 River Street Whole Loan;

eighth, to the 111 River Street Subordinate Companion Loan Holder up to an amount equal to all prepayment fees allocated to the 111 River Street Note B in accordance with the 111 River Street Whole Loan;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BMO 2022-C1 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 111 River Street Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the 111 River Street Note A Holders, pro rata and the 111 River Street Subordinate Companion Loan Holder, pro rata in accordance with the 111 River Street Note A Percentage Interest and the 111 River Street Note B Percentage Interest, respectively, with the amount distributed to the 111 River Street Note A Holders to be allocated among each 111 River Street Note A Holder pro rata based on their respective principal balances;

tenth, if any excess amount is available to be distributed in respect of the 111 River Street Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the 111 River Street Note A Holders and the 111 River Street Subordinate Companion Loan Holder in accordance with the initial 111 River Street Note A Percentage Interest and the initial 111 River Street Note B Percentage Interest, respectively, with the amount distributed to the 111 River Street Note A Holders to be allocated among each 111 River Street Note A Holder pro rata based on their respective principal balances.

“111 River Street Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 111 River Street Senior Notes, and the denominator of which is the sum of the principal balances of the 111 River Street Senior Notes and the principal balance of the 111 River Street Subordinate Companion Loan.

“111 River Street Note A Rate” means 3.28000%.

“111 River Street Note A-1 Holder” or “111 River Street Lead Securitization Noteholder” means the holder of 111 River Street Note A-1.

“111 River Street Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 111 River Street Note B, and the denominator of which is the sum of the principal balances of the 111 River Street Senior Notes and the principal balance of the 111 River Street Subordinate Companion Loan.

“111 River Street Note B Rate” means 3.28000%.

“111 River Street Note B Holder” means the holder of 111 River Street Note B.

“111 River Street Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the 111 River Street Whole Loan or (ii) any non-monetary event of default as a result of which the 111 River Street Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

All expenses and losses relating to the 111 River Street Whole Loan and the 111 River Street Mortgaged Property, including without limitation losses of principal and interest, property advances, advance interest amounts, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 111 River Street Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the 111 River Street Whole Loan.

Consultation and Control

Pursuant to The 111 River Street Co-Lender Agreement, the controlling holder with respect to the 111 River Street Whole Loan (the “111 River Street Controlling Noteholder”), as of any date of determination, will be the holder of the 111 River Street Subordinate Companion Loan, unless a 111 River Street Control Appraisal Period has occurred and is continuing or if a 111 River Street Control Appraisal Period has occurred and is continuing, the holder of 111 River Street Note A-1; provided, however, that at any time the 111 River Street Note A-1 Holder is the 111 River Street Controlling Noteholder and the 111 River Street Note A-1 is included in the issuing entity for the BMO 2022-C1 PSA, references to the “111 River Street Controlling Noteholder” will mean the controlling class certificateholder (or its representative) for the BMO 2022-C1 pooled securitization or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 111 River Street Co-Lender Agreement, as and to the extent provided in the BMO 2022-C1 PSA, provided, further, that at any time the 111 River Street Note B Holder is the 111 River Street Controlling Noteholder and the 111 River Street Note B is included in the issuing entity for the BMO 2022-C1 PSA, references to the “111 River Street Controlling Noteholder” will mean the 111 River Street controlling class certificateholder (or its representative) for the BMO 2022-1 loan-specific securitization or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 111 River Street Co-Lender Agreement, as and to the extent provided in the BMO 2022-C1 PSA, and, provided, further, that, if the holder of the 111 River Street Subordinate Companion Loan would be the 111 River Street Controlling Noteholder pursuant to the terms the 111 River Street Co-Lender Agreement, but any interest in the 111 River Street Subordinate Companion Loan is held by a related 111 River Street Borrower Party, or a related 111 River Street Borrower Party would otherwise be entitled to exercise the rights of the 111 River Street Controlling Noteholder (or its representative), a 111 River Street Control Appraisal Period will be deemed to have occurred.

A “111 River Street Control Appraisal Period” will exist with respect to the 111 River Street Whole Loan, if and for so long as (a)(1) the initial principal balance of the 111 River Street Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 111 River Street Subordinate Companion Loan, (y) any appraisal reductions for the 111 River Street Whole Loan that are allocated to such the 111 River Street Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the 111 River Street Whole Loan that are allocated to the 111 River Street Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the 111 River Street Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the 111 River Street Subordinate Companion Loan.

Notwithstanding the foregoing, in the event that 111 River Street Subordinate Companion Loan is included in the issuing entity for BMO 2022-C1, the loan-specific controlling class representative for the certificates backed by the 111 River Street Subordinate Companion Loan will have the right to post cash or a letter of credit to all or some portion of an Appraisal Reduction Amount in accordance with the terms of the BMO 2022-C1 PSA to avoid the 111 River Street Control Appraisal Period from occurring.

“111 River Street Borrower Party” means, individually or collectively, as the context may require, (i) the borrower, any sponsor of the Borrower, any borrower under a related mezzanine loan, any guarantor under the 111 River Street Whole Loan or a related mezzanine loan, any operating lessee or property manager of the Property, or any of their respective managers, servicers, agents or affiliates, (ii) a 111 River Street Restricted Holder, (iii) any person controlling or controlled by or under common control with the Borrower, any sponsor of the borrower, any borrower under a related mezzanine loan, any guarantor under the 111 River Street Whole Loan or a related mezzanine loan, any operating lessee or property manager of the related Mortgaged Property, or a 111 River Street Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in the borrower, any sponsor of the borrower, any borrower under a related mezzanine loan, any guarantor under the 111 River Street Whole Loan or a related mezzanine loan, any operating lessee or property manager of the related Mortgaged Property, or a 111 River Street Restricted Holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“111 River Street Restricted Holder” means any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

Pursuant to the 111 River Street Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 111 River Street Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 111 River Street Major Decision, the servicer will be required to provide the 111 River Street Controlling Noteholder (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested 111 River Street Major Decision. The servicer or the special servicer, as applicable, is not permitted to take any action with respect to such 111 River Street Major Decision (or make a determination not to take action with respect to such 111 River Street Major Decision), unless and until the special servicer receives the written consent of the 111 River Street Controlling Noteholder (or its representative) before implementing a decision with respect to such 111 River Street Major Decision; provided that the provisions of the BMO 2022-C1 PSA will govern the consent and consultation rights of the 111 River Street Co-Lender Agreement.

Notwithstanding the foregoing, the 111 River Street Lead Securitization Noteholder (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the 111 River Street Controlling Noteholder (or its representative) that would require or cause the 111 River Street Lead Securitization Noteholder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC Regulations, be inconsistent with the servicing standard, require or cause the 111 River Street Lead Securitization Noteholder (or any servicer acting on its behalf) to violate provisions of the 111 River Street Co-Lender Agreement or the BMO 2022-C1 PSA, require or cause the 111 River Street Lead Securitization Noteholder (or any servicer acting on its behalf) to violate the terms of the 111 River Street Whole Loan, or materially expand the scope of the 111 River Street Lead Securitization Noteholder’s (or any servicer acting on its behalf) responsibilities under the 111 River Street Co-Lender Agreement or the BMO 2022-C1 PSA.

The special servicer will be required to (A) provide copies to any 111 River Street Non-Controlling Noteholder of any notice, information and report that is required to be provided to the 111 River Street Controlling Noteholder or its representative pursuant to the BMO 2022-C1 PSA with respect to any 111 River Street Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame for such notice, information and report is required to be provided to the 111 River Street Controlling Noteholder, and (B) consult with each The 111 River Street Non-Controlling Noteholders on a strictly non-binding basis, to the extent having received such notices, information and reports, any The 111 River Street Non-Controlling Noteholders request consultation with respect to any such 111 River Street Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 111 River Street Non-Controlling Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any 111 River Street Non-Controlling Noteholder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer will no longer be obligated to consult with such 111 River Street Non-Controlling Noteholder, whether or not such 111 River Street Non-Controlling Noteholder has responded within such 10 Business Day period.

“111 River Street Non-Controlling Noteholder” means each holder of any 111 River Street Non-Controlling Note; provided that, if at any time a 111 River Street Non-Controlling Note is held by (or, at any time a 111 River Street Non-Controlling Note is included in a securitization, the related 111 River Street Non-Lead Securitization Subordinate Class Representative is) a 111 River Street Borrower Party, no person will be entitled to exercise the rights of such non-controlling noteholder with respect to such non-controlling note.

“111 River Street Non-Controlling Note” means any 111 River Street Note other than the 111 River Street Controlling Note.

“111 River Street Non-Lead Securitization Subordinate Class Representative” means the holders of the majority of the class of securities issued in a non-lead securitization of a 111 River Street Non-Lead Note designated as the “controlling class” pursuant to the related non-lead pooling and servicing agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any such non-lead securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a 111 River Street Borrower Party, no person will be entitled to exercise the rights of the related 111 River Street Non-Lead Securitization Subordinate Class Representative.

The 111 River Street Whole Loan holders acknowledged that the BMO 2022-C1 PSA may contain certain provisions that give the operating advisor certain non-binding consultation rights with respect to 111 River Street Major Decisions related to compliance with the risk retention rules applicable to this transaction.

“111 River Street Major Decision” means a major decision under the BMO 2022-C1 PSA or any one or more analogous terms in the BMO 2022-C1 PSA.

The 111 River Street Subordinate Companion Loan Holder is entitled to avoid a 111 River Street Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such 111 River Street Control Appraisal Period has occurred), including delivery to the servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the 111 River Street Co-Lender Agreement, in each case, in an amount which, when added to the appraised value of the 111 River Street Mortgaged Property as determined pursuant to the BMO 2022-C1 PSA, would cause the applicable 111 River Street Control Appraisal Period not to occur.

Under the 111 River Street Co-Lender Agreement, the holder of each 111 River Street Note that is not the 111 River Street Lead Note (a “111 River Street Non-Lead Note”) acknowledged the right and obligation of the 111 River Street Lead Noteholder to sell each 111 River Street Non-Lead Note together with the 111 River Street Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the BMO 2022-C1 PSA without the consent of any holder of such 111 River Street Non-Lead Note (subject to the obligation of the special servicer to provide notice and information to such holder in accordance with the terms of the 111 River Street Co-Lender Agreement, which are substantially similar to those provisions of the Pooling and Servicing Agreement relating to the sale of a Serviced Whole Loan by the Special Servicer). In connection with any sale of the 111 River Street Whole Loan that has become a defaulted loan, the special servicer will be required to sell each 111 River Street Non-Lead Note together with the 111 River Street Lead Securitization Note in the manner set forth in the BMO 2022-C1 PSA and will be required to require that all offers be submitted to the related trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000).

Subject to the terms of the BMO 2022-C1 PSA, each of the 111 River Street Controlling Noteholder, the controlling class representative for the BMO 2022-C1 pooled securitization, any the BMO 2022-C1 PSA loan-specific controlling class representative, any other holder of any 111 River Street Non-Lead Note (or any controlling class representative or directing holder on its behalf under the pooling and servicing agreement for the securitization of a 111 River Street Non-Lead Note) will be permitted to bid at any sale of the 111 River Street Non-Lead Securitization Note unless such person is a 111 River Street Borrower Party.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 111 River Street Co-Lender Agreement and the BMO 2022-C1 PSA, if the 111 River Street Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the 111 River Street Mortgage Loan in accordance with the BMO 2021-C1 PSA, then the special servicer may elect to sell the 111 River Street Whole Loan subject to the rights of the applicable holders of the 111 River Street Notes under the BMO 2022-C1 PSA and the 111 River Street Co-Lender Agreement, as described above under “—Consultation and Control”.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Bank of Montreal, Citi Real Estate Funding Inc., UBS AG, Starwood Mortgage Capital LLC, LMF Commercial, LLC, ReadyCap Commercial, LLC, Sutherland Asset I, LLC, 3650 Real Estate Investment Trust 2 LLC and Sabal Capital II, LLC, are the sponsors of this securitization transaction (and, accordingly, are referred to as the “Sponsors”.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated or co-originated all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 111 West Monroe Street, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Commercial Mortgage Securities LLC, the Depositor, and BMO Capital Markets Corp., one of the underwriters, each of which is a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2021 is approximately $2.5 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans. With respect to the Park West Village Mortgage Loan (5.2%), which was co-originated by BMO, Starwood Mortgage Capital LLC and Citi Real Estate Funding Inc., the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;

●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders, the Uncertificated VRR Interest Owner or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, the Uncertificated VRR Interest Owner and the Trustee for any

uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Underwriting Guidelines and Processes

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

BMO’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (6) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (16) and (29) on Annex E-1A to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (40) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines.

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. BMO’s Central Index Key is 0000927971. As of June 30, 2022, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that BMO intends to retain approximately $15,260,762 in the form of the Uncertificated VRR Interest (i.e., the BMO VRR Interest Portion) as described under “Credit Risk Retention” in this prospectus. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time. BMO will be required to retain the BMO VRR Interest Portion as and to the extent described under “Credit Risk Retention” in this prospectus.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the CREFI Mortgage Loans. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates or the Uncertificated VRR Interest. None of the Certificateholders or the Uncertificated VRR Interest Owners will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates, the Uncertificated VRR Interest or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related mortgaged properties;

●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;

●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders, the Uncertificated VRR Interest Owners or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, the Uncertificated VRR

Interest Owners and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2019 to and including June 30, 2022, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

3650 REIT

General

3650 Real Estate Investment Trust 2 LLC (d/b/a 3650 REIT) (“3650 REIT”) is a Delaware limited liability company. 3650 REIT’s principal offices are located at 2977 McFarlane Rd., Suite 300, Miami, Florida 33133. 3650 REIT’s primary business is the origination, acquisition and sale of mortgage loans secured by commercial properties.

3650 REIT is a sponsor of this securitization and one of the mortgage loan sellers. 3650 REIT is the seller or co-seller of six (6) Mortgage Loans (collectively, 11.5%) (the “3650 REIT Mortgage Loans”). 3650 REIT originated or co-originated all of the 3650 REIT Mortgage Loans. 3650 REIT, through certain of its affiliates, underwrote or reunderwrote all of the 3650 REIT Mortgage Loans.

In addition, 3650 REIT Loan Servicing LLC, an affiliate of 3650 REIT, a sponsor, a mortgage loan seller and the holder of the companion loans for which the noteholder is identified as “3650 REIT” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is the outside special servicer with respect to the Icon One Daytona whole loan. See “Transaction Parties—Servicers—The Outside Servicers and Outside Special Servicers”.

3650 REIT’s Securitization Program

This is the second commercial mortgage securitization into which 3650 REIT is contributing loans, and commonly-controlled affiliates of 3650 REIT have contributed loans into six other commercial mortgage securitizations. 3650 REIT began originating and acquiring loans in 2021 and 3650 REIT’s commonly controlled affiliates began originating and acquiring loans in 2017. Neither 3650 REIT nor its affiliates have been involved in the securitization of any other types of financial assets. 3650 REIT originates fixed rate loans throughout the United States secured by, but not limited to, retail, multifamily, office, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, 3650 REIT will transfer the 3650 REIT Mortgage Loans to the depositor, who will then transfer the 3650 REIT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the 3650 REIT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, 3650 REIT will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, 3650 REIT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the 3650 REIT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, 3650 REIT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither 3650 REIT nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against 3650 REIT for any losses or other claims in connection with the certificates or the 3650 REIT Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by 3650 REIT in the related mortgage loan purchase agreement.

Review of 3650 REIT Mortgage Loans

Overview. 3650 REIT, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the 3650 REIT Mortgage Loans that it will be contributing to this securitization. The review of the 3650 REIT Mortgage Loans was performed by a deal team comprised of commercial real estate and securitization professionals who are employees of 3650 REIT or one or more of 3650 REIT’s affiliates, or, in certain circumstances, are consultants engaged by 3650 REIT (collectively, the “3650 REIT Deal Team”). The review procedures described below were employed with respect to all of the 3650 REIT Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the 3650 REIT Deal Team updated its internal database of loan-level and property-level information relating to each 3650 REIT Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by 3650 REIT or its affiliates during the underwriting process. After origination of each 3650 REIT Mortgage Loan, the 3650 REIT Deal Team updated the information in the database with respect to such 3650 REIT Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the 3650 REIT Deal Team.

A data tape (the “3650 REIT Data Tape”) containing detailed information regarding the 3650 REIT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The 3650 REIT Data Tape was used by the 3650 REIT Deal Team to provide the numerical information regarding the 3650 REIT Mortgage Loans in this prospectus.

Data Comparison and Recalculation. 3650 REIT engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by 3650 REIT relating to information in this prospectus regarding the 3650 REIT Mortgage Loans. These procedures include:

●	comparing the information in the 3650 REIT Data Tape against various source documents provided by 3650 REIT that are described above under “—Database”;

●	comparing numerical information regarding the 3650 REIT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the 3650 REIT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. 3650 REIT engaged various law firms to conduct certain legal reviews of the 3650 REIT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each 3650 REIT Mortgage Loan, 3650 REIT’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each 3650 REIT Mortgage Loan reviewed 3650 REIT’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the 3650 REIT Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain 3650 REIT Mortgage Loans, (ii) a review of the legal data records referred to above relating to the 3650 REIT Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the 3650 REIT Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each 3650 REIT Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. 3650 REIT confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a 3650 REIT Mortgage Loan. In addition, if 3650 REIT became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a 3650 REIT Mortgage Loan, 3650 REIT obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The 3650 REIT Deal Team also conferred with 3650 REIT personnel responsible for the origination of the 3650 REIT Mortgage Loans to confirm that the 3650 REIT Mortgage Loans were originated or acquired in material compliance with the origination and underwriting criteria described below under “—3650 REIT’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, 3650 REIT determined that the disclosure regarding the 3650 REIT Mortgage Loans in this prospectus is accurate in all material respects. 3650 REIT also determined that the 3650 REIT Mortgage Loans were originated in accordance with 3650 REIT’s underwriting criteria in all material respects, except as described under “—Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines” below. 3650 REIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. 3650 REIT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. 3650 REIT and, if appropriate, its legal counsel will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “3650 REIT Qualification Criteria”). 3650 REIT will engage a third party accounting firm to compare the 3650 REIT Qualification Criteria against the underlying source documentation to verify the accuracy of the review by 3650 REIT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by 3650 REIT to render any tax opinion required in connection with the substitution.

3650 REIT’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of 3650 REIT with respect to commercial mortgage loans originated or acquired by 3650 REIT, which in certain instances may be performed by affiliates of 3650 REIT.

Loan Analysis. 3650 REIT generally performs both a credit analysis and a collateral analysis with respect to each commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. 3650 REIT’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, 3650 REIT performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. 3650 REIT assesses the market in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all commercial mortgage loans to be originated or acquired by 3650 REIT must be approved by an investment committee, which includes senior personnel from 3650 REIT or its affiliates. The committee may approve a mortgage loan as recommended (subject to stipulations and conditions), request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. 3650 REIT’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, 3650 REIT may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by 3650 REIT and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a commercial mortgage loan, 3650 REIT may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by 3650 REIT, there may exist subordinate mortgage debt or mezzanine debt. 3650 REIT may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. 3650 REIT evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation may include obtaining and reviewing indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although commercial mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that 3650 REIT may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, 3650 REIT will generally obtain the reports described below:

(i)       Appraisals. 3650 REIT will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)       Environmental Assessment. In connection with the origination or acquisition process, 3650 REIT will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, 3650 REIT may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when 3650 REIT or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the environmental assessment, 3650 REIT may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or

(ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to 3650 REIT) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)       Engineering Assessment. In connection with the origination or acquisition process, 3650 REIT will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, 3650 REIT will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. In connection with the origination or acquisition process, 3650 REIT may, on a case-by-case basis as determined by 3650 REIT and/or its consultants, require a seismic report for certain mortgaged properties.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, 3650 REIT will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. 3650 REIT may require borrowers to fund various escrows for, among other things, taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, 3650 REIT may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks may be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by 3650 REIT. The typical required escrows for mortgage loans originated or acquired by 3650 REIT are as follows:

●	Taxes – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide 3650 REIT with sufficient funds to satisfy all taxes and assessments. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or 3650 REIT may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances (as defined below) exist.

●	Insurance – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide 3650 REIT with sufficient funds to pay all insurance premiums. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

3650 REIT may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) 3650 REIT’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) 3650 REIT having structured springing escrows that arise for identified risks, (v) 3650 REIT having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) 3650 REIT’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—3650 REIT’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by 3650 REIT may vary from, or may not comply with, 3650 REIT’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by 3650 REIT, 3650 REIT may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. In addition, from time to time, 3650 REIT may originate mortgage loans together with other financial institutions. The resulting mortgage loans will be evidenced by two or more promissory notes, at least one of which will reflect 3650 REIT as the payee. 3650 REIT may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators may in the future deposit such promissory notes for which they are named payee into other securitization trusts. 3650 REIT may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the 3650 REIT Mortgage Loans. However, one or more of 3650 REIT’s Mortgage Loans may vary from the specific 3650 REIT underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of 3650 REIT’s Mortgage Loans, 3650 REIT may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

In all material respects, the 3650 REIT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

3650 REIT most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. 3650 REIT’s CIK number is 0001840727. 3650 REIT has no history as a securitizer with respect to any offerings settled prior to November 2021. With respect to the period from and including November 18, 2021 (the closing date of the first securitization into which 3650 REIT sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2022, 3650 REIT does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

3650 REIT’s commonly-owned affiliate, 3650 REIT Loan Funding 1 LLC, most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 1, 2022. 3650 REIT Loan Funding 1 LLC’s CIK number is 0001767304. 3650 REIT Loan Funding 1 LLC has no history as a securitizer with respect to any offerings settled prior to March 2019. With respect to the period from and including March 6, 2019 (the closing date of the first securitization into which 3650 REIT Loan Funding 1 LLC sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2022, 3650 REIT Loan Funding 1 LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither 3650 REIT nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, 3650 REIT or its affiliates may retain on the Closing Date or own in the future interests in certain classes of certificates and any such party will have the right to dispose of such certificates at any time.

The information set forth under “—3650 REIT” has been provided by 3650 REIT.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Computershare is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the eighty-seventh (87th) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million and $811 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and 2021, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to four (4) Mortgage Loans. With respect to one of those mortgage loans, LMF transferred a pari passu note to Barclays and Barclays is depositing that note into the trust. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;

●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 14, 2022. LMF’s Central Index Key number is 0001592182. With respect to the period from and including July 1, 2019 to and including June 30, 2022, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

UBS AG

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $7,882,322,715 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex E-1B), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2022. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2022, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%

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1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.

3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).

9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.

10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Sabal Capital II, LLC

General

Sabal Capital II, LLC (“Sabal”) is a Delaware limited liability company. Sabal is an indirect wholly-owned subsidiary of Regions Financial Corporation (NYSE: RF), an FDIC-insured, Alabama state-chartered bank and a member of the Federal Reserve System, and an affiliate of Regions Securities LLC, one of the underwriters. Sabal’s principal offices are located at 465 N. Halstead Street, Suite 105, Pasadena, California 91107. Sabal’s primary business is the origination of mortgage loans secured by multifamily and commercial properties.

Sabal is a sponsor of this securitization and one of the mortgage loan sellers. Sabal is the seller of eight (8) Mortgage Loans (collectively, 6.6%) (the “Sabal Mortgage Loans”).

Sabal’s Securitization Program

Sabal underwrites and originates fixed rate and floating rate mortgage loans secured by multifamily or commercial properties throughout the United States. Sabal has been engaged in originating multifamily and commercial mortgage loans specifically for inclusion in a commercial mortgage securitization transaction since

2019. As of June 30, 2022, Sabal, either directly or through an affiliate, has originated approximately $695,856,070 of multifamily and commercial mortgage loans that have been securitized in three commercial mortgage pass-through transactions.

In connection with this commercial mortgage securitization transaction, Sabal will transfer the Sabal Mortgage Loans to the depositor, who will then transfer the Sabal Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Sabal Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Sabal works with rating agencies, the other mortgage loan sellers, servicers and investors and participates in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, Sabal will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex E-1A), and undertake certain loan document delivery requirements with respect to the Sabal Mortgage Loans. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Sabal Mortgage Loan, Sabal may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “--The Mortgage Loan Purchase Agreements”.

Neither Sabal nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Sabal for any losses or other claims in connection with the certificates or the Sabal Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Sabal in the related mortgage loan purchase agreement.

Review of Sabal Mortgage Loans

Overview. Sabal, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the Sabal Mortgage Loans (collectively, 6.6%) that it will be contributing to this securitization. The review of the Sabal Mortgage Loans was performed by a deal team comprised of commercial real estate and securitization professionals who are employees of Sabal or one or more of Sabal’s affiliates, or, in certain circumstances, are consultants engaged by Sabal (collectively, the “Sabal Deal Team”). The review procedures described below were employed with respect to all of the Sabal Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Sabal Deal Team updated its internal database of loan-level and property-level information relating to each Sabal Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, property condition or engineering assessments and seismic reports, if applicable), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Sabal Deal Team during the underwriting process. After origination of each Sabal Mortgage Loan, the Sabal Deal Team updated the information in the database with respect to such Sabal Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Sabal Deal Team.

A data tape (the “Sabal Data Tape”) containing detailed information regarding the Sabal Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Sabal Data Tape was used by the Sabal Deal Team to provide the numerical information regarding the Sabal Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Sabal engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Sabal relating to information in this prospectus regarding the Sabal Mortgage Loans. These procedures include:

●	comparing the information in the Sabal Data Tape against various source documents provided by Sabal that are described above under “—Database”;

●	comparing numerical information regarding the Sabal Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Sabal Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. Sabal engaged various law firms to conduct certain legal reviews of the Sabal Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Sabal Mortgage Loan, Sabal’s origination counsel prepared a due diligence questionnaire that sets forth each Sabal Mortgage Loan’s salient loan terms. In addition, origination counsel for each Sabal Mortgage Loan reviewed the representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties. Sabal’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Sabal Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to the Sabal Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Sabal Mortgage Loans prepared by origination counsel and (iii) assisting the Sabal Deal Team in compiling responses to a due diligence questionnaires relating to the Sabal Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each Sabal Mortgage Loan for compliance with the REMIC provisions of the Code. Securitization counsel also assisted in the preparation of the risk factors based on a review of the legal data records.

Other Review Procedures. On a case-by-case basis as deemed necessary by Sabal, with respect to any material pending litigation that existed at the origination of any Sabal Mortgage Loan that was not covered by insurance, Sabal requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. Sabal confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a Sabal Mortgage Loan. In addition, if Sabal became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a Sabal Mortgage Loan, Sabal obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Sabal Deal Team, with the assistance of legal counsel engaged in connection with this securitization, also reviewed the Sabal Mortgage Loans to determine whether any Sabal Mortgage Loan materially deviated from the underwriting guidelines described below under “—Sabal’s Underwriting Guidelines and Processes”. See “—Exceptions to Sabal’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Sabal determined that the disclosure regarding the Sabal Mortgage Loans in this prospectus is accurate in all material respects. Sabal also determined that the Sabal Mortgage Loans were originated in accordance with Sabal’s origination procedures and underwritten in accordance with Sabal’s underwriting criteria, except as described under “—Exceptions to Sabal’s Disclosed Underwriting Guidelines” below. Sabal attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Sabal will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Sabal and, if appropriate, its legal counsel will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Sabal Qualification Criteria”). Sabal will engage a third party accounting firm to compare the Sabal Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Sabal and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Sabal to render any tax opinion required in connection with the substitution.

Sabal’s Underwriting Guidelines and Processes

Set forth below is a discussion of certain general underwriting guidelines of Sabal with respect to multifamily and commercial mortgage loans originated by Sabal.

General. Notwithstanding the discussion below, given the unique nature of multifamily and commercial real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan conforms entirely to the general guidelines described below.

Loan Analysis. Sabal generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower sponsor generally includes a review of reports obtained from third party servicers, including judgment, lien, bankruptcy, litigation searches, credit reporting agencies, and criminal history with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed real properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Sabal’s credit underwriting also generally includes a review of third-party appraisals and environmental reports, property condition or engineering reports and seismic reports, if applicable. Generally, Sabal performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Sabal assesses the market in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and Sabal cannot assure that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans originated by Sabal must be approved by a credit committee, which includes personnel from Sabal and its affiliates. The committee may approve a mortgage loan as recommended (subject to stipulations and conditions), request additional due diligence prior to approval, approve it subject to modification of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Sabal’s underwriting includes a calculation of the debt service coverage ratio at least 1.20x and loan-to-value ratio of not more than 80% in connection with the origination of a loan. In determining a debt service coverage ratio, Sabal may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases, budgeted income and expense statements provided by the borrower and/or appraisal conclusions.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the real property in question as determined by Sabal and payments on the mortgage loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable real property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Sabal may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

In addition, with respect to certain mortgage loans originated by Sabal, there may exist subordinate mortgage debt or mezzanine debt. Sabal may originate such subordinate mortgage debt or mezzanine debt by the direct or indirect ownership interest in the borrower and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Evaluation of Borrower, Principals and/or Borrower Sponsors. Sabal evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history, financial strength and prior experience as an owner and operator of multifamily or commercial real estate properties. This evaluation may include obtaining and reviewing indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although multifamily or commercial mortgages generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans originated by Sabal may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Sabal may be the lender on or acquire that additional debt and may sell such debt to other lenders.

Third Party Reports. As part of the underwriting process, Sabal will generally obtain the reports described below (or review third party reports obtained on its behalf:

(i)       Appraisals. Sabal generally requires independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)       Environmental Assessment. Sabal generally obtains a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Sabal may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Sabal or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the environmental assessment, Sabal may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Sabal) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefit of an environmental insurance policy or a lender insurance policy.

(iii)       Property Condition Assessment. Sabal generally requires that an engineering firm inspect the real property collateral for a prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, parking facilities, driveways, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a real property. Based on the resulting report, Sabal will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In some cases, repairs or maintenance are completed prior to the origination of the mortgage loan or cash reserves are funded at closing for deferred maintenance and/or replacement items.

(iv)       Seismic Report. Sabal may, on a case-by-case basis as determined by Sabal and/or its consultants, require a seismic report for certain real properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a mortgage loan, Sabal will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, property condition or engineering reports, zoning reports or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. Sabal may require borrowers to fund various escrows for, among other things, taxes, insurance, deferred maintenance/immediate repairs, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Sabal may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks may be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated by Sabal. The typical required escrows for mortgage loans originated by Sabal are as follows:

●	Taxes – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Sabal with sufficient funds to satisfy all taxes and assessments. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Sabal may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances (as defined below) exist.

●	Insurance – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Sabal with sufficient funds to pay all insurance premiums. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, a tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property condition or engineering report. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Sabal may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Sabal may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Sabal’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) Sabal having structured springing escrows that arise for identified risks, (v) Sabal having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Sabal’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

For a description of certain escrows collected with respect to the Sabal Mortgage Loans, see Annex A.

Title Insurance Policy. The borrower is required to provide, and Sabal or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (7) on Annex E-1A to this prospectus without any exceptions that Sabal deems material.

Property Insurance. Sabal requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (16) and (17) on Annex E-1A to this prospectus without any exceptions that Sabal deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Notwithstanding the foregoing discussion under this caption “—Sabal’s Underwriting Guidelines and Processes”, one or more of the Sabal Mortgage Loans may vary from, or may not comply with, Sabal’s underwriting guidelines described above. In addition, in the case of one or more of the Sabal Mortgage Loans, Sabal may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Servicing

Interim servicing for all Sabal Mortgage Loans is typically performed by SCP Servicing, LLC (“SCP”) or by Sabal Capital Servicing Corporation (“SCSC”) with respect to mortgage loans secured by a real property located in California. SCP or, with respect to mortgage loans secured by a real property located in California, SCSC will act as the sub-servicer of the Sabal Mortgage Loans.

Exceptions to Sabal’s Disclosed Underwriting Guidelines

One or more of Sabal’s Mortgage Loans may vary from the specific Sabal underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Sabal’s Mortgage Loans, Sabal may not have applied each of the specific underwriting guidelines described above as the result of a case-by-case analysis based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

None of the Sabal Mortgage Loans was originated with any material exceptions from the underwriting guidelines described above.

Certain characteristics of the Sabal Mortgage Loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

A former affiliate of Sabal most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 26, 2022 under Central Index Key 0001878059. Sabal’s Central Index Key is 0001942310. As of June 30, 2022, Sabal had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Sabal nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, Sabal or its affiliates may from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Sabal Capital II, LLC” has been provided by Sabal.

ReadyCap Commercial, LLC and Sutherland Asset I, LLC

General

ReadyCap Commercial, LLC (“ReadyCap Commercial”) is a Sponsor and a Mortgage Loan Seller. ReadyCap Commercial is a Delaware limited liability company which was formed in September 2012 and is headquartered in Irving, Texas. ReadyCap Commercial is currently authorized to lend in 49 states.

Sutherland Asset I, LLC (“Sutherland Asset I” and, together with ReadyCap Commercial, the “ReadyCap Mortgage Loan Sellers”) is a Sponsor and a Mortgage Loan Seller. Sutherland Asset I is a Delaware limited liability company which was formed in June 2009 and is headquartered in New York, New York. Sutherland Asset I is currently authorized to lend in 49 states.

ReadyCap Commercial generally originates commercial mortgage loans, while Sutherland Asset I generally acquires commercial mortgage loans originated by third parties, but does not directly originate such loans. ReadyCap Commercial is a wholly owned indirect subsidiary of Sutherland Partners, L.P. (“Sutherland Partners”). The sole managing member of Sutherland Asset I is Sutherland Partners. The general partner of Sutherland Partners is Ready Capital Corporation. The commercial mortgage loan origination and acquisition activities of ReadyCap Commercial and Sutherland Asset I are generally managed by the officers and directors of Ready Capital Corporation and the officers of ReadyCap Commercial, and Ready Capital Corporation typically acts as sponsor with respect to securitizations of commercial mortgage loans owned by the ReadyCap Mortgage Loan Sellers. The ReadyCap Mortgage Loan Sellers, together with Ready Capital Corporation, are collectively referred to herein as “ReadyCap Group”.

ReadyCap Group’s Loan Origination and Acquisition History and Securitization Program

ReadyCap Group is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to securitize or term finance the loans subsequent to origination. ReadyCap Group originates, aggregates and warehouses the mortgage loans pending securitization or term financing via bilateral or syndicated warehouse financing facilities. ReadyCap Group has been securitizing commercial mortgage loans since 2014 and has sponsored 23 commercial mortgage securitization transactions.

Through August 31, 2022, ReadyCap Group has closed approximately 2,435 commercial real estate mortgage loans, with an aggregate original principal balance of approximately $15.1 billion, across its loan programs and has closed approximately 556 commercial real estate mortgage loans, with an aggregate original principal balance of approximately $2.1 billion, in its fixed rate loan program.

ReadyCap Group sources originations through the following loan channels:

●	Retail Lending Relationships – Loan officers of ReadyCap Group cultivate relationships with mortgage brokers who provide leads to ReadyCap Group. Additional leads are occasionally obtained through commercial real estate brokers and trusted advisors such as financial planners, lawyers and CPAs.

●	Real Estate Brokerage and Advisory – ReadyCap Group possesses strategic relationships with affiliated companies, whereby they receive direct referrals on loan transactions.

●	Direct Lending – ReadyCap Group forms strategic relationships with unaffiliated parties, such as servicers, special servicers, banks and other specialty originators, whereby they receives direct referrals on loan transactions.

●	Managed Portfolio Loan Refinancings – Waterfall Asset Management, LLC (“Waterfall”), a registered investment advisor and the external manager of Ready Capital Corporation, through loan acquisitions, originations and securities control positions, collectively has a commercial real estate loan servicing portfolio of approximately $12 billion. Refinancing opportunities from this servicing portfolio are also directed to ReadyCap Group.

Review of the Ready Capital Mortgage Loans

Overview. ReadyCap Group has conducted a review of the Ready Capital Mortgage Loans in connection with the securitization transaction described in this Prospectus. ReadyCap Group determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review was performed by a deal team comprised of real estate and securitization professionals who are employees of ReadyCap Group (the “Ready Capital Deal Team”) with the assistance of certain third parties. ReadyCap Group has ultimate authority and control over, and assumes all responsibility for, and attributes to itself, the review of the Ready Capital Mortgage Loans that it is selling to the Depositor and the findings and conclusions of such review. The review procedures described below were employed with respect to all of the Ready Capital Mortgage Loans. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the Ready Capital Deal Team, together with a third party service provider, created a data tape (the “Ready Capital Data Tape”) containing detailed loan-level and property-level information regarding each Ready Capital Mortgage Loan. The Ready Capital Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by ReadyCap Group during the underwriting or re-underwriting process, as applicable. After origination or acquisition of each Ready Capital Mortgage Loan, the Ready Capital Deal Team updated the information in the Ready Capital Data Tape with respect to the Ready Capital Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ready Capital Deal Team. The Ready Capital Data Tape was used by the Ready Capital Deal Team to provide the numerical information regarding the Ready Capital Mortgage Loans in this Prospectus.

Data Comparison and Recalculation. ReadyCap Group engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by ReadyCap Group relating to information in this Prospectus regarding the Ready Capital Mortgage Loans and Asset Summary Reports (“ASRs”). These procedures included:

●	comparing certain information in the Ready Capital Data Tape against certain source documents provided by ReadyCap Group;

●	comparing certain numerical information regarding the Ready Capital Mortgage Loans and the related Mortgaged Properties disclosed in this Prospectus against the Ready Capital Data Tape;

●	recalculating certain percentages, ratios and other formulae relating to the Ready Capital Mortgage Loans or Mortgaged Properties disclosed in this Prospectus; and

●	comparing certain information in the ASRs to the Ready Capital Data Tape.

Legal Review. For each Ready Capital Mortgage Loan, legal review counsel reviewed the representations and warranties set forth on Annex E-1A to this Prospectus and, if applicable, identified exceptions to those representations and warranties, which are set forth on Annex E-1B to this Prospectus. Legal counsel was also engaged to assist in the review of the Ready Capital Mortgage Loans. Such assistance included, among other things, a review of sections of the loan documents that deviate materially from ReadyCap Group’s standard form document. Legal review counsel also reviewed the property release provisions, if any, for each Ready Capital Mortgage Loan with multiple Mortgaged Properties and for each Ready Capital Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

ReadyCap Group’s Underwriting Standards

General. ReadyCap Group originates commercial real estate loans secured by first lien mortgages with initial principal amounts typically ranging from $2,000,000 to $75,000,000. ReadyCap Group’s lending programs cater to all stages of property occupancy, spanning fully stabilized, partially stabilized and non-stabilized fixed rate through bridge lending programs. ReadyCap Group’s fixed rate lending programs include both full and partially-stabilized properties that, in all cases, must meet certain minimum parameters. ReadyCap Group’s programs are available nationally in the continental United States, targeting liquid geographic markets and liquid property types. Liquid markets are generally defined as areas with high population density combined with favorable economic conditions including low unemployment rates, high transaction activity of comparable sales, abundant replacement tenants, diversified industries and employers, low vacancy rates and high absorption rates.

ReadyCap Group has a wide range of fixed-rate and floating-rate loan programs for multipurpose property types including multifamily, office, retail, industrial, mixed-use and self-storage.

ReadyCap Group developed a proprietary geographic risk scoring methodology called GEOtier in 2013. The geographic risk calculator takes into account four risk factors and assigns a weight to each of them – the scoring system employs a five point scale, with a score of 1 being the most favorable. Since 2013, the GEOtier model has been back-tested on loans and loan acquisition pools totaling over 10,000 assets. ReadyCap Group primarily targets multifamily, office, industrial, hospitality, self-storage, retail and mixed use properties in GEOtier 1 through 3 markets as defined by ReadyCap Group.

Loans are sourced from multiple sales channels which include dedicated relationship managers, a sales force of employees in their respective geographic markets, and captive affinity relationships. The numerous sales channels generate leads from a variety of referrals including real estate sponsors, commercial real estate brokers, mortgage bankers, mortgage brokers, professional business service providers, and refinancing opportunities from managed portfolios of affiliates of ReadyCap Group. In all cases, the borrower relationship is managed directly by employees of ReadyCap Group throughout the loan process.

The mortgage loans originated by ReadyCap Group generally are originated in accordance with the underwriting criteria described below and more broadly outlined in the internal credit guidelines of ReadyCap Group, and mortgage loans acquired by or at the direction of ReadyCap Group from other originators are likewise re-underwritten or co-underwritten in accordance with the same criteria and guidelines. However, each lending situation is unique, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. This underwriting criteria is general, and there is no assurance that every Ready Capital Mortgage Loan in the Mortgage Pool will conform in all respects with the following guidelines.

Loan Analysis. The credit underwriting process for each loan is performed by a team comprised of real estate professionals, which typically includes the Product Chief Credit Officer (“Product CCO”), a loan officer, underwriter and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an analysis of the appraisal, environmental report, property condition report (which includes information with respect to seismic conditions and engineering), historical property operating statements, financial data, rent-rolls, sales where applicable and related sponsor plan, information or statements of occupancy rates and, with respect to the mortgage loans secured by commercial properties, tenant leases and certain tenant’s financial strength and credit. The review conducted by ReadyCap Group also includes an examination of current and historical real estate tax information, insurance policies and/or capital budgets. The team’s analysis also includes a thorough analysis of the sponsor’s business plan as well as the sponsor’s relevant commercial real estate experience and financial wherewithal.

A member of ReadyCap Group, an affiliate of ReadyCap Group or an agent on behalf of ReadyCap Group is required by ReadyCap Group’s underwriting guidelines to visit the mortgaged property for a site inspection to observe the general condition of the property, its location and surroundings, and confirm occupancy rates at the mortgaged property. A senior credit officer (the senior underwriter, the Product CCO and/or the Chief Credit Officer of Ready Capital Corporation (“ReadyCap Group CCO”) of Ready Capital Corporation, or an approved third party, generally) is required to visit mortgaged properties with loan commitments in excess of $15,000,000.

A combination of ReadyCap Group’s loan origination and credit team analyzes the mortgaged property’s relevant market and zip code related characteristics, including but not limited to size of MSA, zip code classification based on factors such as commercial real estate transaction volumes and liquidity, supply and demand attributes and current and historical averages for market vacancy, rents, sales prices and capitalization rates. ReadyCap Group’s proprietary geographic tiering model assigns a GEOtier of 1 through 5 to each mortgaged property’s location with GEOtier 1 representing stronger and more liquid market characteristics. The geographic tiering system allows ReadyCap Group to look at individual loans in a granular and detailed fashion, focusing in on zip codes. Generally, ReadyCap Group does not lend in GEOtier 4 or GEOtier 5 markets unless there are material mitigating factors, such as lower leverage, recourse or other structural credit enhancements, to offset the less favorable market fundamentals. Other qualitative factors may be applicable when analyzing a mortgaged property, such as the condition of the property, its location, road access and its vicinity to public transportation.

Borrowers are required to be SPEs that do not have a credit history and are typically formed for the sole purpose of owning the underlying real estate; therefore, the financial strength is typically limited to the value and cash flow of the real estate. Given the transitional nature of the mortgaged properties, the borrower’s key principals are examined prior to approval of the mortgage loan. The ReadyCap Group team performs a detailed review of the financial strength, credit history, management experience and background of the loan sponsor and certain key principals through financial statements, credit reports, background investigations and specific searches for judgments, liens, bankruptcy and pending litigation. Borrowers are generally required to contribute their equity prior to the initial disbursement of the loan, however, the Product CCO may permit some of the borrower’s equity to be contributed post-closing on a case-by-case basis subject to loan committee approval. Generally, a person or entity’s maximum aggregate loan exposure is not to exceed $50,000,000; however, exceptions may be made subject to loan committee approval.

After the compilation and review of all documentation and other relevant considerations, the ReadyCap Group team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with ReadyCap Group’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure methods of mitigating risks, resulting in features such as ongoing escrows or upfront reserves, lockboxes, cash management and guarantees.

Loan Approval. ReadyCap Group has multiple levels of approval throughout the origination or acquisition process. The lending officer must first submit a preliminary ASR to the dedicated credit underwriting team that pre-qualifies the loan (the “Credit Team”), which confirms the general parameters of the transaction. If the Credit Team pre-qualifies the loan, an underwriter is assigned and will prepare a full underwriting analysis and updated ASR, which includes but is not limited to the real estate valuation, loan-to-value (“LTV”) ratio, DSCR, debt-yield (“DY”), market characteristics, rent/lease rollover schedule, use of proceeds, sponsor experience and financials and overall transaction structure in light of ReadyCap Group’s underwriting guidelines. Upon initial approval of the transaction by a loan committee, and subject to approval authority thresholds, a formal letter of intent (“LOI”) is issued. Upon receipt of a signed LOI and a deposit, the underwriter finalizes the underwriting of the transaction, including the engagement and review of all third-party reports. Prior to loan closing, all mortgage loans must be approved in accordance with ReadyCap Group’s underwriting guidelines and any variances highlighted.

All ASRs and credit packages submitted for final approval must have a minimum of two signatures which may include the credit officer recommending the loan and a senior credit officer with sufficient authority to approve the recommendation. ReadyCap Group’s senior credit officers have up to $3,000,000 of approval authority, while the Product CCO has $15,000,000 of approval authority. For loans above $15,000,000 that are recommended by the Product CCO, the ReadyCap Group COO is required to approve the individual transaction. Loan committee membership consists of senior officers of ReadyCap Group, including the ReadyCap Group COO, and additional members of ReadyCap Group and/or Waterfall as needed. The loan committee meets as needed and approves loans up to its authority delegated by Ready Capital Corporation’s board of directors, with such approval requiring signoff by both the Product CCO and the ReadyCap Group COO.

Debt Service Coverage Ratio and LTV Ratio. ReadyCap Group’s underwriting standards, as they relate to the fixed rate loan program’s first mortgage liens, generally calibrate advances by property type and GEOtier markets. For core property types defined as multifamily, office, industrial, retail and mixed use properties, ReadyCap Group’s underwriting guidelines target GEOtier markets 1 to 3 with LTVs and loan-to-cost ratios (“LTC”) up to 80% for acquisition financing and up to 100% for refinances, depending on the GEOtier. For hospitality properties, ReadyCap Group’s underwriting guidelines target GEOtier markets 1 and 2, LTV up to 65%, LTC up to 75% in GEOtier markets 1 and 2 and up to 60% in GEOtier market 3. For specialty-use property types, ReadyCap Group’s underwriting guidelines target GEOtier markets 1 and 2, and LTV and LTC up to 65% in GEOtier markets 1 and 2. Any deviations from the ReadyCap Group’s underwriting guidelines must receive approval from the loan committee.

ReadyCap Group’s underwriting standards include leverage limits tied to exit and/or stabilization that requires a minimum DSCR based on market rates plus amortization sufficient to secure takeout proceeds. Upon stabilization (determined at underwriting) a minimum DSCR of 1.20x for multifamily properties and 1.25x for commercial properties is generally required. Market rates are determined utilizing ReadyCap Group’s and its affiliates’ market intelligence on permanent loan pricing.

If a property is subject to periodic seasonality (such as student housing or a hospitality property) resulting in multiple months of DSCR below 1.00x, a seasonality reserve is generally established. The amount of the reserve is generally at least the cumulative amounts of negative debt service over the seasonal period in question, and preferably the amount needed to achieve a DSCR of 1.15x.

The stabilized DY requirements range from 8.0%-12.0% for commercial property types (excluding multifamily properties) and 6.5%-10.0% for multifamily properties depending, in each case, on GEOtier and loan term.

The DSCR, DY and LTV ratios are calculated based on the underwritten net cash flow of the mortgaged property at origination, re-underwriting or acquisition, as applicable. Therefore, the DSCR, DY and LTV ratio for each Ready Capital Mortgage Loan as reported in this Prospectus may differ from the amounts calculated at the time of origination or acquisition, as applicable, and may be based on, for example, reserve amounts that have been funded since origination, re-underwriting or acquisition, as applicable, have increased the outstanding principal balance of the Ready Capital Mortgage Loans and have been subsequently released to the borrower. Moreover, in certain circumstances the actual DSCR, DY and LTV ratio for a Ready Capital Mortgage Loan may vary from the guidelines described above, based on asset quality, sponsor equity, loan structure and other factors.

Amortization Requirements. Although ReadyCap Group’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term. Additionally, certain loans may provide for a balloon payment upon the maturity date of the mortgage loan. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this Prospectus will reflect a calculation on the future, larger amortizing loan payment.

Servicing. Interim servicing for commercial mortgage loans originated or acquired by ReadyCap Group is typically performed by an unaffiliated third-party prior to securitization. Servicing responsibilities are generally transferred from the interim servicer to the master servicer of the securitization trust at closing of the related securitization, provided that in certain circumstances primary servicing will be retained by the interim servicer following the securitization closing date. In this transaction, primary servicing for all the Ready Capital Mortgage Loans will be retained by the interim servicers of such Mortgage Loans under the terms of sub-servicing agreements entered into between the Master Servicer and the applicable interim servicer.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)       Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the Interagency Appraisal & Evaluation Guidelines that were issued in December 2010. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)       Environmental Assessment. In some cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; or a guaranty or reserve with respect to environmental matters.

(iii)       Property Condition Assessment. In connection with the origination, re-underwriting or acquisition process, ReadyCap Group will engage qualified third party vendors to complete a property condition assessment for all properties that (x) were built or rehabilitated more than 15 years ago or (y) will relate to mortgage loans with a principal balance greater than $2,000,000. The property condition assessment will generally involve an inspection of the real property collateral to assess the structure, exterior walls, roofing, interior structure or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. Regardless of proposed loan size or age of the property, a member of ReadyCap Group, an affiliate of ReadyCap Group or an agent on behalf of ReadyCap Group is required to visit all mortgaged properties for a site inspection to observe the general condition of the property, its location and surroundings and confirm occupancy rates at the mortgaged property.

(iv)       Seismic Report. Generally, a seismic report is required for all properties that were constructed or renovated prior to 1980 in seismic zones 3 or 4. Properties with a probable maximum loss of 20% or more require earthquake insurance, and those that have a probable maximum loss of 30% or more are not eligible for financing unless the financing includes capital expenditures for remediating the property’s condition to reduce the probable maximum loss.

Insurance Requirements

Title Insurance. The borrower is required to provide, and ReadyCap Group or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, ReadyCap Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. If a hazard insurance policy excludes coverage for wind or hailstorms, a separate windstorm insurance policy, covering damages for the full amount of the outstanding principal balance of the mortgage loan, is required.

Flood Insurance. Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency (“FEMA”). The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the lesser of (i) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (ii) the maximum amount of insurance available under the NFIP, except in some cases where self-insurance was permitted. If the outstanding principal balance of a mortgage loan is greater than $5,000,000, coverage for the full replacement cost is required.

General Liability Insurance. The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Business Interruption Insurance. The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or property gross revenues from the related property for not less than six months.

Zoning and Building Code Compliance. In connection with the origination and re-underwriting or acquisition of each mortgage loan, ReadyCap Group will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders that are applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, ReadyCap Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, ReadyCap Group may require the borrower to remediate such violation and establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow/Reserve Requirements

Based on ReadyCap Group’s analysis of the real property collateral, business plan, timeline for stabilization and cash flow projection, multifamily or commercial mortgage loans will be structured for future loan disbursements may be required to fund various escrows for taxes, insurance, tenant improvements or leasing commissions or capital expenditure. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the escrows and reserves are not established for every multifamily or commercial mortgage loan originated by ReadyCap Group. Furthermore, ReadyCap Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, ReadyCap Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and ReadyCap Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, ReadyCap Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for multifamily and commercial mortgage loans originated by ReadyCap Group are as follows:

●	Taxes. In situations where there is sufficient cash flow, monthly escrow deposits equal to 1/12th of the annual property taxes are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant at the related mortgaged property is required to pay taxes directly. Mortgaged properties with insufficient cash flow will be structured with holdbacks whereby loan dollars are reserved for future payment of taxes.

●	Insurance. In situations where there is sufficient cash flow, monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy or (iii) if and to the extent that a sole or major tenant at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure. Mortgaged properties with insufficient cash flow will be structured with holdbacks whereby loan dollars are reserved for future payment of insurance.

●	Tenant Improvements / Leasing Commissions. In the case of commercial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by major tenants and/or a significant number of smaller tenants that have lease expirations within the loan term, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market or (iii) if ReadyCap Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and ReadyCap Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve. Mortgaged properties with insufficient cash flow will be structured with holdbacks whereby loan dollars are reserved for future tenant improvements or leasing commissions. These disbursements are monitored and controlled by ReadyCap Group and generally requires an approved lease prior to funding.

●	Capital Expenditure and Other. Generally, business plans which include capital expenditures will require a holdback at closing for the estimated cost to complete. Depending on the scope of the renovation, ReadyCap Group will engage a licensed third party consultant to review and opine on the proposed budget prior to close. Borrowers are required to include a minimum contingency within the capital expenditure budget of 5%. Requests for releases from the holdback are reviewed by ReadyCap Group and its third party consultant. All requests must be accompanied by the required documentation, including updated budgets, lien waivers, the consultant’s report and title updates. Generally, all disbursements will be for work that is completed. Additionally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the material deferred maintenance, repairs or replacements pursuant to the building condition report completed by a licensed third party and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant at the related mortgaged property or other third party is responsible for the repairs, (iv) where the deferred maintenance items are captured in a larger capital expenditure budget for which ReadyCap Group has structured a holdback, or (v) if ReadyCap Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and ReadyCap Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Other Review Procedures. With respect to any pending litigation, if any, that existed at the origination or re-underwriting of any Ready Capital Mortgage Loan, ReadyCap Group requested updates from the related borrower, or such borrower’s litigation counsel. In connection with the origination or re-underwriting, as applicable, of each Ready Capital Mortgage Loan, ReadyCap Group conducted a search with respect to each borrower under the related Ready Capital Mortgage Loan to determine whether it filed for bankruptcy. In addition, if ReadyCap Group became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a Ready Capital

Mortgage Loan, ReadyCap Group obtained information on the status of such Mortgaged Property from the related borrower to confirm there was no material damage to such Mortgaged Property.

Underwriting Exceptions. With respect to the Ready Capital Mortgage Loans, members of the Ready Capital Deal Team consulted with the applicable underwriting team at ReadyCap Group to confirm that the Ready Capital Mortgage Loans were originated, underwritten or re-underwritten, as applicable, in compliance with the origination and underwriting guidelines described below under “—ReadyCap Group ’s Underwriting Standards”, as well as to instruct such team to identify any material deviations from those origination and underwriting guidelines.

Findings and Conclusions. Based on the foregoing review procedures, ReadyCap Group determined that the disclosure regarding the Ready Capital Mortgage Loans in this Prospectus is accurate in all material respects. ReadyCap Group also determined that the Ready Capital Mortgage Loans were originated or re-underwritten, as applicable, in accordance with ReadyCap Group ’s origination procedures and underwriting guidelines. ReadyCap Group attributes to themselves all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 Under the Exchange Act

Ready Capital Corporation most recently filed a Form ABS-15G (under CIK Number 0001527590) pursuant to Rule 15Ga-1 of the Exchange Act on February 14, 2022 with respect to the period from January 1, 2021 to December 31, 2021. As of June 30, 2022, Ready Capital Corporation did not have any activity to report as required by Rule 15Ga-1(c)(1) under the Exchange Act with respect to repurchase or replacement requests for breaches of representations and warranties made by the ReadyCap Group as sponsors of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither ReadyCap Mortgage Loan Seller nor any of their affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, each ReadyCap Mortgage Loan Seller and/or any of their affiliates may retain on the Closing Date, or own in the future, certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to two (2) of the SMC Mortgage Loans (5.2%).

SMC’s Securitization Program

This is the 106th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $15.72 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5)

and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

With respect to the Park West Village Mortgage Loan (5.2%), which was co-originated by BMO, SMC and CREFI, portions of which are being sold by BMO and SMC, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten in accordance with SMC’s underwriting criteria, except as described in “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex E-1B to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Underwriting Guidelines.

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

None of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 19, 2022. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates and the Uncertificated VRR Interest contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates and the Uncertificated VRR Interest to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association, for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates and the Uncertificated VRR Interest as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

BMO Commercial Mortgage Securities LLC is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a limited liability company formed in the State of Delaware on March 17, 2021 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 151 West 42nd Street, New York, NY 10036. Its telephone number is 212-885-4000.

The Depositor is a wholly-owned subsidiary of BMO Financial, an affiliate of BMO, a Sponsor and an Originator, and an affiliate of BMO Capital Markets Corp., one of the underwriters. BMO Financial is a wholly-owned subsidiary of the Bank of Montreal.

The Depositor was formed for the purposes of engaging in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor expects to generally acquire the commercial and multifamily mortgage loans from BMO or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders and the owners of the Uncertificated Interests. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, the Uncertificated Interests and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders or the owners of the Uncertificated Interests, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates and the Uncertificated Interests to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders and owners of the Uncertificated Interests.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates or the Uncertificated VRR Interest.

The Issuing Entity

The Issuing Entity, BMO 2022-C3 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates and the Uncertificated Interests, making distributions, providing reports to certificateholders and owners of the Uncertificated Interests, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates and the Uncertificated Interests, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee and the Certificate Administrator”, “—Servicers—The Master Servicer and the Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and the Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as Trustee and Certificate Administrator under the Pooling and Servicing Agreement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.093 billion (USD) in assets as of June 30, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo Bank, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer such roles, duties, rights, and liabilities to Computershare Trust Company or CDTC, as applicable, in stages after November 1, 2021. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where Wells Fargo Bank or WFDTC, as applicable, have not already transferred roles did not transfer to Computershare Trust Company or CDTC, on November 1, 2021, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank’s Bank or WFDTC, respectively, obligations as its agent as of such date.

Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee related services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2022, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 457 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $239 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC returns on behalf of the Issuing Entity and, to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1188 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $695 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the Pooling and Servicing Agreement will be established and maintained with one or more institutions in a manner satisfying the requirements of the Pooling and Servicing Agreement, including any applicable eligibility criteria for account banks set forth in the Pooling and Servicing Agreement.

Computershare Trust Company is acting as the custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2022, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 387,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in the third month. In both cases, the transaction-level noncompliance disclosed on each Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

Other than the above paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The foregoing information set forth under this “—The Trustee and the Certificate Administrator” heading has been provided by Computershare.

For a description of any material affiliations, relationships and related transactions between the Trustee, the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland is also expected to be appointed to act as the initial special servicer under the Pooling and Servicing Agreement, and in such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Outside Serviced Mortgage Loans) and any related REO Properties, and will review, evaluate, process and/or provide or withhold consent as to Major Decisions and certain other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any Outside Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans when such Mortgage Loans and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch, DBRS, Inc. (“DBRS Morningstar”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Outside Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

As of June 30, 2022, Midland was master and primary servicing approximately 25,845 commercial and multifamily mortgage loans with a principal balance of approximately $638 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,853 of such loans, with a total principal balance of approximately $324 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2019 to 2021.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
CMBS	$219	$256	$302
Other	$387	$317	$301
Total	$606	$573	$603

As of June 30, 2022, Midland was named the special servicer in approximately 414 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $167 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 195 assets with an outstanding principal balance of approximately $3.9 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2019 to 2021.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
Total	$171	$170	$163

Midland may enter into one or more arrangements with a Directing Holder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland assisted KKR Real Estate Credit Opportunity Partners II L.P. or its affiliate, with due diligence relating to the Mortgage Loans in the Mortgage Pool.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Midland, the master servicer and the special servicer, is also (i) the master servicer of the Yorkshire & Lexington Towers, which is serviced under the CGCMT 2022-GC48 pooling and servicing agreement and (ii) the master servicer of Icon One Daytona, which is serviced under the 3650R 2021-PF1 pooling and servicing agreement.

Midland will be the initial master servicer with respect to the 469 7th Avenue Whole Loan, Wells Fargo Center Tampa Whole Loan, Saks Fulfillment Center Whole Loan, La Habra Marketplace Whole Loan, Lakeshore Marketplace Whole Loan, Art Ovation Hotel Whole Loan and Central States Industrial Portfolio Whole Loan until each related servicing shift date. After each servicing shift date, each such Mortgage Loan will be serviced by a yet to be named master servicer and special servicer under the related Future Outside Servicing Agreement.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The reports on assessment of compliance with applicable servicing criteria for the twelve-month periods ending on December 31, 2020 and December 31, 2021, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance. The report on assessment of compliance with applicable servicing criteria for the twelve month period ending on December 31, 2019, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

The foregoing information concerning the Master Servicer and Special Servicer has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of Midland as Special Servicer), the Certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal or replacement, are described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The Special Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer, the Special Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Primary Servicer

General

SCP Servicing, LLC (“SCP”), a Delaware limited liability company, an affiliate of Sabal Capital II, LLC, one of the originators and a mortgage loan seller, will act as primary servicer with respect to the serviced mortgage loans to be sold to the depositor by Sabal Capital II, LLC (6.6%) (collectively, the “SCP Serviced Mortgage Loans”). The principal commercial mortgage servicing offices of SCP are located at 465 North Halstead Street, Suite 105, Pasadena, California 91107. SCP is an affiliate of Sabal, one of the Mortgage Loan Sellers, and Regions Securities LLC, one of the underwriters, and is not an affiliate of the Issuing Entity, the Depositor, any other Mortgage Loan Seller, any other underwriter, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any other sub-servicer.

SCP and its predecessors and its affiliates have been servicing securitized commercial and multifamily mortgage loans since 2010. SCP reports to trustees and Certificate Administrators in the CREFC® format. The following table sets forth information about the portfolio of primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) of SCP and its affiliates as of the indicated dates:

Commercial and Multifamily Mortgage Loans	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 6/30/2022
By Approximate Number:	1,270	1,572	1,669	1,683
By Approximate Aggregate Unpaid Principal Balance (in billions):	$3.7	$4.5	$4.9	$5.0

In addition to servicing loans related to commercial and multifamily mortgage loans, SCP services whole mortgage loans for itself and a variety of investors. The properties securing mortgage loans in SCP’s servicing portfolio, as of June 30, 2022, were located in 42 states and the District of Columbia and include, but are not limited to, multifamily, healthcare, mixed use, retail and manufactured home properties.

SCP and its predecessors and its affiliates have been special servicing commercial and multifamily mortgage loans since 2010. The following table sets forth information about the portfolio of special serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) of SCP and its affiliates as of the indicated dates:

Commercial and Multifamily Mortgage Loans	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 6/30/2022

By Approximate Number:	7	15	15	7
By Approximate Aggregate Unpaid Principal Balance (in millions):	$21.3	$57.5	$44.8	$24.5

The properties securing mortgage loans in SCP’s special servicing portfolio, as of June 30, 2022, were located in 4 states and consist of multifamily loans and a limited service hotel.

SCP has servicing-related policies, procedures and controls to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. SCP’s servicing policies and procedures are updated periodically to take account of changes in the CMBS industry, such as changes in federal or state law or investor requirements, including updates issued by the Federal National Mortgage Association. Subject to certain restrictions in the Pooling and Servicing Agreement and SCP’s subservicing agreement with the Master Servicer, SCP is permitted to perform certain of its obligations under the Pooling and Servicing Agreement and such primary servicing agreement through one or more third-party vendors, affiliates or subsidiaries. However, SCP remains responsible for the performance of its duties under its primary servicing agreement with the Master Servicer. SCP may engage third-party vendors to provide technology or process efficiencies. SCP monitors its third-party vendors in compliance with its internal procedures and applicable law. SCP has entered into contracts with third-party vendors for various functions that include: (i) tracking and reporting of flood zone changes, (ii) performance of property inspections, (iii) performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and (iv) Uniform Commercial Code searches and filings. SCP maintains operating accounts with respect to REO Properties in accordance with the terms of the applicable servicing agreement and the applicable servicing standard.

Generally, all amounts received by SCP on the SCP Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by SCP and are then allocated and transferred to the appropriate account within the time required by the SCP Subservicing Agreement. Similarly, SCP generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

SCP will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, SCP may have custody of certain of such documents as are necessary for enforcement actions involving the underlying mortgage loans or otherwise. To the extent that SCP has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the SCP Subservicing Agreement.

SCP believes that its financial condition will not have any material adverse effect on the performance of its duties under the SCP Subservicing Agreement and, accordingly, will not have any material adverse impact on the performance of the SCP Serviced Mortgage Loans or the performance of the certificates.

SCP’s servicing policies and procedures for the servicing functions it will perform under the SCP Subservicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, SCP has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their mortgage loans. Otherwise, SCP’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

No securitization transaction involving commercial or multifamily mortgage loans in which SCP was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of SCP as primary servicer including as a result of SCP’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time SCP is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. SCP does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the SCP Serviced Mortgage Loans pursuant to the SCP Subservicing Agreement.

SCP is rated MOR “CS2” by Morningstar as a primary servicer and is rated MOR “CS3” by Morningstar as a Special Servicer.

SCP was the interim servicer of the SCP Serviced Mortgage Loans prior to their inclusion in the Issuing Entity.

As of the Closing Date, neither SCP nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that for the avoidance of doubt, SCP, as primary servicer for certain of the SCP Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, SCP and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above in this section “Significant Primary Servicer” has been provided by SCP. None of the Depositor or any other person, other than SCP, takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Summary of the SCP Subservicing Agreement

General. SCP has acquired the right to be appointed as the subservicer of the SCP Serviced Mortgage Loans (collectively, 6.6%). Accordingly, Midland, as master servicer, and SCP, as subservicer, will enter into a Subservicing Agreement, dated as of October 1, 2022 (the “SCP Subservicing Agreement”). The primary servicing of such SCP Serviced Mortgage Loans will be governed by the SCP Subservicing Agreement. The following summary describes certain provisions of the SCP Subservicing Agreement relating to the primary servicing and administration of the SCP Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the SCP Subservicing Agreement.

Summary of Duties. With respect to the SCP Serviced Mortgage Loans, SCP, as subservicer, will be responsible for performing the primary servicing of such SCP Serviced Mortgage Loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such SCP Serviced Mortgage Loan as approved by the master servicer,

●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a subservicer collection account and applicable escrow and reserve accounts to hold such collections,

●	remitting to the master servicer, on a timely basis, monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to SCP, as subservicer and any escrow and reserve payments to be held by SCP,

●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly, quarterly and annual borrower reports, rent rolls, and operating statements,

●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such SCP Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of borrower requests or transactions; provided, however, that SCP will not approve or consummate certain borrower requests or transaction without obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the SCP Serviced Mortgage Loans, collection issues or customer issues; provided that SCP will not take any action with respect to enforcing such SCP Serviced Mortgage Loans without the prior written approval of the master servicer, and

●	with respect to all servicing responsibilities of the master servicer under the Pooling and Servicing Agreement which are not being performed by SCP under the SCP Subservicing Agreement, SCP will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

SCP’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

SCP will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by SCP with respect to the SCP Serviced Mortgage Loans for audit and review. SCP will not take any action (whether or not authorized under the SCP Subservicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC. SCP will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC.

SCP will also timely provide such certifications, reports and registered public accountant attestations required by the SCP Subservicing Agreement or by the master servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and SCP will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that SCP is able to perform its obligations under the SCP Subservicing Agreement and the master servicer is able to perform its supervisory authority over SCP. SCP will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the SCP Subservicing Agreement.

SCP will have no obligation to make any principal and interest advances or any servicing advances SCP will not make any Special Servicer Decisions, Major Decisions or any other action requiring the approval of the Master Servicer under the SCP Subservicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the SCP Subservicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to each SCP Serviced Mortgage Loan under the Pooling and Servicing Agreement. SCP is not entitled to any Prepayment Interest Excess. SCP will be entitled to such additional primary servicing compensation as set forth in the SCP Subservicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, SCP will also be entitled to retain, with respect to each related SCP Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	50% of the master servicer’s share of any assumption application fees to the extent SCP processes the related assumption and 50% of the master servicer’s share of any defeasance fees;

●	100% of the master servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by SCP and amounts collected for checks returned for insufficient funds actually paid by the borrower relating to the accounts held by SCP;

●	If SCP performs collection work, 50% of master servicer’s share of any late payment charges, demand charges and default interest paid by the related borrowers, except as required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related SCP Serviced Mortgage Loan;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by SCP.

SCP will be entitled to 50% of the master servicer’s share of any fees received by the master servicer with respect to any Major Decision and any Special Servicer Decision if SCP processes such action. The special servicer will process all (A) Major Decisions and (B) Special Servicer Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision, SCP will be required to process such Major Decision or Special Servicer Decision.

SCP will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which SCP is not entitled to retain. Except as otherwise provided, SCP will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the SCP Subservicing Agreement.

Indemnification; Limitation of Liability. Neither SCP nor any partners, directors, officers, shareholders, members, managers, employees or agents of SCP (the “SCP Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the SCP Subservicing Agreement, or for errors in judgment. However, this will not protect the SCP Parties against losses resulting from any breach of warranties or representations made in the SCP Subservicing Agreement, or against any liability that would otherwise be imposed on SCP by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the SCP Subservicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the SCP Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under the SCP Subservicing Agreement. The SCP Parties will be indemnified and held harmless by the master servicer against any and all losses, liabilities, penalties, fines, forfeitures, claims, judgments or expenses (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of this indemnity) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the SCP Subservicing Agreement (collectively, the “Losses”) incurred by SCP (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the SCP Subservicing Agreement or (ii) the master servicer’s willful misconduct, bad faith, fraud or negligence in the performance of its obligations and duties under the SCP Subservicing Agreement or negligent disregard of its obligations and duties under the SCP Subservicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the SCP Subservicing Agreement or the transactions contemplated by the SCP Subservicing Agreement, other than any Losses incurred by SCP (i) that are specifically required to be borne by SCP without right of reimbursement pursuant to the terms of the SCP Subservicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by SCP, or (B) willful misconduct, bad faith, fraud or negligence of SCP in the performance of its respective obligations or duties under the SCP Subservicing Agreement or negligent disregard of its respective obligations or duties under the SCP Subservicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of the SCP for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by SCP under clause (b) above.

SCP will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the master servicer resulting from (1) any breach by SCP of a representation or warranty made by SCP in the SCP Subservicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by SCP in the performance of its obligations or duties under the SCP Subservicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The SCP Subservicing Agreement will be terminated with respect to SCP if any of the following occurs:

●	the master servicer elects to terminate SCP following a SCP Subservicer Termination Event (as defined below) or as provided in the following bullets;

●	immediately by the master servicer (or at the depositor’s request to the extent the depositor has the right to request termination of SCP under the Pooling and Servicing Agreement) pursuant to the final two bullets listed under SCP Subservicer Termination Events below;

●	promptly following SCP being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate (as defined under the Credit Risk Retention Rules) of any Third-Party Purchaser;

●	upon resignation by SCP;

●	with respect to any SCP Serviced Mortgage Loan, in the event such SCP Serviced Mortgage Loan is substituted pursuant to the Pooling and Servicing Agreement;

●	in the event a SCP Serviced Mortgage Loan is purchased or repurchased pursuant to the Pooling and Servicing Agreement;

●	with respect to a SCP Serviced Mortgage Loan, upon defeasance of such SCP Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate SCP pursuant to the Pooling and Servicing Agreement.

“SCP Subservicer Termination Event”, means any one of the following events:

●	any failure by SCP to remit amounts due to the accounts maintained by SCP or to the master servicer, any amount required to be so remitted by SCP which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;

●	any failure on the part of SCP duly to observe or perform in any material respect any of its other covenants or obligations under the SCP Subservicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of SCP’s obligations under the SCP Subservicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the SCP Subservicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to SCP by the master servicer, provided, however, if such failure is capable of being cured and SCP is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of SCP of any representation or warranty made pursuant to the SCP Subservicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan or the Combined VRR Interest Owners and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to SCP by the master servicer, provided, however, that if such breach is capable of being cured and SCP is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against SCP and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;

●	SCP consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to SCP, or of or relating to all or substantially all of its property;

●	SCP admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	any Rating Agency (or any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of SCP) or SCP as the sole or a material factor in such rating action;

●	SCP is no longer rated at least “CPS3” by Fitch and SCP is not reinstated to at least that rating within sixty (60) days of the delisting;

●	SCP is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Subservicer and is not restored to such status on such list within sixty (60) days;

●	a Servicer Termination Event by the master servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the direct failure of SCP to perform any obligation required under the SCP Subservicing Agreement;

●	the failure of SCP to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the SCP Subservicing Agreement, which failure continues for five (5) days after SCP’s receipt of written notice thereof;

●	subject to the Pooling and Servicing Agreement, any failure by SCP to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to SCP, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement; or

●	any failure by SCP to comply with creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article X or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to.

Notwithstanding the foregoing, upon any termination of SCP, SCP will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the SCP Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Subservicer—Summary of the SCP Subservicing Agreement” section has been provided by SCP.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Whole Loans, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

3650 REIT Loan Servicing LLC

3650 REIT Loan Servicing LLC, a Delaware limited liability company (“3650 Servicing”), was appointed to act as the special servicer under the 3650R 2021 – PF1 pooling and servicing agreement (the “PF1 PSA”), which governs the servicing and administration of the Icon One Daytona Whole Loan, and is an affiliate of 3650 REIT, a sponsor, a mortgage loan seller, and the holder of the companion loans for which the noteholder is identified as “3650 REIT” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. In such capacity, 3650 Servicing will be responsible for the servicing and administration of the Icon One Daytona Whole Loan if it becomes a Specially Serviced Loan and any related REO Property pursuant to the PF1 PSA.

3650 Servicing maintains its principal servicing office at 2977 McFarlane Road, Suite #300 Miami, FL 33133.

3650 Servicing has been engaged in the servicing of commercial mortgage loans since approximately 2017. 3650 Servicing currently has a commercial mortgage-backed securities special servicer rating of CSS3+ by Fitch, and is also an approved Special Servicer by KBRA, Moody’s, S&P and DBRS Morningstar.

3650 Servicing is an affiliate of 3650 REIT, a sponsor, a mortgage loan seller and the holder of the companion loans for which the noteholder is identified as “3650 REIT” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

3650 REIT Holding Company LLC, together with its subsidiary 3650 Servicing, had approximately 64 employees as of June 30, 2022 and is headquartered in Miami with offices located in New York City, Los Angeles, Atlanta, Dallas and Nashville.

3650 Servicing has detailed operating policies and procedures which, pursuant to such policies and procedures are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. 3650 Servicing has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by 3650 Servicing for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

3650 Servicing is subject to an annual external audit. Pursuant to 3650 Servicing’s policies and procedures the annual external audit occurred in September 2021.

3650 Servicing maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. Additionally, 3650 Servicing has a formal, documented disaster recovery and business continuity plan.

The table below sets forth information about 3650 Servicing’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the date indicated:

CMBS Transactions	As of 6/30/2022
Number of CMBS Transactions Named Special Servicer	9
Approximate Aggregate Unpaid Principal Balance(1)	$6.79 billion
Approximate Number of Specially Serviced Loans or REO Loans(2)	1
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Loans(2)	$14.0 million

(1)	Includes all commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer, regardless of whether such mortgage loans and related REO Loans are, as of the specified date, specially serviced by 3650 Servicing.

(2)	Includes only those commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer that are, as of the specified date, specially serviced by 3650 Servicing. Does not include any resolutions during the specified year.

In its capacity as the Outside Special Servicer for the Icon One Daytona Whole Loan, 3650 Servicing will not have primary responsibility for custody services of original documents evidencing the Icon One Daytona Whole Loan. 3650 Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Icon One Daytona Whole Loan or otherwise. To the extent that 3650 Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the PF1 PSA. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

3650 Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it anticipates acting as special servicer. In certain instances 3650 Servicing may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, 3650 Servicing’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however 3650 Servicing will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of 3650 Servicing, no special or unique factors of a material nature involved in special servicing the Icon One Daytona Whole Loan, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. 3650 Servicing’s processes and procedures with respect to the Icon One Daytona Whole Loan will not materially differ from the processes and procedures to be employed by 3650 Servicing in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of 3650 Servicing in the servicing function it will perform under the PF1 PSA for the Icon One Daytona Whole Loan since the update of such policies and procedures effective in June 2021. 3650 Servicing periodically reviews and revises its policies and procedures.

No securitization transaction in which 3650 Servicing was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of 3650 Servicing as special servicer, including as a result of a failure by 3650 Servicing to comply with the applicable servicing criteria in connection with any securitization transaction. 3650 Servicing has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. 3650 Servicing has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by 3650 Servicing in connection with any securitization in which 3650 Servicing was acting as special servicer.

3650 Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the PF1 PSA with respect to the Icon One Daytona Whole Loan and, accordingly, 3650 Servicing believes that its financial condition will not have any material impact on the performance of the Icon One Daytona Whole Loan.

From time to time 3650 Servicing may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. 3650 Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Icon One Daytona Whole Loan pursuant to the PF1 PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against 3650 Servicing or of which any of its property is the subject, that are material to the Certificateholders.

3650 Servicing may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to the Icon One Daytona Whole Loan with the exception of possibly outsourcing some base servicing functions.

In the commercial mortgage-backed securitizations in which 3650 Servicing acts as special servicer, 3650 Servicing may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, 3650 Servicing’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace 3650 Servicing as the special servicer.

Except as described above and except with respect to any fees 3650 Servicer will receive in its capacity as the Outside Special Servicer for the Icon One Daytona Whole Loan, neither 3650 Servicing nor any of its affiliates expects to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, 3650 Servicing or its affiliates may, in the future, own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time. 3650 Servicing or an affiliate assisted 3650 REIT and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for 3650 Servicing acting as special servicer, there are no specific relationships that are material involving or relating to this transaction or the Icon One Daytona Whole Loan between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this transaction – between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

The foregoing information regarding 3650 Servicing set forth in this section entitled “—3650 REIT Loan Servicing LLC” has been provided by 3650 Servicing.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2022, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $345.8 billion issued in 399 transactions.

As of June 30, 2022, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $147.0 billion issued in 162 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, the Controlling Class Representative, any Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that Park Bridge Lender Services, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge has been provided by Park Bridge.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) BMO, a Sponsor, an originator, the initial Risk Retention Consultation Party and the expected holder of the BMO VRR Interest Portion, and (ii) BMO Capital Markets Corp., one of the underwriters.

CREFI, a Sponsor and an originator, is an affiliate of Citigroup Global Markets Inc., one of the underwriters.

UBS AG, a sponsor, an originator, is an affiliate of UBS Securities LLC, one of the underwriters.

Sabal Capital II, LLC, a sponsor and an originator, is an affiliate of Regions Securities LLC, one of the underwriters.

Midland, the Master Servicer and the Special Servicer, is also (i) the master servicer of the Yorkshire & Lexington Towers Whole Loan, which is serviced under the CGCMT 2022-GC48 pooling and servicing agreement and (ii) the master servicer of the Icon One Daytona Whole Loan, which is serviced under the 3650R 2021-PF1 pooling and servicing agreement.

Park Bridge Lender Services LLC, the Operating Advisor and Asset Representations Reviewer, is the operating advisor and asset representations reviewer with respect to the (i) Yorkshire & Lexington Towers Mortgage Loan which is currently being serviced under the CGCMT 2022-GC48 pooling and servicing agreement, (ii) Icon One Daytona Mortgage Loan which is currently being serviced under the 3650R 2021-PF1 pooling and servicing agreement, (iii) Bell Works Mortgage Loan which is currently being serviced under the Benchmark 2022-B35 pooling and servicing agreement, and (iv) 111 River Street Mortgage Loan which is currently being serviced under the BMO 2022-C1 pooling and servicing agreement.

Computershare Trust Company, National Association, the Trustee and Certificate Administrator, is (i) certificate administrator with respect to the Yorkshire & Lexington Towers Mortgage Loan which is currently being serviced under the CGCMT 2022-GC48 pooling and servicing agreement, (ii) agent on behalf of the certificate administrator and trustee with respect to the Icon One Daytona Mortgage Loan which is currently being serviced under the 3650R 2021-PF1 pooling and servicing agreement, (iii) certificate administrator with respect to the Bell Works Mortgage Loan which is currently being serviced under the Benchmark 2022-B35 pooling and servicing agreement, (iv) certificate administrator with respect to the 111 River Street Mortgage Loan which is currently being serviced under the BMO 2022-C1 pooling and servicing agreement, and (v) certificate administrator with respect to the Park West Village Mortgage Loan, 3455 Veterans Way Mortgage Loan and A&R Hospitality Portfolio Mortgage Loan which are currently being serviced under the BBCMS 2022-C17 pooling and servicing agreement.

Warehouse Financing Arrangements

Citibank N.A., an affiliate of CREFI, a Sponsor and an originator, and Citigroup Global Markets Inc., one of the underwriters, provides short-term warehousing of mortgage loans originated or acquired by Sutherland Asset I through a master repurchase agreement. As of the date of this prospectus, one of the Ready Capital Mortgage Loans (0.4%), with an aggregate Cut-off Date Balance of approximately $3,251,125, is subject to such master repurchase agreement. Sutherland Asset I is using the proceeds from its sale of such Ready Capital Mortgage Loan to the Depositor to, among other things, simultaneously reacquire such Ready Capital Mortgage Loan from Citibank, N.A. free and clear of any liens.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between BMO, a Sponsor and Originator, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to seven (7) of the Mortgage Loans (16.8%) (with an aggregate Cut-off Date Balance of approximately $122,161,085) to be contributed to this securitization transaction by BMO.

Pursuant to certain interim servicing arrangements between CREFI, a Sponsor and Originator, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to four (4) of the Mortgage Loans (14.3%) (with an aggregate Cut-off Date Balance of approximately $103,800,000) to be contributed to this securitization transaction by CREFI.

3650 REIT Loan Servicing, LLC, acts or has acted as interim servicer with respect to the Mortgage Loans originated by its affiliate 3650 REIT (11.5%) (with an aggregate Cut-off Date Balance of approximately $83,898,574) contributed to this securitization transaction by 3650 REIT.

Pursuant to certain interim servicing arrangements between UBS, a Sponsor and Originator, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to two (2) of the Mortgage Loans (9.2%) (with an aggregate Cut-off Date Balance of approximately $67,000,000) to be contributed to this securitization transaction by UBS.

SCP Servicing, LLC, acts as interim servicer with respect to the Mortgage Loans originated by its affiliate Sabal (6.6%) (with an aggregate Cut-off Date Balance of approximately $47,970,000) contributed to this securitization transaction by Sabal.

Interim and Other Custodial Arrangements

Pursuant to interim custodial agreements between Computershare and BMO, Computershare acts as interim custodian with respect to seven (7) of the BMO Mortgage Loans (16.8%).

Pursuant to interim custodial agreements between Computershare and CREFI, Computershare acts as interim custodian with respect to four (4) of the CREFI Mortgage Loans (14.3%).

Pursuant to interim custodial agreements between Computershare and LMF, Computershare acts as interim custodian with respect to four (4) of the LMF Mortgage Loans (10.7%).

Pursuant to interim custodial agreements between Computershare and Sabal, Computershare acts as interim custodian with respect to eight (8) of the Sabal Mortgage Loans (6.6%).

Pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to two (2) of the SMC Mortgage Loans (5.2%).

Whole Loans and Mezzanine Loan Arrangements

BMO, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the Park West Village Whole Loan, the Kingston Square Apartments Whole Loan, and the Saks Fulfillment Center Whole Loan.

CREFI, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the Park West Village Whole Loan, the 469 7th Avenue Whole Loan, the Wells Fargo Center Tampa Whole Loan and the Bell Works Whole Loan.

UBS AG, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the Phoenix Industrial Portfolio IX Whole Loan and the 469 7th Avenue Whole Loan.

3650 REIT, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the La Habra Marketplace Whole Loan, the Central States Industrial Portfolio Whole Loan, the Icon One Daytona Whole Loan, the Lakeshore Marketplace Whole Loan and the Art Ovation Hotel Whole Loan.

Other Arrangements

Midland, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this securitization transaction is expected to be retained pursuant to Regulation RR (12 CFR Part 244) (“Regulation RR”) which implements the Credit Risk Retention Rules, as a combination of the following:

●	Bank of Montreal, a Canadian chartered bank, has been designated by the Sponsors to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”);

●	The Retaining Sponsor is expected to acquire (either directly or through its MOA) from the Depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR), in the Issuing Entity, with an aggregate initial principal balance of $15,260,762 as of the Closing Date (the “BMO VRR Interest Portion”), in the form of the Uncertificated VRR Interest (which is also referred to in this prospectus as the “Combined VRR Interest”); the Combined VRR Interest will represent approximately 2.1000% of the sum of the initial Certificate Balance of all of the Certificates and the aggregate initial principal balance of the Uncertificated VRR Interest as of the Closing Date; and the Combined VRR Interest will entitle the holder thereof to a specified percentage of the amounts paid on each other class of ABS interests in the Issuing Entity;

●	The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirements under the Credit Risk Retention Rules by a third party purchaser (the “Retaining Third Party Purchaser”), which will be KKR CMBS II Aggregator Type 1 L.P., a Delaware limited partnership, purchasing, on the Closing Date, and holding for its own account an “eligible horizontal residual interest” (as such term is defined in Regulation RR), consisting of all of the Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates (collectively, the “HRR Certificates” and, together with the Combined VRR Interest, the “RR Interest”), with an aggregate initial Certificate Balance of $48,912,184, and having an aggregate fair value equal to at least 2.9286% of the fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) and the Uncertificated VRR Interest as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). See “—HRR Certificates—The Retaining Third Party Purchaser” below for more information on the Retaining Third Party Purchaser.

The owner of the Uncertificated VRR Interest is referred to in this prospectus as the “Uncertificated VRR Interest Owner” and the Uncertificated VRR Interest Owner is also referred to in this prospectus as the “Combined VRR Interest Owner”.

“MOA” means a “majority-owned affiliate” (as defined in Regulation RR).

The Retaining Sponsor and the Retaining Third Party Purchaser are collectively referred to herein as the “Retaining Parties”. The sum of (a) percentage of the aggregate Certificate Balance of all of the Certificates and the aggregate initial principal balance of the Uncertificated VRR Interest as of the Closing Date represented by the Combined VRR Interest (which is approximately 2.1000%) and (b) the percentage of the aggregate fair value of all Certificates (other than the Class R Certificates) and the Uncertificated VRR Interest as of the Closing Date represented by the HRR Certificates (which is at least 2.9286%), will equal at least 5, as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Retaining Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties, the Retaining Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined, that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

The Combined VRR Interest

Material Terms of the Combined VRR Interest

General

The Uncertificated VRR Interest does not constitute a Class of Certificates. The Uncertificated VRR Interest is also referred to in this prospectus as the “Combined VRR Interest”. The Combined VRR Interest is not offered hereby.

The “Uncertificated VRR Interest Balance” represents the maximum amount that the holders of the Uncertificated VRR Interest outstanding at any time are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Uncertificated VRR Interest Balance will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, the Uncertificated VRR Interest on that Distribution Date. In the event that applicable Realized Losses previously allocated to the Uncertificated VRR Interest in reduction of its Uncertificated VRR Interest Balance are recovered subsequent to such Uncertificated VRR Interest being reduced to zero, the Uncertificated VRR Interest Owners may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “Combined VRR Interest Balance” means the Uncertificated VRR Interest Balance.

The initial Combined VRR Interest Balance will be approximately $15,260,762, subject to a variance of plus or minus 5.0%.

The Combined VRR Interest will not be rated, and will not have a Rated Final Distribution Date.

Effective Interest Rate

Except for tax reporting purposes, the Combined VRR Interest does not have a specified Pass-Through Rate; however, the effective interest rate on the Combined VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

Allocation Between Combined VRR Interest and Non-Vertically Retained Regular Certificates

The right to payment of holders of the Combined VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Vertically Retained Regular Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) allocable to: (a) the Combined VRR Interest will be the product of such Aggregate Available Funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Regular Certificates (collectively) will be the product of such Aggregate Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with the respective Percentage Allocation Entitlements thereof.

The “Vertically Retained Percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial Certificate Balance of all Classes of Principal Balance Certificates and (y) the initial principal balance of the Uncertificated VRR Interest.

The “Non-Vertically Retained Percentage” is the difference between 100% and the Vertically Retained Percentage.

The “Percentage Allocation Entitlement” means: (a) with respect to the Combined VRR Interest, the “Vertically Retained Percentage”; and (b) with respect to the Non-Vertically Retained Certificates, the “Non-Vertically Retained Percentage”.

The aggregate amount available for distributions on the Combined VRR Interest on each Distribution Date (other than distributions of Excess Interest, prepayment premiums and yield maintenance charges) is referred to as the “Combined VRR Available Funds”, which is equal to the product of the Aggregate Available Funds multiplied by the Vertically Retained Percentage.

Allocation of Applicable Realized Losses

On each Distribution Date, any applicable Realized Loss will be allocated to the Combined VRR Interest; and, in connection therewith, the Combined VRR Interest Balance will be reduced without distribution, as a write-off, to the extent of such Realized Loss, until the Combined VRR Interest Balance has been reduced to zero.

A “Realized Loss” means, with respect to the Combined VRR Interest for any Distribution Date, the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Combined VRR Interest Balance after giving effect to distributions of principal on that Distribution Date.

All reductions in the Combined VRR Interest Balance in respect of Realized Losses allocable to the Combined VRR Interest (as described above) are referred to as an “Applied Realized Loss Amount”. Applied Realized Loss Amounts with respect to the Combined VRR Interest will be reimbursed as described under “—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the Combined VRR Interest” below.

Appraisal Reductions

On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the Combined VRR Interest Balance thereof.

Voting Rights

The Uncertificated VRR Interest will not have any voting rights.

Method, Timing and Amount of Distributions on the Combined VRR Interest

Distributions on the Combined VRR Interest are required to be made by the Certificate Administrator on each Distribution Date, to the extent of Combined VRR Available Funds as described in this prospectus, commencing in November 2022.

All distributions (other than the final distribution on the Combined VRR Interest) are required to be made to the persons in whose names the Combined VRR Interest is registered at the close of business on each Record Date. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the applicable Combined VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the applicable Combined VRR Interest Owner has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the applicable Combined VRR Interest Owner. The final distribution on the Combined VRR Interest is required to be made in like manner, but only upon presentation and/or surrender thereof or of the rights thereto at the location that will be specified in a notice of the pendency of the final distribution.

Priority of Distributions on the Combined VRR Interest

On each Distribution Date, for so long as the aggregate Combined VRR Interest Balance has not been reduced to zero, the Certificate Administrator is required to apply amounts on deposit in the Distribution Account for distribution to the Combined VRR Interest, to the extent of the Combined VRR Available Funds, in the following order of priority:

First, to the Combined VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the Combined VRR Interest, in reduction of the Combined VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Combined VRR Interest Balance has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Combined VRR Interest Balance, up to an amount equal to the unreimbursed Applied Realized Loss Amounts previously allocated to the Combined VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any Combined VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Trust REMICs, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Reimbursement of previously allocated Realized Losses with respect to the Combined VRR Interest will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Combined VRR Interest Balance in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred) the Vertically Retained Percentage of the amount of such recovery will be added to the Combined VRR Interest Balance, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed applicable Realized Losses previously allocated to the Combined VRR Interest. If the Combined VRR Interest Balance is so increased, the amount of unreimbursed Applied Realized Loss Amounts of the Combined VRR Interest will be decreased by such amount.

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

The “VRR Interest Distribution Amount” with respect to the Combined VRR Interest for any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Vertically Retained Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-Second, Twenty-Fifth and Twenty-Eighth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to the Combined VRR Interest for any Distribution Date will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Vertically Retained Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-Third, Twenty-Sixth and Twenty-Ninth and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on related unreimbursed Realized Losses distributed to the holders of the Non-Vertically Retained Principal Balance Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First, Twenty-Fourth, Twenty-Seventh and Thirtieth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) will be required to be distributed to holders of the Combined VRR Interest.

Prepayment Interest Shortfalls

Prepayment Interest Shortfalls on the Mortgage Loans that are not covered by certain Compensating Interest Payments made by the Master Servicer (or any comparable payments made by an Outside Servicer) are required to be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Regular Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements.

Risk Retention Consultation Party

The “Risk Retention Consultation Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan, will be the party selected by BMO. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of the Risk Retention Consultation Party from BMO. The initial Risk Retention Consultation Party is expected to be BMO.

The Risk Retention Consultation Party will have certain non-binding consultation rights in certain circumstances (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Loan, as further described in this prospectus.

Notwithstanding the foregoing, the Risk Retention Consultation Party will not have consultation rights with respect to any Mortgage Loan or Whole Loan with respect to which the Risk Retention Consultation Party or the person entitled to appoint the Risk Retention Consultation Party is a Borrower Party (as to the Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan”).

With respect to any Serviced Mortgage Loan or Serviced Whole Loan as to which the Risk Retention Consultation Party has consultation rights as described above, the Master Servicer and the Special Servicer will be required to consult with the Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of a Consulting Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with a Consulting Party). In the event the Master Servicer or the Special Servicer receives no response from the Risk Retention Consultation Party within 10 days following the Master Servicer’s delivery of information in its possession reasonably requested by the Risk Retention Consultation Party or the Special Servicer’s delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, will not be obligated to consult with the Risk Retention Consultation Party on the specific matter; provided, however, that the failure of the Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with the Risk Retention

Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of the Risk Retention Consultation Party from the Sponsor entitled to select it.

Limitation on Liability of the Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders or the Uncertificated VRR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder or Uncertificated VRR Interest Owner, as applicable, will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in the interests of the holders of the Combined VRR Interest and does not have any liability or duties to the holders of any other Class of Certificates;

(c)       may take actions that favor the interests of the holders of the Combined VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(d)       will have no liability whatsoever for having so acted as set forth in (a) – (c) above, and no Certificateholder or Uncertificated VRR Interest Owner may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Serviced Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

HRR Certificates

The Retaining Third Party Purchaser

KKR CMBS II Aggregator Type 1 L.P. (“KKR Aggregator”), a Delaware limited partnership, is expected, to (i) act as the initial Retaining Third Party Purchaser and (ii) retain the Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “HRR Certificates”).

KKR Aggregator was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of June 30, 2022, KKR Aggregator has purchased eleven offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules. KKR Aggregator is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. On average, senior members of KKR’s real estate credit team have 19 years of industry experience as of June 30, 2022. Funds advised by KKR have made investments in fixed and floating-rate loans on stabilized and transitional properties, subordinate debt, preferred equity, and junior tranches of commercial mortgage-backed securities. As of June 30, 2022, KKR is responsible for approximately $491 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third Party Purchaser and another party to this securitization, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” and

“Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Any review by the Retaining Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of the sponsor’s underwriting standards or any loan-level disclosure in this document. The Retaining Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan consisting of a review of the Sponsors’ underwriting standards, the collateral and expected cash flows. Such review was based on the Mortgage Loan files and information regarding the mortgage loans provided by or on behalf of the Sponsors. The Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the Sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third Party Purchaser’s acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of Certificates. In addition, the Retaining Third Party Purchaser does not have any duties to the holders of any Class of Certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third Party Purchaser for having so acted.

If the Retaining Sponsor determines that the Retaining Third Party Purchaser or a successor third party purchaser no longer complies with one or more of the Credit Risk Retention Rules applicable to the Retaining Third Party Purchaser or such successor third party purchaser, the Retaining Sponsor will be required to promptly notify, or cause to be notified, the Certificateholders and the Uncertificated VRR Interest Owner of such noncompliance.

Material Terms of the HRR Certificates

The Retaining Third Party Purchaser is expected to purchase the HRR Certificates, consisting of the Classes of Certificates identified in the table below, for cash on the Closing Date.

Eligible Horizontal Residual Interest
Retained by Retaining Third Party Purchaser

Class of HRR Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class F-RR	$8,893,000	0.5325% - 0.5788% / $3,977,850	44.73012%
Class G-RR	$7,114,000	0.4260% - 0.4630% / $3,182,101	44.73012%
Class J-RR	$7,115,000	0.4260% - 0.4631% / $3,182,548	44.73012%
Class K-RR	$25,790,184	1.5442% - 1.6785% / $11,535,980	44.73012%

(1)	Includes the expected initial Certificate Balance of each Class of HRR Certificates that the Retaining Third Party Purchaser expects to purchase on the Closing Date. The balance of the Combined VRR Interest is not included in the Certificate Balance of any Class of HRR Certificates.

(2)	The estimated range of fair value of each Class of the HRR Certificates (in each case expressed as a percentage of the fair value of all of the Certificates (other than the Class R Certificates) and the Uncertificated VRR Interest, and expressed as a dollar amount), which Classes of HRR Certificates collectively would constitute the eligible horizontal residual interest retained by the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair value dollar amount of the HRR Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the Certificates (other than the HRR Certificates) and the Uncertificated VRR Interest is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below. For a description of the manner in which the estimated fair value of the Certificates and the Uncertificated VRR Interest was determined, see “—Determination of Amount of Required Horizontal Credit Risk Retention”.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each Class of HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Third Party Purchaser is approximately $21,878,479, excluding accrued interest.

The aggregate fair value of the HRR Certificates identified in the above table entitled “Eligible Horizontal Residual Interest Retained by Retaining Third Party Purchaser” is expected to fall within a range of approximately 2.9286% - 3.1834% of the aggregate fair value of all Certificates (other than the Class R Certificates) and the Uncertificated VRR Interest issued by the Issuing Entity.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount falling within a range of approximately $34,363,498 - $37,352,928, representing 5% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) and the Uncertificated VRR Interest issued by the Issuing Entity.

On any Distribution Date, the aggregate amount available for distributions on the Combined VRR Interest and the Non-Vertically Retained Certificates will be allocated between the Combined VRR Interest and the Non-Vertically Retained Certificates pro rata in accordance with the respective Percentage Allocation Entitlements thereof, and principal and interest, net of specified servicing and administrative costs and expenses, allocated to the Non-Vertically Retained Certificates will be further allocated to the specified Classes of Non-Vertically Retained Certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Mortgage Loan losses will be allocated between the Combined VRR Interest and Non-Vertically Retained Principal Balance Certificates pro rata in accordance with the respective Percentage Allocation Entitlements thereof, and the Mortgage Loan losses allocated to the Non-Vertically Retained Principal Balance Certificates will be further allocated to the specified Classes of Non-Vertically Retained Principal Balance Certificates in ascending order (beginning with certain Non-Vertically Retained Principal Balance Certificates that are not being offered by this prospectus), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of payment and other material terms of the Classes of HRR Certificates identified in the table above in this “—Material Terms of the HRR Certificates” section, see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Non-Vertically Retained Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates (the “Swap Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class X-E, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each Class of Swap Priced Principal Balance Certificates and each Class of Yield Priced Certificates (other than the Class X-E Certificates) as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (solely for the purposes of this “Credit Risk Retention” section, the “Treasury Yield Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap Priced Principal Balance Certificates, the Treasury Yield Interest-Only Certificates and Yield Priced Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable Class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular Class of Swap Priced Principal Balance Certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Swap Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which Classes of Swap Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”.  On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each Class of Swap Priced Principal Balance Certificates based on 0% CPR.

Swap Yield Curve

For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap Priced Principal Balance Certificates.  The actual swap yield curve that will be used as a basis for determining the price of the Swap Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations.  The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	3.1376%	3.6450%	4.5777%
3Y	2.8424%	3.4383%	4.3062%
4Y	2.7203%	3.3062%	4.1193%
5Y	2.6664%	3.2230%	3.9924%
6Y	2.6724%	3.1741%	3.9050%
7Y	2.6240%	3.1403%	3.8360%
8Y	2.6667%	3.1178%	3.7832%
9Y	2.6793%	3.1075%	3.7465%
10Y	2.6441%	3.1070%	3.7252%

Based on the swap yield curve, the Retaining Sponsor will determine for each Class of Swap Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Swap Curve Interpolated Yield”) that corresponds to that Class’s weighted average life, by using a linear straight line interpolation (using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each Class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular Class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	1.17%	1.27%	1.37%
Class A-2	1.20%	1.30%	1.40%
Class A-3	1.50%	1.60%	1.70%
Class A-4	1.48%	1.58%	1.68%
Class A-5	1.50%	1.60%	1.70%
Class A-SB	1.42%	1.52%	1.62%
Class A-S	2.00%	2.15%	2.30%
Class B	2.30%	2.50%	2.70%
Class C	2.85%	3.10%	3.35%
Class D	4.40%	4.65%	4.90%

Discount Yield Determination for Swap Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each Class of Swap Priced Principal Balance Certificates is the sum of the Swap Curve Interpolated Yield for such Class and the related credit spread established at pricing.  The Retaining Sponsor determined the Discount Yield for each Class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual Discount Yield for a particular Class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each Class of Swap Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap Priced Principal Balance Certificates” below.  The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.2164%	4.8511%	5.8638%
Class A-2	3.8852%	4.5519%	5.4365%
Class A-3	4.1598%	4.7214%	5.4917%
Class A-4	4.1427%	4.6873%	5.4164%
Class A-5	4.1478%	4.7071%	5.4275%
Class A-SB	4.0509%	4.6651%	5.4658%
Class A-S	4.6463%	5.2570%	6.0265%
Class B	4.9462%	5.6070%	6.4265%
Class C	5.4963%	6.2070%	7.0765%
Class D	7.0463%	7.7570%	8.6265%

Determination of Class Sizes for Swap Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each Class of Non-Vertically Retained Principal Balance Certificates by each Rating Agency.  A credit support level for a particular Class of Swap Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap Priced Principal Balance Certificates that would be required to be subordinate to that Class of Swap Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular Class of Non-Vertically Retained Principal Balance Certificates (the “Constraining

Level”).  In certain circumstances the Retaining Sponsor may have elected not to engage a rating agency for particular Classes of Non-Vertically Retained Certificates, based in part on the credit support levels provided by that rating agency.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.  The Certificate Balances of the Classes of Swap Priced Principal Balance Certificates were also based in part on anticipated investor demand for such Classes. The Certificate Balance for the Classes of Non-Vertically Retained Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’s Constraining Level.  For each other subordinate Class of Non-Vertically Retained Principal Balance Certificates, that Class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior Class of Non-Vertically Retained Principal Balance Certificates minus such subordinate Class’s Constraining Level.

Target Price Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) for each Class of Swap Priced Principal Balance Certificates (other than the Class D Certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that Class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions.  The Class D Certificates are expected to price based on a fixed interest rate. The Target Price that was utilized for each Class of Swap Priced Principal Balance Certificates (other than the Class D Certificates) is set forth in the table below.  The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for Swap Priced Principal Balance Certificates
Class of Swap Priced Principal Balance Certificates	Target Price
Class A-1	100.000%
Class A-2	103.000%
Class A-3	103.000%
Class A-4	101.000%
Class A-5	103.000%
Class A-SB	103.000%
Class A-S	103.000%
Class B	100.000%
Class C	100.000%

Determination of Assumed Certificate Coupon for Swap Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced Principal Balance Certificates (other than, in the case of Target Price, the Class D Certificates, which are each expected to accrue interest at an Assumed Certificate Coupon of 2.500%), the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such Class of Certificates in order to achieve the related Target Price for that Class of Swap Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price.  The Assumed Certificate Coupon for each Class of Swap Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupons	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.2559%	4.8910%	5.5040%(2)
Class A-2	4.6016%	5.2745%	5.5040%(2)
Class A-3	4.5995%	5.1642%	5.5040%(2)
Class A-4	4.2560%	4.7971%	5.4990%(3)
Class A-5	4.5035%	5.0654%	5.5040%(2)
Class A-SB	4.5495%	5.1677%	5.5040%(2)
Class A-S	5.0029%	5.5040%(2)	5.5040%(2)
Class B	4.9203%	5.5040%(2)	5.5040%(2)
Class C	5.4240%(1)	5.5040%(2)	5.5040%(2)
Class D	2.5000%	2.5000%	2.5000%

(1)	Based on an assumed certificate coupon equal to the WAC Rate less 0.0800%.

(2)	Based on an assumed certificate coupon equal to the WAC Rate.

(3)	Based on an assumed certificate coupon equal to the WAC Rate less 0.0050%.

Determination of Expected Price for Swap Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Swap Priced Expected Price for each Class of Swap Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap Priced Expected Price for a Class of Certificates will be, therefore, the low range of fair values of the Swap Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Swap Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Yield Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% constant prepayment yield (“CPY”), the Retaining Sponsor calculated what the expected scheduled interest payments on each Class of Treasury Yield Interest-Only Certificates would be over the course of the transaction (for each Class of Treasury Yield Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related Class of Treasury Yield Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming 100% CPY for the Classes of Treasury Yield Interest-Only Certificates and the Classes of Certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the periodic reduction in the Notional Amount of the Treasury Yield Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such Class of Treasury Yield Interest-Only Certificates based on 100% CPY. The “CPY” prepayment assumption assumes that each Mortgage Loan (or applicable portion thereof) experiences prepayments each month at a specified constant annual rate following any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium.

Determination of Treasury Yield Curve for Treasury Yield Interest-Only Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Yield Interest-Only Certificates.  The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Yield Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations.  For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury Yield Interest-Only Certificates”.  The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Yield Interest-Only Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	2.8836%	3.3989%	4.1053%
10Y	2.8402%	3.3097%	3.9389%

Based on the treasury yield curve, the Retaining Sponsor determined for each Class of Treasury Yield Interest-Only Certificates the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Class of Non-Vertically Retained Principal Balance Certificates that is a component of such Class of Treasury Yield Interest-Only Certificates by using a straight line interpolation (using treasury yield curves with 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Yield Interest-Only Certificates

The Retaining Sponsor determined the credit spread for each Class of Treasury Yield Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such Class of Treasury Yield Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular Class of Treasury Yield Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Treasury Yield Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	2.75%	3.00%	3.25%
Class X-B	2.25%	N/A(1)	N/A(1)
Class X-D	3.40%	3.65%	3.90%

(1)	There is no expected cash flow at this scenario.

Discount Yield Determination for Treasury Yield Interest-Only Certificates

The Discount Yield for each Class of Treasury Yield Interest-Only Certificates is the sum of the Yield Curve Interpolated Yield for such Class and the related credit spread.  For an expected range of values for each Class of Treasury Yield Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Treasury Yield Interest-Only Certificates” below.  The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Yield Interest-Only Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Yield Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	5.6161%	6.3630%	7.2858%
Class X-B	5.0947%	N/A(1)	N/A(1)
Class X-D	6.2447%	6.9689%	7.8562%

(1)	There is no expected cash flow at this scenario.

Determination of Scheduled Certificate Interest Payments for Treasury Yield Interest-Only Certificates

Based on the range of Assumed Certificate Coupons determined for the Non-Vertically Retained Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each Class of Treasury Yield Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Treasury Yield Interest-Only Certificates is based.

Determination of Treasury Yield Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each Class of Treasury Yield Interest-Only Certificates, the Retaining Sponsor determined the price (the “Treasury Yield Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Treasury Yield Interest-Only Expected Price for each Class of Treasury Yield Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Non-Vertically Retained Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Yield Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Non-Vertically Retained Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Yield Interest-Only Certificates and therefore a higher Treasury Yield Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Non-Vertically Retained Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Yield Interest-Only Certificates and therefore a lower Treasury Yield Interest-Only Expected Price.

Yield Priced Certificates

Yield Priced Expected Price

The Yield Priced Certificates include the Class X-E Certificates, the Class E Certificates and each Class of HRR Certificates expected to be acquired by the Retaining Third Party Purchaser. The valuation of each Class of Yield Priced Certificates was based on the price that was either set forth in the bid letter that the Retaining Third Party Purchaser submitted to acquire the Yield Priced Certificates or otherwise agreed upon by the Retaining Third Party Purchaser and the Sponsors, which price is set forth under “—Material Terms of the HRR Certificates” above (the “Yield Priced Expected Price” and, together with the Swap Priced Expected Price and the Treasury Yield Interest-Only Expected Price, the “Expected Prices” or, each an “Expected Price”), and expressed as a percent of the Certificate Balance or Notional Amount of the subject Class. The Yield Price Expected Price was based on (i) a targeted discount yield to maturity of 9.8500% for the Class X-E and Class E Certificates, and 17.5601% for each Class of HRR Certificates, (ii) the Modeling Assumptions, (iii) 0% CPR, (iv) Scheduled Certificate Principal Payments (if any) and (v) an initial Pass-Through Rate of (a) the WAC Rate over the Pass-Through Rate of the Class E Certificates for the Class X-E Certificates, (b) 2.5000% for the Class E Certificates, and (c) the WAC Rate for each Class of HRR Certificates.

Determination of Class Sizes of Yield Priced Certificates

The Retaining Sponsor determined the initial Notional Amount of the Class X-E Certificates and the Certificate Balance of the Class E Certificates and each Class of HRR Certificates in the same manner described above in “—Determination of Class Sizes for Swap Priced Principal Balance Certificates”.

Calculation of Fair Value of all Certificates

Fair Value of Non-Vertically Retained Certificates

Based on the Expected Prices, the Retaining Sponsor determined the estimated fair value of each Class of Non-Vertically Retained Regular Certificates by multiplying the Expected Price by the related Certificate Balance or Notional Amount.  The Retaining Sponsor determined the range of fair values for each Class of Non-Vertically Retained Regular Certificates based on the low estimate and high estimate of Expected Prices.

Fair Value of the Combined VRR Interest

The Retaining Sponsor determined the fair value of the Combined VRR Interest by (i) calculating the aggregate fair value of all of the Non-Vertically Retained Certificates (other than the Class R Certificates), (ii) multiplying such aggregate fair value by the Vertical Risk Retention Allocation Percentage and, (iii) based on the assumption that the restrictions on liquidity (as described under “—Hedging, Transfer and Financing Restrictions” below) constitute an embedded characteristic of the Combined VRR Interest rather than an entity specific restriction, applying a liquidity discount. The Retaining Sponsor determined the range of fair values for the Combined VRR Interest based on the low estimate and high estimate of the calculation set forth in clause (i).

Range of Estimated Fair Values

Based on the Expected Prices and the fair value of the Combined VRR Interest, the Retaining Sponsor determined the estimated fair value or range of fair values set forth in the table below for each Class of Certificates and the Uncertificated VRR Interest. For each of the “Base Case Fair Value”, the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” and the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Retaining Sponsor determined the estimated fair value of the related Class of Non-Vertically Retained Certificates by multiplying the relevant Expected Price by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates (or, in the case of the Class A-4 and Class A-5 Certificates, by the estimated initial Certificate Balance of the Class A-4 and Class A-5 Certificates).

Range of Estimated Fair Values

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$7,652,545	$7,732,989	$7,732,992
Class A-2	$97,966,846	$100,989,395	$100,989,048
Class A-3	$13,350,004	$13,726,768	$13,726,717
Class A-4(1)	$166,631,768	$166,648,946	$166,649,010
Class A-5(1)	$204,900,507	$208,773,542	$208,773,401
Class A-SB	$11,226,013	$11,543,172	$11,543,199
Class X-A(1)	$55,179	$16,218,560	$35,070,690
Class X-B	$0	$0	$4,478,411
Class X-D	$4,018,160	$4,174,913	$4,309,735
Class X-E	$2,900,502	$2,900,502	$2,900,502
Class A-S	$63,619,970	$67,398,099	$67,781,779
Class B	$30,880,790	$32,824,057	$32,904,868
Class C	$27,847,864	$29,689,017	$31,117,879
Class D	$11,710,650	$12,563,698	$13,315,587
Class E	$8,198,026	$8,198,026	$8,198,026
Class F-RR	$3,977,850	$3,977,850	$3,977,850
Class G-RR	$3,182,101	$3,182,101	$3,182,101
Class J-RR	$3,182,548	$3,182,548	$3,182,548
Class K-RR	$11,535,980	$11,535,980	$11,535,980
Combined VRR Interest	$14,432,669	$15,128,155	$15,688,230

(1)	The range of estimated fair values set forth in the table above with respect to the Class A-4 Certificates, the Class A-5 Certificates and the Class X-A Certificates is based on the Class A-4 Certificates having an initial Certificate Balance of $165,000,000, and the Class A-5 Certificates having an initial Certificate Balance of $202,694,000 . However, the exact initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. The initial Certificate Balance of the Class A-4 Certificates is expected to be within a range of $0 and $165,000,000, and the initial Certificate Balance of the Class A-5 Certificates is expected to be within a range of $202,694,000 and $367,694,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $367,694,000, subject to a variance of plus or minus 5%. Alternatively, assuming that the Class

A-4 Certificates have an initial Certificate Balance of $0, and the Class A-5 Certificates have an initial Certificate Balance of $367,694,000, the estimated fair values for the Class A-4 Certificates, the Class A-5 Certificates, the Class X-A Certificates and the Combined VRR Interest will instead be as set forth in the following table:

Class of Certificates and Combined VRR Interest	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)

Class A-4	$0	$0	$0
Class A-5	$371,349,356	$378,722,793	$378,724,073
Class X-A	$0	$12,978,264	$31,797,526
Combined VRR Interest	$14,427,563	$15,129,442	$15,688,842

The estimated range of fair value for the Certificates and the Uncertificated VRR Interest is approximately $687,269,969 to $747,058,552.

Hedging, Transfer and Financing Restrictions

The Combined VRR Interest and the HRR Certificates will be required to be subject to certain hedging, transfer and financing restrictions. The HRR Certificates will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the registered holders of the HRR Certificates for so long as the HRR Certificates are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement. The Uncertificated VRR Interest will not be evidenced by a certificate.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator”, “third party purchaser” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required; provided, that pursuant to the Pooling and Servicing Agreement, an Uncertificated VRR Interest Owner will not be permitted to transfer its ownership interest in the Uncertificated VRR Interest at any time (other than to its MOA).

These restrictions will include an agreement by each Retaining Party not to transfer its respective RR Interest, except to an MOA or, solely in the case of the Retaining Third Party Purchaser, to a subsequent third party purchaser (as defined in, and in compliance with, the Credit Risk Retention Rules then in effect). In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the RR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Parties will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the aggregate of the total outstanding Certificate Balance of the Certificates and the Uncertificated VRR Interest Balance has been reduced to 33% of the aggregate of the total outstanding Certificate Balance of the Certificates and the Uncertificated VRR Interest Balance as of the Closing Date, and (iii) two years after the Closing Date; provided that, solely with respect to the HRR Certificates, such restrictions may end on any earlier date on which all of the Mortgage Loans have been defeased in accordance with Rule 7(b)(8)(i) of Regulation RR. Pursuant to the Pooling and Servicing Agreement, an Uncertificated VRR Interest Owner will not be permitted to transfer its ownership interest in the Uncertificated VRR Interest at any time (other than to its MOA).

Operating Advisor

The Operating Advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “The Pooling and Servicing Agreement—Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans:

●	review the actions of the Special Servicer with respect to Specially Serviced Loans to the extent described in this prospectus and required under the Pooling and Servicing Agreement;

●	review reports provided by the Special Servicer to the extent set forth in the Pooling and Servicing Agreement;

●	review for accuracy certain calculations made by the Special Servicer; and

●	issue an annual report (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Trigger Event occurred during the prior calendar year) generally setting forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans.

In addition, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders and the Uncertificated VRR Interest Owners (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “—Operating Advisor—Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Special Servicer will be required to consult on a non-binding basis with the Operating Advisor with respect to certain Major Decisions in respect of the applicable Serviced Mortgage Loan(s) and/or related Companion Loan(s). The Operating Advisor will generally have no obligations or consultation rights as Operating Advisor under the Pooling and Servicing Agreement for this transaction with respect to any Outside Serviced Mortgage Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. Furthermore, with respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

The Operating Advisor is required to be an Eligible Operating Advisor. For further information regarding the Operating Advisor, a description of how the Operating Advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the Pooling and Servicing Agreement with respect to the Operating Advisor, the Operating Advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

BMO, UBS AG, CREFI, SMC, LMF, ReadyCap Commercial, Sutherland Asset I, 3650 REIT and Sabal will make the representations and warranties identified on Annex E-1A, subject to certain exceptions to such representations and warranties set forth in Annex E-1B.

At the time of its decision to include the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BMO Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the UBS AG Mortgage Loans in this transaction, UBS AG determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable UBS AG Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable SMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the LMF Mortgage Loans in this transaction, LMF determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LMF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LMF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LMF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable LMF Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the related Ready Capital Mortgage Loans in this transaction, ReadyCap Commercial determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by ReadyCap Commercial that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by ReadyCap Commercial that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which ReadyCap Commercial based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Ready Capital Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the related Ready Capital Mortgage Loans in this transaction, Sutherland Asset I determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Sutherland Asset I that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Sutherland Asset I that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Sutherland Asset I based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Ready Capital Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the 3650 REIT Mortgage Loans in this transaction, 3650 REIT determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by 3650 REIT that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by 3650 REIT that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which 3650 REIT based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable 3650 REIT Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Sabal Mortgage Loans in this transaction, Sabal determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Sabal that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Sabal that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Sabal based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Sabal Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2022-C3 (the “Certificates”) will be issued on or about October 7, 2022 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and, together with the Uncertificated VRR Interest, will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated as set forth in the table under the heading “Certificate Summary”. Further, various groups of those Classes and/or the Uncertificated VRR Interest will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R Certificates
“Senior Certificates”:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A, Class X-B, Class X-D and Class X-E Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates
“Regular Certificates”:	The Senior Certificates and the Subordinate Certificates (i.e., the Certificates other than the Class R Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates) (i.e., the Non-Vertically Retained Principal Balance Certificates)
“Residual Certificates”:	The Class R Certificates
“Non-Vertically Retained Certificates”:	The Certificates

Designation	Classes/Interests
“Non-Vertically Retained Regular Certificates”:	The Non-Vertically Retained Certificates (other than the Class R Certificates)
“Non-Vertically Retained Principal Balance Certificates”:	The Non-Vertically Retained Regular Certificates (other than the Class X Certificates)
“Uncertificated VRR Interest”:	The BMO VRR Interest Portion
“Combined VRR Interest”	The Uncertificated VRR Interest.
“Uncertificated Interests”:	The Uncertificated VRR Interest

Upon initial issuance, the respective Classes of the Non-Vertically Retained Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table).

The “Certificate Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Non-Vertically Retained Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, that Class of Non-Vertically Retained Principal Balance Certificates on that Distribution Date. In the event that applicable Realized Losses previously allocated to a Class of Non-Vertically Retained Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Non-Vertically Retained Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of the related Class(es) of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D
Class X-E	Class E

The Class R Certificates will not have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in November 2022. The “Determination Date” will be the eleventh (11th)

day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in November 2022.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Certificates, the Uncertificated VRR Interest and the Class R Certificates, the Aggregate Available Funds, (ii) with respect to distributions to be made on the Non-Vertically Retained Certificates and the Class R Certificates, the Non-Vertically Retained Available Funds, and (iii) with respect to distributions to be made on the Combined VRR Interest and the Class R Certificates, the Combined VRR Available Funds.

The aggregate amount available for distributions of interest (other than Excess Interest), principal and reimbursements of applicable Realized Losses to holders of the Certificates, the Uncertificated VRR Interest and the Class R Certificates on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders or the Uncertificated VRR Interest Owners;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates and the Uncertificated VRR Interest Owners);

(vi)	Excess Interest on the ARD Loans;

(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)       all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders or the Uncertificated VRR Interest Owners);

(d)       with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2023, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)       the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The portion of the Aggregate Available Funds available for distribution to holders of the Non-Vertically Retained Certificates on each Distribution Date (with respect to such Distribution Date, the “Non-Vertically Retained Available Funds”) will, in general, equal the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in November 2022, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Non-Vertically Retained Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-SB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-SB Scheduled Principal Balance”),

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such

Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(vi)	to the holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and

(vii)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F-RR Certificates have been reduced to zero, to the holders of the Class G-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR Certificates have been reduced to zero, to the holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Eighth, to the holders of the Class K-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Ninth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR Certificates have been reduced to zero, to the holders of the Class K-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Thirtieth, to the holders of the Class K-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Non-Vertically Retained Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates and without regard to the Class A-SB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated applicable Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Non-Vertically Retained Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Principal Balance Certificates that previously were allocated applicable Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Non-Vertically Retained Principal Balance Certificates; and (ii) the Interest Shortfall with respect to each affected Class of Non-Vertically Retained Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Non-Vertically Retained Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Non-Vertically Retained Principal Balance Certificates is so increased, the amount of unreimbursed applicable Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Non-Vertically Retained Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to any Class of Non-Vertically Retained Principal Balance Certificates for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a fixed rate per annum and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage, but no less than 0.000%.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-S, Class B and Class C Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the Class X Strip Rate for the Class D Certificates for such Distribution Date. The Pass-Through Rate for the Class X-E Certificates for any Distribution Date will equal the Class X Strip Rate for the Class E Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Non-Vertically Retained Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Non-Vertically Retained Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2023 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; and (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2023, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage

Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Non-Vertically Retained Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Non-Vertically Retained Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date; and

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

(B)   Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Non-Vertically Retained Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Certificateholders or the Uncertificated VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders or the Uncertificated VRR Interest Owners on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Non-Vertically Retained Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Whole Loan as of any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Serviced Whole Loan is paid in full, or if any Mortgage Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan and/or Serviced Whole Loan will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Non-Vertically Retained Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Whole Loan, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan held outside the Issuing Entity will be available for amounts due to the Certificateholders or the owners of the Uncertificated Interests (collectively, the “Uncertificated Interest Owners”) or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement, and otherwise as disclosed in this prospectus with respect to the related Subordinate Companion Loan.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

For purposes of calculating distributions on the Certificates and the Uncertificated VRR Interest and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Whole Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B, Class X-D and Class X-E Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) is required to be distributed to holders of the Non-Vertically Retained Regular Certificates (excluding holders of the Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B Certificates, (iii) the group (the “YM Group D” comprised of the Class X-D and Class D Certificates, and (iv) the group (the “YM Group E”, and the YM Group A the YM Group A-S/B/C, the YM Group D and the YM Group E, together, the “YM Groups”) comprised of the Class X-E and Class E Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Non-Vertically Retained Regular Certificates in such YM Group, in the following manner: (i) each Class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such Class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B, Class X-D and Class X-E Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	November 2026
Class A-2	August 2027
Class A-3	November 2030
Class A-4	N/A - August 2032(1)
Class A-5	September 2032
Class A-SB	June 2031
Class X-A	September 2032
Class X-B	September 2032
Class A-S	September 2032
Class B	September 2032
Class C	September 2032

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 Certificates ranging from $0 to $165,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in September 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer and (3) with respect to any Outside Serviced Mortgage Loan, 0.000625%, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), (a “Prohibited Prepayment”) then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

The Non-Vertically Retained Percentage of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Non-Vertically Retained Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Non-Vertically Retained Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Non-Vertically Retained Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of applicable Realized Losses to Classes of Non-Vertically Retained Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-SB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Non-Vertically Retained Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates by the other Non-Vertically Retained Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F-RR Certificates, the Class G-RR Certificates, the Class J-RR Certificates and the Class K-RR Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class J-RR Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate applicable Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date:

(i)	with respect to the Non-Vertically Retained Principal Balance Certificates, the amount, if any, by which (A) the product of (1) the Non-Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Non-Vertically Retained Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date; and

(ii)	with respect to the Combined VRR Interest, the amount, if any, by which (A) the product of (1) the Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Combined VRR Interest Balance after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any applicable Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class K-RR Certificates;

second, to the Class J-RR Certificates;

third, to the Class G-RR Certificates;

fourth, to the Class F-RR Certificates;

fifth, to the Class E Certificates;

sixth, to the Class D Certificates;

seventh, to the Class C Certificates;

eighth, to the Class B Certificates; and

ninth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate applicable Realized Losses among the Senior Certificates (other than the Class X Certificates ), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

Applicable Realized Losses will be allocated to the Combined VRR Interest as described under “Credit Risk Retention—The Combined VRR Interest—Material Terms of the Combined VRR Interest—Allocation of Applicable Realized Losses” in this prospectus.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Certificate Administrator” or “—The Trustee”, as applicable, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder and each Uncertificated VRR Interest Owner of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate or the Uncertificated VRR Interest, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any) or the Uncertificated VRR Interest Balance, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or an Uncertificated VRR Interest Owner, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder, a Certificate Owner or an Uncertificated VRR Interest Owner reasonably requests, to enable Certificateholders and the Uncertificated VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the Uncertificated VRR Interest Owners by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file;

(iii)	a CREFC® loan periodic update file;

(iv)	a CREFC® appraisal reduction amount template (to the extent received, or prepared pursuant to the Pooling and Servicing Agreement); and

(v)	a CREFC® Schedule AL file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)         Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending March 31, 2023, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)        Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than the Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor and the Risk Retention Consultation Party) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder or a Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Uncertificated VRR Interest Owner or the Controlling

Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative or a Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not the Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate, the Uncertificated VRR Interest Owner or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the Certificate Administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Whole Loan. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans, the Certificates and the Uncertificated Interests, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC and DealView Technologies Ltd. pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder or any Uncertificated VRR Interest Owner that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder or Uncertificated VRR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or the Uncertificated VRR Interest Owner may have under the Pooling and Servicing Agreement. Certificateholders and the Uncertificated VRR Interest Owners will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

●	this prospectus;

●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

●	the Operating Advisor Annual Report;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the Special Servicer;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

●	any documents provided to the Certificate Administrator by the Master Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post to the “additional documents” tab; and

●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

●	any notice provided to the Certificate Administrator by the Depositor, the Master Servicer or the Special Servicer directing the Certificate Administrator to post to the “special notices” tab;

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates or the Uncertificated VRR Interest;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

●	any notice of resignation or termination of the Master Servicer or Special Servicer;

●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event or Operating Advisor Consultation Trigger Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any assessments of compliance delivered to the Certificate Administrator;

●	any Attestation Reports delivered to the Certificate Administrator;

●	any “special notices” requested by a Certificateholder or an Uncertificated Interest Owner to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

●	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”;

(G)	solely to Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and

(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Specially Serviced Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders and the Uncertificated Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder, Certificate Owner and Uncertificated Interest Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders, Certificate Owners and Uncertificated Interest Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, Certificate Owner or Uncertificated

Interest Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

For purposes of this “—Reports to Certificateholders; Certain Available Information” section, in the case of a Whole Loan with a related Consulting Party (other than the Controlling Class Certificateholder), such Consulting Party will be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term under the related Co-Lender Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Co-Lender Agreement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1)       1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2)       in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such Class in proportion to their respective Percentage Interests.

The Class R Certificates and the Uncertificated VRR Interest will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BMO 2022-C3

with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the applicable Certificateholders and the Uncertificated Interest Owners. For purposes of the respective Mortgage Loan Purchase Agreements between the Depositor and each of the related Sponsors, the Park West Village Mortgage Loan (which is sometimes referred to in this prospectus as a “Joint-Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof sold to the depositor by the applicable related Sponsor. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Whole Loan (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Whole Loan, the “Mortgage File”):

(i)       (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)     the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)     an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)      an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)    originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)     an original or copy of the related loan agreement, if any;

(xi)    an original of any guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(xii)    an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)   an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)   an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)    if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)   in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement;

(xvii)  any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)  an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)   the original or copy of any related environmental insurance policy;

(xx)    a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer);

(xxi)   copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof; and

(xxii)  in the case of the Icon One Daytona REMIC, a copy of the related REMIC declaration.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of (i) either Ready Cap Mortgage Loan Seller, also against Sutherland Partners L.P., as guarantor of payment in connection with the repurchase and substitution obligations of such Ready Cap Mortgage Loan Seller and (ii) in the case of Sabal, also against Sabal Capital Holdings, LLC, as guarantor of payment in connection with the repurchase and substitution obligations of Sabal), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder or any Uncertificated Interest Owner in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)     a copy of each of the following documents:

(i)       (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)      the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)     any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)      final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)      the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     the related ground lease, if any, and any ground lessor estoppel;

(vii)     the related loan agreement, if any;

(viii)    the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)     the related lockbox agreement or cash management agreement, if any;

(x)      the environmental indemnity from the related borrower, if any;

(xi)     the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)    in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)   any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)    in the case of the Icon One Daytona REMIC, a copy of the related REMIC declaration;

(xv)    any mezzanine loan intercreditor agreement;

(xvi)    any related environmental insurance policy;

(xvii)   any related letter of credit and any related assignment thereof; and

(xviii)  any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)     a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)     for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of the origination settlement statement;

(r)      a copy of any insurance summary report;

(s)     a copy of the organizational documents of the related mortgagor and any guarantor;

(t)      a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)     the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)      unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)     unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans are generally to the effect set forth on Annex E-1A to this prospectus, subject to the related exceptions set forth on Annex E-1B to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder or any Uncertificated Interest Owner in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loans, a Material Breach or a Material Document Defect with respect to such Mortgage Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—

(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to (i) the Ready Capital Mortgage Loans, Sutherland Partners L.P. will guarantee payment in connection with the repurchase obligations of each Ready Cap Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement and (ii) with respect to the Sabal Mortgage Loans, Sabal Capital Holdings, LLC will guarantee payment in connection with the repurchase obligations of Sabal under the related Mortgage Loan Purchase Agreement.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing the affected Mortgage Loan, or (if permitted) replacing the affected Mortgage Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders or the Uncertificated Interest Owners) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Non-Vertically Retained Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as a Consultation Termination Event has not occurred and is not continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, in the case of (i) a Ready Capital Mortgage Loan, Sutherland Partners L.P., as guarantor of payment in connection with the repurchase and substitution obligations of the related Ready Cap Mortgage Loan Seller or (ii) in the case of a Sabal Mortgage Loan, Sabal Capital Holdings, LLC, as guarantor of payment in connection with the repurchase and substitution obligations of Sabal), defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor (or, in the case (i) a Ready Capital Mortgage Loan, Sutherland Partners L.P., as guarantor of payment in connection with the repurchase and substitution obligations of the related Ready Cap Mortgage Loan Seller or (ii) in the case of a Sabal Mortgage Loan, Sabal Capital Holdings, LLC, as guarantor of payment in connection with the repurchase and substitution obligations of Sabal) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

The Pooling and Servicing Agreement

General

The Certificates and the Uncertificated Interests will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of October 1, 2022 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Whole Loans, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu Whole Loan” means a Pari Passu Whole Loan that is serviced under the Pooling and Servicing Agreement.

●	“Serviced AB Whole Loan” means an AB Whole Loan that is serviced under the Pooling and Servicing Agreement.

●	“Serviced Whole Loan” means a Serviced Pari Passu Whole Loan or a Serviced AB Whole Loan, as applicable.

●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

●	“Companion Loan Holder” means the holder of a Companion Loan.

●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

●	“Serviced Outside Controlled Whole Loan” means a Serviced Whole Loan if and for so long as the “controlling note” with respect to such Serviced Whole Loan is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Whole Loan may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Whole Loan, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Whole Loans” will thereafter cease to apply to the subject Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan.

●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.

●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.

●	“Outside Controlling Note Holder” means, with respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.

●	“Outside Serviced Whole Loan” means a Whole Loan that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Whole Loan.

●	“Outside Serviced Pari Passu Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan that is a Pari Passu Whole Loan will be an Outside Serviced Pari Passu Whole Loan.

●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Whole Loan or an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.

●	“Outside Serviced Pari Passu-AB Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.

●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Whole Loan will be an Outside Serviced Subordinate Companion Loan.

●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Whole Loan.

●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Whole Loan is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Whole Loan, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Whole Loan (other than a Servicing Shift Whole Loan following the related Controlling Pari Passu Companion Loan Securitization Date), the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Whole Loan.

●	“Servicing Shift Whole Loan” means a Whole Loan that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Whole Loan will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.

●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Whole Loan.

●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Whole Loan, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.

●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Whole Loans and referred to in the immediately preceding bullets.

The chart below identifies, with respect to each Whole Loan, (i) whether such Whole Loan is a Pari Passu Whole Loan, an AB Whole Loan or a Pari Passu-AB Whole Loan, and (ii) whether such Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan.

Type and Servicing Status of Whole Loans

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan	Type of Whole Loan
Park West Village	$37,500,000	5.2%	$150,000,000	$177,500,000	$365,000,000	Outside Serviced	Pari Passu-AB
Kingston Square Apartments	$37,000,000	5.1%	$14,000,000	N/A	$51,000,000	Serviced	Pari Passu
Yorkshire & Lexington Towers	$37,000,000	5.1%	$281,000,000	$221,500,000	$539,500,000	Outside Serviced	Pari Passu-AB
Phoenix Industrial Portfolio IX	$37,000,000	5.1%	$38,000,000	N/A	$75,000,000	Serviced	Pari Passu
469 7th Avenue	$30,000,000	4.1%	$68,000,000	N/A	$98,000,000	Servicing Shift	Pari Passu
Wells Fargo Center Tampa	$30,000,000	4.1%	$43,000,000	N/A	$73,000,000	Servicing Shift	Pari Passu
Saks Fulfillment Center	$27,500,000	3.8%	$32,500,000	N/A	$60,000,000	Serviced	Pari Passu
La Habra Marketplace	$20,000,000	2.8%	$75,000,000	N/A	$95,000,000	Servicing Shift	Pari Passu
Central States Industrial Portfolio	$20,000,000	2.8%	$39,900,000	N/A	$59,900,000	Servicing Shift	Pari Passu
Icon One Daytona	$15,000,000	2.1%	$35,000,000	N/A	$50,000,000	Servicing Shift	Pari Passu
Lakeshore Marketplace	$11,848,574	1.6%	$9,656,588	N/A	$21,505,162	Servicing Shift	Pari Passu
Bell Works	$10,000,000	1.4%	$200,000,000	N/A	$210,000,000	Outside Serviced	Pari Passu
111 River Street	$10,000,000	1.4%	$67,500,000	$76,250,000	$153,750,000	Servicing Shift	Pari Passu-AB
Art Ovation Hotel	$10,000,000	1.4%	$47,500,000	N/A	$57,500,000	Outside Serviced	Pari Passu
3455 Veterans Hwy	$10,000,000	1.4%	$20,000,000	N/A	$30,000,000	Outside Serviced	Pari Passu
A&R Hospitality Portfolio	$7,250,000	1.0%	$55,750,000	N/A	$63,000,000	Outside Serviced	Pari Passu

There are no Serviced AB Whole Loans or Serviced Pari Passu-AB Whole Loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Whole Loan(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Whole Loans” for further information with respect to each Whole Loan, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Whole Loan or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced

Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders and the Uncertificated Interest Owners.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates and the Uncertificated Interests evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders and the Uncertificated Interest Owners the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions”.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Whole Loan in trust for the benefit of all Certificateholders, the Uncertificated Interest Owners and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer or the Special Servicer, as applicable. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the affected Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan. This cure, substitution or repurchase obligation (and, if applicable, such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Whole Loan) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders and the Uncertificated Interest Owners (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or

●	solely in the case of a delinquent balloon payment, (A) 30 days after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that balloon payment was due, a signed purchase agreement or a refinancing commitment reasonably acceptable to the Special Servicer, (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment, letter of intent or otherwise binding application or similar binding document; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders and the Uncertificated Interest Owners in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders and the Uncertificated Interest Owners in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders, the Uncertificated Interest Owners and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders and the Uncertificated Interest Owners in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders, the Uncertificated Interest Owners or the related Serviced Companion Loan Holder(s) in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

Notwithstanding the foregoing, for purposes of clauses (a) (but solely with respect to delinquent monthly debt service payments), (b), (e) and (g) above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a Servicing Transfer Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes a Servicing Transfer Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, a Servicing Transfer Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Servicing Transfer Event will be deemed to occur on the date of such borrower’s failure to comply.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent ((or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Whole Loan). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Whole Loan under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination, or (ii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision:

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance-based”, “earn-out” or “holdback” escrows or reserves with respect to (i) any Mortgage Loan as to which such escrows or reserves exceeded, as at the time of origination, 10% of the original principal balance of such Mortgage Loan, regardless of whether such funding or disbursements may be characterized as routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, (ii) any Mortgage Loan as to which such escrows or reserves may not be characterized as routine and/or customary escrows, and (iii) any Mortgage Loans specifically identified in the Pooling and Servicing Agreement (for the avoidance of doubt with respect to sub-clauses (i) and (ii) above, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(i)         any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(j)         any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(k)       any approval of any casualty insurance settlements or condemnation settlements and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, or (ii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below or under “Credit Risk Retention—Risk Retention Consultation Party” above, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders, the Uncertificated Interest Owners and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special

Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents without the consent of the Master Servicer (in the case of sub-servicers engaged by the Master Servicer) or the Special Servicer (in the case of sub-servicers engaged by the Special Servicer).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”) (and, solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Whole Loan and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property (or, in the case of a Servicing Advance on a Serviced Whole Loan, from such collections with respect to such Serviced Whole Loan and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates and the Uncertificated Interests, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Whole Loan, with interest at a prime lending rate.

For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the monthly payment amount, the Master Servicer will be required to make P&I Advances for such Mortgage Loan based on the terms of the related Mortgage Loan documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan or Serviced Whole Loan, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or Serviced Whole Loan, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (first from principal collections and then from any other collections).

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and the Uncertificated Interest Owners (and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, the Uncertificated Interest Owners and/or the related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and the Uncertificated Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Certificateholders or Uncertificated Interest Owners to the detriment of other Certificateholders or Uncertificated Interest Owners will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders or the Uncertificated Interest Owners.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each Serviced Whole Loan (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Whole Loan in the related Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account”.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans, to the extent on deposit in the

Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans, as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Uncertificated VRR Interest and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2023) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2023), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest will be made from the Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Non-Vertically Retained Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated applicable Realized Losses reimbursable to, the holders of the Non-Vertically Retained Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Non-Vertically Retained Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the Combined VRR Interest and the Non-Vertically Retained Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency in such Non-Vertically Retained Available Funds and (B) the Vertical Risk Retention Allocation Percentage of the amount described in the immediately preceding sub-clause (A). In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates and the Uncertificated VRR Interest, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Non-Vertically Retained Regular Certificates and the Combined VRR Interest on the final Distribution Date.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder pursuant to the related Co Lender Agreement), over (ii) the amount that would have been received if a principal payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, “Excess Liquidation Proceeds” mean such Outside Serviced Mortgage Loan’s pro rata share of any “excess liquidation proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co Lender Agreement that are received by the Trust.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates and the Uncertificated Interest Owners. Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Whole Loan Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans an amount equal to the sum of (I) the applicable portions of Aggregate Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected with respect to the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any, (D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);

(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);

(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;

(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);

(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;

(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;

(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;

(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;

(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and

(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the issuing entity.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)      to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)     (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)    to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto);

(iv)    following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)     on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan (including any Mortgage Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan. With respect to each such Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), and will be 0% for Specially Serviced Loans, 0% for any Serviced Loan in respect of a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 100% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Whole Loan Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or in connection with any borrower request that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Whole Loan, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed an amount equal to $45,000 (excluding attorneys’ fees and out-of-pocket third party expenses) (the “Payment Accommodation Fee Cap”) and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Whole Loans, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and will be 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed the Payment Accommodation Fee Cap and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related

Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Whole Loans, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting Package, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.01060% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” will be a rate equal to 0.00206% per annum with respect to each Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated Interests as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated Interests as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan, but excluding any REO Companion Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the Uncertificated Interest Owners, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate”, with respect to any Mortgage Loan, is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00034% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of (i) 19,000 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,900 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,500 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,400 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates and the Uncertificated Interests on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 0% for Specially Serviced Loans, 0% for any Serviced Mortgage Loan in respect of a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 100% for any Serviced Mortgage Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, whole loan custodial account(s) and certain reserve accounts	monthly

Type/Recipient	Amount(1)	Frequency	Source of Funds
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date; and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Whole Loan, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Type/Recipient	Amount(1)	Frequency	Source of Funds
Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.01060% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00206% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00034% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool

Type/Recipient	Amount(1)	Frequency	Source of Funds
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	With respect to each Delinquent Loan, (i) 19,000 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,900 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,500 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,400 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Whole Loan, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Whole Loan, if applicable), then from general collections on the Mortgage Pool

Type/Recipient	Amount(1)	Frequency	Source of Funds
P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(3)(6)(7) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans. In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan.

(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	With respect to any Servicing Shift Whole Loan, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Whole Loan is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Whole Loan will shift to the applicable Outside Servicing Agreement and such Whole Loan will become an Outside Serviced Whole Loan.

(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject reimbursement and/or indemnification described in the foregoing table. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(7)	May be payable out of collections on a Serviced Whole Loan to the extent allocable thereto.

With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
Park West Village	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0% (of each collection (other than penalty charges) of interest and principal (other than any amount for which a liquidation fee would be paid)), subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Yorkshire & Lexington Towers	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
469 7th Avenue	0.00125%	0.25000%(3)	1.00%(3)	1.00%(3)
Wells Fargo Center Tampa	0.00125%	(4)	(4)	(4)
La Habra Marketplace	0.00125%	0.25000%(3)	1.00%(3)	1.00%(3)
Central States Industrial Portfolio	0.00125%	0.25000%(3)	1.00%(3)	1.00%(3)
Icon One Daytona	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Lakeshore Marketplace	0.00125%	0.25000%(3)	1.00%(3)	1.00%(3)
Bell Works	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
111 River Street	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Art Ovation Hotel	0.00125%	0.25000%(3)	1.00%(3)	1.00%(3)
3455 Veterans Hwy	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
A&R Hospitality Portfolio	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan

(1)	Includes the servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.

(2)	Includes any applicable sub-servicing fee rate.

(3)	The fees set forth are those specified in the related co-lender agreement as being permitted under the related future outside servicing agreement following the occurrence of the related shift in servicing. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the pooling and servicing agreement for this securitization.

(4)	Upon the securitization of the related Controlling Pari Passu Companion Loan, the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the Future Outside Servicing Agreement governing the future securitization transaction to which the related Controlling Pari Passu Companion Loan is contributed. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the Pooling and Servicing Agreement for this securitization.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Whole Loan (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, for purposes of the first two bullets of the definition of “Appraisal Reduction Event” above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes an Appraisal Reduction Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, an Appraisal Reduction Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Appraisal Reduction Event will be deemed to occur on the date of such borrower’s failure to comply.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Non-Vertically Retained Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date that is at least five (5) business days following the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

A “Payment Accommodation” for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) means the entering into any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the Master Servicer (if the Master Servicer and Special Servicer agree that the Master Servicer will determine) or the Special Servicer in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related Mortgage Loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related Mortgage Loan documents, that in each case (i) is entered into no later than the date that is 3 months following the termination of the COVID-19 emergency declaration (including due to the absence of action to extend the duration of the COVID-19 emergency declaration) and (ii) requires full repayment of deferred payments, reserves and escrows by the earlier of (a) the date that is 21 months following the date of the Payment Accommodation for such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and (b) the maturity date for such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable). For purposes of the foregoing, “COVID-19 emergency declaration” refers to the national emergency concerning the COVID-19 outbreak declared by the President of the United States on March 13, 2020, and continued in effect by the President of the United States on February 24, 2021, under the National Emergencies Act (50 U.S.C. 1601 et seq).

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)  the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over

(b)  the excess of:

(i)   the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) as contemplated by the preceding clause (1))), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over

(ii)   the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Whole Loan) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Whole Loan, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Whole Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance will be reduced, which (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Non-Vertically Retained Regular Certificates then outstanding (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E Certificates). See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related

Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Whole Loan).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, the Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the Combined VRR Interest Balance thereof, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Non-Vertically Retained Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates and then to the Class F-RR Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Class of Control Eligible Certificates will be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and no Control Termination Event exists, and the rights of the Controlling Class will be exercised by the most subordinate Class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2023; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date each year (commencing in 2023) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Retaining Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, the Retaining Third Party Purchaser, any Sponsor or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third Party Purchaser, any Sponsor or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules).

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, the Uncertificated Interest Owners, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement, the Certificates or the Uncertificated Interests, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders or the Uncertificated Interest Owners any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and the Uncertificated Interest Owners under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates or the Uncertificated Interests, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates or the Uncertificated Interests issued to it or of the proceeds of the sale of such Certificates or the Uncertificated Interests, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders or the Uncertificated Interest Owners, unless those Certificateholders and/or Uncertificated Interest Owners have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such indemnified party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Whole Loan provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Whole Loan as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)     (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)     any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)     any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)     any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, any Uncertificated Interest Owners or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)      the Master Servicer or the Special Servicer, as applicable, is removed from S&P Global Ratings (“S&P”) Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)     Kroll Bond Rating Agency, LLC (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)     the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)      the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates, or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Whole Loan and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master

Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer only with respect to a Serviced Whole Loan with a Companion Loan held outside the Issuing Entity, by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as follows:

(a)       with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)       pursuant to a vote of applicable Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates; and

(c)       at any time with respect to all Serviced Loans (as a collective matter), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders and the Uncertificated VRR Interest Owners (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans (as a collective whole), as applicable, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”.

“Certificateholder Quorum“ means a quorum that (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, consists of the holders and/or beneficial owners of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least three (3) holders and/or beneficial owners that are not Risk Retention Affiliated with each other.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate (including any Risk Retention Affiliate) of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan“), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer“) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions or inactions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Whole Loan, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Mortgage Loan or Whole Loan, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Certificates that are Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled

Whole Loan) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

With respect to the Serviced Loans, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders and the Uncertificated VRR Interest Owners (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the applicable Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations

(other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that at any time following the date that the Credit Risk Retention Rules are no longer applicable to this securitization transaction and there are no Classes of Non-Vertically Retained Certificates or Uncertificated VRR Interest outstanding other than the Control Eligible Certificates, the Combined VRR Interest and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination), and if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its long-term senior unsecured debt of at least “BBB” by S&P, (B) a rating on its long-term senior unsecured debt of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (provided, however, that the Trustee will be deemed to have met the eligibility requirements in this clause (B) for so long as (i) it has a long-term senior unsecured debt rating or long-term issuer credit rating of at least “BBB-” by Fitch and (ii) the Master Servicer has a rating on its long-term senior unsecured debt of at least “A” by Fitch or a short-term rating of at least “F1” by Fitch), and (C) a rating on its long-term senior unsecured debt or a long-term issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs which may include S&P and Fitch) or, in the case of any Rating Agency’s requirement set forth above in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation. In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Depositor will be required to use reasonable efforts to appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the Uncertificated Interest Owners:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Uncertificated Interest Owners;

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or Uncertificated Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any Uncertificated Interest Owner, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or any Uncertificated Interest Owner, as evidenced by an opinion of counsel;

(f)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or any Uncertificated Interest Owner; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5“); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or any Uncertificated VRR Interest without the consent of the holder of that Certificate or Uncertificated Interest, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class or of any Uncertificated Interest the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class or of such Uncertificated Interest then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders and the Uncertificated Interest Owners or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates or the Uncertificated Interest Owners, that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal“) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine (9) months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates, the Uncertificated Interest Owners or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and the Uncertificated Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the

Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, the Uncertificated Interest Owners and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the Uncertificated Interest Owners to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates and the Uncertificated Interest Owners. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage, (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Whole Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, the Uncertificated Interest Owners or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Whole Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Whole Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Whole Loan. In addition, amounts otherwise distributable on the

Certificates and the Uncertificated Interests will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, the affected Uncertificated Interest Owners and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and Uncertificated Interest Owners and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders, the Uncertificated Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Whole Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari

Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Whole Loans” above in this prospectus.

With respect to any Serviced AB Whole Loan that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Whole Loan, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” with respect to the Outside Serviced Whole Loans.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders, the Uncertificated VRR Interest Owners and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, the Uncertificated Interest Owners and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated Interest Owners and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, the Uncertificated Interest Owners and, in the case of a Serviced Whole Loan, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated Interest Owners and, if applicable, any such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, the Uncertificated Interest Owners and, in the case of a sale of an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, the Uncertificated Interest Owners and, in the case of an REO Property related to a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated Interest

Owners and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person“ is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under the Risk Retention Consultation Party discussion under “Credit Risk Retention”, “—Directing Holder” and “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by clause (b), clause (c) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is five years prior to the Rated Final Distribution Date of the rated Certificates, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian“) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Whole Loan, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative (if it is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights), by the Special Servicer; provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative (if it is entitled to consent or consult, as applicable, as provided in the preceding sentence), and following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision“)):

(A)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)       any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, any Payment Accommodations, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)       any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)       any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(G)       any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the borrower;

(H)       releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)        any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)       any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(K)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(L)       any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement, in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)      any determination of an Acceptable Insurance Default; and

(N)       any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion.

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the Uncertificated Interest Owners (and, with respect to any Serviced Whole Loan, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, such Uncertificated Interest Owners and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package“ means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1) and (i)(2) in the definition of “Major Decision Reporting Package” in the form of an Asset Status Report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below and, with respect to the Risk Retention Consultation Party when they are applicable Consulting Parties, under the circumstances described under “Credit Risk Retention—The Uncertificated VRR Interest—The Risk Retention Consultation Party”) in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Whole Loan and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder“ with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be:

●	except (i) with respect to an Excluded Mortgage Loan, (iv) with respect to a Serviced Outside Controlled Whole Loan, and (ii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder“);

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, and/or (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan; and (B) with respect to any Serviced Outside Controlled Whole Loan, the Outside Controlling Noteholder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative or an Outside Controlling Note Holder, as applicable, is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative“ is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) and the Uncertificated Interest Owners will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder“ is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class“ with respect to the Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class F-RR will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

The “Control Eligible Certificates“ will be any of the Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates.

A “Control Termination Event“ will, with respect to any Mortgage Loan, either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts). With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event“ will either (a) occur with respect to any Mortgage Loan, when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts). With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan“ is, if the Controlling Class Representative is the Directing Holder with respect to the subject Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan“ is a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party“ means either (i) a borrower or mortgagor under a Mortgage Loan or Whole Loan or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan“ means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or whole loan) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Whole Loan that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Whole Loan and (ii) certain servicing decisions and other matters relating to any Outside Serviced Whole Loan, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class F-RR Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class F-RR Certificates until such time as either (x) the Class F-RR Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class F-RR Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class F-RR Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class F-RR Certificates that it transferred. Following any such transfer, and assuming that the Class F-RR Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class F-RR Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and

●

the rights of the holder of more than 50% of the Class F-RR Certificates (by Certificate Balance), if the Class F-RR Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative

(notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity, the Certificateholders or the Uncertificated Interest Owners for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or the Uncertificated Interest Owners;

(b)       may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)       does not have any liability or duties to the holders of any Class of Certificates or the Uncertificated Interest Owners (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)       may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates or the Uncertificated Interest Owners; and

(e)       will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder or Uncertificated Interest Owner may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party“, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be, each of:

(i)	except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(ii)

with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) solely prior to the occurrence and continuance of a Consultation Termination Event, and

(c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(iii)	with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;

(iv)	solely after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor; and

(v)	except with respect to any Excluded RRCP Mortgage Loan, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, the Risk Retention Consultation Party.

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, and/or (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Operating Advisor Consultation Trigger Event has occurred and is continuing, (C) the Risk Retention Consultation Party will not be a Consulting Party with respect to any Mortgage Loan that is an Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in clause (v) of the immediately preceding paragraph, and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, the Operating Advisor, the Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

The Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding non-Specially Serviced Loans as to which the Operating Advisor has consultation rights following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder or any Uncertificated Interest

Owner. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard“ means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and the Uncertificated Interest Owners (as a collective whole), and not any particular Class of those Certificateholders or any particular Uncertificated Interest Owners (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) as to any Specially Serviced Loan, prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event, promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) as to any Serviced Loan, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (whether or not a Control Termination Event is continuing), simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if an Operating Advisor Consultation Trigger Event exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report“ with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event exists, Major Decisions on non-Specially Serviced Loans, (ii) each related Final Asset Status Report, (iii) if an Operating Advisor Consultation Trigger Event exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when an Operating Advisor Consultation Trigger Event does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders and the Uncertificated Interest Owners other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information“ means (i) any correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege).

“Privileged Information Exception“ means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party“), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loans”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event).

An “Operating Advisor Consultation Trigger Event“ will occur when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. With respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor.

The Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of these calculations and, in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event, any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder, the Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed an Operating Advisor Consultation Trigger Event, and the Operating Advisor may if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report“) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans, and after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, with respect to Major Decisions on Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder, the Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with (x) the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement and (y) the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

If the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders and Uncertificated Interest Owners (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event“) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)        the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and the Uncertificated VRR Interest Owners electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Uncertificated VRR Interest Owners, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor“ means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s Investors Service, Inc. (“Moody’s“), Fitch, KBRA, S&P and/or DBRS, Inc. (“DBRS Morningstar“), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Risk Retention Consultation Party, the Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates), (v) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Uncertificated Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless an Operating Advisor Consultation Trigger Event exists), any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the Uncertificated Interest Owners (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the Uncertificated Interest Owners (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and Uncertificated Interest Owners (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such

Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Whole Loan, expose any Certificateholder, any Uncertificated VRR Interest Owner or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Certificateholders and the Uncertificated VRR Interest Owners by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders and the Uncertificated VRR Interest Owners, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger“ will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 15.3% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. Notwithstanding the foregoing, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which BMO was a sponsor in a public offering of CMBS with a securitization closing date on or after October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor), the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor) and June 30, 2022 was approximately 0.0%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder, the Risk Retention Consultation Party and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent

Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)       Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)       Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report“). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)       Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or DBRS Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations

Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, the Risk Retention Consultation Party, the Retaining Third Party Purchaser or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Uncertificated Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and Uncertificated Interest Owners), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates or Uncertificated Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and Uncertificated Interest Owners electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset

Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner of a Certificate to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and

Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

The “Enforcing Servicer” means (a) with respect to a Specially Serviced Loan, the Special Servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Holder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any Person other than the Special Servicer, the Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice“) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder“ means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the Uncertificated VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party“) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;

(2)	the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency;

(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation“ means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination“), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and Uncertificated Interest Owners of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Regular Certificates and Uncertificated Interests as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates and cancellation of the Uncertificated VRR Interest at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Whole Loans, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates and the Uncertificated Interests, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount“ will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) and the Uncertificated Interests for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A, Class X-B, Class X-D and Class X-E Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Whole Loan are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Whole Loan is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Whole Loan; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Whole Loan.

●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.

●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.

●

The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Whole Loan. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)).

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.

●	With respect to each Outside Serviced Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of a Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; provided, further, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan may waive its right to appoint a directing holder and exercise any of the directing holder’s rights which includes the right to replace the Park West Village Special Servicer.

●	With respect to each Outside Serviced Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Whole Loans, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time. Also notwithstanding the foregoing, in the case of any Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan.

●

If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Whole Loan that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement; provided, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that if the Park West Village Whole Loan becomes a defaulted loan, then in connection with any sale of the Park West Village Companion Loan that is part of the BBCMS 2022-

C17 CMBS transaction, the Park West Village Special Servicer will be required to sell the Park West Village Mortgage Loan, the related Pari Passu Companion Loans and the related Subordinate Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA, subject to the consent rights of the holders of Park West Village Note B-A and Park West Village Note B-B; provided further, that notwithstanding the foregoing, in the case of the Park West Village Whole Loan, the Park West Village Special Servicer is permitted to sell the Park West Village Mortgage Loan or the related Pari Passu Companion Loans separately from the Park West Village Subordinate Companion Loans if directed by the directing certificateholder for the certificates backed by such Park West Village Mortgage Loan or the related directing certificateholder or controlling class representative for the certificates backed by such Pari Passu Companion Loans.

●	With respect to each Outside Serviced Whole Loan, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of any Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; provided further, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan may waive its right to appoint a directing holder and exercise any of the directing holder’s rights which include the right to approve or consult on the implementation of any asset status report and the taking of material servicing decisions.

●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Whole Loan without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.

●	The Mortgaged Property securing each Outside Serviced Whole Loan will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $2,000,000 or more or (b) at least once every other calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.

●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

●

With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.

●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans; provided that, in the case of the 111 River Street Whole Loan, the BMO 2022-C1 PSA provides that the loan-specific controlling class representative for the certificates backed by the 111 River Street Subordinate Companion Loan will have the right to post cash or a letter of credit in respect of all or some portion of an appraisal reduction amount for purposes of the preventing the occurrence of a 111 River Street Control Appraisal Period; provided further, in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan will have the right to post cash or a letter of credit in respect of all or some portion of an appraisal reduction amount for purposes of the preventing the occurrence of a Park West Village Note B-A Control Appraisal Period.

●	With respect to the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that in connection with a workout that results in an increase in the interest rates on the Park West Village Notes, the Park West Village Servicer is required to deposit additional amounts in excess of the amount of interest, principal and other amounts that were payable on such date under the original terms of the related mortgage loan agreement (without giving effect to such workout) into a reserve account. In the event that any Park West Village Note A or Park West Village Note B-A is in a securitization trust, the consent rights of any related Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder to increase the interest rates on the Park West Village Notes will be exercised by the Park West Village Special Servicer with the consent of the applicable directing certificateholder or controlling class representative appointed under the BBCMS 2022-C17 PSA (in the case of Park West Village Note A-1 or the Park West Village Note B-A) or the related special servicer for the non-lead securitization trust with the consent of the applicable non-lead securitization subordinate class representative appointed under the non-lead securitization pooling and servicing agreement (in the case of any other Park West Village Note A). See “The Whole Loans—The Park West Village Pari Passu-AB Whole Loan—Park West Village Excess Collections Reserve Account” above for more information.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Whole Loan, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Whole Loan under “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Whole Loan is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. See “Description of the Mortgage Pool—The Whole Loans”.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Controlling Class Representative is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or the Controlling Class Representative is not entitled to consent or consult, as applicable, under the related Co-Lender Agreement), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions); and provided further, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder, an Uncertificated Interest Owner or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●

If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder, an Uncertificated Interest Owner or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from October 1, 2022, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the Uncertificated Interests not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of

Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates and the Combined VRR Interest occur when the principal balance of a Mortgage Loan is reduced without an equal distribution (taking into account the allocation of amounts among the Non-Vertically Retained Principal Balance Certificates, on the one hand, and the Combined VRR Interest, on the other hand) to applicable Certificateholders and the Uncertificated VRR Interest Owners in reduction of the Certificate Balances of the Principal Balance Certificates and the Uncertificated VRR Interest Balance. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Non-Vertically Retained Principal Balance Certificates as a result of the application of applicable Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Applicable Realized Losses will be allocated to the respective Classes of the Non-Vertically Retained Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Scheduled Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Non-Vertically Retained Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates.

Holders of the Non-Vertically Retained Principal Balance Certificates will be affected to the extent of the Non-Vertically Retained Percentage of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-S, Class B and Class C Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A and Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions“):

(i)       each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR“), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)       there are no delinquencies or defaults;

(iii)      scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)      no prepayment premiums or yield maintenance charges are collected;

(v)       no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)      no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)      the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)     there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)      distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in November 2022;

(x)       the Certificates will be issued on October 7, 2022;

(xi)      the Pass-Through Rate with respect to each Class of Non-Vertically Retained Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)     the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates (in the case of a 0% CPR scenario);

(xiii)    all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)     with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)      the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)     there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)    with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loans, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 Certificates, the percentage of the related potential minimum and maximum initial Certificate Balances, respectively) of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	81%	81%	81%	81%	81%
October 15, 2024	59%	59%	59%	59%	59%
October 15, 2025	32%	32%	32%	32%	32%
October 15, 2026	2%	0%	0%	0%	0%
October 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.31	2.30	2.30	2.30	2.30
First Principal Payment Date	November 2022	November 2022	November 2022	November 2022	November 2022
Last Principal Payment Date	November 2026	October 2026	October 2026	September 2026	August 2026

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	99%	99%	97%	76%
October 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.65	4.63	4.61	4.58	4.34
First Principal Payment Date	November 2026	October 2026	October 2026	September 2026	August 2026
Last Principal Payment Date	August 2027	August 2027	August 2027	August 2027	August 2027

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030	60%	56%	50%	42%	0%
October 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.84	7.83	7.81	7.79	7.59
First Principal Payment Date	March 2030	December 2029	December 2029	December 2029	December 2029
Last Principal Payment Date	November 2030	November 2030	November 2030	November 2030	August 2030

Percentages of the Maximum Initial Certificate Balance ($165,000,000)(1)
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030	100%	100%	100%	100%	100%
October 15, 2031	77%	76%	76%	74%	63%
October 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.47	9.44	9.40	9.37	9.22
First Principal Payment Date	June 2031	March 2031	March 2031	March 2031	August 2030
Last Principal Payment Date	August 2032	August 2032	July 2032	June 2032	April 2032

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	0%	0%	0%	0%	0%
October 15, 2023	0%	0%	0%	0%	0%
October 15, 2024	0%	0%	0%	0%	0%
October 15, 2025	0%	0%	0%	0%	0%
October 15, 2026	0%	0%	0%	0%	0%
October 15, 2027	0%	0%	0%	0%	0%
October 15, 2028	0%	0%	0%	0%	0%
October 15, 2029	0%	0%	0%	0%	0%
October 15, 2030	0%	0%	0%	0%	0%
October 15, 2031	0%	0%	0%	0%	0%
October 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	—	—	—	—	—
First Principal Payment Date	—	—	—	—	—
Last Principal Payment Date	—	—	—	—	—

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Maximum Initial Certificate Balance ($367,694,000)(1)
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030	100%	100%	100%	100%	100%
October 15, 2031	90%	89%	89%	88%	84%
October 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.71	9.68	9.66	9.61	9.43
First Principal Payment Date	June 2031	March 2031	March 2031	March 2031	August 2030
Last Principal Payment Date	September 2032	September 2032	September 2032	August 2032	June 2032

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and First Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($202,694,000)(1)
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030	100%	100%	100%	100%	100%
October 15, 2031	100%	100%	100%	100%	100%
October 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.89	9.88	9.86	9.81	9.60
First Principal Payment Date	August 2032	August 2032	July 2032	June 2032	April 2032
Last Principal Payment Date	September 2032	September 2032	September 2032	August 2032	June 2032

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives and First Principal Payment Dates may be different than those shown above.

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	96%	96%	96%	96%	96%
October 15, 2028	72%	72%	72%	72%	72%
October 15, 2029	45%	45%	45%	45%	45%
October 15, 2030	17%	17%	17%	17%	18%
October 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.86	6.86	6.86	6.86	6.86
First Principal Payment Date	August 2027	August 2027	August 2027	August 2027	August 2027
Last Principal Payment Date	June 2031	June 2031	June 2031	June 2031	June 2031

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030	100%	100%	100%	100%	100%
October 15, 2031	100%	100%	100%	100%	100%
October 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.93	9.69
First Principal Payment Date	September 2032	September 2032	September 2032	August 2032	June 2032
Last Principal Payment Date	September 2032	September 2032	September 2032	September 2032	June 2032

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030	100%	100%	100%	100%	100%
October 15, 2031	100%	100%	100%	100%	100%
October 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	September 2032	September 2032	September 2032	September 2032	June 2032
Last Principal Payment Date	September 2032	September 2032	September 2032	September 2032	June 2032

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2023	100%	100%	100%	100%	100%
October 15, 2024	100%	100%	100%	100%	100%
October 15, 2025	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030	100%	100%	100%	100%	100%
October 15, 2031	100%	100%	100%	100%	100%
October 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	September 2032	September 2032	September 2032	September 2032	June 2032
Last Principal Payment Date	September 2032	September 2032	September 2032	September 2032	June 2032

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Three (3) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together with the Loan REMIC, the “Trust REMICs”). The REMIC created pursuant to a REMIC declaration effective as of August 17, 2022 (the “Icon One Daytona REMIC”), holds the Icon One Daytona Mortgage Loan and other related assets and has issued a class of uncertificated regular interests which will be held by the Lower-Tier REMIC, and a single residual interest, which will be represented by the Class R Certificates. The Icon One Daytona REMIC will be designated the “Loan REMIC”. The Certificate Administrator will be responsible for preparing and filing the REMIC election and REMIC tax returns for the Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (or, in the case of the Icon One Daytona Mortgage Loan, a regular interest in the Loan REMIC) and certain other assets (exclusive of any Excess Interest) and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates and a regular interest that corresponds to the Combined VRR Interest excluding the right to receive Excess Interest, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) compliance with the Loan REMIC declaration and the continued qualification of the REMIC formed thereunder, (iv) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (v) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide

“reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates and the Uncertificated VRR Interest may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates and the Uncertificated VRR Interest Owners qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under

Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the Combined VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the Combined VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class     Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class     Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution.

Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class     Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of the Combined VRR Interest, the related Certificateholder or Uncertificated VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the right to receive Excess Interest.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)

obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the Loan REMIC, as applicable, will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Loan REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Loan REMIC (through the actions of the related Outside Special Servicer), generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC or the Loan REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine (and, in the case of the Icon One Daytona Mortgage Loan, it is expected that the related Outside Special Servicer will be required to determine) generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Loan REMIC, as applicable, to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”), and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code. See “—Exempt Plans”, below.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgage-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

With respect to the 111 River Street Mortgage Loan (1.4%), Prospective investors should note that the California State Teachers’ Retirement System (“CalSTRS”), which is a governmental plan, as of loan origination, owns approximately 99% of the indirect interest in the preferred member, which owns 100% of the indirect preferred interests in each borrower under the Mortgage Loan. Persons who have an ongoing relationship with the CalSTRS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of BMO Capital Markets Corp., Prohibited Transaction Exemption (“PTE”) 2006-07, 71 Federal Register 32134 (June 2, 2006), and substantially identical prohibited transaction exemptions to Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991) and the predecessor of UBS Securities LLC, PTE 91-22, 56 Fed. Reg. 15933 (April 18, 1991), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter

Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,

2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,

●	having a specified relationship to this person, or

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan, as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Unless an exemption applies or the transaction is not otherwise prohibited, Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of PTCE 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York. Six (6) of the Mortgaged Properties (16.2%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

New Jersey. Four (4) of the Mortgaged Properties (10.9%) are located in New Jersey.

In New Jersey, the action is commenced by the filing of a complaint naming as defendants all parties having an interest in the real property or in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage, and when it is desired to foreclose. If a lease predates the mortgage and the lease does not provide it is subordinate to all future mortgages, or the tenant, at the time of the loan, does not enter into a subordination agreement, that lease cannot be foreclosed in the action. Leases that are subordinate to the mortgage, either because they postdate the mortgage, or have been subordinated, can be terminated by the lender by joining the tenant as a defendant in the action unless the lender has entered into a non-disturbance and attornment agreement with the tenant. Each defendant must then be served with a copy of the complaint and given in most cases no less than 35 days to respond. Delays in prosecution of the foreclosure may occasionally result from difficulties in locating necessary parties for service of the complaint. If an answer or other responsive pleading is filed raising defenses to the foreclosure the case will be deemed a contested matter and handled like any other civil action in the county where the property is located. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming, involving depositions, motions and perhaps a trial. After the legal issues involved in the contest are resolved, if the mortgagee prevails, the court refers the matter to the “Office of Foreclosure” located in the Office of Foreclosure in the office of the Superior Court Clerk in Trenton, which administers the foreclosure action if it is uncontested, or after the contest has been resolved in the lender’s favor. The Office of Foreclosure will then, upon application of the lender, process a judgment in favor of the lender containing the amounts due to the lender, and will issue a writ of execution to the sheriff of the county in which the property is located directing the sheriff to arrange for a public auction for the property to raise the amount adjudged to be owed to the lender. This can take time depending upon the workload in the Office of Foreclosure, which also handles a heavy volume of home foreclosures. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 60 days after entry of judgment. However, the actual time is subject to the number of sales being processed and can take as long as six months in some counties. During that time, the sheriff must advertise the sale at least once a week for four weeks. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending upon the local sheriff’s procedures). Notice of the sheriff’s sale must be provided to all the defendants, and to the New Jersey Division of Taxation under New Jersey’s Bulk Sale Act. For ten days after the sale, the borrower can still redeem the property by paying all amounts due.

For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against a borrower or guarantor, when the loan is recourse to the borrower, or a guarantor, the lender must commence a separate action in Law Division of the Superior Court on the Note and/or any guaranty. This action can be commenced at any time and is not required to await completion of the foreclosure. However, that court will usually wait until the foreclosure has been completed to calculate the defendant’s liability, giving credit for the amounts raised at the sheriff’s sale, and in no event less than the fair market value of the property based on evidence presented as to the value of the real property in the Law Division action. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Like the general rule, if the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at foreclosure will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. New Jersey law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender, and the commission due the sheriff. At the sheriff’s sale, an auction takes place and the lender is entitled to bid against any members of the public in attendance. The lender, however, is not required to put up any money unless and until the bids exceed the amounts due to the lender under the foreclosure judgment.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;

●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and/or Class A-SB Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each class of Offered Certificates set forth below.

Class	BMO Capital Markets Corp.	Citigroup Global Markets Inc.	UBS Securities LLC	Regions Securities LLC	Bancroft Capital, LLC	Drexel Hamilton, LLC
Class A-1	$	$	$	$	$	$
Class A-2	$	$	$	$	$	$
Class A-3	$	$	$	$	$	$
Class A-4	$	$	$	$	$	$
Class A-5	$	$	$	$	$	$
Class A-SB	$	$	$	$	$	$
Class X-A	$	$	$	$	$	$
Class X-B	$	$	$	$	$	$
Class A-S	$	$	$	$	$	$
Class B	$	$	$	$	$	$
Class C	$	$	$	$	$	$

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[___________].

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2022, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, asset backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the Offered Certificates). No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BMO Capital Markets Corp., one of the underwriters, is an affiliate of (i) the Depositor, and (ii) BMO (a Sponsor, an originator and the initial Risk Retention Consultation Party). Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (an originator, and a Sponsor). UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG (an originator and a Sponsor). Regions Securities LLC, one of the underwriters, is an affiliate of Sabal Capital II, LLC (an originator and a Sponsor). See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”. BMO, CREFI and UBS AG (or affiliates thereof) each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Whole Loans”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) BMO Capital Markets Corp., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (iii) UBS Securities LLC, one of the underwriters and one of the co-lead managers for this offering and (iv) Regions Securities LLC, one of the underwriters and one of the co-managers for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a Sponsor, of the purchase price for the BMO Mortgage Loans, (ii) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (iii) the payment by the Depositor to UBS AG, and affiliate of UBS Securities LLC, in its capacity as a Sponsor, of the purchase price for the UBS AG Mortgage Loans and (iv) the payment by the Depositor to Sabal, an affiliate of Regions Securities LLC, in its capacity as a Sponsor, of the purchase price for the Sabal Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of BMO Capital Markets Corp., Citigroup Global Markets Inc., UBS Securities LLC and Regions Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 151 West 42nd Street, New York, New York 10036, by telephone at 212-885-4000 or by website at https://capitalmarkets.bmo.com/en/.

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-255934) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Index of Certain Defined Terms

111 River Street A Notes	260
111 River Street Borrower Party	263
111 River Street Control Appraisal Period	263
111 River Street Controlling Noteholder	263
111 River Street Lead Securitization Note	260
111 River Street Lead Securitization Noteholder	262
111 River Street Major Decision	265
111 River Street Mortgage Loan	260
111 River Street Non-Controlling Note	264
111 River Street Non-Controlling Noteholder	264
111 River Street Non-Lead Note	265
111 River Street Non-Lead Securitization Subordinate Class Representative	264
111 River Street Note A Holder	260
111 River Street Note A Holders	260
111 River Street Note A Percentage Interest	262
111 River Street Note A Rate	262
111 River Street Note A-1	260
111 River Street Note A-1 Holder	262
111 River Street Note A-2	260
111 River Street Note A-4	260
111 River Street Note A-5	260
111 River Street Note B	260
111 River Street Note B Holder	260, 262
111 River Street Note B Percentage Interest	262
111 River Street Note B Rate	262
111 River Street Notes	260
111 River Street Pari Passu Companion Loans	260
111 River Street Restricted Holder	263
111 River Street Senior Notes	260
111 River Street Subordinate Companion Loan	260
111 River Street Subordinate Companion Loan Holder	260
111 River Street Triggering Event of Default	262
111 River Street Whole Loan	260
111 River Street Workout	261
17g-5 Information Provider	392
1986 Act	524
2015 Budget Act	530
30/360 Basis	372
3650 REIT	171, 282
3650 REIT Deal Team	282
3650 REIT Mortgage Loans	171, 282
3650 REIT Qualification Criteria	284
3650 Servicing	336
650 REIT Data Tape	283
A& R Hospitality Portfolio Release Price	223
AB Modified Loan	448
AB Whole Loan	170

Accelerated Mezzanine Loan	476
Acceptable Insurance Default	414
Actual/360 Basis	215
Additional Primary Servicing Compensation	332
Administrative Fee Rate	434
ADR	173
Advance Rate	419
Advances	418
Affiliate A Lender	229
Affiliate A Loan	229
Affiliate B Lender	229
Affiliate B Loan	229
Affiliate Loan Lender	229
Affirmative Asset Review Vote	488
Aggregate Available Funds	366
Aggregate Principal Distribution Amount	373
Allocated Cut-off Date Loan Amount	173
Ancillary Fees	429
Annual Debt Service	174
Anticipated Repayment Date	215
AOCs	196
Applied Realized Loss Amount	345
Appraisal Reduction Amount	446
Appraisal Reduction Event	445
Appraised Value	174
Appraised-Out Class	449
Appraiser	447
Approved Exchange	18
Approximate Initial Credit Support	3
ARD	175
ARD Loan	215
ASRs	308
Assessment of Compliance	451
Asset Representations Reviewer	338
Asset Representations Reviewer Asset Review Fee	435
Asset Representations Reviewer Ongoing Fee	435
Asset Representations Reviewer Ongoing Fee Rate	435
Asset Representations Reviewer Termination Event	492
Asset Representations Reviewer Upfront Fee	435
Asset Review	489
Asset Review Notice	489
Asset Review Quorum	489
Asset Review Report	491
Asset Review Report Summary	491
Asset Review Standard	490
Asset Review Trigger	487
Asset Review Vote Election	488
Assumed Certificate Coupon	353
Assumed Final Distribution Date	379
Assumption Fees	429
Attestation Report	451

Available Funds	366
Balloon Balance	175
Balloon Mortgage Loans	215
Bank Act	267
Bankruptcy Code	164
Base Interest Fraction	378
BBCMS 2022-C17 PSA	239
BCBS	167
BMO	171, 267
BMO 2022-C1	261
BMO 2022-C1 PSA	260
BMO Data File	268
BMO Financial	267
BMO Harris	267
BMO Mortgage Loan(s)	171
BMO Mortgage Loans	171, 267
BMO Park West Village Note(s)	171
BMO Securitization Database	268
BMO VRR Interest Portion	343
Borrower Delayed Reimbursements	428
Borrower Party	476
B-Piece Buyer	141
CalSTRS	536
CBE	517
CDI 202.01	167
CDIC	158
CDIC Act	158
CDTC	323
CEAs	196
Certificate Owner	387
Certificateholder	386
Certificateholder Quorum	459
Certificateholder Repurchase Request	494
Certificates	4
Certificates	364
Certifying Certificateholder	396
CGCMT 2022-GC48 PSA	255
CGMRC	274
Class	364
Class A-SB Scheduled Principal Balance	368
Class X Certificates	3
Class X Certificates	364
Class X Strip Rate	372
Clearstream	393
Clearstream Participants	395
Closing Date	172, 364
CMBS	163, 325
CMBS B-Piece Securities	348
Code	522
Co-Lender Agreement	233
Collateral Deficiency Amount	449
Collection Account	422
Collection Period	368
Combined VRR Available Funds	345
Combined VRR Interest	4, 343, 344, 365
Combined VRR Interest Balance	344
Combined VRR Interest Owner	343
Communication Request	396
Companion Loan	170

Companion Loan Holder	407
Companion Loan Rating Agency	457
Companion Note	230
Compensating Interest Payment	380
Computershare	323
Computershare Limited	322
Computershare Trust Company	322
Consent Fees	428
Constraining Level	353
Consultation Election Notice	496
Consultation Requesting Certificateholder	496
Consultation Termination Event	475
Consulting Party	478
Control Eligible Certificates	475
Control Shift Note	233
Control Termination Event	475
Controlling Class	475
Controlling Class Certificateholder	475
Controlling Class Representative	474
Controlling Companion Loan	409
Controlling Note	231
Controlling Note Holder	231
Controlling Pari Passu Companion Loan	409
Controlling Pari Passu Companion Loan Securitization Date	409
Corrected Loan	414
Corresponding Principal Balance Certificates	4, 365
COVID-19	67
CPR	511
CPY	354
Credit Risk Retention Rules	343
CREFC®	383
CREFC® Intellectual Property Royalty License Fee	434
CREFC® Intellectual Property Royalty License Fee Rate	434
CREFC® Reports	383
CREFI	171, 274
CREFI Data File	275
CREFI Mortgage Loans	171
CREFI Securitization Database	275
Crossed Group	175
Cross-Over Date	371
CRR	165
CTS	323
Cumulative Appraisal Reduction Amount	448
Cure/Contest Period	490
Custodian	471
Cut-off Date	170
Cut-off Date Balance	170
Cut-off Date DSCR	177
Cut-off Date Loan-to-Value Ratio	175
Cut-off Date LTV Ratio	175
DBRS Morningstar	325, 485
Debt Service Coverage Ratio	177
Debt Yield on Underwritten NCF	176
Debt Yield on Underwritten Net Cash Flow	176

Debt Yield on Underwritten Net Operating Income	176
Debt Yield on Underwritten NOI	176
Defaulted Mortgage Loan	432
Defeasance Deposit	219
Defeasance Loans	219
Defeasance Lock Out Period	219
Defeasance Option	219
Defective Mortgage Loan	405
Definitive Certificate	393
Delegated Directive	16
Delinquent Loan	488
Depositaries	393
Depositor	172, 321
Determination Date	365
DHCR	96, 184
Diligence File	399
Directing Holder	474
Disclosable Special Servicer Fees	433
Discount Yield	352
Dispute Resolution Consultation	496
Dispute Resolution Cut-off Date	496
Dispute Resolution Requesting Holder	496
Distribution Account	422
Distribution Date	365
Distributor	14
DN	196
Document Defect	399
Dodd-Frank Act	166
DSCR	177
DTC	393
DTC Participants	394
DTC Rules	394
Due Date	214, 368
Due Diligence Questionnaire	269, 275
Due Period	368
DY	310
EDGAR	567
EEA	15
Eligible Asset Representations Reviewer	491
Eligible Operating Advisor	485
Enforcing Party	496
Enforcing Servicer	495
Environmental Condition	557
ERISA	533
ERISA Plans	533
ESA	193
Escrow/Reserve Mitigating Circumstances	287, 306
EU	165
EU Due Diligence Requirements	165
EU Institutional Investor	165
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Retail Investor	15
EU Securitization Regulation	16, 165
Euroclear	393
Euroclear Operator	395
Euroclear Participants	395
EUWA	13, 165

Excess Interest	215
Excess Interest Distribution Account	423
Excess Liquidation Proceeds	424
Excess Liquidation Proceeds Reserve Account	423
Excess Modification Fees	428
Excess Penalty Charges	429
Excess Prepayment Interest Shortfall	381
Exchange Act	266
Excluded Controlling Class Holder	390
Excluded Controlling Class Mortgage Loan	475
Excluded Information	390
Excluded Mortgage Loan	475
Excluded Mortgage Loan Special Servicer	459
Excluded RRCP Mortgage Loan	347
Excluded Special Servicer	136
Excluded Special Servicer Information	390
Excluded Special Servicer Mortgage Loan	459
Exemption Rating Agency	537
Expected Price	356
Expected Prices	356
FATCA	532
FDIC	157
FETL	18
FIEL	18
Final Asset Status Report	480
Final Dispute Resolution Election Notice	497
Final Recovery Determination	250
Financial Promotion Order	14
Fitch	456
Form 8-K	266
FPO Persons	14
FSCMA	18
FSMA	13, 165
Future Outside Servicing Agreement	409
GAAP	343
Hard Lockbox	177
HRR Certificates	4, 343, 348
HSTP Act	96
HTC	213
HTC Investor	210, 214, 228
HTC Recapture Period Expiration Date	210
HTCs	210, 228
IAIs	184
Icon One Daytona REMIC	522
Impermissible Risk Retention Affiliate	452
Impermissible TPP Affiliate	452
Indirect Participants	394
Initial Pool Balance	170
Initial Rate	215
Initial Requesting Certificateholder	494
In-Place Cash Management	177
Institutional Investor	18
Interest Accrual Amount	373
Interest Accrual Period	373
Interest Distribution Amount	373
Interest Only Mortgage Loans	215
Interest Reserve Account	423
Interest Shortfall	373

Interested Person	470
Interest-Only Certificates	364
Investment Company Act	1
Investor Certification	385
IRS	523
Issuing Entity	170
Japanese Retention Requirement	19
JFSA	19
Joint-Seller Mortgage Loan	397
JRR Rule	19
KBRA	456
KKR	348
KKR Aggregator	348
La Habra Remedial Work	195
Largest Tenant	177
Largest Tenant Lease Expiration	177
Lender Liability Act	557
Lennar	288
Liquidation Fee	431
Liquidation Fee Rate	431
Liquidation Proceeds	431
LMF	171, 288
LMF Data Tape	293
LMF Mortgage Loans	171, 289
LMF Review Team	292
Loan Per Unit	177
Loan REMIC	522
LOI	310
Loss of Value Payment	403
Loss of Value Reserve Fund	424
Losses	333
Lower-Tier Regular Interests	522
Lower-Tier REMIC	522
Lower-Tier REMIC Distribution Account	422
LTV	310
LTV Ratio at Maturity/ARD	177
LUST	194
MAI	446
Major Decision	472
Major Decision Reporting Package	473
Managing Member of the Master Lessee	210
MAS	17
Master Lease	210
Master Lessee	210, 213
Master Servicer Remittance Date	418
Material Breach	402
Material Defect	402
Material Document Defect	399
Maturity Date/ARD Loan-to-Value Ratio	177
Maturity Date/ARD LTV Ratio	177
MCIs	184
Midland	325
MIFID II	15
MOA	343
Modeling Assumptions	511
Modification Fees	429
Monthly Payment	367
Moody’s	485
Mortgage	170

Mortgage File	397
Mortgage Loan Purchase Agreement	397
Mortgage Loan Schedule	411
Mortgage Loan Sellers	171
Mortgage Loans	170
Mortgage Note	170
Mortgage Pool	170
Mortgage Rate	372
Mortgaged Property	170
Most Recent NOI	178
Net Cash Flow	179
Net Mortgage Pass-Through Rate	372
Net Mortgage Rate	372
NFIP	112
NI 33-105	19
NMED	197
Non-Controlling Note	231
Non-Controlling Note Holders	231
Non-Offered Certificates	364
Nonrecoverable Advance	420
Non-Reduced Certificates	387
Non-U.S. Tax Person	532
Non-Vertically Retained Available Funds	367
Non-Vertically Retained Certificates	3, 364
Non-Vertically Retained Percentage	345
Non-Vertically Retained Principal Balance Certificates	3, 365
Non-Vertically Retained Regular Certificates	365
Notional Amount	365
NRSRO	385, 541
NRSRO Certification	387
Occupancy	178
Occupancy Date	179
Offered Certificates	364
OID Regulations	524
OLA	158
Operating Advisor	338
Operating Advisor Annual Report	483
Operating Advisor Consultation Trigger Event	359, 482
Operating Advisor Consulting Fee	434
Operating Advisor Fee	434
Operating Advisor Fee Rate	434
Operating Advisor Standard	480
Operating Advisor Termination Event	484
Original Balance	179
Other Crossed Loans	405
Outside Certificate Administrator	409
Outside Controlling Class Representative	409
Outside Controlling Note Holder	408, 474
Outside Custodian	409
Outside Depositor	409
Outside Operating Advisor	409
Outside Securitization	409
Outside Serviced Companion Loan	408
Outside Serviced Mortgage Loan	409
Outside Serviced Pari Passu Companion Loan	408

Outside Serviced Pari Passu Whole Loan	408
Outside Serviced Pari Passu-AB Whole Loan	408
Outside Serviced Subordinate Companion Loan	408
Outside Serviced Whole Loan	408
Outside Servicer	409
Outside Servicer Fee Rate	440
Outside Servicing Agreement	409
Outside Special Servicer	409
Outside Trustee	409
P&I Advance	418
PACE	127
Pads	181
Pari Passu Companion Loan	170
Pari Passu Indemnified Items	455
Pari Passu Indemnified Parties	455
Pari Passu Whole Loan	170
Pari Passu-AB Whole Loan	170
Park Bridge Financial	338
Park Bridge Lender Services	338
Park West Village A Notes	239
Park West Village Appraisal Reduction Amount	251
Park West Village Appraisal Reduction Event	251
Park West Village Appraised-Out Note	244
Park West Village Asset Representations Reviewer	240
Park West Village Borrower Restricted Party	244
Park West Village Certificate Administrator	239
Park West Village Co-Lender Agreement	239
Park West Village Control Appraisal Period	245
Park West Village Control Retention Period	245
Park West Village Controlling Note	243
Park West Village Controlling Noteholder	243
Park West Village Cumulative Appraisal Reduction Amount	251
Park West Village Defaulted Note Purchase Date	252
Park West Village Excess Collections	242
Park West Village Excess Collections Reserve Account	253
Park West Village Excess Liquidation Proceeds	242
Park West Village Excess Liquidation Reference Amount	242
Park West Village Lead Securitization Noteholder	249
Park West Village Major Decision	245
Park West Village Mortgage Loan	239
Park West Village Non-Controlling Note	249
Park West Village Non-Controlling Note Holder	249
Park West Village Non-Controlling Note Subordinate Class Representative	249
Park West Village Note A Holder	239
Park West Village Note A Holders	239

Park West Village Note B-A	239
Park West Village Note B-A Consultation Termination Event	247
Park West Village Note B-A Control Appraisal Period	247
Park West Village Note B-A Subordinate Companion Loan	239
Park West Village Note B-A Subordinate Companion Loan Holder	239
Park West Village Note B-B	239
Park West Village Note B-B Consultation Termination Event	247
Park West Village Note B-B Control Appraisal Period	248
Park West Village Note B-B Subordinate Companion Loan	239
Park West Village Note B-B Subordinate Companion Loan Holder	239
Park West Village Note Rate	242
Park West Village Noteholder	248
Park West Village Noteholders	239
Park West Village Notes	239
Park West Village Operating Advisor	240
Park West Village Pari Passu Companion Loans	239
Park West Village Purchase Notice	252
Park West Village Purchased Note	252
Park West Village Senior Notes	239
Park West Village Servicer	239
Park West Village Special Servicer	239
Park West Village Subordinate Companion Loan Holders	239
Park West Village Subordinate Companion Loans	239
Park West Village Subordinate Note Consultation Termination Event	249
Park West Village Subordinate Noteholders	243
Park West Village Trustee	239
Park West Village Whole Loan	239
Participants	393
Party in Interest	534
Pass-Through Rate	371
Payment Accommodation	446
Payment Accommodation Fee Cap	429
PCO	212
PCR	273, 281
Penalty Charges	429
Percentage Allocation Entitlement	345
Percentage Interest	366
Permitted Controlling Family Members	229
Permitted Investments	366
Permitted Special Servicer/Affiliate Fees	433
PF1 PSA	336
PFOA	196
PFOAS	196
PILOT	131
PIPs	198
Plan Asset Regulations	534
PNC Bank	327

Pooling and Servicing Agreement	407
Pooling and Servicing Agreement Party Repurchase Request	494
PRC	17
Preliminary Asset Review Report	490
Preliminary Dispute Resolution Election Notice	496
Prepayment Assumption	526
Prepayment Interest Excess	380
Prepayment Interest Shortfall	380
Prepayment Penalty Description	179
Prepayment Provision	179
Prime Rate	419
Principal Balance Certificates	4, 364
Principal Distribution Amount	374
Principal Shortfall	374
Privileged Information	481
Privileged Information Exception	481
Privileged Person	385
Product CCO	309
Professional Investors	17
Prohibited Prepayment	380
Promotion of Collective Investment Schemes Exemptions Order	14
Property Advances	418
Proposed Course of Action Notice	496
Prospectus	17
PTE	536
Put Option	228
Qualification Criteria	293
Qualified Investor	15
Qualified Mortgage	399
Qualified Substitute Mortgage Loan	404
Qualifying CRE Loan Percentage	344
RAO	196
Rated Final Distribution Date	379
Rating Agencies	562
Rating Agency	562
Rating Agency Confirmation	500
Rating Agency Declination	500
RCRA	557
Ready Capital Data Tape	308
Ready Capital Deal Team	308
Ready Capital Mortgage Loans	171
ReadyCap	171
ReadyCap Commercial	171, 307
ReadyCap Group	307
ReadyCap Group CCO	310
ReadyCap Mortgage Loan Seller	171
ReadyCap Mortgage Loan Sellers	307
Realized Loss	345, 382
REC	193
Record Date	366
Registration Statement	567
Regular Certificates	364
Regular Interestholder	524
Regular Interests	522
Regulation AB	451
Regulation RR	343

Related Group	179
Release Date	219
Relevant Persons	14
REMIC	522
REMIC LTV Test	162
REMIC Regulations	522
REO Account	424
REO Companion Loan	375
REO Loan	375
REO Mortgage Loan	375
REO Property	364
Repurchase Price	402
Repurchase Request	495
Requesting Certificateholder	496
Requesting Holders	449
Requesting Investor	396
Requesting Party	499
Required Credit Risk Retention Percentage	344
Requirements	561
Residual Certificates	364
Resolution Failure	495
Resolved	495
Restricted Group	537
Restricted Party	481
Retaining Parties	343
Retaining Sponsor	343
Retaining Third Party Purchaser	343
Review Materials	489
Revised Rate	215
RevPAR	179
Risk Retention Affiliate	452
Risk Retention Affiliated	452
Risk Retention Consultation Parties	347
Rooms	181
RR Interest	343
Rule 17g-5	387, 464
S&P	325, 456
Sabal	171, 300
Sabal Data Tape	301
Sabal Deal Team	301
Sabal Mortgage Loans	171, 300
Sabal Qualification Criteria	302
Scheduled Certificate Interest Payments	354
Scheduled Certificate Principal Payments	350
Scheduled Principal Distribution Amount	374
SCP	306, 329
SCP Parties	333
SCP Serviced Mortgage Loans	329
SCP Subservicer Termination Event	334
SCP Subservicing Agreement	331
SCSC	306
SEC	266
Secretary	158
Securities Act	451
Securitization Accounts	364
Securitization Regulations	165
Senior Certificates	364
Serviced AB Whole Loan	407
Serviced Companion Loan	407

Serviced Companion Loan Holder	407
Serviced Companion Loan Securities	137, 457
Serviced Loans	407
Serviced Mortgage Loans	407
Serviced Outside Controlled Companion Loan	408
Serviced Outside Controlled Mortgage Loan	408
Serviced Outside Controlled Whole Loan	407
Serviced Pari Passu Companion Loan	407
Serviced Pari Passu Companion Loan Holder	407
Serviced Pari Passu Whole Loan	407
Serviced Subordinate Companion Loan	407
Serviced Subordinate Companion Loan Holder	407
Serviced Whole Loan	407
Servicer Termination Events	455
Servicing Fee	427
Servicing Fee Rate	427
Servicing Function Participant	451
Servicing Shift Companion Loan	409
Servicing Shift Mortgage Loan	409
Servicing Shift Whole Loan	409
Servicing Standard	412
Servicing Transfer Event	413
SFA	17
SFO	17
Similar Law	539
SMC	171, 315
SMC Data Tape	316
SMC Mortgage Loan(s)	171
SMC Mortgage Loans	171, 315
SMC Park West Village Note(s)	171
SMMEA	541
Soft Lockbox	179
Soft Springing Lockbox	179
Special Servicer Decision	416
Special Servicing Fee	430
Special Servicing Fee Rate	430
Specially Serviced Loan	413
Split Mortgage Loan	170
Sponsors	172, 267
Springing Cash Management	179
Springing Lockbox	179
SR Due Diligence Requirements	165
SR Institutional Investors	166
Startup Day	522
Starwood	315
Starwood Review Team	316
Stated Principal Balance	374
Structured Product	17
Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance	324
Subordinate Certificates	364
Subordinate Companion Loan	170
Sub-Servicing Agreement	418
Superintendent	158
Sutherland Asset I	171, 307

Sutherland Partners	307
Swap Curve Interpolated Yield	351
Swap Priced Expected Price	354
Swap Priced Principal Balance Certificates	350
Target Price	353
TCO	212
Termination Purchase Amount	501
Terms and Conditions	395
Tests	489
The 111 River Street Co-Lender Agreement	260
Third Party Report	173
Threshold Collateral Issuer	243
Threshold Event Cash Collateral Account	250
Threshold Event Collateral	243
Threshold Event Cure	250
TIA	167
Title V	560
Trailing 12 NOI	178
Treasury Yield Interest-Only Certificates	350
Treasury Yield Interest-Only Expected Price	356
TRIPRA	113
Trust REMICs	522
Trustee/Certificate Administrator Fee	433
Trustee/Certificate Administrator Fee Rate	433
U.S. Tax Person	531
UBS	171
UBS AG, New York Branch	294
UBS AG, New York Branch Data Tape	295
UBS AG, New York Branch Deal Team	295
UBS AG, New York Branch Mortgage Loans	295
UBS Mortgage Loans	171
UBS Qualification Criteria	296
UBSRES	294
UK	13, 165
UK Due Diligence Requirements	165
UK Institutional Investor	165
UK MIFIR Product Governance Rules	14
UK PRIIPS Regulation	13
UK Prospectus Regulation	13
UK Qualified Investor	13
UK Retail Investor	13
UK Securitization Regulation	16, 165
Uncertificated Interest Owners	375
Uncertificated Interests	365
Uncertificated VRR Interest	365
Uncertificated VRR Interest Balance	344
Uncertificated VRR Interest Owner	343
Underwriter Entities	135
Underwriter Exemption	536
Underwriting Agreement	565
Underwritten EGI	180
Underwritten Expenses	179
Underwritten NCF	179
Underwritten NCF DSCR	177
Underwritten Net Cash Flow	179
Underwritten Net Operating Income	180

Underwritten NOI	180
Underwritten Revenues	180
Units	181
Unscheduled Principal Distribution Amount	374
Unsolicited Information	489
Updated Appraisal	465
Upper Unit	192, 223
Upper-Tier REMIC	522
Upper-Tier REMIC Distribution Account	422
UST	194
USTs	195
UW NCF DSCR	177
Vertical Risk Retention Allocation Percentage	346
Vertically Retained Percentage	345
VOC	195
Volcker Rule	167
Voting Rights	392
VRR Interest Distribution Amount	346
VRR Principal Distribution Amount	347
VRR Realized Loss Interest Distribution Amount	347
WAC Rate	372
Waterfall	308
Weighted Average Mortgage Rate	181
Wells Fargo	323
Wells Fargo Bank	323
WFDTC	323
Whole Loan	170
Whole Loan Custodial Account	422
Withheld Amounts	423
Workout Fee	430
Workout Fee Rate	430
Workout-Delayed Reimbursement Amount	422
Yield Curve Interpolated Yield	355
Yield Priced Certificates	350
Yield Priced Expected Price	356
YM Group A	378
YM Group A-S/B/C	378
YM Group D/E	378
YM Group E	378
YM Groups	378
Yorkshire & Lexington Towers A Notes	254
Yorkshire & Lexington Towers B Note	254
Yorkshire & Lexington Towers Borrower Party	257
Yorkshire & Lexington Towers Co-Lender Agreement	254
Yorkshire & Lexington Towers Control Appraisal Period	257

Yorkshire & Lexington Towers Controlling Note	257
Yorkshire & Lexington Towers Controlling Noteholder	257
Yorkshire & Lexington Towers Major Decision	259
Yorkshire & Lexington Towers Mortgage Loan	254
Yorkshire & Lexington Towers Non-Controlling Note	259
Yorkshire & Lexington Towers Non-Controlling Noteholder	259
Yorkshire & Lexington Towers Non-Lead Note	259
Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative	259
Yorkshire & Lexington Towers Note A Holder	254
Yorkshire & Lexington Towers Note A Holders	254
Yorkshire & Lexington Towers Note A Percentage Interest	256
Yorkshire & Lexington Towers Note A Rate	256
Yorkshire & Lexington Towers Note B Holder	254
Yorkshire & Lexington Towers Note B Percentage Interest	256
Yorkshire & Lexington Towers Note B Rate	256
Yorkshire & Lexington Towers Note B-1 Holder	256
Yorkshire & Lexington Towers Note B-2 Holder	256
Yorkshire & Lexington Towers Notes	254
Yorkshire & Lexington Towers Pari Passu Companion Loan Holders	254
Yorkshire & Lexington Towers Pari Passu Companion Loans	254
Yorkshire & Lexington Towers Restricted Holder	258
Yorkshire & Lexington Towers Senior Notes	254
Yorkshire & Lexington Towers Servicer	255
Yorkshire & Lexington Towers Special Servicer	255
Yorkshire & Lexington Towers Subordinate Companion Loan	254
Yorkshire & Lexington Towers Triggering Event of Default	257
Yorkshire & Lexington Towers Whole Loan	254
Yorkshire & Lexington Towers Workout	255

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ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

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BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County
								1	25
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	5.2%	100.0%	SMC, BMO, CREFI	BMO, SMC	Group A	NAP	784, 788 and 792 Columbus Avenue	New York	New York
2	Loan	12	1	Kingston Square Apartments	5.1%	100.0%	BMO	BMO	NAP	NAP	7171 East Twin Oaks Drive	Indianapolis	Marion
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	5.1%		BMO, SMC, CREFI	BMO	Group A	NAP	Various	New York	New York
3.01	Property		1	Yorkshire Towers	4.4%	86.1%					305 East 86th Street	New York	New York
3.02	Property		1	Lexington Towers	0.7%	13.9%					160 East 88th Street	New York	New York
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	5.1%		UBS AG	UBS AG	NAP	NAP	Various	Various	Various
4.01	Property		1	Memphis, TN	1.9%	37.7%					3456 Meyers Road	Memphis	Shelby
4.02	Property		1	Wetumpka, AL	1.6%	31.3%					3145 Elmore Road	Wetumpka	Elmore
4.03	Property		1	Rockford, IL	0.8%	16.0%					4650 Shepherd Trail	Rockford	Winnebago
4.04	Property		1	Iowa City, IA	0.5%	10.2%					2500 Highway 6 East	Iowa City	Johnson
4.05	Property		1	Versailles, KY	0.2%	4.8%					900 - 1000 Tyrone Pike	Versailles	Woodford
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	5.0%	100.0%	LMF	LMF	NAP	NAP	50 Tice Boulevard	Woodcliff Lake	Bergen
6	Loan	23	1	Center Pointe Plaza I	4.8%	100.0%	LMF	LMF	NAP	NAP	1301-1325 Churchmans Road	Newark	New Castle
7	Loan	6, 7, 18	3	Bayou City Portfolio	4.4%		SMC	SMC	NAP	NAP	Various	Various	Harris
7.01	Property		1	Creekside Apartments	1.8%	41.3%					3120 Decker Drive	Baytown	Harris
7.02	Property		1	Oak Glen Apartments	1.5%	34.0%					5500 Antoine Drive	Houston	Harris
7.03	Property		1	Sterling Crossing Apartments	1.1%	24.7%					4503 South Kirkwood Road	Houston	Harris
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	4.1%	100.0%	UBS AG, CREFI	UBS AG	NAP	NAP	469 7th Avenue	New York	New York
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	4.1%	100.0%	CREFI	CREFI	NAP	NAP	100 Ashley Drive South	Tampa	Hillsborough
10	Loan	12, 16, 20	1	Saks Fulfillment Center	3.8%	100.0%	BMO	BMO	NAP	NAP	250 Highland Park Boulevard	Wilkes Barre	Luzerne
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	3.7%	100.0%	CREFI	CREFI	NAP	NAP	2300 Haggerty Road	West Bloomfield	Oakland
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	3.4%		CREFI	CREFI	NAP	NAP	Various	Various	Various
12.01	Property		1	Chandler Tech Center	3.0%	88.5%					300 and 305 North 56th Street	Chandler	Maricopa
12.02	Property		1	Winn Dixie Prairieville	0.4%	11.5%					17682 Airline Highway	Prairieville	Ascension
13	Loan	4, 28, 33	1	ACME Mahwah	3.2%	100.0%	BMO	BMO	NAP	NAP	115-117 Franklin Turnpike	Mahwah	Bergen
14	Loan	3, 7, 18	1	South Michigan Avenue	3.1%	100.0%	BMO	BMO	NAP	NAP	2014-2036 and 2100 South Michigan Avenue	Chicago	Cook
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	3.1%		CREFI	CREFI	NAP	NAP	Various	Phoenix	Maricopa
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North	1.8%	58.3%					888 North 44th Street	Phoenix	Maricopa
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North	1.3%	41.7%					800 North 44th Street	Phoenix	Maricopa
16	Loan	12, 19, 20	1	La Habra Marketplace	2.8%	100.0%	3650 Real Estate Investment Trust 2 LLC	3650 REIT	NAP	NAP	1641 West Imperial Highway	La Habra	Orange
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	2.8%		3650 Real Estate Investment Trust 2 LLC	3650 REIT	NAP	NAP	Various	Various	Various
17.01	Property		1	Evergreen	0.6%	22.9%					12499 Evergreen Avenue	Detroit	Wayne
17.02	Property		1	Empire A&B	0.6%	21.0%					7625 Empire Drive	Florence	Boone
17.03	Property		1	Lone Oak	0.4%	15.3%					1313 Loan Oak Road	Eagan	Dakota
17.04	Property		1	Mound	0.2%	8.3%					24680 Mound Road	Warren	Macomb
17.05	Property		1	Rochester	0.2%	7.7%					1842 & 1890 Rochester Industrial Drive	Rochester Hills	Oakland
17.06	Property		1	Schoolcraft	0.2%	6.4%					39555 Schoolcraft Road	Plymouth Township	Wayne
17.07	Property		1	Wayne	0.1%	5.4%					32713 Schoolcraft Road	Livonia	Wayne
17.08	Property		1	Jeffries	0.1%	5.2%					34443 Schoolcraft Road	Livonia	Wayne
17.09	Property		1	Eckels	0.1%	4.3%					12707 Eckles Road	Plymouth	Wayne
17.10	Property		1	Martel	0.1%	3.6%					3120 Interstate 30	Little Rock	Pulaski
18	Loan	12, 19	1	Rising Sun Towne Centre	2.4%	100.0%	BMO	BMO	NAP	NAP	42-60 East Main Street	Rising Sun	Cecil
19	Loan	19	1	Icon One Daytona	2.1%	100.0%	3650 Real Estate Investment Trust 2 LLC	3650 REIT	Group B	NAP	1820 Legends Lane	Daytona Beach	Volusia
20	Loan	5, 12, 20	1	Lakeshore Marketplace	1.6%	100.0%	3650 Real Estate Investment Trust 2 LLC	3650 REIT	NAP	NAP	5103 South Harvey Street	Norton Shores	Muskegon
21	Loan	10	1	Union and Chapin Industrial	1.5%	100.0%	RC	ReadyCap	NAP	NAP	1051 Union Street and 1729 Chapin Road	Montebello	Los Angeles
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	1.4%	100.0%	CREFI, BMO, BCREI	BMO	NAP	NAP	101 Crawfords Corner Road	Holmdel	Monmouth
23	Loan	12, 19, 27, 33	1	111 River Street	1.4%	100.0%	BMO	BMO	NAP	NAP	111 River Street	Hoboken	Hudson
24	Loan	12, 19	1	Art Ovation Hotel	1.4%	100.0%	3650 Real Estate Investment Trust 2 LLC	3650 REIT	Group B	NAP	1255 North Palm Avenue	Sarasota	Sarasota
25	Loan	20	1	3455 Veterans Hwy	1.4%	100.0%	BMO	BMO	NAP	NAP	3455 Veterans Memorial Highway	Ronkonkoma	Suffolk
26	Loan	5, 19	1	Hampton Inn Richmond	1.4%	100.0%	BMO	BMO	NAP	NAP	1101 Technology Park Drive	Glen Allen	Henrico
27	Loan	1	1	Centerbrooke Self Storage	1.3%	100.0%	Greystone	ReadyCap	Group C	NAP	1032 Centerbrooke Lane	Suffolk	Suffolk City
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	1.2%		Sabal	Sabal	NAP	NAP	Various	Various	Various
28.01	Property		1	5959 South Harlem Avenue Building	0.8%	63.9%					5959 South Harlem Avenue	Chicago	Cook
28.02	Property		1	11825 Olive Street	0.2%	15.9%					11825 Olive Street	La Vista	Sarpy
28.03	Property		1	201 Tower Plaza	0.1%	10.7%					201 Tower Plaza	Belleville	Saint Clair
28.04	Property		1	318 N 25th St	0.1%	4.8%					318 North 25th Street	Saginaw	Saginaw
28.05	Property		1	1201 Pontiac Court	0.1%	4.6%					1201 Pontiac Court	Export	Westmoreland
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	1.1%	100.0%	Sabal	Sabal	NAP	NAP	175 Fontainebleau Boulevard	Miami	Miami-Dade
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	1.0%		SGFC, GSBI, BMO	BMO	NAP	NAP	Various	Various	Various
30.01	Property		1	Fairfield Inn Orange Beach	0.2%	20.1%					3111 Loop Road	Orange Beach	Baldwin
30.02	Property		1	Beachside Gulf Shores	0.2%	17.8%					610 West Beach Boulevard	Gulf Shores	Baldwin
30.03	Property		1	Home2Suites Mobile	0.1%	14.3%					5460 Inn Road	Mobile	Mobile
30.04	Property		1	Home2Suites Daphne	0.1%	12.9%					8943 Sawwood Street	Daphne	Baldwin
30.05	Property		1	Staybridge Suites Gulf Shores	0.1%	12.2%					3947 Gulf Shores Parkway	Gulf Shores	Baldwin
30.06	Property		1	Gulf Shores Motel 6	0.1%	7.1%					3025 West 1st Street	Gulf Shores	Baldwin
30.07	Property		1	Red Roof Pensacola	0.1%	6.4%					2591 Wilde Lake Boulevard	Pensacola	Escambia
30.08	Property		1	Quality Inn Gulf Shores	0.0%	4.9%					213 West Fort Morgan Road	Gulf Shores	Baldwin
30.09	Property		1	Red Roof Gulf Shores	0.0%	4.4%					3049 West 1st Street	Gulf Shores	Baldwin
31	Loan	5, 6	4	Central Texas Self Storage	1.0%		3650 Real Estate Investment Trust 2 LLC	3650 REIT	NAP	NAP	Various	Various	Various
31.01	Property		1	Copperas Cove	0.4%	40.2%					930 West Highway 190	Copperas Cove	Coryell
31.02	Property		1	Killeen	0.3%	32.6%					5708 East Rancier Avenue	Killeen	Bell
31.03	Property		1	Morgan's Point	0.2%	16.5%					1875 Morgan's Point Road	Morgan's Point Resort	Bell
31.04	Property		1	Temple	0.1%	10.7%					4800 South 31st Street	Temple	Bell
32	Loan		1	Bella Vista Village	0.9%	100.0%	BMO	BMO	NAP	NAP	270 East Hunt Highway	San Tan Valley	Pinal
33	Loan	4, 6	3	Sunset Apartment Portfolio	0.9%		Sabal	Sabal	NAP	NAP	Various	Bridgman	Berrien
33.01	Property		1	Sunset Landing	0.4%	47.5%					9587 Red Arrow Highway	Bridgman	Berrien
33.02	Property		1	Sunset Dunes	0.3%	39.3%					4738, 4764, 4788, 4812, 4838 Lake Street and 9719, 9720 Karen Court	Bridgman	Berrien
33.03	Property		1	Sunset Estates	0.1%	13.1%					9632-9648 Clark Street	Bridgman	Berrien
34	Loan	1	1	Warwick Self Storage	0.8%	100.0%	Greystone	ReadyCap	Group C	NAP	14750 Warwick Boulevard	Newport News	Newport News City

A-1-1

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County
35	Loan	6, 16	5	Knoxville MHC Portfolio	0.8%		SMC	SMC	NAP	NAP	Various	Various	Various
35.01	Property		1	Island Estates I	0.3%	33.3%					904 Trotter Way & 2149 Ridge Road	Pigeon Forge	Sevier
35.02	Property		1	Cove Lake South	0.2%	28.9%					452 Park Road	Caryville	Campbell
35.03	Property		1	Midtown Estates	0.1%	15.8%					150 Midtown Park Circle	Harriman	Roane
35.04	Property		1	Island Estates II	0.1%	11.4%					510 Ridge Road	Sevierville	Sevier
35.05	Property		1	Cove Lake North	0.1%	10.5%					103 Falin Lane	Caryville	Campbell
36	Loan		1	Super Mini Storage	0.8%	100.0%	Sabal	Sabal	NAP	NAP	7707 Stockton Boulevard	Sacramento	Sacramento
37	Loan	10	1	Village at Rankin	0.8%	100.0%	RC	ReadyCap	NAP	NAP	3237 Yanceyville Street	Greensboro	Guilford
38	Loan	16, 19	1	Albertsons Clovis	0.8%	100.0%	BMO	BMO	NAP	NAP	1905 North Prince Street	Clovis	Curry
39	Loan	1, 10, 12	1	LaGrange Pointe	0.7%	100.0%	CIBC	ReadyCap	NAP	NAP	51 East Cossitt Avenue	La Grange	Cook
40	Loan		1	Crowley Village	0.7%	100.0%	Sabal	Sabal	NAP	NAP	2000-2016 North Parkerson Avenue	Crowley	Acadia
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	0.7%		Sabal	Sabal	NAP	NAP	Various	Chicago	Cook
41.01	Property		1	4944-4946 North Harding Avenue	0.3%	38.7%					4944-4946 North Harding Avenue	Chicago	Cook
41.02	Property		1	6442-6444 North Hamilton Avenue	0.2%	32.1%					6442-6444 North Hamilton Avenue	Chicago	Cook
41.03	Property		1	4801 North Ridgeway Avenue	0.2%	29.2%					4801 North Ridgeway Avenue	Chicago	Cook
42	Loan	4, 16	1	Denton Multifamily	0.7%	100.0%	Sabal	Sabal	NAP	NAP	825-913 Juno Lane, 3800-3917 Huntington Road and 4008-4024 Sheraton Road	Denton	Denton
43	Loan	16	1	Scotland Court Industrial	0.6%	100.0%	Sabal	Sabal	NAP	NAP	22275 & 22325 South Scotland Court	Queen Creek	Maricopa
44	Loan	3, 10, 13, 16	1	561 Clinton Street	0.5%	100.0%	LMF	LMF	Group D	NAP	561 Clinton Street	Brooklyn	Kings
45	Loan	10	1	Greenhaven Townhouses	0.4%	100.0%	RC	ReadyCap	NAP	NAP	1407 Spring Street	Charlotte	Mecklenburg
46	Loan	10	1	Valley Paradise	0.4%	100.0%	RC	ReadyCap	NAP	NAP	15420 Vanowen Street	Van Nuys	Los Angeles
47	Loan	10	1	Harbor View Apartments	0.4%	100.0%	RC	ReadyCap	NAP	NAP	830-916 LaSalle Street and 1610 River Road	Jacksonville	Duval
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	0.4%	100.0%	LMF	LMF	Group D	NAP	2015 Walnut Street	Philadelphia	Philadelphia

A-1-2

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %
							2	2			3			6, 7	6, 7	6, 7
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NY	10025	Multifamily	High Rise	1950, 1958, 1963	2014	850	Units	220,588.24	37,500,000	37,500,000	37,500,000	4.65000%
2	Loan	12	1	Kingston Square Apartments	IN	46226	Multifamily	Garden	1963, 1992, 1995	2020-2022	523	Units	97,514.34	37,000,000	37,000,000	37,000,000	5.82000%
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	NY	Various	Multifamily	High Rise	Various	Various	808	Units	393,564.36	37,000,000	37,000,000	37,000,000	3.04000%
3.01	Property		1	Yorkshire Towers	NY	10028	Multifamily	High Rise	1964	2014, 2022	681	Units		31,841,719	31,841,719	31,841,719
3.02	Property		1	Lexington Towers	NY	10128	Multifamily	High Rise	1963	2014	127	Units		5,158,281	5,158,281	5,158,281
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	Various	Various	Industrial	Various	Various	Various	3,760,303	SF	19.95	37,000,000	37,000,000	37,000,000	6.11700%
4.01	Property		1	Memphis, TN	TN	38108	Industrial	Warehouse/Distribution	1973	2020	1,374,972	SF		13,936,667	13,936,667	13,936,667
4.02	Property		1	Wetumpka, AL	AL	36092	Industrial	Manufacturing	1997	2021-2022	735,231	SF		11,593,333	11,593,333	11,593,333
4.03	Property		1	Rockford, IL	IL	61103	Industrial	Warehouse/Distribution	1980	2019	517,574	SF		5,920,000	5,920,000	5,920,000
4.04	Property		1	Iowa City, IA	IA	52240	Industrial	Warehouse/Distribution	1964	2022	341,491	SF		3,774,000	3,774,000	3,774,000
4.05	Property		1	Versailles, KY	KY	40383	Industrial	Warehouse/Distribution	1964	2011	791,035	SF		1,776,000	1,776,000	1,776,000
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	NJ	07677	Office	Suburban	1984	2020	256,459	SF	142.32	36,500,000	36,500,000	34,094,201	5.88000%
6	Loan	23	1	Center Pointe Plaza I	DE	19713	Retail	Anchored	1997	NAP	238,348	SF	146.70	35,000,000	34,966,340	29,839,753	6.18000%
7	Loan	6, 7, 18	3	Bayou City Portfolio	TX	Various	Multifamily	Garden	Various	Various	633	Units	50,855.13	32,250,000	32,191,295	27,370,289	6.02000%
7.01	Property		1	Creekside Apartments	TX	77520	Multifamily	Garden	1978	2017	250	Units		13,331,475	13,307,208	11,314,305
7.02	Property		1	Oak Glen Apartments	TX	77091	Multifamily	Garden	1974	2017-2019	240	Units		10,952,830	10,932,893	9,295,570
7.03	Property		1	Sterling Crossing Apartments	TX	77072	Multifamily	Garden	1976	2018	143	Units		7,965,695	7,951,195	6,760,414
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	NY	10018	Office	CBD	1921	2012	269,233	SF	364.00	30,000,000	30,000,000	30,000,000	6.03000%
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	FL	33602	Office	CBD	1985	2022	389,624	SF	187.36	30,000,000	30,000,000	30,000,000	5.72000%
10	Loan	12, 16, 20	1	Saks Fulfillment Center	PA	18702	Industrial	Warehouse	1990	NAP	822,771	SF	72.92	27,500,000	27,500,000	27,500,000	6.17000%
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	MI	48323	Office	Medical	2004	NAP	135,459	SF	199.32	27,000,000	27,000,000	27,000,000	5.99000%
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	Various	Various	Various	Various	Various	Various	303,494	SF	80.73	24,500,000	24,500,000	24,500,000	5.93000%
12.01	Property		1	Chandler Tech Center	AZ	85226	Industrial	Flex	1999	2022	241,660	SF		21,679,900	21,679,900	21,679,900
12.02	Property		1	Winn Dixie Prairieville	LA	70769	Retail	Single Tenant	1998	NAP	61,834	SF		2,820,100	2,820,100	2,820,100
13	Loan	4, 28, 33	1	ACME Mahwah	NJ	07430	Retail	Single Tenant	1995	NAP	110,249	SF	208.62	23,000,000	23,000,000	23,000,000	5.01500%
14	Loan	3, 7, 18	1	South Michigan Avenue	IL	60616	Mixed Use	Multifamily/Retail	1910, 1951	2016	68	Units	331,176.47	22,520,000	22,520,000	22,520,000	5.92000%
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	AZ	85008	Hospitality	Various	Various	NAP	247	Rooms	90,283.40	22,300,000	22,300,000	22,300,000	5.59000%
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North	AZ	85008	Hospitality	Extended Stay	2020	NAP	119	Rooms		13,000,000	13,000,000	13,000,000
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North	AZ	85008	Hospitality	Limited Service	2019	NAP	128	Rooms		9,300,000	9,300,000	9,300,000
16	Loan	12, 19, 20	1	La Habra Marketplace	CA	90631	Retail	Anchored	1968-2002	2005-2019	372,476	SF	255.05	20,000,000	20,000,000	20,000,000	3.70000%
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	Various	Various	Industrial	Various	Various	Various	1,205,173	SF	49.70	20,000,000	20,000,000	20,000,000	5.51000%
17.01	Property		1	Evergreen	MI	48228	Industrial	Cold Storage	1965	2005, 2007, 2019	303,383	SF		4,570,952	4,570,952	4,570,952
17.02	Property		1	Empire A&B	KY	41042	Industrial	Warehouse/Distribution	1967	1976	326,569	SF		4,200,334	4,200,334	4,200,334
17.03	Property		1	Lone Oak	MN	55121	Industrial	Flex	1989	2019	113,184	SF		3,051,753	3,051,753	3,051,753
17.04	Property		1	Mound	MI	48091	Industrial	Manufacturing	1952-1954	2013	86,422	SF		1,656,093	1,656,093	1,656,093
17.05	Property		1	Rochester	MI	48309	Industrial	Manufacturing	1982, 1986, 1996	2004, 2010	68,902	SF		1,542,571	1,542,571	1,542,571
17.06	Property		1	Schoolcraft	MI	48170	Industrial	Manufacturing/Warehouse/Distribution	1999	2021	68,596	SF		1,282,137	1,282,137	1,282,137
17.07	Property		1	Wayne	MI	48150	Industrial	Warehouse/Distribution	1987	NAP	55,820	SF		1,075,125	1,075,125	1,075,125
17.08	Property		1	Jeffries	MI	48150	Industrial	Warehouse/Distribution	1976	2016, 2021-2022	55,547	SF		1,048,414	1,048,414	1,048,414
17.09	Property		1	Eckels	MI	48170	Industrial	Warehouse/Distribution	1989	NAP	42,300	SF		851,419	851,419	851,419
17.10	Property		1	Martel	AR	72206	Industrial	Warehouse/Distribution	1977	2001	84,450	SF		721,202	721,202	721,202
18	Loan	12, 19	1	Rising Sun Towne Centre	MD	21911	Retail	Anchored	1998	2008	146,853	SF	120.87	17,750,000	17,750,000	17,750,000	6.04000%
19	Loan	19	1	Icon One Daytona	FL	32114	Multifamily	Garden	2019	NAP	282	Units	177,304.96	15,000,000	15,000,000	15,000,000	3.77000%
20	Loan	5, 12, 20	1	Lakeshore Marketplace	MI	49444	Retail	Anchored	1995	2019	349,332	SF	61.56	12,000,000	11,848,574	10,904,861	4.08000%
21	Loan	10	1	Union and Chapin Industrial	CA	90640	Industrial	Manufacturing	1956, 1960	NAP	241,584	SF	46.57	11,250,000	11,250,000	8,163,908	5.26100%
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	NJ	07733	Office	Suburban	1962, 1964, 1982	2017	1,371,470	SF	153.12	10,000,000	10,000,000	10,000,000	5.11000%
23	Loan	12, 19, 27, 33	1	111 River Street	NJ	07030	Office	CBD	2002	NAP	557,719	SF	138.96	10,000,000	10,000,000	10,000,000	3.28000%
24	Loan	12, 19	1	Art Ovation Hotel	FL	34236	Hospitality	Full Service	2018	NAP	162	Rooms	354,938.27	10,000,000	10,000,000	8,842,115	5.90000%
25	Loan	20	1	3455 Veterans Hwy	NY	11779	Office	Suburban	2003	NAP	151,730	SF	197.72	10,000,000	10,000,000	10,000,000	5.63000%
26	Loan	5, 19	1	Hampton Inn Richmond	VA	23059	Hospitality	Limited Service	2006	2019	99	Rooms	99,909.95	9,900,000	9,891,085	8,522,235	6.52000%
27	Loan	1	1	Centerbrooke Self Storage	VA	23434	Self Storage	Self Storage	2015	2019	99,559	SF	95.42	9,500,000	9,500,000	9,500,000	3.60000%
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	Various	Various	Industrial	Warehouse/Distribution	Various	Various	211,805	SF	42.63	9,030,000	9,030,000	9,030,000	5.52000%
28.01	Property		1	5959 South Harlem Avenue Building	IL	60638	Industrial	Warehouse/Distribution	1959	2008	132,048	SF		5,773,450	5,773,450	5,773,450
28.02	Property		1	11825 Olive Street	NE	68128	Industrial	Warehouse/Distribution	2017	NAP	28,155	SF		1,437,482	1,437,482	1,437,482
28.03	Property		1	201 Tower Plaza	IL	62220	Industrial	Warehouse/Distribution	2009	NAP	26,689	SF		967,033	967,033	967,033
28.04	Property		1	318 N 25th St	MI	48601	Industrial	Warehouse/Distribution	1975	2000	15,425	SF		433,858	433,858	433,858
28.05	Property		1	1201 Pontiac Court	PA	15632	Industrial	Warehouse/Distribution	2012	NAP	9,488	SF		418,177	418,177	418,177
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	FL	33172	Office	Suburban	1974	2019	49,195	SF	160.59	7,900,000	7,900,000	6,959,812	4.78000%
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	Various	Various	Hospitality	Various	Various	Various	724	Rooms	87,016.57	7,250,000	7,250,000	6,677,396	6.06100%
30.01	Property		1	Fairfield Inn Orange Beach	AL	36561	Hospitality	Limited Service	2008	2022	116	Rooms		1,454,028	1,454,028	1,339,189
30.02	Property		1	Beachside Gulf Shores	AL	36542	Hospitality	Limited Service	1985	2022	97	Rooms		1,290,845	1,290,845	1,188,895
30.03	Property		1	Home2Suites Mobile	AL	36619	Hospitality	Extended Stay	2019	NAP	97	Rooms		1,038,476	1,038,476	956,458
30.04	Property		1	Home2Suites Daphne	AL	36527	Hospitality	Extended Stay	2021	NAP	89	Rooms		933,984	933,984	860,218
30.05	Property		1	Staybridge Suites Gulf Shores	AL	36542	Hospitality	Extended Stay	2009	2020-2021	88	Rooms		885,306	885,306	815,384
30.06	Property		1	Gulf Shores Motel 6	AL	36542	Hospitality	Limited Service	2003	2018	60	Rooms		513,369	513,369	472,823
30.07	Property		1	Red Roof Pensacola	FL	32526	Hospitality	Limited Service	1996	NAP	74	Rooms		460,893	460,893	424,492
30.08	Property		1	Quality Inn Gulf Shores	AL	36542	Hospitality	Limited Service	2000	2019	54	Rooms		352,833	352,833	324,967
30.09	Property		1	Red Roof Gulf Shores	AL	36542	Hospitality	Limited Service	1996	2018	49	Rooms		320,266	320,266	294,971
31	Loan	5, 6	4	Central Texas Self Storage	TX	Various	Self Storage	Self Storage	Various	NAP	97,954	SF	71.97	7,050,000	7,050,000	7,050,000	6.05000%
31.01	Property		1	Copperas Cove	TX	76522	Self Storage	Self Storage	1986, 2004, 2008	NAP	37,879	SF		2,831,799	2,831,799	2,831,799
31.02	Property		1	Killeen	TX	76543	Self Storage	Self Storage	2006	NAP	28,850	SF		2,300,837	2,300,837	2,300,837
31.03	Property		1	Morgan's Point	TX	76513	Self Storage	Self Storage	2005	NAP	18,275	SF		1,165,167	1,165,167	1,165,167
31.04	Property		1	Temple	TX	76502	Self Storage	Self Storage	1986	NAP	12,950	SF		752,197	752,197	752,197
32	Loan		1	Bella Vista Village	AZ	85143	Retail	Unanchored	2004	NAP	33,271	SF	195.37	6,500,000	6,500,000	6,500,000	5.64000%
33	Loan	4, 6	3	Sunset Apartment Portfolio	MI	49106	Multifamily	Garden	1970	NAP	122	Units	52,049.18	6,350,000	6,350,000	5,594,035	5.74000%
33.01	Property		1	Sunset Landing	MI	49106	Multifamily	Garden	1970	NAP	58	Units		3,018,852	3,018,852	2,659,460
33.02	Property		1	Sunset Dunes	MI	49106	Multifamily	Garden	1970	NAP	48	Units		2,498,361	2,498,361	2,200,932
33.03	Property		1	Sunset Estates	MI	49106	Multifamily	Garden	1970	NAP	16	Units		832,787	832,787	733,644
34	Loan	1	1	Warwick Self Storage	VA	23608	Self Storage	Self Storage	1985	2017	76,482	SF	80.74	6,175,000	6,175,000	6,175,000	3.51000%

A-1-3

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %
35	Loan	6, 16	5	Knoxville MHC Portfolio	TN	Various	Manufactured Housing	Manufactured Housing	1970	NAP	180	Pads	32,189.56	5,800,000	5,794,120	4,905,166	5.90500%
35.01	Property		1	Island Estates I	TN	37863	Manufactured Housing	Manufactured Housing	1970	NAP	47	Pads		1,933,333	1,931,373	1,635,055
35.02	Property		1	Cove Lake South	TN	37714	Manufactured Housing	Manufactured Housing	1970	NAP	63	Pads		1,678,947	1,677,245	1,419,917
35.03	Property		1	Midtown Estates	TN	37748	Manufactured Housing	Manufactured Housing	1970	NAP	30	Pads		915,789	914,861	774,500
35.04	Property		1	Island Estates II	TN	37862	Manufactured Housing	Manufactured Housing	1970	NAP	18	Pads		661,404	660,733	559,361
35.05	Property		1	Cove Lake North	TN	37714	Manufactured Housing	Manufactured Housing	1970	NAP	22	Pads		610,526	609,907	516,333
36	Loan		1	Super Mini Storage	CA	95823	Self Storage	Self Storage	1986	NAP	92,070	SF	59.74	5,500,000	5,500,000	5,500,000	5.19000%
37	Loan	10	1	Village at Rankin	NC	27405	Multifamily	Garden	1988	NAP	130	Units	42,307.69	5,500,000	5,500,000	4,731,179	3.78000%
38	Loan	16, 19	1	Albertsons Clovis	NM	88101	Retail	Single Tenant	1984	NAP	43,484	SF	126.48	5,500,000	5,500,000	5,500,000	5.25000%
39	Loan	1, 10, 12	1	LaGrange Pointe	IL	60525	Multifamily	Age Restricted	2006	2019	30	Units	181,666.67	5,450,000	5,450,000	5,450,000	3.90000%
40	Loan		1	Crowley Village	LA	70526	Retail	Anchored	1979	NAP	107,157	SF	48.39	5,185,000	5,185,000	4,560,576	5.67000%
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	IL	60625	Multifamily	Various	Various	Various	35	Units	146,142.86	5,115,000	5,115,000	5,115,000	5.48000%
41.01	Property		1	4944-4946 North Harding Avenue	IL	60625	Multifamily	Garden	1929	2008, 2022	13	Units		1,979,018	1,979,018	1,979,018
41.02	Property		1	6442-6444 North Hamilton Avenue	IL	60645	Multifamily	Mid Rise	1925	2008, 2021	11	Units		1,644,107	1,644,107	1,644,107
41.03	Property		1	4801 North Ridgeway Avenue	IL	60625	Multifamily	Garden	1965	2021	11	Units		1,491,875	1,491,875	1,491,875
42	Loan	4, 16	1	Denton Multifamily	TX	76209	Multifamily	Garden	2020, 2021	NAP	28	Units	171,071.43	4,790,000	4,790,000	4,790,000	4.25000%
43	Loan	16	1	Scotland Court Industrial	AZ	85142	Industrial	Flex	2021	NAP	33,244	SF	123.33	4,100,000	4,100,000	3,816,328	5.62000%
44	Loan	3, 10, 13, 16	1	561 Clinton Street	NY	11231	Mixed Use	Multifamily/Retail	1931	2022	4	Units	875,000.00	3,500,000	3,500,000	3,500,000	6.60000%
45	Loan	10	1	Greenhaven Townhouses	NC	28206	Multifamily	Townhomes	1977	NAP	49	Units	66,349.50	3,300,000	3,251,125	3,009,867	4.30000%
46	Loan	10	1	Valley Paradise	CA	91406	Multifamily	Garden	1963	NAP	30	Units	104,833.33	3,145,000	3,145,000	3,145,000	3.90300%
47	Loan	10	1	Harbor View Apartments	FL	32207	Multifamily	Garden	1938	2019	17	Units	158,847.45	2,760,000	2,700,407	2,215,893	4.30000%
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	PA	19103	Mixed Use	Multifamily/Retail	1840	2021	8	Units	337,500.00	2,700,000	2,700,000	2,700,000	5.95000%

A-1-4

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
					8		9	9	9	9
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	0.01600%	4.63400%	NAP	147,330.73	NAP	1,767,968.76	Interest Only	No	Actual/360	60	58	60	58	0	0	8/3/2022
2	Loan	12	1	Kingston Square Apartments	0.01600%	5.80400%	NAP	181,942.36	NAP	2,183,308.32	Interest Only	No	Actual/360	120	119	120	119	0	0	8/25/2022
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	0.01600%	3.02400%	NAP	95,035.19	NAP	1,140,422.28	Interest Only	No	Actual/360	60	56	60	56	0	0	5/12/2022
3.01	Property		1	Yorkshire Towers
3.02	Property		1	Lexington Towers
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	0.01600%	6.10100%	NAP	191,227.05	NAP	2,294,724.60	Interest Only	No	Actual/360	120	120	120	120	0	0	9/8/2022
4.01	Property		1	Memphis, TN
4.02	Property		1	Wetumpka, AL
4.03	Property		1	Rockford, IL
4.04	Property		1	Iowa City, IA
4.05	Property		1	Versailles, KY
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	0.01600%	5.86400%	216,027.94	181,334.03	2,592,335.28	2,176,008.36	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360	9/2/2022
6	Loan	23	1	Center Pointe Plaza I	0.01600%	6.16400%	213,910.12	NAP	2,566,921.44	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	9/7/2022
7	Loan	6, 7, 18	3	Bayou City Portfolio	0.01600%	6.00400%	193,769.92	NAP	2,325,239.04	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	7/21/2022
7.01	Property		1	Creekside Apartments
7.02	Property		1	Oak Glen Apartments
7.03	Property		1	Sterling Crossing Apartments
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	0.01600%	6.01400%	NAP	152,843.75	NAP	1,834,125.00	Interest Only	No	Actual/360	120	119	120	119	0	0	8/30/2022
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	0.01600%	5.70400%	NAP	144,986.11	NAP	1,739,833.32	Interest Only	No	Actual/360	120	119	120	119	0	0	8/10/2022
10	Loan	12, 16, 20	1	Saks Fulfillment Center	0.01600%	6.15400%	NAP	143,359.66	NAP	1,720,315.92	Interest Only	No	Actual/360	120	118	120	118	0	0	8/2/2022
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	0.01600%	5.97400%	NAP	136,646.88	NAP	1,639,762.56	Interest Only	No	Actual/360	120	119	120	119	0	0	8/31/2022
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	0.01600%	5.91400%	NAP	122,752.37	NAP	1,473,028.44	Interest Only	No	Actual/360	120	119	120	119	0	0	8/31/2022
12.01	Property		1	Chandler Tech Center
12.02	Property		1	Winn Dixie Prairieville
13	Loan	4, 28, 33	1	ACME Mahwah	0.01600%	4.99900%	NAP	97,455.84	NAP	1,169,470.08	Interest Only	No	Actual/360	120	118	120	118	0	0	8/5/2022
14	Loan	3, 7, 18	1	South Michigan Avenue	0.01600%	5.90400%	NAP	112,641.70	NAP	1,351,700.40	Interest Only	No	Actual/360	120	118	120	118	0	0	7/29/2022
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	0.01600%	5.57400%	NAP	105,323.62	NAP	1,263,883.44	Interest Only	No	Actual/360	120	119	120	119	0	0	8/26/2022
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North
16	Loan	12, 19, 20	1	La Habra Marketplace	0.01600%	3.68400%	NAP	62,523.15	NAP	750,277.80	Interest Only	No	Actual/360	120	110	120	110	0	0	12/3/2021
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	0.01600%	5.49400%	NAP	93,108.80	NAP	1,117,305.60	Interest Only	No	Actual/360	120	118	120	118	0	0	7/21/2022
17.01	Property		1	Evergreen
17.02	Property		1	Empire A&B
17.03	Property		1	Lone Oak
17.04	Property		1	Mound
17.05	Property		1	Rochester
17.06	Property		1	Schoolcraft
17.07	Property		1	Wayne
17.08	Property		1	Jeffries
17.09	Property		1	Eckels
17.10	Property		1	Martel
18	Loan	12, 19	1	Rising Sun Towne Centre	0.01600%	6.02400%	NAP	90,582.52	NAP	1,086,990.24	Interest Only	No	Actual/360	120	120	120	120	0	0	9/7/2022
19	Loan	19	1	Icon One Daytona	0.01600%	3.75400%	NAP	47,779.51	NAP	573,354.12	Interest Only	No	Actual/360	120	107	120	107	0	0	8/10/2021
20	Loan	5, 12, 20	1	Lakeshore Marketplace	0.01600%	4.06400%	57,844.67	NAP	694,136.04	NAP	Amortizing Balloon	No	Actual/360	0	0	60	51	360	351	12/7/2021
21	Loan	10	1	Union and Chapin Industrial	0.05475%	5.20625%	75,876.62	50,006.90	910,519.44	600,082.80	Interest Only, Amortizing Balloon	No	Actual/360	24	1	120	97	240	240	10/30/2020
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	0.01600%	5.09400%	NAP	43,174.77	NAP	518,097.24	Interest Only	No	Actual/360	120	115	120	115	0	0	4/8/2022
23	Loan	12, 19, 27, 33	1	111 River Street	0.01600%	3.26400%	NAP	27,712.96	NAP	332,555.52	Interest Only	No	Actual/360	60	52	60	52	0	0	1/21/2022
24	Loan	12, 19	1	Art Ovation Hotel	0.01600%	5.88400%	59,313.65	49,849.54	711,763.80	598,194.48	Interest Only, Amortizing Balloon	No	Actual/360	24	22	120	118	360	360	7/14/2022
25	Loan	20	1	3455 Veterans Hwy	0.01600%	5.61400%	NAP	47,568.29	NAP	570,819.48	Interest Only	No	Actual/360	120	118	120	118	0	0	7/29/2022
26	Loan	5, 19	1	Hampton Inn Richmond	0.01600%	6.50400%	62,705.01	NAP	752,460.12	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/29/2022
27	Loan	1	1	Centerbrooke Self Storage	0.08475%	3.51525%	NAP	28,895.83	NAP	346,749.96	Interest Only	No	Actual/360	120	108	120	108	0	0	9/28/2021
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	0.09475%	5.42525%	NAP	42,114.92	NAP	505,379.04	Interest Only	No	Actual/360	120	116	120	116	0	0	6/3/2022
28.01	Property		1	5959 South Harlem Avenue Building
28.02	Property		1	11825 Olive Street
28.03	Property		1	201 Tower Plaza
28.04	Property		1	318 N 25th St
28.05	Property		1	1201 Pontiac Court
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	0.09475%	4.68525%	41,353.11	31,905.39	496,237.32	382,864.68	Interest Only, Amortizing Balloon	No	Actual/360	36	30	120	114	360	360	3/31/2022
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	0.01600%	6.04500%	43,752.15	37,127.13	525,025.80	445,525.56	Interest Only, Amortizing Balloon	No	Actual/360	48	47	120	119	360	360	8/4/2022
30.01	Property		1	Fairfield Inn Orange Beach
30.02	Property		1	Beachside Gulf Shores
30.03	Property		1	Home2Suites Mobile
30.04	Property		1	Home2Suites Daphne
30.05	Property		1	Staybridge Suites Gulf Shores
30.06	Property		1	Gulf Shores Motel 6
30.07	Property		1	Red Roof Pensacola
30.08	Property		1	Quality Inn Gulf Shores
30.09	Property		1	Red Roof Gulf Shores
31	Loan	5, 6	4	Central Texas Self Storage	0.01600%	6.03400%	NAP	36,037.41	NAP	432,448.92	Interest Only	No	Actual/360	120	117	120	117	0	0	6/9/2022
31.01	Property		1	Copperas Cove
31.02	Property		1	Killeen
31.03	Property		1	Morgan's Point
31.04	Property		1	Temple
32	Loan		1	Bella Vista Village	0.01600%	5.62400%	NAP	30,974.31	NAP	371,691.72	Interest Only	No	Actual/360	120	117	120	117	0	0	6/29/2022
33	Loan	4, 6	3	Sunset Apartment Portfolio	0.09475%	5.64525%	37,016.55	30,796.03	444,198.60	369,552.36	Interest Only, Amortizing Balloon	No	Actual/360	24	22	120	118	360	360	7/15/2022
33.01	Property		1	Sunset Landing
33.02	Property		1	Sunset Dunes
33.03	Property		1	Sunset Estates
34	Loan	1	1	Warwick Self Storage	0.08475%	3.42525%	NAP	18,312.73	NAP	219,752.76	Interest Only	No	Actual/360	120	108	120	108	0	0	9/28/2021

A-1-5

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date
35	Loan	6, 16	5	Knoxville MHC Portfolio	0.01600%	5.88900%	34,420.48	NAP	413,045.76	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	8/19/2022
35.01	Property		1	Island Estates I
35.02	Property		1	Cove Lake South
35.03	Property		1	Midtown Estates
35.04	Property		1	Island Estates II
35.05	Property		1	Cove Lake North
36	Loan		1	Super Mini Storage	0.09475%	5.09525%	NAP	24,117.88	NAP	289,414.56	Interest Only	No	Actual/360	120	115	120	115	0	0	4/20/2022
37	Loan	10	1	Village at Rankin	0.08475%	3.69525%	25,565.08	17,565.63	306,780.96	210,787.56	Interest Only, Amortizing Balloon	No	Actual/360	36	23	120	107	360	360	8/24/2021
38	Loan	16, 19	1	Albertsons Clovis	0.01600%	5.23400%	NAP	24,396.70	NAP	292,760.40	Interest Only	No	Actual/360	120	118	120	118	0	0	7/14/2022
39	Loan	1, 10, 12	1	LaGrange Pointe	0.08475%	3.81525%	NAP	17,958.51	NAP	215,502.12	Interest Only	No	Actual/360	120	89	120	89	0	0	2/5/2020
40	Loan		1	Crowley Village	0.09475%	5.57525%	29,995.26	24,839.39	359,943.12	298,072.68	Interest Only, Amortizing Balloon	No	Actual/360	24	21	120	117	360	360	6/10/2022
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	0.09475%	5.38525%	NAP	23,682.92	NAP	284,195.04	Interest Only	No	Actual/360	120	115	120	115	0	0	5/5/2022
41.01	Property		1	4944-4946 North Harding Avenue
41.02	Property		1	6442-6444 North Hamilton Avenue
41.03	Property		1	4801 North Ridgeway Avenue
42	Loan	4, 16	1	Denton Multifamily	0.09475%	4.15525%	NAP	17,200.20	NAP	206,402.40	Interest Only	No	Actual/360	120	112	120	112	0	0	1/31/2022
43	Loan	16	1	Scotland Court Industrial	0.09475%	5.52525%	23,588.97	19,468.36	283,067.64	233,620.32	Interest Only, Amortizing Balloon	No	Actual/360	60	57	120	117	360	360	6/10/2022
44	Loan	3, 10, 13, 16	1	561 Clinton Street	0.01600%	6.58400%	NAP	19,517.36	NAP	234,208.32	Interest Only	No	Actual/360	120	119	120	119	0	0	8/23/2022
45	Loan	10	1	Greenhaven Townhouses	0.11475%	4.18525%	16,330.76	NAP	195,969.12	NAP	Amortizing Balloon	No	Actual/360	0	0	60	49	360	349	10/8/2021
46	Loan	10	1	Valley Paradise	0.13475%	3.76825%	NAP	10,371.18	NAP	124,454.16	Interest Only	No	Actual/360	120	109	120	109	0	0	10/25/2021
47	Loan	10	1	Harbor View Apartments	0.13475%	4.16525%	13,658.45	NAP	163,901.40	NAP	Amortizing Balloon	No	Actual/360	0	0	120	104	360	344	5/20/2021
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	0.01600%	5.93400%	NAP	13,573.44	NAP	162,881.28	Interest Only	No	Actual/360	120	118	120	118	0	0	8/2/2022

A-1-6

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)
											10		12			31
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	2	6	9/6/2022	NAP	8/6/2027	8/6/2027	0	0	L(26),D(29),O(5)	25,035,638	9,544,221	15,491,417	5/31/2022	T-12	22,682,409	9,325,401
2	Loan	12	1	Kingston Square Apartments	1	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(25),D(91),O(4)	6,276,231	1,842,797	4,433,434	7/31/2022	T-12	5,912,240	1,705,446
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	4	6	7/6/2022	NAP	6/6/2027	6/6/2027	0	0	L(28),D(27),O(5)	40,995,144	15,672,705	25,322,439	2/28/2022	T-12	39,766,160	15,511,878
3.01	Property		1	Yorkshire Towers										NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	Lexington Towers										NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	0	6	11/6/2022	NAP	10/6/2032	10/6/2032	0	0	L(24),D(90),O(6)	5,417,815	3,797,836	1,619,979	4/30/2022	Various	NAV	NAV
4.01	Property		1	Memphis, TN										1,222,761	1,009,286	213,475	4/30/2022	T-12	NAV	NAV
4.02	Property		1	Wetumpka, AL										349,160	389,503	(40,343)	4/30/2022	T-12	NAV	NAV
4.03	Property		1	Rockford, IL										1,661,228	731,827	929,401	4/30/2022	T-12	NAV	NAV
4.04	Property		1	Iowa City, IA										12,082	608,153	(596,071)	4/30/2022	T-10 Ann	NAV	NAV
4.05	Property		1	Versailles, KY										2,172,584	1,059,067	1,113,517	4/30/2022	T-12	NAV	NAV
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	1	6	10/6/2022	10/6/2027	9/6/2032	9/6/2032	10	0	L(25),D(91),O(4)	5,492,816	2,283,943	3,208,873	6/30/2022	T-12	5,089,430	2,182,936
6	Loan	23	1	Center Pointe Plaza I	1	6	10/6/2022	10/6/2022	9/6/2032	9/6/2032	0	0	L(25),D(91),O(4)	3,570,690	833,380	2,737,310	6/30/2022	T-12	3,728,485	874,289
7	Loan	6, 7, 18	3	Bayou City Portfolio	2	6	9/6/2022	9/6/2022	8/6/2032	8/6/2032	0	0	L(24),YM1(92),O(4)	5,392,645	2,257,594	3,135,051	5/31/2022	T-12	5,303,631	2,224,374
7.01	Property		1	Creekside Apartments										2,188,849	949,198	1,239,651	5/31/2022	T-12	2,154,489	931,591
7.02	Property		1	Oak Glen Apartments										1,853,984	769,252	1,084,731	5/31/2022	T-12	1,837,630	747,960
7.03	Property		1	Sterling Crossing Apartments										1,349,812	539,144	810,669	5/31/2022	T-12	1,311,512	544,822
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	1	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(25),D(89),O(6)	14,779,272	5,718,487	9,060,785	5/31/2022	T-12	14,866,548	6,078,021
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	1	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(25),D(89),O(6)	10,302,119	4,692,397	5,609,722	6/30/2022	T-12	9,539,855	4,371,197
10	Loan	12, 16, 20	1	Saks Fulfillment Center	2	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	1	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(25),D(91),O(4)	4,074,444	1,169,771	2,904,673	6/30/2022	T-12	4,083,222	1,257,697
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	1	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(25),D(91),O(4)	3,683,987	1,242,973	2,441,014	6/30/2022	T-12	3,287,682	1,205,463
12.01	Property		1	Chandler Tech Center										3,170,539	1,157,404	2,013,136	6/30/2022	T-12	2,856,795	1,107,325
12.02	Property		1	Winn Dixie Prairieville										513,448	85,569	427,879	6/30/2022	T-12	430,887	98,138
13	Loan	4, 28, 33	1	ACME Mahwah	2	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0	L(26),D(90),O(4)	2,772,853	0	2,772,853	3/31/2022	T-12	2,772,853	0
14	Loan	3, 7, 18	1	South Michigan Avenue	2	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0	L(26),D(90),O(4)	2,861,237	864,341	1,996,896	4/30/2022	T-12	2,815,620	874,938
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	1	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(25),D(91),O(4)	8,776,176	4,956,155	3,820,021	6/30/2022	T-12	5,652,592	3,615,787
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North										4,466,396	2,236,278	2,230,118	6/30/2022	T-12	2,975,948	1,644,627
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North										4,309,780	2,719,877	1,589,903	6/30/2022	T-12	2,676,644	1,971,159
16	Loan	12, 19, 20	1	La Habra Marketplace	10	5	1/5/2022	NAP	12/5/2031	12/5/2031	0	0	L(35),D(81),O(4)	11,993,438	2,627,096	9,366,342	7/31/2022	T-12	10,564,292	2,749,929
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	2	5	9/5/2022	NAP	8/5/2032	8/5/2032	0	0	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.01	Property		1	Evergreen										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.02	Property		1	Empire A&B										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.03	Property		1	Lone Oak										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.04	Property		1	Mound										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.05	Property		1	Rochester										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.06	Property		1	Schoolcraft										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.07	Property		1	Wayne										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.08	Property		1	Jeffries										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.09	Property		1	Eckels										NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.10	Property		1	Martel										NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	12, 19	1	Rising Sun Towne Centre	0	6	11/6/2022	NAP	10/6/2032	10/6/2032	0	0	L(24),D(91),O(5)	2,267,099	612,308	1,654,791	7/31/2022	T-12	2,240,331	619,595
19	Loan	19	1	Icon One Daytona	13	5	10/5/2021	NAP	9/5/2031	9/5/2031	0	0	L(35),D(82),O(3)	5,301,820	1,660,854	3,640,966	6/30/2022	T-12	1,677,523	954,680
20	Loan	5, 12, 20	1	Lakeshore Marketplace	9	5	2/5/2022	2/5/2022	1/5/2027	1/5/2027	0	0	L(33),YM1(23),O(4)	3,984,612	1,552,794	2,431,818	10/31/2021	T-12	3,628,117	1,432,734
21	Loan	10	1	Union and Chapin Industrial	23	1	12/1/2020	12/1/2022	11/1/2030	11/1/2030	9	10	L(47),YM1(69),O(4)	1,330,253	0	1,330,253	4/30/2022	T-4 Ann	1,318,387	0
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	5	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(29),D(88),O(3)	31,757,320	16,577,630	15,179,689	2/28/2022	T-12	31,681,421	15,894,296
23	Loan	12, 19, 27, 33	1	111 River Street	8	6	3/6/2022	NAP	2/6/2027	2/6/2027	0	0	L(32),D(23),O(5)	18,437,368	8,508,847	9,928,521	10/31/2021	T-12	18,375,164	8,607,905
24	Loan	12, 19	1	Art Ovation Hotel	2	5	9/5/2022	9/5/2024	8/5/2032	8/5/2032	0	0	L(26),D(91),O(3)	18,952,612	12,354,396	6,598,216	5/31/2022	T-12	15,330,961	10,897,182
25	Loan	20	1	3455 Veterans Hwy	2	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0	L(26),DorYM1(89),O(5)	3,617,377	1,027,361	2,590,016	5/31/2022	T-12	3,617,259	1,174,090
26	Loan	5, 19	1	Hampton Inn Richmond	1	5	10/5/2022	10/5/2022	9/5/2032	9/5/2032	0	0	L(25),D(91),O(4)	3,302,803	1,797,030	1,505,774	6/30/2022	T-12	2,788,592	1,598,254
27	Loan	1	1	Centerbrooke Self Storage	12	6	11/6/2021	NAP	10/6/2031	10/6/2031	0	0	L(35),YM2(81),O(4)	1,335,969	386,446	949,524	6/30/2022	T-12	1,268,005	379,000
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	4	6	7/6/2022	NAP	6/6/2032	6/6/2032	0	0	L(28),D(88),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.01	Property		1	5959 South Harlem Avenue Building										NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.02	Property		1	11825 Olive Street										NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.03	Property		1	201 Tower Plaza										NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.04	Property		1	318 N 25th St										NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.05	Property		1	1201 Pontiac Court										NAV	NAV	NAV	NAV	NAV	NAV	NAV
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	6	6	5/6/2022	5/6/2025	4/6/2032	4/6/2032	0	0	L(35),YM1(81),O(4)	1,228,705	345,573	883,132	6/30/2022	T-12	1,179,560	340,533
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	1	1	10/1/2022	10/1/2026	9/1/2032	9/1/2032	0	0	L(25),DorYM1(91),O(4)	24,477,500	14,961,826	9,515,674	5/31/2022	T-12	24,582,215	14,078,591
30.01	Property		1	Fairfield Inn Orange Beach										4,874,305	2,924,253	1,950,052	5/31/2022	T-12	5,263,985	2,919,934
30.02	Property		1	Beachside Gulf Shores										3,580,574	1,979,765	1,600,809	5/31/2022	T-12	3,923,394	2,024,061
30.03	Property		1	Home2Suites Mobile										3,420,493	2,008,454	1,412,039	5/31/2022	T-12	3,125,325	1,846,002
30.04	Property		1	Home2Suites Daphne										3,113,680	2,016,799	1,096,881	5/31/2022	T-12	2,043,823	1,354,507
30.05	Property		1	Staybridge Suites Gulf Shores										3,312,554	2,383,699	928,855	5/31/2022	T-12	3,113,572	2,147,425
30.06	Property		1	Gulf Shores Motel 6										1,727,803	979,426	748,377	5/31/2022	T-12	1,956,116	1,027,539
30.07	Property		1	Red Roof Pensacola										1,638,541	786,888	851,653	5/31/2022	T-12	1,869,936	776,536
30.08	Property		1	Quality Inn Gulf Shores										1,472,805	983,520	489,285	5/31/2022	T-12	1,837,772	1,097,820
30.09	Property		1	Red Roof Gulf Shores										1,336,745	899,022	437,723	5/31/2022	T-12	1,448,293	884,767
31	Loan	5, 6	4	Central Texas Self Storage	3	5	8/5/2022	NAP	7/5/2032	7/5/2032	0	0	L(27),D(90),O(3)	1,008,030	399,942	608,088	12/31/2021	T-12	962,940	354,599
31.01	Property		1	Copperas Cove										NAV	NAV	NAV	NAV	NAV	NAV	NAV
31.02	Property		1	Killeen										NAV	NAV	NAV	NAV	NAV	NAV	NAV
31.03	Property		1	Morgan's Point										NAV	NAV	NAV	NAV	NAV	NAV	NAV
31.04	Property		1	Temple										NAV	NAV	NAV	NAV	NAV	NAV	NAV
32	Loan		1	Bella Vista Village	3	6	8/6/2022	NAP	7/6/2032	7/6/2032	0	0	L(27),D(89),O(4)	1,032,430	301,815	730,616	5/31/2022	T-12	994,659	291,977
33	Loan	4, 6	3	Sunset Apartment Portfolio	2	6	9/6/2022	9/6/2024	8/6/2032	8/6/2032	0	0	L(26),D(90),O(4)	1,015,439	421,328	594,111	5/31/2022	T-12	896,222	377,695
33.01	Property		1	Sunset Landing										438,508	213,985	224,523	5/31/2022	T-12	401,890	196,314
33.02	Property		1	Sunset Dunes										417,508	148,918	268,591	5/31/2022	T-12	338,296	130,787
33.03	Property		1	Sunset Estates										159,423	58,426	100,997	5/31/2022	T-12	156,036	50,594
34	Loan	1	1	Warwick Self Storage	12	6	11/6/2021	NAP	10/6/2031	10/6/2031	0	0	L(35),YM2(81),O(4)	1,011,552	361,483	650,068	6/30/2022	T-12	968,848	348,069

A-1-7

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)
35	Loan	6, 16	5	Knoxville MHC Portfolio	1	6	10/6/2022	10/6/2022	9/6/2032	9/6/2032	0	0	L(25),D(91),O(4)	792,004	148,880	643,124	5/31/2022	T-12	827,788	153,792
35.01	Property		1	Island Estates I										231,420	31,289	200,131	5/31/2022	T-12	238,213	29,196
35.02	Property		1	Cove Lake South										230,657	75,308	155,349	5/31/2022	T-12	239,832	69,591
35.03	Property		1	Midtown Estates										139,178	19,301	119,877	5/31/2022	T-12	142,259	22,622
35.04	Property		1	Island Estates II										107,693	12,565	95,128	5/31/2022	T-12	114,411	23,148
35.05	Property		1	Cove Lake North										83,056	10,418	72,638	5/31/2022	T-12	93,073	9,234
36	Loan		1	Super Mini Storage	5	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(29),D(87),O(4)	1,155,919	438,652	717,267	6/30/2022	T-12	1,024,900	421,342
37	Loan	10	1	Village at Rankin	13	1	10/1/2021	10/1/2024	9/1/2031	9/1/2031	9	10	L(35),YM1(81),O(4)	1,056,240	584,531	471,709	6/30/2022	T-9 Ann	939,788	452,910
38	Loan	16, 19	1	Albertsons Clovis	2	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0	L(26),D(89),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
39	Loan	1, 10, 12	1	LaGrange Pointe	31	1	4/1/2020	NAP	3/1/2030	3/1/2030	7	7	L(47),D(69),O(4)	1,092,493	546,927	545,566	6/30/2022	T-6 Ann	926,062	489,990
40	Loan		1	Crowley Village	3	6	8/6/2022	8/6/2024	7/6/2032	7/6/2032	0	0	L(27),D(89),O(4)	847,678	250,560	597,118	6/30/2022	T-12	801,391	237,743
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	5	6	6/6/2022	NAP	5/6/2032	5/6/2032	0	0	L(29),YM1(87),O(4)	573,430	160,276	413,154	6/30/2022	T-11 Ann	NAV	NAV
41.01	Property		1	4944-4946 North Harding Avenue										225,511	67,045	158,467	6/30/2022	T-11 Ann	NAV	NAV
41.02	Property		1	6442-6444 North Hamilton Avenue										177,356	60,667	116,689	6/30/2022	T-11 Ann	NAV	NAV
41.03	Property		1	4801 North Ridgeway Avenue										170,563	32,564	137,999	6/30/2022	T-11 Ann	NAV	NAV
42	Loan	4, 16	1	Denton Multifamily	8	6	3/6/2022	NAP	2/6/2032	2/6/2032	0	0	L(32),YM1(84),O(4)	650,750	179,833	470,917	6/30/2022	T-12	NAV	NAV
43	Loan	16	1	Scotland Court Industrial	3	6	8/6/2022	8/6/2027	7/6/2032	7/6/2032	0	0	L(27),D(89),O(4)	340,078	55,060	285,019	6/30/2022	T-11	NAV	NAV
44	Loan	3, 10, 13, 16	1	561 Clinton Street	1	6	10/6/2022	NAP	9/6/2032	9/6/2032	5	0	L(23),YM1(93),O(4)	337,018	61,110	275,909	8/31/2022	T-3 Ann	NAV	NAV
45	Loan	10	1	Greenhaven Townhouses	11	1	12/1/2021	12/1/2021	11/1/2026	11/1/2026	9	9	L(35),YM1(21),O(4)	533,964	312,280	221,684	3/31/2022	T-12	533,420	300,164
46	Loan	10	1	Valley Paradise	11	1	12/1/2021	NAP	11/1/2031	11/1/2031	9	9	L(35),YM1(81),O(4)	512,973	198,972	314,001	3/31/2022	T-3 Ann	486,872	194,160
47	Loan	10	1	Harbor View Apartments	16	1	7/1/2021	7/1/2021	6/1/2031	6/1/2031	9	10	L(40),YM1(76),O(4)	350,184	177,112	173,072	3/31/2022	T-3 Ann	349,724	111,335
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	2	6	9/6/2022	NAP	8/6/2032	8/6/2032	5	0	L(23),YM1(93),O(4)	185,452	39,961	145,491	7/31/2022	T-12	NAV	NAV

A-1-8

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
																31		15		7, 14
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	13,357,008	12/31/2021	T-12	23,638,812	9,046,781	14,592,031	12/31/2020	T-12	91.3%	32,787,176	9,786,898	23,000,278	0	0	23,000,278	2.60
2	Loan	12	1	Kingston Square Apartments	4,206,794	12/31/2021	T-12	4,941,322	1,527,179	3,414,143	12/31/2020	T-12	95.0%	6,548,668	1,853,250	4,695,418	104,600	0	4,590,818	1.56
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	24,254,281	12/31/2021	T-12	40,128,052	14,510,102	25,617,949	12/31/2020	T-12	97.2%	51,394,888	16,019,126	35,375,762	0	0	35,375,762	3.61
3.01	Property		1	Yorkshire Towers	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	Lexington Towers	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	71.9%	10,984,549	3,597,682	7,386,867	376,030	145,391	6,865,446	1.59
4.01	Property		1	Memphis, TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	60.0%	2,688,658	1,183,464	1,505,194	137,497	17,633	1,350,064
4.02	Property		1	Wetumpka, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	64.4%	2,141,147	503,778	1,637,370	73,523	16,852	1,546,995
4.03	Property		1	Rockford, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	63.2%	1,392,274	556,684	835,591	51,757	21,771	762,062
4.04	Property		1	Iowa City, IA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	93.0%	1,797,476	499,105	1,298,372	34,149	49,007	1,215,216
4.05	Property		1	Versailles, KY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	88.4%	2,964,993	854,652	2,110,341	79,104	40,128	1,991,110
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	2,906,494	12/31/2021	T-12	5,179,372	2,167,338	3,012,034	12/31/2020	T-12	91.0%	6,802,586	2,317,771	4,484,814	51,292	76,938	4,356,585	1.73
6	Loan	23	1	Center Pointe Plaza I	2,854,196	12/31/2021	T-12	3,830,709	864,724	2,965,985	12/31/2020	T-12	89.2%	4,144,219	786,260	3,357,960	35,752	71,504	3,250,703	1.31
7	Loan	6, 7, 18	3	Bayou City Portfolio	3,079,257	12/31/2021	T-12	5,104,922	2,149,153	2,955,769	12/31/2020	T-12	91.6%	5,450,459	2,480,066	2,970,393	159,472	0	2,810,921	1.28
7.01	Property		1	Creekside Apartments	1,222,898	12/31/2021	T-12	2,105,244	882,966	1,222,278	12/31/2020	T-12	90.0%	2,246,663	1,031,258	1,215,404	55,500	0	1,159,904
7.02	Property		1	Oak Glen Apartments	1,089,670	12/31/2021	T-12	1,734,027	713,484	1,020,543	12/31/2020	T-12	90.3%	1,853,984	855,386	998,598	63,360	0	935,238
7.03	Property		1	Sterling Crossing Apartments	766,690	12/31/2021	T-12	1,265,651	552,703	712,948	12/31/2020	T-12	96.2%	1,349,812	593,422	756,390	40,612	0	715,778
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	8,788,527	12/31/2021	T-12	16,980,298	6,128,753	10,851,545	12/31/2020	T-12	87.5%	15,659,792	6,447,392	9,212,401	53,847	699,325	8,459,229	1.54
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	5,168,658	12/31/2021	T-12	9,727,472	4,267,166	5,460,306	12/31/2020	T-12	87.9%	12,277,699	4,842,520	7,435,179	77,925	585,598	6,771,656	1.76
10	Loan	12, 16, 20	1	Saks Fulfillment Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	6,426,750	0	6,426,750	0	0	6,426,750	1.71
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	2,825,525	12/31/2021	T-12	4,098,529	1,278,100	2,820,428	12/31/2020	T-12	95.0%	4,065,698	1,322,803	2,742,895	27,092	135,549	2,580,254	1.67
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	2,082,219	12/31/2021	Various	1,242,796	1,215,937	26,859	12/31/2020	T-12	95.0%	3,872,054	1,354,895	2,517,160	41,480	118,114	2,357,566	1.71
12.01	Property		1	Chandler Tech Center	1,749,470	12/31/2021	T-12	1,242,796	1,215,937	26,859	12/31/2020	T-12	95.0%	3,269,140	1,167,697	2,101,443	24,166	87,980	1,989,297
12.02	Property		1	Winn Dixie Prairieville	332,749	12/31/2021	T-10 Ann	NAV	NAV	NAV	NAV	NAV	95.0%	602,914	187,198	415,716	17,314	30,135	368,268
13	Loan	4, 28, 33	1	ACME Mahwah	2,772,853	12/31/2021	T-12	2,772,853	0	2,772,853	12/31/2020	T-12	95.0%	3,259,700	587,663	2,672,037	0	0	2,672,037	2.28
14	Loan	3, 7, 18	1	South Michigan Avenue	1,940,682	12/31/2021	T-12	2,040,240	989,540	1,050,700	12/31/2020	T-12	91.6%	2,994,244	1,023,992	1,970,253	30,307	58,480	1,881,465	1.46
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	2,036,805	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	78.0%	8,776,176	5,079,031	3,697,145	351,047	0	3,346,098	2.93
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North	1,331,321	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	82.7%	4,466,396	2,330,375	2,136,021	178,656	0	1,957,365
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North	705,485	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	73.6%	4,309,780	2,748,656	1,561,124	172,391	0	1,388,733
16	Loan	12, 19, 20	1	La Habra Marketplace	7,814,362	12/31/2021	T-12	9,980,591	2,409,275	7,571,315	12/31/2020	T-12	95.0%	11,154,296	2,690,213	8,464,083	74,495	47,476	8,342,112	2.38
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	6,761,908	1,130,623	5,631,285	192,828	121,811	5,316,646	1.68
17.01	Property		1	Evergreen	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.02	Property		1	Empire A&B	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.03	Property		1	Lone Oak	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.04	Property		1	Mound	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.05	Property		1	Rochester	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.06	Property		1	Schoolcraft	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.07	Property		1	Wayne	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.08	Property		1	Jeffries	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.09	Property		1	Eckels	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.10	Property		1	Martel	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	12, 19	1	Rising Sun Towne Centre	1,620,736	12/31/2021	T-12	2,260,611	541,381	1,719,231	12/31/2020	T-12	94.9%	2,328,283	598,570	1,729,713	22,028	58,741	1,648,944	1.59
19	Loan	19	1	Icon One Daytona	722,843	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	88.4%	5,551,958	1,577,561	3,974,397	70,500	0	3,903,897	2.08
20	Loan	5, 12, 20	1	Lakeshore Marketplace	2,195,383	12/31/2020	T-12	3,921,637	1,620,035	2,301,602	12/31/2019	T-12	88.2%	4,203,142	1,443,622	2,759,520	118,773	211,675	2,429,072	2.19
21	Loan	10	1	Union and Chapin Industrial	1,318,387	12/31/2021	T-12	1,272,966	0	1,272,966	8/31/2020	T-8 Ann	95.0%	1,336,586	40,098	1,296,488	24,158	60,629	1,211,701	1.42
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	15,787,125	12/31/2021	T-12	25,039,832	13,482,223	11,557,609	12/31/2020	T-12	88.7%	37,490,628	17,715,360	19,775,267	295,000	1,219,032	18,261,235	1.82
23	Loan	12, 19, 27, 33	1	111 River Street	9,767,259	12/31/2020	T-12	18,104,302	9,321,649	8,782,654	12/31/2019	T-12	82.1%	22,541,072	9,445,383	13,095,689	0	0	13,095,689	5.08
24	Loan	12, 19	1	Art Ovation Hotel	4,433,779	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	80.7%	18,952,612	12,265,096	6,687,516	758,104	0	5,929,412	1.63
25	Loan	20	1	3455 Veterans Hwy	2,443,169	12/31/2021	T-12	2,673,918	1,049,124	1,624,794	12/31/2020	T-12	100.0%	4,086,185	1,322,559	2,763,626	31,863	0	2,731,762	1.61
26	Loan	5, 19	1	Hampton Inn Richmond	1,190,338	12/31/2021	T-12	1,646,733	1,255,870	390,863	12/31/2020	T-12	79.7%	3,297,588	1,768,855	1,528,734	131,904	0	1,396,830	2.03
27	Loan	1	1	Centerbrooke Self Storage	889,005	12/31/2021	T-12	1,015,166	347,446	667,720	12/31/2020	T-12	95.0%	1,340,442	437,331	903,111	9,956	0	893,155	2.60
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,538,104	511,759	1,026,345	52,084	42,235	932,025	2.03
28.01	Property		1	5959 South Harlem Avenue Building	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.02	Property		1	11825 Olive Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.03	Property		1	201 Tower Plaza	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.04	Property		1	318 N 25th St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.05	Property		1	1201 Pontiac Court	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	839,027	12/31/2021	T-12	1,107,458	325,885	781,573	12/31/2020	T-12	93.0%	1,198,723	442,170	756,553	19,013	0	737,540	1.52
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	10,503,624	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	64.4%	24,477,430	14,117,671	10,359,760	979,097	0	9,380,662	2.27
30.01	Property		1	Fairfield Inn Orange Beach	2,344,051	12/31/2021	T-12	3,020,496	1,709,921	1,310,575	12/31/2020	T-12	61.9%	4,874,305	2,848,833	2,025,472	194,972	0	1,830,500
30.02	Property		1	Beachside Gulf Shores	1,899,333	12/31/2021	T-12	2,557,383	1,511,252	1,046,131	12/31/2020	T-12	51.9%	3,580,510	1,764,772	1,815,738	143,220	0	1,672,518
30.03	Property		1	Home2Suites Mobile	1,279,323	12/31/2021	T-12	2,009,958	1,477,841	532,117	12/31/2020	T-12	84.7%	3,420,353	2,009,907	1,410,446	136,814	0	1,273,632
30.04	Property		1	Home2Suites Daphne	689,315	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	80.1%	3,113,711	1,807,057	1,306,654	124,548	0	1,182,105
30.05	Property		1	Staybridge Suites Gulf Shores	966,147	12/31/2021	T-12	2,590,353	1,733,006	857,347	12/31/2020	T-12	58.6%	3,312,629	2,108,757	1,203,871	132,505	0	1,071,366
30.06	Property		1	Gulf Shores Motel 6	928,577	12/31/2021	T-12	1,182,241	703,341	478,900	12/31/2020	T-12	68.8%	1,727,843	912,944	814,898	69,114	0	745,785
30.07	Property		1	Red Roof Pensacola	1,093,400	12/31/2021	T-12	1,267,871	607,259	660,612	12/31/2020	T-12	53.7%	1,638,604	878,928	759,676	65,544	0	694,132
30.08	Property		1	Quality Inn Gulf Shores	739,952	12/31/2021	T-12	1,313,096	850,558	462,538	12/31/2020	T-12	53.9%	1,472,769	978,344	494,426	58,911	0	435,515
30.09	Property		1	Red Roof Gulf Shores	563,526	12/31/2021	T-12	896,129	607,751	288,378	12/31/2020	T-12	58.8%	1,336,706	808,129	528,578	53,468	0	475,110
31	Loan	5, 6	4	Central Texas Self Storage	608,340	12/31/2020	T-12	919,675	362,684	556,992	12/31/2019	T-12	95.0%	1,051,667	384,170	667,497	7,836	0	659,661	1.54
31.01	Property		1	Copperas Cove	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31.02	Property		1	Killeen	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31.03	Property		1	Morgan's Point	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31.04	Property		1	Temple	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32	Loan		1	Bella Vista Village	702,682	12/31/2021	T-12	946,679	239,149	707,530	12/31/2020	T-12	95.0%	1,056,650	286,318	770,332	4,991	0	765,342	2.07
33	Loan	4, 6	3	Sunset Apartment Portfolio	518,527	12/31/2021	T-12	638,818	362,338	276,480	12/31/2020	T-12	92.2%	1,101,778	449,260	652,517	30,500	0	622,017	1.47
33.01	Property		1	Sunset Landing	205,576	12/31/2021	T-12	280,494	194,362	86,132	12/31/2020	T-12	95.0%	518,461	185,533	332,928	14,500	0	318,428
33.02	Property		1	Sunset Dunes	207,509	12/31/2021	T-12	257,886	120,136	137,750	12/31/2020	T-12	87.9%	406,277	196,849	209,428	12,000	0	197,428
33.03	Property		1	Sunset Estates	105,442	12/31/2021	T-12	100,438	47,840	52,598	12/31/2020	T-12	95.0%	177,039	66,878	110,161	4,000	0	106,161
34	Loan	1	1	Warwick Self Storage	620,779	12/31/2021	T-12	859,995	335,983	524,012	12/31/2020	T-12	95.0%	1,019,361	388,532	630,829	7,648	0	623,181	2.87

A-1-9

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)
35	Loan	6, 16	5	Knoxville MHC Portfolio	673,997	12/31/2021	Various	590,120	109,159	480,961	12/31/2020	Various	89.7%	860,967	179,425	681,542	9,000	0	672,542	1.65
35.01	Property		1	Island Estates I	209,017	12/31/2021	T-12	176,683	21,799	154,884	12/31/2020	T-12	90.0%	260,297	36,382	223,915	2,350	0	221,565
35.02	Property		1	Cove Lake South	170,241	12/31/2021	T-12	178,059	46,554	131,505	12/31/2020	T-8 Ann	85.0%	264,250	79,285	184,966	3,150	0	181,816
35.03	Property		1	Midtown Estates	119,637	12/31/2021	T-12	54,612	6,195	48,417	12/31/2020	T-8 Ann	95.0%	136,378	23,678	112,700	1,500	0	111,200
35.04	Property		1	Island Estates II	91,263	12/31/2021	T-7 Ann	109,195	17,943	91,252	12/31/2020	T-12	95.0%	104,359	17,089	87,270	900	0	86,370
35.05	Property		1	Cove Lake North	83,839	12/31/2021	T-12	71,571	16,667	54,904	12/31/2020	T-8 Ann	90.0%	95,683	22,991	72,692	1,100	0	71,592
36	Loan		1	Super Mini Storage	603,558	12/31/2021	T-12	1,065,357	407,717	657,639	12/31/2020	T-12	90.0%	1,160,747	455,438	705,308	9,207	0	696,101	2.44
37	Loan	10	1	Village at Rankin	486,878	5/31/2021	T-12	894,261	431,167	463,094	12/31/2020	T-12	95.0%	1,133,863	635,434	498,430	38,400	0	460,030	1.62
38	Loan	16, 19	1	Albertsons Clovis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	646,739	0	646,739	0	0	646,739	2.21
39	Loan	1, 10, 12	1	LaGrange Pointe	436,072	12/31/2021	T-12	1,034,995	517,913	517,082	12/31/2020	T-12	95.1%	1,073,540	568,900	504,640	12,900	0	491,740	2.34
40	Loan		1	Crowley Village	563,648	12/31/2021	T-12	796,218	223,296	572,922	12/31/2020	T-12	91.9%	935,712	278,617	657,095	33,219	53,579	570,298	1.83
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	660,075	212,549	447,527	10,303	0	437,224	1.57
41.01	Property		1	4944-4946 North Harding Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	253,731	80,974	172,757	4,056	0	168,701
41.02	Property		1	6442-6444 North Hamilton Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	215,035	67,468	147,567	3,188	0	144,379
41.03	Property		1	4801 North Ridgeway Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	191,310	64,108	127,202	3,059	0	124,143
42	Loan	4, 16	1	Denton Multifamily	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	93.3%	665,374	249,133	416,241	7,000	0	409,241	2.02
43	Loan	16	1	Scotland Court Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	500,581	110,324	390,257	3,324	18,663	368,269	1.38
44	Loan	3, 10, 13, 16	1	561 Clinton Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.1%	353,756	61,430	292,327	1,048	1,650	289,629	1.25
45	Loan	10	1	Greenhaven Townhouses	233,256	12/31/2021	T-12	452,614	278,600	174,014	12/31/2020	T-12	96.5%	521,329	268,038	253,291	14,700	0	238,591	1.29
46	Loan	10	1	Valley Paradise	292,712	6/30/2021	T-12	490,231	216,902	273,329	12/31/2020	T-12	96.0%	477,873	213,741	264,131	9,660	0	254,471	2.12
47	Loan	10	1	Harbor View Apartments	238,389	12/31/2021	T-12	240,302	97,000	143,303	12/31/2020	T-12	95.5%	354,647	137,506	217,141	4,250	0	212,891	1.32
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	294,552	48,331	246,221	1,848	3,300	241,073	1.51

A-1-10

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
					7, 14	7	7	5			5,7	5,7	3,4
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	2.60	12.3%	12.3%	575,000,000	As Is	1/20/2022	32.6%	32.6%	94.7%	7/22/2022	NAP
2	Loan	12	1	Kingston Square Apartments	1.53	9.2%	9.0%	85,700,000	As Is	8/1/2022	59.5%	59.5%	96.9%	8/18/2022	NAP
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	3.61	11.1%	11.1%	954,000,000	As Is	1/20/2022	33.3%	33.3%	96.4%	3/1/2022
3.01	Property		1	Yorkshire Towers				821,000,000	As Is	1/20/2022			96.3%	3/1/2022	NAP
3.02	Property		1	Lexington Towers				133,000,000	As Is	1/20/2022			96.9%	3/1/2022	NAP
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	1.48	10.6%	9.8%	182,200,000	As Is	Various	41.2%	41.2%	71.9%	9/6/2022
4.01	Property		1	Memphis, TN				60,000,000	As Is	6/13/2022			65.9%	9/6/2022	No
4.02	Property		1	Wetumpka, AL				48,500,000	As Is	6/13/2022			67.9%	9/6/2022	No
4.03	Property		1	Rockford, IL				23,300,000	As Is	6/7/2022			55.1%	9/6/2022	No
4.04	Property		1	Iowa City, IA				19,700,000	As Is	6/6/2022			93.0%	9/6/2022	No
4.05	Property		1	Versailles, KY				30,700,000	As Is	6/15/2022			87.8%	9/6/2022	No
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	1.68	12.3%	11.9%	64,300,000	As Is	8/10/2022	56.8%	53.0%	89.8%	8/31/2022	No
6	Loan	23	1	Center Pointe Plaza I	1.27	9.6%	9.3%	52,800,000	As Is	7/22/2022	66.2%	56.5%	89.7%	8/1/2022	No
7	Loan	6, 7, 18	3	Bayou City Portfolio	1.21	10.0%	9.5%	58,300,000	As Is	6/17/2022	50.9%	42.7%	97.2%	7/11/2022
7.01	Property		1	Creekside Apartments				24,100,000	As Is	6/17/2022			94.8%	7/11/2022	NAP
7.02	Property		1	Oak Glen Apartments				19,800,000	As Is	6/17/2022			99.6%	7/11/2022	NAP
7.03	Property		1	Sterling Crossing Apartments				14,400,000	As Is	6/17/2022			97.2%	7/11/2022	NAP
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	1.41	9.4%	8.6%	187,000,000	As Is	7/1/2022	52.4%	52.4%	87.4%	6/23/2022	No
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	1.60	10.2%	9.3%	122,850,000	As Is	7/8/2022	59.4%	59.4%	88.3%	6/30/2022	No
10	Loan	12, 16, 20	1	Saks Fulfillment Center	1.71	10.7%	10.7%	112,900,000	As Is	8/1/2022	53.1%	53.1%	100.0%	8/2/2022	Yes
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	1.57	10.2%	9.6%	48,000,000	As Is	7/12/2022	56.3%	56.3%	98.4%	8/29/2022	No
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	1.60	10.3%	9.6%	55,600,000	As Is	Various	44.1%	44.1%	99.5%	8/31/2022
12.01	Property		1	Chandler Tech Center				49,200,000	As Is	5/23/2022			99.4%	8/31/2022	No
12.02	Property		1	Winn Dixie Prairieville				6,400,000	As Is	5/21/2022			100.0%	8/31/2022	Yes
13	Loan	4, 28, 33	1	ACME Mahwah	2.28	11.6%	11.6%	44,400,000	As Is	6/28/2022	51.8%	51.8%	100.0%	8/5/2022	Yes
14	Loan	3, 7, 18	1	South Michigan Avenue	1.39	9.1%	8.7%	34,200,000	As Is	5/13/2022	65.8%	65.8%	97.1%	7/1/2022	No
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	2.65	16.6%	15.0%	43,100,000	As Is	7/1/2022	51.7%	51.7%	78.0%	6/30/2022
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North				22,600,000	As Is	7/1/2022			82.7%	6/30/2022	NAP
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North				20,500,000	As Is	7/1/2022			73.6%	6/30/2022	NAP
16	Loan	12, 19, 20	1	La Habra Marketplace	2.34	8.9%	8.8%	153,000,000	As Is	8/10/2021	62.1%	62.1%	95.6%	8/2/2022	No
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	1.59	9.4%	8.9%	88,000,000	As Portfolio	Various	68.1%	68.1%	100.0%	7/21/2022
17.01	Property		1	Evergreen				19,750,000	As Is	6/14/2022			100.0%	7/21/2022	Yes
17.02	Property		1	Empire A&B				17,700,000	As Is	6/10/2022			100.0%	7/21/2022	No
17.03	Property		1	Lone Oak				14,500,000	As Is	6/13/2022			100.0%	7/21/2022	Yes
17.04	Property		1	Mound				7,250,000	As Is	6/14/2022			100.0%	7/21/2022	Yes
17.05	Property		1	Rochester				6,550,000	As Is	6/10/2022			100.0%	7/21/2022	Yes
17.06	Property		1	Schoolcraft				5,850,000	As Is	6/13/2022			100.0%	7/21/2022	Yes
17.07	Property		1	Wayne				4,400,000	As Is	6/13/2022			100.0%	7/21/2022	Yes
17.08	Property		1	Jeffries				4,600,000	As Is	6/13/2022			100.0%	7/21/2022	Yes
17.09	Property		1	Eckels				3,670,000	As Is	6/13/2022			100.0%	7/21/2022	Yes
17.10	Property		1	Martel				2,700,000	As Is	6/10/2022			100.0%	7/21/2022	Yes
18	Loan	12, 19	1	Rising Sun Towne Centre	1.52	9.7%	9.3%	26,600,000	As Is	8/20/2022	66.7%	66.7%	96.5%	7/1/2022	No
19	Loan	19	1	Icon One Daytona	2.04	7.9%	7.8%	72,900,000	As Is	6/18/2021	68.6%	68.6%	89.0%	6/24/2022	NAP
20	Loan	5, 12, 20	1	Lakeshore Marketplace	1.93	12.8%	11.3%	32,560,000	As Is (assuming $500k capital reserve)	10/23/2021	66.0%	60.8%	85.5%	6/30/2022	No
21	Loan	10	1	Union and Chapin Industrial	1.33	11.5%	10.8%	36,000,000	As Is	8/1/2022	31.3%	22.7%	100.0%	10/30/2020	Yes
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	1.68	9.4%	8.7%	335,200,000	As Is	1/31/2022	62.6%	62.6%	90.5%	2/1/2022	No
23	Loan	12, 19, 27, 33	1	111 River Street	5.08	16.9%	16.9%	244,000,000	As Is	11/15/2021	31.8%	31.8%	82.6%	1/1/2022	No
24	Loan	12, 19	1	Art Ovation Hotel	1.45	14.7%	13.0%	89,500,000	As Is	6/1/2022	50.8%	43.4%	80.7%	5/31/2022	NAP
25	Loan	20	1	3455 Veterans Hwy	1.60	9.2%	9.1%	49,500,000	As Is	6/17/2022	60.6%	60.6%	100.0%	7/29/2022	Yes
26	Loan	5, 19	1	Hampton Inn Richmond	1.86	15.5%	14.1%	14,727,224	As Complete	6/1/2022	67.2%	57.9%	77.7%	6/30/2022	NAP
27	Loan	1	1	Centerbrooke Self Storage	2.58	9.5%	9.4%	18,700,000	As Is	7/22/2022	50.8%	50.8%	99.5%	7/15/2022	NAP
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	1.84	11.4%	10.3%	16,480,000	Various	Various	54.8%	54.8%	100.0%	6/3/2022
28.01	Property		1	5959 South Harlem Avenue Building				11,150,000	Prospective Leased Fee	5/26/2022			100.0%	6/3/2022	Yes
28.02	Property		1	11825 Olive Street				1,930,000	Prospective Leased Fee	5/20/2022			100.0%	6/3/2022	Yes
28.03	Property		1	201 Tower Plaza				1,850,000	As Is	5/15/2022			100.0%	6/3/2022	Yes
28.04	Property		1	318 N 25th St				840,000	Prospective Market Value	5/15/2022			100.0%	6/3/2022	Yes
28.05	Property		1	1201 Pontiac Court				710,000	Prospective Leased Fee	5/15/2022			100.0%	6/3/2022	Yes
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	1.49	9.6%	9.3%	12,700,000	As Is	2/17/2022	62.2%	54.8%	98.7%	8/22/2022	No
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	2.06	16.4%	14.9%	134,300,000	As Is	Various	46.9%	43.2%	66.5%	5/31/2022
30.01	Property		1	Fairfield Inn Orange Beach				27,100,000	As Is	5/3/2022			62.0%	5/31/2022	NAP
30.02	Property		1	Beachside Gulf Shores				22,500,000	As Is	5/3/2022			52.7%	5/31/2022	NAP
30.03	Property		1	Home2Suites Mobile				16,700,000	As Is	5/4/2022			85.8%	5/31/2022	NAP
30.04	Property		1	Home2Suites Daphne				16,700,000	As Is	5/4/2022			82.0%	5/31/2022	NAP
30.05	Property		1	Staybridge Suites Gulf Shores				18,100,000	As Is	5/3/2022			65.4%	5/31/2022	NAP
30.06	Property		1	Gulf Shores Motel 6				9,700,000	As Is	5/3/2022			72.6%	5/31/2022	NAP
30.07	Property		1	Red Roof Pensacola				8,400,000	As Is	5/3/2022			56.7%	5/31/2022	NAP
30.08	Property		1	Quality Inn Gulf Shores				7,800,000	As Is	5/3/2022			53.9%	5/31/2022	NAP
30.09	Property		1	Red Roof Gulf Shores				7,300,000	As Is	5/3/2022			61.0%	5/31/2022	NAP
31	Loan	5, 6	4	Central Texas Self Storage	1.53	9.5%	9.4%	12,400,000	As Portfolio	4/29/2022	56.9%	56.9%	97.9%	5/1/2022
31.01	Property		1	Copperas Cove				4,800,000	As Is	4/29/2022			96.6%	5/1/2022	NAP
31.02	Property		1	Killeen				3,900,000	As Is	4/29/2022			98.3%	5/1/2022	NAP
31.03	Property		1	Morgan's Point				1,975,000	As Is	4/29/2022			100.0%	5/1/2022	NAP
31.04	Property		1	Temple				1,275,000	As Is	4/29/2022			97.6%	5/1/2022	NAP
32	Loan		1	Bella Vista Village	2.06	11.9%	11.8%	12,000,000	As Is	5/24/2022	54.2%	54.2%	100.0%	5/1/2022	No
33	Loan	4, 6	3	Sunset Apartment Portfolio	1.40	10.3%	9.8%	9,600,000	As Is	6/10/2022	66.1%	58.3%	100.0%	6/22/2022
33.01	Property		1	Sunset Landing				4,563,934	As Is	6/10/2022			100.0%	6/22/2022	NAP
33.02	Property		1	Sunset Dunes				3,777,049	As Is	6/10/2022			100.0%	6/22/2022	NAP
33.03	Property		1	Sunset Estates				1,259,016	As Is	6/10/2022			100.0%	6/22/2022	NAP
34	Loan	1	1	Warwick Self Storage	2.84	10.2%	10.1%	12,300,000	As Is	7/22/2022	50.2%	50.2%	99.2%	7/15/2022	NAP

A-1-11

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
35	Loan	6, 16	5	Knoxville MHC Portfolio	1.63	11.8%	11.6%	11,400,000	As Is	5/31/2022	50.8%	43.0%	100.0%	8/14/2022
35.01	Property		1	Island Estates I				3,800,000	As Is	5/31/2022			100.0%	8/14/2022	NAP
35.02	Property		1	Cove Lake South				3,300,000	As Is	5/31/2022			100.0%	8/14/2022	NAP
35.03	Property		1	Midtown Estates				1,800,000	As Is	5/31/2022			100.0%	8/14/2022	NAP
35.04	Property		1	Island Estates II				1,300,000	As Is	5/31/2022			100.0%	8/14/2022	NAP
35.05	Property		1	Cove Lake North				1,200,000	As Is	5/31/2022			100.0%	8/14/2022	NAP
36	Loan		1	Super Mini Storage	2.41	12.8%	12.7%	13,900,000	As Is	3/28/2022	39.6%	39.6%	97.9%	8/26/2022	NAP
37	Loan	10	1	Village at Rankin	1.50	9.1%	8.4%	10,650,000	As Is	8/9/2022	51.6%	44.4%	95.4%	8/2/2022	NAP
38	Loan	16, 19	1	Albertsons Clovis	2.21	11.8%	11.8%	10,500,000	As Is	4/25/2022	52.4%	52.4%	100.0%	7/14/2022	Yes
39	Loan	1, 10, 12	1	LaGrange Pointe	2.28	9.3%	9.0%	8,400,000	As Is	7/25/2022	64.9%	64.9%	100.0%	7/1/2022	NAP
40	Loan		1	Crowley Village	1.58	12.7%	11.0%	8,750,000	As Is	4/22/2022	59.3%	52.1%	94.4%	7/15/2022	No
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	1.54	8.7%	8.5%	8,400,000	As Is	2/24/2022	60.9%	60.9%	100.0%	7/29/2022
41.01	Property		1	4944-4946 North Harding Avenue				3,250,000	As Is	2/24/2022			100.0%	7/29/2022	NAP
41.02	Property		1	6442-6444 North Hamilton Avenue				2,700,000	As Is	2/24/2022			100.0%	7/29/2022	NAP
41.03	Property		1	4801 North Ridgeway Avenue				2,450,000	As Is	2/24/2022			100.0%	7/29/2022	NAP
42	Loan	4, 16	1	Denton Multifamily	1.98	8.7%	8.5%	8,000,000	As Is	11/3/2021	59.9%	59.9%	96.4%	8/10/2022	NAP
43	Loan	16	1	Scotland Court Industrial	1.30	9.5%	9.0%	6,000,000	As Is	2/25/2022	68.3%	63.6%	100.0%	7/8/2022	No
44	Loan	3, 10, 13, 16	1	561 Clinton Street	1.24	8.4%	8.3%	5,100,000	As Is	5/25/2022	68.6%	68.6%	100.0%	8/17/2022	No
45	Loan	10	1	Greenhaven Townhouses	1.22	7.8%	7.3%	4,750,000	As Is	8/2/2022	68.4%	63.4%	95.9%	7/19/2022	NAP
46	Loan	10	1	Valley Paradise	2.04	8.4%	8.1%	7,000,000	As Is	7/20/2022	44.9%	44.9%	93.3%	6/30/2022	NAP
47	Loan	10	1	Harbor View Apartments	1.30	8.0%	7.9%	4,240,000	As Is	7/25/2022	63.7%	52.3%	100.0%	3/31/2022	NAP
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	1.48	9.1%	8.9%	4,100,000	As Is	6/29/2022	65.9%	65.9%	100.0%	7/20/2022	No

A-1-12

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
					4,21,22,23,28				4,21,22,23,28				4,21,22,23,28
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	12	1	Kingston Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers
3.01	Property		1	Yorkshire Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX
4.01	Property		1	Memphis, TN	Viterra	569,688	41.4%	8/31/2029	Fedex	235,747	17.1%	11/30/2026	USPS
4.02	Property		1	Wetumpka, AL	Bella + Canvas, LLC	371,734	50.6%	2/28/2029	Wynn Grain Spice	127,286	17.3%	4/30/2032	NAP
4.03	Property		1	Rockford, IL	Amazon	138,400	26.7%	3/31/2027	Timber Industries	93,679	18.1%	5/31/2028	Ryder
4.04	Property		1	Iowa City, IA	HNI Corporation	317,518	93.0%	6/30/2025	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Versailles, KY	Ledvance, LLC	376,298	47.6%	4/30/2027	McLane Company, Inc.	303,728	38.4%	1/31/2026	Bourbon Pallet Dreams LLC
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	Eagle Pharmaceuticals	27,093	10.6%	6/30/2025	HDR	26,084	10.2%	2/28/2033	Ford
6	Loan	23	1	Center Pointe Plaza I	Home Depot U.S.A, Inc.	109,738	46.0%	6/30/2031	TJ Maxx	29,900	12.5%	1/31/2033	Ross Dress for Less
7	Loan	6, 7, 18	3	Bayou City Portfolio
7.01	Property		1	Creekside Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Oak Glen Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Sterling Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	The City of New York	67,000	24.9%	10/14/2029	In Touch Group, LLC	51,000	18.9%	9/30/2031	E-Lo Sportswear, LLC
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	Wells Fargo Bank	44,566	11.4%	7/31/2027	Phelps Dunbar, LLP	30,311	7.8%	6/30/2028	Wicker, Smith, O'Hara, McCoy & Ford, PA
10	Loan	12, 16, 20	1	Saks Fulfillment Center	The Saks Fifth Avenue Fulfillment Center (HBC)	822,771	100.0%	8/1/2047	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	Shores III, L.L.C.	30,962	22.9%	8/31/2034	ERJ Properties	15,591	11.5%	8/31/2034	Aperture Labs
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio
12.01	Property		1	Chandler Tech Center	Comtech EF	151,964	62.9%	7/31/2036	Compound Photonics	74,568	30.9%	12/31/2024	William Ryan Homes
12.02	Property		1	Winn Dixie Prairieville	Winn-Dixie	61,834	100.0%	8/31/2028	NAP	NAP	NAP	NAP	NAP
13	Loan	4, 28, 33	1	ACME Mahwah	ACME Supermarkets	110,249	100.0%	2/28/2034	NAP	NAP	NAP	NAP	NAP
14	Loan	3, 7, 18	1	South Michigan Avenue	Once Upon A Playhouse, LLC	4,954	8.5%	9/30/2024	Happy Arts, LLC	3,738	6.4%	6/30/2025	SpeedPro Chicago Loop
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	12, 19, 20	1	La Habra Marketplace	Regal Entertainment Group	59,800	16.1%	4/30/2034	LA Fitness	50,322	13.5%	6/30/2034	Hobby Lobby
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio
17.01	Property		1	Evergreen	Sherwood Foods	303,383	100.0%	3/31/2029	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Empire A&B	Radienz Living	220,581	67.5%	3/31/2024	Averitt Express, Inc.	105,988	32.5%	12/31/2031	NAP
17.03	Property		1	Lone Oak	Scantron	113,184	100.0%	12/31/2037	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	Mound	Wright Tool	86,422	100.0%	11/30/2029	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	Rochester	TA Systems	68,902	100.0%	10/31/2024	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	Schoolcraft	MacLean Master	68,596	100.0%	9/30/2031	NAP	NAP	NAP	NAP	NAP
17.07	Property		1	Wayne	Munch's Supply	55,820	100.0%	3/31/2025	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Jeffries	Williams Distrib	55,547	100.0%	10/31/2027	NAP	NAP	NAP	NAP	NAP
17.09	Property		1	Eckels	Great Lakes Glass	42,300	100.0%	12/31/2029	NAP	NAP	NAP	NAP	NAP
17.10	Property		1	Martel	Joshen Paper	84,450	100.0%	5/31/2027	NAP	NAP	NAP	NAP	NAP
18	Loan	12, 19	1	Rising Sun Towne Centre	Martin's	73,000	49.7%	9/30/2028	Big Lots	39,003	26.6%	1/31/2024	Dollar Tree
19	Loan	19	1	Icon One Daytona	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 12, 20	1	Lakeshore Marketplace	Hobby Lobby	65,214	18.7%	12/31/2030	Dunham's Sports	38,634	11.1%	1/31/2027	Burlington
21	Loan	10	1	Union and Chapin Industrial	Industrial Container Services, LLC	241,584	100.0%	6/30/2039	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	iCIMS, Inc.	331,378	24.2%	11/30/2032	Guardian Life Insurance Company of America	91,319	6.7%	12/31/2032	WorkWave LLC
23	Loan	12, 19, 27, 33	1	111 River Street	John Wiley & Sons Inc.	293,633	52.6%	3/31/2033	Sumitomo Mitsui Trust Bank	38,134	6.8%	1/31/2024	Crunch Holdings LLC
24	Loan	12, 19	1	Art Ovation Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	20	1	3455 Veterans Hwy	County of Suffolk	151,730	100.0%	11/30/2039	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 19	1	Hampton Inn Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1	1	Centerbrooke Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio
28.01	Property		1	5959 South Harlem Avenue Building	Hayes Commercial LLC	132,048	100.0%	6/2/2037	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	11825 Olive Street	Hayes Commercial LLC	28,155	100.0%	6/2/2037	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	201 Tower Plaza	Hayes Services LLC	26,689	100.0%	6/2/2037	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	318 N 25th St	Hayes Services LLC	15,425	100.0%	6/2/2037	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	1201 Pontiac Court	Hayes Commercial LLC	9,488	100.0%	6/2/2037	NAP	NAP	NAP	NAP	NAP
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	First ExcellenceTherapy	2,055	4.2%	11/30/2022	Med Therapy & Rehab	1,690	3.4%	10/31/2022	Exclusive Property Management
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio
30.01	Property		1	Fairfield Inn Orange Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Beachside Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.03	Property		1	Home2Suites Mobile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.04	Property		1	Home2Suites Daphne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.05	Property		1	Staybridge Suites Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.06	Property		1	Gulf Shores Motel 6	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.07	Property		1	Red Roof Pensacola	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.08	Property		1	Quality Inn Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.09	Property		1	Red Roof Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	5, 6	4	Central Texas Self Storage
31.01	Property		1	Copperas Cove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	Killeen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.03	Property		1	Morgan's Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.04	Property		1	Temple	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Bella Vista Village	Biscuits Cafe, Inc.	4,180	12.6%	6/30/2029	Clark D. Larson and Liesel Larson	3,820	11.5%	11/30/2025	Pyro's Pie and Pub, Inc.
33	Loan	4, 6	3	Sunset Apartment Portfolio
33.01	Property		1	Sunset Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Sunset Dunes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	Sunset Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	1	1	Warwick Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
35	Loan	6, 16	5	Knoxville MHC Portfolio
35.01	Property		1	Island Estates I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	Cove Lake South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	Midtown Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.04	Property		1	Island Estates II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.05	Property		1	Cove Lake North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Super Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	10	1	Village at Rankin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 19	1	Albertsons Clovis	United Supermarkets, LLC (d/b/a Albertsons Market)	43,484	100.0%	10/31/2030	NAP	NAP	NAP	NAP	NAP
39	Loan	1, 10, 12	1	LaGrange Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Crowley Village	Brookshire Grocery Company	48,918	45.7%	6/30/2027	Planet Fitness	11,707	10.9%	12/31/2031	Aaron Rents, Inc
41	Loan	6, 16, 17	3	Block Multifamily Portfolio
41.01	Property		1	4944-4946 North Harding Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	6442-6444 North Hamilton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.03	Property		1	4801 North Ridgeway Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	4, 16	1	Denton Multifamily	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16	1	Scotland Court Industrial	Safelite Fulfillment, Inc.	8,311	25.0%	12/31/2026	Dakks LLC dba Ace Performance Automotive	8,311	25.0%	11/30/2025	National Metal Stampings, Inc.
44	Loan	3, 10, 13, 16	1	561 Clinton Street	Atlantic Ave Smoke Shop Inc.	650	39.4%	12/14/2026	Almost Ready Storefront, LLC	450	27.3%	8/31/2031	Grandma's Cheese LLC
45	Loan	10	1	Greenhaven Townhouses	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	10	1	Valley Paradise	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	10	1	Harbor View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	Revolution Taco	1,650	100.0%	3/31/2025	NAP	NAP	NAP	NAP	NAP

A-1-14

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date
								4,21,22,23,28				4,21,22,23, 28
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/20/2022
2	Loan	12	1	Kingston Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/4/2022
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers
3.01	Property		1	Yorkshire Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/3/2022
3.02	Property		1	Lexington Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/19/2022
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX
4.01	Property		1	Memphis, TN	101,162	7.4%	5/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/21/2022
4.02	Property		1	Wetumpka, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/21/2022
4.03	Property		1	Rockford, IL	52,917	10.2%	9/28/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/21/2022
4.04	Property		1	Iowa City, IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/21/2022
4.05	Property		1	Versailles, KY	14,235	1.8%	12/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/21/2022
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	19,358	7.5%	8/31/2026	HQ Global Workplaces	15,523	6.1%	9/30/2023	Price Meese Shulman	13,095	5.1%	4/30/2026	8/19/2022
6	Loan	23	1	Center Pointe Plaza I	22,000	9.2%	1/31/2031	Boot Barn	14,715	6.2%	2/29/2032	Sai Farmer's Market	13,500	5.7%	7/31/2029	8/2/2022
7	Loan	6, 7, 18	3	Bayou City Portfolio
7.01	Property		1	Creekside Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/1/2022
7.02	Property		1	Oak Glen Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/1/2022
7.03	Property		1	Sterling Crossing Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/1/2022
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	34,000	12.6%	8/31/2027	Situation Marketing, LLC	17,000	6.3%	5/31/2026	Severud Assoc	17,000	6.3%	12/31/2032	6/29/2022
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	20,632	5.3%	7/31/2029	Valet Living, LLC	20,601	5.3%	8/31/2028	Datis HR Cloud, Inc	19,618	5.0%	8/31/2031	5/3/2022
10	Loan	12, 16, 20	1	Saks Fulfillment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2022
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	10,685	7.9%	8/31/2034	MKBY	7,062	5.2%	8/31/2034	Encompass Holdings	6,509	4.8%	8/31/2034	7/19/2022
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio
12.01	Property		1	Chandler Tech Center	13,628	5.6%	1/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/12/2022
12.02	Property		1	Winn Dixie Prairieville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/2/2022
13	Loan	4, 28, 33	1	ACME Mahwah	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/5/2022
14	Loan	3, 7, 18	1	South Michigan Avenue	3,458	5.9%	3/1/2026	Issues Barber & Beauty Salon	3,391	5.8%	9/30/2027	Crab Bucket No1, LLC	3,172	5.4%	3/31/2029	5/24/2022
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2022
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2022
16	Loan	12, 19, 20	1	La Habra Marketplace	44,060	11.8%	6/30/2028	Ross Dress For Less	25,920	7.0%	1/31/2028	Sprouts	25,252	6.8%	9/30/2024	9/15/2021
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio
17.01	Property		1	Evergreen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2022
17.02	Property		1	Empire A&B	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/13/2022
17.03	Property		1	Lone Oak	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/6/2022
17.04	Property		1	Mound	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2022
17.05	Property		1	Rochester	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/8/2022
17.06	Property		1	Schoolcraft	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2022
17.07	Property		1	Wayne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2022
17.08	Property		1	Jeffries	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/7/2022
17.09	Property		1	Eckels	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/7/2022
17.10	Property		1	Martel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2022
18	Loan	12, 19	1	Rising Sun Towne Centre	7,200	4.9%	12/31/2022	NLX Fitness	5,080	3.5%	4/30/2028	McDonald's	3,388	2.3%	10/9/2027	8/8/2022
19	Loan	19	1	Icon One Daytona	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/25/2021
20	Loan	5, 12, 20	1	Lakeshore Marketplace	33,731	9.7%	2/28/2031	TJ Maxx	33,000	9.4%	5/31/2027	Barnes & Noble	22,589	6.5%	1/31/2024	10/20/2021
21	Loan	10	1	Union and Chapin Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/29/2020
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	71,667	5.2%	5/27/2029	Jersey Central Power & Light Company	69,870	5.1%	12/31/2027	International Flavors & Fragrances, L.P.	60,104	4.4%	9/30/2033	2/14/2022
23	Loan	12, 19, 27, 33	1	111 River Street	21,196	3.8%	8/31/2029	Burgiss Group LLC The	19,018	3.4%	11/30/2026	Educationdynamics LLC	18,063	3.2%	8/31/2029	12/21/2021
24	Loan	12, 19	1	Art Ovation Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/14/2022
25	Loan	20	1	3455 Veterans Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/9/2022
26	Loan	5, 19	1	Hampton Inn Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/17/2022
27	Loan	1	1	Centerbrooke Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/24/2021
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio
28.01	Property		1	5959 South Harlem Avenue Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2022
28.02	Property		1	11825 Olive Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022
28.03	Property		1	201 Tower Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022
28.04	Property		1	318 N 25th St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/20/2022
28.05	Property		1	1201 Pontiac Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/25/2022
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	1,530	3.1%	4/30/2023	Victoria Medical Center	1,415	2.9%	1/31/2023	Lesly Home Health Care	1,290	2.6%	12/31/2022	2/17/2022
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio
30.01	Property		1	Fairfield Inn Orange Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2022
30.02	Property		1	Beachside Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2022
30.03	Property		1	Home2Suites Mobile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/3/2022
30.04	Property		1	Home2Suites Daphne	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/3/2022
30.05	Property		1	Staybridge Suites Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2022
30.06	Property		1	Gulf Shores Motel 6	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2022
30.07	Property		1	Red Roof Pensacola	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2022
30.08	Property		1	Quality Inn Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2022
30.09	Property		1	Red Roof Gulf Shores	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/15/2022
31	Loan	5, 6	4	Central Texas Self Storage
31.01	Property		1	Copperas Cove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/6/2022
31.02	Property		1	Killeen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/6/2022
31.03	Property		1	Morgan's Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/6/2022
31.04	Property		1	Temple	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/6/2022
32	Loan		1	Bella Vista Village	2,600	7.8%	9/30/2026	Mindy Sue Melillo d/b/a Dance Spot	2,520	7.6%	2/29/2028	Barry Goodman	2,426	7.3%	1/14/2026	6/1/2022
33	Loan	4, 6	3	Sunset Apartment Portfolio
33.01	Property		1	Sunset Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2022
33.02	Property		1	Sunset Dunes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2022
33.03	Property		1	Sunset Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2022
34	Loan	1	1	Warwick Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/24/2021

A-1-15

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date
35	Loan	6, 16	5	Knoxville MHC Portfolio
35.01	Property		1	Island Estates I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/16/2022
35.02	Property		1	Cove Lake South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/16/2022
35.03	Property		1	Midtown Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/16/2022
35.04	Property		1	Island Estates II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/16/2022
35.05	Property		1	Cove Lake North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/16/2022
36	Loan		1	Super Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/4/2022
37	Loan	10	1	Village at Rankin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/8/2021
38	Loan	16, 19	1	Albertsons Clovis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/4/2022
39	Loan	1, 10, 12	1	LaGrange Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/13/2020
40	Loan		1	Crowley Village	10,542	9.8%	4/30/2027	Dollar Tree Stores Inc.	10,528	9.8%	5/31/2024	Cato Corporation	5,000	4.7%	1/31/2027	4/15/2022
41	Loan	6, 16, 17	3	Block Multifamily Portfolio
41.01	Property		1	4944-4946 North Harding Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/8/2022
41.02	Property		1	6442-6444 North Hamilton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/8/2022
41.03	Property		1	4801 North Ridgeway Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/7/2022
42	Loan	4, 16	1	Denton Multifamily	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/16/2021
43	Loan	16	1	Scotland Court Industrial	5,573	16.8%	9/30/2025	Shift Speed Shop, LLC	5,476	16.5%	11/30/2025	Paragon Service Pros, LLC	2,835	8.5%	9/30/2024	3/14/2022
44	Loan	3, 10, 13, 16	1	561 Clinton Street	300	18.2%	12/31/2032	BH Realty	250	15.2%	12/31/2032	NAP	NAP	NAP	NAP	6/6/2022
45	Loan	10	1	Greenhaven Townhouses	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/20/2021
46	Loan	10	1	Valley Paradise	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/3/2021
47	Loan	10	1	Harbor View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2021
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/12/2022

A-1-16

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
															18	19	18
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	1/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	919,476	459,738	0
2	Loan	12	1	Kingston Square Apartments	NAP	8/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	154,550	25,069	0
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers											5,390,917	898,486	367,868
3.01	Property		1	Yorkshire Towers	NAP	1/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.02	Property		1	Lexington Towers	NAP	1/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX											257,137	56,408	0
4.01	Property		1	Memphis, TN	NAP	6/21/2022	6/21/2022	16%	Yes - AE	Fee	NAP	NAP	NAP	NAP
4.02	Property		1	Wetumpka, AL	NAP	6/21/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
4.03	Property		1	Rockford, IL	NAP	6/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.04	Property		1	Iowa City, IA	NAP	6/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.05	Property		1	Versailles, KY	NAP	6/21/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	NAP	8/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	74,353	11,798
6	Loan	23	1	Center Pointe Plaza I	NAP	8/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	38,007	36,197	41,369
7	Loan	6, 7, 18	3	Bayou City Portfolio											355,900	44,488	109,993
7.01	Property		1	Creekside Apartments	NAP	7/1/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7.02	Property		1	Oak Glen Apartments	NAP	7/1/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7.03	Property		1	Sterling Crossing Apartments	NAP	7/1/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	NAP	6/29/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	1,080,225	270,056	0
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	NAP	5/2/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	1,557,182	141,562	0
10	Loan	12, 16, 20	1	Saks Fulfillment Center	NAP	6/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	117,913	Springing	61,924
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	NAP	7/19/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	41,485	41,485	36,963
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio											385,698	55,100	83,971
12.01	Property		1	Chandler Tech Center	NAP	5/12/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.02	Property		1	Winn Dixie Prairieville	NAP	6/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13	Loan	4, 28, 33	1	ACME Mahwah	NAP	6/29/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	Springing	992
14	Loan	3, 7, 18	1	South Michigan Avenue	NAP	6/29/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	410,078	53,009	20,292
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio											159,525	26,587	0
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North	NAP	7/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North	NAP	7/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16	Loan	12, 19, 20	1	La Habra Marketplace	NAP	8/19/2021	8/19/2021	10%	No	Fee	NAP	NAP	NAP	NAP	0	111,540	0
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio											288,329	46,731	9,481
17.01	Property		1	Evergreen	NAP	6/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.02	Property		1	Empire A&B	NAP	6/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.03	Property		1	Lone Oak	NAP	6/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.04	Property		1	Mound	NAP	6/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.05	Property		1	Rochester	NAP	6/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.06	Property		1	Schoolcraft	NAP	6/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.07	Property		1	Wayne	NAP	6/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.08	Property		1	Jeffries	NAP	6/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.09	Property		1	Eckels	NAP	6/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.10	Property		1	Martel	NAP	6/22/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
18	Loan	12, 19	1	Rising Sun Towne Centre	NAP	8/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
19	Loan	19	1	Icon One Daytona	NAP	6/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	415,753	38,750	63,059
20	Loan	5, 12, 20	1	Lakeshore Marketplace	NAP	10/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	45,145	0
21	Loan	10	1	Union and Chapin Industrial	NAP	9/29/2020	9/29/2020	7%	No	Fee	NAP	NAP	NAP	NAP	0	0	0
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	NAP	2/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	617,834	308,917	0
23	Loan	12, 19, 27, 33	1	111 River Street	NAP	10/26/2021	NAP	NAP	Yes - AE	Leasehold	9/30/2098	None	1,502,800	Yes	122,519	138,561	177,648
24	Loan	12, 19	1	Art Ovation Hotel	NAP	6/14/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	269,732	30,525	0
25	Loan	20	1	3455 Veterans Hwy	NAP	4/28/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	20,949
26	Loan	5, 19	1	Hampton Inn Richmond	NAP	6/17/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	30,135	5,701	8,030
27	Loan	1	1	Centerbrooke Self Storage	NAP	8/17/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	26,986	4,498	0
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio											0	Springing	0
28.01	Property		1	5959 South Harlem Avenue Building	5/17/2022	4/25/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.02	Property		1	11825 Olive Street	NAP	4/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.03	Property		1	201 Tower Plaza	NAP	5/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.04	Property		1	318 N 25th St	NAP	4/20/2022	NAP	NAP	Yes - AE, A1-A30	Fee	NAP	NAP	NAP	NAP
28.05	Property		1	1201 Pontiac Court	NAP	4/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	NAP	2/16/2022	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP	90,915	12,988	13,110
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio											524,996	74,999	823,127
30.01	Property		1	Fairfield Inn Orange Beach	NAP	5/9/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
30.02	Property		1	Beachside Gulf Shores	NAP	5/9/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
30.03	Property		1	Home2Suites Mobile	NAP	6/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
30.04	Property		1	Home2Suites Daphne	NAP	6/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
30.05	Property		1	Staybridge Suites Gulf Shores	NAP	5/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
30.06	Property		1	Gulf Shores Motel 6	NAP	5/9/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
30.07	Property		1	Red Roof Pensacola	NAP	7/15/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
30.08	Property		1	Quality Inn Gulf Shores	NAP	5/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
30.09	Property		1	Red Roof Gulf Shores	NAP	5/9/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
31	Loan	5, 6	4	Central Texas Self Storage											56,546	9,595	21,277
31.01	Property		1	Copperas Cove	NAP	5/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
31.02	Property		1	Killeen	NAP	5/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
31.03	Property		1	Morgan's Point	NAP	5/9/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
31.04	Property		1	Temple	NAP	5/6/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
32	Loan		1	Bella Vista Village	NAP	6/2/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	34,519	6,904	0
33	Loan	4, 6	3	Sunset Apartment Portfolio											57,547	7,193	59,950
33.01	Property		1	Sunset Landing	NAP	6/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33.02	Property		1	Sunset Dunes	NAP	6/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33.03	Property		1	Sunset Estates	NAP	6/23/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34	Loan	1	1	Warwick Self Storage	NAP	8/17/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	45,836	7,639	0

A-1-17

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
35	Loan	6, 16	5	Knoxville MHC Portfolio											11,796	1,474	4,548
35.01	Property		1	Island Estates I	NAP	6/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35.02	Property		1	Cove Lake South	NAP	6/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35.03	Property		1	Midtown Estates	NAP	6/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35.04	Property		1	Island Estates II	NAP	6/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35.05	Property		1	Cove Lake North	NAP	6/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
36	Loan		1	Super Mini Storage	NAP	4/7/2022	4/11/2022	7%	No	Fee	NAP	NAP	NAP	NAP	18,205	6,069	4,325
37	Loan	10	1	Village at Rankin	NAP	7/5/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	34,340	3,615	7,919
38	Loan	16, 19	1	Albertsons Clovis	NAP	5/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
39	Loan	1, 10, 12	1	LaGrange Pointe	NAP	12/18/2019	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	20,456	10,228	3,934
40	Loan		1	Crowley Village	NAP	4/15/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	28,114	4,686	15,365
41	Loan	6, 16, 17	3	Block Multifamily Portfolio											30,200	6,040	14,743
41.01	Property		1	4944-4946 North Harding Avenue	NAP	3/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41.02	Property		1	6442-6444 North Hamilton Avenue	NAP	3/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41.03	Property		1	4801 North Ridgeway Avenue	NAP	3/16/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
42	Loan	4, 16	1	Denton Multifamily	NAP	11/16/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	28,497	9,499	8,596
43	Loan	16	1	Scotland Court Industrial	NAP	3/14/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	13,543	4,514	3,950
44	Loan	3, 10, 13, 16	1	561 Clinton Street	NAP	6/1/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	12,826	3,054	3,046
45	Loan	10	1	Greenhaven Townhouses	NAP	9/20/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	8,870	2,534	17,065
46	Loan	10	1	Valley Paradise	NAP	8/2/2021	8/3/2021	11%	No	Fee	NAP	NAP	NAP	NAP	7,398	2,466	5,093
47	Loan	10	1	Harbor View Apartments	NAP	4/26/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	16,734	3,719	10,032
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	NAP	7/11/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	10,699	2,038	1,972

A-1-18

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					19	18	19	20	18	19	20	18	19	20	18	18	19
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	Springing	850,000	0	0	0	0	0	0	0	0	0	12,778,500	Springing
2	Loan	12	1	Kingston Square Apartments	Springing	0	8,717	0	0	0	0	0	0	0	110,375	0	0
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	Springing	1,100,000	0	0	1,000,000	0	0	0	0	0	0	12,400,000	Springing
3.01	Property		1	Yorkshire Towers
3.02	Property		1	Lexington Towers
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	Springing	0	31,336	1,130,000	3,000,000	Springing	1,500,000	0	0	0	319,158	6,290,083	0
4.01	Property		1	Memphis, TN
4.02	Property		1	Wetumpka, AL
4.03	Property		1	Rockford, IL
4.04	Property		1	Iowa City, IA
4.05	Property		1	Versailles, KY
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	Springing	153,875	Springing	153,875	3,000,000	Springing	3,000,000	0	0	0	0	1,722,456	0
6	Loan	23	1	Center Pointe Plaza I	3,940	0	2,979	0	250,000	5,959	500,000	0	0	0	26,778	557,012	0
7	Loan	6, 7, 18	3	Bayou City Portfolio	20,845	0	13,293	0	0	0	0	0	0	0	122,375	2,500,000	0
7.01	Property		1	Creekside Apartments
7.02	Property		1	Oak Glen Apartments
7.03	Property		1	Sterling Crossing Apartments
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	Springing	0	4,487	100,000	0	22,436	1,346,165	0	0	0	0	0	Springing
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	Springing	0	6,494	0	1,000,000	48,703	0	0	0	0	0	857,573	0
10	Loan	12, 16, 20	1	Saks Fulfillment Center	Springing	0	Springing	0	0	Springing	0	0	0	0	0	0	0
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	3,080	50,000	2,258	81,276	0	11,296	500,000	0	0	0	0	0	0
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	7,634	0	3,457	82,960	0	Springing	540,000	0	0	0	89,375	0	Springing
12.01	Property		1	Chandler Tech Center
12.02	Property		1	Winn Dixie Prairieville
13	Loan	4, 28, 33	1	ACME Mahwah	Springing	0	Springing	500,000	0	Springing	0	0	0	0	0	0	0
14	Loan	3, 7, 18	1	South Michigan Avenue	6,764	0	2,526	0	0	4,873	0	0	0	0	0	926,911	0
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	Springing	0	14,627	0	0	0	0	0	0	0	0	0	Springing
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North
16	Loan	12, 19, 20	1	La Habra Marketplace	Springing	0	5,983	1,250,000	3,250,000	29,917	1,250,000	0	0	0	0	0	0
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	9,481	0	Springing	0	3,331,584	35,151	1,000,000	0	0	0	489,945	0	0
17.01	Property		1	Evergreen
17.02	Property		1	Empire A&B
17.03	Property		1	Lone Oak
17.04	Property		1	Mound
17.05	Property		1	Rochester
17.06	Property		1	Schoolcraft
17.07	Property		1	Wayne
17.08	Property		1	Jeffries
17.09	Property		1	Eckels
17.10	Property		1	Martel
18	Loan	12, 19	1	Rising Sun Towne Centre	Springing	0	1,836	0	150,000	6,119	300,000	0	0	0	69,300	0	0
19	Loan	19	1	Icon One Daytona	Springing	0	5,875	0	0	0	0	0	0	0	0	0	0
20	Loan	5, 12, 20	1	Lakeshore Marketplace	4,237	0	10,480	350,000	503,240	21,834	750,000	0	0	0	0	358,728	0
21	Loan	10	1	Union and Chapin Industrial	0	0	253	0	0	0	0	0	0	0	0	0	0
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	Springing	0	24,583	0	8,500,000	Springing	8,500,000	0	0	0	0	6,778,984	Springing
23	Loan	12, 19, 27, 33	1	111 River Street	Springing	700,000	Springing	0	13,900,000	Springing	2,360,000	0	0	0	0	1,469,000	165,616
24	Loan	12, 19	1	Art Ovation Hotel	Springing	0	51,103	0	0	0	0	0	0	0	0	12,000,000	Springing
25	Loan	20	1	3455 Veterans Hwy	6,983	1,264	1,264	15,173	0	Springing	0	0	0	0	0	0	0
26	Loan	5, 19	1	Hampton Inn Richmond	1,606	0	Springing	0	0	0	0	0	0	0	0	2,784,030	Springing
27	Loan	1	1	Centerbrooke Self Storage	Springing	0	830	0	0	0	0	0	0	0	0	0	0
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	Springing	0	0	0	0	0	0	0	0	0	39,393	0	0
28.01	Property		1	5959 South Harlem Avenue Building
28.02	Property		1	11825 Olive Street
28.03	Property		1	201 Tower Plaza
28.04	Property		1	318 N 25th St
28.05	Property		1	1201 Pontiac Court
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	4,370	0	1,584	0	187,000	Springing	187,000	0	0	0	1,250	0	0
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	137,188	139,871	139,871	0	0	0	0	0	0	0	96,612	2,264,688	Springing
30.01	Property		1	Fairfield Inn Orange Beach
30.02	Property		1	Beachside Gulf Shores
30.03	Property		1	Home2Suites Mobile
30.04	Property		1	Home2Suites Daphne
30.05	Property		1	Staybridge Suites Gulf Shores
30.06	Property		1	Gulf Shores Motel 6
30.07	Property		1	Red Roof Pensacola
30.08	Property		1	Quality Inn Gulf Shores
30.09	Property		1	Red Roof Gulf Shores
31	Loan	5, 6	4	Central Texas Self Storage	3,040	0	653	0	0	0	0	0	0	0	9,047	50,000	0
31.01	Property		1	Copperas Cove
31.02	Property		1	Killeen
31.03	Property		1	Morgan's Point
31.04	Property		1	Temple
32	Loan		1	Bella Vista Village	Springing	0	416	0	250,000	Springing	250,000	0	0	0	1,650	23,801	0
33	Loan	4, 6	3	Sunset Apartment Portfolio	4,996	0	2,617	0	0	0	0	0	0	0	86,538	22,050	0
33.01	Property		1	Sunset Landing
33.02	Property		1	Sunset Dunes
33.03	Property		1	Sunset Estates
34	Loan	1	1	Warwick Self Storage	0	0	637	0	0	0	0	0	0	0	2,500	0	0

A-1-19

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
35	Loan	6, 16	5	Knoxville MHC Portfolio	501	0	742	0	0	0	0	0	0	0	146,000	600,000	0
35.01	Property		1	Island Estates I
35.02	Property		1	Cove Lake South
35.03	Property		1	Midtown Estates
35.04	Property		1	Island Estates II
35.05	Property		1	Cove Lake North
36	Loan		1	Super Mini Storage	1,442	0	767	0	0	0	0	0	0	0	0	0	0
37	Loan	10	1	Village at Rankin	3,167	0	3,250	0	0	0	0	0	0	0	240,000	0	0
38	Loan	16, 19	1	Albertsons Clovis	Springing	0	Springing	0	0	0	0	0	0	0	0	0	Springing
39	Loan	1, 10, 12	1	LaGrange Pointe	1,311	0	930	0	0	0	0	0	0	0	0	0	0
40	Loan		1	Crowley Village	7,682	2,768	2,768	0	79,455	4,465	210,000	0	0	0	0	24,990	0
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	1,290	0	859	0	0	0	0	0	0	0	2,625	0	0
41.01	Property		1	4944-4946 North Harding Avenue
41.02	Property		1	6442-6444 North Hamilton Avenue
41.03	Property		1	4801 North Ridgeway Avenue
42	Loan	4, 16	1	Denton Multifamily	2,331	700	700	0	0	0	0	0	0	0	0	0	0
43	Loan	16	1	Scotland Court Industrial	439	277	277	9,973	1,555	1,555	0	0	0	0	0	0	0
44	Loan	3, 10, 13, 16	1	561 Clinton Street	414	0	87	0	0	138	0	0	0	0	0	0	0
45	Loan	10	1	Greenhaven Townhouses	3,103	0	1,225	0	0	0	0	0	0	0	0	0	0
46	Loan	10	1	Valley Paradise	926	0	805	0	0	0	0	0	0	0	0	0	0
47	Loan	10	1	Harbor View Apartments	3,344	0	354	0	0	0	0	0	0	0	50,000	0	0
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	313	0	154	0	0	275	0	0	0	0	0	0	0

A-1-20

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	Unit Upgrade Reserve (Upfront: $7,858,500), Supplemental Income Reserve (Upfront: $4,920,000; Monthly: Springing)	0	NAP
2	Loan	12	1	Kingston Square Apartments		0	NAP
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	Unit Upgrade Reserve (Upfront: $6,500,000), Supplemental Income Reserve (Upfront: $5,900,000; Monthly: Springing)	0	NAP
3.01	Property		1	Yorkshire Towers
3.02	Property		1	Lexington Towers
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	Earn-out Reserve ($5,000,000), Unfunded Obligations Reserve ($1,290,083)	0	5,000,000
4.01	Property		1	Memphis, TN
4.02	Property		1	Wetumpka, AL
4.03	Property		1	Rockford, IL
4.04	Property		1	Iowa City, IA
4.05	Property		1	Versailles, KY
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	Existing TI/LC Obligations Reserve ($1,337,150), Rent Concession Reserve ($385,305.98)	0	NAP
6	Loan	23	1	Center Pointe Plaza I	Boot Barn Tenant Improvement Funds ($367,850), Cheddars Leasing Commission Reserve ($110,250), Cheddars Rent Abatement ($78,912)	0	NAP
7	Loan	6, 7, 18	3	Bayou City Portfolio	Economic Holdback Reserve	0	2,500,000
7.01	Property		1	Creekside Apartments
7.02	Property		1	Oak Glen Apartments
7.03	Property		1	Sterling Crossing Apartments
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	Specified Tenant Reserve	11,800,000	NAP
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	Unfunded Obligations Reserve ($622,047), Gap Rent Reserve ($235,526)	0	NAP
10	Loan	12, 16, 20	1	Saks Fulfillment Center		0	NAP
11	Loan	4, 20, 21, 23	1	Lakes Medical Center		0	NAP
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	Roof Repair Reserve (one time payment of $315,000.00)	0	NAP
12.01	Property		1	Chandler Tech Center
12.02	Property		1	Winn Dixie Prairieville
13	Loan	4, 28, 33	1	ACME Mahwah		0	NAP
14	Loan	3, 7, 18	1	South Michigan Avenue	Economic Holdback Achievement Reserve ($920,000.00), Free Rent Reserve ($6,910.80)	0	920,000
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	PIP Reserve	0	NAP
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North
16	Loan	12, 19, 20	1	La Habra Marketplace		0	NAP
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio		0	NAP
17.01	Property		1	Evergreen
17.02	Property		1	Empire A&B
17.03	Property		1	Lone Oak
17.04	Property		1	Mound
17.05	Property		1	Rochester
17.06	Property		1	Schoolcraft
17.07	Property		1	Wayne
17.08	Property		1	Jeffries
17.09	Property		1	Eckels
17.10	Property		1	Martel
18	Loan	12, 19	1	Rising Sun Towne Centre		0	NAP
19	Loan	19	1	Icon One Daytona		0	NAP
20	Loan	5, 12, 20	1	Lakeshore Marketplace	Specified TI/LC Reserve (Upfront: $227,772.85), Shoe Show/Bath & Body Works Reserve (Upfront: $130,954.70)	0	NAP
21	Loan	10	1	Union and Chapin Industrial		0	NAP
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	Outstanding Obligations Reserve (Upfront: $6,778,984), Put Price Reserve (Monthly: Springing)	0	NAP
23	Loan	12, 19, 27, 33	1	111 River Street	Significant Tenant Rent Replication Reserve (Upfront: $1,258,196.33), Ground Rent Reserve (Upfront: $165,615.50; Monthly: $165,615.50), Free Rent Reserve (Upfront: $45,188)	0	NAP
24	Loan	12, 19	1	Art Ovation Hotel	Performance Reserve (Upfront: $12,000,000), PIP Reserve (Springing)	0	12,000,000
25	Loan	20	1	3455 Veterans Hwy		0	NAP
26	Loan	5, 19	1	Hampton Inn Richmond	PIP Reserve: on the date that any PIP is imposed by the Franchisor pursuant to the Franchise Agreement, the Borrower must deposit an amount equal to 125% of the sum required to pay for such PIP	0	NAP
27	Loan	1	1	Centerbrooke Self Storage		0	NAP
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio		0	NAP
28.01	Property		1	5959 South Harlem Avenue Building
28.02	Property		1	11825 Olive Street
28.03	Property		1	201 Tower Plaza
28.04	Property		1	318 N 25th St
28.05	Property		1	1201 Pontiac Court
29	Loan	15, 20	1	Fontainebleau Park Office Plaza		0	NAP
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	Seasonality Reserve (Upfront: $850,000, Monthly: Springing), PIP Reserve (Upfront: $1,164,688), Beachside Improvements Reserve (Upfront: $250,000)	Seasonality Reserve ($850,000)	NAP
30.01	Property		1	Fairfield Inn Orange Beach
30.02	Property		1	Beachside Gulf Shores
30.03	Property		1	Home2Suites Mobile
30.04	Property		1	Home2Suites Daphne
30.05	Property		1	Staybridge Suites Gulf Shores
30.06	Property		1	Gulf Shores Motel 6
30.07	Property		1	Red Roof Pensacola
30.08	Property		1	Quality Inn Gulf Shores
30.09	Property		1	Red Roof Gulf Shores
31	Loan	5, 6	4	Central Texas Self Storage	Self-Storage Interest Reserve Funds	0	NAP
31.01	Property		1	Copperas Cove
31.02	Property		1	Killeen
31.03	Property		1	Morgan's Point
31.04	Property		1	Temple
32	Loan		1	Bella Vista Village	Free Rent Reserve	0	NAP
33	Loan	4, 6	3	Sunset Apartment Portfolio	STR Reserve	0	NAP
33.01	Property		1	Sunset Landing
33.02	Property		1	Sunset Dunes
33.03	Property		1	Sunset Estates
34	Loan	1	1	Warwick Self Storage		0	NAP

A-1-21

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
35	Loan	6, 16	5	Knoxville MHC Portfolio	Performance Reserve	0	NAP
35.01	Property		1	Island Estates I
35.02	Property		1	Cove Lake South
35.03	Property		1	Midtown Estates
35.04	Property		1	Island Estates II
35.05	Property		1	Cove Lake North
36	Loan		1	Super Mini Storage		0	NAP
37	Loan	10	1	Village at Rankin		0	NAP
38	Loan	16, 19	1	Albertsons Clovis	Trigger Lease Reserve	217,420	NAP
39	Loan	1, 10, 12	1	LaGrange Pointe		0	NAP
40	Loan		1	Crowley Village	Dollar Tree Funds Reserve	0	NAP
41	Loan	6, 16, 17	3	Block Multifamily Portfolio		0	NAP
41.01	Property		1	4944-4946 North Harding Avenue
41.02	Property		1	6442-6444 North Hamilton Avenue
41.03	Property		1	4801 North Ridgeway Avenue
42	Loan	4, 16	1	Denton Multifamily		0	NAP
43	Loan	16	1	Scotland Court Industrial		0	NAP
44	Loan	3, 10, 13, 16	1	561 Clinton Street		0	NAP
45	Loan	10	1	Greenhaven Townhouses		0	NAP
46	Loan	10	1	Valley Paradise		0	NAP
47	Loan	10	1	Harbor View Apartments		0	NAP
48	Loan	3, 10, 13, 16	1	2015 Walnut Street		0	NAP

A-1-22

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management
						26	26
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	Soft (Residential); Hard (Commercial)	In Place
2	Loan	12	1	Kingston Square Apartments	NAP	Springing	Springing
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	NAP	Soft (Residential); Hard (Commercial)	In Place
3.01	Property		1	Yorkshire Towers
3.02	Property		1	Lexington Towers
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	$5,000,000 deposited into the Earn-out Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Hard	Springing
4.01	Property		1	Memphis, TN
4.02	Property		1	Wetumpka, AL
4.03	Property		1	Rockford, IL
4.04	Property		1	Iowa City, IA
4.05	Property		1	Versailles, KY
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	NAP	Hard	Springing
6	Loan	23	1	Center Pointe Plaza I	NAP	Springing	Springing
7	Loan	6, 7, 18	3	Bayou City Portfolio	$2,500,000 deposited into the Economic Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Springing	Springing
7.01	Property		1	Creekside Apartments
7.02	Property		1	Oak Glen Apartments
7.03	Property		1	Sterling Crossing Apartments
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	NAP	Hard	Springing
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	NAP	Hard	Springing
10	Loan	12, 16, 20	1	Saks Fulfillment Center	NAP	Hard	Springing
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	NAP	Hard	Springing
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	NAP	Springing	Springing
12.01	Property		1	Chandler Tech Center
12.02	Property		1	Winn Dixie Prairieville
13	Loan	4, 28, 33	1	ACME Mahwah	NAP	Hard	In Place
14	Loan	3, 7, 18	1	South Michigan Avenue	$920,000 deposited into the Economic Holdback Achievement Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Soft (Residential); Hard (Commercial)	Springing
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	NAP	Springing	Springing
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North
16	Loan	12, 19, 20	1	La Habra Marketplace	NAP	Soft Springing	Springing
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	NAP	Hard	In Place
17.01	Property		1	Evergreen
17.02	Property		1	Empire A&B
17.03	Property		1	Lone Oak
17.04	Property		1	Mound
17.05	Property		1	Rochester
17.06	Property		1	Schoolcraft
17.07	Property		1	Wayne
17.08	Property		1	Jeffries
17.09	Property		1	Eckels
17.10	Property		1	Martel
18	Loan	12, 19	1	Rising Sun Towne Centre	NAP	Soft Springing	In Place
19	Loan	19	1	Icon One Daytona	NAP	None	None
20	Loan	5, 12, 20	1	Lakeshore Marketplace	NAP	Springing	Springing
21	Loan	10	1	Union and Chapin Industrial	NAP	Hard	Springing
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	NAP	Hard	Springing
23	Loan	12, 19, 27, 33	1	111 River Street	NAP	Hard	Springing
24	Loan	12, 19	1	Art Ovation Hotel	$12,000,000 deposited into the Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement.	Hard	Springing
25	Loan	20	1	3455 Veterans Hwy	NAP	Hard	Springing
26	Loan	5, 19	1	Hampton Inn Richmond	NAP	Hard	Springing
27	Loan	1	1	Centerbrooke Self Storage	NAP	Springing	Springing
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	NAP	Springing	Springing
28.01	Property		1	5959 South Harlem Avenue Building
28.02	Property		1	11825 Olive Street
28.03	Property		1	201 Tower Plaza
28.04	Property		1	318 N 25th St
28.05	Property		1	1201 Pontiac Court
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	NAP	Springing	Springing
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	NAP	Springing	Springing
30.01	Property		1	Fairfield Inn Orange Beach
30.02	Property		1	Beachside Gulf Shores
30.03	Property		1	Home2Suites Mobile
30.04	Property		1	Home2Suites Daphne
30.05	Property		1	Staybridge Suites Gulf Shores
30.06	Property		1	Gulf Shores Motel 6
30.07	Property		1	Red Roof Pensacola
30.08	Property		1	Quality Inn Gulf Shores
30.09	Property		1	Red Roof Gulf Shores
31	Loan	5, 6	4	Central Texas Self Storage	NAP	Soft	Springing
31.01	Property		1	Copperas Cove
31.02	Property		1	Killeen
31.03	Property		1	Morgan's Point
31.04	Property		1	Temple
32	Loan		1	Bella Vista Village	NAP	Hard	Springing
33	Loan	4, 6	3	Sunset Apartment Portfolio	NAP	Springing	Springing
33.01	Property		1	Sunset Landing
33.02	Property		1	Sunset Dunes
33.03	Property		1	Sunset Estates
34	Loan	1	1	Warwick Self Storage	NAP	Springing	Springing

A-1-23

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management
35	Loan	6, 16	5	Knoxville MHC Portfolio	NAP	Springing	Springing
35.01	Property		1	Island Estates I
35.02	Property		1	Cove Lake South
35.03	Property		1	Midtown Estates
35.04	Property		1	Island Estates II
35.05	Property		1	Cove Lake North
36	Loan		1	Super Mini Storage	NAP	Springing	Springing
37	Loan	10	1	Village at Rankin	NAP	Springing	Springing
38	Loan	16, 19	1	Albertsons Clovis	NAP	Hard	Springing
39	Loan	1, 10, 12	1	LaGrange Pointe	NAP	Springing	Springing
40	Loan		1	Crowley Village	NAP	Springing	Springing
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	NAP	Springing	Springing
41.01	Property		1	4944-4946 North Harding Avenue
41.02	Property		1	6442-6444 North Hamilton Avenue
41.03	Property		1	4801 North Ridgeway Avenue
42	Loan	4, 16	1	Denton Multifamily	NAP	Springing	Springing
43	Loan	16	1	Scotland Court Industrial	NAP	Springing	Springing
44	Loan	3, 10, 13, 16	1	561 Clinton Street	NAP	Springing	Springing
45	Loan	10	1	Greenhaven Townhouses	NAP	Soft	In Place
46	Loan	10	1	Valley Paradise	NAP	Springing	Springing
47	Loan	10	1	Harbor View Apartments	NAP	Soft	In Place
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	NAP	Springing	Springing

A-1-24

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
											9	9
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	Yes	No	Yes	No	37,500,000	150,000,000	589,322.92	736,653.65	177,500,000	4.65000%
2	Loan	12	1	Kingston Square Apartments	Yes	No	Yes	Yes	37,000,000	14,000,000	68,843.06	250,785.42	NAP	NAP
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	Yes	No	Yes	No	37,000,000	281,000,000	721,753.70	816,788.89	221,500,000	3.04000%
3.01	Property		1	Yorkshire Towers
3.02	Property		1	Lexington Towers
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	Yes	Yes	Yes	Yes	37,000,000	38,000,000	196,395.35	387,622.40	NAP	NAP
4.01	Property		1	Memphis, TN
4.02	Property		1	Wetumpka, AL
4.03	Property		1	Rockford, IL
4.04	Property		1	Iowa City, IA
4.05	Property		1	Versailles, KY
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	23	1	Center Pointe Plaza I	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 18	3	Bayou City Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Creekside Apartments
7.02	Property		1	Oak Glen Apartments
7.03	Property		1	Sterling Crossing Apartments
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	Yes	Yes	Yes	No	30,000,000	68,000,000	346,445.83	499,289.58	NAP	NAP
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	Yes	Yes	Yes	No	30,000,000	43,000,000	207,813.43	352,799.54	NAP	NAP
10	Loan	12, 16, 20	1	Saks Fulfillment Center	Yes	Yes	Yes	Yes	27,500,000	32,500,000	169,425.06	312,784.72	NAP	NAP
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Chandler Tech Center
12.02	Property		1	Winn Dixie Prairieville
13	Loan	4, 28, 33	1	ACME Mahwah	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	3, 7, 18	1	South Michigan Avenue	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North
16	Loan	12, 19, 20	1	La Habra Marketplace	Yes	Yes	Yes	No	20,000,000	75,000,000	234,461.80	296,984.95	NAP	NAP
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	Yes	Yes	Yes	No	20,000,000	39,900,000	185,752.04	278,860.84	NAP	NAP
17.01	Property		1	Evergreen
17.02	Property		1	Empire A&B
17.03	Property		1	Lone Oak
17.04	Property		1	Mound
17.05	Property		1	Rochester
17.06	Property		1	Schoolcraft
17.07	Property		1	Wayne
17.08	Property		1	Jeffries
17.09	Property		1	Eckels
17.10	Property		1	Martel
18	Loan	12, 19	1	Rising Sun Towne Centre	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19	1	Icon One Daytona	No	No	Yes	No	15,000,000	35,000,000	111,485.54	159,265.05	NAP	NAP
20	Loan	5, 12, 20	1	Lakeshore Marketplace	Yes	Yes	Yes	No	11,848,574	9,656,588	47,143.40	104,988.07	NAP	NAP
21	Loan	10	1	Union and Chapin Industrial	No	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	Yes	Yes	Yes	No	10,000,000	200,000,000	863,495.37	906,670.14	NAP	NAP
23	Loan	12, 19, 27, 33	1	111 River Street	Yes	Yes	Yes	No	10,000,000	67,500,000	187,062.50	214,775.46	76,250,000	3.28000%
24	Loan	12, 19	1	Art Ovation Hotel	Yes	No	Yes	No	10,000,000	47,500,000	281,739.84	341,053.49	NAP	NAP
25	Loan	20	1	3455 Veterans Hwy	Yes	Yes	Yes	No	10,000,000	20,000,000	95,136.57	142,704.86	NAP	NAP
26	Loan	5, 19	1	Hampton Inn Richmond	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1	1	Centerbrooke Self Storage	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	5959 South Harlem Avenue Building
28.02	Property		1	11825 Olive Street
28.03	Property		1	201 Tower Plaza
28.04	Property		1	318 N 25th St
28.05	Property		1	1201 Pontiac Court
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	Yes	No	Yes	No	7,250,000	55,750,000	336,438.96	380,191.11	NAP	NAP
30.01	Property		1	Fairfield Inn Orange Beach
30.02	Property		1	Beachside Gulf Shores
30.03	Property		1	Home2Suites Mobile
30.04	Property		1	Home2Suites Daphne
30.05	Property		1	Staybridge Suites Gulf Shores
30.06	Property		1	Gulf Shores Motel 6
30.07	Property		1	Red Roof Pensacola
30.08	Property		1	Quality Inn Gulf Shores
30.09	Property		1	Red Roof Gulf Shores
31	Loan	5, 6	4	Central Texas Self Storage	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	Copperas Cove
31.02	Property		1	Killeen
31.03	Property		1	Morgan's Point
31.04	Property		1	Temple
32	Loan		1	Bella Vista Village	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	4, 6	3	Sunset Apartment Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Sunset Landing
33.02	Property		1	Sunset Dunes
33.03	Property		1	Sunset Estates
34	Loan	1	1	Warwick Self Storage	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate
35	Loan	6, 16	5	Knoxville MHC Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	Island Estates I
35.02	Property		1	Cove Lake South
35.03	Property		1	Midtown Estates
35.04	Property		1	Island Estates II
35.05	Property		1	Cove Lake North
36	Loan		1	Super Mini Storage	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	10	1	Village at Rankin	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 19	1	Albertsons Clovis	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	1, 10, 12	1	LaGrange Pointe	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Crowley Village	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	4944-4946 North Harding Avenue
41.02	Property		1	6442-6444 North Hamilton Avenue
41.03	Property		1	4801 North Ridgeway Avenue
42	Loan	4, 16	1	Denton Multifamily	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16	1	Scotland Court Industrial	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	3, 10, 13, 16	1	561 Clinton Street	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	10	1	Greenhaven Townhouses	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	10	1	Valley Paradise	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	10	1	Harbor View Apartments	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
						9		13					9		13
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	365,000,000	1,434,019.10	63.5%	1.34	6.3%	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	12	1	Kingston Square Apartments	51,000,000	250,785.42	59.5%	1.53	9.2%	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	539,500,000	1,385,715.74	56.6%	2.13	6.6%	174,500,000	7.26627%	714,000,000	2,457,027.92	74.8%	1.20
3.01	Property		1	Yorkshire Towers
3.02	Property		1	Lexington Towers
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	75,000,000	387,622.40	41.2%	1.48	10.6%	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Memphis, TN
4.02	Property		1	Wetumpka, AL
4.03	Property		1	Rockford, IL
4.04	Property		1	Iowa City, IA
4.05	Property		1	Versailles, KY
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	23	1	Center Pointe Plaza I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 18	3	Bayou City Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Creekside Apartments
7.02	Property		1	Oak Glen Apartments
7.03	Property		1	Sterling Crossing Apartments
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	98,000,000	499,289.58	52.4%	1.41	9.4%	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	73,000,000	352,799.54	59.4%	1.60	10.2%	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	12, 16, 20	1	Saks Fulfillment Center	60,000,000	312,784.72	53.1%	1.71	10.7%	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Chandler Tech Center
12.02	Property		1	Winn Dixie Prairieville
13	Loan	4, 28, 33	1	ACME Mahwah	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	3, 7, 18	1	South Michigan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North
16	Loan	12, 19, 20	1	La Habra Marketplace	95,000,000	296,984.95	62.1%	2.34	8.9%	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	59,900,000	278,860.84	68.1%	1.59	9.4%	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Evergreen
17.02	Property		1	Empire A&B
17.03	Property		1	Lone Oak
17.04	Property		1	Mound
17.05	Property		1	Rochester
17.06	Property		1	Schoolcraft
17.07	Property		1	Wayne
17.08	Property		1	Jeffries
17.09	Property		1	Eckels
17.10	Property		1	Martel
18	Loan	12, 19	1	Rising Sun Towne Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19	1	Icon One Daytona	50,000,000	159,265.05	68.6%	2.04	7.9%	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 12, 20	1	Lakeshore Marketplace	21,505,162	104,988.07	66.0%	1.93	12.8%	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10	1	Union and Chapin Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	210,000,000	906,670.14	62.6%	1.68	9.4%	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	12, 19, 27, 33	1	111 River Street	153,750,000	426,086.81	63.0%	2.56	8.5%	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	12, 19	1	Art Ovation Hotel	57,500,000	341,053.49	50.8%	1.45	14.7%	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	20	1	3455 Veterans Hwy	30,000,000	142,704.86	60.6%	1.60	9.2%	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 19	1	Hampton Inn Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1	1	Centerbrooke Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	5959 South Harlem Avenue Building
28.02	Property		1	11825 Olive Street
28.03	Property		1	201 Tower Plaza
28.04	Property		1	318 N 25th St
28.05	Property		1	1201 Pontiac Court
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	63,000,000	380,191.11	46.9%	2.06	16.4%	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Fairfield Inn Orange Beach
30.02	Property		1	Beachside Gulf Shores
30.03	Property		1	Home2Suites Mobile
30.04	Property		1	Home2Suites Daphne
30.05	Property		1	Staybridge Suites Gulf Shores
30.06	Property		1	Gulf Shores Motel 6
30.07	Property		1	Red Roof Pensacola
30.08	Property		1	Quality Inn Gulf Shores
30.09	Property		1	Red Roof Gulf Shores
31	Loan	5, 6	4	Central Texas Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	Copperas Cove
31.02	Property		1	Killeen
31.03	Property		1	Morgan's Point
31.04	Property		1	Temple
32	Loan		1	Bella Vista Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	4, 6	3	Sunset Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Sunset Landing
33.02	Property		1	Sunset Dunes
33.03	Property		1	Sunset Estates
34	Loan	1	1	Warwick Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-27

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
35	Loan	6, 16	5	Knoxville MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	Island Estates I
35.02	Property		1	Cove Lake South
35.03	Property		1	Midtown Estates
35.04	Property		1	Island Estates II
35.05	Property		1	Cove Lake North
36	Loan		1	Super Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	10	1	Village at Rankin	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 19	1	Albertsons Clovis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	1, 10, 12	1	LaGrange Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Crowley Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	4944-4946 North Harding Avenue
41.02	Property		1	6442-6444 North Hamilton Avenue
41.03	Property		1	4801 North Ridgeway Avenue
42	Loan	4, 16	1	Denton Multifamily	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16	1	Scotland Court Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	3, 10, 13, 16	1	561 Clinton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	10	1	Greenhaven Townhouses	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	10	1	Valley Paradise	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	10	1	Harbor View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
						13	13
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	No	NAP	Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust
2	Loan	12	1	Kingston Square Apartments	NAP	No	NAP	Joel Werzberger
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	5.0%	No	NAP	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009
3.01	Property		1	Yorkshire Towers
3.02	Property		1	Lexington Towers
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	NAP	Yes	Future Mezzanine Loan	Phoenix Investors
4.01	Property		1	Memphis, TN
4.02	Property		1	Wetumpka, AL
4.03	Property		1	Rockford, IL
4.04	Property		1	Iowa City, IA
4.05	Property		1	Versailles, KY
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	NAP	Yes	Future Mezzanine Loan	Mitchell Adelstein, Robert Friedberg and Brad Gillman
6	Loan	23	1	Center Pointe Plaza I	NAP	No	NAP	Joanne M. Capano
7	Loan	6, 7, 18	3	Bayou City Portfolio	NAP	No	NAP	Gary W. Gates, Jr.
7.01	Property		1	Creekside Apartments
7.02	Property		1	Oak Glen Apartments
7.03	Property		1	Sterling Crossing Apartments
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	NAP	No	NAP	Martin Meyer
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	NAP	No	NAP	Jeffrey J. Feil and Abraham (Axel) Stawski
10	Loan	12, 16, 20	1	Saks Fulfillment Center	NAP	No	NAP	Lee Neibart and William Mack
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	NAP	No	NAP	Alan Goldsmith, Ronald Lederman and Jason Golnick
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	NAP	No	NAP	Kenneth Levy and Kenneth Levy, as Trustee of The Levy Family Trust Dated February 18, 1983, as Amended
12.01	Property		1	Chandler Tech Center
12.02	Property		1	Winn Dixie Prairieville
13	Loan	4, 28, 33	1	ACME Mahwah	NAP	No	NAP	James Nadel and Lorri Nadel
14	Loan	3, 7, 18	1	South Michigan Avenue	NAP	No	NAP	Milan Rubenstein
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	NAP	No	NAP	Shawn Doyle and SKD Family Trust
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North
16	Loan	12, 19, 20	1	La Habra Marketplace	NAP	No	NAP	Eric Sahn
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	NAP	No	NAP	Gavriel Alexander and Abraham Guttman
17.01	Property		1	Evergreen
17.02	Property		1	Empire A&B
17.03	Property		1	Lone Oak
17.04	Property		1	Mound
17.05	Property		1	Rochester
17.06	Property		1	Schoolcraft
17.07	Property		1	Wayne
17.08	Property		1	Jeffries
17.09	Property		1	Eckels
17.10	Property		1	Martel
18	Loan	12, 19	1	Rising Sun Towne Centre	NAP	No	NAP	Leo S. Ullman
19	Loan	19	1	Icon One Daytona	NAP	No	NAP	Prime Hospitality Group IV, LLC
20	Loan	5, 12, 20	1	Lakeshore Marketplace	NAP	No	NAP	Jay Peirick
21	Loan	10	1	Union and Chapin Industrial	NAP	No	NAP	Andrew Wilson and Matthew Stewart
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	NAP	No	NAP	Ralph Zucker and Jozef Straus
23	Loan	12, 19, 27, 33	1	111 River Street	NAP	No	NAP	Steven J. Pozycki and David Werner
24	Loan	12, 19	1	Art Ovation Hotel	NAP	No	NAP	Prime Hospitality Group III, LLC
25	Loan	20	1	3455 Veterans Hwy	NAP	No	NAP	EmPRO Insurance Company
26	Loan	5, 19	1	Hampton Inn Richmond	NAP	No	NAP	Pravin Kotadia and Sridhar Marupudi
27	Loan	1	1	Centerbrooke Self Storage	NAP	No	NAP	W. Whitney Graham
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	NAP	No	NAP	B. Jeremy Kaufman
28.01	Property		1	5959 South Harlem Avenue Building
28.02	Property		1	11825 Olive Street
28.03	Property		1	201 Tower Plaza
28.04	Property		1	318 N 25th St
28.05	Property		1	1201 Pontiac Court
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	NAP	No	NAP	Antonio Hernandez
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	NAP	No	NAP	Virendra Patel
30.01	Property		1	Fairfield Inn Orange Beach
30.02	Property		1	Beachside Gulf Shores
30.03	Property		1	Home2Suites Mobile
30.04	Property		1	Home2Suites Daphne
30.05	Property		1	Staybridge Suites Gulf Shores
30.06	Property		1	Gulf Shores Motel 6
30.07	Property		1	Red Roof Pensacola
30.08	Property		1	Quality Inn Gulf Shores
30.09	Property		1	Red Roof Gulf Shores
31	Loan	5, 6	4	Central Texas Self Storage	NAP	No	NAP	Paul Broaddus, Jose A. Castaneda, William S. Harvey and Robert Efaw
31.01	Property		1	Copperas Cove
31.02	Property		1	Killeen
31.03	Property		1	Morgan's Point
31.04	Property		1	Temple
32	Loan		1	Bella Vista Village	NAP	No	NAP	Time Equities, Inc.
33	Loan	4, 6	3	Sunset Apartment Portfolio	NAP	No	NAP	Diane L. Schmidt and Matthew J. Schmidt
33.01	Property		1	Sunset Landing
33.02	Property		1	Sunset Dunes
33.03	Property		1	Sunset Estates
34	Loan	1	1	Warwick Self Storage	NAP	No	NAP	W. Whitney Graham

A-1-29

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
35	Loan	6, 16	5	Knoxville MHC Portfolio	NAP	No	NAP	Abraham Anderson
35.01	Property		1	Island Estates I
35.02	Property		1	Cove Lake South
35.03	Property		1	Midtown Estates
35.04	Property		1	Island Estates II
35.05	Property		1	Cove Lake North
36	Loan		1	Super Mini Storage	NAP	No	NAP	James R. Patterson
37	Loan	10	1	Village at Rankin	NAP	No	NAP	Edward Modzel, Jennifer Barner and Adam Balsinger
38	Loan	16, 19	1	Albertsons Clovis	NAP	No	NAP	Arnold Gumowitz
39	Loan	1, 10, 12	1	LaGrange Pointe	NAP	No	NAP	Michael Stein
40	Loan		1	Crowley Village	NAP	No	NAP	Marion P. Lasala
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	NAP	No	NAP	Samuel Block
41.01	Property		1	4944-4946 North Harding Avenue
41.02	Property		1	6442-6444 North Hamilton Avenue
41.03	Property		1	4801 North Ridgeway Avenue
42	Loan	4, 16	1	Denton Multifamily	NAP	No	NAP	Nicholas Good, Douglas Fox and Alexander Varela
43	Loan	16	1	Scotland Court Industrial	NAP	No	NAP	Brian C. Moore
44	Loan	3, 10, 13, 16	1	561 Clinton Street	NAP	Yes	Future Mezzanine Loan	Abe Cohen
45	Loan	10	1	Greenhaven Townhouses	NAP	No	NAP	Frank Sinito
46	Loan	10	1	Valley Paradise	NAP	No	NAP	David Azouz and David Azouz and Caroline Azouz, as Co-Trustee of the Azouz 2000 Revocable Trusted Dated April 4, 2000
47	Loan	10	1	Harbor View Apartments	NAP	No	NAP	Jered DaCosta
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	NAP	Yes	Future Mezzanine Loan	Abe Cohen

A-1-30

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
					24
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust
2	Loan	12	1	Kingston Square Apartments	Joel Werzberger
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009
3.01	Property		1	Yorkshire Towers
3.02	Property		1	Lexington Towers
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	Irrevocable Children's Trust Dated 7/22/91 and Irrevocable Children's Trust No. 2 Dated 7/22/91
4.01	Property		1	Memphis, TN
4.02	Property		1	Wetumpka, AL
4.03	Property		1	Rockford, IL
4.04	Property		1	Iowa City, IA
4.05	Property		1	Versailles, KY
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	Mitchell Adelstein, Robert Friedberg and Brad Gillman
6	Loan	23	1	Center Pointe Plaza I	Joanne M. Capano
7	Loan	6, 7, 18	3	Bayou City Portfolio	Gary W. Gates, Jr.
7.01	Property		1	Creekside Apartments
7.02	Property		1	Oak Glen Apartments
7.03	Property		1	Sterling Crossing Apartments
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	Martin Meyer
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	Jeffrey J. Feil and Abraham (Axel) Stawski
10	Loan	12, 16, 20	1	Saks Fulfillment Center	WRS Advisors IV LLC
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	Alan Goldsmith, Ronald Lederman and Jason Golnick
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	Kenneth Levy and Kenneth Levy, as Trustee of The Levy Family Trust Dated February 18, 1983, as Amended
12.01	Property		1	Chandler Tech Center
12.02	Property		1	Winn Dixie Prairieville
13	Loan	4, 28, 33	1	ACME Mahwah	James Nadel and Lorri Nadel
14	Loan	3, 7, 18	1	South Michigan Avenue	Milan Rubenstein
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	Shawn Doyle and SKD Family Trust
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North
16	Loan	12, 19, 20	1	La Habra Marketplace	Eric Sahn
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	Gavriel Alexander and Abraham Guttman
17.01	Property		1	Evergreen
17.02	Property		1	Empire A&B
17.03	Property		1	Lone Oak
17.04	Property		1	Mound
17.05	Property		1	Rochester
17.06	Property		1	Schoolcraft
17.07	Property		1	Wayne
17.08	Property		1	Jeffries
17.09	Property		1	Eckels
17.10	Property		1	Martel
18	Loan	12, 19	1	Rising Sun Towne Centre	Leo S. Ullman
19	Loan	19	1	Icon One Daytona	Prime Hospitality Group, LLC
20	Loan	5, 12, 20	1	Lakeshore Marketplace	Jay Peirick
21	Loan	10	1	Union and Chapin Industrial	Andrew Wilson and Matthew Stewart
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	Ralph Zucker and Jozef Straus
23	Loan	12, 19, 27, 33	1	111 River Street	Steven J. Pozycki and David Werner
24	Loan	12, 19	1	Art Ovation Hotel	Prime Hospitality Group, LLC
25	Loan	20	1	3455 Veterans Hwy	EmPRO Insurance Company
26	Loan	5, 19	1	Hampton Inn Richmond	Pravin Kotadia and Sridhar Marupudi
27	Loan	1	1	Centerbrooke Self Storage	W. Whitney Graham
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	B. Jeremy Kaufman
28.01	Property		1	5959 South Harlem Avenue Building
28.02	Property		1	11825 Olive Street
28.03	Property		1	201 Tower Plaza
28.04	Property		1	318 N 25th St
28.05	Property		1	1201 Pontiac Court
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	Antonio Hernandez
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	Virendra Patel
30.01	Property		1	Fairfield Inn Orange Beach
30.02	Property		1	Beachside Gulf Shores
30.03	Property		1	Home2Suites Mobile
30.04	Property		1	Home2Suites Daphne
30.05	Property		1	Staybridge Suites Gulf Shores
30.06	Property		1	Gulf Shores Motel 6
30.07	Property		1	Red Roof Pensacola
30.08	Property		1	Quality Inn Gulf Shores
30.09	Property		1	Red Roof Gulf Shores
31	Loan	5, 6	4	Central Texas Self Storage	Paul Broaddus, Jose A. Castaneda, William S. Harvey and Robert Efaw
31.01	Property		1	Copperas Cove
31.02	Property		1	Killeen
31.03	Property		1	Morgan's Point
31.04	Property		1	Temple
32	Loan		1	Bella Vista Village	Francis J. Greenburger
33	Loan	4, 6	3	Sunset Apartment Portfolio	Diane L. Schmidt and Matthew J. Schmidt
33.01	Property		1	Sunset Landing
33.02	Property		1	Sunset Dunes
33.03	Property		1	Sunset Estates
34	Loan	1	1	Warwick Self Storage	W. Whitney Graham

A-1-31

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
35	Loan	6, 16	5	Knoxville MHC Portfolio	Abraham Anderson
35.01	Property		1	Island Estates I
35.02	Property		1	Cove Lake South
35.03	Property		1	Midtown Estates
35.04	Property		1	Island Estates II
35.05	Property		1	Cove Lake North
36	Loan		1	Super Mini Storage	James R. Patterson
37	Loan	10	1	Village at Rankin	Edward Modzel, Jennifer Barner and Adam Balsinger
38	Loan	16, 19	1	Albertsons Clovis	Arnold Gumowitz
39	Loan	1, 10, 12	1	LaGrange Pointe	Michael Stein
40	Loan		1	Crowley Village	Marion P. Lasala
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	Samuel Block
41.01	Property		1	4944-4946 North Harding Avenue
41.02	Property		1	6442-6444 North Hamilton Avenue
41.03	Property		1	4801 North Ridgeway Avenue
42	Loan	4, 16	1	Denton Multifamily	Nicholas Good, Douglas Fox and Alexander Varela
43	Loan	16	1	Scotland Court Industrial	Brian C. Moore, Brian C. Moore, as Co-Trustor and Co-Trustee of The Moore Family Living Trust Dated October 20, 2011 and Lisa G. Moore, as Co-Trustor and Co-Trustee of The Moore Family Living Trust Dated October 20, 2011
44	Loan	3, 10, 13, 16	1	561 Clinton Street	Abe Cohen
45	Loan	10	1	Greenhaven Townhouses	Frank Sinito
46	Loan	10	1	Valley Paradise	David Azouz and David Azouz and Caroline Azouz, as Co-Trustee of the Azouz 2000 Revocable Trusted Dated April 4, 2000
47	Loan	10	1	Harbor View Apartments	Jered DaCosta
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	Abe Cohen

A-1-32

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)
						34		29
1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	No	Yes	Refinance	No	187,500,000	15,813,033	177,500,000	0	380,813,033	321,864,741	0	44,400,316	14,547,976	0	0
2	Loan	12	1	Kingston Square Apartments	No	No	Recapitalization	No	51,000,000	15,000,000	0	0	66,000,000	35,230,067	0	606,220	264,925	14,898,788	15,000,000
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	No	Yes	Refinance		318,000,000	0	396,000,000	0	714,000,000	545,268,671	0	93,214,219	20,258,785	55,258,325	0
3.01	Property		1	Yorkshire Towers				No
3.02	Property		1	Lexington Towers				No
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	No	No	Refinance		75,000,000	0	0	0	75,000,000	53,813,642	0	1,092,493	9,928,878	5,815,441	4,349,545
4.01	Property		1	Memphis, TN				No
4.02	Property		1	Wetumpka, AL				No
4.03	Property		1	Rockford, IL				No
4.04	Property		1	Iowa City, IA				No
4.05	Property		1	Versailles, KY				No
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	No	No	Refinance	No	36,500,000	0	0	0	36,500,000	29,410,494	0	946,090	4,888,130	1,255,285	0
6	Loan	23	1	Center Pointe Plaza I	No	No	Refinance	No	35,000,000	0	0	0	35,000,000	32,267,907	0	827,316	913,166	991,612	0
7	Loan	6, 7, 18	3	Bayou City Portfolio	No	No	Refinance		32,250,000	0	0	0	32,250,000	19,012,170	0	1,306,315	3,088,268	8,843,247	0
7.01	Property		1	Creekside Apartments				No
7.02	Property		1	Oak Glen Apartments				No
7.03	Property		1	Sterling Crossing Apartments				No
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	No	No	Refinance	No	98,000,000	4,085,912	0	0	102,085,912	99,766,998	0	1,238,689	1,080,225	0	0
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	No	Yes	Acquisition	No	73,000,000	49,333,167	0	3,238,840	125,572,008	0	120,000,000	2,157,253	3,414,755	0	0
10	Loan	12, 16, 20	1	Saks Fulfillment Center	No	No	Acquisition	Yes	60,000,000	47,228,686	0	5,000,000	112,228,686	0	110,000,000	2,048,849	179,837	0	0
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	No	No	Refinance	No	27,000,000	0	0	0	27,000,000	22,778,285	0	879,889	128,448	3,213,378	0
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	No	No	Refinance		24,500,000	2,696,730	0	0	27,196,730	26,193,537	0	444,148	559,045	0	0
12.01	Property		1	Chandler Tech Center				No
12.02	Property		1	Winn Dixie Prairieville				No
13	Loan	4, 28, 33	1	ACME Mahwah	No	Yes	Refinance	No	23,000,000	0	0	0	23,000,000	20,587,676	0	412,384	992	1,998,947	0
14	Loan	3, 7, 18	1	South Michigan Avenue	No	No	Recapitalization	No	22,520,000	0	0	0	22,520,000	15,822,790	0	406,947	1,357,281	4,932,982	0
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	No	No	Refinance		22,300,000	0	0	0	22,300,000	21,148,031	0	338,021	159,525	654,423	0
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North				No
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North				No
16	Loan	12, 19, 20	1	La Habra Marketplace	No	No	Refinance	No
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio	No	Yes	Acquisition
17.01	Property		1	Evergreen				No
17.02	Property		1	Empire A&B				No
17.03	Property		1	Lone Oak				No
17.04	Property		1	Mound				No
17.05	Property		1	Rochester				No
17.06	Property		1	Schoolcraft				No
17.07	Property		1	Wayne				No
17.08	Property		1	Jeffries				No
17.09	Property		1	Eckels				No
17.10	Property		1	Martel				No
18	Loan	12, 19	1	Rising Sun Towne Centre	No	No	Refinance	No
19	Loan	19	1	Icon One Daytona	No	No	Refinance	No
20	Loan	5, 12, 20	1	Lakeshore Marketplace	No	No	Acquisition	No
21	Loan	10	1	Union and Chapin Industrial	No	No	Refinance	No
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works	No	No	Refinance	No
23	Loan	12, 19, 27, 33	1	111 River Street	No	Yes	Acquisition	No
24	Loan	12, 19	1	Art Ovation Hotel	No	No	Refinance	No
25	Loan	20	1	3455 Veterans Hwy	No	No	Recapitalization	No
26	Loan	5, 19	1	Hampton Inn Richmond	No	No	Refinance	No
27	Loan	1	1	Centerbrooke Self Storage	No	No	Refinance	No
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio	No	No	Acquisition
28.01	Property		1	5959 South Harlem Avenue Building				No
28.02	Property		1	11825 Olive Street				No
28.03	Property		1	201 Tower Plaza				No
28.04	Property		1	318 N 25th St				No
28.05	Property		1	1201 Pontiac Court				No
29	Loan	15, 20	1	Fontainebleau Park Office Plaza	No	No	Acquisition	No
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio	No	No	Refinance
30.01	Property		1	Fairfield Inn Orange Beach				No
30.02	Property		1	Beachside Gulf Shores				No
30.03	Property		1	Home2Suites Mobile				No
30.04	Property		1	Home2Suites Daphne				No
30.05	Property		1	Staybridge Suites Gulf Shores				No
30.06	Property		1	Gulf Shores Motel 6				No
30.07	Property		1	Red Roof Pensacola				No
30.08	Property		1	Quality Inn Gulf Shores				No
30.09	Property		1	Red Roof Gulf Shores				No
31	Loan	5, 6	4	Central Texas Self Storage	No	No	Acquisition
31.01	Property		1	Copperas Cove				No
31.02	Property		1	Killeen				No
31.03	Property		1	Morgan's Point				No
31.04	Property		1	Temple				No
32	Loan		1	Bella Vista Village	No	No	Refinance	No
33	Loan	4, 6	3	Sunset Apartment Portfolio	No	No	Refinance
33.01	Property		1	Sunset Landing				No
33.02	Property		1	Sunset Dunes				No
33.03	Property		1	Sunset Estates				No
34	Loan	1	1	Warwick Self Storage	No	No	Refinance	No

A-1-33

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)
35	Loan	6, 16	5	Knoxville MHC Portfolio	No	No	Refinance
35.01	Property		1	Island Estates I				No
35.02	Property		1	Cove Lake South				No
35.03	Property		1	Midtown Estates				No
35.04	Property		1	Island Estates II				No
35.05	Property		1	Cove Lake North				No
36	Loan		1	Super Mini Storage	No	No	Refinance	No
37	Loan	10	1	Village at Rankin	No	No	Acquisition	No
38	Loan	16, 19	1	Albertsons Clovis	No	No	Refinance	No
39	Loan	1, 10, 12	1	LaGrange Pointe	No	No	Refinance	No
40	Loan		1	Crowley Village	No	No	Refinance	No
41	Loan	6, 16, 17	3	Block Multifamily Portfolio	No	No	Refinance
41.01	Property		1	4944-4946 North Harding Avenue				No
41.02	Property		1	6442-6444 North Hamilton Avenue				No
41.03	Property		1	4801 North Ridgeway Avenue				No
42	Loan	4, 16	1	Denton Multifamily	No	No	Refinance	No
43	Loan	16	1	Scotland Court Industrial	No	No	Refinance	No
44	Loan	3, 10, 13, 16	1	561 Clinton Street	No	No	Refinance	No
45	Loan	10	1	Greenhaven Townhouses	No	No	Refinance	No
46	Loan	10	1	Valley Paradise	No	No	Refinance	No
47	Loan	10	1	Harbor View Apartments	No	No	Acquisition	No
48	Loan	3, 10, 13, 16	1	2015 Walnut Street	No	No	Refinance	No

A-1-34

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	380,813,033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	12	1	Kingston Square Apartments	66,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 3, 6, 13, 18, 19, 20, 31, 33	2	Yorkshire & Lexington Towers	714,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	Yorkshire Towers		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Lexington Towers		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	4, 6, 12, 13, 15, 16, 18, 19, 21, 23, 31	5	Phoenix Industrial Portfolio IX	75,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Memphis, TN		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Wetumpka, AL		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Rockford, IL		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Iowa City, IA		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Versailles, KY		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	4, 10, 13, 19, 20, 23	1	50 Tice Corporate Center	36,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	23	1	Center Pointe Plaza I	35,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	6, 7, 18	3	Bayou City Portfolio	32,250,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Creekside Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Oak Glen Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Sterling Crossing Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 3, 4, 12, 17, 19, 23, 31	1	469 7th Avenue	102,085,912	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	12, 23, 33	1	Wells Fargo Center Tampa	125,572,008	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	12, 16, 20	1	Saks Fulfillment Center	112,228,686	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 20, 21, 23	1	Lakes Medical Center	27,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 19, 20, 23	2	PHX Industrial & LA Retail Portfolio	27,196,730	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Chandler Tech Center		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Winn Dixie Prairieville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	4, 28, 33	1	ACME Mahwah	23,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	3, 7, 18	1	South Michigan Avenue	22,520,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 19	2	Home2 Suites & Holiday Inn Express Phoenix Portfolio	22,300,000	Various	122.66	95.66	78.0%	122.66	95.66	78.0%	98.19	61.23	62.4%	NAV	NAV	NAV
15.01	Property		1	Home2 Suites by Hilton Phoenix Airport North		1/31/2038	122.61	101.37	82.7%	122.61	101.37	82.7%	96.82	67.14	69.3%	NAV	NAV	NAV
15.02	Property		1	Holiday Inn Express & Suites Phoenix Airport North		12/11/2039	122.70	90.34	73.6%	122.70	90.34	73.6%	99.76	55.73	55.9%	NAV	NAV	NAV
16	Loan	12, 19, 20	1	La Habra Marketplace		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 6, 12, 16, 20, 23, 33	10	Central States Industrial Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Evergreen		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Empire A&B		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Lone Oak		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.04	Property		1	Mound		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.05	Property		1	Rochester		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.06	Property		1	Schoolcraft		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.07	Property		1	Wayne		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.08	Property		1	Jeffries		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.09	Property		1	Eckels		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.10	Property		1	Martel		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	12, 19	1	Rising Sun Towne Centre		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19	1	Icon One Daytona		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 12, 20	1	Lakeshore Marketplace		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	10	1	Union and Chapin Industrial		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 4, 12, 13, 15, 19, 27, 28	1	Bell Works		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	12, 19, 27, 33	1	111 River Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	12, 19	1	Art Ovation Hotel		4/30/2043	249.67	201.38	80.7%	249.67	201.38	80.7%	202.96	158.12	77.9%	NAV	NAV	NAV
25	Loan	20	1	3455 Veterans Hwy		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	5, 19	1	Hampton Inn Richmond		6/30/2037	114.18	91.26	79.7%	117.45	91.26	77.7%	106.32	76.19	71.7%	98.98	44.44	44.9%
27	Loan	1	1	Centerbrooke Self Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	5, 6, 16, 22	5	Hayes Mechanical Industrial Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	5959 South Harlem Avenue Building		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	11825 Olive Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	201 Tower Plaza		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	318 N 25th St		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	1201 Pontiac Court		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	15, 20	1	Fontainebleau Park Office Plaza		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 6, 12, 19	9	A&R Hospitality Portfolio		Various	141.94	91.37	64.4%	141.94	94.34	66.5%	142.54	102.84	72.1%	115.02	69.95	61.2%
30.01	Property		1	Fairfield Inn Orange Beach		2/12/2035	183.78	113.65	61.9%	183.78	113.85	62.0%	180.06	123.10	68.4%	138.82	71.96	51.8%
30.02	Property		1	Beachside Gulf Shores		NAP	193.17	100.30	51.9%	193.17	101.78	52.7%	191.80	119.01	62.1%	140.87	97.13	69.0%
30.03	Property		1	Home2Suites Mobile		2/28/2037	111.53	94.44	84.7%	111.53	95.66	85.8%	101.66	85.51	85.5%	91.61	58.53	63.9%
30.04	Property		1	Home2Suites Daphne		3/31/2040	116.91	93.63	80.1%	116.91	95.89	82.0%	112.20	95.99	85.6%	NAP	NAP	NAP
30.05	Property		1	Staybridge Suites Gulf Shores		5/14/2038	172.41	101.08	58.6%	172.41	112.70	65.4%	166.97	119.21	71.4%	134.80	80.00	59.4%
30.06	Property		1	Gulf Shores Motel 6		4/26/2033	114.10	78.55	68.8%	114.10	82.83	72.6%	127.36	100.20	78.7%	94.97	60.83	64.1%
30.07	Property		1	Red Roof Pensacola		5/15/2038	112.28	60.32	53.7%	112.28	63.71	56.7%	119.56	73.08	61.1%	76.79	49.75	64.8%
30.08	Property		1	Quality Inn Gulf Shores		3/8/2037	138.26	74.47	53.9%	138.26	74.48	53.9%	134.09	93.09	69.4%	113.48	68.53	60.4%
30.09	Property		1	Red Roof Gulf Shores		3/14/2037	126.83	74.57	58.8%	126.83	77.34	61.0%	136.69	95.84	70.1%	102.36	59.24	57.9%
31	Loan	5, 6	4	Central Texas Self Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	Copperas Cove		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	Killeen		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.03	Property		1	Morgan's Point		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.04	Property		1	Temple		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Bella Vista Village		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	4, 6	3	Sunset Apartment Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Sunset Landing		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Sunset Dunes		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	Sunset Estates		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	1	1	Warwick Self Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-35

BMO 2022-C3 - Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
35	Loan	6, 16	5	Knoxville MHC Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	Island Estates I		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	Cove Lake South		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	Midtown Estates		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.04	Property		1	Island Estates II		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.05	Property		1	Cove Lake North		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Super Mini Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	10	1	Village at Rankin		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 19	1	Albertsons Clovis		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	1, 10, 12	1	LaGrange Pointe		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Crowley Village		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	6, 16, 17	3	Block Multifamily Portfolio		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	4944-4946 North Harding Avenue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	6442-6444 North Hamilton Avenue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.03	Property		1	4801 North Ridgeway Avenue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	4, 16	1	Denton Multifamily		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	16	1	Scotland Court Industrial		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	3, 10, 13, 16	1	561 Clinton Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	10	1	Greenhaven Townhouses		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	10	1	Valley Paradise		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	10	1	Harbor View Apartments		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	3, 10, 13, 16	1	2015 Walnut Street		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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(1)	“BMO” denotes Bank of Montreal as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “ReadyCap” denotes the affiliated entities ReadyCap Commercial, LLC as Mortgage Loan Seller with respect to Loan Nos 21, 27, 34, 37, 46 and 47, and Sutherland Asset I, LLC as Mortgage Loan Seller with respect to Loan Nos 39 and 45, “3650 REIT” denotes 3650 Real Estate Investment Trust 2 LLC as Mortgage Loan Seller, “Sabal” denotes Sabal Capital II, LLC as Mortgage Loan Seller, and “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller.

With respect to Loan No. 1, Park West Village, the mortgage loan is part of a whole loan that was co-originated by SMC, BMO and CREFI.

With respect to Loan No. 3, Yorkshire & Lexington Towers, the mortgage loan is part of a whole loan that was co-originated by SMC, BMO and CREFI.

With respect to Loan No. 8, 469 7th Avenue, the mortgage loan is part of a whole loan that was co-originated by UBS AG and CREFI.

With respect to Loan No. 22, Bell Works, the mortgage loan is part of a whole loan that was co-originated by CREFI, BMO, and Barclays Capital Real Estate Inc.

With respect to Loan No. 27, Centerbrooke Self Storage, the mortgage loan was originated by Greystone Servicing Company LLC and purchased by the Mortgage Loan Seller.

With respect to Loan No. 30, A&R Hospitality Portfolio, the mortgage loan is part of a whole loan that was co-originated by Societe Generale Financial Corporation, BMO, and Goldman Sachs Bank USA.

With respect to Loan No. 34, Warwick Self Storage, the mortgage loan was originated by Greystone Servicing Company LLC, and purchased by the Mortgage Loan Seller.

With respect to Loan No. 39, LaGrange Pointe, the mortgage loan was originated by CIBC Inc. and purchased by the Mortgage Loan Seller.

(2)	With respect to Loan No. 1, Park West Village, the mortgaged property is comprised of three buildings with 850 multifamily units and one commercial unit totaling 1,039 square feet of office space. Of the 850 multifamily units, 418 are rent stabilized.

With respect to Loan No. 3, Yorkshire & Lexington Towers, the portfolio consists of two mortgaged properties comprised of 808 residential units totaling 730,829 square feet, 204 parking spaces totaling 41,886 square feet, six commercial and retail units totaling 29,451 square feet at the Yorkshire Towers building, and six commercial and retail units totaling 9,998 square feet at the Lexington Towers building. Of the 808 residential units, 305 of the units are rent stabilized.

With respect to Loan No. 3, Yorkshire & Lexington Towers, the Yorkshire Towers Mortgaged Property has 681 residential units, and six commercial and retail units totaling 645,092 square feet, and the Lexington Towers Mortgaged Property has 127 residential units and six commercial units totaling 125,186 square feet.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

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With respect to Loan No. 1, Park West Village, there is 1,039 square feet of commercial space not presented in Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property. The commercial space is 100.0% leased as of July 22, 2022.

With respect to Loan No. 3, Yorkshire & Lexington Towers, there is 81,335 square feet of commercial and retail space not presented in Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property. The commercial and retail space is 98.6% leased as of March 1, 2022.

With respect to Loan No. 8, 469 7th Avenue, the mortgaged property consists of 255,800 square feet of office space, 12,588 square feet of retail space and 845 square feet of storage space.

With respect to Loan No. 14, South Michigan Avenue, there is 58,480 square feet of commercial space (of which, 86.2% is occupied as of June 30, 2022) not presented in Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property.

With respect to Loan No. 44, 561 Clinton Street, the mortgaged property is comprised of 4 multifamily units and 1,650 square feet of ground floor retail space.

With respect to Loan No. 48, 2015 Walnut Street, the mortgaged property is comprised of 8 multifamily units and 1,650 square feet of ground floor retail space.

(4)	In certain cases, the mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues— Rights to Sublease” and “--Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the preliminary prospectus.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the Largest Tenant at the Iowa City, IA mortgaged property, HNI Corporation, has not taken occupancy of approximately 13,081 square feet of its 317,518 square feet of leased space. At origination, $104,648 was reserved for such space and approximately $4,360 is required to be released on each monthly payment date commencing on November 6, 2022 through October 6, 2024 or until, among other conditions included in the Phoenix Industrial Portfolio IX Whole Loan documents, (i) such space is delivered to HNI Corporation, (ii) HNI Corporation commences paying rent for such space and (iii) a clean estoppel confirming all required conditions have been satisfied is delivered to and accepted by the lender.

With respect to Loan No. 5, 50 Tice Corporate Center, HDR, the Second Largest Tenant, has not yet taken occupancy. HDR is expected to take occupancy on October 1, 2022 and will have five months of free rent (commencing on the earlier of the date the tenant takes occupancy or the borrower completes the buildout work currently in process), which was escrowed at origination.

With respect to Loan No. 8, 469 7th Avenue, the Second Largest Tenant at the mortgaged property, In Touch Group, LLC, is not fully utilizing its seventh-floor space totaling 17,000 square feet but has been paying rent on this space.

With respect to Loan No. 11, Lakes Medical Center, the Largest Tenant, Shores III, L.L.C., which represents approximately 22.9% of the net rentable area at the Mortgaged Property, currently subleases a portion of its premises totaling 20,739 SF to West Bloomfield Surgery Center, LLC, which sublease expires June 30, 2030.

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With respect to Loan No. 11, Lakes Medical Center, the Largest Tenant, Shores III, L.L.C., which represents approximately 22.9% of the net rentable area at the Mortgaged Property, currently subleases a portion of its premises totaling 5,388 SF to Trinity Health-Michigan, d/b/a St. Joseph Mercy Oakland, which sublease expires February 28, 2024.

With respect to Loan No. 11, Lakes Medical Center, the Largest Tenant, Shores III, L.L.C., which represents approximately 22.9% of the net rentable area at the Mortgaged Property, currently subleases a portion of its premises totaling 4,835 SF to Michigan Institute of Urology, P.C., which sublease expires July 31, 2026.

With respect to Loan No. 11, Lakes Medical Center, the Fourth Largest Tenant, MKBY, which represents approximately 5.2% of the net rentable area at the Mortgaged Property, subleases its entire premises to Lakes Internal Medicine for a term that is coterminous with the MKBY lease.

With respect to Loan No. 11, Lakes Medical Center, the Fifth Largest Tenant, Encompass Holdings, which represents approximately 4.8% of the net rentable area at the Mortgaged Property, subleases its entire premises to Infection Care Specialists of Michigan-Lakes d/b/a The Lakes Center for Infection Infusion and Wound Care for a term that is coterminous with the Encompass Holdings lease.

With respect to Loan No. 13, ACME Mahwah, ACME Supermarkets occupies 54,598 square feet (49.5% of NRA), subleases 47,154 square feet (42.8% of NRA) to 20 third party subtenants and has 8,497 square feet (7.7% of NRA) of vacant space.

With respect to Loan No. 22, Bell Works, historical occupancy values are based on the average annual occupancy.

With respect to Loan No. 33, Sunset Apartment Portfolio, a third-party entity leases 18 apartment units at the Sunset Dunes property and offers the units as short-term vacation rentals. The vacation rental leased units are underwritten based on the appraiser's estimate of market rents, which is less than the vacation rental lease contract rents and the borrower may not increase the number of such short-term vacation rentals during the term of the Sunset Apartment Portfolio loan. The vacation rental lease commenced on June 1, 2021, and has a current expiration date of May 31, 2023, after which it shall become a month-to-month agreement on the same terms and conditions as the original lease agreement.

With respect to Loan No. 42, Denton Multifamily, the property is substantially leased to undergraduate and graduate students at nearby universities. The Denton Multifamily property is not purpose-built student housing, is not located on a university campus and is leased by the unit as a typical multifamily property.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 17, Central States Industrial Portfolio, the Appraised Value of $88,000,000 reflects a premium attributed to the value of the Mortgaged Properties as a whole. The sum of the as-is appraised values of each of the individual Mortgaged Properties is $86,970,000. The Cutoff LTV (%) and Maturity LTV (%) based upon the Appraised Value without a portfolio premium are 68.9% and 68.9%, respectively.

With respect to Loan No. 20, Lakeshore Marketplace, the Appraised Value ($) represents the “As-Is” appraised value of $32,560,000, assuming a capital reserve in an amount of $500,000. The ‘As-Is’ value without the assumption of such a reserve is $32,060,000. The Cutoff LTV (%) and Maturity LTV (%) based upon the “As-Is” appraised value (excluding a $500,000 capital reserve) are 67.1% and 61.7%, respectively.

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With respect to Loan No. 26, Hampton Inn Richmond, the Appraised Value of $14,727,224 represents the sum of (i) the “as-is” appraised value of $12,500,000 (determined by the appraiser as of June 1, 2022) and (ii) the borrower’s budgeted cost of $2,227,224 to complete a franchisor-mandated property improvement plan at the Mortgaged Property. At origination, the borrower escrowed $2,784,030 for a property improvement plan reserve. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the “as-is” appraised value are 79.1% and 68.2%, respectively.

With respect to Loan No. 28, Hayes Mechanical Industrial Portfolio the Appraised Values for three of the five Mortgaged Properties reflect a “Prospective Leased Fee” values, for one of the five Mortgaged Properties reflects the “Prospective Market Value”, and for one of the five Mortgaged Properties reflects the “As Is” value. These values assume as a condition that the borrower entered into a lease with the single tenant of these Mortgaged Properties concurrently with the origination of the related Mortgage Loan, which condition was met.

With respect to Loan No. 31, Central Texas Self Storage, the Appraised Value of $12,400,000 reflects a premium attributed to the value of the Mortgaged Properties as a whole. The sum of the as-is appraised values of each of the individual Mortgaged Properties is $11,950,000. The Cutoff LTV (%) and Maturity LTV (%) based upon the Appraised Value without a portfolio premium are 59.0% and 59.0%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 3, Yorkshire & Lexington Towers
● Loan No. 4, Phoenix Industrial Portfolio IX
● Loan No. 7, Bayou City Portfolio
● Loan No. 12, PHX Industrial & LA Retail Portfolio
● Loan No. 15, Home2 Suites & Holiday Inn Express Phoenix Portfolio
● Loan No. 17, Central States Industrial Portfolio
● Loan No. 28, Hayes Mechanical Industrial Portfolio
● Loan No. 30, A&R Hospitality Portfolio
● Loan No. 31, Central Texas Self Storage
● Loan No. 33, Sunset Apartment Portfolio
● Loan No. 35, Knoxville MHC Portfolio
● Loan No. 41, Block Multifamily Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Controlling Notes and Non-Controlling Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

With respect to Loan No. 7, Bayou City Portfolio, at origination of the mortgage loan, the borrowers deposited $2,500,000 into an economic holdback reserve, to be released to the borrowers upon the debt yield (as calculated in the mortgage loan documents) at the mortgaged properties being at least 9.8% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement from the economic holdback reserve is permitted prior to the payment date in June 2023. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on an assumed mortgage loan Cut-off Date Balance ($) of approximately $29,691,295, which is net of the $2,500,000 economic

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holdback reserve. Assuming the gross mortgage loan Cut-off Date Balance ($) of approximately $32,191,295, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are 55.2%, 46.9%, 9.2% and 8.7%, respectively.

With respect to Loan No. 14, South Michigan Avenue, at origination of the mortgage loan, the borrower deposited $920,000 into an economic holdback achievement reserve account as additional security for the mortgage loan. The holdback achievement reserve funds are to be released to the borrower when the debt yield (net the amount of the holdback achievement reserve funds and as otherwise calculated in accordance with the mortgage loan documents) equals or exceeds 8.7105%. Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on an assumed mortgage loan Cut-off Date Balance ($) of approximately $21,600,000, which is net of the $920,000 economic holdback achievement reserve. Based on the full principal balance as of the Cut-off Date of approximately $22,520,000, the Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are 8.7% and 8.4%, respectively.

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each mortgage loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 5, 50 Tice Corporate Center, a Grace Period (Late Payment) of 10 days is allowed. In addition, the loan documents permit a one-time Grace Period (Default) of 5 days.

With respect to Loan No. 21, Union and Chapin Industrial, a Grace Period (Late Payment) of 9 days is allowed.

With respect to Loan No. 37, Village at Rankin, a Grace Period (Late Payment) of 9 days is allowed.

With respect to Loan No. 39, LaGrange Pointe, a Grace Period (Late Payment) of 7 days is allowed.

With respect to Loan No. 44, 561 Clinton Street, a Grace Period (Late Payment) of 5 days is allowed.

With respect to Loan No. 45, Greenhaven Townhouses, a Grace Period (Late Payment) of 9 days is allowed.

With respect to Loan No. 46, Valley Paradise, a Grace Period (Late Payment) of 9 days is allowed.

With respect to Loan No. 47, Harbor View Apartments, a Grace Period (Late Payment) of 9 days is allowed.

With respect to Loan No. 48, 2015 Walnut Street, a Grace Period (Late Payment) of 5 days is allowed.

(11)	Intentionally blank

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

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Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, Park West Village, the lockout period will be at least 26 payment dates beginning with and including the first payment date in September 2022. Defeasance of the Park West Village whole loan in full is permitted at any time after the earlier to occur of (i) September 6, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 2, Kingston Square Apartments, the lockout period will be at least 25 payment dates beginning with and including the first payment date in October 2022. Defeasance of the Kingston Square Apartments Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Kingston Square Apartments Whole Loan to be securitized and (b) August 25, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, defeasance of the Phoenix Industrial Portfolio IX Whole Loan is permitted at any time after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of the BMO 2022-C3 securitization trust in October 2022. The actual lockout period may be longer.

With respect to Loan No. 8, 469 7th Avenue, defeasance of the 469 7th Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 469 7th Avenue Whole Loan to be securitized and (b) August 30, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2022-C3 securitization trust in October 2022. The actual lockout period may be longer.

With respect to Loan No. 9, Wells Fargo Center Tampa, the borrowers are permitted to defease the Wells Fargo Center Tampa whole loan at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) August 10, 2025. The assumed defeasance lockout period of 25 payment dates is based on the expected BMO 2022-C3 securitization closing date in October 2022. The actual lockout period may be longer.

With respect to Loan No. 10, Saks Fulfillment Center, the lockout period will be at least 26 payment dates beginning with and including the first payment date in September 2022. Defeasance of the Saks Fulfillment Center whole loan in full is permitted at any time after the earlier to occur of (i) August 2, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 16, La Habra Marketplace, the lockout period will be at least 35 payment dates beginning with and including the first payment date in January 2022. Defeasance of the La Habra Marketplace Whole Loan in full is permitted at any time after the later to occur of (i) December 3, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 35 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

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With respect to Loan No. 17, Central States Industrial Portfolio, the lockout period will be at least 26 payment dates beginning with and including the first payment date in September 2022. Defeasance of the Central States Industrial Portfolio Whole Loan in full is permitted at any time after the earlier to occur of (i) July 21, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 18, Rising Sun Towne Centre, at any time after the defeasance lockout date, the borrower will have the right to cause the release of the McDonald’s pad site (the “Release Parcel”) in connection with the sale of the Release Parcel to an unaffiliated third party. The release of the Release Parcel is subject to certain conditions, including, but not limited to, the requirement that the borrower deliver defeasance collateral for the loan in an amount equal to the greatest of (i) 115% of the loan amount allocated to the Release Parcel, (ii) ) 80% of the net sale proceeds with respect to the Release Parcel, (iii) an amount resulting in a debt service coverage ratio not less than 1.50x, (iv) an amount resulting in a loan-to-value ratio not greater than 65.0% and (iv) any amount required by REMIC rules.

With respect to Loan No. 20, Lakeshore Marketplace, the lockout period will be at least 33 payment dates beginning with and including the first payment date in February 2022. Prepayment of the Lakeshore Marketplace in full, together with any applicable yield maintenance premium, is permitted at any time after the earlier to occur of (i) December 7, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 33 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 22, Bell Works, at any time other than 60 days prior to and following a securitization, the borrower will be permitted to release the Upper Unit Partial Release amongst certain conditions in the loan agreement being met.

With respect to Loan No. 22, Bell Works, the lockout period will be at least 29 payment dates beginning with and including the first payment date in June 2022. Defeasance of the Bell Works Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Bell Works Whole Loan to be securitized and (b) April 8, 2026. The assumed defeasance lockout period of 29 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 23, 111 River Street, the lockout period will be at least 32 payment dates beginning with and including the first payment date in March 2022. Defeasance of the 111 River Street Whole Loan in full is permitted at any time following the earlier to occur of (i) January 21, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 32 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 24, Art Ovation Hotel, the lockout period will be at least 26 payment dates beginning with and including the first payment date in September 2022. Defeasance of the Art Ovation Hotel whole loan in full is permitted at any time after the earlier to occur of (i) July 14, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 30, A&R Hospitality Portfolio, the borrower is permitted to prepay the loan (with the payment of the applicable yield maintenance premium) or defease in whole but not in part, provided that,

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amongst other things, the prepayment is after the date that is the later of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 1, 2024. Defeasance of the A&R Hospitality Portfolio Whole Loan is permitted after the date that is the later of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 1, 2024. The assumed lockout period of 25 months is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.

With respect to Loan No. 30, A&R Hospitality Portfolio, on any payment date after the release date, the borrowers may obtain the release of any A&R Hospitality Portfolio Property (other than the Home2Suites Daphne property or the Home2Suites Mobile property) provided that, among other conditions stated in the A&R Hospitality Portfolio Whole Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the A&R Hospitality Portfolio Whole Loan defeased or prepaid (with the applicable yield maintenance premium) is 110% of the allocated loan amount of such A&R Hospitality Portfolio Property or A&R Hospitality Portfolio Properties, (iii) the debt yield for the remaining A&R Hospitality Portfolio Properties after such release is not less than 16.4% after giving effect for such release; and (iv) the loan-to-value ratio after such release is less than or equal to 46.9% for the remaining A&R Hospitality Portfolio Properties after giving effect for such release.

With respect to Loan No. 39, LaGrange Pointe, the loan documents permit defeasance within two years after the Closing Date, but only if the borrower provides an opinion of counsel (satisfactory to lender in its sole discretion) stating (among other things) that the defeasance will not cause the Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt,” “—Preferred Equity and Preferred Return Arrangements” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Park West Village, the Park West Village whole loan is comprised of 12 pari passu senior promissory notes in the aggregate original principal amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), which was co-originated on August 3, 2022 by BMO, SMC and CREFI, one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Note B-A”), which was originated on August 3, 2022 by BMO, and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Note B-B”, and together with the Park West Village Note B-A, the “Park West Village Subordinate Companion Notes”), which was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management. The Park West Village Subordinate Companion Notes are co-terminus with the Park West Village Senior Loan, and each accrue interest at 4.65000% per annum.

With respect to Loan No. 3, Yorkshire & Lexington Towers, concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO, and Citigroup Global Markets Realty Corp. (“CGMRC”), co-originated a mezzanine A loan in the amount of $80,000,000 secured by the mezzanine A borrower’s interests in the borrower, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine B loan in the amount of $23,100,000 secured by the mezzanine B borrower’s interests in the borrower, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine C loan in the amount of

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$25,000,000 secured by the mezzanine C borrower’s interests in the borrower, as collateral for the mezzanine C loan (the “ Mezzanine C Loan”). The Mezzanine C Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine D loan in the amount of $46,400,000 secured by the mezzanine D borrower’s interests in the borrower, as collateral for the mezzanine D loan (the “Mezzanine D Loan”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the borrowers are permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is not greater than 41.2%, (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is equal to or greater than 1.47x, (iii) the debt yield on the aggregate of the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is equal to or greater than 9.8%, (iv) the lender executes a mezzanine intercreditor agreement and (v) the lender has received a rating agency confirmation.

With respect to Loan No. 5, 50 Tice Corporate Center, the borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the mortgage loan and the mezzanine loan is not greater than 56.8% and (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the mortgage loan and the mezzanine loan is equal to or greater than 1.68x.

With respect to Loan No. 22, Bell Works, the borrower is required to make an annual payment of $50,000 to Holmdel Township for tenant fit-out through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of Holmdel Township. Such promissory note does not bear interest and is freely prepayable at any time. In addition, the borrower was required to escrow funds with Holmdel Township to pay for Holmdel Township’s costs incurred in connection with the redevelopment. As of the origination of the whole loan, approximately $96,181 remained in the escrow.

With respect to Loan No. 44, 561 Clinton Street, the borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the mortgage loan and the mezzanine loan is not greater than 70% and (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the mortgage loan and the mezzanine loan is equal to or greater than 1.23x.

With respect to Loan No. 48, 2015 Walnut Street, the borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the mortgage loan and the mezzanine loan is not greater than 65.9% and (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the mortgage loan and the mezzanine loan is equal to or greater than 1.48x.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the origination date during the term of the mortgage loan.

(15)	With respect to Loan No. 4, Phoenix Industrial Portfolio IX, a $300,000 credit for the $3,000,000 tenant improvement and leasing commissions escrow was underwritten on the Phoenix Industrial Portfolio IX Whole

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Loan. The $3,000,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 22, Bell Works, a $850,000 credit for the $8,500,000 tenant improvement and leasing commissions escrow was underwritten on the whole loan. The $8,500,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 29, Fontainebleau Park Office Plaza, tenant improvement allowances and leasing commissions have historically not been paid and have not been underwritten; however, a $187,000 upfront reserve was structured for any future tenant improvement and leasing commission expenses that may be incurred. The $187,000 cap will be reduced to $100,000 and any leasing reserve funds in excess of $100,000 will be released to the borrower provided that each of the following conditions are satisfied: (i) the fifth anniversary of the origination date has occurred, (ii) no event of default has occurred and is continuing, and (iii) the debt yield is equal to or greater than 8.75%.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the mortgaged properties were acquired between 2019 and 2021 with full year 2020 and 2021 operating statements not available. The 2022 statement only includes partial year information for the Iowa City, IA mortgaged property because it was 100.0% vacant.

With respect to Loan No. 10, Saks Fulfillment Center, historical financial information is not available as it was not provided by the seller.

With respect to Loan No. 17, Central States Industrial Portfolio, historical financial information is not available as it was not provided by the seller of the mortgaged properties.

With respect to Loan No. 28, Hayes Mechanical Industrial Portfolio, historical financials are not available because the lease in place became effective upon the Hayes Mechanical Industrial Portfolio loan closing on June 3, 2022. UW NCF is based on the lease in place, including a 4% contractual minimum rent increase effective January 1, 2023, the appraiser's estimated operating expenses and the current insurance bill.

With respect to Loan No. 35, Knoxville MHC portfolio, historical financials prior to 2020 are not available as they were not provided by the sellers.

With respect to Loan No. 38, Albertsons Clovis, historical financial information is not available as it was not provided by the sellers.

With respect to Loan No. 41, Block Multifamily Portfolio, historical financials beyond the T-11, annualized, are not available because the borrower purchased the three properties in 2021, and partially renovated and re-tenanted the properties. The UW NCF is based on leases in place, the appraiser's estimated expenses or T-11 expenses and the current insurance bill.

With respect to Loan No. 42, Denton Multifamily, historical financials beyond the most recent TTM are not available because the property was constructed and leased in 2020-2021. The UW NCF is based on leases in place, the appraiser's estimated operating expenses or the TTM expenses and the current insurance bill.

With respect to Loan No. 43, Scotland Court Industrial, historical financials beyond the most recent T-11 are not available because the property was constructed and leased in 2021. The UW NCF is based on leases in place, the appraiser's estimated operating expenses and the current insurance bill.

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With respect to Loan No. 44, 561 Clinton Street, historical financial information is not available as the mortgaged property was acquired in August 2021 and underwent renovations in 2022.

With respect to Loan No. 48, 2015 Walnut Street, historical financial information is not available as the mortgaged property was acquired in August 2021 and underwent renovations in 2021.

(17)	With respect to Loan No. 8, 469 7th Avenue, the mortgaged property is subject to a declaration of condominium. The fee simple interest of one hundred percent (100.0%) of the condominium units and common elements are held by the related mortgagor and encumbered by the mortgage securing the 469 7th Avenue Whole Loan. Moreover, the declaration of condominium has been subordinated to the lien of the related mortgage.

With respect to Loan No. 41, Block Multifamily Portfolio, two of the portfolio properties, 4944-4946 North Harding Avenue and 6442-6444 North Hamilton Avenue are subject to a declaration of condominium. The fee simple interest of one hundred percent (100.0%) of the condominium units and common elements are held by the related mortgagor and encumbered by the mortgage securing the loan.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 1, Park West Village, so long as no event of default under the Park West Village Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined in Annex B to the Preliminary Prospectus with respect to the Park West Village Whole Loan) from the supplemental income reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Park West Village Whole Loan documents. So long as no event of default under the Park West Village Whole Loan is continuing, upon such time as the lender has reasonably determined that the Park West Village Property (excluding the amount on deposit in the supplemental income reserve) has achieved a 6.25% or higher for one calendar quarter “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the supplemental income reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined in Annex B to the Preliminary Prospectus with respect to the Park West Village Whole Loan) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Park West Village Whole Loan documents.

With respect to Loan No. 3, Yorkshire & Lexington Towers, so long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined in Annex B to the Preliminary Prospectus with respect to the Yorkshire & Lexington Towers Whole Loan) from the supplemental income reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan documents. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, upon such time as the lender has reasonably determined that the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) have achieved a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the supplemental income reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined in Annex B to the Preliminary Prospectus with respect to the Yorkshire & Lexington Towers Whole Loan) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be

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deposited into the excess cash reserve account, to be applied in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, at origination, $5,000,000 was deposited into an economic holdback reserve. The holdback reserve funds will be released to the borrowers when, among other conditions included in the Phoenix Industrial Portfolio IX Whole Loan documents, the borrowers have provided written evidence that the debt service coverage ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan is at least 1.47x and the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan is not less than 9.8%. The release of the holdback reserve will be tied to the lease-up of the Memphis, TN and Wetumpka, AL mortgaged properties only, such that the funds are only released once the mortgaged properties achieve an underwritten net cash flow debt yield of 9.8% on the Phoenix Industrial Portfolio IX Whole Loan amount, assuming the lower of (i) $3,831,778 or (ii) the actual net operating income for all the mortgaged properties other than the Memphis, TN and Wetumpka, AL mortgaged properties, and the leased up net operating income for Memphis, TN and Wetumpka, AL mortgaged properties. If the borrowers fail to obtain the release of the holdback reserve funds prior to the date that is three years from the date of the final securitization of the Phoenix Industrial Portfolio IX Whole Loan, the borrowers are required to partially defease the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the holdback reserve account, plus (x) all interest which would have accrued on the amount of the Phoenix Industrial Portfolio IX Whole Loan to be prepaid through and including the last day of the interest period related to the monthly payment date following the partial defeasance, (y) all reasonable out-of-pocket, third party costs and expenses actually incurred by the lender in connection with such partial defeasance and (z) all other sums due and payable under the Phoenix Industrial Portfolio IX Whole Loan documents. To the extent that any portion of the holdback reserve remains after the partial defeasance, the remaining amount will be applied as follows: (a) if a cash management trigger event has occurred and is continuing, to the cash management account or (y) if no cash management trigger event has occurred and is continuing, to the borrowers. If the borrowers fail to obtain the release of the holdback reserve funds prior to May 6, 2032, the borrowers are required to partially prepay the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the holdback reserve account on such date. The Cut-off Date LTV Ratio (%) is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the holdback reserve) and the aggregate “as is” appraised value of $182,200,000. The Cut-off Date LTV Ratio (%) based on the Phoenix Industrial Portfolio IX Whole Loan net of the $5,000,000 holdback reserve and the aggregate “as is” appraised value of $182,200,000 is 38.4%. The LTV Ratio at Maturity / ARD (%) is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the holdback reserve) and the “as is” appraised value of $182,200,000. The LTV Ratio at Maturity / ARD (%) based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the holdback reserve) and the aggregate “as stabilized” appraised value of $191,100,000 is 39.2%. The Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on Phoenix Industrial Portfolio IX Whole Loan balance net of the $5,000,000 holdback reserve. The Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the holdback reserve) are 9.8% and 9.2%, respectively.

With respect to Loan No. 14, South Michigan Avenue, the lender will make up to four disbursements from the holdback achievement reserve to the borrower upon satisfaction by the borrower of each of the following conditions: (i) the borrower submits a request for disbursement to the lender at least 20 days prior to the date on which the borrower requests such disbursement to be made, indicating the requested amount of the disbursement; (ii) no event of default has occurred and is continuing, and the debt service coverage ratio for the mortgaged property is greater than or equal to 1.15x at the time the disbursement is requested or on the date such disbursement is requested to be made, (iii) such disbursements will be requested in one of the following increments, $250,000, $500,000, $750,000 or $920,000 (or, with respect to the last disbursement, the amount then on deposit in the holdback achievement reserve; provided that in no event will the aggregate amount of all funds disbursed by the lender exceed $920,000), (iv) in no event will the borrower be entitled to

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receive, and in no event will the lender be obligated to make, more than two disbursements in any South Michigan Avenue Mortgage Loan year, (v) the lender has determined that the debt yield, based on the outstanding principal balance of the South Michigan Avenue Mortgage Loan (including, for the avoidance of doubt, all amounts then on deposit in the holdback achievement reserve) is no less than: (1) with respect to an aggregate disbursement of $250,000 (i.e. taking into account all prior disbursements of the holdback achievement reserve), 8.4513%, (2) with respect to an aggregate disbursement of $500,000 (i.e. taking into account all prior disbursements of the holdback achievement reserve), 8.5480%, (3) with respect to an aggregate disbursement of $750,000 (i.e. taking into account all prior disbursements of the holdback achievement reserve), 8.6447% and (4) with respect to an aggregate disbursement of $920,000 (i.e. taking into account all prior disbursements of the holdback achievement reserve), 8.7105%, and (vi) the borrower has delivered to the lender such evidence as is necessary for the lender to accurately calculate the debt yield. If the preceding conditions have not been satisfied on or prior to July 29, 2024, the lender will continue to hold funds remaining on deposit in the holdback achievement reserve as additional collateral for the South Michigan Avenue Mortgage Loan (as defined below) through August 6, 2032 (notwithstanding any subsequent satisfaction of the preceding conditions for disbursement set forth above). Any amount remaining in the holdback achievement reserve after the South Michigan Avenue Mortgage Loan has been paid in full will be returned to the borrower.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Park West Village, the lender may require the borrowers to make additional Supplemental Income Reserve deposits to the extent of 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Park West Village Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Park West Village Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Park West Village Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

With respect to Loan No. 3, Yorkshire & Lexington Towers, the guarantors are required to provide a carry guaranty acceptable to the lender until a debt yield on the total debt of at least 5.0% has been achieved (without taking into account any disbursement of supplemental income reserve funds) for one calendar quarter, provided no event of default then exists. On a quarterly basis after May 2023, if the lender, in its reasonable discretion, determines that additional deposits to the supplemental income reserve are required to achieve a debt yield of 5.0% for the period ending on the 12 month anniversary of the first annual determination of such requirement, the borrower will be required to make such additional deposits to the supplemental income reserve within 15 business days’ notice, which obligation will be guaranteed by the guarantors pursuant to the carry guaranty. Notwithstanding the foregoing, such carry guaranty will be limited to the amounts required to be deposited into the supplemental income reserve on a quarterly basis.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, on a monthly basis, the borrowers are required to deposit approximately $47,004 for rollover reserves if at any time the balance of the reserve falls below $250,000, until such time as the reserve is restored to a cap of $1,500,000.

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With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents.

With respect to Loan No. 5, 50 Tice Corporate Center, when the capital improvements reserve falls below the $153,875.40 cap, the borrower will be required to escrow approximately $4,274 on a monthly basis for capital expenditures.

With respect to Loan No. 5, 50 Tice Corporate Center, when the TI/LC reserve falls below the $3,000,000 cap, the borrower will be required to escrow $42,753 on a monthly basis for TI/LC.

With respect to Loan No. 8, 469 7th Avenue, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 469 7th Avenue Whole Loan documents.

With respect to Loan No. 8, 469 7th Avenue, during the continuance of a specified tenant trigger period, the borrower is required to deposit (a) $558,000 with respect to the Largest Tenant at the mortgaged property, The City of New York, and (b) with respect to or relating to any other specified tenant, an amount equal to all specified tenant excess cash flow for the interest accrual period immediately prior to the applicable monthly payment date, for tenant improvements and leasing commissions that may be incurred with respect to future leases of all or any portion of the related specified tenant space, provided, however, such amount on deposit may not exceed $100 per square foot of the applicable specified tenant space.

With respect to Loan No. 12, PHX Industrial & LA Retail Portfolio, the property condition assessment prepared in connection with the origination of the PHX Industrial & LA Retail Portfolio Mortgage Loan for the Winn Dixie Prairieville Mortgaged Property identified roof leaks and water-stained ceiling tiles and recommended replacement of the roof, which replacement was estimated to cost approximately $315,000. The sole tenant at the Winn Dixie Prairieville Mortgaged Property, Winn-Dixie, is obligated to replace the roof pursuant to such tenant’s lease. In the event Winn-Dixie has not completed the roof replacement six months prior to the expiration date of such tenant’s lease, the borrowers are required, within two business days thereafter, to deposit the sum of $315,000.00 (in the form of cash or a letter of credit) into an account held by the lender to be held as additional collateral for the PHX Industrial & LA Retail Portfolio Mortgage Loan. Upon (i) the completion of the roof replacement, (ii) Winn-Dixie renewing such tenant’s lease, or (iii) the repayment of the debt, in each case in accordance with the applicable terms and conditions of the PHX Industrial & LA Retail Portfolio Mortgage Loan documents, the lender will disburse all Roof Repair Reserve Funds then on deposit to the borrowers.

With respect to Loan No. 15, Home2 Suites & Holiday Inn Express Phoenix Portfolio, the borrowers will be required to deposit into an eligible account (the “FF&E Reserve Account”) on each monthly payment date, an amount equal to the greater of (i) the FF&E Payment (as hereinafter defined) and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement. The “FF&E Payment” means an amount equal to 1/12 of the applicable FF&E Percentage (as hereinafter defined) of the annual gross revenues for the hotel related operations at the Mortgaged Property for the immediately preceding calendar year as reasonably determined by the lender. The FF&E Percentage means (i) from the origination date through and including the 12th monthly payment date, two percent, (ii) from the 13th monthly payment date through and including the 24th monthly payment date, three percent, and (iii) thereafter for so long as the Home2 Suites & Holiday Inn Express Phoenix Portfolio mortgage loan is outstanding, four percent.

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With respect to Loan No. 16, La Habra Marketplace, Loan No. 19, Icon One Daytona and Loan No. 24, Art Ovation Hotel, the borrower is not required to make the monthly insurance deposits, provided that, (i) no event of default has occurred and is continuing, (ii) the policies maintained by the related borrower covering the related mortgaged property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) the related borrower provides the lender evidence of renewal of such policies and (iv) the borrower provides the lender paid receipts for the payment of the applicable insurance premiums by no later than ten (10) business days prior to the expiration dates of the policies, and (v) if law & ordinance coverage is not maintained as part of the blanket or umbrella policy approved by the lender, the related borrower is required to (x) maintain a separate law & ordinance policy for the mortgaged property. The related borrower is required to immediately commence monthly insurance deposits payments, within five (5) days of receipt of notice from the lender of the borrower’s failure to comply with the above conditions, which notice will instruct the borrower to immediately commence making all monthly insurance deposits.

With respect to Loan No. 18, Rising Sun Towne Centre, the borrower deposited $150,000 into the TI/LC Reserve on the origination date, which is required to be used for approved leasing expenses during the term of the loan. In addition, the borrower is required to make monthly deposits into a TI/LC reserve, prior to the occurrence of the downgrading by any rating agency of the investment grade rating of the guarantor under the Martin's Food Market lease (i.e., Fitch BBB-) (the “Martin’s Food Market Guarantor Downgrade”), the sum of $6,118.83, not to exceed $300,000 (the “TI/LC Reserve Cap”), until such time Dollar Tree has renewed its lease, expanded its premises or an acceptable replacement tenant takes occupancy in the Dollar Tree space (the “Ongoing TI/LC Renewal Conditions”). Upon the satisfaction of the Ongoing TI/LC Renewal Conditions, monthly deposits to TI/LC reserves will not be required under the mortgage loan documents. From and after the occurrence of a Martin’s Food Market Guarantor Downgrade, the borrower is required to make a monthly deposit of the sum of $12,237.67. As of the Cut-off Date, the guarantor under the Martin's Food Market lease is Koniklijke Ahold N.V. In the event that during the term of the loan, Koninklijke Ahold N.V.’s credit rating drops below investment grade (S&P BBB-), the Ongoing TI/LC Renewal Conditions will not be applicable, and the TI/LC Reserve Cap will be increased to $735,000 and ongoing TI/LC collections will begin at $1.00 per square per annum.

With respect to Loan No. 22, Bell Works, the borrower is required to deposit approximately $114,289.17 into a leasing reserve, on a monthly basis, until the balance on deposit in such leasing reserve equals or exceeds $8,500,000.

With respect to Loan No. 22, Bell Works, the borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the payment date in June 2026, an amount equal to approximately $82,130; provided that such obligation may be satisfied upon delivery to lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the put option, which letter of credit serves as additional collateral for the whole loan for so long as such letter of credit remains outstanding.

With respect to Loan No. 23, 111 River Street, on the first payment date when the balance of the TI/LC reserve falls below $2,360,000 and on each payment date thereafter until the balance of the TI/LC reserve is at least $2,360,000, the borrowers will be required to escrow monthly the amount of $46,477 for tenant improvements and leasing commissions.

With respect to Loan No. 24, Art Ovation Hotel, the borrower is required to deposit the upfront amount of $12,000,000 as additional collateral for the mortgage loan as performance reserve funds. Provided no event of default has occurred and is continuing, the lender will disburse the performance reserve funds to the borrower upon the satisfaction of the following terms and conditions: (i) the borrower is required to submit a written request to the lender for a disbursement of the performance reserve funds, which request may be made (x) no more than once in any calendar quarter, (y) only after the securitization of the mortgage loan and (z) no later than July 14, 2027, (ii) after giving effect to the requested disbursement, the debt yield is no less than 12%, as

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determined by the lender; (iii) the borrower has provided the lender with all materials and information reasonably requested by the lender and (iv) the borrower has paid all of the lender’s costs and expenses incurred in connection with the borrower’s request. The Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on the Art Ovation Whole Loan balance net of the $12,000,000 performance reserve. The Mortgage Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date LTV Ratio, Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations based on the full outstanding principal balance of the Art Ovation Whole Loan (without netting the performance reserve) are 64.2%, 64.2%, 11.6% and 10.3%, respectively.

With respect to Loan No. 26, Hampton Inn Richmond, the lender will hold back $2,784,030 at closing for completion of the Property Improvement Plan (“PIP”) which represents 125% of the borrower’s budget which was reviewed by EBI Consulting. Additionally, the guarantor will provide recourse regarding completion of the PIP.

With respect to Loan No. 30, A&R Hospitality Portfolio, to replenish amounts drawn from the seasonality reserve, the borrowers are required to repay to and deposit with the lender the amount of each previous disbursement at any time after the disbursement is made and not later than the first anniversary of such disbursement. The seasonality reserve is subject to a cap of $850,000, subject to the lender’s right to increase or decrease the required amount and frequency of the borrowers’ deposits to the seasonality reserve based on certain conditions set forth in the A&R Hospitality Portfolio Whole Loan documents including, among other things, a material change in the monthly fluctuation of occupancy, average daily rate or operating income.

With respect to Loan No. 38, Albertsons Clovis, during a Trigger Period, the borrower will be required to make monthly deposits into a TI/LC reserve in an amount equal to $3,623.67. However, this deposit will only be required to the extent that there is sufficient cash flow from the related mortgaged property to pay such amount. The TI/LC Reserve will be capped at $217,420.  A "Trigger Period" means any period during which (i) an event of default is continuing or (ii) the debt yield falls below the Trigger Level until the debt yield exceeds the Trigger Level for two (2) consecutive quarters. In addition to the foregoing, any termination or default under the Albertsons lease, cessation of payment or if the tenant goes dark shall be deemed a Trigger Period as well. There is an uncapped sweep commencing 12 months prior to lease expiration. A "Trigger Level" means a debt yield of 9.50%. The debt yield will be tested by lender quarterly on a trailing 12-month basis by dividing underwritten net operating income (determined by lender) by the outstanding amount of the loan.

With respect to Loan No. 38, Albertsons Clovis, during a Trigger Period, the borrower will be required to make monthly deposits into a replacement reserve in an amount equal to $0.20 per square foot per annum.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 1, Park West Village, the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis on and after July 6, 2023, that additional Supplemental Income Reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the mortgaged properties) a 6.25% transient whole loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3-month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Park West Village mortgaged property achieve a 6.25% transient whole loan debt yield (excluding the amount on deposit in the supplemental income reserve). The obligations of the guarantors under such carry guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

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With respect to Loan No. 3, Yorkshire & Lexington Towers, the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis on and after May 6, 2023, that additional Supplemental Income Reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Mortgaged Properties) a 5.00% transient Total Debt debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3-month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Yorkshire & Lexington Towers Mortgaged Properties achieve a 5.00% transient Total Debt debt yield (excluding the amount on deposit in the supplemental income reserve). The obligations of the guarantors under such carry guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

With respect to Loan No. 5, 50 Tice Corporate Center, provided no event of default is existing, the borrower has the right to deliver to the lender a letter of credit in an amount equal to the then required tenant improvement/leasing commissions amount.

With respect to Loan No. 10, Saks Fulfillment Center, the borrower may deliver a letter of credit to maintain the monthly real estate tax reserve waiver.

With respect to Loan No. 11, Lakes Medical Center, the Replacement Reserve Cap ($) is equal to the product of (x) replacement reserve monthly deposit of $2.257.67 multiplied by (y) 36 months.

With respect to Loan No. 11, Lakes Medical Center, the TI/LC Reserve Cap ($) is equal to $500,000.
With respect to Loan No. 12, PHX Industrial & LA Retail Portfolio, the TI/LC Reserve Cap ($) is equal to $540,000, for each applicable Leasing Reserve Tenant (“Leasing Reserve Tenant”) including Compound Photonics and Winn-Dixies and any other lessee that leases 55% or more of the applicable Leasing Reserve Tenant Space (“Leasing Reserve Tenant Space”) which is a portion of the applicable individual property demised as of the date hereof to the initial Leasing Reserve Tenant; provided, however, that upon the occurrence of a Leasing Reserve Cap Reduction Event (“Leasing Reserve Cap Reduction Event”) which shall mean that in connection with a re-tenanting of an applicable Leasing Reserve Tenant Space, all of the following conditions have been satisfied: (i) 50% or more of the square footage of such Leasing Reserve Tenant Space shall have been leased to one or more replacement tenants under Leases reasonably acceptable to Lender for a minimum of three years in each case, and (ii) such tenant is paying full, unabated rent pursuant to the terms hereof, such amount shall be reduced proportionally with respect to the applicable Leasing Reserve Tenant based upon the portion of the applicable Leasing Reserve Tenant Space that has been leased to one or more replacement tenants (for clarity, if 65% of the applicable Leasing Reserve Tenant Space is re-leased, the new Leasing Reserve Cap for the applicable Leasing Reserve Tenant would be reduced to $189,000).

With respect to Loan No. 16, La Habra Marketplace, so long as no event of default is continuing, in the event that the balance of funds contained in the replacement reserve subaccount and the leasing reserve subaccount, in the aggregate, is equal to or greater than $1,250,000 (the “Reserve Cap”), then the borrower is not required to pay to lender the replacement reserve monthly deposit or the leasing reserve monthly deposit; provided, however, that upon such time as the balance of funds contained in the replacement reserve subaccount and the leasing reserve subaccount, in the aggregate, has been reduced to an amount less than the Reserve Cap, borrower is required to recommence paying to the lender the leasing reserve monthly deposit and the replacement reserve monthly deposit until such time as the balance of funds then contained in the leasing reserve subaccount and the replacement reserve subaccount, in the aggregate, is equal to or greater than the Reserve Cap.

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With respect to Loan No. 17, Central States Industrial Portfolio, so long as no event of default is continuing, the TI/LC escrow will be abated so long as the balance in the TI/LC reserve is equal to or greater than $1,000,000. In addition to the upfront general TI/LC reserve, the lender will escrow approximately $331,584 for outstanding tenant improvements and leasing commissions in connection with four tenants under their existing leases.

With respect to Loan No. 20, Lakeshore Marketplace, provided that no event of default is continuing, in the event the balance of funds contained in the leasing reserve subaccount is equal to or greater than $750,000.00 (the “Leasing Reserve Cap”), the borrower will not be required to pay to the lender the leasing reserve monthly deposit; provided, however, that upon such time as the balance of funds then contained in the leasing reserve subaccount has been reduced to an amount less than the Leasing Reserve Cap, the borrower is required to recommence paying to the lender the leasing reserve monthly deposit until such time as the balance of funds then contained in the leasing reserve subaccount is equal to or greater than the Leasing Reserve Cap.

With respect to Loan No. 20, Lakeshore Marketplace, provided that no event of default is continuing, in the event the balance of funds contained in the replacement reserve subaccount is equal to or greater than $350,000.00 (the “Replacement Reserve Cap”), the borrower will not be required to pay to the lender the replacement reserve monthly deposit; provided, however, that upon such time as the balance of funds then contained in the replacement reserve subaccount has been reduced to an amount less than the Replacement Reserve Cap, the borrower is required to recommence paying to the lender the replacement reserve monthly deposit until such time as the balance of funds then contained in the replacement reserve subaccount is equal to or greater than the Replacement Reserve Cap.

With respect to Loan No. 25, 3455 Veterans Hwy, on a monthly basis, the borrower is required to deposit $1,264 for replacement reserves. Provided that a trigger period is not continuing, deposits into the replacement reserve are subject to a cap of $15,173.

With respect to Loan No. 29, Fontainebleau Park Office Plaza, the TI/LC Reserve Cap is reduced to $100,000 after the fifth year of the loan term provided certain loan underwriting metrics are maintained and there has been no event of default.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the Largest Tenant at the Versailles, KY mortgaged property, Ledvance, LLC, has 188,554 square feet expiring on April 30, 2023, and 187,744 square feet expiring on April 30, 2027.

With respect to Loan No. 11, Lakes Medical Center, the Largest Tenant, Shores III, L.L.C., currently subleases a portion of its premises totaling 20,739 SF to West Bloomfield Surgery Center, LLC, which sublease expires June 30, 2030.

With respect to Loan No. 11, Lakes Medical Center, the Largest Tenant, Shores III, L.L.C., currently subleases a portion of its premises totaling 5,388 SF to Trinity Health-Michigan, d/b/a St. Joseph Mercy Oakland, which sublease expires February 28, 2024.

With respect to Loan No. 11, Lakes Medical Center, the Largest Tenant, Shores III, L.L.C., currently subleases a portion of its premises totaling 4,835 SF to Michigan Institute of Urology, P.C., which sublease expires July 31, 2026.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

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With respect to Loan No. 28, Hayes Mechanical Industrial Portfolio, two affiliated companies, Hayes Commercial LLC and Hayes Services LLC, are collectively the sole tenant of all five properties. The lease began on the loan closing date of June 3, 2022, for a stated 15-year term and therefore expires on or about June 2, 2037. The loan matures on June 6, 2032.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the Second Largest Tenant at the Memphis, TN mortgaged property, Fedex, may terminate on 30 days' notice if the employees of another tenant become subject to a collective bargaining unit.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the Largest Tenant at the Rockford, IL mortgaged property, Amazon, may terminate on 30 days’ notice if a material interference with Amazon’s business due to lack of access or interruption of utilities is caused by the landlord or the landlord’s agents continues for 180 days, but the notice will be void if the problem is cured within the 30 days. If the material interference is not due to the landlord or the landlord’s agents and the interference continues for 270 days, Amazon may terminate on 30 days’ notice, but the notice will be void if the problem is cured within the 30 days.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the Largest Tenant at the Rockford, IL mortgaged property, Amazon, has a lease expiration of November 30, 2026. Since the expiration is between October 1 and March 30, the lease term will extend through March 31, 2027, unless Amazon opts out of the optional holiday extension by providing 270 days’ notice.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the Largest Tenant at the Versailles, KY mortgaged property, Ledvance, LLC, has the right to terminate its lease for one or both of (x) 97,062 square feet (representing approximately 25.8% of its leased space) and (y) 91,492 square feet (representing approximately 24.3% of its leased space) at any time on or after November 1, 2022 with at least 60 days’ prior written notice to the landlord, which notice identifies the space to be terminated, and Ledvance, LLC not being in default under the lease it seeks to terminate on the termination date specified in its termination notice.

With respect to Loan No. 5, 50 Tice Corporate Center, the Largest Tenant, Eagle Pharmaceuticals, has the right to terminate the lease on or after March 31, 2024, by providing 270 days’ notice delivered no earlier than July 1, 2023.

With respect to Loan No. 5, 50 Tice Corporate Center, the Second Largest Tenant, HDR, has the right to terminate its lease at any time on or after February 28, 2029 with the payment of a termination fee equal to the unamortized cost of (i) all of the landlord’s work, (ii) all broker’s fees, (iii) any abated or free rent, (iv) interest on such termination fee at the rate of 6% per annum from the commencement date through the payment of the such termination fee.

With respect to Loan No. 5, 50 Tice Corporate Center, the Fifth Largest Tenant, Price Meese Shulman, has the right to terminate the lease at any time on June 30, 2024 by providing a notice any time on or prior to December 31, 2023.

With respect to Loan No. 6, Center Pointe Plaza I, the Fourth Largest Tenant, Boot Barn, has the right to terminate the lease if Boot Barn’s gross sales during year five (March 2026 through February 2027) are $2.1 million or less by providing a notice within 90 days at the end of year five.

With respect to Loan No. 8, 469 7th Avenue, the Largest Tenant at the mortgaged property, The City of New York, may terminate its lease for the entire premises, the sixth floor or the fourth and sixth floors any time after

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October 15, 2024 upon at least 12 months’ notice and payment of a termination fee in an amount equal to the sum of (i) the tenant work costs based on a straight-line amortization over the first 15 years of the lease term and (ii) the tenant broker fee based on a straight-line amortization over the first 15 years of the lease term.

With respect to Loan No. 8, 469 7th Avenue, the Second Largest Tenant at the mortgaged property, In Touch Group, LLC, may terminate its lease for all three floors on September 30, 2028 upon at least 15 months’ notice and no termination fee.

With respect to Loan No. 9, Wells Fargo Center Tampa, the Largest Tenant, Wells Fargo Bank, has the option to give back either the entire ninth floor (20,367 SF) or tenth floor (20,147 SF) effective on July 31, 2025 with notice no later than August 31, 2023 and payment of a contraction fee. The Second Largest Tenant, Phelps Dunbar, LLP has the right to terminate its lease on October 31, 2024 with a written notice no later than October 31, 2023 and the payment of a termination fee.

With respect to Loan No. 11, Lakes Medical Center, the subtenant of Shores III, L.L.C., West Bloomfield Surgery Center, has a one-time right to terminate its sublease effective June 30, 2027. The subtenant may only exercise a termination option with written notice on or before January 1, 2025 and if the subtenant is not in default.

With respect to Loan No. 11, Lakes Medical Center, the subtenant of Shores III, L.L.C., Trinity Health-Michigan, d/b/a St. Joseph Mercy Oakland, has a one-time right to terminate its sublease with 180 days’ advance written notice.

With respect to Loan No. 12, PHX Industrial & LA Retail Portfolio, the Second Largest Tenant at the Chandler Tech Center mortgaged property, Compound Phonetics has one termination option in the event that the borrower determines to use the premises for other purposes and no suitable space is available to relocate in the same building for Compound Phonetics.

With respect to Loan No. 17, Central States Industrial Portfolio, each of the mortgaged properties in the portfolio are occupied by single tenants (except the Empire A&B Mortgaged Property). However, such single tenants do not have near-term rollover for the next 24 months (until October 2024).

(24)	Intentionally blank

(25)	Each letter identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus for further details.

(27)	With respect to Loan No. 22, Bell Works, the mortgaged property is subject to a 30-year PILOT agreement, dated June 17, 2014, between the borrower and Holmdel Township. The borrower is obligated to make PILOT payments in exchange for certain exemptions from property taxes on real and personal property. The PILOT payment is based on a formula that factors in the percentage of the gross annual rent generated at the mortgaged property. For the first five years of the term the percentage is 10.25%, and thereafter the percentage increases 0.25% through year 25 with a cap set at an amount equal to 80% of what conventional taxes would be otherwise. Taxes were underwritten at $3,707,005 based on 10.5% of underwritten effective gross income per the terms of the PILOT agreement. Additionally, in connection with the rehabilitation and conversion of the mortgaged property to its current use, the mortgaged property qualifies for an HTC allowed for qualified rehabilitation expenditures incurred in connection with the certified rehabilitation of a certified historic structure and the HTCs are not collateral for the mortgage loan. The borrower leases the mortgaged property to the Bell Works Master Lessee pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Bell Works Master Lease”). The borrower elected to pass-through the HTC to the Bell Works Master Lessee. Pursuant to a subordination, non-disturbance and attornment agreement

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among the lender, the borrower, the Bell Works Master Lessee and the Bell Works HTC Investor, the Bell Works Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Bell Works Master Lease until the next business day following the 5th anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the mortgaged property is first placed in service, but in no event later than April 1, 2026. Pursuant to the subordination, non-disturbance and attornment agreement, the lender must provide Bell Works HTC Investor prior written notice of its intention to commence any enforcement action under the mortgage loan documents, the Bell Works HTC Investor is entitled to receive notices of defaults under the mortgage loan documents, and the Bell Works HTC Investor has a period of not less than 10 days to cure such defaults. In addition, the Bell Works HTC Investor has certain rights to remove the borrower’s general partner and/or the Bell Works Master Lessee’s managing member, subject to certain terms and conditions set forth in the subordination, non-disturbance and attornment agreement.

With respect to Loan No. 23, 111 River Street, the mortgaged property is not subject to the imposition or payment of taxes during the term of the ground lease, provided that, in lieu thereof, the borrowers will be required to pay to the City of Hoboken, New Jersey, in equal quarterly installments, the annual PILOT rent, which is the product of the Applicable PILOT Rate (as subject to adjustment) and the applicable number of development square feet. The initial Applicable PILOT Rate was set at $2.00 PSF and increased by 2.75% compounded annually with increases effective every five years. Starting in May 2022 the PILOT Rate will increase yearly by the greater of (i) 2.00% and (ii) the increase in the tax rate for Hudson County. The borrowers have the right at any time to have the 111 River Street Mortgaged Property placed on the tax rolls and become subject to the payment of ad valorem real estate taxes (at which time, the borrowers’ obligation to make the annual PILOT rent payments will cease); however, pursuant to the 111 River Street Whole Loan documents, the borrowers have agreed to not to make any such election to have the 111 River Street Property placed on the tax rolls or to otherwise cause, permit or suffer the mortgaged property (or any portion thereof) to become subject to the payment of ad valorem real estate taxes. If not earlier terminated, the PILOT is co-terminus with the ground lease (expiring September 30, 2098).

(28)	With respect to Loan No. 13, ACME Mahwah, as of August 5, 2022, 100% of NRA at the ACME Mahwah Property was leased to ACME Supermarkets under a triple-net master lease with a scheduled expiration date of February 28, 2034 (subject to seven, five-year renewal options remaining).

With respect to Loan No. 22, Bell Works, Somerset Holmdel Development I Urban Renewal, L.P. entered into a master lease with Bell Works Master Tenant, LLC on December 14, 2017, for a 32-year term with an expiration date on December 14, 2049.

(29)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(30)	Intentionally blank

(31)	With respect to Loan No. 1, Park West Village, the UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Mortgaged Property and (ii) disbursements from the Supplemental Income Reserve of $4,920,000.

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With respect to Loan No. 3, Yorkshire & Lexington Towers, the UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Mortgaged Properties, (ii) underwritten straight-lined rent for CVS Pharmacy and (iii) disbursements from the Supplemental Income Reserve of $5,226,004.

With respect to Loan No. 4, Phoenix Industrial Portfolio IX, the increase from the Most Recent NOI ($) to the Underwritten Net Operating Income ($) is primarily attributable to leasing totaling an additional approximately $4.1 million in base rent, $335,509 in rent steps through October 2023, $21,103 in straight-lined rent for Amazon and an additional approximately $1.1 million in recoveries. The 2022 statement only includes partial year information for the Iowa City, IA mortgaged property because it was 100% vacant. Additionally, the utilities expense was underwritten $671,666 less due to the elimination of excess use charges and installation of high efficiency LED lighting at the Versailles, KY mortgaged property and Amazon, the Largest Tenant at the Rockford, IL mortgaged property, being separately metered and paying gas bills directly to the utility company.

With respect to Loan No. 8, 469 7th Avenue, the Underwritten Net Operating Income ($) is greater than the Most Recent NOI ($) and Second Most Recent NOI ($) due in part to approximately $849,437 of straight-line averaging rent over the lease term for investment grade tenants, The City of New York and TD Bank, N.A., plus contractual rent steps through August 1, 2023.

(32)	Intentionally blank

(33)	With respect to Loan No. 1, Park West Village, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 3, Yorkshire & Lexington Towers, the borrowers own the mortgaged properties as tenants-in-common.

With respect to Loan No. 9, Wells Fargo Center Tampa, the borrowers own the mortgaged properties as tenants-in-common.

With respect to Loan No. 13, ACME Mahwah, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 17, Central States Industrial Portfolio, the borrowers own the related mortgaged properties as tenants-in-common.

With respect to Loan No. 23, 111 River Street, the borrowers own the mortgaged property as tenants-in-common.

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ANNEX B

SIGNIFICANT LOAN SUMMARIES

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Annex B	BMO 2022-C3

No. 1 – Park West Village

B-1

Annex B	BMO 2022-C3

No. 1 – Park West Village

B-2

Annex B	BMO 2022-C3

No. 1 – Park West Village
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,500,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	5.2%	Net Rentable Area (Units):	850
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	CF PWV LLC and SM PWV LLC	Year Built / Renovated:	1950, 1958, 1963 / 2014
Borrower Sponsors:	Meyer Chetrit and	Occupancy:	94.7%
	Amended and Restated 2013	Occupancy Date:	7/22/2022
	LG Revocable Trust	4th Most Recent NOI (As of):	$16,725,571 (12/31/2019)
Interest Rate:	4.65000%	3rd Most Recent NOI (As of):	$14,592,031 (12/31/2020)
Note Date:	8/3/2022	2nd Most Recent NOI (As of):	$13,357,008 (12/31/2021)
Maturity Date:	8/6/2027	Most Recent NOI (As of)(5):	$15,491,417 (TTM 5/31/2022)
Interest-only Period:	60 months	UW Economic Occupancy:	91.3%
Original Term:	60 months	UW Revenues:	$32,787,176
Original Amortization Term:	None	UW Expenses:	$9,786,898
Amortization Type:	Interest Only	UW NOI(5):	$23,000,278
Call Protection(2):	L(26),D(29),O(5)	UW NCF(5):	$23,000,278
Lockbox / Cash Management:	Soft (Residential); Hard	Appraised Value / Per Unit:	$575,000,000 / $676,471
	(Commercial) / In Place	Appraisal Date:	1/20/2022
Additional Debt(1):	Yes
Additional Debt Balance(1)(3):	$150,000,000 / $177,500,000
Additional Debt Type(1)(3):	Pari Passu / Subordinate

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$919,476	$459,738	N/A	Cut-off Date Loan / Unit:	$220,588	$429,412
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$220,588	$429,412
Replacement Reserves:	$850,000	$0	N/A	Cut-off Date LTV:	32.6%	63.5%
Other Reserves:	$12,778,500	Springing	N/A	Maturity Date LTV:	32.6%	63.5%
				UW NCF DSCR(5):	2.60x	1.34x
				UW NOI Debt Yield(5):	12.3%	6.3%

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Tot	al
Senior Loan	$187,500,000	49.2%		Loan Payoff	$321,864,741	84.5%
Subordinate Notes	177,500,000	46.6		Closing Costs	44,400,316	11.7
Sponsor Equity	15,813,033	4.2		Upfront Reserves	14,547,976	3.8
Total Sources	$380,813,033	100.0%		Total Uses	$380,813,033	100.0%
(1)	The Park West Village Senior Loan (as defined below), with an original aggregate principal balance of $187,500,000, is part of the Park West Village Whole Loan (as defined below). The Financial Information in the chart above reflects the Park West Village Senior Loan and the Park West Village Whole Loan. For additional information, see “The Loan” below.
(2)	Defeasance of the Park West Village Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Park West Village Whole Loan to be securitized and (b) September 6, 2025. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.
(3)	The subordinate notes consist of (i) the B-A Note with an original principal balance of $66,500,000 and (ii) the B-B note with an original principal balance of $111,000,000, which is junior to the B-A Note in right of payment. The B-A note was contributed to the BBCMS 2022-C17 trust and backs only the related loan-specific certificates issued by the BBCMS 2022-C17 trust. For additional information, see “The Loan” below.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	UW NOI is greater than Most Recent NOI due in part to the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property (as defined below). Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (as defined below) of $4,920,000. The Park West Village Senior Loan UW NCF DSCR and Park West Village Whole Loan UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 2.05x and 1.05x respectively. The Park West Village Senior Loan UW NOI Debt Yield and Park West Village Whole Loan UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.6% and 5.0%, respectively. Please refer to “Escrows and Reserves” below.

B-3

Annex B	BMO 2022-C3

No. 1 – Park West Village

The Loan. The Park West Village mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) that is evidenced by 12 pari passu senior promissory notes in the aggregate original principal amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Note B-A” or the “Park West Village Note B-A Subordinate Companion Loan”) and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Note B-B” or the “Park West Village Note B-B Subordinate Companion Loan” and together with the Park West Village Note B-A, the “Park West Village Subordinate Companion Notes” or “Park West Village Subordinate Companion Loans”). The Park West Village Senior Loan was co-originated on August 3, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citi Real Estate Funding Inc. (“CREFI”). The Park West Village Note B-A Subordinate Companion Loan was originated on August 3, 2022 by BMO. The Park West Village Note B-B Subordinate Companion Loan was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management (“PWV Grand Avenue”). The Park West Village Whole Loan is secured by a first lien mortgage on the borrowers’ fee simple interest in three, 16-story multifamily buildings consisting of 850 residential units and one commercial unit located in the Upper West Side neighborhood of New York, New York (collectively, the “Park West Village Property”).

The Park West Village Mortgage Loan is evidenced by the non-controlling Notes A-4, A-9 and A-10, with an aggregate principal balance as of the Cut-off Date of $37,500,000. The remaining Park West Village pari passu senior promissory notes and the Park West Village Note B-A were contributed to or are expected to be contributed to other securitization trusts, as set forth in the table below, and the Park West Village Note B-B is currently held by PWV Grand Avenue. The Park West Village Senior Loan is senior in right of payment to the Park West Village Subordinate Companion Loans, and the Park West Village Note B-A Subordinate Companion Loan is senior in right of payment to the Park West Village Note B-B Subordinate Companion Loan. The Park West Village Note B-B will be the initial controlling note and PWV Grand Avenue, as the holder of such initial controlling note, will be entitled to exercise certain control rights with respect to the Park West Village Whole Loan under the related co-lender agreement. The Park West Village Note B-A will become the controlling note if the Note B-B Control Appraisal Period (as defined in the related co-lender agreement) has occurred and is continuing, and the Note A-1 will become the controlling note if both the Note B-B Control Appraisal Period and the Note B-A Control Appraisal Period (as defined in the related co-lender agreement) have occurred and are continuing, as further described in the table below. The Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization into which the Note A-1, which is the lead note, was contributed. For additional information, see “Subordinate Debt” below. The relationship between the holders of the Park West Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Park West Village Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$17,500,000	$17,500,000	BBCMS 2022-C17	Yes
A-2(2)	$32,500,000	$32,500,000	BMO	No
A-3(2)	$7,500,000	$7,500,000	BMO	No
A-4	$5,000,000	$5,000,000	BMO 2022-C3	No
A-5(2)	$17,500,000	$17,500,000	CREFI	No
A-6(2)	$15,000,000	$15,000,000	CREFI	No
A-7(2)	$15,000,000	$15,000,000	CREFI	No
A-8(2)	$15,000,000	$15,000,000	CREFI	No
A-9	$17,500,000	$17,500,000	BMO 2022-C3	No
A-10	$15,000,000	$15,000,000	BMO 2022-C3	No
A-11	$15,000,000	$15,000,000	BBCMS 2022-C17	No
A-12	$15,000,000	$15,000,000	BBCMS 2022-C17	No
Total Senior Loan	$187,500,000	$187,500,000
B-A(1)	$66,500,000	$66,500,000	BBCMS 2022-C17 (Loan Specific)	Yes
B-B(1)	$111,000,000	$111,000,000	PWV Grand Avenue	Yes
Whole Loan	$365,000,000	$365,000,000
(1)	The initial controlling note is Note B-B, but if a Note B-B Control Appraisal Period (as defined in the related co-lender agreement), for the Park West Village Whole Loan is continuing, the controlling note will be Note B-A. If a Note B-A Control Appraisal Period and a Note B-B Control Appraisal Period (each, as defined in the related co-lender agreement) are continuing, the controlling note will be Note A-1. Note B-A was contributed to the BBCMS 2022-C17 securitization trust and backs only the related loan-specific certificates issued by the BBCMS 2022-C17 securitization trust. The loan-specific controlling class representative designated pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization will be entitled to exercise the rights of the controlling note if Note B-A becomes the controlling note, and the directing certificateholder for the pooled certificates issued by the BBCMS 2022-C17 securitization trust will be entitled to exercise the rights of the controlling note if Note
B-4

Annex B	BMO 2022-C3

No. 1 – Park West Village

A-1 becomes the controlling note, in each case to the extent provided in the related co-lender agreement and the pooling and servicing agreement for the BBCMS 2022-C17 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Park West Village Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

(2)	Expected to be contributed to one or more future securitization(s).

The Property. The Park West Village Property consists of three, 16-story multifamily buildings comprised of 850 residential units totaling 643,708 square feet and one commercial unit totaling 1,039 square feet. The commercial tenant at the Park West Village Property has a remaining weighted average lease term of approximately 0.8 years. The Park West Village Property is located in the Upper West Side neighborhood and is situated approximately 0.5 miles from the 96th Street and 103rd Street subway stations with access to the A, B, and C subway lines. The Park West Village Property was built in 1950, 1958, and 1963 and renovated in 2014, and features a range of studio, one-bedroom, two-bedroom, three-bedroom, and four-bedroom residential units. Of the 850 residential units, 418 of the units are rent-stabilized. The Park West Village Property units all feature hardwood flooring, nearly nine-foot ceiling heights, full kitchen appliances, and certain units include a private balcony. Renovated units feature granite or marble countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include an outdoor children’s playground, dog run, valet services, and onsite surface parking.

The sole commercial tenant, Carol Maryan Architect, P.C. (“Carol Maryan Architect”), occupies 1,039 square feet (100.0% of the commercial NRA and 0.2% of the total NRA, 100.0% of the underwritten commercial base rent and 0.3% of the total underwritten base rent) with a lease expiration of July 31, 2023. Carol Maryan Architect is a boutique architectural firm founded by Carol Maryan in 1983. Carol Maryan Architect provides architectural and interior designs to an array of clients, including private individuals, corporations, developers, creative services firms, and public entities.

Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rental rates. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 325 units that will be renovated, which consist of 270 units that are projected to receive a light renovation and 55 units that are projected to receive a major renovation. The 55 major renovation units will be combined into 27 units post-renovation. Of the 55 units projected to receive major renovations, 28 units are rent-stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, lighting upgrades and removal of carpeting. At origination, the borrowers deposited $7,858,500 into a unit upgrade reserve with the lender, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Park West Village Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $48,109 per unit and are anticipated to increase rent from $46.18 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 12 major renovations to date, which have been combined into a total of seven units. These major renovations have achieved average annual rent increases from $29.39 per square foot to $72.82 per square foot.

The light renovation units are projected to receive an average renovation of $19,306 per unit and are anticipated to increase rent from $65.31 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 17 light renovations to date. These light renovations have achieved average annual rent increases from $38.24 per square foot to $85.59 per square foot.

B-5

Annex B	BMO 2022-C3

No. 1 – Park West Village

The following table presents detailed information with respect to the current market rate units at the Park West Village Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	166	38.4%	464	$2,869	$6.19	$3,243	$5.85
1 Bedroom	164	38.0	836	$4,505	$5.39	$4,768	$5.08
2 Bedroom	89	20.6	918	$5,140	$5.62	$5,355	$5.39
3 Bedroom	12	2.8	1,264	$7,708	$6.05	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$7,500	$4.09	$7,500	$4.09
Total/Wtd. Avg.	432	100.0%	724	$4,091	$5.67	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the current rent-stabilized units at the Park West Village Property:

As Is Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	115	27.5%	469	$1,175	$2.52	$1,318	$2.49
1 Bedroom	225	53.8	842	$1,337	$1.58	$1,417	$1.60
2 Bedroom	77	18.4	1,119	$1,779	$1.58	$1,843	$1.51
3 Bedroom	1	0.2	1,153	$3,000	$2.60	$3,000	$2.60
Total/Wtd. Avg.	418	100.0%	791	$1,378	$1.73	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Park West Village Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total		Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	155	38.3%		464	$3,085	$6.66	$3,243	$5.85
1 Bedroom	153	37.8		837	$5,450	$6.51	$4,768	$5.08
2 Bedroom	85	21.0		910	$6,108	$6.71	$5,355	$5.39
3 Bedroom	11	2.7		1,298	$8,835	$6.80	$8,977	$5.74
4 Bedroom	1	0.2		1,832	$12,366	$6.75	$7,500	$4.09
5 Bedroom	NAP	NA	P	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	405	100.0%		724	$4,792	$6.62	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

B-6

Annex B	BMO 2022-C3

No. 1 – Park West Village

The following table presents detailed information with respect to the projected post-renovation rent-stabilized units at the Park West Village Property:

Projected Post-Renovation Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	105	25.2%	465	$1,292	$2.78	$1,318	$2.49
1 Bedroom	212	50.8	847	$1,468	$1.73	$1,417	$1.60
2 Bedroom	88	21.1	1,163	$3,241	$2.79	$1,843	$1.51
3 Bedroom	10	2.4	1,529	$9,872	$6.46	$3,000	$2.60
4 Bedroom	1	0.2	1,700	$11,473	$6.75	NAP	NAP
5 Bedroom	1	0.2	2,642	$17,831	$6.75	NAP	NAP
Total/Wtd. Avg.	417	100.0%	840	$2,063	$2.46	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

COVID-19 Update. As of July 22, 2022, the Park West Village Property is open and operating. As of the date of this term sheet, the Park West Village Whole Loan is not subject to any forbearance, modification or debt service relief request. The first payment date of the Park West Village Whole Loan was September 6, 2022.

Environmental. According to the Phase I report dated January 20, 2022, there was no evidence of any recognized environmental conditions at the Park West Village Property. The Phase I environmental assessment, however, identified historical recognized environmental conditions at the Park West Village Property.

The following table presents certain information relating to the historical and current occupancy of the Park West Village Property:

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.2%	91.2%	87.9%	94.7%
(1)	Historical occupancies are as of July 31 of each respective year.
(2)	Current occupancy is as of July 22, 2022.

B-7

Annex B	BMO 2022-C3

No. 1 – Park West Village

The following table presents certain information relating to the operating history and underwritten cash flows of the Park West Village Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$24,956,720	$22,792,744	$22,129,703	$24,536,542	$28,419,283	$33,434	83.9%
Commercial Base Rent	71,777	70,353	75,268	74,908	79,852	94	0.2
Gross Potential Rent	$25,028,497	$22,863,097	$22,204,971	$24,611,451	$28,499,136	$33,528	84.2%
Total Reimbursements	2,945	17,850	0	0	11,355	13	0.0
Supplemental Income Reserve(3)	0	0	0	0	4,919,913	5,788	14.5
Total Other Income	567,004	760,807	477,438	424,187	424,187	499	1.3
Net Rental Income	$25,598,446	$23,641,754	$22,682,409	$25,035,638	$33,854,591	$39,829	100.0%
(Vacancy/Credit Loss)	(2,062)	(2,942)	0	0	(1,067,415)	(1,256)	(3.2)
Effective Gross Income	$25,596,385	$23,638,812	$22,682,409	$25,035,638	$32,787,176	$38,573	96.8%
Total Expenses	$8,870,813	$9,046,781	$9,325,401	$9,544,221	$9,786,898	$11,514	29.8%
Net Operating Income(3)	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
Total Capex/RR(4)	0	0	0	0	0	0	0
Net Cash Flow	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
(1)	TTM represents the trailing 12 months ending May 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The Underwritten Net Operating Income is greater than the TTM Net Operating Income due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property and (ii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows and Reserves” below.
(4)	The borrower sponsors funded five years’ worth of Capex/RR at origination.

The Market. The Park West Village Property is located in New York, New York, within the New York, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an average annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries in New York City are education and health, professional and business, government, and trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Park West Village Property is located on the blocks bound by Columbus Avenue, Amsterdam Avenue, West 97th Street and West 100th Street. The buildings at 784 Columbus Avenue and 792 Columbus Avenue have street frontage on West 97th and 100th Streets, respectively. The building at 788 Columbus Avenue does not have street frontage; however, all three of the Park West Village Property buildings are accessible from Columbus Avenue via a breezeway through the development to the east of the subject buildings, which comprises the entire blockfront of Columbus Avenue from West 97th Street to West 100th Street. The Upper West Side is primarily residential in nature, with adequate retail to support the area. Manhattan’s central business district is located to the southeast of the Upper West Side. Immediately to the south is the Clinton area, which is characterized by a wide range of uses including residential, office buildings and the Theater District. The neighborhood bordering the Upper West Side to the north is known as Morningside Heights, which is primarily residential and home to Columbia University. The Park West Village Property benefits from its proximity to Columbus Avenue, as well as Broadway, which is dense with prime retail and commercial space.

The Park West Village Property is situated in the Upper West Side multifamily submarket. According to CoStar, as of February 2022, the Upper West Side multifamily submarket had an overall vacancy rate of 2.2%, with net absorption totaling 11 units. The vacancy rate decreased 1.7% over the past 12 months. Rental rates increased by 5.9% for the past 12 months and ended at $4,760 per unit per month. A total of 336 units are still under construction at the end of the first quarter of 2022.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

B-8

Annex B	BMO 2022-C3

No. 1 – Park West Village

The following table presents certain information relating to comparable multifamily rental property to the Park West Village Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Park West Village(2)	1950, 1958, 1963	94.7%	850	Studio	466	$4.79	$2,226
784, 788 and 792 Columbus Avenue				1 Bed	840	$3.22	$2,711
New York, NY				2 Bed	1,011	$3.63	$3,663
				3 Bed	1,255	$5.79	$7,316
				4 Bed	1,832	$4.09	$7,500
West 96th Apartments	1987	95.2%	207	1 Bed	733	$6.28	$4,606
750 Columbus Avenue				2 Bed	1,006	$6.25	$6,287
New York, NY				3 Bed	1,421	$6.23	$8,853
The Westmont Apartments	1986	100.0%	163	Studio	610	$5.75	$3,509
730 Columbus Avenue				1 Bed	802	$5.59	$4,479
New York, NY				2 Bed	1095	$5.81	$6,360
				3 Bed	1,403	$5.67	$7,951
Stonehenge Village	1930	94.5%	414	Studio	515	$5.92	$3,050
160 West 97th Street				1 Bed	686	$6.41	$4,400
New York, NY				2 Bed	951	$5.96	$5,667
				3 Bed	1,123	$5.79	$6,500
The Greystone	1923	98.6%	366	Studio	321	$9.14	$2,938
212 West 91st Street				1 Bed	583	$6.53	$3,809
New York, NY				2 Bed	955	$6.13	$5,850
Columbus Square	2009	93.7%	710	Studio	445	$8.13	$3,616
808 Columbus Avenue				1 Bed	649	$7.67	$4,979
New York, NY				2 Bed	970	$7.46	$7,235
				3 Bed	1,376	$6.28	$8,640
The Paris New York	1931	98.9%	176	Studio	516	$6.19	$3,195
752 West End Avenue				1 Bed	501	$6.13	$3,070
New York, NY				2 Bed	1,065	$5.97	$6,362
				3 Bed	1,894	$5.33	$10,095
The Lyric	1996	98.6%	285	Studio	527	$6.86	$3,618
255 West 94th Street				1 Bed	677	$6.95	$4,701
New York, NY				2 Bed	1,077	$6.80	$7,320
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of July 22, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrowers. The borrowers under the Park West Village Whole Loan are CF PWV LLC and SM PWV LLC, as tenants-in-common, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Park West Village Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust, a trust established by Laurance Gluck. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Property Management. The Park West Village Property is managed by PWV Management LLC, an affiliate of the borrowers.

B-9

Annex B	BMO 2022-C3

No. 1 – Park West Village

Escrows and Reserves. At origination of the Park West Village Whole Loan, the borrowers deposited approximately (i) $919,476 into a real estate tax reserve account, (ii) $850,000 into a replacement reserve account, (iii) $7,858,500 into a unit upgrade reserve account and (iv) $4,920,000 into a supplemental income reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $459,738).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default under the Park West Village Whole Loan is continuing and (ii) the borrowers maintain a blanket policy meeting the requirements of the Park West Village Whole Loan documents. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The borrowers deposited $4,920,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Park West Village Whole Loan. Unless and until the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) achieves a 6.25% “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after July 6, 2023 during the Park West Village Whole Loan term, that additional supplemental income reserve deposits are required in order to achieves (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Park West Village Property) a 6.25% transient Park West Village Whole Loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3- month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Park West Village Property achieves a 6.25% transient Park West Village Whole Loan debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amounts as and when due.

So long as no event of default under the Park West Village Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Park West Village Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Park West Village Whole Loan is continuing, upon such time as the lender has reasonably determined that the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) has achieved a 6.25% or higher for one calendar quarter “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Park West Village Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Park West Village Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Park West Village Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Park West Village Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

B-10

Annex B	BMO 2022-C3

No. 1 – Park West Village

Lockbox / Cash Management. The Park West Village Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the Park West Village Whole Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the Park West Village Whole Loan Documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the Park West Village Whole Loan, other amounts payable to the lender under the Park West Village Whole Loan, operating expenses and extraordinary expenses reflected in the annual budget or otherwise approved by lender, with the remaining funds in the cash management account to be disbursed to the borrowers unless a Cash Trap Period is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control, and released to the borrower when the Cash Trap Period ends. Upon an event of default under the Park West Village Whole Loan documents, the lender will apply funds in such priority as it may determine.

A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; and (iii) the failure by the borrowers, after stabilization (i.e. until a Park West Village Whole Loan debt yield of at least 6.25% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Park West Village Whole Loan debt service coverage ratio of at least 1.20x and will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers replace the manager with a qualified replacement as defined in the Park West Village Whole Loan documents; or (c) with respect to clause (iii) above, the Park West Village Whole Loan debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter.

Subordinate Debt. The Park West Village Property also secures the Park West Village Note B-A Subordinate Companion Loan, which has a Cut-off Date principal balance of $66,500,000 and the Park West Village Note B-B Subordinate Companion Loan, which has a Cut-off Date principal balance of $111,000,000. The Park West Village Subordinate Companion Loans accrue interest at 4.65000% per annum. The Park West Village Senior Loan is senior in right of payment to the Park West Village Note B-A Subordinate Companion Loan and the Park West Village Note B-B Subordinate Companion Loan, and the Park West Village Note B-A Subordinate Companion Loan is senior in right of payment to the Park West Village Note B-B Subordinate Companion Loan.

Whole Loan Metrics
	% of Whole Loan	Cumulative Cut-off Date LTV	Cumulative UW NOI Debt Yield(1)	Cumulative UW NCF DSCR(1)
A Notes	51.4%	32.6%	12.3%	2.60x
B-A Note	18.2%	44.2%	9.1%	1.92x
B-B Note	30.4%	63.5%	6.3%	1.34x
(1)	The UW NOI and UW NCF includes disbursements from a Supplemental Income Reserve of $4,920,000. Please refer to “Escrows and Reserves” above.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

B-11

Annex B	BMO 2022-C3

No. 2 – Kingston Square Apartments

B-12

Annex B	BMO 2022-C3

No. 2 – Kingston Square Apartments

B-13

Annex B	BMO 2022-C3

No. 2 – Kingston Square Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	5.1%	Net Rentable Area (Units):	523
Loan Purpose:	Recapitalization	Location:	Indianapolis, IN
Borrower:	Kingston Property Owner LLC	Year Built / Renovated:	1963, 1992, 1995 / 2020-2022
Borrower Sponsor:	Joel Werzberger	Occupancy:	96.9%
Interest Rate:	5.82000%	Occupancy Date:	8/18/2022
Note Date:	8/25/2022	4th Most Recent NOI (As of):	$3,413,361 (12/31/2019)
Maturity Date:	9/6/2032	3rd Most Recent NOI (As of):	$3,414,143 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,206,794 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$4,433,434 (TTM 7/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,548,668
Call Protection(2):	L(25),D(91),O(4)	UW Expenses:	$1,853,250
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,695,418
Additional Debt(1):	Yes	UW NCF:	$4,590,818
Additional Debt Balance(1):	$14,000,000	Appraised Value / Per Unit:	$85,700,000 / $163,862
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/1/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$97,514
Taxes:	$154,550	$25,069	N/A	Maturity Date Loan / Unit:	$97,514
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	$8,717	N/A	Maturity Date LTV:	59.5%
Deferred Maintenance:	$110,375	$0	N/A	UW NCF DSCR:	1.53x
				UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Tot	al
Whole Loan	$51,000,000	77.3%		Loan Payoff	$35,230,067	53.4%
Borrower Sponsor Equity(4)	15,000,000	22.7		Partnership Buyout(4)	15,000,000	22.7
				Principal Equity Distribution	14,898,788	22.6
				Closing Costs	606,220	0.9
				Upfront Reserves	264,925	0.4
Total Sources	$66,000,000	100.0%		Total Uses	$66,000,000	100.0%
(1)	The Kingston Square Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $51,000,000. Financial Information in the chart above reflects the Kingston Square Apartments Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	Defeasance of the Kingston Square Apartments Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Kingston Square Apartments Whole Loan to be securitized and (b) August 25, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Borrower Sponsor Equity contributed in order to effectuate a recapitalization of the borrower by buying out a 50% owner.

The Loan. The second largest mortgage loan (the “Kingston Square Apartments Mortgage Loan”) is part of a whole loan (the “Kingston Square Apartments Whole Loan”) that is secured by the borrower’s fee interest in a 523-unit, garden-style multifamily property located in Indianapolis, Indiana (the “Kingston Square Apartments Property”). The Kingston Square Apartments Whole Loan is comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $51,000,000. The Kingston Square Apartments Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling note A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $37,000,000 and represents approximately 5.1% of the Initial Pool Balance.

B-14

Annex B	BMO 2022-C3

No. 2 – Kingston Square Apartments

The Kingston Square Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C3 securitization. The Kingston Square Apartments Whole Loan was originated on August 25, 2022 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 5.82000% per annum. The Kingston Square Apartments Whole Loan has an initial term of 120 months, a remaining term of 119 months and is interest-only for the full term. The scheduled maturity date of the Kingston Square Apartments Whole Loan is the due date that occurs in September 2032. The proceeds of the Kingston Square Apartments Whole Loan were used to recapitalize the Kingston Square Apartments Property, pay origination costs, fund upfront reserves and return equity to the borrower sponsors.

The table below summarizes the promissory notes that comprise the Kingston Square Apartments Whole Loan. The relationship between the holders of the Kingston Square Apartments Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BMO 2022-C3	Yes
A-2(1)	$10,000,000	$10,000,000	BMO	No
A-3	$7,000,000	$7,000,000	BMO 2022-C3	No
A-4(1)	$4,000,000	$4,000,000	BMO	No
Whole Loan	$51,000,000	$51,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Kingston Square Apartments Property consists of 25, two-story multifamily buildings, totaling 523 residential units and four, one-to-two-story non-residential buildings. The Kingston Square Apartments Property is located in Indianapolis, Indiana and is situated approximately one mile from Interstate 465, approximately three miles from Interstate 70, approximately five miles from U.S. Route 40, and approximately eight miles from Interstates 74 and 65. The Kingston Square Apartments Property was built in 1963, 1992, and 1995, and features a range of studio, one-bedroom, two-bedroom, and three-bedroom residential units. The Kingston Square Apartments Property units all feature faux-wood vinyl, vinyl tile and carpet flooring, air conditioning, full kitchen appliances, laminate countertops and certain units include a private balcony or patio. Community spaces include a barbecue/picnic area, business center, clubhouse, fitness center, playground, and pool. The Kingston Square Apartments Property consists of 753 parking spaces resulting in a ratio of approximately 1.4 parking spaces per unit.

The following table presents detailed information with respect to the unit mix at the Kingston Square Apartments Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per SF
Studio Standard	68	13.0%	650	$786	$1.21	$788	$1.21
Studio Lavish	4	0.8	650	$773	$1.19	$799	$1.23
1 Bedroom Standard	212	40.5	700	$859	$1.23	$876	$1.25
1 Bedroom Lavish	4	0.8	700	$931	$1.33	$876	$1.25
2 Bedroom Standard	140	26.8	800	$996	$1.24	$1,016	$1.27
2 Bedroom Lavish	4	0.8	800	$1,041	$1.30	$1,240	$1.55
2 Bedroom Townhome	28	5.4	950	$1,215	$1.28	$1,240	$1.30
3 Bedroom Lavish	63	12.0	1,050	$1,301	$1.24	$1,326	$1.26
Total/Wtd. Avg.	523	100.0%	776	$963	$1.24	$978	$1.26
(1)	Based on the underwritten rent roll as of August 18, 2022. Average Monthly Rental Rate and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units.

COVID-19 Update. As of August 15, 2022, the Kingston Square Apartments Property was open and operating. As of the date of this term sheet, the Kingston Square Apartments Whole Loan is not subject to any forbearance, modification or debt service relief request. The first payment date of the Kingston Square Apartments Whole Loan was October 6, 2022.

B-15

Annex B	BMO 2022-C3

No. 2 – Kingston Square Apartments

Environmental. According to the Phase I report dated August 4, 2022, there was no evidence of any recognized environmental conditions at the Kingston Square Apartments Property.

The following table presents certain information relating to the historical and current occupancy of the Kingston Square Apartments Property:

Historical and Current Multifamily Occupancy(1)
2019(2)	2020	2021	Current(3)
NAV	97.0%	96.0%	96.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	2019 occupancy is not available as the Kingston Square Apartments Property was acquired in 2019.
(3)	Current occupancy is as of August 18, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$4,404,264	$4,273,258	$5,250,707	$6,016,824	$6,138,573	$11,737	100.0%
(Vacancy)	0	0	0	(430,196)	(306,929)	(587)	(5.0)
Net Rental Income	$4,404,264	$4,273,258	$5,250,707	$5,586,628	$5,831,644	$11,150	95.0%
Other Income(3)	592,690	668,064	661,533	689,603	717,024	1,371	11.7
Effective Gross Income	$4,996,954	$4,941,322	$5,912,240	$6,276,231	$6,548,668	$12,521	106.7%

Total Expenses	$1,583,593	$1,527,179	$1,705,446	$1,842,797	$1,853,250	$3,543	28.3%

Net Operating Income	$3,413,361	$3,414,143	$4,206,794	$4,433,434	$4,695,418	$8,978	71.7%

Replacement Reserve	0	0	0	0	104,600	200	1.6

Net Cash Flow	$3,413,361	$3,414,143	$4,206,794	$4,433,434	$4,590,818	$8,778	70.1%
(1)	TTM reflects the trailing 12 months ending July 31, 2022.
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes trailing one month annualized utility reimbursements and trailing 12 months other income and pet income.

The Market. The Kingston Square Apartments Property is located in Indianapolis, Indiana, within the Indianapolis-Carmel-Anderson, IN Metropolitan Statistical Area. According to the appraisal, the employment rate from 2011 through 2021 in Indiana increased at an average annual rate of 1.1% and the unemployment rate decreased by 3.6% between 2020 and 2021. The leading industries in Indianapolis are education, healthcare and social assistance, manufacturing, government, wholesale and trade, and transportation and warehousing. The largest employer in Indianapolis is Indiana University Health, which employs 23,187 people. The Kingston Square Apartments Property is located on East Twin Oaks Drive with approximately 65 feet of frontage. Transportation within proximity to the Kingston Square Apartments Property, including Interstate 465 and Interstate 70, provides linkage to the surrounding area. The local area is primarily occupied by industrial use land, with retail space to support the area.

The Kingston Square Apartments Property is situated in the East Indianapolis apartment submarket. According to the appraisal, as of the second quarter of 2022, the East Indianapolis apartment submarket had an overall vacancy rate of 4.3%, with net absorption totaling 18 units. The vacancy rate decreased 1.1% over the past 12 months. Rental rates increased by $58 since the fourth quarter of 2021 and ended at $938 per unit per month.

According to the appraisal, the 2021 population within a one-, three-, and five-mile radius of the Kingston Square Apartments Property was 7,795, 91,583, and 224,265, respectively. According to the appraisal, the 2021 median household income within a one-, three-, and five-mile radius of the Kingston Square Apartments Property was $33,089, $34,056, and $39,868, respectively.

B-16

Annex B	BMO 2022-C3

No. 2 – Kingston Square Apartments

The following table presents certain information relating to comparable multifamily rental property to the Kingston Square Apartments Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Kingston Square Apartments(2)	1963, 1992, 1995 / 2020-2022	96.9%	68	Studio Standard	650	$1.21	$786
7171 East Twin Oaks Drive			4	Studio Lavish	650	$1.19	$773
Indianapolis, IN			212	1 Standard	700	$1.23	$859
			4	1 Lavish	700	$1.33	$931
			140	2 Standard	800	$1.24	$996
			4	2 Lavish	800	$1.30	$1,041
			28	2 Townhome	950	$1.28	$1,215
			63	3 Lavish	1,050	$1.24	$1,301
Lawrence Landing	1972 / 2002	97.0%	108	1 Bed	847	$1.23	$1,039
Indianapolis, IN			246	2 Bed	1,047	$1.20	$1,255
6875 Faris Avenue
Harrison Point Apartments	1974 / NAP	95.6%	6	Studio	550	$1.73	$952
Indianapolis, IN			79	1 Bed	750	$1.25	$934
9093 Bourbon Street			229	2 Bed	850	$1.47	$1,247
			28	3 Bed	1,150	$0.85	$977
The M Club	1979 / NAP	96.0%	40	Studio	550	$1.48	$815
Indianapolis, IN			196	1 Bed	729	$1.28	$931
7007 Courthouse Drive			152	2 Bed	931	$1.44	$1,344
Waterstone Place Apartments	1974 / 2013	97.0%	96	1 Bed	759	$1.28	$972
Indianapolis, IN			93	2 Bed	1,025	$1.23	$1,259
2755 Merlin Lake Drive			3	3 Bed	1,006	$1.23	$1,236
Serenity Park	1967 / 2003	94.1%	121	1 Bed	631	$1.34	$846
Indianapolis, IN			239	2 Bed	991	$0.76	$749
9060 East 39th Street			1	3 Bed	1,200	$0.83	$991
Residences on 56th Street	1969 / 2020	94.1%	186	1 Bed	695	$1.31	$912
Indianapolis, IN			471	2 Bed	1,380	$0.80	$1,105
6800 Brendon Way West			98	3 Bed	1,915	$0.96	$1,838
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of August 18, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrower. The borrower under the Kingston Square Apartments Whole Loan is Kingston Property Owner LLC, a single-purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kingston Square Apartments Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Joel Werzberger. Joel Werzberger has nearly 20 years of experience in real estate and currently owns over 34 properties consisting of more than 4,369 Units. The Sponsor owns assets throughout the country with concentrations in New York, Indiana, Virginia, North Carolina, Florida and Ohio. In addition, the Sponsor owns four properties in Indiana consisting of 2,027 units.

Property Management. The Kingston Square Apartments Property is managed by A1 Management Realty LLC, an affiliate of the borrower.

Escrows and Reserves. At origination of the Kingston Square Apartments Whole Loan, the borrower deposited (i) approximately $154,550 into a real estate tax reserve account and (ii) $110,375 into an immediate repair reserve account.

B-17

Annex B	BMO 2022-C3

No. 2 – Kingston Square Apartments

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $25,069).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default is continuing and (ii) the borrower maintains a blanket policy meeting the requirements of the Kingston Square Apartments Whole Loan documents. The borrower is currently maintaining a blanket policy.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $200 per unit per annum (approximately $8,717).

Lockbox / Cash Management. The Kingston Square Apartments Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Trigger Period (as defined below), the borrower is required to cause all revenues relating to the Kingston Square Apartments Property to be deposited into a lender-controlled lockbox account within two business days of receipt. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default; and (ii) the Kingston Square Apartments Whole Loan debt service coverage ratio falls below 1.30x and will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; or (b) with respect to clause (ii) above, the Kingston Square Apartments Whole Loan debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

B-18

Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

B-19

Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

B-20

Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	5.1%	Net Rentable Area (Units):	808
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Meyer Chetrit and The Gluck	Occupancy:	96.4%
	Family Trust U/A/D July 16,	Occupancy Date:	3/1/2022
	2009	4th Most Recent NOI (As of):	$27,343,815 (12/31/2019)
Interest Rate:	3.04000%	3rd Most Recent NOI (As of):	$25,617,949 (12/31/2020)
Note Date:	5/12/2022	2nd Most Recent NOI (As of):	$24,254,281 (12/31/2021)
Maturity Date:	6/6/2027	Most Recent NOI (As of)(4):	$25,322,439 (TTM 2/28/2022)
Interest-only Period:	60 months	UW Economic Occupancy:	97.2%
Original Term:	60 months	UW Revenues:	$51,394,888
Original Amortization Term:	None	UW Expenses:	$16,019,126
Amortization Type:	Interest Only	UW NOI(4):	$35,375,762
Call Protection:	L(28),D(27),O(5)	UW NCF(4):	$35,375,762
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / In Place	Appraised Value / Per Unit:	$954,000,000 / $1,180,693
Additional Debt(1):	Yes	Appraisal Date:	1/20/2022
Additional Debt Balance(1):	$281,000,000 / $221,500,000 / $174,500,000
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan	Total Debt
Taxes:	$5,390,917	$898,486	N/A	Cut-off Date Loan / Unit:	$393,564	$667,698	$883,663
Insurance:	$367,868	Springing	N/A	Maturity Date Loan / Unit:	$393,564	$667,698	$883,663
Replacement Reserves:	$1,100,000	$0	N/A	Cut-off Date LTV:	33.3%	56.6%	74.8%
TI / LC Reserve:	$1,000,000	$0	N/A	Maturity Date LTV:	33.3%	56.6%	74.8%
Other Reserve:	$12,400,000	Springing	N/A	UW NCF DSCR(4):	3.61x	2.13x	1.20x
				UW NOI Debt Yield(4):	11.1%	6.6%	5.0%

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Tot	al
Senior Loan	$318,000,000	44.5%		Loan Payoff	$545,268,671	76.4%
Subordinate Notes	221,500,000	31.0		Closing Costs	93,214,219	13.1
Mezzanine Loans	174,500,000	24.4		Principal Equity Distribution	55,258,325	7.7
				Upfront Reserves	20,258,785	2.8
Total Sources	$714,000,000	100.0%		Total Uses	$714,000,000	100.0%
(1)	The Yorkshire & Lexington Towers Senior Loan (as defined below), with an original aggregate principal balance of $318,000,000, is part of the Yorkshire & Lexington Towers Whole Loan (as defined below). The Financial Information in the chart above reflects the Yorkshire & Lexington Towers Senior Loan, the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Total Debt (as defined below). For additional information, see “The Loan” below.
(2)	The borrowers under the Yorkshire & Lexington Towers Whole Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties (as defined below) and (ii) underwritten straight-lined rent for CVS Pharmacy. Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (as defined below) of $5,226,004. The Yorkshire & Lexington Towers Senior Loan UW NCF DSCR, Yorkshire & Lexington Towers Whole Loan UW NCF DSCR, and Yorkshire & Lexington Towers Total Debt UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 3.08x, 1.81x and 1.02x, respectively. The Yorkshire & Lexington Towers Senior Loan UW NOI Debt Yield, Yorkshire & Lexington Towers Whole Loan UW NOI Debt Yield, and Yorkshire & Lexington Towers Total Debt UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.5%, 5.6% and 4.2%, respectively. Please refer to “Escrows and Reserves” below.

B-21

Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

The Loan. The third largest mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan”) that is evidenced by eighteen pari passu senior promissory notes in the aggregate original principal amount of $318,000,000 (collectively, the “Yorkshire & Lexington Towers Senior Loan”) and two pari passu subordinate promissory notes in the aggregate original principal amount of $221,500,000 (collectively, the “Yorkshire & Lexington Towers Subordinate Companion Loan”). The Yorkshire & Lexington Towers Whole Loan was co-originated on May 12, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citi Real Estate Funding Inc. (“CREFI”). The Yorkshire & Lexington Towers Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interest in two, high-rise multifamily properties totaling 808 units located in the Upper East Side neighborhood of New York, New York (the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Mortgage Loan is evidenced by the non-controlling promissory Notes A-1 and A-16, with an aggregate principal balance as of the Cut-off Date of $37,000,000. The remaining notes were contributed, or are expected to be contributed, to other securitization trusts, as set forth in the table below. The Yorkshire & Lexington Towers Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2022-GC48 securitization. The “Yorkshire & Lexington Towers Total Debt” consists of the Yorkshire & Lexington Towers Whole Loan and four mezzanine loans with an aggregate Cut-off Date balance of $174,500,000. For additional information, see “Subordinate Debt and Mezzanine Debt” below. The relationship between the holders of the Yorkshire & Lexington Towers Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BMO 2022-C3	No
A-2	$25,000,000	$25,000,000	BBCMS 2022-C16	No
A-3	$25,000,000	$25,000,000	Benchmark 2022-B36	No
A-4(1)	$20,000,000	$20,000,000	CGCMT 2022-GC48	Yes
A-5	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-6	$20,000,000	$20,000,000	BMO 2022-C2	No
A-7	$20,000,000	$20,000,000	BMO 2022-C2	No
A-8	$20,000,000	$20,000,000	BBCMS 2022-C16	No
A-9	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-10	$20,000,000	$20,000,000	BBCMS 2022-C17	No
A-11	$20,000,000	$20,000,000	CGCMT 2022-GC48	No
A-12	$20,000,000	$20,000,000	Benchmark 2022-B36	No
A-13	$10,000,000	$10,000,000	BMO 2022-C2	No
A-14	$10,000,000	$10,000,000	BMO 2022-C2	No
A-15	$10,000,000	$10,000,000	Benchmark 2022-B36	No
A-16	$12,000,000	$12,000,000	BMO 2022-C3	No
A-17	$10,000,000	$10,000,000	BMO 2022-C2	No
A-18	$11,000,000	$11,000,000	Benchmark 2022-B36	No
Total Senior Loan	$318,000,000	$318,000,000
B-1(1)	$147,666,667	$147,666,667	CGCMT 2022-GC48 (Loan Specific)	Yes
B-2(1)	$73,833,333	$73,833,333	CGCMT 2022-GC48 (Loan Specific)	Yes
Whole Loan	$539,500,000	$539,500,000
(1)	The initial controlling note is Note B-1, but if any interest in Note B-1 is held by a borrower restricted party (as defined in the related co-lender agreement), the controlling note will be Note B-2. Following a Yorkshire & Lexington Towers Control Appraisal Period (as defined in the related co-lender agreement), the controlling note will be Note A-4, which is also the lead note. See “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

The Properties. The Yorkshire & Lexington Towers Properties consist of (i) a multifamily building comprised of 681 residential units totaling 615,641 square feet, a 33,000 square foot parking garage with 168 parking spaces and six commercial and retail units totaling 29,451 square feet (the “Yorkshire Towers Property”) and (ii) a multifamily building comprised of 127 residential units totaling 115,188 square feet, a 8,886 square foot parking garage with 36 parking spaces and six commercial and retail units totaling 9,998 square feet (the “Lexington Towers Property”). The Yorkshire & Lexington Towers Properties have 808 residential units totaling 730,829 square feet, 204 parking spaces totaling 41,886 square feet, and 12 commercial and retail units totaling 39,449 square feet. The commercial tenants (excluding City Parking) at the Yorkshire & Lexington Towers Properties have a remaining weighted average lease term of 8.3 years excluding parking leases. The Yorkshire Towers Property is located in the Upper East Side neighborhood, proximate to the Second Avenue subway station with access to the Q subway line. The Lexington Towers Property is located in the Upper East Side

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Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

neighborhood, proximate to the Lexington Avenue/East 86th Street subway station with access to the 4, 5, and 6 subway lines.

The Yorkshire & Lexington Towers Properties were built in 1963 and 1964 and the residential portion of the Yorkshire & Lexington Towers Properties feature a range of studio, one bedroom, two bedroom, three bedroom, and four bedroom units. Of the 808 residential units, 305 of the units are rent-stabilized. The Yorkshire & Lexington Towers Properties’ residential units all feature hardwood flooring, full kitchen appliances, and many units include a private balcony. Bathrooms feature marble flooring in the renovated units and vinyl tile in the unrenovated units. Renovated units feature marble countertop kitchens, stainless steel appliances, including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include 24-hour attended lobby lounge, health club and fitness center, children’s playroom, and outdoor seating area.

The largest tenant by underwritten base rent, CVS Pharmacy (“CVS”), occupies 15,813 square feet (19.4% of the commercial NRA, 58.1% of the underwritten commercial base rent) with a lease expiration of January 31, 2033. CVS is a consumer retail and health solutions company with over 9,900 locations in 49 states, the District of Columbia and Puerto Rico. CVS has approximately 300,000 employees in the United States. The remaining 65,522 square feet of commercial space is 98.3% occupied by ten tenants.

The following table presents certain information relating to the Yorkshire & Lexington Towers Properties:

Portfolio Summary
Property Name	City	Year Built / Renovated	Units	% of Units	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Yorkshire Towers	New York	1964 / 2014, 2022	681	84.3%	$464,286,688	86.1%	$821,000,0000	86.1%
Lexington Towers	New York	1963 / 2014	127	15.7%	75,213,312	13.9	133,000,0000	13.9
			808	100.0%	$539,500,000	100.0%	$954,000,000	100.0%

Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 311 units that will be renovated, which consist of 283 units that are projected to receive a light renovation and 28 units that are projected to receive a major renovation. The 28 major renovation units will be combined into 13 units post-renovation. Of the 28 units projected to receive major renovations, 17 units are rent stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, removal of carpeting and lighting upgrades. The borrowers deposited $6,500,000 into a unit upgrade reserve with the lender at origination of the Yorkshire & Lexington Towers Whole Loan, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Yorkshire & Lexington Towers Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $37,143 per unit and are anticipated to increase rent from $53.20 per square foot in-place to $82.67 per square foot. The borrower sponsors have executed 41 major renovations to date, which have been combined into a total of 23 units. These major renovations have achieved average annual rent increases from $32.93 per square foot to $75.37 per square foot.

The light renovation units are projected to receive an average renovation of $19,382 per unit and are anticipated to increase rent from $62.01 per square foot in-place to $82.79 per square foot. The borrower sponsors have executed 16 light renovations to date. These light renovations have achieved average annual rent increases from $50.33 per square foot to $82.04 per square foot.

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Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the current market rate units at the Yorkshire Towers Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	63	14.3%	547	$3,100	$5.67	$3,121	$5.52
1 Bedroom	244	55.2	778	$4,301	$5.53	$4,319	$5.50
2 Bedroom	81	18.3	1,152	$6,122	$5.31	$6,355	$5.31
3 Bedroom	53	12.0	1,299	$7,707	$5.93	$7,682	$5.91
4 Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total/Wtd. Avg.	442	100.0%	879	$4,891	$5.56	$4,941	$5.54
(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the current market rate units at the Lexington Towers Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	10	16.4%	619	$3,270	$5.29	$3,270	$5.29
1 Bedroom	33	54.1	776	$4,306	$5.55	$4,286	$5.53
2 Bedroom	10	16.4	1,045	$6,339	$6.06	$6,287	$6.01
3 Bedroom	6	9.8	1,392	$8,823	$6.34	$8,823	$6.34
4 Bedroom	2	3.3	1,889	$13,123	$6.95	$12,935	$6.85
Total/Wtd. Avg.	61	100.0%	892	$5,203	$5.83	$5,192	$5.81
(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the current rent stabilized units at the Yorkshire Towers Property:

As Is Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	31	13.0%	545	$1,915	$3.51	$2,370	$3.52
1 Bedroom	116	48.5	792	$1,980	$2.50	$2,182	$2.49
2 Bedroom	81	33.9	1,230	$2,916	$2.37	$2,989	$2.36
3 Bedroom	8	3.3	1,638	$3,714	$2.27	$3,714	$2.27
4 Bedroom	3	1.3	1,859	$12,167	$6.55	$12,167	$6.55
Total/Wtd. Avg.	239	100.0%	950	$2,475	$2.60	$2,710	$2.59
(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.
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Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the current rent stabilized units at the Lexington Towers Property:

As Is Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	19	28.8%	660	$1,923	$2.91	$2,056	$2.97
1 Bedroom	31	47.0	830	$2,033	$2.45	$2,014	$2.43
2 Bedroom	11	16.7	1,254	$3,591	$2.86	$3,589	$2.86
3 Bedroom	3	4.5	1,536	$9,564	$6.23	$3,128	$2.32
4 Bedroom	2	3.0	2,055	$19,750	$9.61	NAV	NAV
Total/Wtd. Avg.	66	100.0%	921	$3,140	$3.41	$2,500	$2.66
(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Yorkshire Towers Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	61	14.1%	547	$3,489	$6.38	$3,121	$5.52
1 Bedroom	240	55.6	778	$5,108	$6.57	$4,319	$5.50
2 Bedroom	77	17.8	1,148	$7,784	$6.78	$6,355	$5.31
3 Bedroom	53	12.3	1,299	$8,582	$6.60	$7,682	$5.91
4 Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total/Wtd. Avg.	432	100.0%	878	$5,801	$6.61	$4,941	$5.54
(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Lexington Towers Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	10	16.7%	619	$4,309	$6.97	$3,270	$5.29
1 Bedroom	32	53.3	775	$5,347	$6.90	$4,286	$5.53
2 Bedroom	10	16.7	1,045	$7,072	$6.77	$6,287	$6.01
3 Bedroom	6	10.0	1,392	$9,101	$6.54	$8,823	$6.34
4 Bedroom	2	3.3	1,889	$12,935	$6.85	$12,935	$6.85
Total/Wtd. Avg.	60	100.0%	893	$6,090	$6.82	$5,192	$5.81
(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

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Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

The following table presents detailed information with respect to the projected post-renovation rent stabilized units at the Yorkshire Towers Property:

Projected Post-Renovation Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	27	11.5%	544	$1,925	$3.54	$2,370	$3.52
1 Bedroom	106	45.1	793	$1,976	$2.49	$2,182	$2.49
2 Bedroom	85	36.2	1,246	$3,371	$2.71	$2,989	$2.36
3 Bedroom	12	5.1	1,729	$6,858	$3.97	$3,714	$2.27
4 Bedroom	5	2.1	2,167	$14,531	$6.71	$12,167	$6.55
Total/Wtd. Avg.	235	100.0%	1005	$2,991	$2.97	$2,710	$2.59
(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation rent stabilized units at the Lexington Towers Property:

Projected Post-Renovation Rent Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	18	27.3%	655	$1,898	$2.90	$2,056	$2.97
1 Bedroom	31	47.0	830	$2,014	$2.42	$2,014	$2.43
2 Bedroom	12	18.2	1,281	$4,225	$3.30	$3,589	$2.86
3 Bedroom	3	4.5	1,536	$8,828	$5.75	$3,128	$2.32
4 Bedroom	2	3.0	2,055	$14,728	$7.17	NAV	NAV
Total/Wtd. Avg.	66	100.0%	934	$3,079	$3.30	$2,500	$2.66
(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

COVID-19 Update. As of September 6, 2022, the Yorkshire & Lexington Towers Properties are open and operating. As of the date of this term sheet, the Yorkshire & Lexington Towers Whole Loan is not subject to any forbearance, modification or debt service relief request. The first payment date of the Yorkshire & Lexington Towers Whole Loan was July 6, 2022.

Environmental. According to the Phase I reports dated February 3, 2022 and January 19, 2022, there was no evidence of any recognized environmental conditions at the Yorkshire & Lexington Towers Properties. The Phase I environmental assessment, however, did acknowledge historical recognized environmental conditions at the Yorkshire Towers Property.

The following table presents certain information relating to the historical and current occupancy of the Yorkshire & Lexington Towers Properties:

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.7%	81.2%	94.7%	96.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of March 1, 2022.

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Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$34,429,262	$32,908,021	$33,023,336	$34,184,092	$39,497,416	$48,883	74.9%
Commercial Base Rent	6,197,568	5,981,339	5,764,022	5,810,592	6,984,828	8,645	13.3
Gross Potential Rent	$40,626,830	$38,889,360	$38,787,358	$39,994,684	$46,482,244	$57,528	88.2%
Total Reimbursements	297,713	410,419	284,498	324,797	327,568	405	0.6
Supplemental Income Reserve(3)	0	0	0	0	5,226,004	6,468	9.9
Total Other Income	702,657	863,978	694,304	675,664	675,664	836	1.3
Net Rental Income	$41,627,200	$40,163,756	$39,766,160	$40,995,144	$52,711,480	$65,237	100.0%
(Vacancy/Credit Loss)	(99,272)	(35,705)	0	0	(1,316,592)	(1,629)	(2.5)
Effective Gross Income	$41,527,928	$40,128,052	$39,766,160	$40,995,144	$51,394,888	$63,608	97.5%
Total Expenses	$14,184,113	$14,510,102	$15,511,878	$15,672,705	$16,019,126	$19,826	31.2%
Net Operating Income(3)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,782	68.8%
Total TI/LC, Capex/RR(4)	0	0	0	0	0	0	0.0
Net Cash Flow	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,782	68.8%
(1)	TTM represents the trailing 12 months ending February 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The Underwritten Net Operating Income is greater than the TTM Net Operating Income due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties, (ii) underwritten straight-lined rent for CVS and (iii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows and Reserves” below.
(4)	The borrower sponsors funded five years’ worth of TI/LC, Capex/RR at origination.

The Market. The Yorkshire & Lexington Towers Properties are located in New York, New York, within the New York, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries are education and health, professional and business, government, and trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Yorkshire Towers Property is located on the northeast corner of Second Avenue and East 86th Street. The Lexington Towers Property is located on the southeast corner of Lexington Avenue and East 88th Street. The Upper East Side is generally considered the area that extends from East 59th to East 110th Streets, east of Central Park and Fifth Avenue to the East River. The Upper East Side is known for its many art galleries such as the Metropolitan Museum of Art, and Hunter College of the City University of New York which occupies several modern high-rise buildings at 68th Street and Lexington Avenue. The largest institutions of higher learning on the East Side are along York Avenue and the FDR Drive, including Rockefeller University and the Cornell Medical Center. The Yorkshire & Lexington Towers Properties benefit from their proximity to Fifth Avenue, which forms the eastern border of Central Park, as well as Madison Avenue, which is dense with prime retail and commercial space.

The Yorkshire & Lexington Towers Properties are situated in the Upper East Side multifamily submarket. According to CoStar, as of February 2022, the Upper East Side multifamily submarket had an overall vacancy rate of 2.0%, with net absorption totaling 17 units. The vacancy rate decreased 2.2% over the past 12 months. Rental rates increased by 3.1% for the past 12 months and ended at $4,096 per unit per month. A total of 46 units are still under construction at the end of the quarter.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

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Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

The following table presents certain information relating to comparable retail leases for the Yorkshire & Lexington Towers Properties:

Comparable Retail Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF		Commencement Date		Lease Term (Mos.)	Lease Type
Yorkshire Towers New York, NY	15,813(2)	1964 / 2014, 2022	CVS Pharmacy	$252.37	(2)	May 2017	(2)	189(2)	Triple Net
201 East 86th Street New York, NY	6,565	1987 / NAV	Lululemon	$240.00		Q4 2021		120	Triple Net
1523 Second Avenue New York, NY	4,488	NAV / NAV	NY Allergy and Asthma	$100.00		Q4 2021		144	Triple Net
1503 Third Avenue New York, NY	3,200	NAV / NAV	Cohen’s Fashion Optical	$175.00		Q3 2021		120	Triple Net
1592 Third Avenue New York, NY	400	NAV / NAV	Marathon Coffee	$90.00		Q3 2021		120	Triple Net
207 East 84th Street New York, NY	1,340	NAV / NAV	Glosslab	$116.00		Q2 2021		120	Triple Net
(1)	Source: Appraisal.
(2)	Based on underwritten rent roll dated as of March 1, 2022.

The following table presents certain information relating to comparable multifamily rental properties to the Yorkshire & Lexington Towers Properties:

Comparable Rental Summary(1)
Property Address	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Yorkshire & Lexington Towers(2) 160 East 88th Street; 305 East 86th Street New York, NY	1963, 1964	96.4%	808	Studio 1 Bed 2 Bed 3 Bed 4 Bed	570 786 1,187 1,356 1,944	$55.65 $53.55 $46.68 $65.75 $88.93	$2,642 $3,505 $4,617 $7,430 $14,405
The Serrano	1986	92.6%	263	1 Bed	650	$83.10	$4,501
1735 York Avenue				2 Bed	NAV	NAV	$7,201
New York, NY				3 Bed	NAV	NAV	$8,878
Ventura	1999	98.4%	246	Studio	508	$88.20	$3,734
240 East 86th Street				1 Bed	751	$74.38	$4,652
New York, NY				2 Bed	967	$79.15	$6,380
				3 Bed	1,293	$82.79	$8,921
The Lucerne	1989	98.6%	219	1 Bed	659	$84.07	$4,617
350 East 79th Street				2 Bed	906	$94.49	$7,134
New York, NY				3 Bed	NAV	NAV	$11,878
				4 Bed	NAV	NAV	$17,975
The Colorado	1987	99.6%	173	Studio	547	$86.69	$3,953
201 East 86th Street				1 Bed	667	$82.70	$4,595
New York, NY				2 Bed	937	$85.51	$6,675
				3 Bed	1,254	$95.10	$9,938
				4 Bed	1,940	$95.71	$15,473
The Strathmore	1996	99.2%	179	1 Bed	714	$70.05	$4,168
400 East 84th Street				2 Bed	1,166	$71.28	$6,926
New York, NY				3 Bed	1,611	$83.55	$11,217
				4 Bed	NAV	NAV	$17,520
One Carnegie Hill	2005	99.6%	455	Studio	484	$83.18	$3,355
215 East 96th Street				1 Bed	636	$78.13	$4,141
New York, NY				2 Bed	879	$85.30	$6,248
				3 Bed	1,239	$80.56	$8,318
				4 Bed	1,350	$94.44	$10,625
CONVIVIUM	2020	98.6%	140	Studio	638	$80.88	$4,300
515 East 86th Street				1 Bed	741	$88.67	$5,474
New York, NY				2 Bed	1,138	$79.33	$7,523
				3 Bed	1,369	$85.50	$9,750
(1)	Source: Appraisal, unless otherwise indicated. Comparables include a mix of affordable and market rate units.
(2)	Based on underwritten rent roll dated as of March 1, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.
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Annex B	BMO 2022-C3

No. 3 – Yorkshire & Lexington Towers

The Borrowers. The borrowers under the Yorkshire & Lexington Towers Whole Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, as tenants in common (the first two as tenants in common for the Lexington Towers Property, and the last three as tenants in common for the Yorkshire Towers Property), each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination the Yorkshire & Lexington Towers Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and over two million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Property Management. The Yorkshire & Lexington Towers Properties are managed by Jumeaux Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination of the Yorkshire & Lexington Towers Whole Loan, the borrowers deposited approximately (i) $5,390,917 into a real estate tax reserve account, (ii) $367,868 into an insurance premiums reserve account, (iii) $1,100,000 into a replacement reserve account, (iv) $1,000,000 into a tenant improvement and leasing commissions reserve account, (v) $6,500,000 into a unit upgrade reserve account and (vi) $5,900,000 into a supplemental income reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $898,486).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default is continuing and (ii) the borrowers maintain a blanket policy meeting the requirements of the Yorkshire & Lexington Towers Whole Loan documents. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The Yorkshire & Lexington Towers Properties are currently undergoing certain renovations, and the borrowers deposited $5,900,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Yorkshire & Lexington Towers Whole Loan.  Unless and until the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) achieve a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after May 6, 2023 during the Yorkshire & Lexington Towers Whole Loan term, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Yorkshire & Lexington Towers Properties) a  5.0% transient Yorkshire & Lexington Towers Total Debt debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3- month period depending on the quarter with respect to which such determination by the lender is made).  The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Yorkshire & Lexington Towers Properties achieve a 5.0% transient Yorkshire & Lexington Towers Total Debt debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amount as and when due.

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So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, upon such time as the lender has reasonably determined that the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) have achieved a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Yorkshire & Lexington Towers Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Yorkshire & Lexington Towers Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

Lockbox / Cash Management. The Yorkshire & Lexington Towers Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the Yorkshire & Lexington Towers Whole Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan Documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the Yorkshire & Lexington Towers Whole Loan, other amounts payable to the lender under the Yorkshire & Lexington Towers Whole Loan, operating expenses reflected in the annual budget or otherwise approved by lender, and debt service under the mezzanine loans, with the remaining funds in the cash management account to be disbursed to the borrowers unless a Cash Trap Period is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control, and released to the borrower when the Cash Trap Period ends. Upon an event of default under the Yorkshire & Lexington Towers Whole Loan documents, the lender will apply funds in such priority as it may determine.

A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; (iii) the failure by the borrowers, after stabilization (i.e. until a Yorkshire & Lexington Towers Total Debt debt yield of at least 5.0% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Yorkshire & Lexington Towers Total Debt debt yield of at least 4.25%; or (iv) a Yorkshire & Lexington Towers Mezzanine Loan (as defined below) event of default and will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers replace the manager with a qualified replacement as defined in the Yorkshire & Lexington Towers Whole Loan documents; (c) with respect to clause (iii) above, the Yorkshire & Lexington Towers Total Debt debt yield is equal to or greater than 4.75% for one calendar quarter; or (d) with respect to clause (iv) above, the applicable Yorkshire & Lexington Towers Mezzanine Loan lender accepts a cure of such Yorkshire & Lexington Towers Mezzanine Loan event of default.

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Subordinate and Mezzanine Debt. The Yorkshire & Lexington Towers Properties also secure the Yorkshire & Lexington Towers Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $221,500,000. The Yorkshire & Lexington Towers Subordinate Companion Loan accrues interest at 3.04000% per annum. The Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Subordinate Companion Loan.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and Citigroup Global Markets Realty Corp. (“CGMRC”) co-originated a mezzanine A loan in the amount of $80,000,000 to be secured by the mezzanine A borrower’s interests in the borrower, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine B loan in the amount of $23,100,000 to be secured by the mezzanine B borrower’s interests in the mezzanine A borrower, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine C loan in the amount of $25,000,000 to be secured by the mezzanine C borrower’s interests in the mezzanine B borrower, as collateral for the mezzanine C loan (the “Mezzanine C Loan”). The Mezzanine C Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC co-originated a mezzanine D loan in the amount of $46,400,000 to be secured by the mezzanine D borrower’s interests in the mezzanine C borrower, as collateral for the mezzanine D loan (the “Mezzanine D Loan”, collectively with the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan, the “Yorkshire & Lexington Towers Mezzanine Loans”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date.

Total Loan Metrics
	% of Total Loan	Cut-off Date LTV	UW NOI Debt Yield(1)	UW NCF DSCR(1)
A Notes	44.5%	33.3%	11.1%	3.61x
B Notes	31.0%	56.6%	6.6%	2.13x
Mezzanine Loans	24.4%	74.8%	5.0%	1.20x
(1)	The UW NOI and UW NCF includes disbursements from a Supplemental Income Reserve of $5,226,004. Please refer to “Escrows and Reserves” above.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	5.1%	Net Rentable Area (SF):	3,760,303
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy:	71.9%
Interest Rate:	6.11700%	Occupancy Date:	9/6/2022
Note Date:	9/8/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5)(6):	$1,619,979 (Various)
Original Amortization Term:	None	UW Economic Occupancy:	71.9%
Amortization Type:	Interest Only	UW Revenues:	$10,984,549
Call Protection(3):	L(24),D(90),O(6)	UW Expenses:	$3,597,682
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$7,386,867
Additional Debt(1):	Yes	UW NCF:	$6,865,446
Additional Debt Balance(1):	$38,000,000	Appraised Value / Per SF(7):	$182,200,000 / $48
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$20
Taxes:	$257,137	$56,408	N/A	Maturity Date Loan / SF:	$20
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	41.2%
Replacement Reserves:	$0	$31,336	$1,130,000	Maturity Date LTV(7):	41.2%
TI / LC Reserve:	$3,000,000	Springing	$1,500,000	UW NCF DSCR:	1.48x
Earn-out Reserve:	$5,000,000	$0	N/A	UW NOI Debt Yield(9):	10.6%
Other:	$1,671,741	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$53,813,642	71.8%
			Upfront Reserves	9,928,878	13.2
			Return of Equity	5,815,441	7.8
			Partnership Buyout	4,349,545	5.8
			Closing Costs	1,092,493	1.5
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The Phoenix Industrial Portfolio IX Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million (the “Phoenix Industrial Portfolio IX Whole Loan”). The financial information in the chart above is based on the $75.0 million Phoenix Industrial Portfolio IX Whole Loan.
(2)	See “The Borrowers” below for more information.
(3)	Defeasance of the Phoenix Industrial Portfolio IX Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMO 2022-C3 securitization trust in October 2022. The actual lockout period may be longer.
(4)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable as the borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties (as defined below) between 2019 and 2021 with full year 2020 and 2021 operating statements not available.
(5)	The Most Recent NOI represents the trailing 10 months ending April 2022 for the Iowa City, IA property and the trailing 12 months ending April 2022 for the remaining properties. The Most Recent NOI only includes partial year information for the Iowa City, IA property as it was 100.0% vacant.
(6)	The increase from the Most Recent NOI to UW NOI is primarily attributable to (i) leasing totaling an additional approximately $4.1 million in base rent, (ii) approximately $335,509 in rent steps through October 2023, (iii) approximately $21,103 in straight-lined rent for investment-grade tenant, Amazon, and (iv) an additional approximately $1.1 million in reimbursements. Additionally, the utilities expense was underwritten approximately $671,666 less than trailing 12 months utilities expenses due to (i) the elimination of excess use charges and installation of high efficiency LED lighting at the Versailles, KY property and (ii) Amazon, the largest tenant at the Rockford, IL property, being separately metered and paying gas bills directly to the utility company.
(7)	The Cut-off Date LTV Ratio presented above is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve (as defined below)) and the aggregate “as is” appraised value. The Cut-off Date LTV Ratio based on the Phoenix Industrial Portfolio IX Whole Loan net of the $5,000,000 Earn-out Reserve and the aggregate “as is” appraised value is 38.4%. The Maturity Date LTV presented above is calculated based on the full
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outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve) and the “as is” appraised value of $182,200,000. The Maturity Date LTV based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve) and the aggregate “as stabilized” appraised value of $191,100,000 is 39.2%.

(8)	For a full description of Escrows and Reserves, including the Earn-out Reserve, see “Escrows and Reserves” below.
(9)	The UW NOI Debt Yield presented above is calculated based on the Phoenix Industrial Portfolio IX Whole Loan net of the $5,000,000 Earn-out Reserve. The UW NOI Debt Yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IV Whole Loan (without netting the Earn-out Reserve) is 9.8%.

The Loan. The fourth largest mortgage loan (the “Phoenix Industrial Portfolio IX Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 3,760,303 square foot portfolio of five industrial properties located in Tennessee, Alabama, Illinois, Iowa and Kentucky (each, a “Phoenix Industrial Portfolio IX Property”, and collectively, the “Phoenix Industrial Portfolio IX Properties”). The Phoenix Industrial Portfolio IX Whole Loan consists of six pari passu notes and accrues interest at a rate of 6.11700% per annum. The Phoenix Industrial Portfolio IX Whole Loan has a 10-year term and is interest only for the entire term. The controlling Note A-1, with an original principal balance of $37,000,000, will be included in the BMO 2022-C3 securitization trust. The remaining notes are expected to be contributed to other securitization trusts. The relationship between the holders of the Phoenix Industrial Portfolio IX Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$37,000,000	$37,000,000	BMO 2022-C3	Yes
A-2	$20,000,000	$20,000,000	UBS AG(1)	No
A-3	$10,000,000	$10,000,000	UBS AG(1)	No
A-4	$4,000,000	$4,000,000	UBS AG(1)	No
A-5	$2,000,000	$2,000,000	UBS AG(1)	No
A-6	$2,000,000	$2,000,000	UBS AG(1)	No
Whole Loan	$75,000,000	$75,000,000
(1)	The subject notes are expected to be contributed to one or more future securitization trust(s).

The Properties. The Phoenix Industrial Portfolio IX Whole Loan is secured by five industrial properties totaling 3,760,303 square feet located in Tennessee (one property, 36.6% of NRA), Alabama (one property, 19.6% of NRA), Illinois (one property, 13.8% of NRA), Iowa (one property, 9.1% of NRA) and Kentucky (one property, 21.0% of NRA). The Phoenix Industrial Portfolio IX Properties were 71.9% occupied by 12 tenants as of September 6, 2022. The borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties between 2019 and 2021 for an aggregate purchase price of approximately $26.2 million. Since acquisition, the borrower sponsor has invested approximately $23.1 million in capital improvements at the Phoenix Industrial Portfolio IX Properties.

Memphis, TN (36.6% of NRA; 37.7% of Whole Loan Allocated Loan Amount (“ALA”)): The Memphis, TN property is a 1,374,972 square foot industrial warehouse/distribution building located in Memphis, Tennessee. The improvements were constructed in 1973, renovated in 2020 and include approximately 4.0% of office space. The Memphis, TN property is situated on an approximately 69.2-acre site with 332 surface parking spaces (0.2 per 1,000 square feet). The Memphis, TN property has a total of 218 dock-high doors and clear heights of 23.5 feet to 31.1 feet. As of September 6, 2022, the Memphis, TN property was 65.9% occupied by three tenants. Since acquisition of the Memphis, TN property in December 2019, the borrower sponsor has invested approximately $7.9 million in capital improvements.

Wetumpka, AL (19.6% of NRA; 31.3% of ALA): The Wetumpka, AL property is a 735,231 square foot industrial manufacturing building located in Wetumpka, Alabama. The improvements were constructed in 1997, renovated between 2021 and 2022 and include approximately 2.0% of office space. The Wetumpka, AL property is situated on an approximately 101.6-acre site with 482 surface parking spaces (0.7 per 1,000 square feet). The Wetumpka, AL property has a total of 29 dock-high doors, three drive-in doors and clear heights of 21 feet to 41 feet. As of September 6, 2022, the Wetumpka, AL property was 67.9% occupied by two tenants. Since acquisition of the Wetumpka, AL property in December 2020, the borrower sponsor has invested approximately $8.6 million in capital improvements.

Rockford, IL (13.8% of NRA; 16.0% of ALA): The Rockford, IL property is a 517,574 square foot industrial warehouse/distribution building located in Rockford, Illinois. The improvements were constructed in 1980, renovated in 2019 and include approximately 5.0% of office space. The Rockford, IL property is situated on an approximately 20.8-acre site with 219 surface parking spaces (0.4 per 1,000 square feet). The Rockford, IL property has a total of 82 dock-high doors, two drive-in doors and clear heights of 20 feet to 26 feet. As of September 6, 2022, the Rockford, IL property was 55.1%

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occupied by three tenants. Since acquisition of the Rockford, IL property in January 2019, the borrower sponsor has invested approximately $2.6 million in capital improvements.

Iowa City, IA (9.1% of NRA; 10.2% of ALA): The Iowa City, IA property is comprised of two industrial warehouse/distribution buildings totaling 341,491 square feet located in Iowa City, Iowa. The improvements were constructed in 1964, renovated in 2022 and include approximately 3.0% of office space. The Iowa City, IA property is situated on an approximately 20.3-acre site with 470 surface parking spaces (1.4 per 1,000 square feet). The Iowa City, IA property has a total of 22 dock-high doors, five drive-in doors and clear heights of 18 feet to 25 feet. As of September 6, 2022, the Iowa City, IA property was 93.0% occupied by HNI Corporation. Since acquisition of the Iowa City, IA property in June 2021, the borrower sponsor has invested approximately $2.7 million in capital improvements.

Versailles, KY (21.0% of NRA; 4.8% of ALA): The Versailles, KY property is comprised of five industrial warehouse/distribution buildings totaling 791,035 square feet located in Versailles, Kentucky. The improvements were constructed in 1964, renovated in 2011 and include approximately 5.0% of office space. The Versailles, KY property is situated on an approximately 60.6-acre site with 650 surface parking spaces (0.8 per 1,000 square feet). The Versailles, KY property has a total of 27 dock-high doors, 13 drive-in doors and clear heights of 16 feet to 33 feet. As of September 6, 2022, the Versailles, KY property was 87.8% occupied by three tenants. Since acquisition of the Versailles, KY property in June 2020, the borrower sponsor has invested approximately $1.3 million in capital improvements.

The following table presents certain information relating to the Phoenix Industrial Portfolio IX Properties:

Portfolio Summary(1)
Property	State	Subtype	Net Rentable Area (SF)(2)	Year Built/ Renovated	% UW NOI(2)	ALA	% of ALA	“As-Is” Appraised Value	% Office	Clear Heights (ft.)	Dock Doors	Drive-In Doors
Memphis, TN	TN	Warehouse/Distribution	1,374,972	1973 / 2020	20.4%	$28,250,000	37.7%	$60,000,000	4.0%	23'6 - 31'1	218	0
Wetumpka, AL	AL	Manufacturing	735,231	1997 / 2021-2022	22.2	23,500,000	31.3	48,500,000	2.0%	21 - 41	29	3
Rockford, IL	IL	Warehouse/Distribution	517,574	1980 / 2019	11.3	12,000,000	16.0	23,300,000	5.0%	20 - 26	82	2
Iowa City, IA	IA	Warehouse/Distribution	341,491	1964 / 2022	17.6	7,650,000	10.2	19,700,000	3.0%	18 - 25	22	5
Versailles, KY	KY	Warehouse/Distribution	791,035	1964 / 2011	28.6	3,600,000	4.8	30,700,000	5.0%	16 - 33	27	13
Total/Wtd. Avg.			3,760,303		100.0%	$75,000,000	100.0%	$182,200,000			378	23
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated September 6, 2022.

COVID-19 Update. As of the date of this term sheet, all the Phoenix Industrial Portfolio IX Properties were open and operating. The first payment date of the Phoenix Industrial Portfolio IX Whole Loan is November 6, 2022. The Phoenix Industrial Portfolio IX Borrowers have reported that no tenant deferments were requested or granted, nor were there any lease modification requests as of September 1, 2022.

Environmental. According to Phase I environmental assessments dated June 21, 2022, there was no evidence of any recognized environmental conditions at the Phoenix Industrial Portfolio IX Properties. The Phase I environmental assessments, however, did acknowledge controlled recognized environmental conditions at the Iowa City, IA property and the Versailles, KY property.

Based on the historical use of the Iowa City, IA property as a manufacturing facility, confirmed VOC contamination, and continued groundwater monitoring under regulatory oversight, the historic use of the Iowa City, IA property is considered a controlled recognized environmental condition. The Phase I environmental assessment recommends continued groundwater monitoring and coordination with the Iowa Department of Natural Resources to obtain final regulatory closure.

The Versailles, KY property is listed in multiple databases related to industrial activities conducted by former tenants at the Versailles, KY property. Regulatory data indicates that lead-contaminated glass was located throughout the Versailles, KY property. As a result, an environmental covenant was issued on February 1, 2008, restricting residential use of portions of the Versailles, KY property due to potential elevated lead concentrations and leachate potential. Based on the regulatory status, implemented soil cover, and environmental covenant, historical lead impacts are considered a controlled recognized environmental condition.

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The following table presents certain information relating to the historical and current occupancy of the Phoenix Industrial Portfolio IX Properties:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
NAV	NAV	NAV	71.9%
(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties between 2019 and 2021. As such, historical occupancy is unavailable.
(2)	Current occupancy is as of September 6, 2022.

The following table presents certain information relating to the largest tenants by underwritten base rent of the Phoenix Industrial Portfolio IX Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Viterra	Memphis, TN	NR/NR/NR	569,688	15.2%	$1.74	$991,257	11.9%	8/31/2029
Ledvance, LLC(4)	Versailles, KY	NR/NR/NR	376,298	10.0	$3.04	1,145,791	13.8	Various(5)
Bella + Canvas, LLC	Wetumpka, AL	NR/NR/NR	371,734	9.9	$3.94	1,463,216	17.6	2/28/2029
HNI Corporation(6)	Iowa City, IA	NR/NR/NR	317,518	8.4	$4.12	1,308,174	15.8	6/30/2025
McLane Company, Inc.	Versailles, KY	NR/NR/NR	303,728	8.1	$3.28	996,228	12.0	1/31/2026
Fedex(7)	Memphis, TN	Baa2/BBB/NR	235,747	6.3	$2.72	641,232	7.7	11/30/2026
Amazon(8)	Rockford, IL	A1/AA/AA-	138,400	3.7	$3.49	483,495	5.8	3/31/2027
Wynn Grain Spice	Wetumpka, AL	NR/NR/NR	127,286	3.4	$2.17	276,211	3.3	4/30/2032
USPS	Memphis, TN	Aaa/NR/NR	101,162	2.7	$3.59	362,916	4.4	5/31/2023
Total Major Tenants			2,541,561	67.6%	$3.02	$7,668,520	92.4%

Other Tenants			160,831	4.3%	$3.94	$634,170	7.6%

Occupied Collateral Total / Wtd. Avg.			2,702,392	71.9%	$3.07	$8,302,690	100.0%
Vacant Space			1,057,911	28.1%

Collateral Total			3,760,303	100.0%

(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $335,509 of contractual rent steps through October 2023.
(4)	Ledvance, LLC has the right to terminate its lease for one or both of (x) 97,062 square feet (representing approximately 25.79% of its leased space) and (y) 91,492 square feet (representing approximately 24.31% of its leased space) at any time on or after November 1, 2022 with at least 60 days’ prior written notice to the landlord, which notice identifies the space to be terminated, and Ledvance, LLC not being in default under the lease it seeks to terminate on the on the termination date specified in its termination notice.
(5)	Levdance, LLC leases 188,554 square feet at the Versailles, KY property expiring on April 30, 2023 and 187,744 square feet at the Versailles, KY property expiring on April 30, 2027.
(6)	HNI Corporation has not taken occupancy of approximately 13,081 square feet of its 317,518 square feet of leased space. At origination of the Phoenix Industrial Portfolio IX Whole Loan, $104,648 was reserved for such space and approximately $4,360 is required to be released on each monthly payment date commencing on November 6, 2022 through October 6, 2024 or until, among other conditions included in the Phoenix Industrial Portfolio IX Whole Loan documents (i) such space is delivered to HNI Corporation, (ii) HNI Corporation commences paying rent for such space and (iii) a clean estoppel confirming (i) and (ii) is delivered to and accepted by the lender.
(7)	Fedex may terminate on 30 days' notice if the employees of another tenant become subject to a collective bargaining unit.
(8)	Amazon has a lease expiration of November 30, 2026. Since the expiration is between October 1 and March 30, the lease term will extend through March 31, 2027, unless Amazon opts out of the optional holiday extension by providing 270 days’ notice. In addition, Amazon may terminate on 30 days’ notice if a material interference with Amazon’s business occurs due to lack of access or interruption of utilities caused by the landlord or the landlord’s agents and such material interference continues for 180 days, but the exercised termination option will be void if such material interference is cured within the 30 days following receipt of notice from Amazon of its intent to terminate its lease. If a material interference continues for 270 days (regardless of whether such material interference is due to the landlord or the landlord’s agents), Amazon may terminate on 30 days’ notice after such 270 day period, but the exercised termination option will be void if the material interference is cured within the 30 days following receipt of notice from Amazon of its intent to terminate its lease.
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The following table presents certain information relating to the tenant lease expirations of the Phoenix Industrial Portfolio IX Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,057,911	28.1%	NAP	NAP	1,057,911	28.1%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%	1,057,911	28.1%	$0	0.0%
2023	3	303,951	8.1	985,803	11.9	1,361,862	36.2%	$985,803	11.9%
2024	1	52,917	1.4	194,735	2.3	1,414,779	37.6%	$1,180,537	14.2%
2025	1	317,518	8.4	1,308,174	15.8	1,732,297	46.1%	$2,488,711	30.0%
2026	2	539,475	14.3	1,637,460	19.7	2,271,772	60.4%	$4,126,171	49.7%
2027	2	326,144	8.7	1,063,624	12.8	2,597,916	69.1%	$5,189,796	62.5%
2028	1	93,679	2.5	382,210	4.6	2,691,595	71.6%	$5,572,006	67.1%
2029	2	941,422	25.0	2,454,473	29.6	3,633,017	96.6%	$8,026,479	96.7%
2030	0	0	0.0	0	0.0	3,633,017	96.6%	$8,026,479	96.7%
2031	0	0	0.0	0	0.0	3,633,017	96.6%	$8,026,479	96.7%
2032	1	127,286	3.4	276,211	3.3	3,760,303	100.0%	$8,302,690	100.0%
2033 & Beyond	0	0	0.0	0	0.0	3,760,303	100.0%	$8,302,690	100.0%
Total	13	3,760,303	100.0%	$8,302,690	100.0%
(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $335,509 of contractual rent steps through October 2023.
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The following table presents certain information relating to the operating history and underwritten cash flows of the Phoenix Industrial Portfolio IX Properties:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$3,842,384	$7,967,181	$2.12	52.2%
Rent Steps(4)	0	335,509	0.09	2.2
Straight Line Rent(5)	0	21,103	0.01	0.1
Vacant Income	0	3,332,953	0.89	21.8
Gross Potential Rent	$3,842,384	$11,656,746	$3.10	76.3%
Total Reimbursements	1,571,231	3,581,293	0.95	23.4
Total Other Income	4,200	34,200	0.01	0.2
Net Rental Income	$5,417,815	$15,272,239	$4.06	100.0%
(Vacancy/Credit Loss)	0	(4,287,690)	(1.14)	(39.0)
Effective Gross Income	$5,417,815	$10,984,549	$2.92	71.9%
Total Expenses	3,797,836	3,597,682	0.96	32.8
Net Operating Income(6)	$1,619,979	$7,386,867	$1.96	67.2%
Total TI / LC, Capex/RR	0	521,421	0.14	4.7
Net Cash Flow	$1,619,979	$6,865,446	$1.83	62.5%
(1)	TTM represents the trailing 10 months ending April 2022 for the Iowa City, IA property and the trailing 12 months ending April 2022 for the remaining properties.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated September 6, 2022.
(4)	Rent Steps totaling $335,509 are taken through October 2023.
(5)	Straight Line Rent underwritten for investment-grade tenant, Amazon’s, average rent for the remainder of the Phoenix Industrial Portfolio IX Whole Loan term at the Rockford, IL property.
(6)	The increase from the TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to (i) leasing totaling an additional approximately $4.1 million in base rent, (ii) $335,509 in rent steps through October 2023, (iii) $21,103 in straight-lined rent for investment-grade tenant, Amazon, and (iv) an additional approximately $1.1 million in reimbursements. The Most Recent NOI only includes the trailing 10 months ending April 2022 for the Iowa City, IA property as it was 100.0% vacant. Additionally, the utilities expense was underwritten $671,666 less than TTM due to (i) the elimination of excess use charges and installation of high efficiency LED lighting at the Versailles, KY property and (ii) Amazon, the largest tenant at the Rockford, IL property, being separately metered and paying gas bills directly to the utility company.

The Market. The Phoenix Industrial Portfolio IX Properties are located in Tennessee (37.7% of ALA), Alabama (31.3% of ALA), Illinois (16.0% of ALA), Iowa (10.2% of ALA) and Kentucky (4.8% of ALA).

Memphis (37.7% of ALA): The Memphis, TN property is in Shelby County, Tennessee located approximately 7.2 miles northwest of downtown Memphis and approximately 10.5 miles north of the Memphis International Airport. Primary access to the area is provided by Interstate 40, approximately 0.9 miles north of the Memphis, TN property and Interstate 69. According to a third-party market research report, the Memphis, TN property is located in the Northwest industrial submarket, which had approximately 29.7 million square feet of inventory, a vacancy rate of 4.1% and asking rent of $3.24 PSF as of August 1, 2022.

Wetumpka (31.3% of ALA): The Wetumpka, AL property is in Elmore County, Alabama located approximately 3.9 miles east of downtown Wetumpka and approximately 17.8 miles north of Montgomery. Primary access to the area is provided by State Route 14 with regional access provided by US Route 82, US Route 231 and Interstate 65. According to a third-party market research report, the Wetumpka, AL property is located in the outlying Elmore County industrial submarket, which had approximately 2.1 million square feet of inventory, a vacancy rate of 19.8% and asking rent of $4.85 PSF as of August 1, 2022.

Rockford (16.0% of ALA): The Rockford, IL property is in Winnebago County, Illinois located approximately 4.7 miles north of downtown Rockford, approximately 73.6 miles northwest of O’Hare International Airport and approximately 93.6 miles northwest of Chicago. Primary access to the area is provided by Route 20, which intersects with Interstate 90 approximately 7.0 miles southeast of the Rockford, IL property. According to a third-party market research report, the Rockford, IL property

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is located in the I-39 Corridor/Winnebago industrial submarket, which had approximately 34.8 million square feet of inventory, a vacancy rate of 7.7% and asking rent of $4.89 PSF as of August 1, 2022.

Iowa City (10.2% of ALA): The Iowa City, IA property is in Johnson County, Iowa located approximately 3.2 miles southeast of downtown Iowa City, approximately 30.1 miles south of Cedar Rapids, and approximately 32.1 miles from the Iowa-Mississippi border. Primary access to the area is provided by Route 6 and Route 1, which intersects with Interstate 80 approximately 3.5 miles north of the Iowa City, IA property. According to a third-party market research report, the Iowa City, IA property is located in the Iowa City industrial market, which had approximately 11.3 million square feet of inventory, a vacancy rate of 1.4% and asking rent of $6.49 PSF as of August 1, 2022.

Versailles (4.8% of ALA): The Versailles, KY property is in Woodford County, Kentucky located approximately 1.4 miles west of downtown Versailles, approximately 14.6 miles west of Lexington, approximately 37.3 miles west of the Winchester property and approximately 63.4 miles southeast of Louisville. Primary access to the area is provided by Interstate 64 and Interstate 75, as well as via US Highway 60, which runs from Western Lexington to Frankfurt. According to a third-party market research report, the Versailles, KY property is located in the Woodford County industrial submarket, which had approximately 3.6 million square feet of inventory, a vacancy rate of 1.6% and asking rent of $7.39 PSF as of August 1, 2022.

The following table presents certain market information with respect to the Phoenix Industrial Portfolio IX Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
Memphis, TN	1973 / 2020	1,374,972	Northwest	34.1%	4.1%	7.0%	29,737,746	$2.20	$3.24
Wetumpka, AL	1997 / 2021-2022	735,231	Outlying Elmore County	32.1%	19.8%	4.0%	2,130,773	$3.49	$4.85
Rockford, IL	1980 / 2019	517,574	I-39 Corridor/Winnebago	44.9%	7.7%	6.0%	34,785,201	$3.72	$4.89
Iowa City, IA(4)	1964 / 2022	341,491	Iowa City	7.0%	1.4%	0.0%	11,334,705	$4.12	$6.49
Versailles, KY	1964 / 2011	791,035	Woodford County	12.2%	1.6%	4.0%	3,579,554	$3.17	$7.39
Total/Wtd. Avg.		3,760,303		28.1%	6.9%	5.0%	81,567,979	$3.07	$4.95
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated September 6, 2022.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $335,509 of contractual rent steps through October 2023.
(4)	No submarket data for the Iowa City, IA property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio IX Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NCF	% of UW NCF	Estimated 2022 Population (5-mile Radius)(2)	Estimated 2022 Average Household Income (5-mile Radius)(2)
Memphis, TN	1,374,972	$28,250,000	37.7%	$1,350,064	19.7%	216,737	$73,950
Wetumpka, AL	735,231	23,500,000	31.3	1,546,995	22.5	15,595	$81,749
Rockford, IL	517,574	12,000,000	16.0	762,062	11.1	131,254	$77,732
Iowa City, IA	341,491	7,650,000	10.2	1,215,216	17.7	86,086	$86,659
Versailles, KY	791,035	3,600,000	4.8	1,991,110	29.0	21,477	$88,341
Total/Wtd. Avg.	3,760,303	$75,000,000	100.0%	$6,865,446	100.0%	112,702	$80,177
(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	Information obtained from third-party market research reports.

The Borrowers. The borrowers are Phoenix Memphis Industrial Investors LLC, Phoenix Wetumpka Industrial Investors LLC, Phoenix Rockford Industrial Investors LLC, Phoenix Diablo Iowa City LLC and Phoenix Versailles Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio IX Borrowers”), each a Delaware limited liability company and single purpose entity with one independent director. Each Phoenix Industrial Portfolio IX Borrower owns one individual Phoenix

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Industrial Portfolio IX Property. Legal counsel to the Phoenix Industrial Portfolio IX Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio IX Whole Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 52 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Industrial Portfolio IX Whole Loan are Irrevocable Children's Trust Dated 7/22/91 and Irrevocable Children's Trust No. 2 Dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Phoenix Industrial Portfolio IX Properties are managed by the borrower sponsor.

Escrows and Reserves. At origination, the Phoenix Industrial Portfolio IX Borrowers deposited (i) approximately $257,137 for real estate taxes, (ii) $3,000,000 for tenant improvements and leasing commissions, (iii) $1,290,083 for unfunded obligations with respect to the Bella + Canvas, LLC lease ($400,000), the Wynn Grain Spice lease ($200,000), the Amazon lease ($475,435), the Timber Industries lease ($110,000) and the HNI Corporation lease ($104,648), (iv) $319,158 for deferred maintenance, (v) $62,500 for an environmental reserve and (vi) $5,000,000 for an Earn-out Reserve (as detailed below).

Tax Escrows – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $56,408 a month).

Insurance Escrows – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the Phoenix Industrial Portfolio IX Borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit approximately $31,336 for replacement reserves subject to a cap of $1,130,000.

Rollover Reserve – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit approximately $47,004 for rollover reserves if at any time the balance of the reserve falls below $250,000, until such time as the reserve is restored to a cap of $1,500,000.

Earn-out Reserve – The Phoenix Industrial Portfolio IX Whole Loan documents require an upfront Earn-out reserve (the “Earn-out Reserve”) of $5,000,000. All funds on deposit in the Earn-out Reserve will be (i) during the continuation of a Cash Management Trigger Event (as defined below), transferred to the cash management account, or (ii) in the absence of a Cash Management Trigger Event, returned to the Phoenix Industrial Portfolio IX Borrowers; provided, however, that the following conditions have been fully satisfied by the Phoenix Industrial Portfolio IX Borrowers: (i) the Phoenix Industrial Portfolio IX Borrowers have submitted a written request to the lender at least 15 business days prior to the requested release, (ii) on the date such request is made, no default, event of default or Cash Sweep Trigger Event (as defined below) has occurred and is then continuing, (iii) the Phoenix Industrial Portfolio IX Borrowers have provided written evidence that the debt service coverage ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan is at least 1.47x, (iv) the Phoenix Industrial Portfolio IX Borrowers have delivered written evidence that the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan is not less than 9.8% and (v) an amount equal to the total estimated cost to perform or satisfy all then outstanding landlord obligations (for tenant improvements, landlord work, tenant allowances and/or leasing commissions) for all of the Phoenix Industrial Portfolio IX Properties, if any, will be on deposit in the rollover reserve account. The release of the Earn-out Reserve will be tied to the lease-up of the Memphis, TN and Wetumpka, AL properties only, such that the funds are only released once Phoenix Industrial Portfolio IX Properties achieves an underwritten net cash flow debt yield of 9.8% on the Phoenix Industrial Portfolio

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IX Whole Loan amount, assuming the lower of (i) $3,831,778 or (ii) the actual net operating income for all Phoenix Industrial Portfolio IX Properties other than the Memphis, TN and Wetumpka, AL properties, and the leased up net operating income for Memphis, TN and Wetumpka, AL properties.

Notwithstanding the above, if the Phoenix Industrial Portfolio IX Borrowers fail to obtain the release of the Earn-out Reserve funds prior to the date that is three years from the date of the final securitization of the Phoenix Industrial Portfolio IX Whole Loan, the Phoenix Industrial Portfolio IX Borrowers are required to partially defease the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the Earn-out Reserve account (such partial defeasance, the “Earn-out Reserve Partial Defeasance”), plus (x) all interest which would have accrued on the amount of the Phoenix Industrial Portfolio IX Whole Loan to be prepaid through and including the last day of the interest period related to the monthly payment date following the Earn-out Reserve Partial Defeasance, (y) all reasonable out-of-pocket, third party costs and expenses actually incurred by the lender in connection with such Earn-out Reserve Partial Defeasance and (z) all other sums due and payable under the Phoenix Industrial Portfolio IX Whole Loan documents. To the extent that any portion of the Earn-out Reserve remains after the Earn-out Reserve Partial Defeasance, the remaining amount will be applied as follows: (a) if a Cash Management Trigger Event has occurred and is continuing, to the cash management account or (y) if no Cash Management Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio IX Borrowers.

Notwithstanding the above, if the Phoenix Industrial Portfolio IX Borrowers fail to obtain the release of the Earn-out Reserve funds prior to May 6, 2032 (the “Open Prepayment Commencement Date”), the Phoenix Industrial Portfolio IX Borrowers are required to partially prepay the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the Earn-out Reserve account on the Open Prepayment Commencement Date.

Lockbox / Cash Management. The Phoenix Industrial Portfolio IX Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Revenues from the Phoenix Industrial Portfolio IX Properties are required to be deposited directly into the lockbox account or, if received by the Phoenix Industrial Portfolio IX Borrowers or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio IX Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio IX Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio IX Borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio IX Whole Loan documents, (ii) any bankruptcy action involving any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, (iv) the indictment for fraud or misappropriation of funds by any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio IX Properties), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio IX Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio IX Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio IX Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio IX Whole Loan documents, (ii) any bankruptcy action involving any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period debt

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service coverage ratio falling below 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio IX Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.35x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the Phoenix Industrial Portfolio IX Borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part; provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of the total net rentable square footage at the applicable property or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (d) with respect to clause (iv) above, a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant or (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at the applicable property or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable property.

A “Material Tenant” means any tenant at the Phoenix Industrial Portfolio IX Properties that, together with its affiliates, either (a) leases no less than 21% of the total rentable square footage of the Phoenix Industrial Portfolio IX Properties or (b) accounts for (or would account for) no less than 21% of the total in-place base rent at the Phoenix Industrial Portfolio IX Properties.

Subordinate Debt. None.

Mezzanine Debt. The borrowers are permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Industrial Portfolio IX Whole Loan documents, which include, but are not limited to: (i) no event of default under the Phoenix Industrial Portfolio IX Whole Loan documents is continuing, (ii) the aggregate loan-to-value ratio based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no greater than 41.2%, (iii) the actual combined debt service coverage ratio based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no less than 1.47x, (iv) the actual combined net cash flow debt yield based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no less than 9.8%, (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies and (vi) receipt of a rating agency confirmation.

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Partial Release. The Phoenix Industrial Portfolio IX Whole Loan documents permit releases of outparcels located at the Wetumpka, AL and Versailles, KY properties without prepayment or defeasance, provided that, among other conditions, (i) each such outparcel is vacant, non-income producing and unimproved at the time of release and (ii) certain REMIC related conditions are satisfied.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,500,000	Title:	Fee
Cut-off Date Principal Balance:	$36,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	5.0%	Net Rentable Area (SF):	256,459
Loan Purpose:	Refinance	Location:	Woodcliff Lake, NJ
Borrower:	Capstone Tice Blvd LLC	Year Built / Renovated:	1984 / 2020
Borrower Sponsors:	Mitchell Adelstein, Robert Friedberg and Brad Gillman	Occupancy(1):	89.8%
Interest Rate:	5.88000%	Occupancy Date:	8/31/2022
Note Date:	9/2/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/6/2032	3rd Most Recent NOI (As of):	$3,012,034 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,906,494 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$3,208,873 (TTM 6/30/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,802,586
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$2,317,771
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$4,484,814
Additional Debt:	No	UW NCF:	$4,356,585
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$64,300,000 / $251
Additional Debt Type:	N/A	Appraisal Date:	8/10/2022

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$142
Taxes:	$0	$74,353	N/A	Maturity Date Loan / SF:	$133
Insurance:	$11,798	Springing	N/A	Cut-off Date LTV:	56.8%
Replacement Reserves:	$153,875	Springing	$153,875	Maturity Date LTV:	53.0%
TI / LC:	$3,000,000	Springing	$3,000,000	UW NCF DSCR:	1.68x
Other(1):	$1,722,456	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,500,000	100.0%	Loan Payoff	$29,410,494	80.6%
			Upfront Reserves	4,888,130	13.4
			Return of Equity	1,255,285	3.4
			Closing Costs	946,090	2.6
Total Sources	$36,500,000	100.0%	Total Uses	$36,500,000	100.0%
(1)	Occupancy includes HDR (as defined below) (10.2% of net rentable area and 11.3% of underwritten base rent) and International Planning Alliance (“IPA”) (2.9% of net rentable area and 3.2% of underwritten base rent). HDR is in the process of completing its buildout and is expected to take occupancy on October 1, 2022. IPA is in the process of completing its buildout and is expected to take occupancy on November 1, 2022. At origination, the lender escrowed approximately (a) $1.3 million for HDR which includes $970,000 for outstanding tenant improvements and $288,011 for five months of rent concessions and (b) $464,445 for IPA, which includes $367,150 for outstanding tenant improvements and $97,295 for six months of rent concessions.
(2)	The increase in Most Recent NOI and UW NOI is primarily attributed to the increase in occupancy and recent leasing at the 50 Tice Corporate Center Property (as defined below). Since August 2022, the borrower sponsors have leased approximately 39,347 square feet (15.3% of net rentable area and 17.1% of underwritten base rent) of space at the 50 Tice Corporate Center Property.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 50 Tice Corporate Center mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 256,459 square foot office property located in Woodcliff Lake, New Jersey (the “50 Tice Corporate Center Property”). The 50 Tice Corporate Center mortgage loan was originated by LMF and has an outstanding principal balance as of the Cut-off Date of $36.5 million (the “50 Tice Corporate Center Mortgage Loan”). The 50 Tice Corporate Center Mortgage Loan has a 10-year term and is interest only for the first 60 months of the loan followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.

The Property. The 50 Tice Corporate Center Property is a 256,459 square feet Class A, three-story suburban office building in Woodcliff Lake, New Jersey. Situated on 20.0 acres, the 50 Tice Corporate Center Property was built in 1984 and most

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recently renovated in 2020. Since acquisition, the borrower has invested approximately $12.3 million in capital improvements which included a new HVAC system, a new full height atrium lobby with coffee bar, exposed elevators and lounge seating, upgrades to the common areas and hallways, bathrooms, conference system and fitness center. The 50 Tice Corporate Center Property also offers outdoor patio seating and a full-service cafeteria. The 50 Tice Corporate Center Property has a total of 938 parking spaces (approximately 3.7 parking spaces per 1,000 square feet of net rentable area), which is comprised of 882 surface spaces and 56 garage spaces. As of August 31, 2022, the 50 Tice Corporate Center Property was 89.8% occupied by 38 national, regional and local tenants.

COVID-19 Update. As of September 6, 2022, the 50 Tice Corporate Center Property is open and operating. As of the date of this term sheet, the 50 Tice Corporate Center Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the 50 Tice Corporate Center Mortgage Loan is scheduled for October 6, 2022.

Major Tenants. The three largest tenants based on underwritten base rent are Eagle Pharmaceuticals, HDR and Ford.

Eagle Pharmaceuticals (27,093 square feet; 10.6% of NRA; 13.0% of underwritten base rent). Eagle Pharmaceuticals is a specialty pharmaceutical company working to advance safe and efficient injectable treatments for patients across oncology, critical care, and orphan diseases. Eagle Pharmaceuticals along with its collaborators have the capability to take a molecule from preclinical research through regulatory approval and into the marketplace, including development, manufacturing and commercialization of the products and products candidates. The 50 Tice Corporate Center Property serves as the company’s headquarters. Eagle Pharmaceuticals has been a tenant at the 50 Tice Corporate Center Property since 2013 under a lease that expires on June 30, 2025, with one, five-year renewal option remaining. Eagle Pharmaceuticals has the right to terminate its lease at any time after March 31, 2024 with a 270 day notice period, which has to be delivered no earlier than July 1, 2023.

HDR (26,084 square feet; 10.2% of NRA; 11.3% of underwritten base rent). HDR Engineering (“HDR”) is an employee-owned design firm headquartered in Omaha, Nebraska which specializes in engineering, architecture, environmental and construction services. The company has a presence in the United States, Canada, Europe, Asia Pacific and the Middle East with more than 11,000 employees spread across over 200 locations globally. In 2022, HDR ranked #3 in Top 300 Architecture Firms and #3 in the Top 100 Global Architecture Practices. The borrower is in the process of completing the build out of HDR’s space at the 50 Tice Corporate Center Property and HDR is expected to take occupancy on October 1, 2022. HDR will have five months of free rent (commencing on the earlier of the date the borrower completes the buildout work or HDR takes occupancy), which was escrowed at origination. HDR has a lease expiration date of February 28, 2033 with two, five-year renewal options. HDR has the right to terminate its lease at any time on or after February 28, 2029 with the payment of a termination fee equal to the unamortized cost of (i) all of the landlord’s work, (ii) all broker’s fees, and (iii) any abated or free rent, all of which will be amortized with a 6.0% interest rate per annum. HDR also has a right of first refusal (“ROFR”) to lease a portion of Suite 280 (7,343 square feet), which is contiguous to HDR’s space.

Ford (19,358 square feet; 7.5% of NRA; 8.4% of underwritten base rent Moody’s/S&P/Fitch: Ba2/BB+/BB+). Founded in 1919 in Delaware, Ford Motor Company (“Ford”) is a global company which designs, manufactures, markets, and services a full line of Ford trucks, utility vehicles, and cars (increasingly including electrified versions), as well as Lincoln luxury vehicles. Ford employs approximately 183,000 people globally. The 50 Tice Corporate Center Property serves as a Central Hub office that serves the east coast dealership network by providing services to dealerships in the Tristate area, New England area, and Washington D.C. Services provided include marketing and advertising, financing, sales, parts and services. Ford has been a tenant at the 50 Tice Corporate Center Property since 2019 under a lease with an expiration date of August 31, 2026 with two, five-year renewal options remaining. Ford has a right of first offer (“ROFO”) to lease the contiguous space on the second floor of the 50 Tice Corporate Center Property.

Environmental. According to the Phase I environmental assessment dated August 19, 2022, there was no evidence of any recognized environmental conditions at the 50 Tice Corporate Center Property.

The following table presents certain information relating to the historical and current occupancy of the 50 Tice Corporate Center Property. During the renovation process, the borrower sponsors converted the former second floor Syncsort space into a multi-tenant use and executed 6 new leases totaling 67,161 square feet. Also, the borrower sponsors executed various new first floor, third floor, and atrium leases and expansions totaling an additional 43,000 square feet resulting in a current occupancy of 89.8%. The approximate 110,000 square feet of new leasing activities generated approximately $3 million in additional annual revenue.

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Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
68.8%	71.9%	89.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2022. Includes two tenants (HDR and IPA) that are in the process of completing buildouts and are expected to take occupancy on October 1, 2022 and November 1, 2022, respectively.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the 50 Tice Corporate Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Eagle Pharmaceuticals(4)	NR/NR/NR	27,093	10.6%	$30.00	$812,790	13.0%	6/30/2025
HDR(5)	NR/NR/NR	26,084	10.2	$27.00	704,268	11.3	2/28/2033
Ford	Ba2/BB+/BB+	19,358	7.5	$27.00	522,666	8.4	8/31/2026
HQ Global Workplaces(6)	NR/NR/NR	15,523	6.1	$15.60	242,159	3.9	9/30/2023
Price Meese Shulman(7)	NR/NR/NR	13,095	5.1	$27.00	353,565	5.7	4/30/2026
Catalogic Software, Inc.	NR/NR/NR	10,614	4.1	$29.00	307,806	4.9	10/31/2023
Ascensus(8)	NR/NR/NR	10,203	4.0	$29.00	295,887	4.7	1/31/2024
Major Tenants		121,970	47.6%	$26.56	$3,239,141	51.8%
Other Tenants		108,433	42.3%	$27.83	$3,017,540	48.2%
Occupied Collateral Total / Wtd. Avg.		230,403	89.8%	$27.16	$6,256,681	100.0%

Vacant Space		26,056	10.2%

Collateral Total		256,459	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent includes rent steps totaling $99,663 taken through September 1, 2023.
(4)	Eagle Pharmaceuticals has the right to terminate its lease at any time after March 31, 2024 with a 270 day notice period, which has to be delivered no earlier than July 1, 2023.
(5)	HDR is currently in the process of completing the buildout of its space and is expected to take occupancy on October 1, 2022. HDR has five months of rent concessions, which was escrowed at origination. HDR may terminate its lease at any time on or after February 28, 2029 with the payment of a termination fee equal to the unamortized cost of (i) all of the landlord’s work, (ii) all broker’s fees, (iii) any abated or free rent, all of which will be amortized with a 6.0% interest rate per annum. HDR also has a ROFR to lease a portion of Suite 280 (7,343 square feet), which is contiguous to HDR’s space.
(6)	HQ Global Workplaces has two, five-year renewal options remaining. HQ Global Workplaces has a ROFO to lease the contiguous space on the third floor of the 50 Tice Corporate Center Property at the expiration of the existing space lease.
(7)	Price Meese Shulman has one, five-year renewal option remaining. Price Meese Shulman has the right to terminate its lease at any time on or prior to December 31, 2023.
(8)	Ascensus has one, three-year renewal option remaining. Ascensus has a ROFO to lease the contiguous space on the first floor of the 50 Tice Corporate Center Property at the expiration of the existing space lease.
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The following table presents certain information relating to the tenant lease expirations of the 50 Tice Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	26,056	10.2%	NAP	NA	P	26,056	10.2%	NAP	NA	P
2022 & MTM(4)	2	553	0.2	$14,498	0.2%		26,609	10.4%	$14,498	0.2%
2023(4)	9	57,030	22.2	1,237,499	19.8		83,639	32.6%	$1,251,998	20.0%
2024	8	27,815	10.8	896,473	14.3		111,454	43.5%	$2,148,470	34.3%
2025	4	33,050	12.9	988,961	15.8		144,504	56.3%	$3,137,431	50.1%
2026	6	49,252	19.2	1,359,056	21.7		193,756	75.6%	$4,496,487	71.9%
2027	2	9,625	3.8	273,174	4.4		203,381	79.3%	$4,769,662	76.2%
2028	2	5,679	2.2	200,869	3.2		209,060	81.5%	$4,970,531	79.4%
2029	2	9,427	3.7	258,452	4.1		218,487	85.2%	$5,228,982	83.6%
2030	0	0	0.0	0	0.0		218,487	85.2%	$5,228,982	83.6%
2031	0	0	0.0	0	0.0		218,487	85.2%	$5,228,982	83.6%
2032	1	4,545	1.8	125,169	2.0		223,032	87.0%	$5,354,152	85.6%
2033 & Beyond	2	33,427	13.0	902,529	14.4		256,459	100.0%	$6,256,681	100.0%
Total	38	256,459	100.0%	$6,256,681	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $99,663 taken through September 1, 2023.
(4)	The following spaces are included in 2022 & MTM or 2023 Net Rentable Area Expiring and have no associated UW rents: Café, Health & Wellness Center, Conference Center, Recycling, and Occupied Storage.

The following table presents certain information relating to the underwritten cash flows of the 50 Tice Corporate Center Property:

Operating History and Underwriting Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,628,421	$4,558,666	$4,953,138	$6,157,017	$24.01	83.1%
Vacant Income	0	0	0	670,143	$2.61	9.0
Contractual Rent Steps	0	0	0	99,663	$0.39	1.3
Gross Potential Rent	$4,628,421	$4,558,666	$4,953,138	$6,926,823	$27.01	93.5%
Total Reimbursements	487,700	466,416	471,952	478,179	$1.86	6.5
Net Rental Income	$5,116,121	$5,025,081	$5,425,091	$7,405,002	$28.87	100.0%
Other Income	63,251	64,349	67,726	67,726	$0.26	0.9
(Vacancy/Credit Loss)(3)	0	0	0	(670,143)	($2.61)	(9.0)
Effective Gross Income	$5,179,372	$5,089,430	$5,492,816	$6,802,586	$26.53	91.9%
Total Expenses	2,167,338	2,182,936	2,283,943	2,317,771	$9.04	34.1
Net Operating Income(4)	$3,012,034	$2,906,494	$3,208,873	$4,484,814	$17.49	65.9%
Capital Expenditures	0	0	0	51,292	$0.20	0.8
TI/LC	0	0	0	76,938	$0.30	1.1
Net Cash Flow	$3,012,034	$2,906,494	$3,208,873	$4,356,585	$16.99	64.0%
(1)	TTM reflects the trailing 12-month period ending June 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 9.0%.

(4)	The increase in Underwritten Net Operating Income from TTM Net Operating income is primarily attributed to the increase in occupancy and recent leasing at the 50 Tice Corporate Center Property. Since August 2022, the borrower sponsors have leased approximately 39,347 square feet (15.3% of net rentable area and 17.1% of underwritten base rent) of space at the 50 Tice Corporate Center Property.
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The Market. The 50 Tice Corporate Center Property is located in Woodcliff Lake, New Jersey, within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (the “New York MSA”) in Bergen County. Bergen County is in the northeastern portion of New Jersey, bordered by Rockland County to the north, the Hudson River to the east, Hudson and Essex counties to the south, and Passaic County to the west. Bergen County’s largest industries include healthcare/social assistance, professional/scientific/technical services, and educational services. Major employers within Bergen County include Hackensack University Medical Center, Valley Health Systems, Inc., Bio-Reference Laboratories, Inc. and Express Scripts. Bergen County also serves as the corporate headquarters for Sharp Corporation and Benjamin Moore, with additional corporate offices for BMW, Ingersoll Rand, Pentax and KPMG.

The 50 Tice Corporate Center Property is located within the borough of Woodcliff Lake in the northern portion of Bergen County, approximately 11 miles north of Hackensack and 28 miles north of New York. Access is to the 50 Tice Corporate Center Property is provided via Interstates 80, Interstate 287, U.S. Route 202 and the New Jersey Turnpike. The immediate area surrounding the 50 Tice Corporate Center Property consists mainly of office, retail and industrial uses. Tice Corner Marketplace is located less than a mile from the 50 Tice Corporate Center Property. Tice Corner Marketplace is a lifestyle center featuring Apple, Anthropology, Pottery Barn, J. Crew, Williams-Sonoma and Panera Bread. North Market is a new mixed use district located approximately 1.8 miles northeast of the 50 Tice Corporate Center Property. North Market consists of five buildings, which include approximately 68,000 square feet of retail space, 308 apartments, a boutique hotel and approximately 90,000 square feet of Class A office space. According to a third-party market research report, the 2021 population within a one-, three- and five-mile radius of the 50 Tice Corporate Center Property was 3,234, 54,755 and 214,410, respectively. Additionally, for the same period, the average household income within the same radii was $207,953, $191,060 and $172,709, respectively.

According to the appraisal, the 50 Tice Corporate Center Property is located within the Northern New Jersey office market and the Upper Parkway office submarket. As of the second quarter of 2022, the Northern New Jersey office market contained approximately 382.9 million square feet of office space with a vacancy rate of 11.4% and an average quoted rental rate of $27.70 per square foot. As of the second quarter of 2022, the Northern New Jersey office market reported negative net absorption of 523,855 square feet and 125,200 square feet of completions. The Upper Parkway office submarket contained approximately 4.6 million square feet of office space with a vacancy rate of 18.0% and an average rental rate of $26.45 per square foot as of the second quarter of 2022. The Upper Parkway office submarket reported positive net absorption of 20,887 square feet and no new completions.

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The following table presents certain information relating to comparable office leases for the 50 Tice Corporate Center Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Type	Lease Term (Months)
50 Tice Corporate Center 50 Tice Boulevard Woodcliff Lake, NJ	1984	89.8%(2)	256,459	Various	Various	$27.16(2)	Various	Mod Gross	Various
17-17 Route 208 17-17 Route 208 Fair Lawn, NJ	1987	100.0%	150,022	Summit Health	70,549	$25.25	Jul-22	Mod Gross	60
155 Chestnut Ridge Road 155 Chestnut Ridge Road Montvale, NJ	1976	91.5%	94,172	Confidential	6,505	$26.00	Jun-21	Mod Gross	72
Overpeck Corporate Center 65 Challenger Road Ridgefield Park, NJ	1987	92.0%	185,050	Korean Reinsurance	2,480	$27.50	Jun-22	Mod Gross	72
Glenpointe Centre 300 Frank W. Burr Boulevard Teaneck, NJ	1984	95.0%	650,000	Cognizant Technologies Solutions, Corp.	36,577	$37.50	Feb-21	Mod Gross	120
Nexus 17 South 15 East Midland Avenue Paramus, NJ	1988	90.5%	272,176	Hall Booth Law Firm	23,339	$34.00	Mar-22	Mod Gross	156
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated August 31, 2022. Occupancy includes two tenants (HDR and IPA) that are in the process of completing its buildout and are expected to take occupancy on October 1, 2022 and November 1, 2022, respectively. Rent PSF is inclusive of rent steps.

The following table presents certain information relating to comparable sales for the 50 Tice Corporate Center Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
50 Tice Corporate Center 50 Tice Boulevard Woodcliff Lake, NJ	NAP	256,459(2)	89.8%	(2)	NAP	NAP	NAP
222 Bruce Reynolds Boulevard 222 Bruce Reynolds Boulevard Fort Lee, NJ	Feb-2022	108,365	67.0%		$31,000,000	$286	$246
180 Park Avenue 180 Park Avenue Florham Park, NJ	Oct-2022	228,350	75.0%		$35,600,000	$156	$211
Executive Plaza 10 Parsonage Road Edison, NJ	Jan-2020	115,200	98.8%		$33,000,000	$286	$255
One Bridge Plaza 1 Bridge Plaza North Fort Lee, NJ	Mar-2020	206,500	69.0%		$36,750,000	$178	$224
85 Challenger Road 85 Challenger Road Ridgefield Park, NJ	Oct-2020	233,505	97.0%		$59,700,000	$256	$266
Metropark Corporate Campus 194 Wood Street South Iselin, NJ	Aug-2020	470,692	100.0%		$140,000,000	$297	$263
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated August 31, 2022. Total Occupancy includes two tenants (HDR and IPA) that are in the process of completing buildouts and are expected to take occupancy on October 1, 2022 and November 1, 2022, respectively.

The Borrower. The borrowing entity for the 50 Tice Corporate Center Mortgage Loan is Capstone Tice Blvd LLC, a single purpose entity whose sole member/manager is an SPE which is required to have at least one independent director. Legal

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counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 50 Tice Corporate Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the 50 Tice Corporate Center Mortgage Loan are Mitchell Adelstein, Robert Friedberg and Brad Gillman. Mr. Adelstein is a founder and managing partner of Capstone Realty Group USA (“Capstone”), and Mr. Friedberg and Mr. Gillman are each managing partners of Capstone. Capstone is a commercial real estate investment and development company focused on acquiring multifamily, self-storage, office and retail properties. Capstone’s expertise includes acquisitions, valuations, debt financing, private equity syndication, real estate management and design and development. Additionally, Capstone provides in-house asset management, construction management, property management and capital advisory services. The nonrecourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 50 Tice Corporate Center Property is managed by Capstone Realty Group LLC, an affiliate of the borrower sponsors and G&E Real Estate Management Services, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $11,798 for insurance reserves, $153,875 for replacement reserves, $3,000,000 for TI/LCs, $970,000 for outstanding tenant improvements for HDR, $367,150 for outstanding tenant improvements for IPA, $288,011 for a rent concession reserve for HDR and approximately $97,295 for a rent concession reserve for IPA.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $74,353.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as (i) the 50 Tice Corporate Center Property is insured under a blanket insurance policy in accordance with the 50 Tice Corporate Center Mortgage Loan documents and (ii) the borrower provides the lender with satisfactory written evidence of the payment of the applicable insurance premiums at least 15 days prior to the expiration of any acceptable blanket policy.

Replacement Reserves – If at any time the balance in the replacement reserve falls below $153,875, the borrower is required to deposit approximately $4,274 monthly until the balance in the replacement reserve reaches $153,875.

TI/LC Reserves – If at any time the balance in the TI/LC reserve falls below $3,000,000, the borrower is required to deposit $42,753 monthly until the balance in the TI/LC reserve reaches $3,000,000. In addition, the borrower is required to deposit in the TI/LC reserve any amounts paid to the borrower in connection with a termination, cancellation, surrender, modification, sale or other disposition of any lease (or portion of the lease) other than amounts paid for rent and other charges in respect of periods prior to the date of such termination, cancellation, surrender, modification, sale or other disposition. Provided no event of default is existing, the borrower has the right to deliver to the lender a letter of credit in an amount equal to the amount (excluding any deposits to cover the letter of credit transfer fees) then required to be held in the tenant improvement and leasing commission subaccount, subject to terms of the 50 Tice Corporate Center Mortgage Loan documents.

Lockbox / Cash Management. The 50 Tice Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower or the property managers are required to deliver to each tenant at the 50 Tice Corporate Center Property a tenant direction letter instructing each tenant to deposit rents directly into the lender-controlled lockbox account. If any of the borrower or the property managers receive any rents or other charges related to the 50 Tice Corporate Center Property, the borrower or the property managers are required to deposit such amounts into the lender-controlled lockbox within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Trigger Event (as defined below). Upon the occurrence and during the continuance of a Cash Management Trigger Event, all amounts are required to be remitted to a lender-controlled cash management account to be applied and disbursed in accordance with the 50 Tice Corporate Center Mortgage Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow funds will be held by the lender in an excess cash flow reserve account as additional collateral for the 50 Tice Corporate Center Mortgage Loan.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantors or property managers, provided, however; if two of the guarantors are not subject to a bankruptcy

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No. 5 – 50 Tice Corporate Center

action and their combined net worth and liquidity satisfy the financial covenants as stated in the 50 Tice Corporate Center Mortgage Loan documents, then such bankruptcy action of one guarantor will not constitute a Cash Management Trigger Event or (iii) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, if a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrower and the guarantor and within 120 days for the property managers, or, with respect to the property managers, the borrower replacing the property managers with a qualified manager acceptable to the lender and (c) with respect to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantors or property managers, provided, however; if two guarantors are not subject to a bankruptcy action and collectively satisfy the financial covenants as stated within the 50 Tice Corporate Center Mortgage Loan documents, then such bankruptcy action of one guarantor will not constitute a Cash Sweep Event or, or (iii) a Cash Sweep DSCR Trigger Event. A Cash Sweep Event will end (a) with respect to clause (i) above, a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrower and the guarantor and within 120 days for the property managers, or, with respect to the managers, the borrower replacing the property managers with a qualified manager acceptable to the lender and (c) with respect to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

Subordinate Debt. None.

Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements as set forth in the 50 Tice Corporate Center Mortgage Loan documents, including but not limited to: (i) no event of default is continuing, (ii) the combined loan-to-value ratio based on the 50 Tice Corporate Center Mortgage Loan and the future mezzanine loan is no greater than 56.8%, (iii) the combined debt service coverage ratio based on the 50 Tice Corporate Center Mortgage Loan and the future mezzanine loan is equal to or greater than 1.68x, (iv) the execution of an intercreditor agreement acceptable to the lender and (v) receipt of a rating agency confirmation from each of Fitch, KBRA and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BMO 2022-C3 certificates.

Partial Release. Not permitted.

Ground Lease. None.

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No. 6 – Center Pointe Plaza I

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No. 6 – Center Pointe Plaza I

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No. 6 – Center Pointe Plaza I

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No. 6 – Center Pointe Plaza I

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,966,340	Property Type – Subtype:	Retail - Anchored
% of IPB:	4.8%	Net Rentable Area (SF):	238,348
Loan Purpose:	Refinance	Location:	Newark, DE
Borrower:	Centercap Holding LLC	Year Built / Renovated:	1997 / NAP
Borrower Sponsor:	Joanne M. Capano	Occupancy:	89.7%
Interest Rate:	6.18000%	Occupancy Date:	8/1/2022
Note Date:	9/7/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/6/2032	3rd Most Recent NOI (As of):	$2,965,985 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$2,854,196 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$2,737,310 (TTM 6/30/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	89.2%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,144,219
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$786,260
Lockbox / Cash Management:	Springing	UW NOI:	$3,357,960
Additional Debt:	No	UW NCF:	$3,250,703
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$52,800,000 / $222
Additional Debt Type:	N/A	Appraisal Date:	7/22/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$147
Taxes:	$38,007	$36,197	N/A	Maturity Date Loan / SF:	$125
Insurance:	$41,369	$3,940	N/A	Cut-off Date LTV:	66.2%
Replacement Reserves:	$0	$2,979	N/A	Maturity Date LTV:	56.5%
TI/LC:	$250,000	$5,959	$500,000	UW NCF DSCR:	1.27x
Deferred Maintenance:	$26,778	$0	N/A	UW NOI Debt Yield:	9.6%
Other Reserves(1):	$557,012	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$32,267,907	92.2%
			Return of Equity	991,612	2.8
			Upfront Reserves	913,166	2.6
			Closing Costs	827,316	2.4
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserve” below.

The Loan. The Center Pointe Plaza I mortgage loan is secured by a first lien mortgage on the borrower’s fee interest in a 238,348 square foot anchored retail property located in Newark, Delaware (the “Center Pointe Plaza I Property”). The Center Pointe Plaza I mortgage loan was originated by LMF and has an outstanding principal balance as of the Cut-off Date of approximately $35.0 million (the “Center Pointe Plaza I Mortgage Loan”). The Center Pointe Plaza I Mortgage Loan has a 10-year term and amortizes on a 30-year amortization schedule.

The Property. The Center Pointe Plaza I Property is an anchored retail center comprised of five, one-story retail buildings, totaling 238,348 square feet on an approximately 38.8-acre site in Newark, Delaware. Built in 1997, the Center Pointe Plaza I Property provides parking via 1,393 surface parking spaces, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of net rentable area. The Center Pointe Plaza I Property is anchored by Home Depot (as defined below) and junior anchored by TJ Maxx, Ross Dress for Less, Boot Barn, Sai Farmer’s Market and Dollar Tree. There is one pad ground leased to Cheddar’s Casual Café. The Center Pointe Plaza I Property sits adjacent to non-collateral Center Pointe Plaza II, which is unaffiliated with the Center Pointe Plaza I Property. Since 2018, the borrower sponsor invested approximately $3.7 million in capital improvements, including demising and fitting out the former Babies R Us (current Ross Dress for Less

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No. 6 – Center Pointe Plaza I

space), as well as installing multiple new roofs, electrical systems, and HVAC units. As of August 1, 2022, the Center Pointe Plaza I Property was 89.7% occupied by ten national, regional and local tenants. Occupancy excludes the temporary tenant Spirit Halloween (7,997 square feet; 3.4% of NRA) for $21.00 per square foot from August 2022 through November 2022.

COVID-19 Update. As of September 6, 2022, the Center Pointe Plaza I Property is open and operating. As of the date of this term sheet, the Center Pointe Plaza I Mortgage Loan is not subject to any modification or forbearance requests. The first payment date of the Center Pointe Plaza I Mortgage Loan is October 6, 2022.

Major Tenants. The three largest tenants based on underwritten base rent are Home Depot U.S.A., Inc., TJ Maxx and Ross Dress for Less.

Home Depot U.S.A., Inc. (109,738 square feet; 46.0% of NRA, 43.7% of underwritten base rent, Moody’s/S&P/Fitch: A2/A/A): Founded in 1977 and headquartered in Atlanta, Georgia, Home Depot U.S.A., Inc. (“Home Depot”) is a home improvement specialty retailer with approximately 2,200 retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, Canada and Mexico. Home Depot is the anchor tenant at the Center Pointe Plaza I Property and has been a tenant at the Center Pointe Plaza I Property since 1995 under a lease expiring in June 2031, with four, five-year renewal options remaining.

TJ Maxx (29,900 square feet; 12.5% of NRA, 15.2% of underwritten base rent, Moody’s/S&P/Fitch: A2/A/NR): Founded in 1976 and headquartered in Framingham, Massachusetts, TJ Maxx is the leading off-price retailer of apparel and home fashions in the United States and worldwide. TJ Maxx operates four major divisions including Marmaxx, HomeGoods, TJX Canada and TJX International across nine countries in three continents, as well as five e-commerce businesses. TJ Maxx has been a tenant at the Center Pointe Plaza I Property since 1997 under a lease expiring in January 2033, with two, five-year renewal options remaining.

Ross Dress for Less (22,000 square feet; 9.2% of NRA, 7.9% of underwritten base rent, Moody’s/S&P/Fitch: A2/BBB+/NR): Founded in 1982 and headquartered in Dublin, California, Ross Dress for Less (“Ross”) is an off-price retail chain. Ross operates two major brands including Ross Dress for Less and dd’s Discounts. Ross operates approximately 1,669 stores in 40 states, the District of Columbia and Guam, while dd’s Discounts operates 311 stores in 21 states. Ross has been a tenant at the Center Pointe Plaza I Property since 2020 under a lease expiring in January 2031, with four, five-year renewal options remaining.

Environmental. According to the Phase I environmental assessment dated August 2, 2022, there was no evidence of any recognized environmental conditions at the Center Pointe Plaza I Property.

The following table presents certain information relating to the historical occupancy of the Center Pointe Plaza I Property:

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
80.0%	81.5%	89.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 1, 2022.

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No. 6 – Center Pointe Plaza I

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Center Pointe Plaza I Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF(4)	Occ. Costs	Lease Exp. Date
Home Depot U.S.A., Inc.(5)	A2/A/A	109,738	46.0%	$13.91	$1,526,023	43.7%	$570	2.9%	6/30/2031
TJ Maxx(6)	A2/A/NR	29,900	12.5	$17.75	530,725	15.2	$332	6.1%	1/31/2033
Ross Dress for Less(7)	A2/BBB+/NR	22,000	9.2	$12.50	275,000	7.9	NAP	NAP	1/31/2031
Boot Barn(8)	NR/NR/NR	14,715	6.2	$15.75	231,761	6.6	NAP	NAP	2/29/2032
Sai Farmer’s Market	NR/NR/NR	13,500	5.7	$16.00	216,000	6.2	NAP	NAP	7/31/2029
Dollar Tree	Baa2/BBB/NR	11,100	4.7	$13.35	148,185	4.2	NAP	NAP	1/31/2031
Major Tenants		200,953	84.3%	$14.57	$2,927,694	83.8%
Other Tenants(9)		12,851	5.4%	$44.15	$567,320	16.2%
Occupied Collateral Total / Wtd. Avg.		213,804	89.7%	$16.35	$3,495,014	100.0%

Vacant Space(10)		24,544	10.3%

Collateral Total		238,348	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include straight line rent of $43,831.
(4)	Sales PSF are as of the trailing 12-month period ending December 31, 2021 as provided by the borrower.
(5)	Home Depot has four, five-year renewal options remaining.
(6)	TJ Maxx has two, five-year renewal options remaining.
(7)	Ross Dress for Less has four, five-year renewal options remaining.
(8)	Boot Barn may terminate its lease with 180 days’ notice if sales during year 5 (March 2026 through February 2027) are $2.1 million or less with a 180 days’ notice period. Boot Barn has three, five-year renewal options remaining.
(9)	Other Tenants includes Cheddar’s Casual Café, which operates under an approximate 11-year ground lease with a lease expiration date of February 28, 2033. Cheddar’s Casual Café is not included in Net Rentable Area (SF) and % of Total NRA but the U/W Base Rent of $210,000 is included. The borrower sponsor deposited $78,912 for rent concession reserve and $110,250 for leasing commission reserve for Cheddar’s Casual Café. The % of Total UW Base Rent, UW Base Rent and UW Base Rent PSF for Other Tenants Total include the UW Base Rent associated with the Cheddar’s Casual Café pad site.
(10)	Vacant Space includes one temporary tenant being underwritten as vacant: Spirit Halloween has been a tenant at the Center Pointe Plaza I Property since August 2022 under an approximate four-month lease expiring November 2022. Spirit Halloween currently occupies 7,997 square feet at the Center Pointe Plaza I Property.
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No. 6 – Center Pointe Plaza I

The following table presents certain information relating to the tenant lease expirations at the Center Pointe Plaza I Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant(4)	NAP	24,544	10.3%	NAP	NA	P	24,544	10.3%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%		24,544	10.3%	$0	0.0%
2023	0	0	0.0	0	0.0		24,544	10.3%	$0	0.0%
2024	0	0	0.0	0	0.0		24,544	10.3%	$0	0.0%
2025	0	0	0.0	0	0.0		24,544	10.3%	$0	0.0%
2026	0	0	0.0	0	0.0		24,544	10.3%	$0	0.0%
2027	2	10,100	4.2	302,320	8.7		34,644	14.5%	$302,320	8.7%
2028	0	0	0.0	0	0.0		34,644	14.5%	$302,320	8.7%
2029	1	13,500	5.7	216,000	6.2		48,144	20.2%	$518,320	14.8%
2030	0	0	0.0	0	0.0		48,144	20.2%	$518,320	14.8%
2031	3	142,838	59.9	1,949,208	55.8		190,982	80.1%	$2,467,528	70.6%
2032 & Beyond	4	47,366	19.9	1,027,486	29.4		238,348	100.0%	$3,495,014	100.0%
Total	10	238,348	100.0%	$3,495,014	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes straight line rent of $43,831.
(4)	Vacant space includes one temporary tenant being underwritten as vacant: Spirit Halloween has been a tenant at the Center Pointe Plaza I Property since August 2022 under an initial approximate four-month lease expiring November 2022. Spirit Halloween currently occupies 7,997 square feet at the Center Pointe Plaza I Property.

The following table presents certain information relating to the underwritten cash flows of the Center Pointe Plaza I Property:

Operating History and Underwriting Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,401,248	$3,236,853	$3,116,290	$3,495,014	$14.66	75.4%
Vacant Income	0	0	0	449,236	$1.88	9.7
Straight Line Rent	0	0	0	43,831	$0.18	0.9
Gross Potential Rent	$3,401,248	$3,236,853	$3,116,290	$3,988,082	$16.73	86.0%
Total Reimbursements	429,461	488,861	451,629	597,156	$2.51	12.9
Other Income(3)	0	2,771	2,771	52,771	$0.22	1.1
Net Rental Income	$3,830,709	$3,728,485	$3,570,690	$4,638,009	$19.46	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	(493,790)	($2.07)	(10.6)
Effective Gross Income	$3,830,709	$3,728,485	$3,570,690	$4,144,219	$17.39	89.4%
Total Expenses	864,724	874,289	833,380	786,260	$3.30	19.0
Net Operating Income	$2,965,985	$2,854,196	$2,737,310	$3,357,960	$14.09	81.0%
Capital Expenditures	0	0	0	35,752	$0.15	0.9
TI/LC	0	0	0	71,504	$0.30	1.7
Net Cash Flow	$2,965,985	$2,854,196	$2,737,310	$3,250,703	$13.64	78.4%
(1)	TTM reflects the trailing 12-month period ending June 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is underwritten to the trailing-12 actual and includes $50,000 in gross rent for Spirit Halloween, which is a temporary tenant.
(4)	The underwritten economic vacancy is 10.8%. The Center Pointe Plaza I Property was 89.7% physically occupied as of August 1, 2022.
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No. 6 – Center Pointe Plaza I

The Market. The Center Pointe Plaza I Property is located in Newark, Delaware, within the Philadelphia metropolitan statistical area (the “Philadelphia MSA”) in New Castle County, Delaware. The Philadelphia MSA economy is driven by the trade, transportation and utilities, professional and business services, education and health services, government and leisure and hospitality sectors. As of 2021, the Philadelphia MSA was home to 13 Fortune 500 companies, including but not limited to AmerisourceBergen, Comcast Corporation, DuPont, Lincoln National Corporation and Corteva. Other major employers within the Philadelphia MSA include Aramark, Crown Holdings, Universal Health Services, Campbell Soup Company and Toll Brothers.

The Center Pointe Plaza I Property is located approximately five miles east of downtown Newark and the University of Delaware. Primary access to the Center Pointe Plaza I Property is provided by State Route 4, State Route 7, State Route 58 and Interstate 95 (“I-95”). State Route 4 provides access from the North and provides access to the Atlantic City Expressway West which connects to I-95, leading to Atlantic City to the Southeast. State Route 7 provides access from the south and provides access to Dover, Delaware to the South. State Route 58 provides access from the East and provides access to Wilmington, Delaware to the Northeast. I-95 provides access from the Northwest and Northeast and provides access to Philadelphia, Pennsylvania and Trenton, New Jersey to the Northeast and Baltimore Maryland and Washington D.C. to the Southwest. The neighborhood surrounding the Center Pointe Plaza I Property is mainly comprised of commercial development. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Center Pointe Plaza I Property was 792, 72,397 and 210,283, respectively. Additionally, for the same period, the average household income within the same radii was $112,200, $96,788 and $103,056, respectively.

According to the appraisal, the Center Pointe Plaza I Property is located within the Philadelphia retail market and the South New Castle County retail submarket. As of the second quarter 2022, the Philadelphia retail market contained approximately 334.5 million square feet of retail space inventory with a vacancy rate of 4.6% and an average asking rental rate of $21.11 per square foot. As of the second quarter 2022, the Philadelphia retail market reported net negative completions of 26,551 square feet and positive net absorption of 577,350 square feet. The South New Castle County retail submarket contained approximately 17.6 million square feet of retail space with a vacancy rate of 6.4% and an average asking rental rate of $24.38 per square foot as of second quarter 2022. The South New Castle County retail submarket reported no square feet completed and positive net absorption of 68,511 square feet.

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No. 6 – Center Pointe Plaza I

The following table presents certain information relating to comparable retail rentals to the Center Pointe Plaza I Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Center Pointe Plaza I 1301-1325 Churchmans Road Newark, DE	1997/NAP	238,348(2)	Various(2)	Various(2)	$16.35(2)	Various(2)	Various(2)	Various
Anchor Tenants
9900 SE Washington Street Portland, OR	NAP	NAP	Home Depot (renewal)	134,722	$16.08	2022	5.0	NNN
2600 41st Avenue Soquel, CA	NAP	NAP	Home Depot (renewal)	96,800	$26.00	2022	10.0	NNN
493 North Milwaukee Avenue Vernon Hills, IL	NAP	NAP	Home Depot (renewal)	113,963	$7.51	2019	5.0	NNN
8210-8282 Park Lane Dallas, TX	NAP	NAP	Costco	152,035	$8.88	2019	20.0	NNN
Junior Anchor Tenants
Eden Square SC Bear, DE	NAP	NAP	Giant LA Fitness	64,885 34,010	$16.24 $20.00	2024 2018	5.0 15.0	NNN NNN
1851 Deptford Center Road Deptford, NJ	NAP	NAP	Best Buy	60,750	$16.25	2022	10.0	NNN
East Gate Square Moorestown, NJ	NAP	NAP	Best Buy	46,812	$15.50	2021	8.0	NNN
Christiana Town Center Christiana, DE	NAP	NAP	Aldi	20,055	$18.00	2021	10.0	NNN
Center Pointe Plaza I (Not Collateral) Newark, DE	NAP	NAP	Golf Galaxy (renewal)	15,000	$20.00	2020	5.0	NNN
The Shoppes at Garden State Park Cherry Hill, NJ	NAP	NAP	Home Goods	24,000	$22.50	2020	10.0	NNN
In-Line Tenants
2201 Silverside Road Wilmington, DE	NAP	NAP	Confidential	1,600	$21.50	2022	3.0	NNN
Bronmar Plaza Wilmington, DE	NAP	NAP	Great Clips	2,000	$21.00	2021	5.0	NNN
Prices Corner Wilmington, DE	NAP	NAP	Tropical Smoothie Two Claws	1,750 6,798	$24.50 $21.00	2021 2021	10.3 10.8	NNN NNN
Fairfax Shopping Center Wilmington, DE	NAP	NAP	Go Health Urgent Care	3,000	$24.50	2020	10.0	NNN
Eden Square Shopping Center Bear, DE	NAP	NAP	Golden Dragon Restaurant (renewal) Capriotti’s (renewal)	1,600 1,600	$22.00 $19.95	2020 2019	5.0 3.0	NNN NNN
Newtown Square Bear, DE	NAP	NAP	Family Dentistry	3,463	$20.00	2018	5.0	NNN
Pad Rentals
Towamencin Shopping Village Lansdale, PA	NAP	NAP	Chipotle Mattress Warehouse	2,380 4,000	$50.42 $30.50	2022 2022	10.0 10.0	NNN NNN
Collegetown Shopping Center Glassboro, NJ	NAP	NAP	Chase Bank	3,743	$36.07	2021	15.0	NNN
Eden Square SC Bear, DE	NAP	NAP	Starbucks PNC Bank	2,500 4,324	$38.00 $21.51	2021 2019	10.0 5.0	NNN NNN
Newark Shopping Center Newark, DE	NAP	NAP	Chase Bank	4,200	$35.71	2020	15.0	NNN
The Shoppes at Brinton Lake Glen Mills, PA	NAP	NAP	White Dog Café	6,359	$36.00	2020	10.0	NNN
10 South Dupont Highway Dover, DE	NAP	NAP	Red Robin	5,231	$26.76	2019	20.0	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2022.
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No. 6 – Center Pointe Plaza I

The following table presents certain information relating to comparable retail center sales for the Center Pointe Plaza I Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Center Pointe Plaza I 1301-1325 Churchmans Road Newark, DE	NAP	238,348(2)	89.7%(2)	NAP	NAP	NAP
North Dover Shopping Center 1001 North Dupont Highway Dover, DE	May-2022	191,973	97.0%	$28,750,000	$149.76	$149,76
Langhorne Plaza 1501 E Lincoln Highway Levittown, PA	Dec-2021	107,693	100.0%	$23,450,000	$217.75	$217.75
Warrington Plaza Shopping Center 644 Easton Road Warrington, PA	Dec-2021	87,581	100.0%	$22,500,000	$256.91	$256.91
Lawnside Commons 310 North White Horse Pike Lawnside, NJ	Mar-2020	151,076	100.0%	$31,550,000	$208.84	$208.84
Columbus Crossing 1851 South Columbus Boulevard Philadelphia, PA	Jul-2020	140,418	100.0%	$37,450,000	$266.70	$266.70
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2022.

The Borrower. The borrowing entity for the Center Pointe Plaza I Loan is Centercap Holding LLC, a single purpose entity with one independent director. Legal counsel to the Center Pointe Plaza I borrower delivered a non-consolidation opinion in connection with the origination of the Center Pointe Plaza I Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Joanne M. Capano. Joanne M. Capano is the principal of JMC Properties, Inc., a privately held commercial real estate firm based in Wilmington, Delaware.

Property Management. The Center Pointe Plaza I Property is managed by JMC Property Management, Inc., an affiliate of the Center Pointe Plaza I borrower.

Escrows and Reserves. At origination, the Center Pointe Plaza I borrower was required to deposit into escrow approximately $38,006.86 for tax reserves, $41,369.16 for insurance reserves, $26,777.50 for immediate repairs, $250,000 for TI/LC obligation reserves, $367,850 for a tenant improvement reserve for Boot Barn, $110,250 for a leasing commission reserve for Cheddars Casual Café and $78,912 for a rent concession reserve for Cheddars Casual Café.

Tax Escrows – On a monthly basis, the Center Pointe Plaza I borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $36,197.

Insurance Escrows – On a monthly basis, the Center Pointe Plaza I borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $3,940.

Replacement Reserves – On a monthly basis, the Center Pointe Plaza I borrower is required to escrow approximately $2,979 for replacement reserves.

TI/LC Reserves – On a monthly basis, the Center Pointe Plaza I borrower is required to escrow approximately $5,959 for tenant improvement and leasing commissions reserves, capped at $500,000. In addition, the borrower is required to deposit in the TI/LC reserve any amounts paid to the borrower in connection with a termination, cancellation, surrender, modification, sale or other disposition of any lease (or portion of the lease) other than amounts paid for rent and other charges in respect of periods prior to the date of such termination, cancellation, surrender, modification, sale or other disposition.

Lockbox / Cash Management. The Center Pointe Plaza I Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the Center Pointe Plaza I borrower is required to (A) establish a lender-controlled lockbox account and, within

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five calendar days of the Cash Management Trigger Event, (B) instruct all tenants to deposit rents into such lockbox account, (ii) with respect to any other amounts collected, the Center Pointe Plaza I borrower or the property manager is required to deposit any such amounts received into the lockbox account within one business day of receipt. Pursuant to the Center Pointe Plaza I Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Center Pointe Plaza I Mortgage Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Center Pointe Plaza I borrower; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the Center Pointe Plaza I Mortgage Loan (except if a Critical Tenant Trigger Event exists, in which case sums will be deposited into a Critical Tenant reserve).

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the Center Pointe Plaza I borrower, guarantor or property manager, (iii) a Cash Management DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to the matters describe in clause (i) above, when a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions with respect to the Center Pointe Plaza I borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the Center Pointe Plaza I borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to matters described in clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters and (d) with respect to matters described in clause (iv) above, the date on which the Critical Tenant Trigger Event Cure (as defined below) occurs.

A “Cash Management DSCR Trigger Event” will occur on any date where the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the Center Pointe Plaza I borrower, guarantor or property manager, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to the matters describe in clause (i) above, when the cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to the matters describe in clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions with respect to the Center Pointe Plaza I borrower or guarantor, or within 120 days with respect to the property manager or in the case of the property manager, the Center Pointe Plaza I borrower have replaced the property manager with a qualified manager acceptable to the lender, or with respect to matters described in clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters and (d) with respect to matters described in clause (iv) above, the date on which the Critical Tenant Trigger Event Cure occurs.

A “Cash Sweep DSCR Trigger Event” will occur on any date where the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Critical Tenant Trigger Event” will occur (i) if Home Depot, TJ Maxx or any other tenant occupying the spaces currently occupied by such tenants (each such tenant, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease is otherwise terminated, (ii) on the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the Center Pointe Plaza I borrower of its election to renew its lease, and the Critical Tenant fails to give such notice, (iv) an event of default under the Critical Tenant Lease occurs or is continuing, (v) if a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurs, (vi) if the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease, or (vii) if the Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs).

A “Critical Tenant Trigger Event Cure” will occur upon (a) with respect to clause (i), (ii) or (iii) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs

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and expenses as reasonably determined by the lender has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease, (d) with respect to clause (vi) above, the related Critical Tenant re-commences the payment of full unabated rent, (e) with respect to clause (vii) above, the related Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms and conditions that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$32,250,000	Title:	Fee
Cut-off Date Principal Balance:	$32,191,295	Property Type – Subtype:	Multifamily – Garden
% of IPB:	4.4%	Net Rentable Area (Units):	633
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	APTOG, LLC, APTSC, LLC and APTCS, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	97.2%
Interest Rate:	6.02000%	Occupancy Date:	7/11/2022
Note Date:	7/21/2022	4th Most Recent NOI (As of):	$2,991,757 (12/31/2019)
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of):	$2,955,769 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$3,079,257 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,135,051 (TTM 5/31/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.6%
Amortization Type:	Amortizing Balloon	UW Revenues:	$5,450,459
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$2,480,066
Lockbox / Cash Management:	Springing	UW NOI:	$2,970,393
Additional Debt:	No	UW NCF:	$2,810,921
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$58,300,000 / $92,101
Additional Debt Type:	N/A	Appraisal Date:	6/17/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$50,855
Taxes:	$355,900	$44,488	N/A	Maturity Date Loan / Unit:	$43,239
Insurance:	$109,993	$20,845	N/A	Cut-off Date LTV(2):	50.9%
Replacement Reserve:	$0	$13,293	N/A	Maturity Date LTV(2):	42.7%
Economic Holdback(2):	$2,500,000	$0	N/A	UW NCF DSCR:	1.21x
Deferred Maintenance:	$122,375	$0	N/A	UW NOI Debt Yield(2):	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,250,000	100.0%	Loan Payoff	$19,012,170	59.0%
			Return of Equity	8,843,247	27.4
			Reserves	3,088,268	9.6
			Closing Costs	1,306,315	4.1
Total Sources	$32,250,000	100.0%	Total Uses	$32,250,000	100.0%

(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	At origination of the Bayou City Portfolio Mortgage Loan (as defined below), the borrowers deposited $2,500,000 into an economic holdback reserve, to be released to the borrower upon the net operating income debt yield at the Bayou City Portfolio Properties (as defined below) being at least 9.8% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement from the economic holdback reserve is permitted prior to the payment date in June 2023. Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are based on an assumed Bayou City Portfolio Mortgage Loan Cut-off Date Balance of approximately $29,691,295, which is net of the $2,500,000 economic holdback reserve. Assuming the gross Bayou City Portfolio Mortgage Loan Cut-off Date Balance of approximately $32,191,295, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are 55.2%, 46.9% and 9.2%, respectively.

The Loan. The Bayou City Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of $32,191,295 (the “Bayou City Portfolio Mortgage Loan”) and is secured by a first lien mortgage on the borrowers’ fee interest in three garden-style multifamily properties located in Baytown and Houston, Texas (the “Bayou City Portfolio Properties”). The Bayou City Portfolio Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

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The Properties. The Bayou City Portfolio Properties are comprised of three garden-style multifamily properties built between 1974 and 1978, and subsequently renovated between 2017 and 2019.

The following table presents certain information relating to the Bayou City Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Units	Occupancy %	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
Creekside Apartments	1978 / 2017	250	94.8%	$13,307,208	41.3%	$24,100,000	41.3%	$1,215,404	40.9%
Oak Glen Apartments	1974 / 2017-2019	240	99.6%	10,932,893	34.0	19,800,000	34.0	998,598	33.6
Sterling Crossing Apartments	1976 / 2018	143	97.2%	7,951,195	24.7	14,400,000	24.7	756,390	25.5
Total/Wtd. Avg.		633	97.2%	$32,191,295	100.0%	$58,300,000	100.0%	$2,970,393	100.0%
(1)	The Bayou City Portfolio Mortgage Loan documents do not permit the release of any of the Bayou City Portfolio Properties.

Creekside Apartments. As of July 11, 2022, the Creekside Apartments property was 94.8% occupied. The Creekside Apartments property is located at 3120 Decker Drive, approximately 24 miles east of downtown Houston. The 12.62-acre parcel is improved with 32 two-story apartment buildings and one leasing office. The improvements are masonry construction. The Creekside Apartments property features one-, two- and three-bedroom layouts ranging in size from 650 to 1,483 square feet. Market rents range from approximately $675 to $1,050 per month, with an average market rent of approximately $800 and an average unit size of 992 square feet. Unit features include high speed internet access, washer/dryer hookup, heating, smoke detectors, dishwasher, trash disposal and balcony. Community amenities include laundry facilities, surface parking lot and a pool.

The borrower sponsor acquired the Creekside Apartments property in 2012 for a purchase price of approximately $3.0 million. Since the acquisition, the borrower sponsor has invested approximately $4.975 million in capital improvements, which include unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement, new appliances and ceramic tile.

Creekside Apartments Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	28	11.2%	27	96.4%	18,200	650	$675	$1.04	$674	$1.04
1 BR / 1 BA	22	8.8	21	95.5%	15,400	700	$690	$0.99	$700	$1.00
1 BR / 1 BA	8	3.2	8	100.0%	6,640	830	$700	$0.84	$711	$0.86
1 BR / 1 BA	16	6.4	15	93.8%	13,648	853	$700	$0.82	$698	$0.82
2 BR / 1 BA	22	8.8	22	100.0%	19,800	900	$735	$0.82	$755	$0.84
2 BR / 1 BA	34	13.6	32	94.1%	31,076	914	$735	$0.80	$755	$0.83
2 BR / 2 BA	16	6.4	16	100.0%	14,624	914	$765	$0.84	$791	$0.87
2 BR / 2 BA	18	7.2	18	100.0%	16,452	914	$765	$0.84	$767	$0.84
2 BR / 2 BA	11	4.4	10	90.9%	13,629	1,239	$895	$0.72	$949	$0.77
2 BR / 2.5 BA TH	6	2.4	5	83.3%	7,452	1,242	$915	$0.74	$924	$0.74
2 BR / 2 BA	20	8.0	19	95.0%	25,740	1,287	$980	$0.76	$965	$0.75
2 BR / 2.5 BA TH	16	6.4	14	87.5%	20,800	1,300	$905	$0.70	$928	$0.71
3 BR / 2 BA	23	9.2	21	91.3%	30,015	1,305	$960	$0.74	$957	$0.73
3 BR / 2.5 BA TH	4	1.6	4	100.0%	5,728	1,432	$1,050	$0.73	$1,009	$0.70
3 BR / 2.5 BA TH	6	2.4	5	83.3%	8,898	1,483	$1,050	$0.71	$1,014	$0.68
Total/Wtd. Avg.	250	100.0%	237	94.8%	248,102	992	$800	$0.81	$806	$0.81
(1)	As provided by the borrowers as of July 11, 2022.
(2)	Source: Appraisal.
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Oak Glen Apartments. As of July 11, 2022, the Oak Glen Apartments property was 99.6% occupied. The Oak Glen Apartments property is located at 5500 Antoine Drive, approximately 12 miles northwest of downtown Houston. The 7.98-acre parcel is improved with 36 two-story apartment buildings and one two-story leasing office. The improvements are masonry construction. The Oak Glen Apartments property features efficiency, one-, two- and three-bedroom layouts ranging in size from 425 to 1,440 square feet. Market rents range from approximately $525 to $925 per month, with an average market rent of $701 and an average unit size of 868 square feet. Unit features include high speed internet access, washer/dryer hookup, heating, smoke detectors, dishwasher and trash disposal. Community amenities include laundry facilities, surface parking lot and a courtyard.

The borrower sponsor has owned the Oak Glen Apartments property for approximately 24 years. Since 2017, the borrower sponsor has invested approximately $1.3 million in capital improvements, which include unit upgrades, plumbing and electrical repairs, new HVAC units, exterior siding replacement, new appliances and ceramic tile.

Oak Glen Apartments Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
Efficiency	16	6.7%	16	100.0%	6,800	425	$525	$1.24	$518	$1.22
Efficiency	8	3.3	8	100.0%	3,904	488	$530	$1.09	$524	$1.07
1 BR / 1 BA	16	6.7	16	100.0%	9,920	620	$615	$0.99	$610	$0.98
1 BR / 1 BA	32	13.3	32	100.0%	20,480	640	$615	$0.96	$609	$0.95
1 BR / 1 BA	4	1.7	4	100.0%	2,688	672	$615	$0.92	$624	$0.93
1 BR / 1 BA	12	5.0	12	100.0%	8,640	720	$615	$0.85	$615	$0.85
1 BR / 1 BA TH	4	1.7	4	100.0%	2,900	725	$665	$0.92	$659	$0.91
1 BR / 1 BA	24	10.0	24	100.0%	17,664	736	$620	$0.84	$615	$0.84
1 BR / 1 BA	4	1.7	4	100.0%	3,136	784	$650	$0.83	$631	$0.80
2 BR / 1 BA	8	3.3	8	100.0%	6,720	840	$705	$0.84	$668	$0.80
2 BR / 1 BA	8	3.3	8	100.0%	7,168	896	$735	$0.82	$732	$0.82
2 BR / 1 BA	4	1.7	4	100.0%	3,840	960	$745	$0.78	$755	$0.79
2 BR / 2 BA	4	1.7	4	100.0%	4,000	1,000	$750	$0.75	$748	$0.75
2 BR / 2 BA	16	6.7	16	100.0%	16,320	1,020	$750	$0.74	$757	$0.74
2 BR / 2 BA	12	5.0	12	100.0%	13,056	1,088	$785	$0.72	$766	$0.70
2 BR / 1.5 BA TH	44	18.3	44	100.0%	50,688	1,152	$810	$0.70	$804	$0.70
3 BR / 2 BA	4	1.7	3	75.0%	4,920	1,230	$885	$0.72	$789	$0.64
3 BR / 2 BA	16	6.7	16	100.0%	19,712	1,232	$900	$0.73	$883	$0.72
3 BR / 2.5 BA TH	4	1.7	4	100.0%	5,760	1,440	$925	$0.64	$926	$0.64
Total/Wtd. Avg.	240	100.0%	239	99.6%	208,316	868	$701	$0.81	$693	$0.80
(1)	As provided by the borrowers as of July 11, 2022.
(2)	Source: Appraisal.

Sterling Crossing Apartments. As of July 11, 2022, the Sterling Crossing Apartments property was 97.2% occupied. The Sterling Crossing Apartments property is located at 4503 South Kirkwood Road, approximately 16 miles west of downtown Houston. The 5.01-acre parcel is improved with nine two-story apartment buildings. The improvements are masonry construction. The Sterling Crossing Apartments property features one- and two-bedroom layouts ranging in size from 676 to 1,254 square feet. Market rents range from approximately $690 to $1,015 per month, with an average market rent of $822 and an average unit size of 948 square feet. Unit features include high speed internet access, washer/dryer hookup, heating, smoke detectors, dishwasher and trash disposal. Community amenities include laundry facilities, surface parking lot and a courtyard.

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The borrower sponsor acquired the Sterling Crossing Apartments property in 2013 for a purchase price of approximately $3.76 million. Since the acquisition, the borrower sponsor has invested approximately $1.375 million in capital improvements, which include unit upgrades, plumbing and electrical repairs, new HVAC units, exterior siding replacement, new appliances and ceramic tile.

Sterling Crossing Apartments Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	21	14.7%	21	100.0%	14,196	676	$690	$1.02	$694	$1.03
1 BR / 1 BA	14	9.8	14	100.0%	9,800	700	$715	$1.02	$666	$0.95
1 BR / 1 BA	10	7.0	9	90.0%	7,530	753	$720	$0.96	$718	$0.95
2 BR / 1 BA	52	36.4	52	100.0%	53,300	1,025	$840	$0.82	$840	$0.82
2 BR / 1 BA	12	8.4	12	100.0%	12,600	1,050	$860	$0.82	$852	$0.81
1 BR / 1 BA	8	5.6	8	100.0%	9,024	1,128	$875	$0.78	$889	$0.79
1 BR / 1 BA TH	12	8.4	10	83.3%	12,144	1,012	$900	$0.89	$865	$0.85
1 BR / 1 BA	4	2.8	4	100.0%	4,396	1,099	$965	$0.88	$983	$0.89
3 BR / 2.5 BA TH	10	7.0	9	90.0%	12,540	1,254	$1,015	$0.81	$970	$0.77
Total/Wtd. Avg.	143	100.0%	139	97.2%	135,530	948	$822	$0.87	$811	$0.86
(1)	As provided by the borrowers as of July 11, 2022.
(2)	Source: Appraisal.

COVID-19 Update. As of July 22, 2022, the Bayou City Portfolio Properties were open and operating. As of the date of this term sheet, the Bayou City Portfolio Mortgage Loan is not subject to any forbearance, modification or debt service relief requests. The first payment date of the Bayou City Portfolio Mortgage Loan was September 6, 2022.

Environmental. According to the Phase I reports dated July 1, 2022, there was no evidence of any recognized environmental conditions at the Bayou City Portfolio Properties.

The Markets. According to the appraisal, the Creekside Apartments property is located in the Houston Area multifamily market. As of June 2022, the Houston Area multifamily market average monthly asking rent per square foot was $1.40 and vacancy was 8.6%. According to the appraisal, the Creekside Apartments property is located in the Baytown multifamily submarket. As of June 2022, the Baytown multifamily submarket average monthly asking rent per square foot was $1.20 and vacancy was 9.5%.

According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Creekside Apartments property is 8,591, 58,307 and 105,046, respectively. The estimated 2022 median household income within the same radii is $60,961, $57,330 and $65,656, respectively.

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The following table presents certain information relating to comparable multifamily rental properties to the Creekside Apartments property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Creekside Apartments(2) 3120 Decker Drive Baytown, TX	1978 / 2017	94.8%	250	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2.5BA TH 2BR / 2BA 2BR / 2.5BA TH 3BR / 2BA 3BR / 2.5BA TH 3BR / 2.5BA TH	650 700 830 853 900 914 914 914 1,239 1,242 1,287 1,300 1,305 1,432 1,438	$1.04 $1.00 $0.86 $0.82 $0.84 $0.83 $0.87 $0.84 $0.77 $0.74 $0.75 $0.71 $0.73 $0.70 $0.68	$674 $700 $711 $698 $755 $755 $791 $767 $949 $924 $965 $928 $957 $1,009 $1,014
Avalon Bay 925 Northwood Baytown, TX	1982 / NAV	98.0%	220	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1.5BA 2BR / 1.5BA	654 700 622 925 887 830	$0.94 $0.94 $0.96 $0.89 $0.90 $0.90	$615 $655 $595 $825 $795 $745
Oaks of Baytown Apartments 2011 Ward Baytown, TX	1967 / 2011	91.0%	248	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1.5BA TH 2BR / 1.5BA 2BR / 1.5BA TH 2BR / 2BA 3BR / 2BA 3BR / 2BA	715 773 713 1,037 1,037 1,051 1,152 979 1,172 1,192 1,428 1,293	$0.85 $0.86 $0.97 $0.67 $0.71 $0.71 $0.76 $0.77 $0.83 $1.00 $0.84 $0.89	$605 $665 $690 $695 $735 $750 $870 $750 $970 $1,195 $1,195 $1,150
Bay Oaks Apartments 1700 Bob Smith Road Baytown, TX	1978 / 2020	94.0%	146	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA 3BR / 2BA	625 700 815 900 1,297 1,112	$1.09 $1.13 $1.08 $1.09 $0.93 $1.08	$680 $790 $880 $980 $1,200 $1,200
The Ranch at Rollingbrook 3403 Garth Road Baytown, TX	1983 / NAV	96.0%	219	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA	656 504 920 866	$1.22 $1.41 $1.06 $1.10	$799 $710 $974 $949
Providence at Baytown 1711 James Bowie Drive Baytown, TX	1969 / 2020	99.0%	184	1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1BA 2BR / 1.5BA 3BR / 2BA	715 725 1,048 1,003 885 950 1,380	$1.03 $1.06 $0.97 $1.01 $1.06 $1.06 $0.92	$735 $765 $1,020 $1,015 $935 $1,010 $1,265
(1)	Source: Appraisal, unless otherwise indicated.
(2)	As provided by the borrowers as of July 11, 2022.

According to the appraisal, the Oak Glen Apartments property is located in the Houston Area multifamily market. As of June 2022, the Houston Area multifamily market average monthly asking rent per square foot was $1.40 and vacancy was 8.6%. According to the appraisal, the Oak Glen Apartments property is located in the Brookhollow/Northwest Crossing multifamily submarket. As of June 2022, the Brookhollow/Northwest Crossing multifamily submarket average monthly asking rent per square foot was $1.26 and vacancy was 8.8%.

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According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Oak Glen Apartments property is 21,827, 134,376 and 354,890, respectively. The estimated 2022 median household income within the same radii is $41,492, $49,672 and $56,969, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Oak Glen Apartments property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Oak Glen Apartments(2) 5500 Antoine Drive Houston, TX	1974 / 2017-2019	99.6%	240

Efficiency

Efficiency

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA TH

1BR / 1BA

1BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 2BA

2BR / 2BA

2BR / 2BA

2BR / 1.5BA TH

3BR / 2BA

3BR / 2BA

3BR / 2.5BA TH

					425 488 620 640 672 720 725 736 784 840 896 960 1,000 1,020 1,088 1,152 1,230 1,232 1,440	$1.22 $1.07 $0.98 $0.95 $0.93 $0.85 $0.91 $0.84 $0.80 $0.80 $0.82 $0.79 $0.75 $0.74 $0.70 $0.70 $0.64 $0.72 $0.64	$518 $524 $610 $609 $624 $615 $659 $615 $631 $668 $732 $755 $748 $757 $766 $804 $789 $883 $926
Casa Rosa 555 Antoine Houston, TX	1971 / NAV	97.0%	168	1BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	715 1,027 917 1,179	$0.99 $0.84 $0.86 $0.87	$710 $865 $785 $1,025
Casa Grande 5700 Thousand Oaks Circle Houston, TX	1975 / 2018	98.0%	319	1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA 3BR / 2BA 3BR / 2BA	725 1,140 1,120 1,060 1,025 936 1,360 1,421 1,400	$0.99 $0.79 $0.80 $0.83 $0.85 $0.88 $0.79 $0.79 $0.84	$715 $895 $895 $875 $875 $825 $1,075 $1,125 $1,175
Diamond Ridge 6407 Antoine Drive Houston, TX	1982 / 2018	96.0%	500	1BR / 1BA Den 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 2BA 3BR / 2BA	850 735 680 535 975 1,045 1,190	$1.03 $1.07 $1.13 $1.36 $1.04 $1.07 $1.04	$875 $790 $765 $725 $1,015 $1,115 $1,235
Aspen 6150 West Tidwell Houston, TX	1973 / 2022	93.0%	209	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 2BA	736 648 723 1,296 1,134 995	$1.18 $1.21 $1.21 $0.89 $1.00 $1.09	$865 $785 $875 $1,150 $1,130 $1,085
(1)	Source: Appraisal, unless otherwise indicated.
(2)	As provided by the borrowers as of July 11, 2022.
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No. 7 – Bayou City Portfolio

Comparable Rental Summary (cont’d)(1)
Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Oak Glen Apartments(2) 5500 Antoine Drive Houston, TX	1974 / 2017-2019	99.6%	240

Efficiency

Efficiency

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA TH

1BR / 1BA

1BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 2BA

2BR / 2BA

2BR / 2BA

2BR / 1.5BA TH

3BR / 2BA

3BR / 2BA

3BR / 2.5BA TH

					425 488 620 640 672 720 725 736 784 840 896 960 1,000 1,020 1,088 1,152 1,230 1,232 1,440	$1.22 $1.07 $0.98 $0.95 $0.93 $0.85 $0.91 $0.84 $0.80 $0.80 $0.82 $0.79 $0.75 $0.74 $0.70 $0.70 $0.64 $0.72 $0.64	$518 $524 $610 $609 $624 $615 $659 $615 $631 $668 $732 $755 $748 $757 $766 $804 $789 $883 $926
Reserve at White Oak 6240 Antoine Drive Houston, TX	1973 / 2011	97.0%	339	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 3BR / 2BA	846 822 742 656 1,331 1,200 1,088 1,024 890 1,484	$0.99 $1.02 $1.07 $1.21 $0.86 $0.88 $0.90 $1.01 $1.10 $0.91	$840 $835 $795 $795 $1,150 $1,050 $980 $1,035 $975 $1,350
Kingswood Village 3233 Magnum Houston, TX	1970 / 2017	94.0%	392	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA	680 650 755 1,156 950 955 975 975	$1.09 $1.11 $1.13 $0.94 $1.01 $1.02 $1.03 $1.09	$740 $719 $850 $1,090 $960 $975 $1,000 $1,065
(1)	Source: Appraisal, unless otherwise indicated.
(2)	As provided by the borrowers as of July 11, 2022.

According to the appraisal, the Sterling Crossing Apartments property is located in the Houston Area multifamily market. As of June 2022, the Houston Area multifamily market average monthly asking rent per square foot was $1.40 and vacancy was 8.6%. According to the appraisal, the Sterling Crossing Apartments property is located in the Alief multifamily submarket. As of June 2022, the Alief multifamily submarket average monthly asking rent per square foot was $1.17 and vacancy was 7.1%.

According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Sterling Crossing Apartments property is 19,223, 234,028 and 538,791, respectively. The estimated 2022 median household income within the same radii is $46,429, $46,564 and $53,854, respectively.

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No. 7 – Bayou City Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the Sterling Crossing Apartments property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Sterling Crossing Apartments(2) 4503 South Kirkwood Road Houston, TX	1976 / 2018	97.2%	143	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA	676 700 753 1,025 1,050 1,128 1,012 1,099 1,254	$1.03 $0.95 $0.95 $0.82 $0.81 $0.79 $0.85 $0.89 $0.77	$694 $666 $718 $840 $852 $889 $865 $983 $970
Leawood Plaza Apartments 11402 Beechnut Street Houston, TX	1970 / NAV	97.0%	79	1BR / 1BA 2BR / 1BA 2BR / 2BA	663 875 900	$0.94 $0.87 $0.87	$625 $760 $785
Claridge 10027 Spice Lane Houston, TX	1983 / 2008	97.0%	173	2BR / 2.5BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 1BA	1,550 1,335 1,235 1,135 1,096 960	$0.82 $0.87 $0.91 $0.93 $0.94 $1.02	$1,275 $1,165 $1,130 $1,060 $1,035 $980
Glenwood Apartments 9255 West Sam Houston Parkway Houston, TX	1981 / NAV	97.0%	60	1BR / 1.5BA 1BR / 1BA 2BR / 2.5BA 2BR / 2BA	1,052 750 1,300 1,140	$0.86 $1.07 $0.86 $0.89	$907 $805 $1,121 $1,009
Whispering Oaks 10010 Greenfork Drive Houston, TX	1978 / 2016	96.0%	180	1BR / 1BA 1BR / 1BA 2BR / 1BA	602 644 812	$0.92 $0.95 $0.90	$555 $610 $730
SunBlossom Woods 4545 Cook Road Houston, TX	1983 / NAV	97.0%	200	2BR / 2BA Loft TH 2BR / 2BA Loft TH 2BR / 2BA 2BR / 2BA 2BR / 1BA	1,178 1,160 970 850 816	$0.94 $0.96 $1.14 $1.23 $1.24	$1,113 $1,113 $1,104 $1,043 $1,011
Alief Square 7500 Cook Road Houston, TX	1970 / NAV	96.0%	240	1BR / 1BA 2BR / 1BA 2BR / 2BA	700 900 1,000	$1.21 $1.00 $1.00	$850 $900 $1,000
(1)	Source: Appraisal, unless otherwise indicated.
(2)	As provided by the borrowers as of July 11, 2022.

The following table presents certain information relating to the historical and current occupancy of the Bayou City Portfolio Properties:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
96.2%	95.9%	95.4%	97.2%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of July 11, 2022.

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No. 7 – Bayou City Portfolio

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$4,911,164	$5,038,720	$5,207,121	$5,271,277	$5,818,320	$9,192	100.0%
Net Rental Income	$4,911,164	$5,038,720	$5,207,121	$5,271,277	$5,818,320	$9,192	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(489,229)	(773)	(8.4)
Other Income	117,258	66,202	96,510	121,368	121,368	192	2.1
Effective Gross Income	$5,028,422	$5,104,922	$5,303,631	$5,392,645	$5,450,459	$8,611	93.7%

Total Expenses	$2,036,665	$2,149,153	$2,224,374	$2,257,594	$2,480,066	$3,918	45.5%

Net Operating Income	$2,991,757	$2,955,769	$3,079,257	$3,135,051	$2,970,393	$4,693	54.5%

Total TI/LC, Capex/RR	0	0	0	0	159,472	252	2.9

Net Cash Flow	$2,991,757	$2,955,769	$3,079,257	$3,135,051	$2,810,921	$4,441	51.6%
(1)	TTM reflects the trailing 12 months ending May 31, 2022.
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are APTOG, LLC, APTSC, LLC and APTCS, LLC, each a Delaware limited liability company and special purpose entity with one independent director for each borrower entity. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Bayou City Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Gary W. Gates, Jr. Mr. Gates owns and manages 46 multifamily properties totaling approximately 9,700 units primarily in the Houston, Texas area.

Additionally, the borrowers and the borrower sponsor are personally liable for a portion of the Bayou City Portfolio Mortgage Loan in an amount equal to 20% of the original principal balance of Bayou City Portfolio Mortgage Loan ($6,450,000).

Property Management. The Bayou City Portfolio Properties are managed by Gatesco, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $355,900 for real estate taxes, (ii) approximately $109,993 for insurance premiums, (iii) $122,375 for deferred maintenance and (iv) $2,500,000 for an economic holdback.

Tax Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $44,488.

Insurance Escrows – On a monthly basis, the borrowers were required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $20,845.

Replacement Reserves – On a monthly basis, the borrowers were required to escrow $13,293 for replacement reserves (approximately $252 per unit annually).

Economic Holdback – At any point from and after June 6, 2023, provided (i) no Bayou City Portfolio Sweep Event Period (as defined below) has occurred and is continuing, and (ii) the Bayou City Portfolio Properties have achieved a debt yield of at least 9.8% based on the trailing 12 months, as determined by the lender, the lender will direct the servicer to release the economic performance reserve funds to the borrowers.

Lockbox / Cash Management. The Bayou City Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Bayou City Portfolio Mortgage Loan requires that during the continuance of a Bayou City Portfolio Sweep Event Period, the borrowers or property managers, as applicable, direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Bayou City Portfolio Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Bayou City Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Bayou City Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Bayou City Portfolio Mortgage Loan. To the extent that no Bayou City Portfolio Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

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No. 7 – Bayou City Portfolio

A “Bayou City Portfolio Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Bayou City Portfolio Mortgage Loan documents or (ii) the date on which the debt service coverage ratio is less than 1.15x based on the trailing 12 months.

A Bayou City Portfolio Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion and (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 8 – 469 7th Avenue

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No. 8 – 469 7th Avenue

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No. 8 – 469 7th Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.1%	Net Rentable Area (SF):	269,233
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	469 Holdings LLC	Year Built / Renovated:	1921 / 2012
Borrower Sponsor:	Martin Meyer	Occupancy:	87.4%
Interest Rate:	6.03000%	Occupancy Date:	6/23/2022
Note Date:	8/30/2022	4th Most Recent NOI (As of):	$10,675,574 (12/31/2019)
Maturity Date:	9/6/2032	3rd Most Recent NOI (As of):	$10,851,545 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$8,788,527 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(3):	$9,060,785 (TTM 5/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	87.5%
Amortization Type:	Interest Only	UW Revenues:	$15,659,792
Call Protection(2):	L(25),D(89),O(6)	UW Expenses:	$6,447,392
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$9,212,401
Additional Debt(1):	Yes	UW NCF:	$8,459,229
Additional Debt Balance(1):	$68,000,000	Appraised Value / Per SF:	$187,000,000 / $695
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/1/2022

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$364
Taxes:	$1,080,225	$270,056	N/A	Maturity Date Loan / SF:	$364
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.4%
Replacement Reserves:	$0	$4,487	$100,000	Maturity Date LTV:	52.4%
TI / LC Reserve:	$0	$22,436	$1,346,165	UW NCF DSCR:	1.41x
Specified Tenant Reserve:	$0	Springing	$11,800,000	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$98,000,000	96.0%	Loan Payoff	$99,766,998	97.7%
Sponsor Equity	4,085,912	4.0	Closing Costs	1,238,689	1.2
			Upfront Reserves	1,080,225	1.1
Total Sources	$102,085,912	100.0%	Total Uses	$102,085,912	100.0%

(1)	The 469 7th Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $98.0 million (the “469 7th Avenue Whole Loan”). The financial information in the chart above reflects the 469 7th Avenue Whole Loan.
(2)	Defeasance of the 469 7th Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 469 7th Avenue Whole Loan to be securitized and (b) August 30, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2022-C3 securitization trust in October 2022. The actual lockout period may be longer.
(3)	UW NOI is greater than Most Recent NOI and 2nd Most Recent NOI due in part to approximately $849,437 comprised of (i) straight-line averaging rent over the lease term for investment grade tenants, The City of New York and TD Bank, N.A., plus (ii) contractual rent steps through August 1, 2023.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 469 7th Avenue mortgage loan (the “469 7th Avenue Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 269,233 square foot office property located in New York, New York (the “469 7th Avenue Property”). The 469 7th Avenue Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and Citi Real Estate Funding Inc. (“CREFI”). The 469 7th Avenue Whole Loan consists of six pari passu notes and accrues at an interest rate of 6.03000% per annum. The 469 7th Avenue Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The 469 7th Avenue Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,000,000. The remaining notes are currently held by UBS AG and CREFI and are expected to be contributed to one or more future securitization trust(s). The 469 7th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C3 securitization trust until the controlling Note A-1 is

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No. 8 – 469 7th Avenue

securitized, whereupon the 469 7th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	CREFI(1)	Yes
A-2	$30,000,000	$30,000,000	BMO 2022-C3	No
A-3	$20,000,000	$20,000,000	CREFI(1)	No
A-4	$14,000,000	$14,000,000	UBS AG(1)	No
A-5	$9,000,000	$9,000,000	CREFI(1)	No
A-6	$5,000,000	$5,000,000	UBS AG(1)	No
Whole Loan	$98,000,000	$98,000,000
(1)	The subject notes are expected to be contributed to one or more future securitization trust(s).

The Property. The 469 7th Avenue Property is a 16-story office building with a total of 269,233 square feet, which consists of 255,800 square feet of office space, 12,588 square feet of retail space and 845 square feet of storage space, located on the southeast corner of West 36th Street and 7th Avenue in New York, New York. The 469 7th Avenue Property, which sits on an approximately 0.3-acre parcel of land, was built in 1921 and renovated in 2012. The renovation featured a newly restored façade, new elevator cabs, and window replacement throughout the entire building. The 469 7th Avenue Property features an average floor plate size of 17,000 square feet, 24-hour controlled access, lobby concierge service, eight-passenger elevators, on-site property management, and an on-site conferencing facility. The 469 7th Avenue Property features 99 feet of frontage on 7th Avenue and 140 feet of frontage along West 36th Street. Two of the tenants (or their parent entity), collectively comprising 26.7% NRA and 34.4% of underwritten base rent, are investment-grade rated. As of June 23, 2022, the 469 7th Avenue Property was 87.4% leased to nine office tenants, four retail tenants and one storage tenant. The retail space within the 469 7th Avenue Property is currently 100.0% leased to TD Bank, N.A. (5,000 square feet), Shindo USA, Inc. (3,300 square feet), GFG 7th Avenue, LLC (2,288 square feet) and The City of New York (2,000 square feet), which collectively account for 4.7% of NRA.

COVID-19 Update. As of September 1, 2022, the 469 7th Avenue Property is open and operational and there were no outstanding rent relief requests. Severud Associates Consulting Engineers, P.C., EONY LLC and Penn Station Chiropractic LLC have received ongoing rent reductions due to the pandemic. The lenders underwrote the reduced rent. The first payment date of the 469 7th Avenue Mortgage Loan is October 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Major Tenants. The three largest tenants based on underwritten base rent are The City of New York, In Touch Group, LLC (“In Touch Group”) and E-Lo Sportswear, LLC (“E-Lo Sportswear”).

The City of New York (67,000 square feet; 24.9% of NRA; 26.2% of underwritten base rent). The City of New York (rated Aa2/AA/AA- by Moody’s/S&P/Fitch) has been at the 469 7th Avenue Property since 2014 and currently occupies 67,000 square feet across the ground floor (2,000 square feet), second floor (17,000 square feet), third floor (17,000 square feet), fourth floor (17,000 square feet) and part of the sixth floor (14,000 square feet). The City of New York’s lease expires on October 14, 2029 and has one, 10-year renewal option. The City of New York may terminate its lease for the entire premises, the sixth floor or the fourth and sixth floors any time after October 15, 2024 upon at least 12 months’ notice and payment of a termination fee in an amount equal to the sum of (i) the tenant work costs based on a straight-line amortization over the first 15 years of the lease term and (ii) the tenant broker fee based on a straight-line amortization over the first 15 years of the lease term. The 469 7th Avenue Property is being utilized by The New York City Police Department.

In Touch Group (51,000 square feet; 18.9% of NRA; 21.7% of underwritten base rent). In Touch Group is a privately held full-service agency network, providing creative and media services, enterprise solutions and data analytics globally through ten affiliates in eight offices, collectively employing more than 1,400 people. In Touch Group was acquired in December 2021 by Eversana Life Science Services, LLC, a provider of global services to the life sciences industry serving more than 500 organizations, including start ups and established pharmaceutical companies. In Touch Group has been at the 469 7th Avenue Property since 2015 and leases the seventh floor (which is not fully utilized), eighth floor and tenth floor (each 17,000 square feet). In Touch Group’s lease expires on September 30, 2031. In Touch Group may terminate its lease for all three floors on September 30, 2028 upon at least 15 months’ notice, without payment of any termination fee.

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Annex B	BMO 2022-C3

No. 8 – 469 7th Avenue

E-Lo Sportswear (34,000 square feet; 12.6% of NRA; 14.6% of underwritten base rent). E-Lo Sportswear is a multi-category fashion house, which manufactures, designs and markets to a consumer base throughout the United States. E-Lo Sportswear has been at the 469 7th Avenue Property since 2017 and currently occupies the 15th and 16th floors (each 17,000 square feet). E-Lo Sportswear’s lease expires on August 31, 2027. E-Lo Sportswear has no renewal options and no termination options.

Environmental. According to a Phase I environmental assessment dated June 29, 2022, there was no evidence of any recognized environmental conditions at the 469 7th Avenue Property.

The following table presents certain information relating to the historical and current occupancy of the 469 7th Avenue Property:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
99.3%	99.3%	93.8%	87.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 23, 2022.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the 469 7th Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
The City of New York(4)(5)	Aa2/AA/AA-	67,000	24.9%	$53.43	$3,579,888	26.2%	10/14/2029
In Touch Group(6)	NR/NR/NR	51,000	18.9	$58.31	2,973,690	21.7	9/30/2031
E-Lo Sportswear	NR/NR/NR	34,000	12.6	$58.83	2,000,330	14.6	8/31/2027
Situation Marketing, LLC	NR/NR/NR	17,000	6.3	$64.90	1,103,305	8.1	5/31/2026
Severud Associates Consulting Engineers, P.C.	NR/NR/NR	17,000	6.3	$53.16	903,751	6.6	12/31/2032
Eony, LLC	NR/NR/NR	17,000	6.3	$35.00	595,000	4.4	9/30/2029
Benchmark Builders, LLC	NR/NR/NR	14,300	5.3	$44.97	643,134	4.7	7/31/2031
TD Bank, N.A.(7)	Aa2/NR/NR	5,000	1.9	$226.32	1,131,583	8.3	2/28/2030
Penn Station Chiropractic LLC	NR/NR/NR	3,500	1.3	$34.28	119,976	0.9	8/31/2028
Shindo USA, Inc.(8)	NR/NR/NR	3,300	1.2	$68.52	226,116	1.7	5/31/2031
Top Tenants		229,100	85.1%	$57.95	$13,276,774	97.1%
Remaining Tenants		6,133	2.3	$65.28	400,354	2.9
Occupied Collateral Total / Wtd. Avg.		235,233	87.4%	$58.14	$13,677,128	100.0%
Vacant Space		34,000	12.6
Collateral Total		269,233	100.0%
(1)	Based on underwritten rent roll dated June 23, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $849,437 comprised of (i) straight-line averaging rent over the lease term for investment grade tenants, The City of New York and TD Bank, N.A., plus (ii) contractual rent steps through August 1, 2023.
(4)	The City of New York may terminate its lease for the entire premises, the sixth floor or the fourth and sixth floors any time after October 15, 2024 upon at least 12 months’ notice and payment of a termination fee in an amount equal to the sum of (i) the tenant work costs based on a straight-line amortization over the first 15 years of the lease term and (ii) the tenant broker fee based on a straight-line amortization over the first 15 years of the lease term.
(5)	The City of New York occupies 2,000 square feet of retail space on the ground floor, representing 15.9% of the retail space at the 469 7th Avenue Property.
(6)	In Touch Group may terminate its lease for all three floors on September 30, 2028 upon at least 15 months’ notice and no termination fee. In Touch Group is not fully utilizing its seventh floor space.
(7)	TD Bank, N.A. occupies 39.7% of the ground floor retail space.
(8)	Shindo USA, Inc. occupies 26.2% of the ground floor retail space.
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Annex B	BMO 2022-C3

No. 8 – 469 7th Avenue

The following table presents certain information relating to the tenant lease expirations of the 469 7th Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative% of UW Base Rent Expiring(3)
Vacant	NAP	34,000	12.6%	NAP	NAP	34,000	12.6%	NAP	NAP
2022 & MTM	1	845	0.3	$15,000	0.1%	34,845	12.9%	$15,000	0.1%
2023	0	0	0.0	0	0.0	34845	12.9%	$15,000	0.1%
2024	0	0	0.0	0	0.0	34,845	12.9%	$15,000	0.1%
2025	0	0	0.0	0	0.0	34,845	12.9%	$15,000	0.1%
2026	3	17,000	6.3	1,103,305	8.1	51,845	19.3%	$1,118,305	8.2%
2027	3	37,000	13.7	2,194,722	16.0	88,845	33.0%	$3,313,028	24.2%
2028	1	3,500	1.3	119,976	0.9	92,345	34.3%	$3,433,004	25.1%
2029	6	84,000	31.2	4,174,888	30.5	176,345	65.5%	$7,607,892	55.6%
2030	2	7,288	2.7	1,322,545	9.7	183,633	68.2%	$8,930,437	65.3%
2031	5	68,600	25.5	3,842,940	28.1	252,233	93.7%	$12,773,377	93.4%
2032	1	17,000	6.3	903,751	6.6	269,233	100.0%	$13,677,128	100.0%
2033 & Beyond	0	0	0.0	0	0.0	269,233	100.0%	$13,677,128	100.0%
Total	22	269,233	100.0%	$13,677,128	100.0%
(1)	Based on the underwritten rent roll dated June 23, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $849,437 comprised of (i) straight-line rent averaging over the lease term for investment grade tenants, The City of New York and TD Bank, N.A., plus (ii) contractual rent steps through August 1, 2023.

The following table presents certain information relating to the underwritten cash flows of the 469 7th Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$14,334,178	$14,449,534	$12,556,145	$12,879,163	$12,827,691	$47.65	78.4%
Rent Steps(4)	0	0	0	0	849,437	3.16	5.2
Vacant Income	0	0	0	0	2,040,000	7.58	12.5
Gross Potential Rent	$14,334,178	$14,449,534	$12,556,145	$12,879,163	$15,717,128	$58.38	96.1%
Total Reimbursements	905,083	1,090,191	945,331	550,642	644,099	2.39	3.9
Net Rental Income	$15,239,261	$15,539,725	$13,501,476	$13,429,805	$16,361,227	$60.77	100.0%
Vacancy	0	0	0	0	(2,040,000)	(7.58)	(12.5)
Other Income(5)	1,422,281	1,440,573	1,365,072	1,349,467	1,338,565	4.97	8.2
Effective Gross Income	$16,661,542	$16,980,298	$14,866,548	$14,779,272	$15,659,792	$58.16	95.7%
Total Expenses	$5,985,968	$6,128,753	$6,078,021	$5,718,487	$6,447,392	$23.95	41.2%
Net Operating Income(6)	$10,675,574	$10,851,545	$8,788,527	$9,060,785	$9,212,401	$34.22	58.8%
Cap Ex, Total TI / LC	0	0	0	0	753,172	2.80	4.8
Net Cash Flow	$10,675,574	$10,851,545	$8,788,527	$9,060,785	$8,459,229	$31.42	54.0%
(1)	Based on the underwritten rent roll dated June 23, 2022.
(2)	TTM reflects the trailing 12 months ending May 31, 2022.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(4)	Rent Steps include approximately $849,437 comprised of (i) straight-line rent averaging for investment grade tenants, The City of New York and TD Bank, N.A., plus (ii) contractual rent steps through August 1, 2023.
(5)	Other Income includes electricity reimbursements, cleaning reimbursements and miscellaneous income.
(6)	Underwritten Net Operating Income is greater than TTM and 2021 Net Operating Income due in part to approximately $849,437 comprised of (i) straight-line averaging rent over the lease term for investment grade tenants, The City of New York and TD Bank, N.A., plus (ii) contractual rent steps through August 1, 2023.

The Market. The 469 7th Avenue Property is situated in the Garment District neighborhood of New York, New York, which neighborhood is bordered by 40th Street to the north, 34th Street to the south, Avenue of the Americas to the east and Ninth

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No. 8 – 469 7th Avenue

Avenue to the west. The 469 7th Avenue Property is located two blocks north of the 34th Street subway and PATH stations, which services the B, D, F, M, N, Q, R and W subway lines and the PATH Train to New Jersey as well as Penn Station, which services the 1, 2, 3, A, C and E subway lines, NJ Transit and the Long Island Railroad. The recently redeveloped Moynihan Train Station is located three blocks southwest of the 469 7th Avenue Property, was completed in early 2021, and is currently open to the public. The redevelopment featured a $1.6 billion investment into the Farley Post Office and has expanded Penn Station to the west and created a brand-new transit-oriented development that comprises over 1.0 million square feet. In addition, the 469 7th Avenue Property is located just north of 34th Street, which serves as the main retail corridor within this area of Manhattan. Currently, there are over 175 retailers located within the district primarily along West 34th Street between Fifth and Ninth Avenues. The entire northern blockfront of West 34th Street between Broadway and Seventh Avenues is home to Macy’s flagship store. In addition, other major tenants include H&M, Banana Republic, Old Navy, Victoria’s Secret, Uniqlo, Zara, Aldo, Amazon, Footlocker, Desigual, Urban Outfitters, Express, Forever 21, American Eagle Outfitters, Build-A-Bear and other mid-level retailers.

According to a third-party market research report, the 469 7th Avenue Property is located in the Penn Plaza/Garment office submarket of the New York City market. As of June 2022, the Penn Plaza/Garment office submarket reported total inventory of approximately 84.6 million SF with an 11.5% vacancy rate and average asking rent of $66.94 PSF. The appraiser concluded to a market rent for the office space at the 469 7th Avenue Property of $58.00 PSF for floors 2 to 10 and $60.00 PSF for floors 11 to 16, both on a modified gross basis.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 469 7th Avenue Property:

Market Rent Summary(1)
	Office Floors 2-10	Office Floors 11-16	Retail Corner	Retail Seventh Avenue	Retail Side Street	Retail Mezzanine	Storage Lower Level
Market Rent (PSF)	$58.00	$60.00	$225.00	$150.00	$100.00	$25.00	$20.00
Lease Term (Years)	10	10	10	10	10	10	10
Lease Type	MG	MG	MG	MG	MG	MG	Gross
(1)	Source: Appraisal.

The following table presents information relating to comparable office property sales for the 469 7th Avenue Property:

Comparable Sales Summary(1)
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
469 7th Avenue New York, NY	N/A	1921/2012	269,233(2)	87.4%(2)	NAP	NAP
475 Fifth Avenue New York, NY	May-2022	1965/2017	276,000	97.0%	$290,000,000	$1,050.72
110 East 42nd Street New York, NY	Jan-2022	1876/NAP	222,968	83.0%	$117,075,000	$525.08
498 Seventh Avenue New York, NY	Dec-2021	1920/2015	956,069	90.0%	$680,000,000	$711.25
One Park Avenue New York, NY	July-2021	1926/2000	947,894	99.0%	$875,000,000	$923.10
345 Seventh Avenue New York, NY	Sept-2021	1928/NAP	212,197	50.0%	$107,000,000	$504.25
15 West 47th Street New York, NY	Dec-2020	1926/NAP	133,139	86.0%	$110,000,000	$826.20
522 Fifth Avenue New York, NY	Sept-2020	1919/1995	536,520	100.0%	$350,000,000	$652.35
1375 Broadway New York, NY	July-2020	1927/NAP	518,578	100.0%	$435,000,000	$838.83
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 23, 2022.
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Annex B	BMO 2022-C3

No. 8 – 469 7th Avenue

The following table presents information relating to comparable office properties for the 469 7th Avenue Property:

Comparable Office Properties Summary(1)
Property Name/Location	Office Area	Year Built/ Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
469 7th Avenue New York, NY	269,233 (2)	1921/2012	16	NAP	87.4%(2)	$58.14(2)(3)
950 Sixth Avenue New York, NY	369,000	1909/NAP	12	29,018	100.0%	NAP
1001 Sixth Avenue New York, NY	250,000	1926/NAP	25	7,447	82.1%	$58.00
10 West 33rd Street New York, NY	453,600	1914/NAP	12	NAP	92.3%	$43.00
111 West 33rd Street New York, NY	744,237	1954/NAP	26	197,705	98.7%	$65.00
7 West 34th Street New York, NY	477,000	1901/NAP	12	NAP	100.0%	NAP
330 West 34th Street New York, NY	722,000	1926/NAP	18	74,346	97.7%	$90.00
333 West 34th Street New York, NY	346,728	1953/NAP	10	274,810	100.0%	NAP
114 West 41st Street New York, NY	350,000	1915/NAP	22	15,931	81.5%	$65.00
11 West 42nd Street New York NY	955,559	1927/NAP	32	19,427	99.3%	$67.00
1250 Broadway New York NY	777,825	1968/NAP	39	57,332	97.2%	$70.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 23, 2022.
(3)	Represents Underwritten Base Rent per SF, which includes approximately $849,437 of straight-line rent averaging for investment grade tenants, The City of New York and TD Bank, N.A., plus contractual rent steps through August 1, 2023.

The Borrower. The borrower is 469 Holdings LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 469 7th Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carveout guarantor is Martin Meyer. Martin Meyer is a principal of Meyer Equities LLC, a privately owned real estate investment entity with ownership interests in (i) four commercial properties in Manhattan, New York and (ii) a national shopping center portfolio as well as limited partnership investments and membership shares of 17 commercial properties in New York, New York.

Property Management. The 469 7th Avenue Property is managed by Meyer Equities LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the 469 7th Avenue Whole Loan, the borrower deposited approximately $1,080,225 into a real estate tax reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lenders reasonably estimate will be payable over the next-ensuing 12-month period (initially estimated to be approximately $270,056).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 469 7th Avenue Whole Loan documents.

TI / LC Reserve – The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $22,436, subject to a cap of $1,346,165.

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No. 8 – 469 7th Avenue

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $4,487, subject to a cap of $100,000.

Specified Tenant Reserve – During the continuance of a Specified Tenant Trigger Period (as defined below), the borrower is required to deposit (a) $558,000 with respect to The City of New York lease and (b) with respect to or relating to any other Specified Tenant (as defined below), an amount equal to all Specified Tenant excess cash flow for the interest accrual period immediately prior to the applicable monthly payment date, for tenant improvements and leasing commissions that may be incurred with respect to future leases of all or any portion of the related Specified Tenant space, provided, however, such amount on deposit will not exceed $100 per square foot of the applicable Specified Tenant space.

Lockbox / Cash Management. The 469 7th Avenue Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 469 7th Avenue Whole Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the property manager are required to be deposited in a lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to the borrower on each business day unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 469 7th Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 469 7th Avenue Whole Loan documents (i) if a Sweep Period (as defined below) exists, are required to be held by the lenders in an excess cash flow reserve account as additional collateral for the 469 7th Avenue Whole Loan and (ii) if no Sweep Period exists, are required to be returned to the borrower. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lenders are required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 469 7th Avenue Whole Loan documents, the lenders have the right to apply funds to the debt in such priority as it may determine.
A “Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default under the 469 7th Avenue Whole Loan documents, (ii) the debt service coverage ratio falling below 1.35x for one calendar quarter, (iii) the occurrence and continuance of a Specified Tenant Trigger Period, (iv) a conviction for fraud or misappropriation of funds by (a) the borrower, the guarantor, the borrower sponsor or an affiliated manager or (b) any director or officer of the borrower, the guarantor, the borrower sponsor or an affiliated manager (unless, in the case of this clause (b), such director or officer has been terminated and no longer has any ownership interest in the borrower or any involvement with or role in the management, administration or operation of the borrower or the 469 7th Avenue Property) or (v) a property manager other than the affiliated manager becoming the debtor in or subject of any case or proceeding (whether voluntary or involuntary) under the bankruptcy code or makes any assignment for the benefit of creditors under the bankruptcy code or other creditors’ rights laws and (B) expiring upon (v) with regard to clause (i), the cure of such event of default, (w) with regard to clause (ii), the debt service coverage ratio being equal to or greater than 1.35x for one calendar quarter or the Collateral Cure Conditions (as defined below) are satisfied and remain satisfied, (x) with regard to clause (iii), a Specified Tenant Trigger Period ceasing to exist, (y) with regard to clause (iv), the payment or defeasance in full of all principal and interest on the 469 7th Avenue Whole Loan and all other amounts payable under the 469 7th Avenue Whole Loan documents or (z) with regard to clause (v), upon either (A) the replacement of such property manager with a new property manager pursuant to a new management agreement, or (B) if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against the property manager where neither the property manager or any affiliate of the property manager solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in writing or joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 120 days of such filing, provided that, in the lenders’ reasonable opinion, such filing (after discharge or dismissal) does not materially and adversely affect the property manager's ability to perform its obligations under the management agreement or any of the 469 7th Avenue Whole Loan documents to which it is a party.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the occurrence of a Specified Tenant Trigger Event (as defined below), and (B) expiring upon the first to occur of (i) the monthly payment date following the applicable Specified Tenant Trigger Event Cure (as defined below), or (ii) the payment or defeasance in full of the 469 7th Avenue Whole Loan.

A “Specified Tenant Trigger Event” means (i) a Specified Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the earlier of (x) the 469 7th Avenue Whole

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Loan maturity date and (y) then applicable expiration date under the applicable Specified Tenant lease, if the Specified Tenant does not extend or renew such Specified Tenant lease, (iii) if, on or prior to the date a Specified Tenant is required to notify the borrower of its election to extend or renew its lease, such Specified Tenant does not give notice, (iv) if a monetary default or material non-monetary default under a Specified Tenant lease occurs and continues beyond any applicable notice and/or cure period under such Specified Tenant lease, (v) a bankruptcy action of a Specified Tenant or guarantor of any Specified Tenant lease occurring, (vi) a Specified Tenant lease being terminated or no longer being in full force and effect, (vii) if a Specified Tenant “goes dark” (unless the sole reason the applicable Specified Tenant is not open for business is permitted in accordance with the 469 7th Avenue Whole Loan documents with respect to such Specified Tenant), vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Specified Tenant space or a portion thereof, provided, however, that (A) “going dark” will not include a temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises, (B) the Specified Tenant entering into a sublease for all or a portion of its Specified Tenant space will not, in and of itself, constitute a "go dark" event as to the Specified Tenant, provided that such sublease was entered into in accordance with the applicable terms of the Specified Tenant lease and the 469 7th Avenue Whole Loan documents, and provided further, that the applicable subtenant takes (and remains in) possession of, and does not “go dark” at all or any portion of, the space demised pursuant to such sublease and (viii) a Specified Tenant that is a governmental authority (A) fails to timely appropriate or procure sufficient funds to satisfy its obligations under its lease or the applicable lease guaranty or (B) states or acknowledges in a public forum, otherwise admits in writing or gives notice to the borrower that it does not have sufficient funds to timely satisfy its obligations under its lease or the applicable lease guaranty.

A “Specified Tenant Trigger Event Cure” means (i) with respect to clause (i) of Specified Tenant Trigger Event, the date that (x) the applicable Specified Tenant revokes or rescinds all termination or cancellation notices, (y) the applicable Specified Tenant lease is extended on terms satisfying the requirements of the 469 7th Avenue Whole Loan documents or (z) all or substantially all of the applicable Specified Tenant space is leased to a replacement tenant in accordance with the requirements of the 469 7th Avenue Whole Loan documents, (ii) with respect to clause (ii) of Specified Tenant Trigger Event, the date that (x) the applicable Specified Tenant lease is extended on terms satisfying the requirements of the 469 7th Avenue Whole Loan documents or (y) all or substantially all of the applicable Specified Tenant space is leased to a replacement tenant, (iii) with respect to clause (iii) of Specified Tenant Trigger Event, the date that (x) the applicable Specified Tenant lease is extended on terms satisfying the requirements of the 469 7th Avenue Whole Loan documents or (y) all or substantially all of the applicable Specified Tenant space is leased to a replacement tenant, (iv) with respect to clause (iv) of Specified Tenant Trigger Event, a cure of the applicable event of default, (v) with respect to clause (v) of Specified Tenant Trigger Event, the affirmation of the Specified Tenant lease in the applicable bankruptcy proceeding and confirmation that the Specified Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Specified Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Specified Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (vi) with respect to clause (vi) of Specified Tenant Trigger Event, all or substantially all of the applicable Specified Tenant space is leased to a replacement tenant, (vii) with respect to clause (vii) of Specified Tenant Trigger Event, the Specified Tenant re-commencing its normal business operations at its Specified Tenant space or a portion thereof and (viii) with respect to clause (viii) of Specified Tenant Trigger Event, the appropriation or procurement by the applicable Specified Tenant or the applicable lease guarantor, as the case may be, of sufficient funds to timely satisfy its obligations under the related Specified Tenant lease or the related lease guaranty.

A “Specified Tenant” means, as applicable, (i) The City of New York, (ii) In Touch Group (unless and until In Touch Group is no longer deemed a Specified Tenant in accordance with the requirements of the 469 7th Avenue Whole Loan documents) and (iii) any tenant at the 469 7th Avenue Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the 469 7th Avenue Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 469 7th Avenue Property.

The “Collateral Cure Conditions” means the borrower will deposit cash into the excess cash flow account or will deliver to the lenders a letter of credit which, in either case, will serve as additional collateral for the 469 7th Avenue Whole Loan, in an amount equal to the Collateral Deposit Amount (as defined below) (such deposit, a “Collateral Cure Deposit”). A Collateral Cure Deposit will be sufficient to suspend a Trigger Period and/or a Sweep Period, but in each case only to the extent arising pursuant to clause (A)(ii) of the definition thereof, for a period of one year from the date of such Collateral Cure Deposit. Thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to suspend a Trigger Period and/or Sweep Period arising pursuant to clause (A)(ii) of the definition thereof, the Collateral Cure

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Conditions will continue to be satisfied only if the borrower deposits additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the letter of credit previously delivered as a Collateral Cure Deposit by an amount equal to the Collateral Deposit Amount (as applicable) on or before the date that is 30 days prior to each one year anniversary of the date the debt service coverage ratio first having fallen below a debt service coverage ratio of 1.35x.

A “Collateral Deposit Amount” means the difference between (i) the underwritten cash flow necessary to achieve a debt service coverage ratio of 1.35x over a 12-month period and (ii) the underwritten cash flow necessary to achieve a debt service coverage ratio of 1.00x over a 12-month period.

A “Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio falling below 1.30x for one calendar quarter and (B) expiring upon (x) with regard to any Sweep Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Sweep Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for one calendar quarter or the Collateral Cure Conditions are satisfied and remain satisfied.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

Temporary Certificate of Occupancy. In New York City, a permanent or temporary certificate of occupancy is required for the lawful occupancy of a building that was built or significantly altered after 1938, including the 469 7th Avenue Property. A permanent certificate of occupancy had been issued by the City of New York Department of Buildings for the 469 7th Avenue Property, most recently in 1988. According to the borrower’s architect, that permanent certificate of occupancy remains in effect for the originally approved uses of the 469 7th Avenue Property. A temporary certificate of occupancy was issued on October 1, 2014, in connection with work at the 469 7th Avenue Property required under the lease with the City of New York. The temporary certificate of occupancy reflecting the alterations was not renewed when it lapsed in January 2015. Were enforcement action to be taken, the second floor of the 469 7th Avenue Property (which is a portion of the space leased to the City of New York, for occupancy by the New York City Police Department) could not be lawfully occupied until issuance of a valid temporary certificate of occupancy. The borrower has represented that (A) in connection with certain renovations to the 469 7th Avenue Property, a temporary certificate of occupancy is in the process of being issued with respect to the 469 7th Avenue Property (such temporary certificate of occupancy, together with any renewal thereof in accordance with all applicable legal requirements (including, without limitation, covering all then current uses of the 469 7th Avenue Property), as applicable, the “TCO”), and (B) it has satisfied, in all material respects, all outstanding conditions that are necessary for the legal occupancy of the 469 7th Avenue Property (other than ministerial and/or document filing conditions), has submitted evidence thereof to the New York City Department of Buildings, and has no present actual knowledge of any conditions which would result in (i) the TCO not being issued, (ii) after its issuance, of a revocation of the TCO (other than ministerial and/or document filing conditions), (iii) a non-renewal of the TCO (other than ministerial and/or document filing conditions), or (iv) non-issuance of a permanent certificate of occupancy (other than ministerial and/or document filing conditions) for the 469 7th Avenue Property. Furthermore, the borrower has covenanted to (a) use its commercially reasonable efforts and diligently and in good faith cause the TCO to be issued as promptly as possible, (b) once the TCO is issued, maintain the TCO and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy is issued, and (c) diligently and in good faith pursue completion of all of the conditions thereto required under applicable legal requirements including, without limitation, causing any violations with respect to the 469 7th Avenue Property to be removed of record. An August 23, 2022 letter from the borrower’s architect states that an inspection of the 469 7th Avenue Property on August 15, 2022 identified three items that the borrower was required to correct before the TCO is issued, and the architect’s letter states that all such items were corrected.

B-89

Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

B-90

Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

B-91

Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

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Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.1%	Net Rentable Area (SF):	389,624
Loan Purpose:	Acquisition	Location:	Tampa, FL
Borrowers(2):	Ashley Drive Associates LLC,	Year Built / Renovated:	1985 / 2022
	Ashley Drive I Associates LLC,	Occupancy:	88.3%
	Ashley Drive II Associates LLC and	Occupancy Date:	6/30/2022
	100 South Ashley LLC	4th Most Recent NOI (As of):	$5,578,315 (12/31/2019)
Borrower Sponsors:	Jeffrey J. Feil and Abraham (Axel)	3rd Most Recent NOI (As of):	$5,460,306 (12/31/2020)
	Stawski	2nd Most Recent NOI (As of):	$5,168,658 (12/31/2021)
Interest Rate:	5.72000%	Most Recent NOI (As of):	$5,609,722 (TTM 6/30/2022)
Note Date:	8/10/2022	UW Economic Occupancy:	87.9%
Maturity Date:	9/6/2032	UW Revenues:	$12,277,699
Interest-only Period:	120 months	UW Expenses:	$4,842,520
Original Term:	120 months	UW NOI:	$7,435,179
Original Amortization Term:	None	UW NCF:	$6,771,656
Amortization Type:	Interest Only	Appraised Value / Per SF:	$122,850,000 / $315
Call Protection(3):	L(25),D(89),O(6)	Appraisal Date:	7/8/2022
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$43,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$1,557,182	$141,562	N/A	Maturity Date Loan / SF:	$187
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.4%
Replacement Reserve:	$0	$6,494	N/A	Maturity Date LTV:	59.4%
TI / LC:	$1,000,000	$48,703	N/A	UW NCF DSCR:	1.60x
Other:	$857,573	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$73,000,000	58.1%	Purchase Price	$120,000,000	95.6%
Principal’s New Cash Contribution	49,333,167	39.3	Upfront Reserves	3,414,755	2.7
Other Sources	3,238,840	2.6	Closing Costs	2,157,253	1.7
Total Sources	$125,572,008	100.0%	Total Uses	$125,572,008	100.0%

(1)	The Wells Fargo Center Tampa Mortgage Loan (as defined below) is part of the Wells Fargo Center Tampa Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original balance of $73,000,000. The Wells Fargo Center Tampa Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). For additional information, see “The Loan” below. Financial information calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Wells Fargo Center Tampa Whole Loan.
(2)	The four entities collectively identified above as the Borrowers hold title to the Wells Fargo Center Tampa Property as tenants-in-common.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in October 2022. Defeasance of the Wells Fargo Center Tampa Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) August 10, 2025. The assumed lockout period of 25 payments is based on the expected BMO 2022-C3 securitization closing date in October 2022. The actual lockout period may be longer.
(4)	For full description of Escrows and Reserves, see “Escrows and Reserves” below.
B-93

Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

The Loan. The ninth largest mortgage loan is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $73,000,000 (the “Wells Fargo Center Tampa Whole Loan”) secured by a first lien mortgage on the borrowers’ fee simple interest in a 389,624 square feet office property located in Tampa, Florida (the “Wells Fargo Center Tampa Property”). The Wells Fargo Center Tampa Whole Loan was originated on August 10, 2022 by CREFI and accrues interest at a fixed rate of 5.72000% per annum. The Wells Fargo Center Tampa Whole Loan has an initial term of 120 months, a remaining term of 119 months and is interest only for the full term. The scheduled maturity date of the Wells Fargo Center Tampa Whole Loan is the due date that occurs September 6, 2032. The non-controlling Note A-2 (the “Wells Fargo Center Tampa Mortgage Loan”), with a cut-off date balance of $30,000,000, will be included in the BMO 2022-C3 securitization trust. The Wells Fargo Center Tampa Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C3 securitization until the securitization of the controlling Note A-1, after which point it will be serviced pursuant to the pooling and servicing agreement for such securitization. The table below summarizes the promissory notes that comprise the Wells Fargo Center Tampa Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$43,000,000	$43,000,000	CREFI	Yes
A-2	$30,000,000	$30,000,000	BMO 2022-C3	No
Whole Loan	$73,000,000	$73,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Wells Fargo Center Tampa Property is a 389,624 SF, 22-story office building located in Tampa, Florida. The Wells Fargo Center Tampa Property was constructed in 1985, renovated in 2022, and is situated on a 1.48-acre site. The Wells Fargo Center Tampa Property includes an adjacent 9-story parking garage with 519 covered and uncovered parking spaces resulting in a parking ratio of 1.33 spaces per 1,000 square feet of net rentable area. Since 2009, the Wells Fargo Center Tampa Property has received $8,400,000 in capital improvements, including a roof replacement, elevator modernizations, lobby and common area upgrades, parking garage improvements, exterior improvements and recent enhancements to the HVAC equipment. The Wells Fargo Center Tampa Property amenities include a first-class fitness center, a full menu café and tenant lounge with Wi-Fi, a state-of-the art conference center, courtesy shuttle service, and a full-service bank branch. As of June 30, 2022, the Wells Fargo Center Tampa Property was 88.3% leased to 50 tenants with no tenant accounting for more than 13.7% of the underwritten base rent and 11.4% of net rentable area.

COVID-19 Update. As of August 10, 2022, the Wells Fargo Center Tampa Property is open and operational and there were no outstanding rent relief requests. The first payment date of the Wells Fargo Center Tampa Mortgage Loan is October 6, 2022.

Major Tenants. The three largest tenants based on underwritten base rent are Wells Fargo Bank, Phelps Dunbar, LLP and Wicker, Smith, O'Hara, McCoy & Ford, PA.

The largest tenant based on underwritten base rent at the Wells Fargo Center Tampa Property is Wells Fargo Bank (44,566 square feet, 11.4% of NRA; 13.7% of underwritten base rent). Founded in 1852, and headquartered in San Francisco, Wells Fargo Bank provides banking, investment and mortgage products and services, as well as consumer and commercial finance through more than 7,200 locations, more than 13,000 ATMs, the internet, and mobile banking and has offices in 31 countries and territories to support customers who conduct business in the global economy. Wells Fargo Bank has two, five-year renewal options and the option to partially terminate its lease and give back either the entire ninth floor (20,367 square feet) or tenth floor (20,147 square feet) effective on July 31, 2025 with notice no later than August 31, 2023 and payment of a contraction fee. Wells Fargo Bank has occupied space at the Wells Fargo Center Tampa Property since 1994 and serves as the brand anchor tenant of the Wells Fargo Center Tampa Property.

The second largest tenant based on underwritten base rent at the Wells Fargo Center Tampa Property is Phelps Dunbar, LLP (30,311 square feet, 7.8% of NRA; 8.3% of underwritten base rent). Phelps Dunbar, LLP is a law firm with 11 office locations in the United States and London focusing on six core areas which are labor, employment, litigation, business, admiralty, insurance coverage and healthcare. Phelps Dunbar, LLP has occupied space at the Wells Fargo Center Tampa Property since 2017. Phelps Dunbar, LLP has two, five-year renewal options and the right to terminate its lease on October 31, 2024 with a written notice no later than October 31, 2023 and the payment of a termination fee.

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Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

The third largest tenant based on underwritten base rent at the Wells Fargo Center Tampa Property is Wicker, Smith, O'Hara, McCoy & Ford, PA (20,632 square feet, 5.3% of NRA; 6.4% of underwritten base rent). Wicker, Smith, O'Hara, McCoy & Ford, PA is a law firm established in 1952 and has over 260 attorneys across 16 offices with 12 Florida locations. Wicker, Smith, O'Hara, McCoy & Ford, PA represents professionals and multinational corporations in litigation, as well as business and transactional law. Wicker, Smith, O'Hara, McCoy & Ford, PA has occupied space at the Wells Fargo Center Tampa Property since 2021.

Environmental. According to the Phase I environmental report dated May 3, 2022, there are no recognized environmental conditions or recommendations for further action at the Wells Fargo Center Tampa Property. An Asbestos O&M Plan was provided at loan origination.

The following table presents certain information relating to the historical and current occupancy of the Wells Fargo Center Tampa Property:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
83.3%	84.0%	81.8%	88.3%
(1)	Historical occupancies are the annual average physical occupancy of each respective year.
(2)	Current occupancy is as of June 30, 2022.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Wells Fargo Center Tampa Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date(4)(5)
Wells Fargo Bank(4)	A1/BBB+/NR	44,566	11.4%	$33.01	$1,470,945	13.7%	7/31/2027
Phelps Dunbar, LLP(5)	NR/NR/NR	30,311	7.8	$29.42	891,647	8.3	6/30/2028
Wicker, Smith, O'Hara, McCoy & Ford, PA	NR/NR/NR	20,632	5.3	$33.48	690,673	6.4	7/31/2029
Valet Living, LLC	NR/NR/NR	20,601	5.3	$30.77	633,893	5.9	8/31/2028
Datis HR Cloud, Inc	NR/NR/NR	19,618	5.0	$31.14	610,999	5.7	8/31/2031
Hinshaw & Culbertson LLP	NR/NR/NR	13,284	3.4	$31.52	418,712	3.9	1/31/2023
Carlton Fields, P.A.(6)	NR/NR/NR	14,510	3.7	$28.00	406,280	3.8	10/31/2029
RGN-Tampa V, LLC (Regus)	NR/NR/NR	12,907	3.3	$26.43	341,132	3.2	11/30/2025
Bush, Graziano, Rice & Platter, P.A.	NR/NR/NR	10,138	2.6	$30.45	308,685	2.9	8/31/2024
Anthony & Partners, LLC	NR/NR/NR	10,001	2.6	$30.60	306,031	2.8	5/31/2031
Largest Tenants		196,568	50.5%	$30.93	$6,078,997	56.5%
Remaining Tenants		147,573	37.9	$31.72	4,681,085	43.5%
Total Occupied		344,141	88.3%	$31.27	$10,760,081	100.0%
Vacant Space		45,483	11.7
Total / Wtd. Avg.		389,624	100.0%
(1)	Based on underwritten rent roll dated as of June 30, 2022.
(2)	In certain instances, ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ PSF include contractual rent steps of $344,859 underwritten for various tenants through August 1, 2023.
(4)	Wells Fargo Bank has the option to partially terminate its lease and give back either the entire ninth floor (20,367 square feet) or tenth floor (20,147 square feet) effective on July 31, 2025 with notice no later than August 31, 2023 and payment of a contraction fee.
(5)	Phelps Dunbar, LLP has the right to terminate its lease on October 31, 2024 with a written notice no later than October 31, 2023 and the payment of a termination fee.
(6)	Carlton Fields, P.A. has the right to terminate its lease on October 31, 2026 with a written notice no later than October 31, 2025 and the payment of a termination fee.

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Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

The following table presents certain information relating to the tenant lease expirations of the Wells Fargo Center Tampa Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of Net Rental Area Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	45,483	11.7%	NAP	NA	P	45,483	11.7%	NAP	NAP
MTM	0	0	0.0%	$0	0.0%		45,483	11.7%	$0	0.0%
2022	1	1,853	0.5	61,757	0.6		47,336	12.1%	$61,757	0.6%
2023	8	37,950	9.7	1,191,408	11.1		85,286	21.9%	$1,253,166	11.6%
2024	8	28,861	7.4	907,222	8.4		114,147	29.3%	$2,160,387	20.1%
2025	7	32,920	8.4	997,955	9.3		147,067	37.7%	$3,158,343	29.4%
2026	8	25,411	6.5	805,413	7.5		172,478	44.3%	$3,963,756	36.8%
2027	7	65,728	16.9	2,191,471	20.4		238,206	61.1%	$6,155,227	57.2%
2028	3	60,309	15.5	1,772,682	16.5		298,515	76.6%	$7,927,909	73.7%
2029	4	46,473	11.9	1,421,039	13.2		344,988	88.5%	$9,348,948	86.9%
2030	0	0	0.0	0	0.0		344,988	88.5%	$9,348,948	86.9%
2031	3	35,564	9.1	1,107,448	10.3		380,552	97.7%	$10,456,396	97.2%
2032 & Beyond	1	9,072	2.3	303,685	2.8		389,624	100.0%	$10,760,081	100.0%
Total	50	389,624	100.0%	$10,760,081	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include contractual rent steps of $344,859 underwritten for various tenants through August 1, 2023.

The following table presents certain information relating to the underwritten cash flows of the Wells Fargo Center Tampa Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$8,419,217	$8,160,568	$8,210,474	$8,706,908	$10,415,223	$26.73	82.6%
Contractual Rent Steps(4)	0	0	0	0	344,859	0.89	2.7%
Gross Potential Rent	$8,419,217	$8,160,568	$8,210,474	$8,706,908	$10,760,081	$27.62	85.3%
Potential Income from	0	0	0	0	1,520,099	3.90	12.1%
Vacant Space						0.00
Total Reimbursements	517,458	528,005	308,607	406,044	328,451	0.84	2.6%
Net Rental Income	$8,936,675	$8,688,573	$8,519,081	9,112,952	$12,608,631	$32.36	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,520,099)	(3.90)	(12.1%)
Other Income(5)	1,021,465	1,038,899	1,020,773	1,189,167	1,189,167	3.05	9.4%
Effective Gross Income	$9,958,140	$9,727,472	$9,539,855	$10,302,119	$12,277,699	$31.51	97.4%
Total Expenses	$4,379,825	$4,267,166	$4,371,197	$4,692,397	$4,842,520	$12.43	39.4%
Net Operating Income(6)	$5,578,315	$5,460,306	$5,168,658	$5,609,722	$7,435,179	$19.08	60.6%
Total TI/LC, Cap Ex / RR	0	0	0	0	663,523	$1.70	5.4%
Net Cash Flow	$5,578,315	$5,460,306	$5,168,658	$5,609,722	$6,771,656	$17.38	55.2%
(1)	TTM reflects the trailing 12 months ending June 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated as of June 30, 2022.
(4)	Contractual Rent Steps totaling $344,859 are underwritten through August 2023.
(5)	Other Income includes directly reimbursed expenses such as utilities and parking.
(6)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to potential income from vacant space and contractual rent steps.

B-96

Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

The Market. The Wells Fargo Center Tampa Property is located in the Downtown Tampa submarket in Tampa, Florida, specifically near major transportation linkages such as the Selmon Expressway, Interstate 275, and Kennedy Boulevard. The Wells Fargo Center Tampa Property is located within the Central Business District of Tampa with Ashley Drive to the north, Selmon Expressway to the south, Florida Avenue to the east and Kennedy Boulevard to the west. Other local landmarks include Water Street Tampa, Tampa Riverwalk, Tampa Convention Center, Curtis Hixon Waterfront Park, Amalie Arena, and The Florida Aquarium. Tampa is part of the metropolitan area referred to as the Tampa Bay Area and is bordered by two bodies of water, Old Tampa Bay and Hillsborough Bay, both of which flow to form Tampa Bay, which in turn flows into the Gulf of Mexico. Tampa is an attractive location with a moderate climate and below-average cost of living. The Downtown Tampa submarket contains roughly 11.4 million square feet of office space and the Tampa office market has a vacancy rate of 9.0% with an average $33.33 per square feet market rent. Rents in the Downtown Tampa submarket posted a gain of 3.1% over the past 12 months. According to a third-party report there is an office inventory of approximately 18.9 million square feet, with an average vacancy rate of 6.1% and an average asking rental rate of $34.36 per square feet within a three-mile radius of the Wells Fargo Center Tampa Property as of the second quarter of 2022. The submarket exhibits a positive net absorption of 244,541 square feet as of the second quarter of 2022. Approximately 41,229 square feet in two projects are currently under construction within the vicinity of the Wells Fargo Center Tampa Property.

According to a third-party report, the estimated 2021 population within a one-, three- and five-mile radius of the Wells Fargo Center Tampa Property was 18,490, 103,900 and 235,709, respectively and the estimated 2021 average household income within the same radii was approximately $124,056, $99,208 and $96,082, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Wells Fargo Center Tampa Property.

	Market Rent Summary(1)
	Office Floors 1-5	Office Floors 6-13	Office Floors 14-20	Office Floors 21-22
Market Rent (Per Square Feet)	$32.50	$33.50	$33.50 / $34.00	$35.00
Lease Term (Years)	5	5	5	5
Lease Type (Reimbursements)	Base Year Stop	Base Year Stop	Base Year Stop	Base Year Stop
Contract Rent Increase Projection	3.00%	3.00%	3.00%	3.00%
(1)	Source: Appraisal

The following table presents certain information relating to comparable office sales for the Wells Fargo Center Tampa Property:

Comparable Office Sales(1)
Property Name / Location	NRA	Year Built / Renovated	Occupancy		Sale Date	Sale Price	Price PSF
Wells Fargo Center Tampa,Tampa, FL	389,624(2)	1985 / 2022	88.3	%(2)
Miami Tower, Miami, FL	632,147	1987 / NAP	69.0%		Jun-2022	$162,500,000	$257.06
Wells Fargo Office Center, Tampa, FL	389,624	1985 / NAP	89.0%		May-2022	$120,000,000	$307.99
Airport Executive Center, Tampa, FL	238,325	1985 / NAP	84.0%		Oct-2021	$55,750,000	$233.92
Highwoods Preserve VII ,Tampa, FL	115,230	2007 / NAP	100.0%		Jun-2021	$43,000,000	$373.17
Two Harbour Place, Tampa, FL	187,666	1998 / NAP	92.0%		Jun-2021	$56,350,000	$300.27
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of June 30, 2022.

The Borrowers. The borrowers comprise four tenants in common, Ashley Drive Associates LLC, Ashley Drive I Associates LLC, Ashley Drive II Associates LLC and 100 South Ashley LLC, each a Delaware limited liability company and single purpose entity with one independent director. The four entities collectively identified as the Borrowers hold title to the Wells Fargo Center Tampa Property as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Wells Fargo Center Tampa Whole Loan.

B-97

Annex B	BMO 2022-C3

No. 9 – Wells Fargo Center Tampa

The Borrower Sponsors. The borrowers’ sponsors and non-recourse carveout guarantors are Jeffrey J. Feil and Abraham (Axel) Stawski. The Feil Organization has sponsored other loans originated by CREFI and is led by Jeffrey J. Feil, is an established family-owned investment, development and management firm based in New York City. The firm was founded by Louis Feil in the 1950s and manages 24 million SF of retail, commercial, and industrial property, 5,000 residential rental units, and thousands of acres of undeveloped land across the United States. Axel Stawski is the founder of Stawski Partners, a family-owned real estate manager and developer focusing on boutique properties and floor plans that allow resident customization and potential expansion.

Property Management. The Wells Fargo Center Tampa Property is currently managed by Jeffrey Management Corp., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Wells Fargo Center Tampa Whole Loan, the borrowers deposited (i) approximately $1,557,182 into a real estate tax reserve account, (ii) $1,000,000 into a tenant improvement and leasing commissions account, (iii) $622,047 into an unfunded obligation reserve account, and (iv) $235,526 into a gap rent reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $141,562).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Wells Fargo Center Tampa Whole Loan documents.

TI / LC Reserve – The borrowers are required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $48,703.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $6,494.

Lockbox / Cash Management. The Wells Fargo Center Tampa Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Wells Fargo Center Tampa Whole Loan, the borrowers were required to deliver a notice to each tenant directing such tenant to remit all payments under its lease directly to the lender-controlled lockbox. All funds received by the borrowers or the property manager are required to be deposited in a lockbox account promptly upon receipt. All funds deposited into the lockbox are required to be released to the borrowers on each business day unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Wells Fargo Center Tampa Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Wells Fargo Center Tampa Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Wells Fargo Center Tampa Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Wells Fargo Center Tampa Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon (i) the occurrence and continuance of an event of default (subject to any applicable notice and cure period), (ii) the debt service coverage ratio falling below 1.25x (provided that a Trigger Period pursuant to this clause (ii) will not be deemed to exist to the extent that and for so long as the Collateral Cure Conditions (defined below) are satisfied), or (iii) the occurrence of a Specified Tenant Trigger Period (defined below); and (B) terminating upon, as applicable (i) the cure of the applicable event of default, (ii) the debt service coverage ratio remaining at or above 1.25x for two consecutive calendar quarters (calculated on an interest only basis), and (iii) a Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” mean the borrowers have deposited cash into an account with the lender or delivered a letter of credit which, in either case, serves as additional collateral for the Wells Fargo Center Tampa Whole Loan, in an amount equal to $1,043,900 (the “Collateral Deposit Amount”) and, thereafter, for so long as the borrowers elect to satisfy the

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Collateral Cure Conditions in order to avoid a Trigger Period, on each one year anniversary of the date the borrowers made said deposit (or delivered said letter of credit), the borrowers deposit additional cash collateral in the amount of the Collateral Deposit Amount or shall increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount. The collateral referenced in this definition will be returned to the borrowers, provided that no event of default is ongoing under the Wells Fargo Center Tampa Whole Loan documents, upon the full repayment of the debt or at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured had the borrowers not satisfied the Collateral Cure Conditions (i.e. at such time as the debt service coverage ratio (without taking into account the cash deposit and/or letter of credit) equals or is greater than 1.30x for two consecutive calendar quarters).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) an event of default under the applicable Specified Tenant (defined below) lease has occurred beyond all applicable notice, cure and grace periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (as defined below) (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant Space (a “Go Dark Trigger”), it being acknowledged that Specified Tenant will not be deemed to fail to be in occupancy or open for business solely as a result of (x) any company-wide work from home policy of any Specified Tenant implemented at the Wells Fargo Center Tampa Property due to the COVID-19 pandemic or any similar public health emergency or any governmental edict, action, declarations, quarantines, regulation or circumstance, (y) the repair, restoration or improvements of the Wells Fargo Center Tampa Property or the Specified Tenant Space, or (z) work from home flexibility consistent with other similarly situated tenants, (iii) Specified Tenant giving notice that it is terminating its lease for all or more than 30% of the Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant’s lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant’s lease on or prior to the date occurring on the earlier of (a) 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (b) the notice period required under the applicable Specified Tenant’s lease in accordance with the applicable terms and conditions thereof for a term of five years; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence may include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (defined below) or (2) the borrowers leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Wells Fargo Center Tampa Whole Loan documents for a minimum term of five years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease (or the borrowers have deposited any free rent with the lender).

A “Specified Tenant” means, as applicable, any tenant which, individually or when aggregated with all other leases at the Wells Fargo Center Tampa Property with the same tenant or its affiliate, either (A) accounts for 11% or more of the total rental income for the Wells Fargo Center Tampa Property, or (B) demises 11% or more of the Wells Fargo Center Tampa Property’s gross leasable area. As of August 10, 2022, Wells Fargo Bank is the sole Specified Tenant at the Wells Fargo Center Tampa Property.

“Specified Tenant Space” means the portion of the Wells Fargo Center Tampa Property demised as of the date of origination of the Wells Fargo Center Tampa Whole Loan to the initial Specified Tenant pursuant to the initial Specified Tenant’s lease.

“Specified Tenant Cure Conditions” means (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of such lease and of the Wells Fargo Center Tampa Whole Loan documents for the a minimum term of 5 years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings or the applicable Specified Tenant lease has been assumed or affirmed pursuant to a final, non-appealable order of a court of

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competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease (or any free rent is deposited with lender), (vii) the applicable Specified Tenant Space has been re-let for a minimum of five years and (viii) in the event the Specified Tenant Trigger Period is due to a Go Dark Trigger, the applicable Specified Tenant with respect to which such Go Dark Trigger occurred satisfies the Excess Cash Flow Cure Condition (defined below).

“Excess Cash Flow Cure Condition” means that the following conditions are satisfied: (i) a Trigger Period has occurred and is continuing solely as the result of the occurrence of a Go Dark Trigger and no other Trigger Period exists, and (ii) either (a) the amount of funds on deposit in the excess cash flow account equals or exceeds an amount equal to the next one year of full, unabated rent payments from the applicable Specified Tenant or (b) the borrowers have deposited cash or a letter of credit into the excess cash flow account in an amount which equals or exceeds an amount equal to the next one year of full, unabated rent payments from the applicable Specified Tenant.

Partial Release. Not Permitted.

Subordinate Debt. None.

Mezzanine Debt. None.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,500,000	Property Type - Subtype:	Industrial – Warehouse
% of IPB:	3.8%	Net Rentable Area (SF):	822,771
Loan Purpose:	Acquisition	Location:	Wilkes Barre, PA
Borrower:	Wilkes Barre Owner LLC	Year Built / Renovated:	1990 / NAP
Borrower Sponsors:	Lee Neibart and William Mack	Occupancy:	100.0%
Interest Rate:	6.17000%	Occupancy Date:	8/2/2022
Note Date:	8/2/2022	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,426,750
Call Protection(2):	L(26),D(90),O(4)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,426,750
Additional Debt(1):	Yes	UW NCF:	$6,426,750
Additional Debt Balance(1):	$32,500,000	Appraised Value / Per SF:	$112,900,000 / $137
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/1/2022

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$73
Taxes:	$117,913	Springing	N/A	Maturity Date Loan / SF:	$73
Insurance:	$61,924	Springing	N/A	Cut-off Date LTV:	53.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.1%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	1.71x
				UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$60,000,000	53.5%	Purchase Price	$110,000,000	98.0%
Borrower Sponsor Equity	47,228,686	42.1	Closing Costs	2,048,849	1.8
Preferred Equity	5,000,000	4.5	Upfront Reserves	179,837	0.2
Total Sources	$112,228,686	100.0%	Total Uses	$112,228,686	100.0%
(1)	The Saks Fulfillment Center Mortgage Loan (as defined below) is part of the Saks Fulfillment Center Whole Loan (as defined below) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Financial Information presented above is calculated based on the outstanding balance of the Saks Fulfillment Center Whole Loan.
(2)	Defeasance of the Saks Fulfillment Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Saks Fulfillment Center Whole Loan to be securitized and (b) August 2, 2025. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in October 2022. The actual lockout period may be longer.
(3)	The Saks Fulfillment Center Property (as defined below) does not have any operating history as the borrower recently acquired the property from the prior owner and leased it back to such prior owner in a sale-leaseback transaction, and the related lease commenced on August 2, 2022.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The tenth largest mortgage loan (the “Saks Fulfillment Center Mortgage Loan”) is part of a whole loan (the “Saks Fulfillment Center Whole Loan”) that is secured by the borrower’s fee interest in an 822,771 square foot industrial property located in Wilkes Barre, Pennsylvania (the “Saks Fulfillment Center Property”). The Saks Fulfillment Center Whole Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Saks Fulfillment Center Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $27,500,000 and represents approximately 3.8% of the Initial Pool Balance.

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The Saks Fulfillment Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization (into which Note A-2 and Note A-5 were contributed) until the closing date of the BMO 2022-C3 securitization. On or after the closing date of the BMO 2022-C3 securitization, the Saks Fulfillment Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C3 securitization. The Saks Fulfillment Center Whole Loan was originated on August 2, 2022 by Bank of Montreal and accrues interest at a fixed rate of 6.17000% per annum. The Saks Fulfillment Center Whole Loan has an initial term of 120 months, a remaining term of 118 months and is interest only for the full term. The scheduled maturity date of the Saks Fulfillment Center Whole Loan is the due date that occurs in August 2032. The proceeds of the Saks Fulfillment Center Whole Loan were used to acquire the Saks Fulfillment Center Property, pay origination costs and fund upfront reserves.

The table below summarizes the promissory notes that comprise the Saks Fulfillment Center Whole Loan. The relationship between the holders of the Saks Fulfillment Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary(1)
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BMO 2022-C3	Yes
A-2	$17,500,000	$17,500,000	BBCMS 2022-C17	No
A-3(2)	$10,000,000	$10,000,000	BMO	No
A-4	$7,500,000	$7,500,000	BMO 2022-C3	No
A-5	$5,000,000	$5,000,000	BBCMS 2022-C17	No
Whole Loan	$60,000,000	$60,000,000
(1)	The Saks Fulfillment Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 until the closing date of the BMO 2022-C3 securitization. On or after the closing date of the BMO 2022-C3 securitization, the Saks Fulfillment Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C3 securitization.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The Saks Fulfillment Center Property consists of an 822,771 square foot industrial warehouse situated on 61.22 acres in Wilkes Barre, Pennsylvania. The Saks Fulfillment Center Property was developed in 1990 and is comprised of one, three-story warehouse building occupied by a single tenant. The Saks Fulfillment Center Property has a total of 1,528 surface parking spaces, resulting in a ratio of approximately 1.86 spaces per 1,000 square feet. On August 2, 2022, the borrower acquired the Saks Fulfillment Center Property from The Saks Fifth Avenue Fulfillment Center (HBC) (“Saks Fifth Avenue Fulfillment Center”) and leased 100% of the property to Saks Fifth Avenue Fulfillment Center in a sale-leaseback transaction.

The Saks Fulfillment Center Property is located approximately one mile southeast of the Susquehanna River in between US Highway 81 and State Highway 11, approximately 1.1 miles from the urban core of Wilkes Barre, Pennsylvania. The immediate surroundings of the Saks Fulfillment Center Property are heavily concentrated with primarily retail and medical space. The Saks Fulfillment Center Property is located nearby the Wyoming Valley Mall and Wilkes Barre Commons which help to frame the area as a commercial center within Wilkes Barre.

COVID-19 Update. As of August 2, 2022, the Saks Fulfillment Center Property was open and operating. As of the date of this term sheet, the Saks Fulfillment Center Whole Loan is not subject to any forbearance, modification, or debt service relief requests. The first payment date of the Saks Fulfillment Center Whole Loan was September 6, 2022.

Major Tenant.

Saks Fifth Avenue Fulfillment Center (822,771 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Saks Fifth Avenue Fulfillment Center is the primary national distribution center for Saks Fifth Avenue and Saks Off Fifth. In 2021, Hudson Bay Company partnered with Insight Partners to establish Saks Fifth Avenue’s ecommerce business as a standalone company known as Saks. Saks Fifth Avenue is a luxury apparel retailer through ecommerce and 41 physical locations. Saks Fifth Avenue Fulfillment Center sold the Saks Fulfillment Center Property to the borrower and leased it back from the borrower under a triple net lease with a commencement date of August 2, 2022 and a scheduled expiration date of August 1, 2047. The tenant under the Saks Fifth Avenue Fulfillment Center lease has three, 10-year renewal options. Saks Fifth Avenue Fulfillment Center’s lease contains no early termination or contraction options.

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Environmental. According to the Phase I environmental assessment dated June 23, 2022, there was no evidence of any recognized environmental conditions at the Saks Fulfillment Center Property.

The following table presents certain information relating to the historical and current occupancy of the Saks Fulfillment Center Property:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
NAV	NAV	NAV	100.0%
(1)	The historical occupancy is not available as the borrower recently acquired the property from the current sole tenant and leased it back to such tenant in a sale-leaseback transaction under a lease that commenced on August 2, 2022.
(2)	Current Occupancy is as of August 2, 2022.

The following table presents certain information relating to the sole tenant for the Saks Fulfillment Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Saks Fifth Avenue Fulfillment Center	NR/NR/NR	822,771	100.0%	$8.02	$6,600,000	100.0%	8/1/2047
Occupied Collateral Total / Wtd. Avg.		822,771	100.0%	$8.02	$6,600,000	100.0%

Vacant Space		0	0.0%

Collateral Total		822,771	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2022. The first rent payment date under the related lease was August 2, 2022.

The following table presents certain information relating to the tenant lease expiration dates of the Saks Fulfillment Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	822,771	100.0	6,600,000	100.0	822,771	100.0%	$6,600,000	100.0%
Total	1	822,771	100.0%	$6,600,000	100.0%
(1)	Based on the underwritten rent roll dated August 2, 2022.

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Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,600,000	$8.02	97.6%
Rent Steps(3)	165,000	0.20	2.4
Gross Potential Rent	$6,765,000	$8.22	100.0%
Other Income	0	0.00	0.0
Net Rental Income	$6,765,000	$8.22	100.0%
(Vacancy)	(338,250)	(0.41)	(5.0)
Effective Gross Income	$6,426,750	$7.81	95.0%

Total Expenses	0	0.00	0.0

Net Operating Income	$6,426,750	$7.81	100.0%

Capital Expenditures	0	0.00	0.0
TI / LC	0	0.00	0.0

Net Cash Flow	$6,426,750	$7.81	100.0%
(1)	The borrower acquired the Saks Fulfillment Center Property from, and leased it back to, Saks Fifth Avenue Fulfillment Center under a triple net lease that commenced on August 2, 2022 in a sale-leaseback transaction.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent Steps include rent steps through August 2, 2023.

The Market. The Saks Fulfillment Center Property is located in Wilkes Barre, Luzerne County, Pennsylvania, within the Scranton-Wilkes-Barre metropolitan statistical area (“Scranton MSA”). According to the appraisal, the Scranton MSA is roughly defined as the geographic region known as the Wyoming Valley, which lies in the northeast region of Pennsylvania between the Moosic and West mountain ranges. The Scranton MSA is approximately 117 miles northwest of New York City and 132 miles north of Philadelphia. The Scranton MSA is a region historically known for its iron production and anthracite coal mining in the nineteenth century, with its peak coal production reached in the mid-20th century. Today, the area is home to major manufacturing, distribution, and back-office centers. The Scranton MSA is also home to several colleges and universities, two of the largest include the University of Scranton and The Commonwealth Medical College, both located in the city of Scranton. According to the appraisal, the estimated 2022 population within a one-mile, three-mile and five-mile radius of the Saks Fulfillment Center Property totaled 5,916, 63,495 and 110,409 people, respectively, and estimated 2022 median household income for the same radii was $37,553, $47,889 and $50,926, respectively.

According to the appraisal, the Saks Fulfillment Center Property is situated within the I-81 Corridor Industrial submarket. As of the first quarter of 2022, the I-81 Corridor Industrial submarket contained total inventory of approximately 64.2 million square feet with a 6.0% vacancy rate and average annual NNN rental rates of $4.51 per square foot.

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The following table presents certain information relating to comparable industrial leases to the Saks Fulfillment Center Property:

Comparable Industrial Leases(1)
Property Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
250 Highland Park Boulevard Wilkes Barre, PA	1990	822,771(2)	Saks Fifth Avenue Fulfillment Center(2)	822,771(2)	$8.02(2)	Jul-2022(2)	25.0(2)	Triple Net
8449 Congdon Hill Drive Alburtis, PA	2021	NAV	NAV	925,910	$7.50	Aug-2021	5.0	Triple Net
3585 South Church Street Whitehall, PA	2021	NAV	NAV	504,900	$7.25	Sep-2021	5.2	Triple Net
250 Radar Road Northampton, PA	2020	NAV	NAV	290,788	$7.20	July-2021	5.0	Triple Net
4275 Fritch Drive Bethlehem, PA	2012	NAV	NAV	228,000	$8.90	May-2022	3.0	Triple Net
323 Logistics Drive Hamburg, PA	2022/2023	NAV	NAV	214,563	$7.65	Dec-2023	7.2	Triple Net
2258 Howertown Road Northampton, PA	2021	NAV	NAV	953,336	$8.00	Dec-2021	7.3	Triple Net
125 Stonewood Road York, PA	2021	NAV	NAV	221,621	$7.50	Dec-2021	3.1	Triple Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 2, 2022.

The Borrower. The borrower is Wilkes Barre Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Saks Fulfillment Center Whole Loan.

The Borrower Sponsors. The borrower sponsors for the Saks Fulfillment Center Whole Loan are Lee Neibart and William Mack. The non-recourse carveout guarantor for the Saks Fulfillment Center Whole Loan is WRS Advisors IV LLC, which is controlled by the two sons of William Mack. Mr. Neibart is currently a director of Hudson Bay Company. Mr. Neibart previously served as Senior Partner and Chairman of the Real Estate Group of Ares Management LLC from 1993 to 2013 while previously acting as Global CEO of AREA Property Partners. Mr. Mack started his career in a development role within his family business which eventually became Mack-Cali. In 1993 Mr. Mack co-founded Apollo Real Estate Advisors which was eventually sold in 2013. Since then, Mr. Mack has continued his involved in the commercial real estate space through his role as co-founder of the Mack Real Estate Group. Certain affiliates and indirect equity owners of the Saks Fulfillment Center Whole Loan borrower are the borrowers and lenders of certain intercompany loans, as further described under “Intercompany Notes” below.

Property Management. The Saks Fulfillment Center Property is self-managed.

Escrows and Reserves. At loan origination, the borrower deposited approximately (i) $117,913 into a tax reserve and (ii) $61,924 into an insurance reserve.

Tax Reserve – On each due date, the borrower will be required to deposit an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12-months, provided such tax reserve will be conditionally waived so long as (i) no event of default has occurred and is continuing, (ii) the borrower or the tenant under a Lease Sweep Lease (as defined below) pays all real estate property taxes when due and payable with respect to the Saks Fulfillment Center Property directly to the applicable governmental taxing authority and the borrower delivers to the lender evidence thereof no later than 10 business days prior to the applicable due date thereof and (iii) there is on deposit in the tax account with respect to real estate property taxes an amount not less than $117,912.50.

Insurance Reserve – On each due date, the borrower will be required to deposit an amount equal to 1/12th of the annual insurance premiums that the lender estimates will be payable for the renewal of coverage if the borrower does not maintain an approved blanket or umbrella policy, provided such insurance reserve will be conditionally waived so long as (i) no event of default has occurred and is continuing, (ii) the borrower pays all insurance premiums when due and payable and the borrower delivers to the lender evidence thereof no later than 10 business days prior to the applicable due date thereof and

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(iii) there is on deposit in the insurance premium account with respect to insurance premiums an amount not less than $61,924.25.

Replacement Reserve – On a monthly basis during the continuance of a Trigger Period (as defined below), the borrower is required to escrow an amount equal to approximately $6,856 for capital expenditures.

TI / LC Reserve — On a monthly basis during the continuance of a Trigger Period, the borrower is required to escrow an amount equal to approximately $27,426 for tenant improvement and leasing costs.

Lockbox / Cash Management. The Saks Fulfillment Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. The Saks Fulfillment Center Whole Loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. During the continuance of a Trigger Period, funds on deposit in the lockbox account are required to be swept each business day into a lender-controlled cash management account and applied on each payment date (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the Saks Fulfillment Center Whole Loan, (iii) to make deposits into the replacement reserves and TI / LC reserves, (iv) to pay any other amounts then due and payable under the Saks Fulfillment Center Whole Loan documents (including, without limitation, to the cash management bank and servicer for fees and expenses incurred in connection with the Saks Fulfillment Center Whole Loan documents), and (v) funds in an amount equal to the monthly operating expense budgeted amount and any then-current lender-approved extraordinary expenses, if any, with any excess cash after such application required to be deposited (A) if a Lease Sweep Period (as defined below) is continuing, into a lease sweep reserve to be applied to pay the costs of re-tenanting the applicable space, or (B) if no Lease Sweep Period is continuing, and any other Trigger Period is continuing, into a lender-controlled account to be held as additional collateral for the Saks Fulfillment Center Whole Loan during such Trigger Period.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the Saks Fulfillment Center Whole Loan, (ii) the debt yield is less than 8.5% based on the Saks Fulfillment Center Whole Loan documents or (iii) the commencement of a Lease Sweep Period, and will end, if (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender, (B) with respect to a Trigger Period continuing due to clause (ii), the date that the debt yield is at least 8.5% for two consecutive calendar quarters, or (C) with respect to a Trigger Period continuing due to clause (iii), termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence on the first due date following the occurrence of any of the following: (i) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date; (ii) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising any right to terminate its Lease Sweep Lease; (iii) the date that any tenant under a Lease Sweep Lease (x) discontinues its business (i.e., “goes dark”) in its Lease Sweep Space (as defined below) at the Saks Fulfillment Center Property (or any material portion thereof) for a period in excess of 90 consecutive days or (y) vacates or ceases occupying its Lease Sweep Space at the Saks Fulfillment Center Property (or any material portion thereof) for a period in excess of 90 consecutive days; provided, however, that a Lease Sweep Period will not be triggered as a result of this clause (y) for so long as the Lease Sweep Vacate Conditions (as defined below) are met; (iv) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (v) upon a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease or its parent.

A Lease Sweep Period will end (A) in the case of clauses (i), (ii), (iii) and (v) above, upon the occurrence of an Acceptable Lease Sweep Lease Event (as defined below); (B) in the case of clause (i) and (ii) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (C) in the case of clause (iii) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space at the Saks Fulfillment Center Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of two consecutive months following such cure; (D) in the case of clause (iv) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of two consecutive

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months following such cure; and (E) in the case of clause (v) above, either (a) the applicable bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease or its parent has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

An “Acceptable Lease Sweep Lease Event” means at least 80% of the gross leasable area of the Saks Fulfillment Center Property is leased pursuant to one or more Qualified Leases (as defined below) that provide, in the aggregate, rent payable by the tenant(s) thereunder that equal or exceed the full unabated rental payments under the Saks Lease (as defined below) and each of the following conditions shall have been satisfied: the borrower has delivered to the lender (A) an officer’s certificate attaching a complete copy of such Qualified Lease(s) and confirming the same to be a true, correct and complete copy thereof, and confirming that: (1) the applicable tenant(s) have accepted possession of the premises demised under such Qualified Lease(s), (2) the applicable tenant(s) are in occupancy of all of the space demised under such Qualified Lease(s) and are open for business and paying regularly scheduled payments of base rent in accordance with the Qualified Lease(s) without right of abatement, offset or credit and any free rent periods, if any, have expired, (3) the applicable tenant(s) (or its corporate parent(s)) is/are not the subject of a bankruptcy action, and (4) all leasing commissions payable in connection with any such Qualified Lease(s) have been paid in full and all tenant improvement obligations, or allowances, concessions or rebates or other landlord obligations of an inducement nature have been completed and paid in full; and (B) at the lender’s option, a tenant estoppel certificate from the applicable tenant(s) in the form prescribed by the applicable Qualified Lease or otherwise in form and substance reasonably satisfactory to the lender and substantially consistent with the tenant estoppel certificate delivered by Saks & Company LLC in connection with the origination of the Sake Fulfillment Center Whole Loan confirming the conditions set forth in clauses (1) through and including (4) above have been satisfied.

A ”Qualified Leases” means either: (A) the original Lease Sweep Lease or a modification of the Lease Sweep Lease approved or deemed approved by the lender, such approval not to be unreasonably withheld, conditioned or delayed so long as no event of default under the Saks Fulfillment Center Whole Loan documents is continuing, or (B) a replacement lease (i) with a tenant that is creditworthy in the lender’s reasonable discretion, (ii) with a term that extends at least three years beyond the end of the term of the Saks Fulfillment Center Whole Loan and with an initial term of at least 10 years, (iii) entered into in accordance with the Saks Fulfillment Center Whole Loan documents and (iv) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

A “Saks Lease” means that certain industrial lease, dated as of August 2, 2022, between the borrower, as successor landlord, and Saks & Company LLC, as tenant, as the same may be amended, modified, supplemented, restated, assigned or replaced from time to time in accordance with the Saks Fulfillment Center Whole Loan documents.

A “Lease Sweep Lease” means (i) the Saks Lease or (ii) any renewal or replacement lease with respect to all or a portion of the Lease Sweep Space.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

A “Lease Sweep Vacate Conditions” means the satisfaction of all of the following: (a) the applicable tenant under the Lease Sweep Lease vacates or ceases to occupy its Lease Sweep Space at the Saks Fulfillment Center Property in connection with the restoration of the improvements (situated on the Saks Fulfillment Center Property) owned or leased by such tenant as a result of a casualty, which such restoration is performed in accordance with the terms of the Lease Sweep Lease and, in the lender’s reasonable judgment, there are sufficient insurance proceeds to fully complete such restoration (excluding the deductible), (b) in the lender’s reasonable judgment, the applicable tenant has commenced and is diligently pursuing completion of such restoration and (c) the lender is satisfied that such discontinuance of business does not exceed a period of 120 days.

Subordinate Debt. None.

Mezzanine Debt. None.

Preferred Equity. On the Saks Fulfillment Center Whole Loan origination date, HBC Wilkes-Barre LLC, an affiliate of Hudson’s Bay Company, which is also an affiliate of Saks Fifth Avenue Fulfillment Center, the sole tenant at the Saks Fulfillment Center Property, made a preferred equity investment of $5,000,000 (the “Preferred Equity Investment”) into a

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direct member of the borrower. The Preferred Equity Investment has a required outside redemption date that is 15 years after the Saks Fulfillment Center Whole Loan origination date. Such preferred equity investor is not under control (or common control) with the borrower sponsors and does not own any common equity in the borrower. All returns and/or repayments of the Preferred Equity Investment will be made solely to the extent of available excess cash flow after payment of all of the obligations of the borrower then due and payable under the Saks Fulfillment Center Whole Loan documents. For the first 95 months of the Preferred Equity Investment term, the preferred equity investor will be entitled to a priority return at a current pay rate of 3.0%, and, starting in month 96 and for the remainder of the Preferred Equity Investment term, the Preferred Equity Investment will also be amortized down using all available excess cash flow. The Preferred Equity Investment is not evidenced by any promissory note or secured by any assets of the borrower. The preferred equity investor has no contractual remedies under the limited liability company agreement of the borrower (including, without limitation, any forced change in control of the borrower) as a result of its failure to receive any preferred return or repayment of the Preferred Equity Investment during the term of the Saks Fulfillment Center Whole Loan.

Partial Release. Not permitted.

Ground Lease. None.

Intercompany Notes. An indirect member of the borrower is the obligor on (i) an unsecured intercompany loan with an original outstanding principal balance of $7,275,569 in favor of another affiliate of the borrower that is scheduled to mature on January 1, 2033, and (ii) 43 separate unsecured intercompany loans with an aggregate original outstanding principal balance of $60,403,899 in favor of various indirect equity owners of the borrower that are scheduled to mature on January 1, 2051 and are junior in priority to the intercompany loan described clause (i). Each intercompany loan lender has agreed with the Saks Fulfillment Center Whole Loan lender pursuant to a subordination and standstill agreement that, for so long as the Saks Fulfillment Center Whole Loan is outstanding, among other things, (i) it will not exercise remedies or commence any legal, equitable, or other proceedings against the related intercompany loan borrower in connection with the related intercompany loans, (ii) it will not amend or modify any of the related intercompany loan documents without the Saks Fulfillment Center Whole Loan lender’s consent, and (iii) subject to the following sentence, its rights are subject and subordinate in all respects to the Saks Fulfillment Center Whole Loan lender’s rights under the Saks Fulfillment Center Whole Loan documents. Pursuant to each such subordination and standstill agreement, (a) the related intercompany loan lenders are permitted to receive from the related intercompany loan borrower regular monthly interest payments and a principal paydown of the related intercompany loan in a maximum amount equal to the then-available excess cash from the Saks Fulfillment Center Property (after payment of all monthly Whole Loan debt service, reserves, and property-related expenses then due under the Saks Fulfillment Center Whole Loan documents), (b) the related intercompany loan lenders are permitted to allow certain limited transfers of the related intercompany loans in connection with the estate planning and/or death of an intercompany lender subject to, among other things, the Saks Fulfillment Center Whole Loan borrower sponsors (or Richard Mack and Stephen Mack, the two sons of William Mack (one of the borrower sponsors), the “Permitted Controlling Family Members”) continuing to own equity in and control the Saks Fulfillment Center Whole Loan borrower, and (c) the lenders of the subordinate intercompany loans described in clause (ii) above are permitted to convert all or any portion of the related intercompany loans to a corresponding equity interest in the related intercompany loan borrower at any point subject to, among other things, the Permitted Controlling Family Members continuing to own equity in and control the Saks Fulfillment Center Whole Loan borrower, the Saks Fulfillment Center Whole Loan borrower delivering an updated organizational chart confirming that the previous intercompany loan lenders continue to be direct and indirect owners of the borrower following such conversion, and the Saks Fulfillment Center Whole Loan borrower delivering evidence to the Saks Fulfillment Center Whole Loan lender that such conversion will not result in any transfer tax payable by the Saks Fulfillment Center Whole Loan borrower pursuant to applicable law. The non-recourse guarantor of the Saks Fulfillment Center Whole Loan has agreed to indemnify the Saks Fulfillment Center Whole Loan lender for any losses incurred by it in connection with transfer taxes payable as a result of such conversion of the subordinate intercompany loans into the equity interests in the related intercompany loan borrowers.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,000,000	Title:	Fee
Cut-off Date Principal Balance:	$27,000,000	Property Type – Subtype:	Office – Medical
% of IPB:	3.7%	Net Rentable Area (SF):	135,459
Loan Purpose:	Refinance	Location:	West Bloomfield, MI
Borrower:	Lakes Professional Building, L.L.C.	Year Built / Renovated:	2004 / NAP
Borrower Sponsors:	Alan Goldsmith, Ronald Lederman and Jason Golnick	Occupancy:	98.4%
Interest Rate:	5.99000%	Occupancy Date:	8/29/2022
Note Date:	8/31/2022	4th Most Recent NOI (As of):	$2,724,767 (12/31/2019)
Maturity Date:	9/6/2032	3rd Most Recent NOI (As of):	$2,820,428 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,825,525 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$2,904,673 (TTM June 30, 2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,065,698
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,322,803
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,742,895
Additional Debt:	No	UW NCF:	$2,580,254
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$48,000,000 / $354
Additional Debt Type:	N/A	Appraisal Date:	7/12/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$199
Taxes:	$41,485	$41,485	N/A	Maturity Date Loan / SF:	$199
Insurance:	$36,963	$3,080	N/A	Cut-off Date LTV:	56.3%
Replacement Reserve:	$50,000	$2,258	$81,276	Maturity Date LTV:	56.3%
TI / LC(1):	$0	$11,296	$500,000	UW NCF DSCR:	1.57x
				UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$27,000,000	100.0%	Loan Payoff	$22,778,285	84.4%
			Principal Equity Distribution	$3,213,378	11.9
			Closing Costs	$879,889	3.3
			Upfront Reserves	$128,448	0.5
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%
(1)	The TI / LC reserve cap will be in effect only upon satisfaction of the following conditions: 88% or more of the square footage at the Lakes Medical Center Property (defined below) has been leased to one or more tenants under leases reasonably acceptable to the lender and such tenants are in actual, physical occupancy of, and open to the public for business in, the space demised under such leases and paying the full amount of the rent under such leases.

The Loan. The Lakes Medical Center loan (the “Lakes Medical Center Mortgage Loan”) is secured by a first mortgage lien on the borrower’s fee simple interest in a medical office property located in West Bloomfield, Michigan (the “Lakes Medical Center Property”). The Lakes Medical Center Mortgage Loan was originated on August 31, 2022 by CREFI and accrues interest at an interest rate of 5.99000% per annum. The Lakes Medical Center Mortgage Loan has an original term of 120 months, a remaining term of 119 months and is interest only for the entire term. The scheduled maturity date of the Lakes Medical Center Mortgage Loan is the due date that occurs September 6, 2032.

The Property. The Lakes Medical Center Property is a 135,459 square foot, two-story medical office building located in West Bloomfield, Michigan. The Lakes Medical Center Property was constructed in 2004 and is situated on a 9.38-acre site. The Lakes Medical Center Property includes 489 uncovered parking spaces resulting in a parking ratio of 3.61 per 1,000 square feet of net rentable area. As of August 29, 2022, the Lakes Medical Center Property was 98.4% leased to 22 tenants.

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COVID-19 Update. As of August 31, 2022, the Lakes Medical Center Property is open and operational and there were no outstanding rent relief requests. The first payment date of the Lakes Medical Center Mortgage Loan is October 6, 2022.

Major Tenants. The three largest tenants based on underwritten base rent are Shores III, L.L.C., ERJ Properties and Aperture Labs, LLC.

The largest tenant at the Lakes Medical Center Property is Shores III, L.L.C. (“Shores 3”) (30,962 square feet; 22.9% of NRA; 23.2% of underwritten base rent). Shores 3 has been occupying its space since March 2003 and has a lease expiration date of August 31, 2034. Shores 3 is subletting the premises to West Bloomfield Surgery Center, LLC (“Lakes Surgery Center”), Trinity Health, and Michigan Institute of Urology, P.C. (“MIU”). Shores 3 has two, five-year renewal options and no termination options.

Lakes Surgery Center, who subleases 20,739 square feet from Shores 3, is an ambulatory surgery center which performs outpatient surgery and surgical care. Lakes Medical Center has been occupying its space since January 1, 2004, renewed its sublease in July 2018 and has a sublease expiration of June 30, 2030. Lakes Surgery Center has three, five-year renewal options and a one-time right to terminate effective June 30, 2027. Lakes Surgery Center may only exercise a termination option with written notice on or before January 1, 2025.

Trinity Health, who subleases 5,388 square feet from Shores 3 is a not-for-profit health care system. Formed in 2013 from the combination of two national health systems, the Trinity Health System includes 88 hospitals, 131 continuing care locations, 125 urgent care locations and various health and well-being services. Based in Livonia, Michigan, its annual operating revenue is $20.2 billion. Trinity Health occupies space at Lakes Medical Center for health imaging services which includes ultrasounds, digital mammography and x-rays. Trinity Health has been occupying its space since February 15, 2011, renewed its sublease in March 2021 and has a sublease expiration of February 28, 2024. Trinity Health has no renewal options and has the right to terminate its sublease at any time. Trinity Health may only exercise a termination option with 180 days written notice.

MIU, who subleases 4,835 square feet from Shores 3, is a specialty Urology practice with 22 locations across Southeastern Michigan. MIU has been occupying its space since March 13, 2003, renewed its lease in June 2020 and has a lease expiration of July 31, 2026. MIU has three, five-year renewal options and no termination options.

The second largest tenant is ERJ Properties (15,591 square feet; 11.5% of NRA; 11.7% of underwritten base rent). ERJ Properties is a medical practice and provides comprehensive orthopedic services including on-site rehabilitation services. ERJ Properties specializes in minimally invasive arthroscopic surgery, joint replacement of the knee, hip, and shoulder, treatment options such as physical therapy, injection therapy, and regenerative medicine. ERJ Properties has been occupying its space since March 2003 and has a lease expiration of August 31, 2034. ERJ Properties has one, five-year renewal option and no termination options.

The third largest tenant is Aperture Labs, LLC (“Aperture Labs”) (10,685 square feet; 7.9% of NRA; 8.0% of underwritten base rent). Aperture Labs provides psychiatric and psychotherapy services for mental health issues. Aperture Labs’ services include depression, anxiety issues, bipolar disorder, psychotic illness, borderline personality disorder, substance abuse and addiction, trauma related issues, relationship difficulties, life transitions, and behavior problems. Aperture Labs has been occupying its space since June 2014, expanded in January 2020 and June 2021, and has a lease expiration of August 31, 2034. Aperture Labs has one, five-year renewal option and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Lakes Medical Center Property:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
97.0%	97.0%	98.0%	98.4%
(1)	Historical occupancies are the annual average physical occupancy of each respective year.
(2)	Current occupancy is based on rent rolls dated August 29, 2022.
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The following table presents certain information relating to the largest tenants based on underwritten base rent of the Lakes Medical Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date(3)(4)
Shores 3(5)	NR/NR/NR	30,962	22.9%	$22.00	$681,164	23.2%	8/31/2034
ERJ Properties	NR/NR/NR	15,591	11.5	$22.00	343,024	11.7	8/31/2034
Aperture Labs	NR/NR/NR	10,685	7.9	$22.00	235,074	8.0	8/31/2034
MKBY	NR/NR/NR	7,062	5.2	$22.00	155,364	5.3	8/31/2034
Encompass Holdings	NR/NR/NR	6,509	4.8	$22.00	143,198	4.9	8/31/2034
GKF Enterprise	NR/NR/NR	5,985	4.4	$22.00	131,670	4.5	8/31/2034
Dell	NR/NR/NR	5,616	4.1	$22.00	123,552	4.2	8/31/2034
Lakes PM	NR/NR/NR	5,153	3.8	$22.00	113,366	3.9	8/31/2034
Pediatric Care Realty	NR/NR/NR	4,067	3.0	$22.00	89,474	3.1	8/31/2034
Northport Pointe Holdings	NR/NR/NR	3,867	2.9	$22.00	85,074	2.9	8/31/2034
Largest Tenants		95,497	70.5%	$22.00	$2,100,960	71.7%
Remaining Tenants		37,844	27.9	$21.94	830,457	28.3
Total Occupied		133,341	98.4%	$21.98	$2,931,417	100.0%
Vacant Space		2,118	1.6
Total / Wtd. Avg. All Owned Tenants		135,459	100.0%
(1)	Based on the underwritten rent roll dated August 29, 2022.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps of $660 for Befitting You Medical Supplies underwritten through October 1, 2022.
(3)	Shores 3 has two, five-year renewal options.
(4)	ERJ Properties, MKBY, Encompass Holdings, GKF Enterprise, Dell, Lakes PM, Pediatric Care Realty, and Northport Pointe Holdings each have one, five-year renewal options.
(5)	Shores 3 subleases 20,739 SF of its premises to Lakes Surgery Center, 5,388 SF of its premises to Trinity Health, and 4,835 SF of its premises to MIU.

The following table presents certain information relating to the tenant lease expirations of the Lakes Medical Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of Net Rental Area Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	2,118	1.6%	NAP	NAP	2,118	1.6%	NAP	NAP
MTM	2	2,624	1.9	$48,290	1.6%	4,742	3.5%	$48,290	1.6%
2022	0	0	0.0	0	0.0	4,742	3.5%	$48,290	1.6%
2023	1	540	0.4	19,200	0.7	5,282	3.9%	$67,490	2.3%
2024	1	1,179	0.9	25,938	0.9	6,461	4.8%	$93,428	3.2%
2025	0	0	0.0	0	0.0	6,461	4.8%	$93,428	3.2%
2026	0	0	0.0	0	0.0	6,461	4.8%	$93,428	3.2%
2027	0	0	0.0	0	0.0	6,461	4.8%	$93,428	3.2%
2028	0	0	0.0	0	0.0	6,461	4.8%	$93,428	3.2%
2029	0	0	0.0	0	0.0	6,461	4.8%	$93,428	3.2%
2030	0	0	0.0	0	0.0	6,461	4.8%	$93,428	3.2%
2031	0	0	0.0	0	0.0	6,461	4.8%	$93,428	3.2%
2032 & Thereafter	31	128,998	95.2	2,837,990	96.8	135,459	100.0%	$2,931,417	100.0%
Total	35	135,459	100.0%	$2,931,417	100.0%
(1)	Based on the underwritten rent roll dated August 29, 2022.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring, and Cumulative % of UW Base Rent Expiring include contractual rent steps of $660 underwritten for Befitting You Medical Supplies through October 1, 2022.
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The following table presents certain information relating to the operating history and underwritten cash flows at the Lakes Medical Center Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$2,822,138	$2,904,676	$2,875,822	$2,876,398	$2,930,757	$21.64	68.5%
Contractual Rent Steps(4)	0	0	0	0	660	$0.00	0.0%
Potential Income from Vacant Space	0	0	0	0	68,338	$0.50	1.6%
Total Reimbursements	1,159,682	1,193,852	1,207,400	1,198,047	1,279,927	$9.45	29.9%
Gross Potential Rent	$3,981,819	$4,098,529	$4,083,222	$4,074,444	$4,279,682	$31.59	100.0%
Vacancy & Credit Loss	0	0	0	0	(213,984)	($1.58)	(5.0%)
Effective Gross Income	$3,981,819	$4,098,529	$4,083,222	$4,074,444	$4,065,698	$30.01	95.0%
Real Estate Taxes	454,574	458,795	464,118	338,746	488,334	$3.61	12.0%
Insurance	30,356	23,741	25,765	25,765	35,203	$0.26	0.9%
Management Fee	151,200	148,800	168,618	163,500	121,971	$0.90	3.0%
Other Operating Expenses	620,922	646,765	599,196	641,761	677,295	$5.00	16.7%
Total Expenses	$1,257,052	$1,278,100	$1,257,697	$1,169,771	$1,322,803	$9.77	32.5%
Net Operating Income	$2,724,767	$2,820,428	$2,825,525	$2,904,673	$2,742,895	$20.25	67.5%
Replacement Reserves	0	0	0	0	27,092	$0.20	0.7%
TI / LC	0	0	0	0	135,549	$1.00	3.3%
Net Cash Flow	$2,724,767	$2,820,428	$2,825,525	$2,904,673	$2,580,254	$19.05	63.5%
(1)	TTM reflects the trailing 12 months ending June 30, 2022.
(2)	% column represents percent of Gross Potential Rent for all revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Base Rent is based on the underwritten rent roll dated as of August 29, 2022.
(4)	Contractual Rent Steps represent increases occurring through October 1, 2022 for Befitting You Medical Supplies.

The Market. The Lakes Medical Center Property is located in West Bloomfield, Oakland County, Michigan which is part of the Warren-Troy-Farmington Hills MSA. Specifically, the Lakes Medical Property is located within the Lakes Area Medical submarket. The Lakes Medical Center Property is located 35 minutes from the Detroit Central Business District and 30 minutes from the Detroit Metropolitan Airport. Primary access to the neighborhood is provided by Michigan M-5 which is a 27.9-mile-long highway that runs through the Metro Detroit area.

In the second quarter of 2022, the Lakes Area Medical submarket reported an inventory of approximately 1.5 million square feet, and an overall vacancy rate of 11.2%. The average asking rent in the second quarter of 2022 was $23.05 per square foot compared to $23.68 per square foot in the second quarter of 2019 before the COVID-19 pandemic. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Lakes Medical Center Property was 5,606, 58,939, and 164,367, respectively. The Lakes Area Medical Submarket features two hospitals within 2.9 miles from the Lakes Medical Center Property.

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No. 11 – Lakes Medical Center

The following table presents certain information relating to comparable medical office leases for the Lakes Medical Center Property:

Comparable Medical Office Leases(1)
Property Names	Tenant Name	City / State	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per / SF
Lakes Medical Center	Shores 3	West Bloomfield / MI	30,962(2)	Various(2)(3)	Various(3)	$22.00(2)
University Trails Medical	Confidential – Medical	Rochester / MI	2,575	Mar-22	126	$25.00
Guardian Dentistry	GD MI Management LLC	Clawson / MI	4,283	Sep-21	180	$19.85
West Bloomfield Plaza	Beaumont Urgent Care	West Bloomfield / MI	4,971	Jul-22	120	$26.50
Beaumont Health &	William Beaumont	Royal Oak / MI	9,242	Nov-20	120	$28.50
Beaumont Medical	Elite Healthcare, PLC	Lake Orion / MI	3,080	Aug-19	71	$19.00
Medical Office Building	Orthodontic Associates	Birmingham / MI	4,322	Jul-20	60	$39.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 29, 2022.
(3)	Shores 3 commenced its lease term on March 13, 2003 with respect to units 1000, 1050, and 1055 and March 13, 2004 with respect to unit 2000. All of the units have a lease expiration date of August 31, 2034.

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No. 12 – PHX Industrial & LA Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,500,000	Title(1):	Fee
Cut-off Date Principal Balance:	$24,500,000	Property Type – Subtype(1):	Various – Various
% of IPB:	3.4%	Net Rentable Area (SF):	303,494
Mortgage Loan Purpose:	Refinance	Location:	Various
Borrowers:	Phoenix Industrial 2022, LLC and	Year Built / Renovated(1):	Various / Various
	Windix Prairieville, LLC	Occupancy:	99.5%
Borrowers Sponsors:	Kenneth Levy and Kenneth Levy,	Occupancy Date:	8/31/2022
	as Trustee of The Levy Family	4th Most Recent NOI (As of)(2):	($308,778) (12/31/2019)
	Trust Dated February 18, 1983, as	3rd Most Recent NOI (As of)(2):	$26,859 (12/31/2020)
	Amended	2nd Most Recent NOI (As of):	$2,082,219 (12/31/2021)
Interest Rate:	5.93000%	Most Recent NOI (As of):	$2,441,014 (TTM 6/30/2022)
Note Date:	8/31/2022	UW Economic Occupancy:	95.0%
Maturity Date:	9/6/2032	UW Revenues:	$3,872,054
Interest-only Period:	120 months	UW Expenses:	$1,354,895
Original Term:	120 months	UW NOI:	$2,517,160
Original Amortization Term:	None	UW NCF:	$2,357,566
Amortization Type:	Interest Only	Appraised Value / Per SF:	$55,600,000 / $183
Call Protection:	L(25),D(91),O(4)	Appraisal Date(3):	Various
Lockbox / Cash Management:	Springing / Springing
Additional Debt:	No
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$81
Taxes:	$385,698	$55,100	N/A	Maturity Date Loan / SF:	$81
Insurance:	$83,971	$7,634	N/A	Cut-off Date LTV:	44.1%
Replacement Reserve:	$0	$3,457	$82,960	Maturity Date LTV:	44.1%
TI / LC:	$0	Springing	$540,000(4)	UW NCF DSCR:	1.60x
Other(5):	$89,375	Springing(6)	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,500,000	90.1%	Loan Payoff	$26,193,537	96.3%
Sponsor Equity	2,696,730	9.9	Upfront Reserves	559,045	2.1
			Closing Costs	444,148	1.6
Total Sources	$27,196,730	100.0%	Total Uses	$27,196,730	100.0%
(1)	The PHX Industrial & LA Retail Portfolio is secured by the fee interest in two industrial and retail properties which were built between 1998 and 1999. One of the two mortgaged properties, the Chandler Tech Center Property (as defined below) was renovated in 2022. See “Portfolio Summary” table herein.
(2)	4th and 3rd Most Recent NOI only includes financial information for the Chandler Tech Center Property. Historical financial information as of December 31, 2019 and December 31, 2020 is not available for the Winn Dixie Prairieville Property (as defined below) as the property was acquired in 2021.
(3)	Appraised values are as of May 21, 2022 and May 23, 2022.
(4)	The TI / LC reserve cap is equal to $540,000 for each applicable leasing reserve tenant; provided, however, that upon the occurrence of a Leasing Reserve Cap Reduction Event (“Leasing Reserve Cap Reduction Event”), such amount shall be reduced proportionally with respect to the applicable leasing reserve tenant based upon the portion of the applicable leasing reserve tenant space that has been leased to one or more replacement tenants (for clarity, if 65% of the applicable leasing reserve tenant space is re-leased, the new leasing reserve cap for the applicable leasing reserve tenant would be reduced to $189,000). A Leasing Reserve Cap Reduction Event shall mean that in connection with a re-tenanting of an applicable Leasing Reserve Tenant Space (“Leasing Reserve Tenant Space”), all of the following conditions have been satisfied: (i) 50% or more of the square footage of such Leasing Reserve Tenant Space shall have been leased to one or more replacement Tenants under Leases reasonably acceptable to Lender for a minimum of three years in each case, and (ii) such Tenant is paying full, unabated rent pursuant to the terms hereof.
(5)	Includes immediate repairs reserve of $89,375.
(6)	Includes a one-time payment of $315,000 for roof repair in the event of a Roof Repair Deposit Event (“Roof Repair Deposit Event”).

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No. 12 – PHX Industrial & LA Retail Portfolio

The Loan. The PHX Industrial & LA Retail Portfolio Loan (the “PHX Industrial & LA Retail Portfolio Loan”) is secured by a first mortgage lien on the borrowers’ fee simple interests in an industrial property located in Chandler, Arizona and a retail property located in Prairieville, Louisiana (collectively, the “PHX Industrial & LA Retail Portfolio Properties”). The PHX Industrial & LA Retail Portfolio Loan was originated on August 31, 2022 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 5.93000% per annum. The PHX Industrial & LA Retail Portfolio Loan has an initial term of 120 months, a remaining term of 119 months and is interest only for the full term. The scheduled maturity date of the PHX Industrial & LA Retail Portfolio Loan is the due date that occurs September 6, 2032.

The Properties. The PHX Industrial & LA Retail Portfolio Properties consist of two cross-collateralized properties located in Chandler, Arizona and Prairieville, Louisiana, totaling 303,494 square feet of net rentable area in the aggregate.

The Chandler Tech Center Property (the “Chandler Tech Center Property”) is a 241,660 square foot, two-story industrial property built in 1999 and renovated in 2022. The Chandler Tech Center Property is situated on an approximately 13.29-acre parcel and is located along the northwest corner of Detroit Street and 56th Street. As of August 31, 2022, the Chandler Tech Center Property was 99.4% occupied by three tenants ranging in size from 13,628 to 151,964 square feet under lease.

The Winn Dixie Prairieville Property (the “Winn Dixie Prairieville Property”) is a 61,834 square foot, one-story single-tenant retail property built in 1998. The Winn Dixie Prairieville Property is situated on an approximately 7.15-acre parcel. The Winn Dixie Prairieville Property has a multi-tenant design and as of August 31, 2022, the Winn Dixie Prairieville Property was 100.0% occupied by one tenant Winn-Dixie. Winn-Dixie has been at the property since 1998.

The following table presents certain information relating to the PHX Industrial & LA Retail Portfolio Properties:

Portfolio Summary
Property	City, State	Year Built / Renovated(2)	Net Rentable Area (SF)(1)	Occupancy %(1)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(2)	UW Base Rent(1)	UW NOI %
Chandler Tech Center	Chandler, Arizona	1999 / 2022	241,660	99.4%	$21,679,900	88.5%	$49,200,000	$2,396,795	83.5%
Winn Dixie Prairieville	Prairieville, Louisiana	1998 / NAP	61,834	100.0%	2,820,100	11.5%	6,400,000	$450,000	16.5%
Total / Wtd. Avg.			303,494	99.5%	$24,500,000	100.0%	$55,600,000	$2,846,795	100.0%
(1)	Based on the underwritten rent rolls dated August 31, 2022.
(2)	Source: Appraisal.

COVID-19 Update. As of August 31, 2022, the PHX Industrial & LA Retail Portfolio Properties are open and operating. As of the date of this term sheet, the PHX Industrial & LA Retail Portfolio Loan is not subject to any modification or forbearance requests. The first payment date of the PHX Industrial & LA Retail Portfolio Loan is the monthly due date in October 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Major Tenants. The three largest tenants at the PHX Industrial & LA Retail Portfolio Properties based on underwritten base rent are Comtech EF Data Corp., Compound Photonics U.S. Corporation and Winn-Dixie.

The largest tenant is Comtech EF Data Corp. (“Comtech EF”) (151,964 square foot; 50.1% of NRA; 47.8% of underwritten base rent). Comtech EF has been occupying its space since December 2020 and has a lease expiration date of July 31, 2036. Founded in 2000, Comtech EF is a subsidiary of Comtech Telecommunications Corp. Comtech EF Data Corp. develops and markets satellite communications products. The company offers modems, transceivers, terminals, converters, amplifiers, satellite routers, and support services. Comtech EF serves customers throughout the world.

The second largest tenant is Compound Photonics U.S Corporation (“Compound Photonics”) (74,568 square foot; 24.6% of NRA; 28.0% of underwritten base rent). Compound Photonics has been occupying its space since 2018 and has a lease expiration of December 31, 2024 with one termination option in the event that the borrowers determine to use the premises for other purposes and no suitable space is available to relocate in the same building. Founded in 2007, Compound Photonics specializes in providing compact high-resolution micro display solutions for AR and MR scenarios. The company offers products and services including Micro LED/LCOS displays, optical engine reference designs and micro display development kits.

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No. 12 – PHX Industrial & LA Retail Portfolio

The third largest tenant is Winn-Dixie (61,834 SF; 20.4% of NRA; 15.8% of underwritten base rent). Winn-Dixie is the single tenant at the Winn Dixie Prairieville Property and has been occupying its space since August 1998 with a lease expiring on August 31, 2028. Winn-Dixie was founded in 1925 and is a chain of grocery stores, liquor stores and in-stores pharmacies that serve communities throughout five southeastern states including Alabama, Florida, Georgia, Louisiana, and Mississippi. Winn-Dixie is a subsidiary of Southeastern Grocers, Inc, which is one of the largest supermarket chains based in the Southeast.

The Market. The Chandler Tech Center Property is located in Chandler, Maricopa County, Arizona within the Southeast Industrial Cluster submarket. The Southeast Industrial Cluster submarket houses major industrial employers including Intel, Motorola, Allied Signal, Microchip Technology and Hexcel. According to a third party report the average vacancy rate of the Southeast Industrial Cluster submarket is lower than the overall market area and the average rental rate for the submarket is higher than the overall Phoenix market. In the first quarter of 2022 the submarket reported an inventory of approximately 95.1 million square feet, and an overall vacancy rate of 3.1%. The average asking rent in the Phoenix market increased from $6.40 per square foot in the first quarter of 2019 to $8.26 per square foot in the first quarter of 2022.

The Winn Dixie Prairieville Property is located in Prairieville, Ascension Parish, Louisiana within the Ascension Parish submarket. The average vacancy rate of the Ascension Parish submarket is lower than the overall market area and the average rental rate for the submarket is higher than the overall Baton Rouge MSA area. The Winn Dixie Prairieville Property is considered a retail power center in the market. According to a third party report the Ascension Parish submarket reported in the first quarter of 2022 an inventory of approximately 5.9 million square feet and an overall vacancy rate of 1.6%. The average asking rent increased from $13.85 per square foot in first quarter of 2019 to $18.63 per square foot in the first quarter of 2022.

The following table presents certain market information with respect to the PHX Industrial & LA Retail Portfolio Properties:

Market Summary(1)
Property Name	City/State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy
Chandler Tech Center	Chandler, Arizona	Phoenix	Southeast Industrial Cluster	95,159,589	3.1%
Winn Dixie Prairieville	Prairieville, Louisiana	Baton Rouge	Ascension Parrish	5,855,149	1.6%
(1)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of the PHX Industrial & LA Retail Portfolio Properties:

Historical and Current Occupancy(1)
2019(2)	2020(2)	2021	6/30/2022	Current(3)
NAV	NAV	95.1%	97.0%	99.5%
(1)	Historical occupancies are the annual average physical occupancy of each respective year.
(2)	2019 and 2020 occupancies are not available because the Winn Dixie Prairieville Property was acquired in 2021 and the Chandler Tech Center Property was recently renovated in 2022.
(3)	Current Occupancy is based on rent rolls dated August 31, 2022.

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No. 12 – PHX Industrial & LA Retail Portfolio

The following table presents certain information relating to the largest tenants based on the underwritten base rent of the PHX Industrial & LA Retail Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Comtech EF(4)	NR/NR/NR	151,964	50.1%	$8.96	$1,361,782	47.8%	7/31/2036
Compound Photonics(5)	NR/NR/NR	74,568	24.6	10.68	796,386	28.0	12/31/2024
Winn-Dixie(6)	NR/NR/NR	61,834	20.4	7.28	450,000	15.8	8/31/2028
William Ryan Homes(7)	NR/NR/NR	13,628	4.5	17.51	238,626	8.4	1/31/2025
Largest Tenants		301,994	99.5%	$9.43	$2,846,795	100.0%
Remaining Tenants		0	0.0	0.00	0	0.0
Total Occupied		301,994	99.5%	$9.43	$2,846,795	100.0%
Vacant Space		1,500	0.5
Total / Wtd. Avg.		303,494	100.0%
(1)	Based on the underwritten rent rolls dated August 31, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, regardless of whether the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base rent is inclusive of contractual rent steps underwritten through January 1, 2023 for Comtech EF, Compound Photonics and William Ryan Homes.
(4)	Comtech EF has (i) two, five-year renewal options and (ii) no unilateral termination options remaining under its lease.
(5)	Compound Photonics has (i) two, five-year renewal options and (ii) one unilateral termination option in the event that the borrowers determine to use the premises for other purposes and no suitable space is available to relocate in the same building for Compound Photonics.
(6)	Winn-Dixie has (i) five, five-year renewal options and (ii) no unilateral termination options remaining under its lease.
(7)	William Ryan Homes has (i) one, three-year renewal option and (ii) no unilateral termination options remaining under its lease.

The following table presents certain information relating to the tenant lease expirations at the PHX Industrial & LA Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of Net Rental Area Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,500	0.5%	NAP	NAP	1,500	0.5%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	1,500	0.5%	$0	0.0%
2022	0	0	0.0	0	0.0	1,500	0.5%	$0	0.0%
2023	0	0	0.0	0	0.0	1,500	0.5%	$0	0.0%
2024	1	74,568	24.6	796,386	28.0	76,068	25.1%	$796,386	28.0%
2025	1	13,628	4.5	238,626	8.4	89,696	29.6%	$1,035,013	36.4%
2026	0	0	0.0	0	0.0	89,696	29.6%	$1,035,013	36.4%
2027	0	0	0.0	0	0.0	89,696	29.6%	$1,035,013	36.4%
2028	1	61,834	20.4	450,000	15.8	151,530	49.9%	$1,485,013	52.2%
2029	0	0	0.0	0	0.0	151,530	49.9%	$1,485,013	52.2%
2030	0	0	0.0	0	0.0	151,530	49.9%	$1,485,013	52.2%
2031	0	0	0.0	0	0.0	151,530	49.9%	$1,485,013	52.2%
2032 & Beyond	1	151,964	50.1	1,361,782	47.8	303,494	100.0%	$2,846,795	100.0%
Total	4	303,494	100.0%	$2,846,795	100.0%
(1)	Based on the underwritten rent rolls dated August 31, 2022.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps occurring through January 1, 2023 for Comtech EF, Compound Photonics and William Ryan Homes.
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No. 12 – PHX Industrial & LA Retail Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the PHX Industrial & LA Retail Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,161,739	$2,309,685	$2,667,430	$2,729,144	$2,779,786	$9.16	68.2%
Rent Steps(4)	0	0	0	0	67,009	0.22	1.6
Gross Potential Rent	$2,161,739	$2,309,685	$2,667,430	$2,729,144	$2,846,795	$9.38	69.8%
Potential Income from	0	0	0	0	15,000	0.05	0.4
Vacant Space
Total Reimbursements	1,326,001	998,316	981,711	1,098,046	1,213,978	4.00	29.8
Net Rental Income	$3,487,740	$3,308,001	$3,649,140	$3,827,190	$4,075,773	$13.43	100.0%
(Vacancy/Credit Loss)	(2,569,957)	(2,065,626)	(361,528)	(143,273)	(203,789)	(0.67)	(5.0)
Other Income(5)	204	421	70	70	70	0.00	0.0
Effective Gross Income	$917,987	$1,242,796	$3,287,682	$3,683,987	$3,872,054	$12.76	95.0%
Total Expenses	$1,226,765	$1,215,937	$1,205,463	$1,242,973	$1,354,895	$4.46	35.0%
Net Operating Income	($308,778)	26,859	$2,082,219	$2,441,014	$2,517,160	$8.29	65.0%
Total TI/LC, Cap Ex / RR	0	0	0	0	159,594	0.53	4.1
Net Cash Flow	($308,778)	$26,859	$2,082,219	$2,441,014	$2,357,566	$7.77	60.9%
(1)	TTM reflects the trailing 12 months ending June 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place are based on the underwritten rent rolls dated August 31, 2022.
(4)	Rent Steps represent increases occurring through January 1, 2023 for Comtech EF, Compound Photonics and William Ryan Homes.
(5)	Other Income includes late fee and miscellaneous income.

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No. 13 – ACME Mahwah

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	3.2%	Net Rentable Area (SF):	110,249
Loan Purpose:	Refinance	Location:	Mahwah, NJ
Borrowers:	Inwood Realty Group LLC and 615 West 173rd Street Realty LLC	Year Built / Renovated:	1995 / NAP
Borrower Sponsors:	James Nadel and Lorri Nadel	Occupancy:	100.0%
Interest Rate:	5.01500%	Occupancy Date:	8/5/2022
Note Date:	8/5/2022	4th Most Recent NOI (As of):	$2,772,853 (12/31/2019)
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of):	$2,772,853 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,772,853 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$2,772,853 (TTM 3/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,259,700
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$587,663
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$2,672,037
Additional Debt:	No	UW NCF:	$2,672,037
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$44,400,000 / $403
Additional Debt Type:	N/A	Appraisal Date:	6/28/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$209
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$209
Insurance:	$992	Springing	N/A	Cut-off Date LTV:	51.8%
Replacement Reserves:	$0	Springing	$500,000	Maturity Date LTV:	51.8%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	2.28x
				UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	100.0%	Loan Payoff	$20,587,676	89.5%
			Return of Equity	1,998,947	8.7
			Closing Costs	412,384	1.8
			Upfront Reserves	992	0.0
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

The Loan. The thirteenth largest mortgage loan (the “ACME Mahwah Mortgage Loan”) has an original and Cut-off Date balance of $23,000,000 and is secured by a first mortgage lien on the borrowers’ fee interest in a 110,249 square foot single tenant retail property located in Mahwah, New Jersey (the “ACME Mahwah Property”). The ACME Mahwah Mortgage Loan has a 10-year term and is interest only for the entire term.

The Property. The ACME Mahwah Property consists of a 110,249 square foot single tenant retail center situated on 14.09 acres in Mahwah, New Jersey. The ACME Mahwah Property was developed in 1995 and is comprised of two, single-story buildings. The ACME Mahwah Property has a total of 618 surface parking spaces, resulting in a ratio of approximately 5.61 spaces per 1,000 square feet. As of August 5, 2022, 100% of NRA at the ACME Mahwah Property was leased to ACME Supermarkets under a triple-net master lease with a scheduled expiration date of February 28, 2034 (subject to seven, five-year renewal options remaining). ACME Supermarkets is responsible for all operational aspects at each building including payment of repairs, leasing and leasing or subleasing costs. ACME Supermarkets subleased 42.8% of NRA to 20 third party subtenants under the related subleases.

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No. 13 – ACME Mahwah

The ACME Mahwah Property is positioned on Franklin Turnpike (Route 507), approximately half a mile from Route 17 and approximately 1.5 miles from Interstate 287/87, which provides regional access to the local area. The ACME Mahwah Property is serviced by the Short Line Bus with direct routes to the Port Authority Bus Terminal in mid-town Manhattan.

COVID-19 Update. As of August 5, 2022, the ACME Mahwah Property is open and operating. No tenants are currently receiving rent deferrals or abatements due to the COVID-19 pandemic. As of the date of this term sheet, the ACME Mahwah Mortgage Loan is not subject to any modification or forbearance requests and is current on its debt service payments. The first payment date of the ACME Mahwah Mortgage Loan was September 6, 2022.

Major Tenant.

ACME Supermarkets (110,249 SF, 100.0% of NRA, 100.0% of underwritten rent); rated Ba2/BB by Moody’s/S&P. ACME Supermarkets is an American grocery/supermarket chain operating in New Jersey, Pennsylvania, Delaware, New York, Maryland and Connecticut. ACME Supermarkets is a subsidiary of Albertsons Companies, a food and drug retailer operating stores across 35 states under 19 banners including Albertsons, Safeway, Jewel-Osco, Shaw’s and more. ACME Supermarkets occupies 54,598 square feet (approximately 49.5% of NRA) and subleases 47,154 square feet (approximately 42.8% of NRA) to 20 third party tenants. ACME Supermarkets has been a tenant at the ACME Mahwah Property since March 1, 2004, and has a current lease expiration of February 28, 2034, with seven, five-year renewal options remaining. During the last five years of the first lease extension period or at any time during any subsequent lease extension period, ACME Supermarkets may, within 60 days of an Event of Loss (as defined below), terminate its lease.

An “Event of Loss” will have occurred following (i) the damage, by fire or otherwise, of at least 50% of the replacement cost of the ACME Mahwah Property during the last five years of the first lease extension period or at any time during any subsequent lease extension period or (ii) the taking by condemnation, either permanently or for a period which extends beyond the then effective lease term, effecting a transfer of title to, or a termination ACME Supermarkets’ rights to (A) at least 10% of the improvements (exclusive of retail space and other non-building improvements such as parking), (B) the principal points of ingress or egress between the ACME Mahwah Property and public roadways or (C) an amount of parking area which results in at least a 20% reduction of available parking spaces for the ACME Mahwah Property.

The following table presents certain information relating to the historical and current occupancy of the ACME Mahwah Property:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	3/31/2022	Current(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 5, 2022.

The following table presents certain information relating to the largest tenants based on underwritten base rent of the ACME Mahwah Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
ACME Supermarkets(3)(4)	Ba2/BB/NR	110,249	100.0%	$25.15	$2,772,853	100.0%	2/28/2034

Occupied Collateral Total	110,249		100.0%	$25.15	$2,772,853	100.0%

Vacant Space		0	0.0%

Collateral Total		110,249	100.0%

(1)	Based on underwritten rent roll dated August 5, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	ACME Supermarkets occupies 54,598 square feet (49.5% of NRA) and subleases 47,154 square feet (42.8% of NRA) to 20 third party subtenants under the related subleases having 8,497 square feet (7.7% of NRA) of vacant space, as described in the table below.
(4)	ACME Supermarkets may terminate its lease during the last five years of the first lease extension period and at any time during any subsequent lease extension period, terminate its lease within 60 days of an Event of Loss.
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Annex B	BMO 2022-C3

No. 13 – ACME Mahwah

The following table presents certain information relating to the sublease tenants for the ACME Mahwah Property:

Sublease Tenant Summary(1)
Tenant Name	Net Rentable Area (SF)	% of Total NRA
Prime 7 Korean BBQ	6,807	6.2%
Dunkin Donuts	5,040	4.6%
Starbuck/ACME	3,439	3.1%
Mythicos Studios	3,200	2.9%
Wah Sing - Chinese Restaurant	2,780	2.5%
NJ Liquor Store	2,476	2.2%
Dry Cleaners	1,920	1.7%
UPS Store	1,840	1.7%
M&T Bank	1,800	1.6%
Verizon	1,800	1.6%
Hallmark	1,800	1.6%
Pro Nails	1,760	1.6%
Hairbar - Salon	1,760	1.6%
Dairy Queen	1,760	1.6%
Blueberry Froyo	1,750	1.6%
El Aztecca	1,740	1.6%
Dentist/Eye Care	1,728	1.6%
Blimpie	1,400	1.3%
Pizza Master	1,234	1.1%
Laundramat	1,120	1.0%
Vacant	8,497	7.7%
Total	55,651	50.5%
(1)	Based on the subtenant rent roll dated September 1, 2022.

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Annex B	BMO 2022-C3

No. 13 – ACME Mahwah

The following table presents certain information relating to the tenant lease expirations at the ACME Mahwah Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	110,249	100.0	2,772,853	100.0	110,249	100.0%	$2,772,853	100.0%
Total	1	110,249	100.0%	$2,772,853	100.0%
(1)	Based on the underwritten rent roll dated August 5, 2022.
(2)	100% of NRA at the ACME Mahwah Property is leased to ACME Supermarkets under a triple-net master lease with a scheduled expiration date of February 28, 2034 (subject to seven, five-year renewal options remaining). ACME Supermarkets is responsible for all operational aspects at each building including payment of repairs, leasing and leasing or subleasing costs. ACME Supermarkets subleased 42.8% of NRA to 20 third party subtenants under the related subleases.

The following table presents certain information relating to the operating history and underwritten cash flows of the ACME Mahwah Property:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,772,853	$2,772,853	$25.15	82.5%
Gross Potential Rent	$2,772,853	$2,772,853	$25.15	82.5%
Total Reimbursements(3)	0	587,663	5.33	17.5
Net Rental Income	$2,772,853	$3,360,515	$30.48	100.0%
(Vacancy/Credit Loss)	0	(100,815)	(0.91)	(3.0)
Effective Gross Income	$2,772,853	$3,259,700	$29.57	97.0%

Total Expenses(3)	$0	$587,663	$5.33	18.0%

Net Operating Income	$2,772,853	$2,672,037	$24.24	82.0%

Capital Expenditures	0	0	0.00	0.0
TI / LC	0	0	0.00	0.0

Net Cash Flow	$2,772,853	$2,672,037	$24.24	82.0%
(1)	TTM represents the trailing 12-month period ending March 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The tenant pays all expenses directly under a triple-net lease. Total Expenses include real estate taxes and a management fee.

The Market. The ACME Mahwah Property is located in Mahwah, New Jersey, approximately 30 miles north of New York City. Multiple major corporations such as Datascope, Jaguar, Stryker, Seiko, and UPS have headquarters located in Mahwah. According to the appraisal, the local area benefits from a lack of competitive grocery-anchored retail developments. According to a third-party market research report, as of 2021, the population within a one-mile, three-mile and five-mile radius totaled 12,036, 51,669 and 132,928 people, respectively, and average household income for the same radii was $126,795, $151,437 and $155,586, respectively.

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Annex B	BMO 2022-C3

No. 13 – ACME Mahwah

According to the third-party market research report, the ACME Mahwah Property is situated within the Northern New Jersey retail market. As of the first quarter of 2022, the Northern New Jersey retail market contained total inventory of approximately 22.9 million square feet with a 7.9% vacancy rate and average annual rental rates of $29.56 per square foot.

The appraiser identified five comparable retail rentals to the ACME Mahwah Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
ACME Mahwah 115-117 Franklin Turnpike Mahwah, NJ	1995 / NAP	110,249(2)	ACME Supermarkets	110,249(2)	$25.15(2)	Mar-2004(2)	30.0(2)	NNN
24 Wayne Hills Mall 24 Wayne Hills Mall Wayne, NJ	2021 / NAP	NAV	Shop Rite	80,147	$23.50	Jun-2021	25.0	Net
568 Valley Road 568 Valley Road Wayne, NJ	1989 / NAP	104,625	Whole Foods Market	40,000	$16.50	Sep-2020	11.0	Net
Waterview Marketplace 3440 U.S. 46 Parsippany-Troy Hills, NJ	2019 / NAP	145,613	Whole Foods Market	47,588	$22.00	Nov-2019	20.0	Net
ShopRite Plaza 3 Marshall Hill Road West Milford, NJ	1975 / 2017	115,747	Shop Rite	73,766	$22.05	Jun-2019	20.0	Net
Waterworks at New Milford 250-270 River Road New Milford, NJ	2019 / NAP	90,000	Shop Rite	71,068	$27.25	May-2019	25.0	Net
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 5, 2022.
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Annex B	BMO 2022-C3

No. 14 – South Michigan Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,520,000	Title:	Fee
Cut-off Date Principal Balance:	$22,520,000	Property Type – Subtype:	Mixed Use – Multifamily / Retail
% of IPB:	3.1%	Net Rentable Area (Units)(1):	68
Loan Purpose:	Recapitalization	Location:	Chicago, IL
Borrower:	Studebaker Apartments LLC	Year Built / Renovated:	1910, 1951 / 2016
Borrower Sponsor:	Milan Rubenstein	Occupancy(1):	97.1%
Interest Rate:	5.92000%	Occupancy Date:	7/1/2022
Note Date:	7/29/2022	4th Most Recent NOI (As of):	$1,038,718 (12/31/2019)
Maturity Date:	8/6/2032	3rd Most Recent NOI (As of):	$1,050,700 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,940,682 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$1,996,896 (TTM 4/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$2,994,244
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$1,023,992
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI:	$1,970,253
Additional Debt:	No	UW NCF:	$1,881,465
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$34,200,000 / $502,941
Additional Debt Type:	N/A	Appraisal Date:	5/13/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$331,176
Taxes:	$410,078	$53,009	N/A	Maturity Date Loan / Unit:	$331,176
Insurance:	$20,292	$6,764	N/A	Cut-off Date LTV:	65.8%
Replacement Reserves:	$0	$2,526	N/A	Maturity Date LTV:	65.8%
TI / LC Reserve:	$0	$4,873	N/A	UW NCF DSCR:	1.39x
Other Reserves(2):	$926,911	$0	N/A	UW NOI Debt Yield(3):	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,520,000	100.0%	Loan Payoff	$15,822,790	70.3%
			Equity Distribution	4,932,982	21.9
			Upfront Reserves	1,357,281	6.0
			Closing Costs	406,947	1.8
Total Sources	$22,520,000	100.0%	Total Uses	$22,520,000	100.0%
(1)	The South Michigan Avenue Property (as defined below) consists of a mixed-use building comprised of 68 residential units totaling 59,790 square feet, retail space totaling 32,164 square feet, and office space totaling 26,316 square feet.
(2)	Other Reserves represent an earnout reserve equal to $920,000, and a free rent reserve equal to approximately $6,911. The lender will make up to four disbursements from the earnout reserve to the borrower upon satisfaction by the borrower of each of the following conditions: (i) the borrower submits a request for disbursement to the lender at least 20 days prior to the date on which the borrower requests such disbursement to be made, indicating the requested amount of the disbursement; (ii) no event of default has occurred and is continuing, and the debt service coverage ratio for the South Michigan Avenue Property is greater than or equal to 1.15x at the time the disbursement is requested or on the date such disbursement is requested to be made, (iii) such disbursements will be requested in one of the following increments, $250,000, $500,000, $750,000 or $920,000 (or, with respect to the last disbursement, the amount then on deposit in the earnout reserve; provided that in no event will the aggregate amount of all funds disbursed by the lender exceed $920,000), (iv) in no event will the borrower be entitled to receive, and in no event will the lender be obligated to make, more than two disbursements in any South Michigan Avenue Mortgage Loan year, (v) the lender has determined that the debt yield, based on the outstanding principal balance of the South Michigan Avenue Mortgage Loan (including, for the avoidance of doubt, all amounts then on deposit in the earnout reserve) is no less than: (1) with respect to an aggregate disbursement of $250,000 (i.e. taking into account all prior disbursements of the earnout reserve), 8.4513%, (2) with respect to an aggregate disbursement of $500,000 (i.e. taking into account all prior disbursements of the earnout reserve), 8.5480%, (3) with respect to an aggregate disbursement of $750,000 (i.e. taking into account all prior disbursements of the earnout reserve), 8.6447% and (4) with respect to an aggregate disbursement of $920,000 (i.e. taking into account all prior disbursements of the earnout reserve), 8.7105%, and (vi) the borrower has delivered to the lender such evidence as is necessary for the lender to accurately calculate the debt yield. If the preceding conditions have not been satisfied on or prior to July 29, 2024, the lender will continue to hold funds remaining on deposit in the earnout reserve as additional collateral for the South Michigan Avenue Mortgage Loan (as defined below) through August 6, 2032 (notwithstanding any subsequent satisfaction of the preceding conditions for disbursement set forth above). Any amount remaining in the earnout reserve after the South Michigan Avenue Mortgage Loan has been paid in full will be returned to the borrower.
(3)	Underwritten NOI Debt Yield (%) calculations have been adjusted as a result of the economic holdback achievement reserve.
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Annex B	BMO 2022-C3

No. 14 – South Michigan Avenue

The Loan. The fourteenth largest mortgage loan (the “South Michigan Avenue Mortgage Loan”) has an original and Cut-off Date balance of $22,520,000 and is secured by a first mortgage lien on the borrower’s fee interest in a mixed-use property comprised of 68 residential units and 58,480 square feet of retail space and office space, located in Chicago, Illinois (the “South Michigan Avenue Property”). The South Michigan Avenue Mortgage Loan has a 10-year term and is interest only for the entire term.

The Property. The South Michigan Avenue Property consists of a mixed-use building comprised of 68 residential units totaling 58,480 square feet, 12 retail units totaling 32,164 square feet, and 10 office units totaling 26,316 square feet. The South Michigan Avenue Property has 70 parking spaces resulting in a parking ratio of approximately 1.03 parking spaces per unit with respect to residential units. The commercial tenants at the South Michigan Avenue Property (which consist of 12 retail tenants and eight office tenants) have a remaining weighted average lease term of 2.4 years excluding parking leases.

The South Michigan Avenue Property was built in 1910, 1951 and renovated in 2016. The residential portion of the South Michigan Avenue Property features a range of studio, two bedroom, and three bedroom units. The South Michigan Avenue Property’ residential units all feature a stainless steel appliance package, gas range/oven with microwave hood, modern flush cabinets with quartz counter tops, ceramic tile backsplash, plank flooring in the kitchen, and north-facing units have private balconies. Community spaces include a fitness center, rooftop terrace, common laundry on every residential floor, garage parking and outdoor surface parking.

COVID-19 Update. As of July 1, 2022, the South Michigan Avenue Mortgage Property was open and operating. The first debt service payment for the South Michigan Avenue Mortgage Loan was September 6, 2022. As of the date of this term sheet, the South Michigan Avenue Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

Major Tenant. The largest commercial tenant by underwritten base rent, Once Upon A Playhouse, LLC, occupies 4,954 square feet of retail space (8.5% of the commercial NRA, 11.1% of the underwritten commercial base rent) with a lease expiration of September 30, 2024 with no renewal or early termination options.

The following table presents certain information relating to the historical and current occupancy of the South Michigan Avenue Property.

Historical and Current Occupancy(1)
Property Type	2019	2020	2021	Current(2)
Multifamily	93.6%	93.9%	97.4%	97.1%
Total Commercial	49.7%	66.3%	74.6%	86.2%
Retail	NAV	NAV	NAV	100.0%
Office	NAV	NAV	NAV	69.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is based on the multifamily rent roll dated July 1, 2022 and the commercial rent roll dated June 30, 2022.

The following table presents detailed information with respect to the current market rate units at the South Michigan Avenue Property:

As Is Market Rate Multifamily Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(2)	In-Place Monthly Rental Rate(1)	In-Place Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	5	7.4%	426	$1,193	$2.80	$1,250	$2.93
2 Bedroom	46	67.6	819	$2,022	$2.47	$2,050	$2.50
3 Bedroom	17	25.0	1,176	$2,474	$2.10	$2,782	$2.37
Total/Wtd. Avg.	68	100.0%	879	$2,076	$2.36	$2,178	$2.48
(1)	Based on the underwritten rent roll dated July 1, 2022.
(2)	Source: Appraisal.
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Annex B	BMO 2022-C3

No. 14 – South Michigan Avenue

The following table presents certain information relating to the largest tenants based on underwritten base rent at the South Michigan Avenue Property:

Top Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date(3)
Once Upon A Playhouse, LLC	NR/NR/NR	4,954	8.5%	$28.84	$142,873	11.1%	9/30/2024
Crab Bucket No1, LLC	NR/NR/NR	3,172	5.4%	$31.82	$100,935	7.8%	3/31/2029
L&A Healing Studio LLC	NR/NR/NR	2,940	5.0%	$32.85	$96,579	7.5%	8/31/2024
Issues Barber & Beauty Salon	NR/NR/NR	3,391	5.8%	$22.08	$74,873	5.8%	9/30/2027
SpeedPro Chicago Loop	NR/NR/NR	3,458	5.9%	$19.32	$66,816	5.2%	3/1/2026
The iCan Collective, LLC	NR/NR/NR	3,069	5.2%	$18.54	$56,899	4.4%	12/31/2024
Dr. Bin Yang dba Newsmile Advanced Dentistry	NR/NR/NR	2,539	4.3%	$22.23	$56,442	4.4%	12/31/2028
Slumber Stay, LLC	NR/NR/NR	2,609	4.5%	$21.00	$54,789	4.3%	12/31/2024
Happy Arts, LLC	NR/NR/NR	3,738	6.4%	$14.50	$54,201	4.2%	6/30/2025
Leon Korol Co.	NR/NR/NR	2,609	4.5%	$18.54	$48,371	3.8%	12/31/2026
Total Major Tenants		32,479	55.5%	$23.18	$752,779	58.5%

Other Tenants		17,938	30.7%	$20.62	$369,897	28.7%

Occupied Collateral Total	50,417		86.2%	$22.27	$1,122,676(4)	87.2%(4)

Vacant Space		8,063	13.8%

Collateral Total		58,480	100.0%

(1)	Based on underwritten commercial rent roll dated June 30, 2022. The information presented in the table above is based on the net rentable area and the underwritten base rent with respect to the retail and office tenants and the related leases only and does not include any residential space or residential rental payments.
(2)	UW Base Rent and UW Base Rent PSF include rent steps of approximately $21,161 through June 30, 2023.
(3)	None of the commercial tenants have any termination or contract option.
(4)	Vacant Space ($165,211 of UW Base Rent, 12.8% of Total UW Base Rent) is considered in the calculation of the UW Base Rent as potential income.
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Annex B	BMO 2022-C3

No. 14 – South Michigan Avenue

The following table presents certain information relating to the commercial tenant lease expirations at the South Michigan Avenue Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	8,063	13.8%	NAP	NA	P	8,063	13.8%	NAP	NA	P
2022 & MTM	3	5,402	9.2	$117,698	10.5%		13,465	23.0%	$117,698	10.5%
2023	2	4,145	7.1	82,628	7.4		17,610	30.1%	200,326	17.8%
2024	5	15,885	27.2	393,931	35.1		33,495	57.3%	594,257	52.9%
2025	4	8,325	14.2	153,338	13.7		41,820	71.5%	747,595	66.6%
2026	3	7,558	12.9	142,830	12.7		49,378	84.4%	890,425	79.3%
2027	1	3,391	5.8	74,873	6.7		52,769	90.2%	965,299	86.0%
2028	1	2,539	4.3	56,442	5.0		55,308	94.6%	1,021,741	91.0%
2029	1	3,172	5.4	100,935	9.0		58,480	100.0%	1,122,676	100.0%
2030	0	0	0	0	0.0		58,480	100.0%	1,122,676	100.0%
2031	0	0	0	0	0.0		58,480	100.0%	1,122,676	100.0%
2032	0	0	0	0	0.0		58,480	100.0%	1,122,676	100.0%
2033 & Beyond	0	0	0	0	0.0		58,480	100.0%	1,122,676	100.0%
Total	20	58,480	100.0%	$1,122,676	100.0%
(1)	Based on the commercial rent roll dated June 30, 2022. The information presented in the table above is based on the net rentable area and the underwritten base rent with respect to the retail and office tenants and the related leases only and does not include any residential space or residential rental payments.
(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of approximately $21,161 through June 30, 2023.

The following table presents certain information relating to the operating history and underwritten cash flows of the South Michigan Avenue Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$1,768,776	$1,846,836	$2,573,886	$2,637,208	$1,692,220	$24,885.59	52.2%
Commercial Base Rent(3)	0	0	0	0	1,287,887	18,939.51	39.7
Gross Potential Rent	$1,768,776	$1,846,836	$2,573,886	$2,637,208	$2,980,107	$43,825.10	91.9%
Total Reimbursements	0	0	0	0	0	0.00	0.0
Total Other Income(4)	164,931	259,521	241,734	224,029	263,959	3,881.75	8.1
Net Rental Income	$1,933,708	$2,106,357	$2,815,620	$2,861,237	$3,244,066	$47,706.85	100.0%
(Vacancy/Credit Loss)	(30,237)	(66,117)	0	0	(249,822)	(3,673.85)	(7.7)
Effective Gross Income	$1,903,471	$2,040,240	$2,815,620	$2,861,237	$2,994,244	$44,033.00	92.3%
Total Expenses	$864,753	$989,540	$874,938	$864,341	$1,023,992	$15,058.70	34.2%
Net Operating Income	$1,038,718	$1,050,700	$1,940,682	$1,996,896	$1,970,253	$28,974.30	65.8%
Total TI/LC, Capex/RR	0	0	0	0	88,787	1,305.69	3.0
Net Cash Flow	$1,038,718	$1,050,700	$1,940,682	$1,996,896	$1,881,465	$27,668.61	62.8%
(1)	TTM represents the trailing 12 months ending April 2022.
(2)	% column represents percent of residential and commercial Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Commercial Base Rent includes rent steps of approximately $21,161 through June 30, 2023.
(4)	Total Other Income includes parking and common area maintenance charges.
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Annex B	BMO 2022-C3

No. 14 – South Michigan Avenue

The Market. The South Michigan Avenue Property is located in Chicago, Illinois, within the Chicago-Naperville-Joliet, IL-IN-WI Metropolitan Statistical Area (“Chicago MSA”). The largest employer in Chicago is Walgreens Boots Alliance Inc., which employs approximately 277,000 people. The South Michigan Avenue Property is located south of The Loop, with primary roadways in a north-south direction connecting to Congress Parkway and Roosevelt Road. The South Loop is concentrated with office and commercial space in the central business district and is bounded by the Chicago River along the north and west.

The South Michigan Avenue Property is situated in The Loop multifamily submarket. According to the Appraisal, as of the first quarter of 2022, The Loop multifamily submarket had an overall vacancy rate of 4.0%, with net absorption totaling 1,067 units. The vacancy rate decreased by 7.3% since quarter one of 2021. Rental rates increased by $397 over the past 12 months and ended at $2,336 per unit per month. According to the appraisal, a total of 1,053 units are expected to be completed by the end of 2022.

According to the Appraisal, as of 2021, the population within a one-mile, three-mile and five-mile radius of the South Michigan Avenue Property totaled 44,189, 292,165 and 743,231 people, respectively, and median household income for the same radii was $88,769, $85,941 and $74,604, respectively. The Chicago MSA population in 2021 was 9,506,045 and is forecasted to decrease to approximately 9,498,830 by 2026.

The following table presents certain information relating to comparable retail leases for the South Michigan Avenue Property:

Comparable Retail Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF		Commencement Date	Lease Term (Mos.)	Lease Type
South Michigan Avenue Chicago, IL	4,954(2)	1910, 1951 / 2016	Once Upon A Playhouse, LLC	$28.84	(2)(3)	September 2021(2)	37(2)	Triple Net
1921 S. Jefferson Street Chicago, IL	1,975	NAV / NAV	NAV	$18.23		May-21	12	Modified Gross
30 E. Roosevelt Road Chicago, IL	2,200	NAV / NAV	NAV	$60.00		Jan-20	NAV	Triple Net
2000 S. Wabash Avenue Chicago, IL	9,034	NAV / NAV	NAV	$20.00		Dec-19	NAV	Triple Net
1400 S. Michigan Avenue Chicago, IL	1,719	NAV / NAV	NAV	$35.00		Jun-19	NAV	Triple Net
2 E. 8th Street Chicago, IL	2,500	NAV / NAV	NAV	$36.50		Apr-19	120	Modified Gross
2138 S. Indiana Avenue Chicago, IL	1,252	NAV / NAV	NAV	$28.00		Feb-22	36	Triple Net
2026 S. Clark Street Chicago, IL	1,415	NAV / NAV	NAV	$29.23		Aug-19	60	Triple Net
1727 S. Indiana Avenue Chicago, IL	665	NAV / NAV	NAV	$15.00		Nov-19	24	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the commercial rent roll dated June 30, 2022.
(3)	Rent PSF is inclusive of rent steps through June 30, 2023.

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Annex B	BMO 2022-C3

No. 14 – South Michigan Avenue

The following table presents certain information relating to comparable office leases for the South Michigan Avenue Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF		Commencement Date	Lease Term (Mos.)	Lease Type
South Michigan Avenue Chicago, IL	3,069(2)	1910, 1951 / 2016	The iCan Collective, LLC	$18.54	(2)(3)	October 2019(2)	63(2)	Triple Net
2325 S. Michigan Avenue Chicago, IL	5,532	NAV / NAV	NAV	$15.00		Aug-21	36	Triple Net
2229 S. Michigan Avenue Chicago, IL	3,211	NAV / NAV	NAV	$18.00		Oct-21	36	Modified Gross
1811 S. Wabash Avenue Chicago, IL	1,638	NAV / NAV	NAV	$19.47		Apr-22	36	Triple Net
1132 S. Wabash Avenue Chicago, IL	500	NAV / NAV	NAV	$36.00		Apr-19	12	Gross
329 W. 18th Street Chicago, IL	6,363	NAV / NAV	NAV	$12.00		May-19	36	Modified Gross
2210 S. Michigan Avenue Chicago, IL	4,290	NAV / NAV	NAV	$17.00		Jun-19	60	Modified Gross
2335 S. Michigan Avenue Chicago, IL	3,000	NAV / NAV	NAV	$30.00		Oct-19	60	Modified Gross
1313 S. Wabash Avenue Chicago, IL	1,050	NAV / NAV	NAV	$19.00		Sep-20	24	Gross
2600 S. Michigan Avenue Chicago, IL	1,925	NAV / NAV	NAV	$17.00		Jun-21	60	Modified Gross
1325 S. Wabash Avenue Chicago, IL	1,008	NAV / NAV	NAV	$24.00		Dec-21	12	Modified Gross
2600 S. Michigan Avenue Chicago, IL	2,564	NAV / NAV	NAV	$24.00		Sep-21	12	Modified Gross
2251 S. Michigan Avenue Chicago, IL	700	NAV / NAV	NAV	$20.52		Jul-21	12	Gross
(1)	Source: Appraisal.
(2)	Based on the commercial rent roll dated June 30, 2022.
(3)	Rent PSF is inclusive of rent steps through June 30, 2023.
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Annex B	BMO 2022-C3

No. 14 – South Michigan Avenue

The following table presents certain information relating to comparable multifamily rental property to the South Michigan Avenue Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
South Michigan Avenue(2) 2014-2036 and 2100 South Michigan Avenue Chicago, IL	1910, 1951 / 2016	97.1%	68	Studio 2 Bed 3 Bed	426 819 1,176	$2.80 $2.47 $2.10	$1,193 $2,022 $2,474
The Shelby	2009 / NAP	99.0%	94	1 Bed	672	$3.07	$2,062
2300 S. Michigan Avenue				2 Bed	1,012	$2.66	$2,899
Chicago, IL
Uncommon Apartments	1900 / 2019	100.0%	43	Studio	561	$3.10	$1,740
2101 S. Wabash Street				1 Bed	646	$2.78	$1,795
Chicago, IL				2 Bed	1,191	$2.51	$2,995
21st Street Lofts	1925 / 2018	97.0%	110	Studio	321	$3.77	$1,213
61 E. 21st Street				1 Bed	457	$3.17	$1,450
Chicago, IL				2 Bed	713	$2.98	$2,124
2101 S. Michigan Avenue	1971 / 2017	98.0%	250	Studio	418	$3.77	$1,574
2101 S. Michigan Avenue				1 Bed	570	$3.09	$1,762
Chicago, IL				2 Bed	824	$2.68	$2,211
				3 Bed	967	$2.62	$2,530
Arrive South Loop	2010 / NAP	99.0%	180	1 Bed	672	$3.07	$2,062
1935 S. Wabash Avenue				2 Bed	1,012	$2.86	$2,899
Chicago, IL				3 Bed	1,305	$2.46	$3,205
Carriage House Lofts	1898 / 2021	83.0%	81	1 Bed	907	$2.09	$1,894
1545 S. State Street				2 Bed	1,197	$2.20	$2,634
Chicago, IL				3 Bed	1,490	$2.20	$3,280
2550 S. Wabash Avenue	1913 / 2020	92.0%	36	2 Bed	1,400	$1.85	$2,596
2550 S. Wabash Avenue				3 Bed	1,650	$1.81	$2,990
Chicago, IL
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on commercial rent roll dated as of June 30, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.
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Annex B	BMO 2022-C3

No. 15 – Home2 Suites & Holiday Inn Express Phoenix Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$22,300,000	Title:	Fee
Cut-off Date Principal Balance:	$22,300,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	247
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrowers:	FHI Group LLC and FHI2 Group LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsors:	Shawn Doyle and SKD Family Trust	Occupancy / ADR / RevPAR:	78.0% / $122.66 / $95.66
Interest Rate:	5.59000%	Occupancy / ADR / RevPAR Date:	TTM 6/30/2022
Note Date:	8/26/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/6/2032	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,036,805 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,820,021 (TTM 6/30/2022)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	78.0% / $122.66 / $95.66
Amortization Type:	Interest Only	UW Revenues:	$8,776,176
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$5,079,031
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,697,145
Additional Debt:	No	UW NCF:	$3,346,098
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$43,100,000 / $174,494
Additional Debt Type:	N/A	Appraisal Date:	7/1/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$90,283
Taxes:	$159,525	$26,587	N/A	Maturity Date Loan / Room:	$90,283
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.7%
FF&E Reserve(1):	$0	$14,627	N/A	Maturity Date LTV:	51.7%
Other Reserve(2):	$0	Springing	N/A	UW NCF DSCR:	2.65x
				UW NOI Debt Yield:	16.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,300,000	100.0%	Loan Payoff	$21,148,031	94.8%
			Return of Equity	654,423	2.9
			Closing Costs	338,021	1.5
			Upfront Reserves	159,525	0.7
Total Sources	$22,300,000	100.0%	Total Uses	$22,300,000	100.0%
(1)	The borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of the applicable FF&E Percentage (as defined below) of the annual gross revenues for the hotel related operations at the mortgaged property for the immediately preceding calendar year as reasonably determined by the lender, or (ii) the amount of the deposit (if any) then required by the applicable franchisor on account of FF&E under any franchise agreement relating to the Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties. The “FF&E Percentage” means (i) from the origination date through and including the 12th monthly payment date, two percent, (ii) from the 13th monthly payment date through and including the 24th monthly payment date, three percent, and (iii) thereafter for so long as the mortgage loan is outstanding, four percent. At origination, the initial monthly FF&E reserve was approximately $14,627.
(2)	The Other Reserve consists of a PIP reserve, deposits into which will be required (A) in the case of any existing or renewal franchise agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new franchise agreement, on or prior to the date such new franchise agreement is executed and delivered.

The Loan. The Home2 Suites & Holiday Inn Express Phoenix Portfolio mortgage loan (the “Home2 Suites & Holiday Inn Express Phoenix Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,300,000 and is secured by a first lien mortgage on the borrowers’ fee interests in a 247-room portfolio consisting of a 119-room, extended stay Home2 Suites by Hilton Phoenix Airport North hotel (“Home2 Suites Property”) and a 128-room, limited service Holiday Inn Express & Suites Phoenix Airport North hotel (“Holiday Inn Express Property” and together with Home2 Suites Property, collectively the “Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties”). The Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties are located in Phoenix, Arizona. The Home2 Suites & Holiday Inn Express Phoenix Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

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Annex B	BMO 2022-C3

No. 15 – Home2 Suites & Holiday Inn Express Phoenix Portfolio

The Properties. The Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties are comprised of a 119-room, extended stay Home2 Suites by Hilton hotel and a 128-room, limited service Holiday Inn Express & Suites hotel in Phoenix, Arizona, the Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties are approximately 1 mile north of the Phoenix Sky Harbor International Airport. As of June 30, 2022, the Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties were 78.0% occupied.

The Home2 Suites Property is a 119-room, four-story, extended stay hotel located on a 2.55-acre parcel approximately 1 mile north of the Phoenix Sky Harbor International Airport. The Home2 Suites Property was opened in December 2020 and features 99 king suite and 20 king units. The Home2 Suites Property features 137 onsite parking spaces (1.15 spaces per room) along with an outdoor swimming pool, fitness center and a complimentary airport/local shuttle service. The Home2 Suites Property is accessible via Interstate 10 and State Highway 202/142, which are the closest major thoroughfares. The hotel is located approximately one-half mile north of the Valley Metro light rail 44th Street/Washington station, providing access to and from Phoenix Sky Harbor International Airport. As of June 30, 2022, the Home2 Suites Property was 82.7% occupied with an ADR of $122.61 and RevPAR of $101.37.

According to the appraisal, the estimated demand segmentation in 2019 for the Home2 Suites Property consisted of 75% commercial, 20% leisure, and 5% group. The Phoenix Sky Harbor International Airport reported a 38.7% increase in passenger traffic in the period year-to-date May 2022 as compared to the same time period in May 2021 as the economy continues to reopen after the pandemic. The Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties also benefit from a variety of tourism and leisure attractions in the area including Chase Field and the Desert Botanical Garden. Phoenix has been selected to host the 2023 Super Bowl.

The Holiday Inn Express Property is a 128-room, four-story, limited stay hotel located on a 2.15-acre parcel approximately 1 mile north of the Phoenix Sky Harbor International Airport. The Holiday Inn Express Property was opened in December 2019 and features 76 king, 27 queen/queen, 17 queen/queen suite, and 8 king suite units. The Holiday Inn Express Property has 75 parking spaces (0.59 spaces per room) along with 350 square feet of meeting space, an outdoor pool, fitness room and complimentary airport/local shuttle service. The Holiday Inn Express Property is accessible via Interstate 10 and State Highway 202/142, which are the closest major thoroughfares. The hotel is located approximately one-half mile north of the Valley Metro light rail 44th Street/Washington station, providing access to and from Phoenix Sky Harbor International Airport. As of June 30, 2022, the Holiday Inn Express Property was 73.6% occupied and had an ADR of $122.70 and RevPAR of $90.34. According to the appraisal, the estimated demand segmentation in 2019 for the Holiday Inn Express Property consisted of 60% commercial, 35% leisure, and 5% meeting.

The following table presents certain information relating to the Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties:

Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties
Property	Year Built / Renovated(1)	Rooms(2)	Occupancy(2)	UW NOI(2)	% of UW NOI(2)	Allocated Loan Amount	% of ALA	Appraised Value(1)
Home2 Suites Property	2020 / NAP	119	82.7%	$2,136,021	57.8%	$13,000,000	58.3%	$22,600,000
Holiday Inn Express Property	2019 / NAP	128	73.6%	$1,561,124	42.2%	$9,300,000	41.7%	$20,500,000
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 30, 2022.

The following tables present certain information relating to the historical occupancy of the Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Home2 Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	74.7%	$93.76	$70.04	69.3%	$96.87	$67.17	92.8%	103.3%	95.9%
TTM(3)	74.1%	$120.36	$89.13	82.7%	$122.77	$101.50	111.6%	102.0%	113.9%
(1)	Data obtained from STR reports.
(2)	The competitive set consists of the following hotels: Country Inn & Suites Phoenix Airport, Hampton Inn Phoenix-Airport North, Residence Inn Phoenix Airport, Holiday Inn Express & Suites Phoenix Airport and Holiday Inn Hotel & Suites Phoenix Airport
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No. 15 – Home2 Suites & Holiday Inn Express Phoenix Portfolio

(3)	TTM represents the trailing 12-month period ending June 30, 2022, from the STR Report.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Holiday Inn Express			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	69.2%	$100.06	$69.26	55.9%	$99.76	$55.73	80.7%	99.7%	80.5%
TTM(3)	75.9%	$123.43	$93.69	73.6%	$122.87	$90.46	97.0%	99.5%	96.6%
(1)	Data obtained from STR reports.
(2)	The competitive set consists of the following hotels: Holiday Inn & Suites Phoenix Airport North, Hampton Inn Phoenix-Airport North, aloft Hotel Phoenix-Airport, Hilton Garden Inn Phoenix Airport North and Fairfield Inn & Suites Phoenix Tempe/Airport.
(3)	TTM represents the trailing 12-month period ending June 30, 2022, from the STR report.

COVID-19 Update. As of the date of this term sheet, the Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties is open and operating. As of August 26, 2022, the Home2 Suites & Holiday Inn Express Phoenix Portfolio Mortgage Loan was not currently subject to any modification or forbearance requests.

The Market. The Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties are located in Phoenix, Arizona within Maricopa County, approximately 1 mile north of Phoenix Sky Harbor International Airport and convenient access to Downton Phoenix. Primary access to the Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties is provided by Interstate 10 and State Highway 202/142, which are the closest major thoroughfares. Phoenix features a diverse economy, with presences of the healthcare industry, technology, education, finance, and government industries. Primary commercial demand generators for the Phoenix market include major corporate offices for Honeywell, General Electric, and Avnet. In 2019, prior to the onset of the COVID-19 pandemic, the Phoenix lodging market exhibited a 70.7% occupancy rate with an ADR of $133.36 and RevPAR of $94.29. As the economy has opened up, the Phoenix lodging market has seen robust growth year to date through May.

The following table presents certain information relating to the operating history and underwritten cash flows of the Home2 Suites & Holiday Inn Express Phoenix Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2021	TTM(1)	Underwritten	Per Room	%(2)
Occupancy	62.4%	78.0%	78.0%
ADR	$98.19	$122.66	$122.66
RevPAR	$61.23	$95.66	$95.66

Room Revenue	$5,519,783	$8,624,010	$8,624,010	$34,915	98.3%
Other Revenue(3)	132,809	152,166	152,166	616	1.7%
Total Revenue	$5,652,592	$8,776,176	$8,776,176	$35,531	100.0%

Room Expense	$1,615,966	$2,154,378	$2,154,378	$8,722	24.5%
Other Departmental Expenses	72,572	94,279	94,279	382	1.1%
Departmental Expenses	$1,688,538	$2,248,657	$2,248,657	$9,104	25.6%

Departmental Profit	$3,964,054	$6,527,519	$6,527,519	$26,427	74.4%

Management Fee	$169,578	$263,285	$263,285	$1,066	3.0%
Marketing and Franchise Fee	670,833	1,037,671	1,093,990	4,429	12.5%
Other Undistributed Expenses	699,166	942,064	942,064	3,814	10.7%
Total Undistributed Expenses	$1,539,577	$2,243,020	$2,299,339	$9,309	26.2%
Gross Operating Profit	$2,424,477	$4,284,499	$4,228,180	$17,118	48.2%

Real Estate Taxes	$303,861	$351,843	$362,398	$1,467	4.1%
Property Insurance	83,811	112,635	168,636	683	1.9%
Total Other Expenses	$387,672	$464,478	$531,034	$2,150	6.1%

Net Operating Income	$2,036,805	$3,820,021	$3,697,145	$14,968	42.1%
FF&E	226,104	351,047	351,047	1,421	4.0%
Net Cash Flow	$1,810,702	$3,468,974	$3,346,098	$13,547	38.1%
(1)	TTM represents the trailing 12-month period ending June 30, 2022.
(2)	% column is based off Total Revenue.
(3)	Other Revenue includes meeting room rentals, market pantry sales, guest laundry operations and in-room internet.

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ANNEX C

MORTGAGE POOL INFORMATION

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Annex C	BMO 2022-C3

Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Multifamily	Garden	14	$110,147,594	15.2%	1.53x	9.2%	58.0%	54.5%
	High Rise	3	74,500,000	10.3	3.10x	11.7%	32.9%	32.9%
	Age Restricted	1	5,450,000	0.7	2.28x	9.3%	64.9%	64.9%
	Townhomes	1	3,251,125	0.4	1.22x	7.8%	68.4%	63.4%
	Mid Rise	1	1,644,107	0.2	1.54x	8.7%	60.9%	60.9%
	Subtotal:	20	$194,992,827	26.8%	2.14x	10.1%	48.8%	46.7%
Office	CBD	3	$70,000,000	9.6%	2.02x	10.8%	52.5%	52.5%
	Suburban	4	64,400,000	8.9	1.64x	11.0%	59.0%	55.9%
	Medical	1	27,000,000	3.7	1.57x	10.2%	56.3%	56.3%
	Subtotal:	8	$161,400,000	22.2%	1.79x	10.8%	55.7%	54.5%
Industrial	Warehouse/Distribution	14	$42,333,161	5.8%	1.58x	10.5%	49.1%	49.1%
	Flex	3	28,831,653	4.0	1.56x	10.1%	50.1%	49.4%
	Warehouse	1	27,500,000	3.8	1.71x	10.7%	53.1%	53.1%
	Manufacturing	4	26,041,998	3.6	1.43x	10.8%	40.2%	36.5%
	Cold Storage	1	4,570,952	0.6	1.59x	9.4%	68.1%	68.1%
	Manufacturing/Warehouse/Distribution	1	1,282,137	0.2	1.59x	9.4%	68.1%	68.1%
	Subtotal:	24	$130,559,900	18.0%	1.57x	10.5%	49.2%	48.4%
Retail	Anchored	5	$89,749,914	12.4%	1.66x	10.1%	65.0%	60.1%
	Single Tenant	3	31,320,100	4.3	2.21x	11.5%	51.2%	51.2%
	Unanchored	1	6,500,000	0.9	2.06x	11.9%	54.2%	54.2%
	Subtotal:	9	$127,570,014	17.6%	1.82x	10.5%	61.0%	57.6%
Hospitality	Limited Service	8	$23,583,319	3.2%	2.21x	16.1%	57.3%	52.7%
	Extended Stay	4	15,857,766	2.2	2.54x	16.6%	50.8%	50.2%
	Full Service	1	10,000,000	1.4	1.45x	14.7%	50.8%	43.4%
	Subtotal:	13	$49,441,085	6.8%	2.16x	16.0%	53.9%	50.0%
Mixed Use	Multifamily/Retail	3	$28,720,000	4.0%	1.38x	9.0%	66.2%	66.2%
	Subtotal:	3	$28,720,000	4.0%	1.38x	9.0%	66.2%	66.2%
Self Storage	Self Storage	7	$28,225,000	3.9%	2.34x	10.3%	50.0%	50.0%
Manufactured Housing	Manufactured Housing	5	$5,794,120	0.8%	1.63x	11.8%	50.8%	43.0%
Total / Weighted Average:		89	$726,702,946	100.0%	1.88x	10.8%	53.7%	51.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 16, 17, 19, 20, 22, 23, 24, 25 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or related mezzanine loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 4, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%. In the case of Loan No. 7, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $2,500,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 55.2%, 46.9% and 9.2%, respectively. In the case of Loan No. 14, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $920,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 8.7%. In the case of Loan No. 24, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 11.6%, respectively.
(5)	In the case of Loan Nos. 17 and 31, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 20, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as-is appraised value assuming a $500,000 capital reserve. In the case of Loan No. 26, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. In the case of Loan No. 28, the Cut-off Date Loan-to-Value Ratio and Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective leased fee appraised value for three of the mortgaged properties and a prospective as market appraised value for one of the mortgaged properties. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

C-1

Annex C	BMO 2022-C3

Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
New York	6	$118,000,000	16.2%	2.49x	10.8%	41.3%	41.3%
New Jersey	4	79,500,000	10.9	2.28x	12.3%	52.9%	51.2%
Florida	6	66,061,299	9.1	1.65x	10.2%	60.6%	58.1%
Michigan	13	57,659,144	7.9	1.63x	10.6%	61.8%	59.9%
Arizona	5	54,579,900	7.5	2.06x	13.0%	50.2%	49.9%
Illinois	8	45,745,483	6.3	1.59x	9.6%	60.3%	60.3%
Texas	8	44,031,295	6.1	1.35x	9.8%	52.8%	46.8%
California	4	39,895,000	5.5	2.04x	10.1%	49.0%	46.5%
Indiana	1	37,000,000	5.1	1.53x	9.2%	59.5%	59.5%
Delaware	1	34,966,340	4.8	1.27x	9.6%	66.2%	56.5%
Pennsylvania	3	30,618,177	4.2	1.69x	10.6%	54.3%	54.3%
Virginia	3	25,566,085	3.5	2.36x	12.0%	57.0%	53.4%
Tennessee	6	19,730,787	2.7	1.52x	11.0%	44.0%	41.7%
Alabama	9	18,382,440	2.5	1.69x	12.7%	43.3%	41.9%
Maryland	1	17,750,000	2.4	1.52x	9.7%	66.7%	66.7%
North Carolina	2	8,751,125	1.2	1.40x	8.6%	57.8%	51.5%
Louisiana	2	8,005,100	1.1	1.59x	11.9%	53.9%	49.3%
Kentucky	2	5,976,334	0.8	1.56x	9.8%	60.1%	60.1%
New Mexico	1	5,500,000	0.8	2.21x	11.8%	52.4%	52.4%
Iowa	1	3,774,000	0.5	1.48x	10.6%	41.2%	41.2%
Minnesota	1	3,051,753	0.4	1.59x	9.4%	68.1%	68.1%
Nebraska	1	1,437,482	0.2	1.84x	11.4%	54.8%	54.8%
Arkansas	1	721,202	0.1	1.59x	9.4%	68.1%	68.1%
Total / Weighted Average:	89	$726,702,946	100.0%	1.88x	10.8%	53.7%	51.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 16, 17, 19, 20, 22, 23, 24, 25 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or related mezzanine loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 4, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%. In the case of Loan No. 7, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $2,500,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 55.2%, 46.9% and 9.2%, respectively. In the case of Loan No. 14, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $920,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 8.7%. In the case of Loan No. 24, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 11.6%, respectively.
(5)	In the case of Loan Nos. 17 and 31, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 20, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as-is appraised value assuming a $500,000 capital reserve. In the case of Loan No. 26, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. In the case of Loan No. 28, the Cut-off Date Loan-to-Value Ratio and Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective leased fee appraised value for three of the mortgaged properties and a prospective as market appraised value for one of the mortgaged properties. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

C-2

Annex C	BMO 2022-C3

Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$2,700,000	-	$4,999,999	7	$24,186,532	3.3%	4.97926%	105	1.53x	8.6%	62.9%	60.1%
$5,000,000	-	$9,999,999	16	107,690,205	14.8	5.18881%	114	1.94x	11.4%	55.8%	52.6%
$10,000,000	-	$19,999,999	8	95,848,574	13.2	4.90866%	99	2.02x	11.2%	56.4%	54.0%
$20,000,000	-	$29,999,999	8	186,820,000	25.7	5.53587%	118	1.87x	10.9%	56.2%	56.2%
$30,000,000	-	$37,500,000	9	312,157,635	43.0	5.46367%	104	1.85x	10.6%	49.8%	47.5%
Total / Weighted Average:			48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
3.04000%	-	3.49999%	2	$47,000,000	6.5%	3.09106%	55	3.92x	12.3%	33.0%	33.0%
3.50000%	-	3.99999%	7	64,770,000	8.9	3.71691%	107	2.26x	8.9%	59.3%	58.7%
4.00000%	-	4.49999%	4	22,590,106	3.1	4.17401%	70	1.76x	10.6%	64.8%	60.0%
4.50000%	-	4.99999%	2	45,400,000	6.2	4.67262%	68	2.41x	11.8%	37.8%	36.5%
5.00000%	-	5.49999%	6	60,365,000	8.3	5.15334%	113	1.95x	11.1%	49.5%	47.9%
5.50000%	-	5.99999%	17	279,479,120	38.5	5.78836%	119	1.67x	11.0%	57.6%	56.3%
6.00000%	-	6.60000%	10	207,098,720	28.5	6.12356%	119	1.46x	10.5%	54.8%	51.3%
Total / Weighted Average:			48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60	5	$99,599,700	13.7%	3.83512%	56	3.10x	12.2%	37.9%	37.1%
120	43	627,103,246	86.3	5.59312%	117	1.69x	10.6%	56.2%	54.1%
Total / Weighted Average:	48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
49	-	60	5	$99,599,700	13.7%	3.83512%	56	3.10x	12.2%	37.9%	37.1%
61	-	114	11	91,410,407	12.6	4.04398%	106	2.04x	9.2%	56.3%	53.8%
115	-	120	32	535,692,840	73.7	5.85747%	119	1.63x	10.8%	56.1%	54.1%
Total / Weighted Average:			48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 16, 17, 19, 20, 22, 23, 24, 25 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 4, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%. In the case of Loan No. 7, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $2,500,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 55.2%, 46.9% and 9.2%, respectively. In the case of Loan No. 14, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $920,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 8.7%. In the case of Loan No. 24, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 11.6%, respectively.
(4)	In the case of Loan Nos. 17 and 31, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 20, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as-is appraised value assuming a $500,000 capital reserve. In the case of Loan No. 26, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. In the case of Loan No. 28, the Cut-off Date Loan-to-Value Ratio and Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective leased fee appraised value for three of the mortgaged properties and a prospective as market appraised value for one of the mortgaged properties. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.
C-3

Annex C	BMO 2022-C3

Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	32	$532,025,000	73.2%	5.23045%	107	2.02x	10.6%	52.3%	52.3%
240	1	11,250,000	1.5	5.26100%	97	1.33x	11.5%	31.3%	22.7%
360	15	183,427,946	25.2	5.71083%	112	1.50x	11.4%	58.8%	51.8%
Total / Weighted Average:	48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only			32	$532,025,000	73.2%	5.23045%	107	2.02x	10.6%	52.3%	52.3%
240			1	11,250,000	1.5	5.26100%	97	1.33x	11.5%	31.3%	22.7%
344	-	360	15	183,427,946	25.2	5.71083%	112	1.50x	11.4%	58.8%	51.8%
Total / Weighted Average:			48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	32	$532,025,000	73.2%	5.23045%	107	2.02x	10.6%	52.3%	52.3%
Amortizing Balloon	7	100,642,946	13.8	5.78800%	108	1.41x	10.7%	60.5%	52.1%
Interest Only, Amortizing Balloon	9	94,035,000	12.9	5.57442%	115	1.58x	12.1%	53.8%	48.0%
Total / Weighted Average:	48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.21x	-	1.59x	22	$333,029,167	45.8%	5.84327%	117	1.43x	9.9%	57.0%	53.9%
1.60x	-	1.69x	6	116,794,120	16.1	5.76330%	119	1.63x	10.8%	55.3%	53.8%
1.70x	-	1.79x	1	27,500,000	3.8	6.17000%	118	1.71x	10.7%	53.1%	53.1%
1.80x	-	1.89x	2	18,921,085	2.6	6.04275%	118	1.85x	13.5%	61.3%	56.4%
1.90x	-	1.99x	2	16,638,574	2.3	4.12894%	69	1.94x	11.6%	64.2%	60.5%
2.00x	-	2.99x	13	166,820,000	23.0	4.62986%	101	2.40x	11.7%	49.9%	49.7%
3.00x	-	3.99x	1	37,000,000	5.1	3.04000%	56	3.61x	11.1%	33.3%	33.3%
4.00x	-	5.08x	1	10,000,000	1.4	3.28000%	52	5.08x	16.9%	31.8%	31.8%
Total / Weighted Average:			48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 16, 17, 19, 20, 22, 23, 24, 25 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 4, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%. In the case of Loan No. 7, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $2,500,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 55.2%, 46.9% and 9.2%, respectively. In the case of Loan No. 14, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $920,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 8.7%. In the case of Loan No. 24, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 11.6%, respectively.
(4)	In the case of Loan Nos. 17 and 31, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 20, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as-is appraised value assuming a $500,000 capital reserve. In the case of Loan No. 26, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. In the case of Loan No. 28, the Cut-off Date Loan-to-Value Ratio and Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective leased fee appraised value for three of the mortgaged properties and a prospective as market appraised value for one of the mortgaged properties. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.
C-4

Annex C	BMO 2022-C3

Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
31.3%	-	49.9%	9	$173,145,000	23.8%	4.82380%	87	2.46x	11.7%	37.1%	36.4%
50.0%	-	59.9%	20	340,515,415	46.9	5.65415%	118	1.74x	11.0%	54.6%	52.9%
60.0%	-	64.9%	7	61,165,407	8.4	4.57871%	111	1.88x	9.1%	62.2%	60.7%
65.0%	-	68.6%	12	151,877,125	20.9	5.58898%	111	1.53x	9.9%	66.9%	63.1%
Total / Weighted Average:			48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
22.7%	-	49.9%	13	$226,630,415	31.2%	5.04351%	94	2.19x	11.6%	40.4%	38.0%
50.0%	-	59.9%	21	348,837,831	48.0	5.68727%	118	1.75x	10.9%	57.2%	55.0%
60.0%	-	64.9%	8	69,764,700	9.6	4.53022%	98	1.89x	9.7%	63.4%	62.0%
65.0%	-	68.6%	6	81,470,000	11.2	5.47985%	116	1.58x	9.1%	67.2%	67.2%
Total / Weighted Average:			48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	32	$599,886,545	82.5%	5.41441%	109	1.93x	10.9%	53.6%	52.3%
Yield Maintenance	14	109,566,401	15.1	4.93916%	103	1.63x	10.0%	53.8%	48.6%
Defeasance or Yield Maintenance	2	17,250,000	2.4	5.81114%	118	1.79x	12.2%	54.8%	53.3%
Total / Weighted Average:	48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	35	$525,653,965	72.3%	5.30616%	108	1.92x	11.0%	51.7%	49.4%
Acquisition	10	131,528,981	18.1	5.28613%	106	1.91x	10.8%	57.4%	55.9%
Recapitalization	3	69,520,000	9.6	5.82506%	119	1.49x	9.2%	61.7%	61.7%
Total / Weighted Average:	48	$726,702,946	100.0%	5.35217%	108	1.88x	10.8%	53.7%	51.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 8, 9, 10, 16, 17, 19, 20, 22, 23, 24, 25 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 4, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%. In the case of Loan No. 7, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $2,500,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD Loan-to-Value Ratio and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 55.2%, 46.9% and 9.2%, respectively. In the case of Loan No. 14, the UW NOI Debt Yield is based on Cut-off Date Principal Balance after netting out a $920,000 holdback reserve. UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve is 8.7%. In the case of Loan No. 24, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 11.6%, respectively.
(4)	In the case of Loan Nos. 17 and 31, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 20, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as-is appraised value assuming a $500,000 capital reserve. In the case of Loan No. 26, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. In the case of Loan No. 28, the Cut-off Date Loan-to-Value Ratio and Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective leased fee appraised value for three of the mortgaged properties and a prospective as market appraised value for one of the mortgaged properties. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.
C-5

Annex C	BMO 2022-C3

Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	BMO, SMC	Park West Village	New York, NY	Multifamily	$37,500,000	5.2%	UBS 2017-C2, UBS 2017-C3, UBS 2017-C4
2	BMO	Kingston Square Apartments	Indianapolis, IN	Multifamily	$37,000,000	5.1%	ARCLO 2021-FL2
3.01	BMO	Yorkshire Towers	New York, NY	Multifamily	$31,841,719	4.4%	CSAIL 2017-CX10, UBSCM 2017-C5, UBSCM 2017-C6, CCUBS 2017-C1, UBSCM 2018-C8, CSAIL 2018-CX11
3.02	BMO	Lexington Towers	New York, NY	Multifamily	$5,158,281	0.7%	CSAIL 2017-CX10, UBSCM 2017-C5, UBSCM 2017-C6, CCUBS 2017-C1, UBSCM 2018-C8, CSAIL 2018-CX11
6	LMF	Center Pointe Plaza I	Newark, DE	Retail	$34,966,340	4.8%	COMM 2013-CR10
9	CREFI	Wells Fargo Center Tampa	Tampa, FL	Office	$30,000,000	4.1%	JPMBB 2014-C26
11	CREFI	Lakes Medical Center	West Bloomfield, MI	Office	$27,000,000	3.7%	COMM 2014-CR19
13	BMO	ACME Mahwah	Mahwah, NJ	Retail	$23,000,000	3.2%	GSMS 2013-GC12
15.01	CREFI	Home2 Suites by Hilton Phoenix Airport North	Phoenix, AZ	Hospitality	$13,000,000	1.8%	LMREC 2021-CRE4
18	BMO	Rising Sun Towne Centre	Rising Sun, MD	Retail	$17,750,000	2.4%	CCUBS 2017-C1
23	BMO	111 River Street	Hoboken, NJ	Office	$10,000,000	1.4%	HAMLET 2020-CRE1
32	BMO	Bella Vista Village	San Tan Valley, AZ	Retail	$6,500,000	0.9%	UBSBB 2012-C4
36	Sabal	Super Mini Storage	Sacramento, CA	Self Storage	$5,500,000	0.8%	WFCM 2014-LC18
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

C-6

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Contacts
Role	Party and Contact Information
Depositor	BMO Commercial Mortgage Securities LLC, a Delaware limited liability company
Paul Vanderslice
151 West 42nd Street | New York, NY 10036 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head	NoticeAdmin@midlandls.com; AskMidland@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head	NoticeAdmin@midlandls.com; AskMidland@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	CMBS Notices	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month’s Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Nov-22	0	0	0	0	0	0
Oct-22	0	0	0	0	0	0
Sep-22	0	0	0	0	0	0
Aug-22	0	0	0	0	0	0
Jul-22	0	0	0	0	0	0
Jun-22	0	0	0	0	0	0
May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
Mar-22	0	0	0	0	0	0
Feb-22	0	0	0	0	0	0
Jan-22	0	0	0	0	0	0
Dec-21	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	11/17/22	BMO 2022-C3 MORTGAGE TRUST
Determination Date:	11/11/22
Record Date:	10/31/22	Commercial Mortgage Pass-Through Certificates Series 2022-C3

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1A

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of BMO, CREFI, UBS, SMC, LMF, Ready Cap Commercial, Sutherland Asset I, 3650 REIT and Sabal (each referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

E-1A-1

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of September 1, 2022, to the knowledge of the Mortgage Loan Seller, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after September 1, 2022.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-1B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance

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policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1A-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to

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the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating

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to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as

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applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

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(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are

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no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-1B; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related

E-1A-9

Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1A or the exceptions thereto set forth in Annex E-1B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1A-1, or future permitted mezzanine debt as set forth on Schedule E-1A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-1A-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

E-1A-10

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

E-1A-11

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan

E-1A-12

Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true

E-1A-13

and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-1A-3.

(44)	Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1A-14

SCHEDULE E-1A-1 to ANNEX E-1A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	BMO Mortgage Loans	CREFI Mortgage Loans	UBS AG Mortgage Loans	SMC Mortgage Loans	LMF Mortgage Loans	ReadyCap Commercial Mortgage Loans	Sutherland Asset I Mortgage Loans	3650 REIT Mortgage Loans	Sabal Mortgage Loans
3	Yorkshire & Lexington Towers	—	—	—	—	—	—	—	—

E-1A-15

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	BMO Mortgage Loans	CREFI Mortgage Loans	UBS AG Mortgage Loans	SMC Mortgage Loans	LMF Mortgage Loans	ReadyCap Commercial Mortgage Loans	Sutherland Asset I Mortgage Loans	3650 REIT Mortgage Loans	Sabal Mortgage Loans
4	—	—	Phoenix Industrial Portfolio IX	—	—	—	—	—	—
5	—	—	—	—	50 Tice Corporate Center	—	—	—	—
44	—	—	—	—	561 Clinton Street	—	—	—	—
48	—	—	—	—	2015 Walnut Street	—	—	—	—

E-1A-16

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

None.

E-1A-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(BANK OF MONTREAL)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	ACME Mahwah (Loan No. 13)	If the Mortgagor receives a bona fide solicited or unsolicited offer from an unaffiliated third party to (i) purchase the Mortgaged Property or (ii) a greater than 50% interest in the Mortgagor and in the profits and losses of the Mortgagor, ACME Supermarkets, the sole tenant, has a right of first refusal to purchase the Mortgaged Property or such interest. The Mortgagor is required to promptly deliver a notice (the “ROFR Notice”) to the sole tenant setting forth the material terms of the proposed transaction and the sole tenant will have 15 business days from receipt of the ROFR Notice to purchase (or designate a purchaser of) the Mortgaged Property or interest provided no event of monetary event of default exists under the sole tenant’s lease during such notice period. The failure of the sole tenant to exercise its right of first refusal on one or more occasions will not affect its ability to exercise its right of first refusal on any subsequent occasions. The sole tenant’s right of first refusal will not apply to a transfer of the Mortgaged Property or interest in the Mortgagor to (a) to an affiliate of the Mortgagor, to any lender or designee of the lender (or an affiliate of lender) or to the purchaser at a foreclosure or deed-in-lieu of foreclosure, (b) the first to occur of (x) the first transfer of the Mortgaged Property by the Mortgagor to an unaffiliated third party or (y) the first transfer of more than 50% interest in the Mortgagor to an unaffiliated third party, or (c) the first to occur of (x) the first transfer by a purchaser or transferee described in clause (a) above of the Mortgaged Property to an unaffiliated third party or (y) the first transfer of 50% or greater interest in such purchaser or transferee of the Mortgaged Property to an unaffiliated third party.
(6) Permitted Liens; Title Insurance	3455 Veterans Hwy (Loan No. 25)	Pursuant to an Agreement for the Construction, Operation and Maintenance of a Sewer System, Suffolk County has the right to approve transfers of the Mortgaged Property.
	ACME Mahwah (Loan No. 13)	If the Mortgagor receives a bona fide solicited or unsolicited offer from an unaffiliated third party to (i) purchase the Mortgaged Property or (ii) a greater than 50% interest in the Mortgagor and in the profits and losses of the Mortgagor, ACME Supermarkets, the sole tenant, has a right of first refusal to purchase the Mortgaged Property or such interest. The Mortgagor is required to promptly deliver a notice (the “ROFR Notice”) to the sole tenant setting forth the material terms of the proposed transaction and the sole tenant will have 15 business days from receipt of the ROFR Notice to purchase (or designate a purchaser of) the Mortgaged Property or interest provided no event of monetary event of default exists under the sole tenant’s lease during such notice period. The failure of the sole tenant to exercise its right of first refusal on one or more occasions will not affect its ability to exercise its right of first refusal on any subsequent occasions. The sole tenant’s right of first refusal will not apply to a

E-1B-1

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
transfer of the Mortgaged Property or interest in the Mortgagor to (a) to an affiliate of the Mortgagor, to any lender or designee of the lender (or an affiliate of lender) or to the purchaser at a foreclosure or deed-in-lieu of foreclosure, (b) the first to occur of (x) the first transfer of the Mortgaged Property by the Mortgagor to an unaffiliated third party or (y) the first transfer of more than 50% interest in the Mortgagor to an unaffiliated third party, or (c) the first to occur of (x) the first transfer by a purchaser or transferee described in clause (a) above of the Mortgaged Property to an unaffiliated third party or (y) the first transfer of 50% or greater interest in such purchaser or transferee of the Mortgaged Property to an unaffiliated third party.
(10) Condition of Property	Bell Works (Loan No. 22)	The property condition assessment report prepared in connection with the origination of the Mortgage Loan recommended immediate and short-term repairs estimated to cost approximately $89,200 in the aggregate. No escrow was established at origination of the Mortgage Loan with respect to the cost of such repairs.
(16) Insurance	Kingston Square Apartments (Loan No. 2)	The Mortgagor is permitted to maintain a portion of the required insurance coverage with insurance companies which do not meet the ratings requirements provided that the Mortgagor is required to replace such insurance companies with sufficiently rated carriers at policy renewal or earlier if the current A.M. Best rating of any such insurance company is withdrawn or downgraded.
(16) Insurance	A&R Hospitality Portfolio (Loan No. 30)

The Mortgage Loan documents permit the Mortgagor to maintain property insurance for the Home2Suites Daphne Mortgaged Property from an insurer, Tower Hill Prime Insurance Company, that currently has a rating of B+ VII from A.M. Best Company (which is lower than that required under this Representation and Warranty No. 16) and is not rated by either Moody’s Investors Service, Inc. or S&P Global Ratings (the “Tower Hill Policy”), provided, however, the Mortgagor is required to replace the Tower Hill Policy with a property insurance policy from an insurer satisfying the requirements of this Representation and Warranty No. 16 (i) upon the expiration of the Tower Hill Policy in May 2023 or (ii) if, prior to the expiration of the Tower Hill Policy, the current A.M. Best rating is withdrawn or downgraded. The Mortgage Loan documents provide full recourse to the Mortgagor and guarantor in an amount equal to the difference between the proceeds received by the lender in connection with a casualty at the Home2Suites Daphne Mortgaged Property and the amount of coverage set forth in the Tower Hill Policy that the Mortgagor would be entitled to, for so long as the Tower Hill Policy (i) is in effect and (ii) does not satisfy the requirements otherwise set forth in the Mortgage Loan documents.

In addition, the A&R Hospitality Portfolio Whole Loan has a principal balance in excess of $50.0 million; however, the A&R Hospitality Portfolio Whole Loan documents only require business interruption or rental loss insurance for a period of at least twelve months, plus a six-month extended period of indemnity.

	ACME Mahwah (Loan No.13)	The Mortgage Loan documents permit the Mortgagor to rely on the insurance or self-insurance provided by Acme Supermarkets, the sole tenant at the related Mortgaged Property, provided that, among other conditions, (i) the related lease remains in full force and effect, (ii) the insurance maintained by Acme Supermarkets meets the

E-1B-2

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
requirements of its lease, (iii) the insurance required to be maintained by Acme Supermarkets under its lease satisfies the applicable insurance coverages required in the Mortgage Loan documents with the exception of Acme Supermarket’s $250,000 property deductible and Acme Supermarket’s $500,000 general liability deductible/self-insured retention which are acceptable to the lender and (iv) the lender receives evidence that such insurance is being so maintained.
(24) Local Law Compliance	Park West Village (Loan No.1)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Park West Village Whole Loan agreement.
Yorkshire & Lexington Towers (Loan No. 3)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.

	Rising Sun Towne Centre (Loan No. 18)	The zoning report delivered in connection with the origination of the Mortgage Loan did not include search results with respect to any municipal code violations. The Mortgage Loan documents also require the Mortgagor to (a) remove, or cause to be removed, any violations of record as of loan origination, (b) complete any and all repairs at the Mortgaged Property in order to remediate such violations and (c) deliver to the lender within 60 days of loan origination evidence reasonably acceptable to the lender of completion of all of such violations work and removal of record of all of such violations. The updated zoning report may show that the Mortgaged Property is subject to certain municipal code violations.
	3455 Veterans Hwy (Loan No. 25)	The zoning report indicated the Mortgaged Property is legal non-conforming as to minimum landscape buffer and minimum lot width.
	ACME Mahwah (Loan No. 13)	Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the borrower to cure such violations.
	South Michigan Avenue (Loan No. 14)	Certain building code violations are open at the Mortgaged Property. The Mortgage Loan documents require the borrower to cure such violations.

E-1B-3

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
	Kingston Square Apartments (Loan No. 2)	Certain building and fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the borrower to cure such violations.
	A&R Hospitality Portfolio (Loan No. 30)	The Quality Inn Gulf Shores Mortgaged Property is legal non-conforming as to use as hotel uses require a conditional use permit under the current zoning code and the Mortgagor has not obtained such a permit. In addition, the Beachside Gulf Shores Mortgaged Property is legal non-conforming with respect to certain property conditions, including an excess in impervious surface coverage by 4,705 feet, a landscaped area deficit by 8,299 square feet and a deficit in the landscape buffer abutting a thoroughfare by up to ten feet. If a legal non-conforming structure is damaged or destroyed and the cost to reconstruct such structure does not exceed 50% of the value of the entire structure before the destruction or damage, such structure may be reconstructed to its prior legal non-conforming condition provided that (i) a building permit is secured and (ii) reconstruction is started within one year from the date of the destruction or damage, and such reconstruction is diligently pursued to completion. If a legal non-conforming structure is destroyed or damaged and the cost to reconstruct such structure is in excess of 50% of the value of the entire structure before the destruction or damage, such structure may only be restored in accordance with the current zoning code. The Mortgage Loan documents provide recourse to the Mortgagor and guarantor in an amount equal to (i) with respect to the Quality Inn Gulf Shores Mortgaged Property, the allocated loan amount applicable to the Quality Inn Gulf Shores Mortgaged Property, together with any applicable yield maintenance premium, if the Quality Inn Gulf Shores Mortgaged Property suffers a casualty and as a result cannot be operated substantially in the form that existed prior to the casualty and (ii) with respect to the Beachside Resort Mortgaged Property, an amount (not to exceed the applicable allocated loan amount) such that (a) the debt service coverage ratio for the Mortgage Loan is not less than 2.27:1.00 and (b) the debt yield for the Mortgage Loan is not less than 16.4%, if the Beachside Gulf Shores Mortgaged Property suffers a casualty and cannot be restored to substantially the same physical condition and configuration as existed before the casualty.
(25) Licenses and Permits	Park West Village (Loan No. 1)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Park West Village Whole Loan agreement.
Yorkshire & Lexington Towers (Loan No. 3)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged

E-1B-4

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.
	A&R Hospitality Portfolio (Loan No. 30)	The Quality Inn Gulf Shores Mortgaged Property is legal non-conforming as to use as hotel uses require a conditional use permit under the current zoning code and the Mortgagor has not obtained such a permit.
(26) Recourse Obligations	Yorkshire & Lexington Towers (Loan No. 3)	Recourse for losses related to misapplication of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation awards is limited to intentional misapplication of the same.
	Bell Works (Loan No. 22)	Recourse for losses related to misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation awards is limited to intentional misappropriation or conversion of the same.
(27) Mortgage Releases	All BMO Mortgage Loans (other than Hampton Inn Richmond and Albertsons Clovis)	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(29) Acts of Terrorism Exclusion	All of the BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(31) Single-Purpose Entity	Bell Works (Loan No. 22)	The related Mortgagor previously owned certain other unrelated property in addition to the collateral for the Mortgage Loan. The Mortgage Loan documents are recourse to the related Mortgagor in connection with the prior ownership of such other unrelated property.
(37) No Material Default; Payment Record	All BMO Mortgage Loans (other than A&R Hospitality Portfolio)	With respect to any covenants under the related Mortgage Loan that require the related borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the borrower may have been (or may be) in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(39) Organization of Mortgagor	Park West Village (Loan No. 1) Yorkshire & Lexington Towers (Loan No. 3)	The Mortgagors are affiliated through a common sponsor.

E-1B-5

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(42) Appraisal	Park West Village (Loan No. 1)	The appraisal of the Mortgaged Property is dated as of April 25, 2022 and the effective date of valuation is January 20, 2022, which is more than six months before the Mortgage Loan origination date of August 3, 2022.

E-1B-6

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(CITI REAL ESTATE FUNDING INC.)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	PHX Industrial & LA Retail Portfolio (Loan No. 12)	The lease for the largest tenant at the Chandler Tech Center Mortgaged Property, Comtech EF, representing approximately 62.9% of the net rentable area, provides such tenant with a right of first offer to purchase Mortgaged Property (or a portion of the Mortgaged Property which includes the premises that is the subject of such tenant’s lease) upon the Mortgagor’s desire to market the Mortgaged Property (or such portion of the Mortgaged Property which includes the premises that is the subject of such tenant’s lease) for sale to an unaffiliated third party. Pursuant to a subordination and non-disturbance agreement, such tenant agreed that such right of first offer shall be expressly inapplicable: (i) in the event of a foreclosure, conveyance in lieu of foreclosure or the exercise of any other right asserted under or in respect of the mortgage by the holder thereof (or by any affiliate or nominee of such holder) and ii) in connection with the immediately succeeding sale of the Mortgaged Property by the holder of the mortgage (or such affiliate or nominee of such holder) following a foreclosure or conveyance in lieu thereof.
(16) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(16) Insurance	PHX Industrial & LA Retail Portfolio (Loan No. 12)

The Mortgagor may cause the insurance required under the Mortgage Loan documents for the Winn Dixie Baton Rouge Mortgaged Property to be maintained by the sole tenant at such Mortgaged Property, Winn-Dixie, provided, that, among other conditions, (A) Winn-Dixie’s lease is in full force and effect and there is no default thereunder, (B) Winn-Dixie or any guarantor under Winn-Dixie’s lease remains fully liable for the obligations and liabilities under such lease, (C) Winn-Dixie’s lease will remain in full force and effect following a casualty and Winn-Dixie is obligated to rebuild and/or repair the Winn Dixie Baton Rouge Mortgaged Property at its sole cost and expense, (D) the lender is named as a mortgagee/loss payee on insurance policies maintained by Winn Dixie in relation to Winn Dixie’s leased space, and (E) Winn Dixie maintains, either through a program of self-insurance or otherwise, insurance policies meeting the requirements of (x) such tenant’s lease and (y) the Mortgage Loan documents, except with respect to (1) the required property deductible, and (2) the wind/named storm deductible.

With respect to the foregoing clause (E), Winn Dixie’s windstorm policy provides for a $20,000,000 deductible and Winn Dixie’s general liability policy provides for a $2,000,000 deductible, either of which may not be considered to be a customary deductible.

E-1B-7

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(24) Local Law Compliance (25) Licenses and Permits	Lakes Medical Center (Loan No. 11)

Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, the Mortgaged Property is non-conforming as to parking. The Mortgaged Property is deficient by 23 parking spaces. Pursuant to the Mortgage Loan documents, the Mortgagor is required to either (i) stripe the number of parking spaces required by any applicable municipality and/or pursuant to applicable legal requirements, or (ii) obtain a zoning variance or similar documentation (in form and substance satisfactory to the lender) reflecting that (x) the number of parking spaces at the Mortgaged Property is approved by the applicable municipality and/or sufficient pursuant to applicable legal requirements, and (y) all applicable violations or citations have been cleared of record.

In addition, the Mortgaged Property does not have a valid certificate of occupancy for unit 1030. Pursuant to the Mortgage Loan documents, the Mortgagor is required to obtain the final certificate of occupancy for unit 1030 within 30 days after origination of the Mortgage Loan; provided, however, that the lender, in its sole and absolute discretion, may extend such deadlines for so long as the Mortgagor provides evidence reasonably satisfactory to the lender that the Mortgagor is diligently pursuing completion of the same.

The zoning report delivered in connection with the origination of the Mortgage Loan showed certain other outstanding fire code violations affecting the Mortgaged Property.

(26) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(29) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation 16 are also exceptions to this Representation 29.
(37) No Material Default; Payment Record	All CREFI Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

E-1B-8

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(UBS AG)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	Phoenix Industrial Portfolio IX (Loan No. 4)	The general liability insurance policy for the Mortgaged Properties has a non-customary deductible of $500,000.
(24) Local Law Compliance (25) Licenses and Permits	Phoenix Industrial Portfolio IX (Loan No. 4)	At origination of the Phoenix Industrial Portfolio IX Mortgage Loan: (i) none of the tenants at the Phoenix Industrial Portfolio IX – Memphis Mortgaged Property have either a temporary certificate of occupancy (“TCO”) or a permanent certificate of occupancy (“PCO”) (notably, however, the applicable jurisdiction does not issue TCOs); and (ii) (a) the largest tenant at the Phoenix Industrial Portfolio IX – Rockford Mortgaged Property, Amazon.com Services LLC, has a TCO but does not have a PCO and (b) the second largest tenant at the Phoenix Industrial Portfolio IX – Rockford Mortgaged Property, Timber Industries LLC, does not have a TCO or a PCO. The Mortgage Loan documents require the Mortgagor to (a) continue to renew (or cause each applicable tenant to renew) each TCO prior to its expiration until the PCO is issued for the Phoenix Industrial Portfolio IX – Rockford Mortgaged Property, (b) with respect to the Phoenix Industrial Portfolio IX – Memphis Mortgaged Property, continue to comply (or cause each applicable tenant to comply) with (i) all legal requirements applicable to the use and occupancy of the applicable tenant’s space and (ii) all procedures required for the issuance of a PCO until such time as all PCOs are issued for the Phoenix Industrial Portfolio IX – Memphis Mortgaged Property and (c) promptly deliver to the lender copies of each renewed TCO related to the Phoenix Industrial Portfolio IX – Rockford Mortgaged Property and each PCO upon its issuance.
(24) Local Law Compliance (25) Licenses and Permits	469 7th Avenue (Loan No. 8)	The Mortgaged Property is subject to an existing fire code violation relating to inspection and recertification of the fire alarm and sprinkler systems. The Mortgagor covenants in the Mortgage Loan documents that it has completed all required remedial work on the fire alarm and sprinkler systems and that it has requested inspection and certification thereof by the applicable governmental authority. The Mortgagor further covenants that if such inspection results in any requirement by such governmental authority of additional remedial or corrective action, the Mortgagor will use diligent commercially reasonable efforts to complete such additional remedial or corrective action no later than sixty (60) days following receipt of notice of such additional remedial or corrective action, which sixty (60) day period will be extended by the lender so long as the Mortgagor can provide the lender with reasonably satisfactory evidence that the Mortgagor has commenced such remedial or corrective action and is diligently pursuing the same. The Mortgagor represents that the requested inspection and certification remain pending. So long as the Mortgagor does not cancel, postpone or fail to cooperate with any requested or scheduled inspection of such remedial work by the applicable governmental authority, the failure of the governmental

E-1B-9

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
authority to conduct such inspection will not constitute a default under the Mortgage Loan documents.
(24) Local Law Compliance (25) Licenses and Permits	469 7th Avenue (Loan No. 8)	At origination of the 469 7th Avenue Mortgage Loan, a temporary certificate of occupancy (“TCO”) relating to a change in use following certain renovations to the Mortgaged Property was required but had not been received. The Mortgage Loan documents require the Mortgagor to (a) use its commercially reasonable efforts and diligently and in good faith cause the TCO to be issued as promptly as possible, (b) once the TCO is issued, maintain the TCO and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is issued, (c) diligently and in good faith pursue completion of all of the conditions required under applicable legal requirements including, without limitation, causing any violations with respect to the Mortgaged Property to be removed of record, for the issuance of the PCO, and (d) cause to be delivered to the lender copies of the initial TCO, any updated TCO, and the PCO, in each case promptly upon its issuance.
(31) Single-Purpose Entity	Phoenix Industrial Portfolio IX (Loan No. 4)	One of the Mortgagors, Phoenix Memphis Industrial Investors LLC, is a special purpose entity that previously owned a vacant parcel in the vicinity of the Phoenix Industrial Portfolio IX – Memphis Mortgaged Property (the “Previously Owned Property”) prior to the origination date that is not collateral for the Mortgage Loan, does not comprise the Mortgaged Properties and which was sold to an affiliate of the Mortgagors prior to origination of the Mortgage Loan.

E-1B-10

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(STARWOOD MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(24) Local Law Compliance	Park West Village (Loan No. 1)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property.
(24) Local Law Compliance	Bayou City Portfolio (Loan No. 7)	The Creekside Apartments Mortgaged Property is the subject of certain building code violations.
(24) Local Law Compliance	Knoxville MHC Portfolio (Loan No. 35)	The Island Estates I Mortgaged Property, the Island Estates II Mortgaged Property and a portion of the Cove Lake South Mortgaged Property are each legal non-conforming as to use.
(25) Licenses and Permits	Park West Village (Loan No. 1)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property.
(41) Appraisal	Park West Village (Loan No. 1)	The appraisal of the Mortgaged Property is dated as of April 25, 2022 and the effective date of valuation is January 20, 2022, which is more than six months before the Mortgage Loan origination date of August 3, 2022.

E-1B-11

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(LMF COMMERCIAL, LLC)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Center Pointe Plaza I (Loan No. 6)	Home Depot, the largest tenant at the Mortgaged Property, has a right of first offer to purchase its leased premises if the Mortgagor intends to sell the entire Mortgaged Property or the Home Depot leased premises to an unaffiliated third party.
(24) Local Law Compliance	561 Clinton Street (Loan No. 44)

The commercial use at the Mortgaged Property is a pre-existing legally non-conforming use, as commercial uses are not permitted uses under current zoning laws. In the event of a casualty affecting 75% or more of the total floor area, the Mortgaged Property may only be restored in accordance with the current zoning laws.

Additionally, there is advertising signage affixed to the exterior of the Mortgaged Property pursuant to a license agreement between the Mortgagor and the licensee for a one-year term. The signage is not permitted in the zoning district without a permit. No permit has been provided by the licensee.

(24) Local Law Compliance	2015 Walnut Street (Loan No. 48)

At Mortgage Loan origination, there were two open building code violations that were identified as required repairs: completing a fire alarm system inspection and a fired sprinkler system inspection. Pursuant to an architect’s letter obtained at origination, all violations have been addressed by the Mortgagor and are awaiting inspection/clearance from the municipality.

Additionally, the current certificate of occupancy at the Mortgaged Property does not provide for retail/restaurant use (the Mortgaged Property consists of eight apartment units and one take-out restaurant). While the Mortgagor does have a permit allowing for the take-out restaurant use, a new certificate of occupancy reflecting the take-out restaurant is required to be obtained.

(25) Licenses and Permits	561 Clinton Street (Loan No. 44)

See exception #24 above relating to the non-permitted signage.

The current certificate of occupancy for the Mortgaged Property permits four residential units, and the Mortgaged Property currently has five units. The Mortgagor is in the process of obtaining a certificate of occupancy for the additional unit.

E-1B-12

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(READYCAP COMMERCIAL, LLC)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(10) Condition of Property

Union and Chapin Industrial
(Loan No. 21)

Village at Rankin
(Loan No. 37)

Valley Paradise
(Loan No. 46)

Harbor View Apartments
(Loan No. 47)

Centerbrooke Self Storage
(Loan No. 27)

Warwick Self Storage
(Loan No. 34)

The property condition reports are dated more than twelve (12) months prior to the Cut-off Date.
(36) Origination and Underwriting	Centerbrooke Self Storage (Loan No. 27) Warwick Self Storage (Loan No. 34)	The Mortgage Loan Seller was not the originator of the Mortgage Loan; however, to the knowledge of the Mortgage Loan Seller, the Mortgage Loan was, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(39) Organization of Mortgagor	Centerbrooke Self Storage (Loan No. 27)	The Mortgagor is an affiliate of the Mortgagor on the Warwick Self Storage mortgage loan.
(39) Organization of Mortgagor	Warwick Self Storage (Loan No. 34)	The Mortgagor is an affiliate of the Mortgagor on the Centerbrooke Self Storage mortgage loan.
(41) Appraisal	Centerbrooke Self Storage (Loan No. 27)	The appraisal is dated more than twelve (12) months prior to the Closing Date.

E-1B-13

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(SUTHERLAND ASSET I, LLC)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(10) Condition of Property	Greenhaven Townhouses (Loan No. 45)	The property condition reports are dated more than twelve (12) months prior to the Cut-off Date.
(32) Defeasance	LaGrange Pointe (Loan No. 39)	The Mortgage Loan documents permit defeasance within two years after the Closing Date, but only if the Mortgagor provides an opinion of counsel (satisfactory to lender in its sole discretion) stating (among other things) that the Defeasance will not cause the Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code.
(36) Origination and Underwriting	LaGrange Pointe (Loan No. 39)	The Mortgage Loan Seller was not the originator of the Mortgage Loan; however, to the knowledge of the Mortgage Loan Seller, the Mortgage Loan was, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.

E-1B-14

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(3650 REAL ESTATE INVESTMENT TRUST 2 LLC)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	Central States Industrial Portfolio (Loan No. 17)

The sole tenant at the Evergreen Mortgaged Property, Sherwood Foods, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure or any subsequent sale of the Mortgaged Property by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure.

The sole tenant at the Schoolcraft Mortgaged Property, MacLean Master, has a right of first offer to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

(7) Permitted Liens; Title Insurance	Central States Industrial Portfolio (Loan No. 17)	See exception to Representation and Warranty No. 6, above.
(10) Condition of Property	La Habra Marketplace (Loan No. 16)	The related property condition report is dated August 19, 2021, which is not within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(10) Condition of Property	Icon One Daytona (Loan No. 19)	The related property condition report is dated July 25, 2021, which is not within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(16) Insurance	Central States Industrial Portfolio (Loan No. 17)

The Mortgage Loan documents permit the Mortgagor to rely on the insurance maintained by the tenants at each of the related Mortgaged Properties for certain of the insurance coverages required under the Mortgage Loan documents, provided that, among other conditions, (i) the related lease (or an approved replacement lease) is in full force and effect, (ii) the related tenant is maintaining the insurance required to be maintained in the applicable lease and (iii) the insurance required to be maintained in the applicable lease satisfies the applicable insurance coverages required under the Mortgage Loan documents.

Under the Mortgage Loan documents, certain of the related Mortgaged Properties are exempted from having to fully comply with the insurance provisions of the Mortgage Loan documents pending the expiration of certain existing insurance policies including (i) the

E-1B-15

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Lone Oak Mortgaged Property with respect to “special” and “all risks” coverage until September 2, 2022, (ii) the Evergreen Mortgaged Property, the Rochester Mortgaged Property, the Wayne Mortgaged Property and the Lone Oak Mortgaged Property with respect to loss of rents and/or business interruption coverage until September 2, 2022, (iii) the Evergreen Mortgaged Property, the Rochester Mortgaged Property and the Martel Mortgaged Property with respect to insurance company ratings until September 1, 2022, July 1, 2023 and June 30, 2023, respectively, and (iv) the Evergreen Mortgaged Property, the Rochester Mortgaged Property, the Martel Mortgaged Property and the Lone Oak Mortgaged Property with respect to terrorism coverage until September 2, 2022.
(27) Mortgage Releases	La Habra Marketplace (Loan No. 16)	Upon the occurrence of certain events set forth in the Mortgage Loan documents, the Mortgagor may obtain the release of a portion of the related Mortgaged Property occupied by Regal Entertainment Group for which the Mortgage Loan documents do not provide an allocated loan amount; provided, however, the Mortgagor is required to, among other conditions (i) prepay the Mortgage Loan in an amount sufficient to satisfy the greater of certain (x) debt yield and (y) loan-to-value ratio thresholds set forth in the Mortgage Loan documents, subject to a minimum prepayment of $5,000,000 and a maximum prepayment of $9,000,000 in the event the servicer elects to waive any applicable yield maintenance premium and (ii) satisfy customary REMIC requirements.
(29) Acts of Terrorism Exclusion	Central States Industrial Portfolio (Loan No. 17)	See exception to Representation and Warranty No. 16, above.
(32) Defeasance	Icon One Daytona (Loan No. 19)	A REMIC declaration was made with respect to the Mortgage Loan on August 17, 2022. The Mortgage Loan may be defeased beginning on the day after August 30, 2024, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(39) Organization of Mortgagor	Art Ovation Hotel (Loan No. 24) Icon One Daytona (Loan No. 19)	The related Mortgagors are affiliated entities.
(41) Appraisal	La Habra Marketplace (Loan No. 16)	The related appraisal is dated August 18, 2021, which is not within 12 months of the Cut-off Date.
(41) Appraisal	Icon One Daytona (Loan No. 19)	The related appraisal is dated July 27, 2021, which is not within 12 months of the Cut-off Date.

E-1B-16

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(SABAL CAPITAL II, LLC)

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

E-1B-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX F

CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
Nov 15, 2022	11,207,000.00	Mar 15, 2027	11,207,000.00
Dec 15, 2022	11,207,000.00	Apr 15, 2027	11,207,000.00
Jan 15, 2023	11,207,000.00	May 15, 2027	11,207,000.00
Feb 15, 2023	11,207,000.00	Jun 15, 2027	11,207,000.00
Mar 15, 2023	11,207,000.00	Jul 15, 2027	11,207,000.00
Apr 15, 2023	11,207,000.00	Aug 15, 2027	11,206,901.66
May 15, 2023	11,207,000.00	Sep 15, 2027	11,028,514.50
Jun 15, 2023	11,207,000.00	Oct 15, 2027	10,791,639.53
Jul 15, 2023	11,207,000.00	Nov 15, 2027	10,580,647.56
Aug 15, 2023	11,207,000.00	Dec 15, 2027	10,341,634.86
Sep 15, 2023	11,207,000.00	Jan 15, 2028	10,128,423.23
Oct 15, 2023	11,207,000.00	Feb 15, 2028	9,914,161.49
Nov 15, 2023	11,207,000.00	Mar 15, 2028	9,645,093.02
Dec 15, 2023	11,207,000.00	Apr 15, 2028	9,428,443.63
Jan 15, 2024	11,207,000.00	May 15, 2028	9,183,928.69
Feb 15, 2024	11,207,000.00	Jun 15, 2028	8,965,003.98
Mar 15, 2024	11,207,000.00	Jul 15, 2028	8,718,276.14
Apr 15, 2024	11,207,000.00	Aug 15, 2028	8,497,053.73
May 15, 2024	11,207,000.00	Sep 15, 2028	8,274,741.24
Jun 15, 2024	11,207,000.00	Oct 15, 2028	8,024,718.55
Jul 15, 2024	11,207,000.00	Nov 15, 2028	7,800,075.04
Aug 15, 2024	11,207,000.00	Dec 15, 2028	7,547,785.27
Sep 15, 2024	11,207,000.00	Jan 15, 2029	7,320,787.80
Oct 15, 2024	11,207,000.00	Feb 15, 2029	7,092,671.45
Nov 15, 2024	11,207,000.00	Mar 15, 2029	6,784,151.05
Dec 15, 2024	11,207,000.00	Apr 15, 2029	6,553,379.38
Jan 15, 2025	11,207,000.00	May 15, 2029	6,295,129.52
Feb 15, 2025	11,207,000.00	Jun 15, 2029	6,061,943.54
Mar 15, 2025	11,207,000.00	Jul 15, 2029	5,801,345.61
Apr 15, 2025	11,207,000.00	Aug 15, 2029	5,565,721.56
May 15, 2025	11,207,000.00	Sep 15, 2029	5,328,935.56
Jun 15, 2025	11,207,000.00	Oct 15, 2029	5,064,836.36
Jul 15, 2025	11,207,000.00	Nov 15, 2029	4,825,576.86
Aug 15, 2025	11,207,000.00	Dec 15, 2029	4,559,072.01
Sep 15, 2025	11,207,000.00	Jan 15, 2030	4,317,314.67
Oct 15, 2025	11,207,000.00	Feb 15, 2030	4,074,364.78
Nov 15, 2025	11,207,000.00	Mar 15, 2030	3,751,829.45
Dec 15, 2025	11,207,000.00	Apr 15, 2030	3,506,082.99
Jan 15, 2026	11,207,000.00	May 15, 2030	3,233,269.07
Feb 15, 2026	11,207,000.00	Jun 15, 2030	2,984,960.85
Mar 15, 2026	11,207,000.00	Jul 15, 2030	2,709,655.43
Apr 15, 2026	11,207,000.00	Aug 15, 2030	2,458,760.22
May 15, 2026	11,207,000.00	Sep 15, 2030	2,206,626.82
Jun 15, 2026	11,207,000.00	Oct 15, 2030	1,927,601.14
Jul 15, 2026	11,207,000.00	Nov 15, 2030	1,672,376.69
Aug 15, 2026	11,207,000.00	Dec 15, 2030	1,430,041.25
Sep 15, 2026	11,207,000.00	Jan 15, 2031	1,210,885.38
Oct 15, 2026	11,207,000.00	Feb 15, 2031	990,632.10
Nov 15, 2026	11,207,000.00	Mar 15, 2031	696,421.94
Dec 15, 2026	11,207,000.00	Apr 15, 2031	473,586.83
Jan 15, 2027	11,207,000.00	May 15, 2031	225,434.73
Feb 15, 2027	11,207,000.00	Jun 15, 2031 and thereafter	0.00

F-1

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Summary of Terms	21
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	170
Transaction Parties	267
Description of the Certificates	364
The Mortgage Loan Purchase Agreements	397
The Pooling and Servicing Agreement	407
Use of Proceeds	507
Yield, Prepayment and Maturity Considerations	507
Material Federal Income Tax Consequences	522
Certain State, Local and Other Tax Considerations	533
ERISA Considerations	533
Legal Investment	541
Certain Legal Aspects of the Mortgage Loans	542
Ratings	562
Plan of Distribution (Underwriter Conflicts of Interest)	565
Incorporation of Certain Information by Reference	566
Where You Can Find More Information	567
Financial Information	567
Legal Matters	567
Index of Certain Defined Terms	568

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$627,847,000
(Approximate)

BMO 2022-C3 Mortgage Trust
(as Issuing Entity)

BMO Commercial
Mortgage Securities LLC
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2022-C3

Class A-1	$7,733,000
Class A-2	$98,048,000
Class A-3	$13,327,000
Class A-4	$0 – $165,000,000
Class A-5	$202,694,000 –
$367,694,000
Class A-SB	$11,207,000
Class X-A	$498,009,000
Class X-B	$129,838,000
Class A-S	$65,808,000
Class B	$32,905,000
Class C	$31,125,000

PROSPECTUS

BMO Capital Markets

Citigroup

UBS Securities LLC

Co-Lead Managers and Joint Bookrunners

Regions Securities LLC

Bancroft Capital, LLC

Drexel Hamilton

Co-Managers

September           , 2022